                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-75209


THE INFORMATION CONTAINED IN THIS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 13, 2000


                       PRELIMINARY PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED MARCH 30, 2000)

                          $734,519,000 (APPROXIMATE)

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                   Depositor

                         KEYBANK NATIONAL ASSOCIATION
                     BRIDGER COMMERCIAL REALTY FINANCE LLC
                                      and

                         SALOMON BROTHERS REALTY CORP.
                             Mortgage Loan Sellers

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-KEY1
                                --------------
     INVESTING IN THE CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-15 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 7 IN THE ACCOMPANYING PROSPECTUS.

     The certificates are asset backed securities issued by the trust. The certificates are not obligations of Prudential Securities Secured Financing Corporation or its affiliates or any other person, and are not guaranteed or insured by any person.

     This prospectus supplement may be used to offer and sell the certificates only if it is accompanied by the prospectus dated March 30, 2000. The trust fund:

   o  The trust fund will consist primarily of a pool of 167 mortgage loans.

   o The mortgage loans are generally secured by first liens on commercial and multifamily properties.

   o As of June 1, 2000 the mortgage loans had an aggregate principal balance of $818,406,907.

The certificates:

   o  The trust fund will issue 19 classes of certificates.

   o Only the certificates described on the following table are being offered by this prospectus supplement and the prospectus.

   o  The certificates accrue interest from June 1, 2000.

--------------------------------------------------------------------------------

                                    INITIAL CLASS        INITIAL            SCHEDULED          CERTIFICATE
                                     CERTIFICATE      PASS-THROUGH     FINAL DISTRIBUTION        RATING
                                       BALANCE            RATE                DATE            (MOODY'S/S&P)
                                   ---------------   --------------   --------------------   --------------
Class A-1 Certificates .........    $134,000,000              %          June 15, 2009           Aaa/AAA
Class A-2 Certificates .........    $471,621,000              %        February 15, 2010         Aaa/AAA
Class B Certificates ...........    $ 34,782,000              %         March 15, 2010           Aa2/AA
Class C Certificates ...........    $ 40,920,000              %         April 15, 2010            A2/A
Class D Certificates ...........    $ 10,230,000              %         April 15, 2010            A3/A-
Class E Certificates ...........    $ 10,230,000              %          May 15, 2010           Baa1/BBB+
Class F Certificates ...........    $ 18,414,000              %       September 15, 2010        Baa2/BBB
Class G Certificates ...........    $ 14,322,000              %        December 15, 2010        Baa3/BBB-

--------------------------------------------------------------------------------
(Footnotes to table on pages S-1 and S-2)

                                --------------
     On or about June   , 2000, Prudential Securities Secured Financing
Corporation will sell these securities to Prudential Securities Incorporated, Salomon Smith Barney Inc. and McDonald Investments Inc., which will sell the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The depositor will
receive approximately $     in sale proceeds, plus accrued interest, less
expenses. Prudential Securities Incorporated, Salomon Smith Barney Inc. and McDonald Investments Inc. expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme,
Luxembourg, or the Euroclear System, in Europe on or about June   , 2000.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                --------------
PRUDENTIAL SECURITIES                                     SALOMON SMITH BARNEY
                            MCDONALD INVESTMENTS
            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JUNE   , 2000.

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
         Commercial Mortgage Pass-Through Certificates, Series 2000-KEY1
                      Geographic Overview of Mortgage Pool


WAGHINGTON
6 properties
$37,635,167
4.60% of total

OREGON
3 properties
$8,153,835
1.00% of total

NEVADA
7 properties
$39,781,780
4.86% of total

CALIFORNIA
34 properties
$186,745,147
22.82% of total

ARIZONA
3 properties
$8,328,450
1.02% of total

NEW MEXICO
1 property
$4,865,678
0.59% of total

COLORADO
4 properties
$13,004,495
1.59% of total

KANSAS
2 properties
$3,476,644
0.42% of total

TEXAS
20 properties
$99,484,346
12.16% of total

OKLAHOMA
1 property
$742,358
0.09% of total

LOUISIANA
2 properties
$6,818,009
0.83% of total

KENTUCKY
2 properties
$11,211,303
1.37% of total

FLORIDA
7 properties
$18,190,292
2.22% of total

GEORGIA
3 properties
$12,824,770
1.57% of total

TENNESSEE
2 properties
$19,222,742
2.35% of total

VIRGINIA
4 properties
$29,548,534
3.61% of total

MARYLAND
3 properties
$46,239,958
5.65% of total

DISTRICT OF COLUMBIA
3 properties
$5,908,937
0.72 of total

DELAWARE
4 properties
$7,393,340
0.90% of total

NEW JERSEY
7 properties
$28,612,319
3.50% of total

RHODE ISLAND
1 property
$995,605
0.12% of total

MASSACHUSETTS
2 properties
$12,053,531
1.47% of total

NEW YORK
12 PROPERTIES
$39,266,731
4.80% of total

PENNSYLVANIA
10 properties
$31,037,407
3.79% of total

OHIO
5 properties
$14,311,452
1.75% of total

INDIANA
3 properties
$23,077,791
2.82% of total

MICHIGAN
4 properties
$13,265,117
1.62% of total

WISCONSIN
1 property
$2,722,580
0.33% of total

ILLINOIS
7 properties
$25,170,000
3.08% of total

MINNESOTA
5 properties
$12,876,079
1.57% of total

MISSOURI
3 properties
$8,060,266
0.98% of total

NEBRASKA
1 property
$30,410,327
3.72% of total

UTAH
2 properties
$2,978,693
0.36% of total

IDAHO
2 properties
$6,670,589
0.82% of total

ALASKA
3 properties
$7,322,635
0.89% of total

[ ] < 1.00%
     of Initial Pool Balance

[ ] 1.01 - 5.00%
     of Initial Pool Balance

[ ] 5.01 - 10.00%
     of Initial Pool Balance

[ ] > 10.00%
     of Initial Pool Balance

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the certificates is provided in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to a particular class of certificates, including your class; and

     o this prospectus supplement, which describes the specific terms of your class of certificates.

     You should rely only on the information contained in this prospectus supplement and accompanying prospectus. You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

     IF THE DESCRIPTION OF THE CERTIFICATES VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Cross-references are included in this prospectus supplement and in the prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents on page iii and the table of contents in the prospectus on page 2. You can find the definitions of terms that are used in this prospectus supplement beginning on page S-139 in this prospectus supplement and under the caption "Glossary" beginning on page 119 in the prospectus.


                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement (including the prospectus and a form of this prospectus supplement). The prospectus and this prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in the prospectus and this prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of the World Wide Web site is http://www.sec.gov.

     The SEC allows us to "incorporate by reference" information that the depositor files with it, which means that the depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the prospectus and this prospectus supplement. Information that the depositor files later with the SEC will automatically update the information in the prospectus and this prospectus supplement. In all cases, you should rely on the later information over different information included in the prospectus or this prospectus supplement. The depositor incorporates by reference any future annual, monthly and special reports and proxy materials filed with respect to any trust fund until we terminate offering the certificates. The depositor has determined that its financial statements are not material to the offering of any of the certificates. See "Financial Information." As a recipient of this prospectus, you may request a copy of any document the depositor incorporates by reference, except exhibits to the documents

(unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: David Rodgers, (212) 214-1000.
                            ---------------------

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.

                               TABLE OF CONTENTS

              Prospectus Supplement

Important Notice About Information
   Presented In This Prospectus
   Supplement And The
   Accompanying Prospectus ................      i
Where You Can Find More
   Information ............................      i
Summary ...................................    S-1
Risk Factors ..............................   S-15
Description Of The Mortgage Pool ..........   S-49
Prudential Securities Secured
   Financing Corporation ..................   S-78
Mortgage Loan Sellers .....................   S-78
Description Of The Certificates ...........   S-83
Yield And Maturity Considerations .........   S-94
Master Servicer And Special Servicer.......  S-103
The Pooling And Servicing
   Agreement ..............................  S-104
Certain Legal Aspects of the
   Mortgage Loans .........................  S-128
Material Federal Income Tax
   Consequences ...........................  S-131
Erisa Considerations ......................  S-132
Legal Investment ..........................  S-136
Plan Of Distribution ......................  S-137
Use Of Proceeds ...........................  S-137
Legal Matters .............................  S-137
Ratings ...................................  S-138
Glossary ..................................  S-139
Annex A--Mortage Loan
   Characteristics ........................    A-1
Annex B--Additional Multifamily
   Loan Characteristics ...................    B-1
Annex C--Additional Step Loan and
   Interest-Only Loan Characteristics .....    C-1
Annex D--Affiliated Borrowers .............    D-1
Annex E--Form or Statement to
   Certificateholders .....................    E-1


Annex F--Structural and Collateral
   Term Sheet and Top Ten Loan
   Description ............................ F-1

                   Prospectus

Important Notice about Information
   Presented in this Prospectus and the
   Accompanying Prospectus
   Supplement .............................   3
Where You Can Find More
   Information ............................   4
Reports ...................................   4
Summary of Prospectus .....................   6
Risk Factors ..............................   7
The Depositor .............................  23
Use of Proceeds ...........................  24
Description of the Certificates ...........  24
The Mortgage Pools ........................  30
Servicing of the Mortgage Loans ...........  35
Credit Enhancement ........................  45
Material Legal Aspects of the
   Mortgage Loans .........................  50
Material Federal Income Tax
   Consequences ...........................  72
State and Other Considerations ............ 111
ERISA Considerations ...................... 111
Legal Investment .......................... 114
Plan of Distribution ...................... 116
Legal Matters ............................. 117
Financial Information ..................... 117
Rating .................................... 117
Glossary .................................. 119

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    SUMMARY

     The following summary is a short description of the main terms of the offering of the securities. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read both this prospectus supplement and the prospectus.



                                                                                           APPROXIMATE
                    INITIAL CERTIFICATE                              APPROXIMATE          PERCENTAGE OF
                    BALANCE OR NOTIONAL         RATINGS         PERCENTAGE OF CUT-OFF     SUBORDINATED
      CLASS             BALANCE (1)         MOODY'S/S&P (2)          DATE BALANCE          SECURITIES
      -----             -----------         ---------------          ------------          ----------
 Offered Certificates
 Class A-1 (3)          $134,000,000            Aaa/AAA                  16.37%               26.00%
 Class A-2 (3)          $471,621,000            Aaa/AAA                  57.63%               26.00%
 Class B                $ 34,782,000             Aa2/AA                   4.25%               21.75%
 Class C                $ 40,920,000              A2/A                    5.00%               16.75%
 Class D                $ 10,230,000             A3/A-                    1.25%               15.50%
 Class E                $ 10,230,000           Baa1/BBB+                  1.25%               14.25%
 Class F                $ 18,414,000            Baa2/BBB                  2.25%               12.00%
 Class G                $ 14,322,000           Baa3/BBB-                  1.75%               10.25%
 Private Certificates (not offered hereby)
 Class X                $818,406,907            Aaa/AAAr                   NAP                  NAP
 Class H                $ 32,736,000             NR/BB+                   4.00%                6.25%
 Class J                $  4,092,000             Ba2/BB                   0.50%                5.75%
 Class K                $  6,138,000            Ba3/BB-                   0.75%                5.00%
 Class L                $ 12,276,000             NR/B+                    1.50%                3.50%
 Class M                $ 10,230,000             B2/NR                    1.25%                2.25%
 Class N                $  6,138,000             B3/NR                    0.75%                1.50%
 Class O                $ 12,277,907             NR/NR                    1.50%                0.00%

--------
(1) The initial certificate principal balances or notional balance for each class of certificates may vary by up to 5%.

(2) Ratings are by Moody's and S&P. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the likelihood or frequency of prepayments (both voluntary and involuntary), the possibility that you might suffer a lower than expected yield, the likelihood of receipt of prepayment premiums or yield maintenance charges, any allocation of prepayment interest shortfalls, or the likelihood of collection by the master servicer of default interest.

(3) The percentages indicated under the column "Approximate Percentage of Subordinated Securities" with respect to the Class A-1 and Class A-2 Certificates represent the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.

                                                            EXPECTED
                                        WEIGHTED       AMORTIZATION PERIOD
                                      AVERAGE LIFE        (MONTH/YEAR)
    CLASS       PASS-THROUGH RATE      (YEARS)(1)              (1)
--------------------------------------------------------------------------------
 Offered Certificates
 Class A-1      (2)                        5.689          7/2000- 6/2009
 Class A-2      (2)                        9.311          6/2009- 2/2010
 Class B                                   9.661          2/2010- 3/2010
 Class C                                   9.774          3/2010- 4/2010
 Class D                                   9.792          4/2010- 4/2010
 Class E                                   9.850          4/2010- 5/2010
 Class F                                  10.037          5/2010- 9/2010
 Class G                                  10.258          9/2010-12/2010
 Private Certificates (not offered hereby)
 Class X        (7)                        9.036           7/2000-8/2019
 Class H                                  10.660         12/2010- 9/2011
 Class J                                  11.208          9/2011- 9/2011
 Class K                                  11.352          9/2011-12/2011
 Class L                                  11.600         12/2011- 2/2012
 Class M                                  11.693          2/2012- 3/2012
 Class N                                  12.368          3/2012- 1/2013
 Class O                                  13.897          1/2013- 8/2019

--------
(1) Assumes a prepayment scenario of 0% CPR, with each ARD Loan prepaying in full on the related Anticipated Repayment Date, and no defaults. See "Yield and Maturity Considerations--Weighted Average Life" herein.

(2) The pass-through rates for the Class A-1 and Class A-2 Certificates for each distribution date will be equal to the fixed rates per annum set forth in the table; provided, in each case, that the pass-through rates will not exceed the Weighted Average Net Mortgage Rate.

(3)   Initial Pass-Through Rate. The pass-through rate for the Class  , Class
      and Class   Certificates will be a per annum rate equal to the Weighted
      Average Net Mortgage Rate, less    %,    % and    %, respectively.

(4)   Initial Pass-Through Rate. The pass-through rate will be a per annum rate
      equal to the Weighted Average Net Mortgage Rate, less    %.

(5)   Initial Pass-Through Rate. The pass-through rate will be a per annum rate
      equal to the Weighted Average Net Mortgage Rate, less    %.

(6)   Initial Pass-Through Rate. The pass-through rate will be a per annum rate
      equal to the Weighted Average Net Mortgage Rate, less    %.

(7) Initial Pass-Through Rate. The related pass-through rate will be a per annum rate equal to a fraction, (a) the numerator of which is the excess of (i) the Weighted Average Net Mortgage Rate multiplied by the Class X notional balance over (ii) the weighted averages of the pass-through rates of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates multiplied by the sum of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificate Balances, and (b) the denominator of which is the Class X notional balance.

     The Class R-I, Class R-II and Class R-III Certificates are not represented in this table and are not offered hereby.

                               RELEVANT PARTIES


DEPOSITOR..............   Prudential Securities Secured Financing Corporation


MASTER SERVICER........   Key Corporate Capital Inc. d/b/a Key Commercial
                          Mortgage


SPECIAL SERVICER.......   Lennar Partners, Inc.


TRUSTEE................   The Chase Manhattan Bank.


MORTGAGE LOAN SELLERS...  The mortgage loans will be purchased from KeyBank
                          National Association (92 mortgage loans, representing approximately 59.0% of the cut-off date balance), Bridger Commercial Realty Finance LLC (55 mortgage loans, representing approximately 21.6% of the cut-off date balance) and Salomon Brothers Realty Corp (20 mortgage loans, representing approximately 19.4% of the cut-off date balance). KeyBank National Association acquired 62 mortgage loans, representing approximately 38.9% of the cut-off date balance, from National Realty Finance L.C.


TRANSFEROR.............   Prudential Securities Credit Corp., LLC


UNDERWRITERS...........   Prudential Securities Inc., Salomon Smith Barney
                          Inc. and McDonald Investment Inc.


CONTROLLING CLASS......   The most subordinate class of principal balance
                          certificates that has at least 25% of its initial principal balance still outstanding. If no class has at least 25% of its initial principal balance still outstanding, the most subordinate class of principal balance certificates still outstanding will be the controlling class.


DIRECTING
 CERTIFICATEHOLDER......  The Controlling Class certificateholder selected by the holders of more than 50% of the percentage interests in the Controlling Class. The master servicer and the special servicer must notify the directing certificateholder before taking certain actions. The directing certificateholder may replace the special servicer without cause.


                         SIGNIFICANT DATES AND PERIODS


CUT-OFF DATE...........   June 1, 2000.


CLOSING DATE...........   On or about June  , 2000.


DETERMINATION DATE.....   The 11th day of any month, or if the 11th day is not
                          a business day, the next succeeding business day. The first Determination Date will be July 11, 2000.

DISTRIBUTION DATE......   The 15th day of each month, or if that day is not a
                          business day, the next succeeding business day, provided, however, that no distribution date will fall on a date that is fewer than four business days after the related Determination Date. The first distribution date will be July 17, 2000.


SCHEDULED FINAL
 DISTRIBUTION DATE......  The distribution date on which a class principal balance would become zero if there are no defaults, delinquencies, prepayments, modifications or extensions of the mortgage loans after June 1, 2000.




                          SCHEDULED FINAL
CLASS                    DISTRIBUTION DATE
---------------------   -------------------
  Class A-1 .........   June 15, 2009
  Class A-2 .........   February 15, 2010
  Class B ...........   March 15, 2010
  Class C ...........   April 15, 2010
  Class D ...........   April 15, 2010
  Class E ...........   May 15, 2010
  Class F ...........   September 15, 2010
  Class G ...........   December 15, 2010

                          It is very unlikely that these assumptions will hold true.
RATED FINAL
 DISTRIBUTION DATE......  The distribution date occurring two years after the latest amortization date for any of the mortgage loans as of the closing date. The Rated Final Distribution Date is May 17, 2032.

RECORD DATE............   For each distribution date, the close of business on
                          the last business day of the prior month.

INTEREST ACCRUAL
 PERIOD                   For each distribution date, the prior calendar month.

COLLECTION PERIOD......   The period beginning on the day after the
                          Determination Date in the preceding month and ending on the Determination Date in the month in which the payment is made. The Collection Period for the first distribution date will begin on the day after the cut-off date.

DUE DATE...............   The day on which payments on a particular mortgage
                          loan are due (disregarding any applicable grace periods). The due date for all of the mortgage loans is the first day of the month.

                          OVERVIEW OF THE CERTIFICATES


     The trust fund will issue 19 classes of certificates in an aggregate principal amount equal to $818,406,907. Eight of those classes of certificates are being offered by this prospectus supplement. The remaining classes of certificates will be issued separately in a private offering.


     The Classes offered hereby are:

       Class A-1

       Class A-2

       Class B

       Class C

       Class D

       Class E

       Class F

       Class G


     The certificates will be paid solely from collections on the mortgage loans in the mortgage pool and funds on deposit in certain accounts. The certificates are asset backed securities issued by the trust. The certificates are not obligations of Prudential Securities Secured Financing Corporation or its affiliates or any other person, and are not guaranteed or insured by any person.

     We are offering only the offered certificates to you with this prospectus supplement and the prospectus, and are not offering the private certificates to you.

     Information on Class X Certificates is included in this summary. Class X represents an interest-only strip with a notional balance equal to the aggregate of all classes of certificates in the trust fund. Class X receives interest payments pro rata with Class A-1 and Class A-2 and prior to Class B, Class C, Class D, Class E, Class F and Class G.

CERTIFICATE DESIGNATIONS


     In this prospectus supplement, we will refer to the following groups of certificates by the indicated designations:





DESIGNATION                                    RELATED CLASSES
--------------------------------------------   ----------------------------------------------------
   Offered certificates ....................   Classes A-1, A-2, B, C, D, E, F and G
   Private certificates ....................   Classes X, H, J, K, L, M, N, O, R-I, R-II and R-III
   Senior certificates .....................   Classes A-1, A-2 and X
   Principal balance certificates ..........   A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and O
   Interest only certificates ..............   Class X
   Subordinate certificates ................   Classes B, C, D, E, F, G, H, J, K, L, M, N and O
   Residual certificates ...................   Classes R-I, R-II and R-III

DENOMINATIONS..........   We will issue the offered certificates in the
                          following denominations:

                           o the Class A-1 and Class A-2 Certificates in minimum denominations of $25,000 and multiples of $1.00 in excess of $25,000;

                           o        the Class B Certificates in minimum
                                    denominations of $50,000 and multiples of $1.00 in excess of $50,000; and

                           o Class C, Class D, Class E, Class F and Class G Certificates in minimum denominations of $100,000 and multiples of $1.00 in excess of $100,000.


DISTRIBUTIONS TO SENIOR
 CERTIFICATES..........   On each distribution date, funds available for
                          distribution from the mortgage loans, net of prepayment premiums, will be distributed to the holders of the senior certificates in the following order:

                           o Interest on Senior Certificates: to pay interest pro rata to the holders of the senior certificates in an amount equal to their interest entitlement.

                           o        Principal on Class A-1 and Class A-2
                                    Certificates: to pay principal from the
                                    funds available for principal distributions to the holders of the Class A-1 and Class A-2 Certificates, in that order, until reduced to zero. If the principal amount of each class of principal balance certificates other than the Class A-1 and Class A-2 Certificates has been reduced to zero, funds available for principal distributions will be distributed to the holders of the Class A-1 and Class A-2 Certificates, pro rata, rather than sequentially.

                           o        Reimbursement of Class A-1 and Class A-2
                                    Losses: to reimburse the holders of the
                                    Class A-1 and Class A-2 Certificates, pro rata, for any losses on the mortgage loans that resulted in an unreimbursed reduction of the principal balances of those certificates.


DISTRIBUTIONS TO
 SUBORDINATE
 CERTIFICATES..........   On each distribution date, following the above
                          distributions on the senior certificates, the trustee will distribute the remaining portion of the funds available for distribution to the holders of each class of subordinate certificates in alphabetical order of class designation. In the case of each class of subordinate certificates, the payments will be as follows:

                           o first, distributions of interest in an amount equal to the class's interest entitlement;

                           o second, to pay principal from the funds available for principal distributions, if the principal balance of the Class A-1 and Class A-2 Certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation has been reduced to zero; and

                           o third, to reimburse the class for any losses on the mortgage loans that resulted in an unreimbursed reduction of the principal balance of that class of certificates.

                          Each class of subordinate certificates will receive distributions only after all required distributions have been made on the senior certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation.


DISTRIBUTION OF
 PREPAYMENT PREMIUMS...   Any prepayment premium collected on a mortgage loan
                          during a Collection Period will be distributed on the next distribution date as and to the extent set forth in this prospectus supplement.


SUBORDINATION..........   The rights of the subordinate certificates to
                          receive payments of principal and interest will be subordinated to the rights of the senior certificates.
                          Each class of subordinate certificates is also subordinate to the rights of holders of each other class of subordinate certificates with an earlier alphabetical class designation.

                          Entitlement to receive principal and interest on any distribution date is depicted in descending order. No principal will be paid on the next class of certificates until the principal balance of the previous class of certificates has been reduced to zero. The manner in which mortgage loan losses are allocated is depicted in ascending order.


                                Class A-1, Class
                                      A-2,

                                     Class X

                                     Class B

                                     Class C

                                     Class D

                                     Class E

                                     Class F

                                     Class G

                                Class H through O


                          Subordination results from:

                           o applying the funds available from the mortgage loans in the order described above; and

                           o allocating losses on the mortgage loans and certain default-related and unanticipated expenses of the trust to the certificates in reverse order of their alphabetical class designations.

                          After the balances of all subordinate certificates have been reduced to zero, losses are allocated to the Class A-1 and Class A-2 Certificates in proportion to their class principal balances.

                          The certificates have no other form of credit enhancement.


CLEARANCE AND
 SETTLEMENT.............  You must hold your certificates in book-entry form. In the United States, we will deliver through the facilities of The Depository Trust Company. In Europe, we may deliver through the facilities of Clearstream Banking, societe anonyme, Luxembourg, or the Euroclear System. DTC, Clearstream or Euroclear rules and operating procedures govern transfers within the system.

ADVANCES...............   The master servicer must make advances for
                          delinquent payments of principal (except for delinquent balloon payments) and/or interest on the loans. The master servicer must also make advances to cover certain servicing expenses. If the master servicer fails to make a required advance, the trustee must make it.

                          Advances are required only if the advancing party determines in its reasonable discretion that they are ultimately recoverable from future collections on the related mortgage loan or mortgaged property.

                          All advances will accrue interest at the "prime rate."

                          To the extent not offset by collected late payment charges or default interest on the related loan, payments of advance interest will reduce the cash available to pay interest on the most subordinate class of certificates then outstanding.

                          For more detailed information, you should refer to "The Pooling and Servicing Agreement--Advances" in this prospectus supplement.


APPRAISAL REDUCTIONS...   If certain adverse events or circumstances occur or
                          exist with respect to a loan or the related mortgaged property, the special servicer must obtain a new appraisal of the mortgaged property. If the principal balance of the loan, plus certain other amounts due under the loan, is more than 90% of the new appraised value plus certain reserves pledged as collateral for the loan, the amount of interest that the master servicer is required to advance will be reduced. Due to the payment priorities, this reduction in advances will reduce the cash available to pay interest on the most subordinate class of certificates then outstanding.


EARLY TERMINATION......   The trust fund may be terminated and therefore the
                          certificates may be redeemed early by designated entities when the outstanding aggregate scheduled principal balance of the mortgage loans is reduced to 1% of the cut-off date balance of the mortgage loans.

                          For more detailed information, you should refer to "Description of the Certificates--Early Termination" in this prospectus supplement.

                                THE TRUST FUND


THE TRUST FUND.........   The trust fund will use the net proceeds from the
                          issuance and sale of the certificates to purchase, on the closing date, the assets that make up the mortgage pool from the depositor. The depositor will use a portion of the funds from the issuance and sale of the securities to purchase the commercial mortgages directly or indirectly from KeyBank National
                          Association, Bridger Commercial Realty Finance LLC and
                          Salomon Brothers Realty Corp. as mortgage loan sellers.

                          The assets of the mortgage pool will consist of fixed rate commercial mortgage loans that are secured by first liens on commercial and multifamily properties or ground leases thereon. The mortgage loans will have a total outstanding principal balance of $818,406,907 as of June 1, 2000.


PROPERTY OF THE
 TRUST FUND...............  The trust fund will primarily include the following, to the extent provided in the pooling and servicing agreement:

                           o the mortgage loans and collections on the mortgage loans on and after the cut-off date;

                           o any mortgaged property that has been foreclosed upon by master servicer or the special servicer on behalf of the trust fund;

                           o the collection account and the distribution account;

                           o rights to proceeds under certain insurance policies that cover the mortgaged properties;

                           o rights and remedies for any breaches of representations, warranties and covenants made by the mortgage loan sellers; and

                           o other rights under the documents relating to the mortgage loans, the mortgages and the mortgaged properties.

                          The composition of the assets making up the mortgage pool is described in this prospectus supplement and in the schedules to this prospectus supplement, which constitute an integral part of this prospectus supplement.


THE MORTGAGE POOL......   The assets of the trust fund will primarily consist
                          of the mortgage loans. Each mortgage loan constitutes the obligation of one or more persons to repay a specified sum with interest. The mortgage loans will be secured by first liens on the fee simple or leasehold estate in one or more commercial or multifamily residential properties.

                          The composition of the mortgage loans in the mortgage pool as of the cut-off date is summarized below. For more detailed information, you should refer to the section in this prospectus supplement titled "Description of the Mortgage Pool" and to the Annex A attached to this prospectus supplement.

                          The "cut-off date balance" is the aggregate of the cut-off date principal balances of the mortgage loans.



                     GENERAL MORTGAGE LOAN CHARACTERISTICS
                           (AS OF THE CUT-OFF DATE)



CUT-OFF DATE BALANCE (PLUS OR MINUS 5%) .......................   $818,406,907
NUMBER OF MORTGAGE LOANS ......................................   167
AVERAGE CUT-OFF DATE LOAN BALANCE .............................   $ 4,900,640
HIGHEST CUT-OFF DATE LOAN BALANCE .............................   $30,410,327
LOWEST CUT-OFF DATE LOAN BALANCE ..............................   $   351,672
WEIGHTED AVERAGE MORTGAGE RATE (GROSS) ........................   8.195%
WEIGHTED AVERAGE MORTGAGE RATE (NET) ..........................   8.123%
RANGE OF MORTGAGE RATES (NET) .................................   6.808% -- 9.608%
WEIGHTED AVERAGE REMAINING AMORTIZATION TERM (MONTHS) .........   335.1
RANGE OF AMORTIZATION TERMS (MONTHS) ..........................   137 -- 359
WEIGHTED AVERAGE UNDERWRITTEN DSCR ............................   1.306x
RANGE OF DSCRS ................................................   1.13x -- 1.83x
WEIGHTED AVERAGE LTV ..........................................   71.52%
RANGE OF LTVS .................................................   31.53 -- 91.39%
WEIGHTED AVERAGE BALLOON/ARD LTV ..............................   62.28%
PERCENTAGE OF CUT-OFF DATE BALANCE MADE UP OF:
 BALLOON LOANS (EXCLUDING ARD LOANS) ..........................   88.1  %
 ARD LOANS ....................................................   10.9  %
 FULLY AMORTIZING LOANS .......................................   1.0  %
RANGE OF MATURITY YEARS/ARD DATES .............................   2005 -- 2019

   A first lien on a fee simple or leasehold estate in a mortgaged property secures each loan.

      o Fee--159 loans (representing approximately 96.3% of the cut-off date balance)

      o Leasehold--5 loans (representing approximately 1.9% of the cut-off date balance)

      o Both fee and leasehold--3 loans (representing approximately 1.8% of the cut-off date balance)

     The mortgage pool includes 5 separate sets of cross-collateralized loans. The largest of these sets constitutes approximately 2.5% of the cut-off date balance.

     The mortgage loans generally are not insured or guaranteed by any person or entity. You should consider all of the loans to be non-recourse loans.

     162 loans (representing approximately 99.0% of the cut-off date balance) are Balloon Loans. 10 of these Balloon Loans (representing approximately 10.9% of the cut-off date balance) are ARD Loans.

   Property types included in the mortgage pool include:

      o retail--39 properties (representing approximately 29.9% of the cut-off date balance)

      o multifamily--46 properties (representing approximately 27.8% of the cut-off date balance)

      o office--31 properties (representing approximately 19.9% of the cut-off date balance)

      o industrial--20 properties (representing approximately 9.8% of the cut-off date balance)

      o hospitality--3 properties (representing approximately 3.6% of the cut-off date balance)

      o manufactured housing--30 properties (representing approximately 5.6% of the cut-off date balance)

      o mixed use--6 properties (representing approximately 2.8% of the cut-off date balance)

      o self-storage--4 properties (representing approximately 0.6% of the cut-off date balance)

     Loans secured by properties located in California and Texas each represent 10% or more of the cut-off date balance. Also, loans secured by properties located in Maryland represent 5% or more, but less than 10%, of the cut-off date balance. None of the remaining 32 jurisdictions have mortgaged properties securing loans representing 5% or more of the cut-off date balance.

     No set of mortgage loans to a single borrower or to a single group of affiliated borrowers constitutes more than approximately 2.49% of the cut-off date balance.

     77 mortgaged properties (representing approximately 47.6% of the cut-off date balance) are at least 20% occupied by a major tenant or the borrower.

     96 loans (representing approximately 76.7% of the cut-off date balance) permit the borrower to defease its loan, subject to certain conditions.

     Information with respect to the prepayment provisions of the mortgage loans and a Prepayment Lockout/Premium Analysis chart is included in this prospectus supplement.

                                OTHER FEATURES


FEDERAL TAX STATUS.....   Elections will be made to treat designated portions
                          of the trust fund as three separate "real estate mortgage investment conduits", each referred to as a "REMIC". All of the offered certificates will constitute "regular interests" in a REMIC. The offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Certain classes not part of the offered certificates will constitute "residual interests" in a REMIC. This means you will be required to include in income all interest on our certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting. The Class , and Certificates are expected to be treated for federal income tax reporting purposes as having been issued with original issue discount.

                          If you are a mutual savings bank or domestic building and loan association, the offered certificates held by you will represent interests in "qualifying real property loans" within the meaning of Section 593(d) of the Tax Code. If you are a REIT, the offered certificates held by you will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Tax Code, and income with respect to offered certificates will be considered "interest on obligations secured by mortgages on real property or on interests in property" within the meaning of
                          Section 856(c)(3)(B) of the Tax Code. If you are a domestic building and loan association, the offered certificates held by you will generally constitute a "regular or residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Tax Code only to the extent that the mortgage loans are secured by multifamily apartment buildings.

                          For additional information concerning the application of United States federal income tax laws to the trust fund and the certificates, you should refer to the section in the prospectus titled "Material Federal Income Tax Consequences."


ERISA..................   The Class A-1 and Class A-2 Certificates and the
                          Class X Certificates are generally eligible for purchase by employee benefit plans, subject to certain considerations discussed in the sections in this prospectus supplement and the prospectus titled "ERISA
                          Considerations."

                          The other classes of offered certificates, however, may not be acquired by any employee benefit plan or an individual retirement plan. This prohibition does not apply to an insurance company investing assets of its general account under circumstances that would qualify for an exemption under Sections I and III of prohibited transaction class exemption 95-60.

                          You should refer to sections in this prospectus supplement and the prospectus titled "ERISA Considerations." If you are a benefit plan fiduciary considering purchase of the certificates of any class you should, among other things, consult with your counsel to determine whether all required conditions have been satisfied.


SMMEA..................   The offered certificates will not constitute
                          mortgage-related securities pursuant to SMMEA. For more information, you should refer to sections in the prospectus supplement and the prospectus titled "Legal
                          Investment."

                                 RISK FACTORS

   You should carefully consider the following risks and those in the prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment. You can find the definitions of capitalized terms that are used in this section beginning on page S-139 in this prospectus supplement and under the caption "Glossary" beginning on page 119 in the prospectus.

   This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the prospectus.

THE REPAYMENT OF A MULTIFAMILY      The mortgage loans are secured by various
OR COMMERCIAL MORTGAGE LOAN IS      types of income-producing commercial
DEPENDENT ON THE CASH FLOW          properties. Because, among other things,
PRODUCED BY THE PROPERTY, WHICH     commercial lending typically involves
CAN BE VOLATILE AND                 larger loans, it is generally thought to
INSUFFICIENT TO ALLOW TIMELY        expose a lender to greater risk than
PAYMENT ON YOUR CERTIFICATES.       one-to-four family residential lending.

                                    The repayment of a commercial mortgage
                                    loan is typically dependent upon the
                                    ability of the applicable mortgaged
                                    property to produce cash flow. Even the
                                    liquidation value of a commercial
                                    mortgaged property is determined, in
                                    substantial part, by the amount of the
                                    mortgaged property's cash flow or its
                                    potential to generate cash flow. However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                    A large number of factors may adversely
                                    affect the net operating income, cash flow and property value of the mortgaged properties. Some of these factors relate to the mortgaged property itself, such as:

                                     (1) the age, design and construction
                                         quality of the mortgaged property;

                                     (2) perceptions regarding the safety,
                                         convenience and attractiveness of the
                                         mortgaged property;

                                     (3) the proximity and attractiveness of
                                         competing properties;

                                     (4) the adequacy of the mortgaged
                                         property's management and
                                         maintenance;

                                     (5) increases in operating expenses at
                                         the mortgaged property and in
                                         relation to competing properties;

                                     (6) an increase in the capital
                                         expenditures needed to maintain the
                                         mortgaged property or make
                                         improvements;

                                     (7)  the dependence upon a single tenant,
                                          or a concentration of tenants in a
                                          particular business or industry;

                                     (8)  a decline in the financial condition
                                          of a major tenant;

                                     (9)  an increase in vacancy rates; and

                                     (10) a decline in rental rates as leases
                                          are renewed or entered into with new
                                          tenants.

                                    Others factors are more general in nature, such as:

                                     (1) national, regional or local economic
                                         conditions, including plant closings,
                                         military base closings, industry
                                         slowdowns and unemployment rates;

                                     (2) local real estate conditions, such as
                                         an oversupply of competing
                                         properties, space or housing;

                                     (3) demographic factors;

                                     (4) decreases in consumer confidence;

                                     (5) changes in consumer tastes and
                                         preferences; and

                                     (6) retroactive changes in building
                                         codes.

                                    The volatility of net operating income
                                    will be influenced by many of the
                                    foregoing factors, as well as by:

                                     (1) the length of tenant leases;

                                     (2) the creditworthiness of tenants;

                                     (3) tenant defaults;

                                     (4) in the case of rental properties, the
                                         rate at which new rentals occur; and

                                     (5) the property's "operating leverage"
                                         (i.e., the percentage of total
                                         property expenses in relation to
                                         revenue, the ratio of fixed operating
                                         expenses to those that vary with
                                         revenues, and the level of capital
                                         expenditures required to maintain the
                                         property and to retain or replace
                                         tenants).

                                    A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under loans.

MULTIFAMILY PROPERTIES ARE          46 of the mortgaged properties,
SUBJECT TO UNIQUE RISKS WHICH       representing approximately 27.8% of the
MAY REDUCE PAYMENTS ON YOUR         cut-off date balance, are multifamily
CERTIFICATES.                       properties. Mortgage loans that are
                                    secured by liens on those types of
                                    properties are exposed to unique risks
                                    particular to those types
                                    of properties. Some significant factors
                                    affecting the value and successful
                                    operation of a multifamily rental property include:

                                     (1) the location of the property;

                                     (2) the number of competing residential
                                         developments in the local market
                                         (such as apartment buildings,
                                         manufactured housing communities and
                                         single family homes);

                                     (3) the physical attributes of the
                                         multifamily building (such as its age
                                         and appearance);

                                     (4) state and local regulations affecting
                                         the property.

                                     (5) its reputation;

                                     (6) the ability of management to provide
                                         adequate maintenance and insurance;
                                         and

                                     (7) the types of services provided by the
                                         property.

                                    Some states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

                                    In addition to state regulation of the
                                    landlord-tenant relationship, numerous
                                    counties and municipalities impose rent
                                    control on apartment buildings. These
                                    ordinances may limit rent increases to
                                    fixed percentages, to percentages of
                                    increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair that borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

                                    Adverse economic conditions, either
                                    local, regional or national, may:

                                     (1) limit the amount of rent that can be
                                         charged for rental units;

                                     (2) adversely affect tenants' ability to
                                         pay rent; and

                                     (3) result in a reduction in timely rent
                                         payments or a reduction in occupancy
                                         levels without a corresponding
                                         decrease in expenses.

                                    Construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements may also affect occupancy and rent levels. Because multifamily rental property is typically leased on a short-term basis, its occupancy rate may be subject to rapid decline, including for some of the foregoing reasons. In addition, reductions in the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing. In addition, the characteristics of a neighborhood may change over time or in relation to newer developments reducing the mortgage property's value and its cash flow.

                                    Finally, the cost of operating a
                                    multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws or affordable housing-related use restrictions reserving a portion of the units for low-end and moderate-income tenants which could impact the future cash flows of those properties.

COOPERATIVELY-OWNED APARTMENT       Generally, a tenant-shareholder of a
BUILDINGS ARE SUBJECT TO            cooperative corporation must make a
ADDITIONAL RISKS WHICH MAY          monthly maintenance payment to the
REDUCE PAYMENTS ON YOUR             cooperative corporation that owns the
CERTIFICATES.                       subject apartment building. That payment
                                    represents the tenant-shareholder's
                                    proportional share of the corporation's
                                    payments with respect to the mortgage loan secured by the property, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to the property, less any other income that the cooperative corporation may realize. In addition to risks generally associated with real estate, adverse economic conditions, either local, regional or national, may impair the financial conditions of individual tenant-shareholders or their ability to sublet the subject apartments, reducing the likelihood tenants can make required maintenance payments. In addition, the lender on any mortgage loan secured by a cooperatively-owned apartment building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on that building will be subject to a risk associated with that sponsor's creditworthiness.

SPECIAL LOW-INCOME HOUSING TAX      Some multifamily rental properties are
CREDITS MAY NOT ALWAYS BE           eligible to receive low-income housing tax
AVAILABLE TO THE BORROWER DUE       credits pursuant to Section 42 of the Tax
TO RENT CONTROL LAWS AND LACK       Code. However, rent limitations associated
OF INTERESTED TENANTS WHICH MAY     therewith may adversely affect the ability
RESULT IN REDUCED PAYMENTS ON       of the applicable borrowers to increase
YOUR CERTIFICATES.                  rents to maintain those mortgaged
                                    properties in proper condition during
                                    periods of rapid inflation or declining
                                    market value of the mortgaged properties.
                                    In addition, the income restrictions on
                                    tenants imposed by Section 42 of the Tax
                                    Code may reduce the number of eligible
                                    tenants in those mortgaged properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the rental properties eligible to receive tax credits under Section 42 of the Tax Code and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

CONDOMINIUM PROJECTS ARE            3 of the mortgaged properties,
SUBJECT TO ADDITIONAL RISKS         representing approximately 1.7% of the
WHICH MAY REDUCE PAYMENTS ON        cut-off date balance, are secured in whole
YOUR CERTIFICATES                   or in part by the related borrower's
                                    ownership interest in all or a portion of the units/space in a residential or commercial condominium project and the related voting rights in the owner's association for the project. In each case, the related borrower does not have a controlling vote in the owners' association which is comprised of both residential and commercial unit owners.
                                    Despite having less than a controlling
                                    voting interest, the consent of the
                                    related borrowers would be necessary to
                                    effect substantial changes in the
                                    condominium regime that would be expected to materially affect the current use and operation of the related properties. Due to the nature of condominiums and each borrower's ownership interest therein, a default on any of these mortgage loans will not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying mortgaged property as is generally available with respect to properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral of these pooled mortgage loans could subject the trust to greater delay, expense and risk than a loan secured by a property that is not a condominium.

OFFICE PROPERTIES ARE SUBJECT       31 of the mortgaged properties,
TO UNIQUE RISKS WHICH MAY           representing approximately 19.9% of the
REDUCE PAYMENTS ON YOUR             cut-off date balance, are office
CERTIFICATES.                       properties. Mortgage loans that are
                                    secured by liens on office properties are exposed to unique risks particular to office properties. Some of the significant factors affecting the value and successful operation of an office property include:

                                     (1) the quality of the tenants in the
                                         building;

                                     (2) the physical attributes of the
                                         building in relation to competing
                                         buildings;

                                     (3) the location of the building with
                                         respect to the central business
                                         district or population centers;

                                     (4) demographic trends within the
                                         metropolitan area, including any
                                         trend to move away from or towards
                                         the central business district;

                                     (5) social trends combined with space
                                         management trends (which may change
                                         towards options such as
                                         telecommuting);

                                     (6) tax incentives offered to businesses
                                         by cities or suburbs adjacent to or
                                         near the city where the building is
                                         located; and

                                     (7) the strength and stability of the
                                         market area as a desirable business
                                         location.

                                    In addition to risks generally associated with real estate, cash flows from mortgage loans secured by office properties are also significantly affected by the following factors:

                                     (1) adverse changes in population and
                                         economic growth, which generally
                                         create demand for office space;

                                     (2) local competitive conditions,
                                         including the supply of office space
                                         or construction of new competitive
                                         office buildings;

                                     (3) the quality and management philosophy
                                         of the management of office
                                         properties;

                                     (4) the attractiveness of the properties
                                         and the surrounding neighborhood to
                                         tenants and their customers or
                                         clients; and

                                     (5) the necessity of major repairs or
                                         improvements to satisfy the needs of
                                         tenants.

                                    An economic decline in the businesses
                                    operated by its tenants may reduce the
                                    office property's value and cash flow. An economic decline may also result in one or more significant tenants ceasing operations at those locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of those tenants, the tenants' general cessation of business activities or for other reasons). The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                    The expiration of space leases and the
                                    ability of the respective borrowers to
                                    renew or relet the space on comparable
                                    terms affect repayment of the related
                                    mortgage loans. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the office properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

                                    Office properties are also subject to
                                    competition with other office properties in the same market. Competition is affected by a building's:

                                     (1) age;

                                     (2) condition;

                                     (3) design (including floor sizes and
                                         layout);

                                     (4) access to transportation;

                                     (5) availability of parking; and

                                     (6) ability to offer amenities to its
                                         tenants (including sophisticated
                                         building systems, such as fiberoptic
                                         cables, satellite communications or
                                         other base building technological
                                         features); office properties that are
                                         not equipped to accommodate the needs
                                         of modern business may become
                                         functionally obsolete and thus
                                         non-competitive.

                                    The success of an office property also
                                    depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by factors such as labor cost and quality, tax environment and quality of life matters, such as housing costs, schools and cultural amenities. A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

RETAIL PROPERTIES ARE SUBJECT       39 of the mortgaged properties,
TO UNIQUE RISKS WHICH MAY           representing approximately 29.9% of the
REDUCE PAYMENTS ON YOUR             cut-off date balance, are retail
CERTIFICATES.                       properties. Mortgage loans that are
                                    secured by liens on retail properties are exposed to unique risks particular to those types of properties.

                                    Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties are affected by various factors including, but not limited to, the following:

                                     (1) the ability to lease space in those
                                         properties;

                                     (2) the ability of tenants to meet their
                                         lease obligations;

                                     (3) the possibility of a significant
                                         tenant becoming bankrupt or
                                         insolvent; and

                                     (4) other fundamental aspects of real
                                         estate such as location and market
                                         demographics.

                                    The correlation between the success of
                                    tenant businesses and property value is
                                    more direct with respect to retail
                                    properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents, and may also cause those tenants to become unable to pay their base rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights.

                                    Repayment of the related mortgage loans
                                    will also be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

                                    Whether a shopping center is "anchored" or "unanchored" is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. An anchor tenant's failure to renew its lease, the termination of its lease, its bankruptcy or economic decline, or its cessation of the business (notwithstanding any continued payment of rent) can materially reduce the economic performance of a shopping center. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

                                    Unlike other types of commercial
                                    properties, retail properties also face
                                    competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars, and reduce demand for retail space by retail companies. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect value of and cash flow from related retail properties.

                                    In addition to risks generally associated with real estate, cash flows from mortgage loans secured by retail properties are also significantly affected by the following factors:

                                     (1) adverse changes in consumer spending
                                         patterns;

                                     (2) local competitive conditions,
                                         including the supply of retail space
                                         or the existence or construction of
                                         new competitive shopping centers or
                                         shopping malls;

                                     (3) the quality and management philosophy
                                         of the management;

                                     (4) the attractiveness of the properties
                                         and surrounding neighborhood to
                                         tenants and their customers;

                                     (5) the public perception of the safety
                                         of customers (at shopping malls and
                                         shopping centers, for example); and

                                     (6) the necessity of major repairs or
                                         improvements to satisfy the needs of
                                         tenants.

HOTEL AND MOTEL PROPERTIES ARE      3 of the mortgaged properties,
SUBJECT TO UNIQUE RISKS WHICH       representing approximately 3.6% of the
MAY REDUCE PAYMENTS ON YOUR         cut-off date balance, are hotels or
CERTIFICATES                        motels. Mortgage loans that are secured by
                                    liens on hotel and motel properties are
                                    exposed to unique risks particular to
                                    those types of properties.

                                    Hotel and motel properties may include
                                    full service hotels, resort hotels with
                                    many amenities, limited service hotels,
                                    hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity.

                                    Some of the significant factors affecting the value and successful operation of hotel and motel properties include:

                                     (1) location, quality and franchise
                                         affiliation;

                                     (2) adverse economic conditions, either
                                         local, regional or national, may
                                         limit the amount that can be charged
                                         for a room and may result in a
                                         reduction in occupancy levels;

                                     (3) to meet competition in the industry
                                         and to maintain economic values,
                                         continuing expenditures must be made
                                         for modernizing, refurbishing, and
                                         maintaining existing facilities prior
                                         to the expiration of their
                                         anticipated useful lives;

                                     (4) because hotel and motel rooms
                                         generally are rented for short
                                         periods of time, hotels and motels
                                         tend to respond more quickly to
                                         adverse economic conditions and
                                         competition than do other commercial
                                         properties;

                                     (5) the financial strength and
                                         capabilities of the owner and
                                         operator of a hotel or motel may have
                                         an impact on quality of service and
                                         economic performance;

                                     (6) the lodging industry, in some
                                         locations, is seasonal in nature and
                                         this seasonality can be expected to
                                         cause periodic fluctuations in room
                                         and other revenues, occupancy levels,
                                         room rates and operating expenses;
                                         and

                                     (7) the demand for particular
                                         accommodations may also be affected
                                         by changes in travel patterns caused
                                         by changes in energy prices, strikes,
                                         relocation of highways, the
                                         construction of additional highways
                                         and other factors.

                                    Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchises is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain operating standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise agreement. The franchisor could possibly condition the continuation of a franchise agreement on the completion of capital improvements or making specified capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels. In that event, the related borrower may elect to allow the franchise agreement to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the hotel or motel property independently of a franchise license. The loss of a franchise agreement could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

                                    The viability of any hotel or motel
                                    property that is part of a national or
                                    regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise agreement. The transferability of franchise agreements may be restricted and, in the event of a foreclosure on a hotel or motel property, the consent of the franchisor for the continued use of the franchise by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of that hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for a liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

                                    Other operating risks common to the
                                    lodging industry include the following:

                                     (1) a high level of continuing capital
                                         expenditures to keep necessary
                                         furniture, fixtures and equipment
                                         updated;

                                     (2) competition from other hotels and
                                         motels;

                                     (3) increases in operating costs (which
                                         increases may not necessarily in the
                                         future be offset by increased room
                                         rates);

                                     (4) dependence on business and commercial
                                         travelers and tourism;

                                     (5) increases in energy costs and other
                                         expenses of travel; and

                                     (6) adverse effects of national, regional
                                         and local economic conditions.

                                    These factors could reduce the related
                                    borrower's ability to make payments on the related mortgage loans.

                                    Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly achieve an initially positive value, an over-building of hotels and motels could occur in any given region, which would likely reduce occupancy and daily room rates.

                                    A hotel or motel property may present
                                    additional risks as compared to other
                                    commercial property types in that:

                                     (1) hotels and motels may be operated
                                         pursuant to management and operating
                                         agreements that may be terminable by
                                         the manager or the operator;

                                     (2) the transferability of any operating
                                         agreement to the entity acquiring a
                                         hotel or motel (either through
                                         purchase or foreclosure) is subject
                                         to local law requirements;

                                     (3) it may be difficult to terminate an
                                         ineffective operator of a hotel or
                                         motel property subsequent to a
                                         foreclosure of that property; and

                                     (4) future occupancy rates may be
                                         adversely affected by, among other
                                         factors, any negative perception of a
                                         hotel or motel based upon its
                                         historical reputation.

INDUSTRIAL PROPERTIES ARE           20 of the mortgaged properties,
SUBJECT TO UNIQUE RISKS WHICH       representing approximately 9.8% of the
MAY REDUCE PAYMENTS ON YOUR         cut-off date balance, are industrial
CERTIFICATES.                       properties. Mortgage loans that are
                                    secured by liens on industrial properties are exposed to unique risks particular to those types of properties. Some of the significant factors that affect the value and successful operation of an industrial property include:

                                     (1) the quality of tenants;

                                     (2) building design; and

                                     (3) adaptability and the location of the
                                         property.

                                    Industrial properties may be adversely
                                    affected by reduced demand for industrial space occasioned by a decline in a particular industry segment or by a general slow-down in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any industrial property is heavily dependent on the success of the tenant's business.

                                    Aspects of building site, design and
                                    adaptability affect the value of an
                                    industrial property. Site characteristics which are valuable to an industrial property include the following:

                                     (1) clear heights;

                                     (2) column spacing;

                                     (3) number of bays and bay depths;

                                     (4) divisibility;

                                     (5) floor loading capacities;

                                     (6) truck turning radius; and

                                     (7) overall functionality and
                                         accessibility.

                                    Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

                                    Location is also important because an
                                    industrial property requires the
                                    availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

MANUFACTURED HOUSING                30 of the mortgaged properties,
COMMUNITIES ARE SUBJECT TO          representing approximately 5.6% of the
CERTAIN RISKS WHICH COULD           cut-off date balance, are manufactured
ADVERSELY AFFECT THEIR VALUE        housing communities. Mortgage loans
AND CASH FLOW.                      secured by liens on properties of this
                                    type pose risks not associated with loans secured by liens on other types of income-producing real estate, including:

                                     (1) the number of competing manufactured
                                         housing communities and other
                                         residential developments (such as
                                         apartment buildings and single family
                                         homes) in the local market;

                                     (2) the age, appearance and reputation of
                                         the community;

                                     (3) the ability of management to provide
                                         adequate maintenance and insurance;
                                         and

                                     (4) the types of services and amenities
                                         it provides.

                                    The manufactured housing communities are
                                    "special purpose" properties that could
                                    not be readily converted to general
                                    residential, retail or office use. Some
                                    manufactured housing communities may lease sites to non-permanent recreational vehicles, which occupancy is often very seasonal in nature.

SELF-STORAGE FACILITIES ARE        4 of the mortgaged properties,
SUBJECT TO UNIQUE RISKS WHICH       representing approximately 0.6% of the
MAY REDUCE PAYMENTS ON YOUR         cut-off date balance, are warehouse,
CERTIFICATES.                       mini-warehouse and self-storage
                                    facilities. Mortgage loans that are
                                    secured by liens on warehouse,
                                    mini-warehouse and self-storage facilities are exposed to unique risks particular to those types of properties.

                                    Because of relatively low acquisition
                                    costs and break-even occupancy rates,
                                    warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics, these types of properties require substantial capital investments in order to adapt them to alternative uses. Thus, if the operation of any of the these types of properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, and the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the property were readily adaptable to other uses. In addition to competition, some of the factors that affect the success of a these types of properties include:

                                     (1) the location, design and visibility
                                         of the facility;

                                     (2) the facility's proximity to apartment
                                         complexes or commercial users;

                                     (3) the trends of apartment tenants in
                                         the area moving to single-family
                                         homes;

                                     (4) the services provided (such as
                                         security and accessibility);

                                     (5) the age of improvements;

                                     (6) the appearance of the improvements;
                                         and

                                     (7) the quality of management.

                                    The environmental assessments discussed
                                    herein did not include an inspection of
                                    the contents of the self-storage units of the self-storage properties. Accordingly, there is no assurance that all of the units included in the self-storage properties are free from hazardous substances or will remain so in the future.

                                    Tenant privacy, anonymity and efficient
                                    access are also important to the success of these types of properties.

 AGING, DETERIORATION AND POOR      The age, construction quality and design
CONSTRUCTION QUALITY MAY            of a particular mortgaged property may
ADVERSELY AFFECT THE VALUE AND      affect the occupancy level and the
CASH FLOW OF THE MORTGAGED          occupancy fees that may be charged. Poorly
PROPERTIES.                         constructed mortgaged properties are
                                    likely to require more expenditures for
                                    maintenance, repairs and improvements.
                                    Even mortgaged properties that were well constructed and have been well maintained will require improvements in order to maintain their value and retain tenants and other occupants.

LIMITED ADAPTABILITY FOR OTHER      Some of the mortgaged properties would
USES MAY SUBSTANTIALLY LOWER        require substantial capital expenditures
THE LIQUIDATION VALUE OF A          to convert to an alternative use. If the
MORTGAGED PROPERTY IN CERTAIN       operation of any of these mortgaged
CIRCUMSTANCES.                      properties becomes unprofitable due to,
                                    among other factors, (1) competition, (2) age of the improvements, (3) decreased demand, and (4) zoning restrictions, and as a result the borrower becomes unable to meet its obligations, the liquidation value of any these mortgaged properties may be substantially less than would be the case if these properties were more readily adaptable to other uses.

RENEWAL, TERMINATION,               We cannot assure you that (1) leases that
EXPIRATION AND RELETTING OF         expire can be renewed, (2) the space
LEASES ENTAIL RISKS WHICH MAY       covered by leases that expire or are
ADVERSELY AFFECT YOUR               terminated can be leased in a timely
INVESTMENT.                         manner at comparable rents or on
                                    comparable terms or (3) the borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Income from and the market value of the mortgaged properties would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected.
                                    Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions (for example, if an anchor tenant ceases operations at the related mortgaged property). In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or otherwise affected if a tenant becomes the subject of a bankruptcy proceeding.

                                    If a significant portion of a mortgaged
                                    property is leased to a single tenant, the failure of the borrower to relet that portion of the mortgaged property in the event this tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the mortgaged property were leased to a greater number of tenants.

FACTORS AFFECTING THE               The mortgaged properties face competition
COMPETITIVE POSITION OF THE         from various sources, which could
MORTGAGED PROPERTIES MAY            adversely affect the properties' net
ADVERSELY AFFECT THEIR VALUE        operating income and market values and,
AND CASH FLOW.                      therefore, your investment. Factors
                                    affecting the competitive position of a
                                    mortgaged property include:

                                     (1) the existence of similar properties
                                         located in the same area, which
                                         attract similar types of occupants on
                                         the basis of more favorable rental
                                         rates, location, condition and
                                         features;

                                     (2) the existence of any oversupply of
                                         available space in a particular
                                         market, either as a result of new
                                         construction or a decrease in the
                                         number of occupants, which adversely
                                         affects the rental rates for the
                                         mortgaged property; and

                                     (3) the possibility of other properties
                                         being converted to competitive uses
                                         as a result of trends in the use of
                                         property by occupants (for example,
                                         the establishment of more home based
                                         offices and businesses or the
                                         conversion of warehouse space for
                                         multifamily use).

POOR QUALITY OF MANAGEMENT MAY      The successful operation of the mortgaged
ADVERSELY AFFECT THE OPERATION      properties is also dependent on the
OF THE MORTGAGED PROPERTIES.        performance of the respective property
                                    managers of the mortgaged properties.
                                    Property managers may be responsible for:

                                     (1) responding to changes in local market
                                         factors such as competition and
                                         patterns of demand;

                                     (2) managing leasing activities such as
                                         planning and implementing the rental
                                         rate structure, including
                                         establishing levels of rent payments;
                                         and

                                     (3) ensuring that maintenance and capital
                                         improvements can be carried out in a
                                         timely fashion.

MORTGAGE LOANS ARE NOT              No mortgage loan is insured or guaranteed
GUARANTEED.                         by the United States of America, any
                                    governmental agency or instrumentality,
                                    any private mortgage insurer or by the
                                    depositor, the Transferor, the mortgage
                                    loan sellers, the master servicer, the
                                    special servicer, the trustee or any of
                                    their respective affiliates.

 NON-RECOURSE LOANS LIMIT           The mortgage loans are generally
REMEDIES FOLLOWING BORROWER         non-recourse loans. Therefore, recourse
DEFAULT.                            generally may be had only against the
                                    specific mortgaged property securing the mortgage loan and any other assets that may have been pledged to secure the mortgage loan. Consequently, the payment of each non-recourse mortgage loan is primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of the mortgaged property.

                                    When recourse against the borrower is
                                    permitted by the loan documents, the
                                    ability to collect from the borrower is
                                    dependent upon the creditworthiness,
                                    solvency and other factors specific to the borrower and generally is not within the control of any of the mortgage loan sellers, the Transferor, the depositor, the master sevicer, the special servicer or any of their respective affiliates. Even if the mortgage loan documents provide for recourse against the borrower or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any mortgage loan.

CONCENTRATION OF MORTGAGE LOANS     In general, a mortgage pool composed of
AND BORROWERS DECREASES             loans having larger average balances and a
DIVERSIFICATION AND MAY             smaller number of loans may be subject to
INCREASE THE RISK OF YOUR           losses that are more severe than other
INVESTMENT.                         pools having smaller average balances, but
                                    with the same or a similar aggregate
                                    principal balance. You should carefully
                                    consider all aspects of any mortgage loan representing a significant percentage of the cut-off date balance to ensure that the loan is not subject to risks unacceptable to you. Additionally, a mortgage pool with a high concentration of mortgage loans to the same borrower or related borrowers is subject to the potential risk that a borrower undergoing financial difficulties might divert its resources or undertake remedial actions
                                    (such as a bankruptcy) in order to
                                    alleviate these difficulties, to the
                                    detriment of the mortgaged properties and therefore your investment. See
                                    "Description of the Mortgage Pool--Certain
                                    Characteristics of the Mortgage
                                    Pool--Concentration of Mortgage Loans and
                                    Borrowers" herein.

FORECLOSURE MAY SUBJECT THE
TRUST FUND TO CERTAIN TAXES.        If the trust fund acquires a mortgaged
                                    property pursuant to a foreclosure or
                                    deed-in-lieu of foreclosure, one of the
                                    REMICs might become subject to federal
                                    (and possibly state or local) tax, at the highest marginal corporate rate on certain of its net income from the operation and management of that mortgaged property. As a consequence, the net proceeds available for distribution to certificateholders would be reduced.

CHANGES IN THE COMPOSITION OF       As principal payments or prepayments are
THE MORTGAGE POOL DUE TO            made on various mortgage loans, you may be
PAYMENT PATTERNS MAY DECREASE       subject to more concentrated risk due to
DIVERSIFICATION AND INCREASE        the reduction in both the diversity of
THE RISK OF YOUR INVESTMENT.        types of mortgaged properties and the
                                    number of borrowers. Because principal on the certificates is payable in sequential order, and no class receives principal until the certificate balance of the preceding sequential class or classes has been reduced to zero, classes that have a later sequential designation are more likely to be exposed to the risk of concentration than classes with an earlier sequential priority.

IF A BORROWER USES THE              In general, other than disclosed in this
MORTGAGED PROPERTY AS SECURITY      prospectus supplement including Annex A,
FOR ANOTHER LOAN, THE VALUE OF      the borrower is prohibited from taking
THE MORTGAGED PROPERTY MAY BE       another loan secured by the mortgaged
ADVERSELY AFFECTED.                 property without the mortgagee's consent.
                                    The Pooling and Servicing Agreement will permit the master servicer and the special servicer to give its consent if certain conditions exist, including a confirmation from the Rating Agencies indicating that forbearance from enforcing that provision will not result in a downgrade, withdrawal or qualification of the respective ratings of any outstanding classes of certificates. The absence of these conditions may not become evident, however, until the related mortgage loan otherwise defaults. If one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks. Some of those risks are:

                                     (1) the borrower may defer necessary
                                         maintenance of the mortgaged property
                                         in order to pay the required debt
                                         service on the subordinate financing,
                                         and the value of the mortgaged
                                         property may decline as a result;

                                     (2) the borrower may have an incentive to
                                         repay the subordinate or unsecured
                                         indebtedness before the mortgage
                                         loan;

                                     (3) it may be more difficult for the
                                         borrower to refinance the mortgage
                                         loan or to sell the mortgaged
                                         property for the purpose of making
                                         any Balloon Payment upon the maturity
                                         of the mortgage loan or for the
                                         purpose of making a prepayment in
                                         full on or about the Anticipated
                                         Repayment Date in the case of any ARD
                                         Loan; and

                                     (4) additional debt increases the risk
                                         that the borrower could become
                                         insolvent or subject to bankruptcy or
                                         similar proceedings or might
                                         complicate bankruptcy proceedings
                                         delaying foreclosure on the mortgaged
                                         property. In addition, if the holder
                                         of additional debt becomes bankrupt
                                         or insolvent, the trustee's ability
                                         to foreclose on the related mortgage
                                         loan could be delayed.

                                    In general, borrowers may incur trade
                                    payables in the ordinary course of
                                    business, and in certain circumstances,
                                    borrowers are permitted to incur
                                    additional unsecured indebtedness.

                                    In addition, many of the underlying
                                    borrowers may not be prohibited by their organizational documents or the related loan documents from incurring unsecured debt or, alternatively, may be prohibited only to a limited degree. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding.

                                    Except as disclosed under "Description of the Mortgage Pool--Material
                                    Characteristics of the Mortgage
                                    Pool--Unsecured Debt" and "--Subordinate
                                    Financing" subsections, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding.

                                    See "Certain Legal Aspects of the Mortgage
                                    Loans--Secondary Financing;
                                    Due-on-Encumbrance Provisions" in the
                                    prospectus.

EQUITY COURTS MAY REFUSE TO         The mortgage loans generally contain
ENFORCE DUE-ON-SALE,                "due-on-sale" and "due-on-encumbrance"
DUE-ON-ENCUMBRANCE AND              clauses that permit the mortgagee to
DEBT-ACCELERATION CLAUSES,          accelerate the maturity of the mortgage
ADVERSELY AFFECTING THE             loan if the related borrower sells or
EXERCISE OF REMEDIES UPON           otherwise transfers or encumbers the
DEFAULTED MORTGAGE LOANS.           related mortgaged property or its interest
                                    in the mortgaged property in violation of the mortgage. All of the mortgage loans also include a debt-acceleration clause. A debt-acceleration clause permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower. The equity courts of any state, however, may refuse the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness if the default is immaterial, or if enforcement of the clause would be inequitable, unjust, or unconscionable.

THE BANKRUPTCY OF BORROWERS MAY     Borrowers may be either individuals or
ADVERSELY AFFECT PAYMENT OF         legal entities. Most of the borrowers that
MORTGAGE LOANS.                     are legal entities are not bankruptcy
                                    remote entities. Borrowers that are not
                                    bankruptcy remote entities may be more
                                    likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because these borrowers may be
                                    (a) operating entities with businesses
                                    distinct from the operation of the
                                    property, with the associated liabilities and risks of operating an ongoing business or (b) individuals who may have personal liabilities unrelated to the mortgaged property. In addition, any borrower, as an owner of real estate, will be subject to certain potential liabilities and risks.
                                    We cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower, or a corporate or individual general partner or member of a borrower, will not initiate a bankruptcy or similar proceeding against a borrower. See "Certain Legal Aspects of the Mortgage
                                    Loans--Foreclosure--Bankruptcy Laws" in
                                    the prospectus.

ENVIRONMENTAL CONDITIONS OF THE     Each of the mortgage loan sellers has
MORTGAGED PROPERTIES MAY            represented that each of the related
SUBJECT THE TRUST FUND TO           mortgaged properties was subject to an
LIABILITY UNDER FEDERAL AND         "environmental site assessment" or an
STATE LAWS, REDUCING THE VALUE      update of a previously conducted
AND CASH FLOW OF THE MORTGAGED      environmental site assessment, similar
PROPERTIES, WHICH MAY RESULT IN     studies or an environmental screen
REDUCED PAYMENTS ON YOUR            assessment conducted consistently with
CERTIFICATES.                       generally recognized industry standards.

                                    Other than as described in the section
                                    titled "Description of the Mortgage
                                    Pool--Material Characteristics of the
                                    Mortgage Pool--Environmental Risks" in
                                    this prospectus supplement, the mortgage loan sellers have informed the depositor that those assessments, studies or updates identified no material adverse environmental conditions anticipated to require any material expenditure for any mortgaged property, except for:

                                     (1) those cases where a qualified
                                         environmental consultant investigated
                                         those conditions and recommended no
                                         further investigations or
                                         remediation;

                                     (2) a maintenance plan was obtained or an
                                         escrow reserve was established to
                                         cover the estimated costs of
                                         obtaining that plan;

                                     (3) those cases in which soil or
                                         groundwater contamination was
                                         suspected or identified and either
                                         (a) those conditions were remediated
                                         or abated prior to the closing date,
                                         (b) a letter was obtained from the
                                         applicable regulatory authority
                                         stating that no further action was
                                         required or (c) an environmental
                                         insurance policy was obtained, a
                                         letter of credit was provided, an
                                         escrow reserve account was
                                         established, or an indemnity from the
                                         responsible party was obtained to
                                         cover the estimated costs of any
                                         required investigation, testing,
                                         monitoring or remediation;

                                     (4) those cases in which an offsite
                                         property is the location of a leaking
                                         underground storage tank or
                                         groundwater contamination, a
                                         responsible party has been identified
                                         under applicable law, and either (a)
                                         that condition is not known to have
                                         affected the mortgaged property or
                                         (b) the responsible party has either
                                         received a letter from the applicable
                                         regulatory agency stating nor further
                                         action is
                                         required, established a remediation
                                         fund, or provided an indemnity or
                                         guaranty to the borrower; and

                                     (5) those cases involving small loans
                                         (with an original principal balance
                                         of less than $1,000,000), when the
                                         borrower has acknowledged in the
                                         related mortgage loan documents the
                                         existence of that factor and
                                         expressly agreed to comply with all
                                         federal, state and local statutes or
                                         regulations respecting the factor.

                                    The above information regarding the
                                    absence of material adverse environmental conditions is based solely upon the environmental assessments, similar studies or updates. The mortgage loan sellers, the depositor, the Transferor, and their respective affiliates have not independently verified this information.

                                    The pooling and servicing agreement
                                    requires that the special servicer obtain an environmental site assessment of each mortgaged property prior to either acquiring title on behalf of the trust fund or assuming the property's operations. This requirement may effectively delay foreclosure until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. However, this requirement will also decrease the likelihood that the trust fund will become liable under any environmental law. Any environmental site assessment could potentially fail to reveal the factors that could result in the trust fund becoming liable under any environmental law. In addition, the pooling and servicing agreement's requirements may not effectively insulate the trust fund from potential liability under environmental laws.

                                    For more information on environmental site assessments, you should refer to the section in the prospectus titled "Material
                                    Legal Aspects of the Mortgage
                                    Loans--Environmental Risks" and the
                                    section titled "The Pooling and Servicing
                                    Agreement--Realization Upon Mortgage
                                    Loans--General Standards for Conduct in
                                    Foreclosing or the Selling Defaulted
                                    Loans" in this prospectus supplement.

                                    All but 11 of these assessments, studies or updates were conducted within 12 months prior to the cut-off date.

                                    You should understand that none of the
                                    depositor, the mortgage loan sellers, the master servicer, the special servicer, the trustee, any affiliate of any of the foregoing, any environmental consultants or any other person guarantees the absence of or extent of any environmental condition on the mortgaged properties that could result in environmental liability. The ESAs, similar studies, screen assessments and updates are limited in scope. An environmental condition may not be discovered or have its severity revealed. Further, none of the aforementioned persons or entities can give any assurance that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the mortgaged properties or the deterioration of existing conditions will not require material additional study costs or material remediation expenses, or generate material liabilities, or otherwise put stress on the borrower's cash flow.

FEDERAL OR STATE ENVIRONMENTAL      Various environmental laws may make a
LAWS MAY AFFECT THE VALUE OF A      current or previous owner or operator of
MORTGAGED PROPERTY OR THE           real property liable for the costs of
ABILITY OF A BORROWER TO MAKE       removal or remediation of hazardous or
REQUIRED LOAN PAYMENTS AND MAY      toxic substances on, under, adjacent to,
REDUCE PAYMENTS ON YOUR             or in the property. Those laws often
CERTIFICATES.                       impose liability whether or not the owner
                                    or operator knew of, or was responsible
                                    for, the presence of the hazardous or
                                    toxic substances. For example, certain
                                    laws impose liability for release of
                                    asbestos-containing materials into the air or require the removal or containment of these materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage.
                                    Additionally, third parties may seek
                                    recovery from owners or operators of real properties for personal injury associated with exposure to asbestos, lead-based paint or other hazardous substances.

                                    The owner's liability for any required
                                    remediation generally is not limited by
                                    law and could exceed the value of the
                                    property and/or the aggregate assets of
                                    the owner. The presence of hazardous or
                                    toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can materially adversely affect the value of the property and a borrower's ability to repay its loan.

                                    In addition, under certain circumstances, a lender (such as the trust fund) could be liable for the costs of responding to an environmental hazard. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

SOME MORTGAGED PROPERTIES DO        15 of the mortgaged properties,
NOT HAVE OPERATING HISTORIES        representing approximately 13.5% of the
WHICH MAKES IT DIFFICULT TO         cut-off date balance, were constructed on
PREDICT FUTURE EVENTS WHICH MAY     or after January 1, 1999 ("Newly
ADVERSELY AFFECT THE CASH FLOW      Constructed Properties"), and consequently
OF THESE PROPERTIES AND WHICH       do not have significant operating
MAY REDUCE PAYMENTS ON YOUR         histories. There can be no assurance that
CERTIFICATES.                       the businesses operated at these mortgaged
                                    properties will be successful. There can be no assurances that current occupancy levels of these mortgaged properties will be maintained or that full occupancy will be achieved or maintained or that as yet undiscovered physical or design problems with the recently constructed mortgaged properties will not adversely affect occupancy levels of any of the mortgaged properties.

CONCENTRATION OF MORTGAGE LOANS     A concentration of mortgaged properties in
IN ONE OR MORE GEOGRAPHIC AREAS     a particular state, region or locale
REDUCES DIVERSIFICATION AND MAY     increases the exposure of the mortgage
INCREASE THE RISK THAT YOUR         pool to adverse conditions in that state,
CERTIFICATES MAY NOT BE PAID IN     region or locale, which may reduce the
FULL.                               mortgaged property's income and its
                                    foreclosure value. Possible adverse
                                    conditions may result from:

                                     (1) general economic or demographic
                                         conditions in the state, region or
                                         locale or adverse developments
                                         affecting an industry that is
                                         concentrated in the state or region;

                                     (2) real estate market conditions in the
                                         state or region;

                                     (3) state or local government regulations
                                         or fiscal policies;

                                     (4) natural disasters, such as
                                         earthquakes, floods, tornadoes and
                                         hurricanes, which may not be fully
                                         covered by insurance; and

                                     (5) other factors that are beyond the
                                         control of the related borrower.

                                    Some states or geographic regions may be more severely affected by these factors, or factors affecting a particular industry, than other states or regions, and to the extent that there is a concentration of mortgaged properties or borrowers in that state or region, the impact on the trust fund may be more significant than would be the case if the properties were more geographically diversified.

                                    For more detailed information regarding
                                    these risks, you should refer to sections in this prospectus supplement titled "Description of the Mortgage
                                    Pool--Material Characteristics of the
                                    Mortgage Pool--Geographic Concentration."

APPRAISALS AND ENGINEERING          In making your investment decision, you
REPORTS ARE OF LIMITED VALUE IN     should not rely on appraisals and
HELPING YOU MAKE YOUR               engineering reports on mortgaged
INVESTMENT DECISION.                properties as your only indicator of the
                                    actual value or physical characteristics of the mortgaged properties. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a willing buyer would pay a willing seller. This amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distressed or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool" in this prospectus supplement for illustrative purposes only.
                                    The architectural and engineering reports represent the analysis of the individual engineers or site inspectors at or before the origination of the respective mortgage loans. The reports may not have been updated since they were originally conducted and may not have revealed all necessary or desirable repairs, maintenance or capital improvement items.

CHANGES IN ZONING LAWS MAY          The mortgaged properties are typically
ADVERSELY AFFECT THE VALUE AND      subject to applicable building and zoning
INCOME OF A MORTGAGED               ordinances and codes affecting the
PROPERTY.                           construction and use of real property.
                                    Because the zoning laws applicable to a
                                    mortgaged property (including density,
                                    use, parking and set-back requirements)
                                    are generally subject to change at any
                                    time, certain of the improvements upon the mortgaged properties may not comply fully with all applicable current and future zoning laws. Changes in zoning laws may limit the ability of the related borrower to renovate or operate the premises and, in the event of a substantial casualty loss, to rebuild or utilize the premises.

THE COSTS OF COMPLIANCE WITH        A borrower may be required to incur costs
APPLICABLE LAWS AND REGULATIONS     to comply with various existing and future
MAY ADVERSELY AFFECT A              federal, state or local laws and
BORROWER'S ABILITY TO REPAY ITS     regulations applicable to the related
MORTGAGE LOAN.                      mortgaged property. These costs, or the
                                    imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance, could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan. See
                                    "Certain Legal Aspects of the Mortgage
                                    Loans--Americans With Disabilities Act" in the prospectus.

LIMITATIONS ON THE                  Arrangements whereby certain of the
ENFORCEABILITY OF                   mortgage loans are cross-collateralized
CROSS-COLLATERALIZATION             and cross-defaulted with one or more
ARRANGEMENTS MAY HAVE AN            related mortgage loans could be challenged
ADVERSE EFFECT ON RECOURSE IN       as fraudulent conveyances by the creditors
THE EVENT OF A DEFAULT ON A         or the bankruptcy estate of any of the
CROSS-COLLATERALIZED MORTGAGE       related borrowers. Under federal and most
LOAN.                               state fraudulent conveyance statutes, the
                                    incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

                                     (1) the person did not receive fair
                                         consideration or reasonably
                                         equivalent value in exchange for the
                                         obligation or transfer; and

                                     (2) the person (a) was insolvent at the
                                         time of the incurrence of the
                                         obligation or transfer; or (b) was
                                         engaged in a business or a
                                         transaction or was about to engage in
                                         a business or a transaction, for
                                         which properties remaining with the
                                         person constitute an unreasonably
                                         small capital; or (c) intended to
                                         incur, or believed that it would
                                         incur, debts that would be beyond the
                                         person's ability to pay as those
                                         debts matured.

                                    Accordingly, a lien granted by a borrower could be avoided if a court were to determine that (1) the borrower did not receive fair consideration or reasonably equivalent value when pledging the mortgaged property for the equal benefit of the other related borrowers, and (2) the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

                                    We cannot assure you that a lien granted by a borrower on a cross-collateralized mortgage loan to secure the mortgage loan of an affiliated borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool" herein for more information regarding any cross-collateralized mortgage loans.

THE CASH FLOW AND VALUE OF A        77 of the mortgaged properties,
SINGLE-TENANT PROPERTY COULD BE     representing approximately 47.6% of the
ADVERSELY AFFECTED BY A             cut-off date balance, have a single tenant
TENANT'S DEFAULT ON ITS LEASE.      which constitutes more than 20% of the
                                    rentable square footage at the related
                                    mortgaged property. Any default by one of these tenants could adversely affect the related borrower's ability to make payments on the related mortgage loan. We cannot assure you that any of these tenants will continue to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents). See "Description of the
                                    Mortgage Pool--Certain Characteristics of the Mortgage Pool--Tenant Matters" and
                                    "Annex A" herein.

LITIGATION AGAINST A BORROWER       From time to time, there may be legal
MAY ADVERSELY AFFECT THE            proceedings pending or threatened against
BORROWER'S ABILITY TO MEET ITS      the borrowers and their affiliates
MORTGAGE LOAN OBLIGATIONS.          relating to their business. We cannot
                                    assure you that any of this litigation
                                    will not have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, thus, on the distributions to certificateholders. We are aware that, in the case of 2 of the mortgage loans, representing 2.6% of the cut-off date balance, that suits have been filed or pending against the related borrower. We do not believe, however, that these suits will materially and adversely affect the related underlying property.

BORROWERS' FAILURE TO MAKE          Most of the mortgage loans are Balloon
BALLOON PAYMENTS MAY ADVERSELY      Loans. Balloon Loans involve a greater
AFFECT YOUR INVESTMENT.             risk of default than fully-amortizing
                                    loans. The ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the related mortgaged property or to sell the mortgaged property at a price sufficient to permit the borrower to make the Balloon
                                    Payment. The ability of a borrower to
                                    accomplish either of these goals will be affected by a number of factors at the time of attempted sale or refinancing, including:

                                     (1) the level of available mortgage
                                         rates;

                                     (2) the fair market value of the related
                                         mortgaged property;

                                     (3) the borrower's equity in the related
                                         mortgaged property;

                                     (4) the financial condition of the
                                         borrower;

                                     (5) the operating history of the related
                                         mortgaged property;

                                     (6) tax laws;

                                     (7) prevailing economic conditions; and

                                     (8) the availability of credit for
                                         multifamily or commercial properties.

                                    See "Yield and Maturity Considerations--
                                    Yield Considerations--Balloon Payments/ARD
                                    Loan Payments" herein.

THE INEFFECTIVENESS OF              Restrictions on voluntary prepayments
RESTRICTIONS ON VOLUNTARY           contained in a promissory note (for
PREPAYMENTS MAY ADVERSELY           example, Lockout Periods, Yield
AFFECT THE YIELD OF YOUR            Maintenance Charges and Prepayment
INVESTMENT.                         Premiums) affect the rate and timing of
                                    principal payments made on the related
                                    mortgage loan. Most of the mortgage loans provide that, for a specified amount of time during which a prepayment of the mortgage loan is permitted, it must be accompanied by a Yield
                                    Maintenance Charge or other Prepayment
                                    Premium. The existence of Yield
                                    Maintenance Charges or other Prepayment
                                    Premiums generally will result in the
                                    mortgage loans prepaying at a lower rate.
                                    However, the requirement that a prepayment be accompanied by a Yield Maintenance
                                    Charge or other Prepayment Premium may not provide a sufficient economic disincentive to a borrower seeking to refinance at a more favorable interest rate. Furthermore, we cannot assure you that the obligation to pay a Yield Maintenance Charge or other
                                    Prepayment Premium will be enforceable
                                    under applicable state or federal law
                                    (including federal bankruptcy law) or, if enforceable, that the foreclosure proceeds received with respect to a defaulted mortgage loan will be sufficient to make this payment. If these provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans. See "Description of the Mortgage Pool--Certain Terms and
                                    Conditions of the Mortgage
                                    Loans--Prepayment Provisions" herein.

                                    The yield and total return on your offered certificates may differ significantly from your expectations due to prepayments on the mortgage loans being higher or lower than you anticipated. Even if the actual yield is equal to your anticipated yield, you may not realize your expected total return on investment or the expected weighted average life of your Certificate. For a discussion of certain factors affecting prepayment of the mortgage loans. See "Yield and Maturity Considerations" herein.

                                    The structure of the offered certificates causes the yield of certain classes to be sensitive to changes in the rates of prepayment of the mortgage loans and other factors. If you are purchasing any class of Offered Certificates other than the Class A-1 or Class A-2 Certificates, you will not receive any principal distributions until the certificate principal balance of each class that is senior to your class is reduced to zero.

THE ABSENCE OF OR INADEQUACY OF     The mortgaged properties may suffer
INSURANCE COVERAGE ON THE           casualty losses due to risks that
MORTGAGED PROPERTIES MAY REDUCE     insurance does not cover or for which
PAYMENTS ON YOUR CERTIFICATES.      insurance coverage is inadequate. There is
                                    no assurance borrowers will be able to
                                    maintain adequate insurance. Moreover,
                                    changes in laws may materially affect the borrower's ability to reconstruct the property or make major repairs or may materially increase the cost of the reconstruction or repairs.

                                    Certain of the mortgaged properties are
                                    located in California, Texas and along the southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other areas. The loans generally do not specifically require the borrowers to maintain earthquake or hurricane insurance.

                                    As a result of any of the foregoing, the amount available to make distributions on the certificates could be reduced.

LOANS SECURED BY MORTGAGES ON A     5 of the mortgage loans, representing
LEASEHOLD INTEREST WILL SUBJECT     approximately 1.89% of the cut-off date
YOUR INVESTMENT TO A RISK OF        balance, are secured by mortgages
LOSS UPON A LEASE DEFAULT           encumbering a borrower's leasehold
                                    interest in the property under a ground
                                    lease. 3 of the mortgage loans,
                                    representing approximately 1.76% of the
                                    cut-off date balance, are secured by a
                                    mortgage encumbering both a borrower's
                                    leasehold interest in the related
                                    mortgaged property under a ground lease
                                    and the fee interest of the owner of all or a part of the property.

                                    Leasehold loans are subject to risks not associated with loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the landlord terminates the borrower's leasehold interest upon a lease default, the leasehold mortgagee would lose its security. The ground lease loans may require the master servicer to give notices or to take actions in addition to those required for a fee loan in order for the trust to avail itself of its rights under the related loan. Generally, the related ground lease:

                                     (1) requires the landlord to give the
                                         leasehold mortgagee notice of tenant
                                         defaults and an opportunity to cure
                                         them prior to enforcing its remedies;

                                     (2) prohibits any amendment of the ground
                                         lease without the lender's prior
                                         consent;

                                     (3) permits the leasehold estate to be
                                         assigned to the leasehold mortgagee
                                         or the purchaser at a foreclosure
                                         sale; and

                                     (4) contains certain other protective
                                         provisions typically included in a
                                         "mortgageable" ground lease.

                                    Upon the bankruptcy of a landlord or
                                    tenant under a ground lease, the debtor
                                    entity has the right to assume or reject the lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises for the term of the lease including renewals, at the same rent. If a debtor tenant/borrower rejects any or all of its leases, the leasehold lender could succeed to the tenant/ borrower's position under the lease only if the landlord specifically grants the lender that right. As a result, the lender may lose its security. If both the landlord and the tenant/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt tenant/borrower's obligation to not terminate a ground lease rejected by a bankrupt landlord. In those circumstances, a ground lease could be terminated notwithstanding lender protection agreements.

                                    Ground leases securing the mortgaged
                                    properties may provide that the ground
                                    rent payable under the lease increases
                                    during the lease term. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

                                    The execution of a mortgage over its fee interest by an owner/landlord to secure the debt of a borrower/tenant may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the owner/landlord from the loan. If a court concluded that the granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage over the fee interest of the owner/landlord.

MOST DECISIONS RELATING TO THE      Generally, you have only very limited
TRUST FUND ARE MADE BY THE          rights to participate in decisions with
MASTER SERVICER, THE TRUSTEE OR     respect to the administration of the trust
THE SPECIAL SERVICER. THEIR         fund, and your certificates generally do
DECISIONS MAY NOT BE                not entitle you to vote, except with
REPRESENTATIVE OF THOSE OF THE      respect to specified actions set forth in
CERTIFICATEHOLDERS AND MAY          the pooling and servicing agreement.
ADVERSELY AFFECT THE INTERESTS      Decisions relating to the administration
OF THE CERTIFICATEHOLDERS.          of the trust fund are generally made,
                                    subject to the express terms of the
                                    pooling and servicing agreement, by the
                                    master servicer, the trustee or the
                                    special servicer, as applicable. Any
                                    decision made by one of those parties with respect to the trust fund, even if made in the best interests of the certificateholders (as determined by that party in its good faith and reasonable judgment), may be contrary to the decision that would have been made by the holders of any particular class or classes of offered certificates and may negatively affect the interests of those holders.

RAPID RATES OF PRINCIPAL            The yield to maturity on Class X
PAYMENTS AND/OR PRINCIPAL           Certificates will be extremely sensitive
LOSSES ON THE MORTGAGE LOANS        to the rate and timing of principal
MAY ADVERSELY AFFECT THE YIELD      payments (including prepayments) and
ON THE CLASS X CERTIFICATES.        principal losses with respect to the
                                    mortgage loans. Investors should fully
                                    consider the associated risks, including the risk that a rapid rate of principal payments and/or principal losses on the mortgage pool could result in the failure by investors in the Class X Certificates to fully recoup their initial investments.

                                    For more detailed information regarding
                                    these risks, you should refer to the
                                    section in this prospectus supplement
                                    titled "Yield and Maturity
                                    Considerations."

BECAUSE THE SECURITIES ARE IN       One or more classes of the certificates
BOOK-ENTRY FORM, YOUR RIGHTS        initially will be represented by
CAN ONLY BE EXERCISED               certificates registered in the name of the
INDIRECTLY.                         nominee for the DTC, and will not be
                                    registered in the names of the
                                    certificateholders or their nominees.
                                    Unless and until definitive certificates are issued, beneficial owners of the certificates will be able to exercise the rights of certificateholders only indirectly through the DTC and its participating organizations.

                                    For more detailed information regarding
                                    theses risks, you should refer to the
                                    section in this prospectus supplement
                                    titled "Description of the
                                    Certificates--Delivery, Form and
                                    Denomination--Book-Entry Certificates."

A HIGH RATE AND EARLY               The rate and the timing of delinquencies
OCCURRENCE OF BORROWER              and defaults on the mortgage loans will
DELINQUENCIES AND DEFAULTS MAY      affect:
ADVERSELY AFFECT YOUR
INVESTMENT.                          (1) the amount of distributions on your
                                         certificates;

                                     (2) the yield to maturity of your
                                         certificates;

                                     (3) the rate of principal payments on
                                         your certificates; and

                                     (4) the weighted average lives of your
                                         certificates.

                                    If you calculate the anticipated yield of your certificates based on a rate of default or amount of losses lower than that actually experienced by the mortgage loans and those additional losses are allocable to your class of certificates or those losses result in a reduction of the certificate balance of your certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan will also affect the actual yield to maturity of your certificates if a portion of the loss is allocable to those certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss borne by you occurs, the greater the effect on your yield to maturity.

THE MASTER SERVICER OR SPECIAL      The master servicer and special servicer
SERVICER MAY HAVE INTERESTS         may purchase and own certificates,
DIFFERENT FROM THOSE OF THE         including the Subordinate Certificates.
TRUST FUND DUE TO THE MASTER        Under those circumstances, it is possible
SERVICER'S OR SPECIAL               that the interests of the master servicer
SERVICER'S PURCHASE OF              or special servicer, as a holder of the
CERTIFICATES AND SERVICING OF       certificates of any class, may differ from
NON-TRUST FUND LOANS.               those of the certificateholders of any
                                    other class. The master servicer and
                                    special servicer have advised the
                                    depositor that they intend to continue to service existing mortgage loans and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. To the extent that overlap exists, the interests of the master servicer, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. The master servicer and special servicer are required, however, to service the mortgage loans in accordance with the servicing standard contained in the Pooling and Servicing Agreement.

INCORRECT ASSUMPTIONS REGARDING     In deciding whether to purchase any
PRINCIPAL PAYMENTS AND              offered certificates, you should make an
PREPAYMENTS MAY LEAD TO A LOWER     independent decision as to the appropriate
THAN EXPECTED YIELD ON YOUR         prepayment assumptions to be used. The
INVESTMENT.                         yield on the offered certificates of any
                                    class will depend on, among other things, the Pass-Through Rate for those certificates and the extent to which principal payments are applied to reduce the related certificate's principal balance. The yield on any offered certificate that is purchased at a discount or premium will also be affected by the rate and timing of principal payments and principal losses on the mortgage loans.

                                    If you purchase an offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield that is lower than you expect. If you purchase an offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield that is lower than you expect. Insofar as the principal in your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

INTEREST ON ADVANCES, SPECIAL       The master servicer or the trustee will be
SERVICING FEES, OTHER SERVICING     entitled to receive interest on
EXPENSES AND ADDITIONAL TRUST       unreimbursed Advances at the Advance Rate.
FUND EXPENSES MAY REDUCE THE        Reimbursements will be made no later than
AMOUNT OF DISTRIBUTIONS ON YOUR     the Distribution Date following the date
CERTIFICATES.                       on which funds are available to reimburse
                                    that Advance. The master servicer's or the trustee's right to receive these payments of interest precedes your right to receive distributions on the offered certificates.
                                    Consequently, this circumstance may result in decreased distributions to you than would otherwise have resulted. See "The
                                    Pooling and Servicing Agreement--Advances" herein.

                                    In addition, certain circumstances,
                                    including delinquent payments of principal and interest, will result in a mortgage loan being specially serviced. The special servicer is entitled to additional compensation for special servicing activities, including Special Servicing Fees, Disposition Fees and Workout Fees, which may result in decreased distributions on the offered certificates than would otherwise have resulted. See "The Pooling and Servicing
                                    Agreement--Special Servicing" herein.

                                    Under the Pooling and Servicing Agreement, certain unanticipated or extraordinary expenses are deemed to be expenses of the trust fund, and no reimbursement for these expenses from any other party is provided for under the Pooling and Servicing Agreement. Shortfalls in Available Funds will result from these expenses of the trust fund and other similar items, and these shortfalls will generally be borne as described under "Description of the Certificates."

SUBORDINATION OF SUBORDINATE        As described in this prospectus
CERTIFICATES WILL AFFECT THE        supplement, unless your certificates are
TIMING OF PAYMENTS AND THE          Class A-1, Class A-2 or Class X
APPLICATION OF LOSSES ON YOUR       certificates, your rights to receive
CERTIFICATES                        distributions of amounts collected or
                                    advanced on or in respect of the loans
                                    will be subordinated to those of the
                                    holders of the principal balance
                                    certificates with an earlier alphabetical designation and the interest only certificates.

VARIOUS CONFLICTS OF INTEREST       Conflicts Between Various Classes of
MAY HAVE AN ADVERSE EFFECT ON       Certificateholders. The special servicer
YOUR CERTIFICATES                   is given considerable latitude in
                                    determining when and how to liquidate or modify defaulted loans. The directing certificateholder has the right to replace the special servicer. At any given time, the holders of the most subordinate class of principal balance certificates that has at least 25% of its initial principal balance still outstanding will control the directing certificateholder. If no class has at least 25% of its initial principal balance still outstanding, the most subordinate class of principal balance certificates still outstanding will be the controlling class. These holders may have interests in conflict with those of the holders of the other certificates. For instance, these holders might desire to mitigate the potential for loss to their certificates from a troubled loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                                    The special servicer or an affiliate may acquire certain of the most subordinated certificates, including those that have the right to appoint the initial directing certificateholder. Under these circumstances, the special servicer may have interests that conflict with the interests of the other holders of the certificates.

                                    Conflicts Between the Trust and Affiliates of the Mortgage Loan Sellers. Conflicts of interest may arise between the trust and affiliates of each of the mortgage loan sellers that engage in the acquisition, development, operation, financing and disposition of real estate.

                                    Those conflicts may arise because
                                    affiliates of each of the mortgage loan
                                    sellers intend to continue to actively
                                    acquire, develop, operate, finance and
                                    dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance loans secured by properties which may include the mortgaged properties or properties that are in the same markets as the mortgaged properties. In that case, the interests of those affiliates may differ from, and compete with, the interests of the trust. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the certificates.

                                    Conflicts Between Managers and the
                                    Borrowers. Substantially all of the
                                    property managers for the mortgaged
                                    properties or their affiliates manage
                                    additional properties, including
                                    properties that may compete with the
                                    mortgaged properties. Affiliates of the
                                    managers, and certain of the managers
                                    themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of the mortgaged properties.

RISK OF PASS-THROUGH RATE           The interest rates of the Class  , Class
VARIABILITY                            , Class  , Class  , Class   and Class
                                    certificates are based on a weighted
                                    average of certain net mortgage rates of the mortgage loans. Mortgage loans with relatively high interest rates are more likely to prepay than mortgage loans with relatively low interest rates. Higher rates of principal payments on mortgage loans having mortgage interest rates above the weighted average interest rate of the mortgage loans will have the effect of reducing the interest rate of those certificates. In addition, the pass-through rates on the Class A-1 and Class A-2 Certificates may not exceed the weighted average of the net mortgage rates of the mortgage loans.

THE ABSENCE OF A SECONDARY          There is currently no secondary market for
MARKET FOR YOUR CERTIFICATES        the offered certificates. The Underwriters
MAY ADVERSELY AFFECT THE            have told us that they currently intend to
LIQUIDITY OF YOUR INVESTMENT.       buy and sell (that is, "make a market" in)
                                    the offered certificates, but they are
                                    under no obligation to do so.

                                    Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will allow you to resell your offered certificates or that it will continue for the life of the offered certificates. We do not intend to apply for listing of the offered certificates on any securities exchange.

OTHER RISKS                         See "Risk Factors" in the prospectus for a
                                    description of certain other risks and
                                    special considerations that may be
                                    applicable to your certificates.

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The mortgage pool will consist of 167 mortgage loans. The mortgage loans have a cut-off date balance of approximately $818,406,907, plus or minus 5%. The following is a generalized description of the terms and provisions of the mortgage loans in the aggregate. Many of the individual mortgage loans have special terms and provisions that deviate from this generalized description. Specific information regarding the terms and provisions of the mortgage loans is set forth in Annex A, and a description of the 10 largest mortgage loans is set forth in Annex F. Annex A and Annex F are important parts of this prospectus supplement.

     Generally, each mortgage loan is evidenced by a separate promissory note. Each mortgage loan is secured by one or more mortgages that create a first lien on one or more related mortgaged properties or a borrower's leasehold interest.


     The percentage of the cut-off date balance represented by each type of mortgaged property is as follows:




                                     NUMBER OF      PERCENT OF
                                     MORTGAGED     CUT-OFF DATE
          PROPERTY TYPE             PROPERTIES       BALANCE
--------------------------------   ------------   -------------
Multifamily ....................         46             27.8%
Retail-Anchored ................         18             21.7%
Office .........................         31             19.9%
Industrial .....................         20              9.8%
Retail-Unanchored ..............         14              5.7%
Manufactured Housing ...........         30              5.6%
Hotel and Motel ................          3              3.6%
Mixed Use ......................          6              2.8%
Retail-Single Tenant ...........          6              2.3%
Self-Storage ...................          4              0.6%
Retail-Shadow Anchored .........          1              0.2%
                                         --            -----
Total ..........................        179           100.00%
                                        ===           ======

     No mortgage loan is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer, the depositor, the Transferor, the mortgage loan sellers, the master servicer, the special servicer, the trustee or any of their respective affiliates.

     The depositor intends to purchase the mortgage loans on or before the
closing date on or about June   , 2000. The depositor will assign the mortgage
loans and representations and warranties regarding the mortgage loans to the trustee pursuant to the Pooling and Servicing Agreement. The master servicer and the special servicer will each service the mortgage loans pursuant to the Pooling and Servicing Agreement. For more detailed information, you should refer to the section in this prospectus supplement titled "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments."


SECURITY FOR THE MORTGAGE LOANS

     Each mortgage loan is secured by one or more mortgages encumbering one or more related mortgaged properties. 9 of the mortgage loans, representing approximately 3.0% of the cut-off date balance, provide for full or limited recourse against the related borrower or a guarantor or guarantors. The remainder of the mortgage loans are non-recourse loans, meaning that if a borrower defaults under that loan, recourse generally may be had only against the specific mortgaged property securing that mortgage loan and any other assets specifically pledged by the borrower to secure that mortgage loan. For example, each mortgage loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related mortgaged property. Also, the mortgage loans generally provide for the indemnification of the mortgagees by the related borrowers for the presence of any hazardous substances affecting the mortgaged properties. In some instances, additional collateral may exist. However, borrowers generally have limited assets, and there can be no assurance that any borrower will have sufficient assets to support any of the obligations that may arise.

     Each mortgage constitutes a first lien on one or more mortgaged properties or leasehold interests. Generally that lien is subject only to the following:

   (1)   liens for real estate and other taxes and special assessments;

   (2) covenants, conditions, restrictions, rights of way, easements and other encumbrances in effect as of the date of recording of that mortgage; and

   (3) exceptions and encumbrances on the mortgaged property reflected in the related title insurance policy.

 Ground Leases; Estates for Years

     5 of the mortgage loans, representing approximately 1.9% of the cut-off date balance, are secured by a first lien encumbering the related borrower's leasehold interest in the related mortgaged property. 159 of the mortgage loans, representing approximately 96.3% of the cut-off date balance, are secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in an income producing property. 3 of the mortgage loans, representing approximately 1.8% of the cut-off date balance, are secured by first liens encumbering the related borrower's (1) fee interest in a portion of the mortgaged property and (2) leasehold interest in the remainder of the mortgaged property. Except for 2 mortgage loans, representing approximately 0.7% of the cut-off date balance, the mortgage loan sellers have represented that each ground lease expires not less than 20 years after the maturity date of the related mortgage loan (including extension options). For more detailed information, you should refer to the section in the prospectus titled "Material Legal Aspects of the Mortgage Loans--Foreclosure--Leasehold Risks."


CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

 Due Dates

     The mortgage loans provide for monthly payments to be due on the due date. The due date for all of the mortgage loans is the first day of the month. All of the mortgage loans provide for a grace period of 10 days or less from the related due date before a scheduled payment is deemed to be contractually delinquent for purposes of imposing a late charge.

 Mortgage Rates; Calculations of Interest

     Each mortgage loan accrues interest at an annualized rate that is fixed for the entire term of that mortgage loan and does not permit any negative amortization or the deferral of interest except that 1 of the mortgage loans, representing approximately 2.2% of the cut-off date balance, provides that for a period of up to 2 years from origination the borrower is obligated only to pay interest accrued each month. This mortgage loan has not yet reached the end of that period. This mortgage loan, together with a summary of the relevant provisions, is identified in Annexes A and B, each of which constitutes an important part of this prospectus supplement.

 ARD Loans; Excess Interest

     10 of the mortgage loans representing approximately 10.9% of the cut-off date balance, are ARD Loans. ARD Loans bear interest at their respective Mortgage Rates until the Anticipated Repayment Date specified in that loan. Commencing on the Anticipated Repayment Date, each of these mortgage loans will bear interest at the Revised Rate. The master servicer and the special servicer will undertake in the Pooling and Servicing Agreement to deem the Revised Rate to accrue at the Mortgage Rate plus 2.00% per annum, and have agreed not to take any enforcement action with respect to the accrual or collection of Excess Interest, including any request for payments of those amounts, in excess of that rate, in each case unless each Rating Agency has been notified of the intention to do so and each Rating Agency has indicated that this action will not, by itself, result in the downgrade, qualification or withdrawal of any rating then assigned by it to any class of certificates. Until the principal balance of the mortgage loan has been reduced to zero, the borrower will only be required to pay interest at the Mortgage Rate, and the Excess Interest accrued at the Revised Rate over the portion of interest accrued at the related Mortgage Rate will be deferred. The deferred interest will not be added to the principal balance of the related mortgage loan, but will itself accrue interest at the Revised Rate to the extent lawful.

     Borrowers under ARD Loans generally are required to enter into lockbox agreements in which revenue from the related mortgaged property will be deposited into a lockbox account controlled by the master servicer, if conditions specified in those ARD Loans are met, rather than paid directly to the borrower. From and after the Anticipated Repayment Date, the related borrower generally will be required to apply all monthly cash flow from the related mortgaged property as specified in the related mortgage loan documents.


     As described below, each ARD Loan generally provides that the related borrower is prohibited from prepaying the mortgage loan until one to six months prior to the Anticipated Repayment Date. However, upon the commencement of that period, the borrower may prepay the loan, in whole or in part, without payment of a Prepayment Premium or Yield Maintenance Charge. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

     The Class O Certificates will be entitled to all distributions of Excess Interest, subject to the limitations set forth in the Pooling and Servicing Agreement, including distributions on or after the date on which the Class O certificate balance is reduced to zero.

 Amortization of Principal

     162 of the mortgage loans, representing approximately 99.0% of the cut-off date balance, are Balloon Loans. The remaining mortgage loans are fully amortizing and have amortization terms that match their respective terms to maturity. The weighted average Balloon/ARD LTV applicable to the mortgage pool is approximately 62.3%.

 Prepayment Provisions

Generally, the mortgage loans provide that there are no restrictions on voluntary prepayments during a specified period (generally two to twelve months) prior to the maturity date or Anticipated

Repayment Date, as applicable. Prior to that period, if any, each mortgage loan restricts voluntary prepayments in one or more of the following ways:

   (1) Imposing a "Lockout Period" by prohibiting any prepayments for a specified period of time after the date of origination of that mortgage loan;

   (2) Imposing a "Yield Maintenance Charge" (as described in Annex A) in connection with any principal prepayment made during a yield maintenance period; or

   (3) Imposing Prepayment Premiums in connection with any Principal Prepayment made during a prepayment premium period.

     6 of the mortgage loans, representing approximately 0.7% of the cut-off date balance, contain provisions that allow prepayment accompanied by payment of an amount equal to the greater of a Yield Maintenance Charge and a Prepayment Premium.

     2 of the mortgage loans, representing approximately 1.3% of the cut-off date balance, contain provisions that allow a prepayment accompanied by payment of an amount equal to the greater of a Yield Maintenance Charge and a Prepayment Premium that declines over time.

     55 of the mortgage loans, representing approximately 16.7% of the cut-off date balance, contain provisions that prohibit a prepayment during a Lockout Period, and thereafter allow a prepayment accompanied by payment of an amount equal to the greater of a Yield Maintenance Charge and a Prepayment Premium.

     2 of the mortgage loans, representing approximately 0.9% of the cut-off date balance, contain provisions that prohibit a prepayment during a Lockout Period, and thereafter allow a prepayment accompanied by payment of an amount equal to the greater of a Yield Maintenance Charge and a Prepayment Premium that declines over time.

     4 of the mortgage loans, representing approximately 2.0% of the cut-off date balance, contain provisions that allow a prepayment accompanied by payment of an amount equal to the greater of a Yield Maintenance Charge and a Prepayment Premium for a specified period, followed by a period during which a prepayment is allowed if accompanied by payment of a Prepayment Premium.

     1 of the mortgage loans, representing approximately 1.4% of the cut-off date balance, contains provisions that allow a prepayment accompanied by payment of an amount equal to the greater of a Yield Maintenance Charge and a Prepayment Premium that declines over time for a specified period, followed by a period during which a prepayment is allowed if accompanied by payment of a Prepayment Premium.

     96 of the mortgage loans, representing approximately 76.8% of the cut-off date balance, provide that after the Defeasance Lockout Period, a borrower may obtain a release of the lien on the related mortgaged property by substituting for the mortgaged property, as collateral for the related promissory note, U.S. government obligations that provide for payments in amounts equal to or greater than the amounts payable under the related promissory note on each due date or maturity date (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates, including prepayment in full on their related Anticipated Repayment Dates) and upon satisfaction of certain other conditions.


     1 of the mortgage loans, representing approximately 0.1% of the cut-off date balance, contains provisions that prohibit a prepayment during a Lockout Period, and thereafter allow a prepayment accompanied by payment of an amount equal to the greater of a Yield Maintenance Charge and a

Prepayment Premium for a specified period, followed by a period during which a prepayment is allowed if accompanied by payment of a Prepayment Premium that declines over time.

     The table in "Summary--Overview of the Certificates--Prepayment Lockout/Premium Analysis" sets forth for the distribution date in each indicated month the percentage of the aggregate Scheduled Principal Balance of all mortgage loans expected to be outstanding (after giving effect to scheduled principal payments for the due date relating to that distribution date) with respect to which:

   (1)   a Lockout Period is in effect;

   (2)   a prepayment must be accompanied by (a) a Yield Maintenance Charge,
         (b) the greater of a Yield Maintenance Charge or a Prepayment Premium (the percentage used in calculating the Prepayment Premium is also set forth in the table) or (c) a Prepayment Premium (the percentage used in calculating the Prepayment Premium is also set forth in the table); or

   (3) no Lockout Period, Yield Maintenance Period or Prepayment Premium Period is applicable (designated "Open" on the table).

     Annex A attached to this prospectus supplement contains information regarding the calculation of Yield Maintenance Charges and Prepayment Premiums applicable to each of the mortgage loans.

     Prepayment Premiums and Yield Maintenance Charges are generally not imposed in connection with involuntary prepayments resulting from a casualty or condemnation with respect to a mortgaged property, so long as no event of default then exists. The Prepayment Premiums and Yield Maintenance Charges are payable in connection with prepayments after an event of default but prior to the sale of the mortgaged property. Some mortgage loans permit the related borrower to transfer the related mortgaged property to a third party without prepaying the related mortgage loan if conditions specified in those mortgage loans are satisfied, including an assumption by the transferee of all of the borrower's obligations with respect to the mortgage loan. For more detailed information, you should refer to the section in this prospectus supplement titled "--`Due-on-Encumbrance' and `Due-on-Sale' Provisions."

     You should note that the enforceability of provisions requiring payment of Prepayment Premiums and Yield Maintenance Charges has been challenged in some states, and the collectibility of any Prepayment Premium depends on the creditworthiness of the borrower.

 Defeasance

     As described above, 96 of the mortgage loans, representing approximately 76.8% of the cut-off date balance, grant the related borrower the right, after a specified period, to obtain the release of the lien on the related mortgaged property by substituting U.S. government obligations for that mortgaged property. Those securities must, in the aggregate, provide for payments on or prior to each due date and on the maturity date of the mortgage loan in amounts equal to or greater than the amounts payable under the related promissory note on each of those dates (or, in the case of the ARD Loans, through the related Anticipated Repayment Dates, including prepayment in full on the related Anticipated Repayment Dates).

     Conditions to the related borrower's right to a defeasance include delivery of the following documents:

   (1) an opinion of counsel stating that the REMICs will not fail to maintain their respective statuses as REMICs as a result of the defeasance; and

   (2) in some cases, written confirmation from the Rating Agencies that the defeasance will not result in a downgrading, withdrawal or qualification of the respective ratings of any outstanding classes of Certificates.

 "Due-on-Encumbrance" and "Due-on-Sale" Provisions

     Except for 10 of the mortgage loans, representing approximately 3.6% of the cut-off date balance, the mortgages contain "due-on-encumbrance" clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower encumbers the related mortgaged property without its consent. Some borrowers are allowed, under circumstances described in the related mortgage loans, to further encumber the related mortgaged property with additional liens. The master servicer or the special servicer, as applicable, will determine, in a manner consistent with the Servicing Standard described in the section in this prospectus supplement titled "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments," whether to accelerate payment of a mortgage loan upon, or to consent to, any additional encumbrance of the related mortgaged property. Acceleration may not be waived except upon confirmation from each Rating Agency that the waiver will not result in the downgrade, withdrawal or qualification of its then current rating of any class of certificates.

     The mortgages generally prohibit the borrower from transferring the mortgaged property, or allowing a change of ownership of the borrower, without the mortgagee's prior consent. For this purpose, a change in ownership of the borrower is generally defined to include:

   (1) a change in the ownership of the borrower, a guarantor of the mortgage loan, or the general partner or managing member of the borrower over a specified percentage (generally from 10% to 49%);

   (2) the removal, resignation or change in ownership of, or the transfer or pledge of the partnership or membership interest of, any general partner or managing member of a borrower or a guarantor of the mortgage loan;

   (3) with respect to some of the mortgage loans, the removal, resignation or change in ownership of the managing agent of the related mortgaged property; or

   (4) the voluntary or involuntary transfer or dilution of the controlling interest in the related borrower held by a specified person.

     With respect to some of the mortgage loans, the borrower may be entitled to transfer the mortgaged property or allow a change in ownership if the conditions specified in the related mortgage loan are satisfied, typically including one or more of the following:

   (1)   no event of default has occurred;

   (2) the proposed transferee meets the mortgagee's customary underwriting criteria;

   (3) the mortgaged property continues to meet the mortgagee's customary underwriting criteria;

   (4)   an acceptable assumption agreement is executed; and

   (5) a specified assumption fee (generally between 0.5% and 1.0% of the then outstanding principal balance of the related mortgage loan) has been received by the mortgagee.

     Some mortgages also allow the following:

   (1) changes in ownership between existing partners and members of the borrower;

   (2) transfers to family members (or trusts for the benefit of family members), affiliated companies and specified individuals and entities;


   (3)   issuance by the borrower of new partnership or membership interests;

   (4) other changes in ownership for estate planning purposes described in those mortgages;

   (5) involuntary transfers caused by the death of any owner, general partner or manager of the borrower; or

   (6)   other transfers similar in nature to the foregoing.

     Upon any transfer or change in ownership of the mortgaged property which is in direct violation of provisions contained in the mortgage loan, the holder of the mortgage loan is generally permitted to accelerate the loan's maturity. For more detailed information, you should refer to the section in the prospectus titled "Material Legal Aspects of the Mortgage Loans--Enforceability of Material Provisions--Due-on-Sale Provisions." You should note that the enforceability of due-on-sale and due-on-encumbrance provisions has been challenged in several states.

 Default Provisions

     The mortgage loans generally provide that an event of default will exist if:

   (1) the borrower fails to pay any regular installment of principal or interest (a) upon the date the same is due, (b) within a specified period (generally five days to 10 days) after the date upon which the same was due, or (c) within a specified period (generally five days to 10 days) following written notice from the mortgagee of the failure to make those payments;

   (2) the borrower violates prepayment, defeasance, due-on-encumbrance or due-on-sale provisions;

   (3)   the borrower fails to pay taxes or other charges when due;

   (4) the borrower fails to keep all required insurance policies in full force and effect;

   (5) the borrower fails to cure any material violations of laws or ordinances affecting the mortgaged property or to operate the related mortgaged property according to specified standards;

   (6) a mechanic's, materialman's or other lien is imposed against the mortgaged property; or

   (7) an involuntary bankruptcy, receivership or similar action is instituted against the borrower or the mortgaged property and not fully dismissed after the passage of 45 days or the borrower files for bankruptcy or takes similar action.

     Additionally, the mortgage loans may contain other specified events of default, including one or more of the following:

   (1) for multifamily rental properties, the unapproved conversion of the related mortgaged property to a condominium or cooperative;

   (2) defaults under other agreements specified in the related mortgage loans;

   (3) defaults under or unapproved modifications to any related franchise agreement;

   (4) material changes to or defaults under any related management agreement; and

   (5) for health care related properties, the failure to correct any deficiency that would justify termination of a Medicare or Medicaid contract or a ban on new patients otherwise qualifying for Medicaid or Medicare coverage or the assessment of fines or penalties by any state or any Medicare, Medicaid, health, reimbursement or licensing agency specified in the related mortgage loan document.

     Upon an event of default, the master servicer or the special servicer may take any action as it deems advisable to protect and enforce the rights of the trustee on behalf of the certificateholders against the related borrower and against the related mortgaged property, subject to the terms of the related mortgage loan. Actions may include acceleration of maturity of the mortgage loan or complete or partial foreclosure of the mortgage loan.

 Default Interest

     All of the mortgage loans provide for imposition of Default Interest. You should note that the enforceability of Default Interest provisions has been challenged in several states. Also, the collectibility of Default Interest is dependent on the creditworthiness of the borrower. For more detailed information, you should refer to the section in the prospectus titled "Material Legal Aspects of the Mortgage Loans--Enforceability of Material Provisions." The master servicer, pursuant to the Pooling and Servicing Agreement, is entitled to retain Default Interest (subject to offset for the payment of interest on Advances) as additional compensation.

 Hazard, Liability and other Insurance

     Each mortgage loan requires that the related mortgaged property be insured against loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy. Standard extended coverage insurance generally includes:

   (1) commercial general liability insurance for bodily injury or death and property damage;

   (2) an "All Risk of Physical Loss" policy or standard extended coverage policy;

   (3) other coverage as the related mortgage loan seller may require based on the specific characteristics of the mortgaged property (including in each case other than where a major tenant is self-insured or has independently procured similar insurance, rental loss insurance and business interruption insurance); and

   (4)   where appropriate, boiler and machinery coverage and flood insurance.


     Generally, the insurance must be for an amount equal to (1) the full replacement cost of the mortgaged property or (2) the outstanding principal balance of the related mortgage loan, whichever is less, but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer. With respect to some of the mortgage loans, the related borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies.

     Generally, the borrower is required to maintain an insurance policy providing business interruption or rental continuation coverage in an amount not less than the income anticipated from 12 months of operations of the mortgaged property. 2 of the mortgaged properties, representing approximately 0.8% of the cut-off date balance, however, do not specifically require the related borrowers to maintain business interruption or rental continuation coverage, but generally do require the related borrowers to obtain and maintain any insurance that the mortgagee may reasonably require. 3 of the mortgage loans, representing approximately 0.5% of the cut-off date balance, have business interruption insurance for six months or less.

     The related mortgage loans typically provide that upon a casualty to the mortgaged property, insurance proceeds in excess of a specified amount will be paid to the mortgagee rather than the borrower. The mortgagee may elect to apply the insurance proceeds it receives to the outstanding indebtedness rather then to restoration of the related mortgaged property. However, the mortgagee may be required to apply those proceeds to restoration of the related mortgaged property if conditions specified in the related mortgage loan are met. These conditions typically include one or more of the following:

   (1)   the insurance proceeds payable are less than a specified amount;

   (2) less than a specified percentage of the related mortgaged property is destroyed;

   (3) the value of the related mortgaged property following the casualty remains greater than either a specified amount or a specified percentage of the value of the related mortgaged property before the casualty;

   (4) the casualty affects less than a specified percentage of the net rentable area of the mortgaged property or interrupts less than a specified percentage of the rentals from the mortgaged property;

   (5) restoration will cost less than a specified amount and the proceeds are sufficient to complete the restoration;

   (6)   restoration can be accomplished within a specified time period;

   (7) the restored mortgaged property will adequately secure the related mortgage loan;

   (8) income (including rents and insurance proceeds) will be adequate to service the debt during the restoration period; and

   (9)   no event of default then exists.

     Some leases require the borrower or the tenant to rebuild the buildings located upon the related mortgaged property if a casualty has occurred, and the mortgagee may be required to apply insurance proceeds to satisfy that requirement.

 Condemnation

     Generally the mortgage loans provide that all awards payable to the borrower in connection with any condemnation with respect to the related mortgaged property will be paid directly to the mortgagee. The mortgagee may elect to apply those proceeds to the outstanding indebtedness rather than to the restoration of the related mortgaged property. However, the mortgagee may be required to apply those awards to restoration of the related mortgaged property if conditions specified in the related mortgage loans are met. These conditions typically include one or more of the following:

   (1)   the award is less than a specified amount;

   (2) the condemnation affects less than a specified percentage of the net rentable area of the mortgaged property or interrupts less than a specified percentage of the rentals from the mortgaged property;

   (3) restoration will cost less than a specified amount and sufficient funds are available to complete the restoration;

   (4)   restoration can be accomplished within a specified time period;

   (5) income (including the condemnation award, rentals and insurance proceeds) will be adequate to service the debt during the restoration period;

   (6)   no event of default then exists; and

   (7) restoration is feasible and the mortgaged property will be commercially viable after the restoration.

     Some leases require the borrower or the tenant to restore the related mortgaged property in the event of a condemnation, and the mortgagee may be required to apply condemnation proceeds to satisfy that requirement.

 Delinquencies and Modifications.

     As of the cut-off date, no mortgage loan was more than 30 days delinquent with respect to any Monthly Payment, and no mortgage loan has been modified in any material manner since its origination in connection with any default or threatened default on the part of the related borrower.


MATERIAL CHARACTERISTICS OF THE MORTGAGE POOL

 Concentration of Mortgage Loans and Borrowers.

     Several of the mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The largest single mortgage loan has a cut-off date principal balance of $30,410,327, which represents approximately 3.7% of the cut-off date balance. The ten largest individual mortgage loans, which includes cross-collateratized mortgage loans, have cut-off date principal balances that represent in the aggregate approximately 24.4% of the cut-off date balance.

 Descriptions of the Ten Largest Individual Mortgage Loans.

     For a description of the ten largest mortgage loans, see Annex F which constitutes an important part of this prospectus supplement.

 Affiliated Borrowers.

     34 mortgage loans, collectively representing approximately 14.9% of the cut-off date balance, were made to affiliated entities. No set of mortgage loans made to a single borrower or to a single group of affiliated borrowers constitutes more than approximately 2.5% of the cut-off date balance. 10 mortgage loans, representing approximately 4.7% of the cut-off date balance, are cross-collateralized and cross-defaulted with other mortgage loans made to the same borrower or its affiliate. 2 mortgage loans, representing approximately 0.3% of the cut-off date balance, are cross-defaulted with other mortgage loans made to the same borrower or to its affiliate but are not cross-collateralized. Subject to any limits imposed by their terms, "cross-collateralized mortgage loans" and "cross-defaulted mortgage loans" reduce the risk that the inability of an individual mortgaged property to generate net operating income sufficient to pay debt service on that property will result in defaults (and ultimately losses) by making the collateral available to support debt service on, and principal repayment of, the aggregate indebtedness evidenced by the related cross-collateralized mortgage loans and by making it easier for a lender to foreclose on performing collateral should the need arise. Annex C, which constitutes an important part of this prospectus supplement, contains the Affiliated Borrower Loan Table which sets forth more detailed information regarding mortgage loans made to a single borrower or to a single group of affiliated borrowers.

 Geographic Concentration

     The mortgaged properties are located in 34 states and the District of Columbia. The states with the greatest concentration of mortgage loans are indicated in the table below. No more than 4.9% of the mortgage loans by cut-off date balance are secured by mortgaged properties located in any state not indicated below.




                            NUMBER OF   PERCENTAGE OF
                             MORTGAGE   CUT-OFF DATE
STATE                         LOANS        BALANCE
-------------------------- ----------- --------------
  California .............     34            22.8%
  Texas ..................     20            12.2%
  Maryland ...............      3             5.7%

 Environmental Risks

     A Phase I environmental site assessment, a similar study, an update of a previously conducted Phase I ESA, an update based on information contained in an established database, or for (i) mortgage loans with an original principal balance of less than $1,000,000 (or $1,500,000 in the case of all mortgage loans originated or purchased by Bridger Commercial Funding LLC), (ii) 2 of the mortgage loans, representing approximately 0.5% of the cut-off date balance, originated by KeyBank National Association under its "small balance loan" program and (iii) 1 mortgage loan, representing approximately 0.1% of the cut-off date balance, that was also originated by KeyBank National Association, an environmental transaction screen assessment was obtained by the related mortgage loan seller with respect to each of the mortgaged properties within 12 months of the respective dates as of which the mortgage loans were originated or purchased. Other than as described below, an ESA or other similar study or update has been prepared within the 12 months preceding the cut-off date.

     Other than as described below, the mortgage loan sellers have informed the depositor that the ESAs, studies, updates or screen assessments did not identify any material adverse environmental conditions or circumstances, except for:

   (1) cases where those conditions or circumstances were investigated further, and based upon additional investigation, a qualified environmental consultant recommended no further investigation or remediation;

   (2) cases where a qualified environmental consultant recommended an operations and maintenance plan and the maintenance plan was obtained or an escrow reserve was established to cover the estimated costs of obtaining the maintenance plan;

   (3) cases where soil or groundwater contamination was suspected or identified and either (a) that condition was remediated or abated prior to the closing date; (b) a No Further Action letter was obtained from the applicable regulatory authority, or (c) either an environmental insurance policy was obtained, a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any further required investigation, testing, monitoring or remediation;

   (4) cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and either (a) that condition is not known to have affected the mortgaged property or (b) the responsible party has either received a No Further Action letter from the applicable regulatory agency, established a remediation fund, or provided an indemnity or guaranty to the borrower; or

   (5) cases in which, for small loans with an original principal balance of less than $1,000,000, the borrower has acknowledged in the mortgage loan documents the existence of that condition and expressly agreed to comply with all federal, state and local statutes or regulations respecting that condition.

     The foregoing information is based solely upon ESAs, similar studies, screen assessments or updates and has not been independently verified by the mortgage loan sellers, the depositor, the Transferor, or any of their respective affiliates.

     The ESAs, similar studies, screen assessments or updates with respect to some mortgaged properties identified adverse environmental conditions which could be important and require material expenditure. For the 7 mortgage loans identified below, which represent 4.2% of the cut-off date balance, either a borrower's or a lender's environmental insurance policy was obtained to insure either the borrower or the lender from known or suspected environmental conditions identified in the environmental report obtained for the respective mortgaged property. The insurer, general policy terms, term of coverage, conditions or coverage, policy limits, deductibles and other aspects of the policies vary from policy to policy. The mortgage loans with environmental insurance policies are as follows: Loan No. 6392 (Inman Grove Shopping Center), Loan No. 6568 (220 I Street NE), Loan No. 6569 (300 I Street NE), Loan No. 7237 (Bellwood Terrace Apartments), Loan No. 8355 (Doubletree Hotel), Loan No. 8714 (Warrington Shopping Center), and Loan No. 6603463 (Walnut Street Portfolio). No assurances can be provided, however, that the environmental insurance policies will be adequate to cover any environmental claims arising with respect to the related mortgaged properties or as to the financial condition of the borrower.

 Unsecured Debt

     In the case of 4 mortgage loans, representing approximately 1.9% of the cut-off date balance, that are loans to borrowers that are partnerships, the mortgage loans are not secured by either the related mortgaged properties or the ownership interests in the borrowers. These unsecured loans were made to the borrowers by affiliates of the borrowers.

 Subordinate Financing

     3 of the mortgage loans, representing approximately 0.9% of the cut-off date balance, have current subordinate financing secured by the related mortgaged properties and the related borrowers have executed and delivered subordination and standstill agreements. 5 of the mortgage loans, representing approximately 4.3% of the cut-off date balance, allow the borrowers to grant subordinate financing in the future that would be secured by the related mortgaged properties; however, the mortgage loan documents relating to these 5 mortgage loans do not explicitly require the execution and delivery of subordination and standstill agreements in connection with the subordinate financing.

     The terms of certain loans permit or require the borrowers to post letters of credit for the benefit of the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank will not typically agree to subordination and standstill protection benefitting the lender.

 Performance Holdbacks

     3 mortgage loans, representing approximately 5.1% of the cut-off date balance, provide for material performance holdbacks under which a portion of the original loan amount disbursed by the originating lender was placed into an escrow account at closing, to be released upon the satisfaction of certain conditions by the borrower. While there is no specific date by which the borrower is required to satisfy the necessary specified conditions, in the event of any default by the borrower, the lender has the right to use the escrowed holdback to pay down the principal balance of the loan in addition to its other default remedies. In such event, the borrower would be obligated to pay additional consideration to the lender. In the case of Loan No. 6603515 (Gateway Village Shopping Center), such consideration is based on the greater of (i) the amount necessary to purchase defeasance collateral assuming defeasance would have been permitted, or (ii) 1% of the principal amount of the mortgage note after acceleration. In the case of Loan Nos. 6604092 (Gatehouse Plaza) and 6603490 (Stephens Business Park), such consideration is based on a yield maintenance calculation.

     The achievement of the specified conditions necessary to release an escrowed holdback is typically contingent upon the performance of the underlying mortgaged property and an increase in the mortgaged property's Net Cash Flow. If such specified conditions are not achieved, irregardless of whether or not the escrowed holdback is used to pay down the principal balance of the loan, as described above, the borrower will still be required to service a monthly debt service amount that is based upon the entire original loan amount.

 Loans Containing Performance Holdback Provisions




  ANNEX A
 MORTGAGE                                       CUT-OFF    AMOUNT OF   OUTSIDE
   LOAN                                          DATE       ESCROWED   RELEASE
  NUMBER   PROPERTY NAME                        BALANCE     HOLDBACK    DATE   RELEASE CONDITIONS
---------- --------------------------------- ------------ ----------- -------- -----------------------------------------
6603515    Gateway Village Shopping Center    25,848,385   1,827,490  none     Minimum 1.25x DSCR based on a new
                                                                               cash flow verification by Lender and
                                                                               Borrower must construct an expansion
                                                                               area of at least 10,000 s.f.

6604092    Gatehouse Plaza                     8,679,168     700,000  none     Completion of construction of tenant
                                                                               space and commencement of occupancy
                                                                               and payment of rent by Chic-Fil-A.

6603490    Stephens Business Park              7,466,965   1,372,000  none     Minimum 1.25x DSCR based on a new
                                                                               cash flow verification by Lender and a
                                                                               new appraisal indicating a maximum loan
                                                                               to value ratio of 75%. The new cash flow
                                                                               verification will calculate effective
                                                                               annualized rental income based on the
                                                                               immediate proceeding six (6) months.


  ANNEX A                                           CUT-OFF
 MORTGAGE                                             DATE        CURRENT LTV     BALLOON/ARD      BALLOON/ARD
   LOAN                                           BALANCE NET      RATIO NET      BALANCE NET     LTV RATIO NET
  NUMBER     PROPERTY NAME                        OF HOLDBACK     OF HOLDBACK     OF HOLDBACK      OF HOLDBACK
----------   ---------------------------------   -------------   -------------   -------------   --------------
6603515      Gateway Village Shopping Center      24,020,895          71.70%      21,475,850          64.11%
6604092      Gatehouse Plaza                       7,979,168          73.20%       7,120,574          65.33%
6603490      Stephens Business Park                6,094,965          74.60%       5,371,158          65.74%

 Zoning Compliance

     The related mortgage loan seller received assurances that all of the improvements located upon each respective mortgaged property complied in all material respects with applicable zoning laws, or that those improvements qualified as permitted nonconforming uses. In some cases, the assurances were limited to a representation or warranty from the related borrower, for breach of which recourse may be had to that borrower.

 Tenant Matters

     In connection with 77 of the mortgaged properties, representing approximately 47.6% of the cut-off date balance, a major tenant occupies more than 20% of the net leasable area of the related mortgaged property. Many of these major tenants occupy their respective leased premises pursuant to leases that require them to pay all applicable real property taxes, maintain insurance over the improvements on the premises and maintain the physical condition of those improvements. With respect to mortgage loans secured by a retail, office or industrial property, the related mortgage loan seller generally obtained an estoppel certificate from each major tenant in which that tenant indicated its intention to continue in the relevant lease and that the tenant was not presently aware of any condition or event that would allow it to terminate the lease prior to the end of the lease term. Generally, major tenants do not have investment-grade credit ratings. Additional information regarding major tenants is set forth in Annex A of this prospectus supplement.

 Other Information

     Annex A sets forth certain material information with respect to the mortgage loans and the mortgaged properties. The information was primarily derived from financial statements supplied by the borrowers which, in most cases, are unaudited and were not prepared in accordance with generally accepted accounting principles. Net Operating Income and Cash Flow do not represent the net operating income and cash flow reflected on the borrowers' financial statements. The differences between "Net Operating Income" and "Cash Flow" determined by the mortgage loan sellers and net operating income and cash flow reflected on the borrowers' financial statements represent the adjustments made by the related mortgage loan seller as described below, to increase the level of consistency between the financial statements provided by the borrowers. However, these adjustments were subjective in nature and were not made in a uniform manner nor in accordance with generally accepted accounting principles. "Underwritten NOI" and "Underwritten Cash Flow" are pro forma numbers prepared by the related mortgage loan seller to reflect their assessment of the market based performance of the related mortgaged property. None of the depositor, the Transferor or the Underwriters has made any attempt to verify the accuracy of the financial statements supplied by the borrowers or the accuracy or appropriateness of the adjustments discussed below to determine "Net Operating Income," "Cash Flow," "Underwritten NOI," and "Underwritten Cash Flow."

     "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Cash Flow" are not substitutes for, or improvements upon, net income as determined in accordance with generally accepted accounting principles as a measure of the results of a mortgaged property's operations or for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity. No representation is made as to the future net income or net cash flow of the mortgaged properties, and the "Net Operating Income," "Cash Flow," "Underwritten NOI" and "Underwritten Cash Flow" as set forth in this prospectus supplement are not intended to represent the future net income or net cash flow.

     The Loan-to-Value Ratios set forth below are based upon Appraised Values. The mortgage loan sellers had appraisals of the mortgaged properties conducted in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA. No other person has prepared or obtained a separate appraisal or reappraisal. Another appraiser might arrive at a different opinion of value. Any Appraised Value might differ from the value that would be determined in a current appraisal or the amount that would be realized upon a sale or liquidation of the mortgaged property. Accordingly, you should not rely on the Loan-to-Value Ratios set forth in this prospectus supplement as necessarily indicative of the true Loan-to-Value Ratios.

     Debt Service Coverage Ratios are used by lenders of loans secured by income producing property to measure the ratio of (1) cash currently generated by a property annually that is available for debt service (that is, cash that remains after payment of operating expenses) to (2) required annual debt service payments. Debt service coverage ratios, however, only measure the current, or recent, ability of a property to service mortgage debt. If a property is not expected to have a stable operating cash flow (because, for instance, it is subject to leases with above-market rents that expire during the loan term and are difficult to replace at similar rent levels), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. In addition, a debt service coverage ratio may not adequately reflect the significant amounts of cash that a property owner may be required to expend to pay for capital improvements, tenant improvements and leasing commissions when expiring leases are replaced. Accordingly, we can give no assurance and make no representation that the Debt Service Coverage Ratios accurately reflect the future ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.

     Due to rounding, percentages may not add to 100% and amounts may not add to the indicated total. For purposes of this prospectus supplement and Annex A to this prospectus supplement all calculations of any applicable Lockout Period, Defeasance Lockout Period, Yield Maintenance Period, Prepayment Premium or Yield Maintenance Charge for a mortgage loan are based upon the mortgage loan's first scheduled payment date. For each mortgage loan secured by more than one mortgaged property, the "Number of Units," "Units/SF," "Appraised Value," "Current Occupancy," "Underwritten NOI" and "Underwritten Cash Flow" is the sum of the respective values of each mortgaged property securing that mortgage loan.


CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The foregoing description of the mortgage pool and the mortgaged properties is based upon scheduled principal payments due on the mortgage loans on or before the cut-off date. Before we issue the certificates, one or more mortgage loans may be removed from the mortgage pool if the depositor deems the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before we issue the certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time we issue the certificates may vary from those described in this prospectus supplement.

     A Current Report on Form 8-K will be filed, together with the Pooling and Servicing Agreement, with the SEC within 15 days after the initial issuance of the certificates. The Form 8-K will be available to the certificateholders promptly after its filing. If mortgage loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be reflected in the Form 8-K.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

     Each of KeyBank National Association, Bridger Commercial Realty Finance LLC and Salomon Brothers Realty Corp. will make representations and warranties relating to the mortgage loans, either directly to the depositor pursuant to a Mortgage Loan Purchase Agreement, or indirectly through the Transferor pursuant to the Underlying Mortgage Purchase Agreement. The Transferor will make substantially similar representations to the depositor in a Mortgage Loan Purchase Agreement with respect to the mortgage loans it purchases from Bridger. The sole remedy available to the trustee or certificateholders for a mortgage loan seller's failure to cure any breach of those representations and warranties that materially and adversely affect the interest of the certificateholders in that mortgage loan is for the applicable mortgage loan seller to cure or repurchase the affected mortgage loan within 85 days of receiving notice of the breach or as otherwise provided in the Pooling and Servicing Agreement (which period may be extended to 180 days under certain circumstances). The depositor will assign its rights under each Mortgage Loan Purchase Agreement (and, as a result, the rights of the Transferor under the Underlying Mortgage Loan Purchase Agreement) to the trustee for the benefit of the certificateholders. Any repurchase of a mortgage loan because of a breach of a representation and warranty will be made at the Repurchase Price.

     All references in these representations and warranties are to related documents, mortgaged properties and entities unless otherwise indicated. The representations and warranties are made for each mortgage loan as of the date specified in the applicable Mortgage Loan Purchase and Sale Agreement, and include the following (subject to the exceptions set forth in that Mortgage Loan Purchase Agreement):

   (1) Mortgage Loan Characteristics. The information set forth in the mortgage loan schedule is true, correct and complete in all material respects; provided, however, that with respect to information set forth with respect to each mortgage loan under the captions "Physical Occupancy Percentage," "Occupancy As of Date," "1998 NOI" and "1999 NOI," "Underwritten NOI," "Underwritten Net Cash Flow" and "Underwritten NOI DSCR", the mortgage loan seller represents only that the information is a correct and accurate reproduction or derivation, as adjusted by the mortgage loan seller in accordance with its customary underwriting practices and procedures, of the information provided to it by the borrower (or an affiliate or principal thereof) and takes no responsibility for the accuracy or completeness of the information provided to it by the borrower (or that affiliate or principal); provided further, the mortgage loan seller has no actual knowledge that the information is incorrect, inaccurate or incomplete following the reasonable and customary due diligence performed by the mortgage loan seller in connection with its origination or purchase of the mortgage loans.

   (2) Domestic Borrower. The borrower is an individual who is a citizen of, or an entity organized under the laws of, a state of the United States of America.

   (3) Single-Purpose Bankruptcy Remote Entity. Each borrower of a mortgage loan in excess of $25,000,000 is an entity which has represented in connection with the origination of the mortgage loan, and whose organizational documents as of the date of origination of the mortgage loan provide that so long as the mortgage loan is outstanding, it will be a single-purpose entity whose activities and ability to incur debt are restricted by the applicable mortgage or the organizational documents in a manner intended to make the likelihood of bankruptcy proceedings being commenced by or against that borrower remote, and as to which the borrower has delivered an opinion of counsel concerning substantive non-consolidation, and as to which the borrower has at least one independent director. For this purpose, "single-purpose entity" shall mean a person, other than an individual, which does not engage in any business unrelated to the mortgaged property and its financing, does not have any assets other than those related to its interest in the mortgaged property or its financing, or any indebtedness other than as permitted by the mortgage or the other mortgage loan documents, has its own books and records separate and apart from any other person and holds itself out as being a legal entity, separate and apart from any other person.

   (4) Delivery of Mortgage Loan Documents. The mortgage loan seller has caused or will cause to be delivered to the Transferor or its designee, or the depositor or its designee, within the prescribed time period, each of the documents comprising the mortgage file for each mortgage loan that is required to be delivered to the trustee.

   (5) Payment Current. All payments required to be made with respect to the mortgage loan under the terms of the promissory note or mortgage (inclusive of any applicable grace or cure period) up to the closing date have been made. Within the twelve months preceding the Closing Date, there has not been any delinquency in excess of 30 days with respect to the mortgage loan.

   (6) Equity Participation or Participation Interest. The mortgage loan contains no equity participation by the mortgage loan seller and is a whole loan and not a participation interest. Neither the promissory note nor the mortgage provides for negative amortization or any contingent or additional interest in the form of participation in the cash flow of the mortgaged property. The mortgage loan seller has no ownership interest in the mortgaged property or in the borrower other than in the mortgage loan being assigned and sold. Neither the mortgage loan seller nor any affiliate of the mortgage loan seller has any obligation to make any capital contributions to the borrower under the mortgage or any other mortgage loan document.

   (7) Compliance with Applicable Laws. As of its date of origination, the mortgage loan either complied with or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. To the best of the mortgage loan seller's knowledge, as of the date of origination of the mortgage loan, the originator complied in all material respects with the requirements of any and all other federal, state or local laws applicable to the origination, servicing and collection of the mortgage loan. No governmental or regulatory approval or consent is required for the sale of the mortgage loan by the mortgage loan seller, and the mortgage loan seller has full right, power and authority to sell the mortgage loan. To the extent necessary to ensure the enforceability of the mortgage loan and the effective sale, transfer and assignment thereof and of the promissory note, the originator and/or the mortgage loan seller each was qualified and appropriately licensed to transact business in the jurisdiction in which the mortgaged property is located at the time that entity had possession of the promissory note.

   (8) Proceeds Fully Disbursed. The proceeds of the mortgage loan have been fully disbursed (although certain reserve accounts controlled by the mortgage loan seller may have been established as described in Annex
         A), and there is no requirement for future advances thereunder.

   (9) Origination Expenses Paid. All costs, fees and expenses incurred in connection with the origination and closing of the mortgage loan, including, without limitation, recording costs and fees, have been paid to the appropriate person or arrangements have been made for their payment to the appropriate person on a timely basis by the borrower.

   (10) Documents Valid. Each of the promissory note, the mortgage and any other mortgage loan document is the legal, valid and binding obligation of the borrower, the guarantor or other party executing that document (subject to any non-recourse or partial recourse provisions contained therein) and is enforceable in accordance with its terms subject to customary exceptions. There is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note, mortgage or any other mortgage loan document, nor will the operation of any of the terms of the promissory note or the mortgage, or the exercise of any right thereunder, render either the promissory note or the mortgage, unenforceable or subject to any valid offset, defense, counterclaim or right of rescission, including, without limitation, the defense of usury, and the mortgage loan seller has no knowledge that any offset, defense, counterclaim or right of rescission has been asserted or is available with respect thereto. Except as described in the immediately following sentence, neither the mortgage nor the promissory note requires the mortgagee to release any portion of the mortgaged property except upon payment in full of the mortgage loan or the exercise of a defeasance feature. In the case of certain mortgaged properties securing cross-collateralized mortgage loans, certain mortgage loans secured by multiple mortgaged properties, and certain mortgage loans secured by one or more parcels constituting a single mortgaged property, the mortgagee may be required to release a mortgaged property or a portion thereof upon payment of a portion of the mortgage loan, as specified in the mortgage loan documents.

   (11) Assignment of Mortgage; Note Endorsement. The assignment of mortgage (but for the insertion of the name of the assignee and any related recording information that is not yet available to the mortgage loan seller) is or will be in recordable form and constitutes or will constitute the mortgage loan seller's legal, valid and binding assignment to the Transferor or the depositor of the mortgage and any assignment of leases, rents and profits or assignment of assignment of leases, rents and profits. The mortgage loan seller's endorsement and delivery of the promissory note to the Transferor or the depositor, as applicable, in accordance with the terms of the Underlying Mortgage Loan Purchase Agreement or related Mortgage Loan Purchase Agreement constitutes or will constitute the mortgage loan seller's legal, valid and binding assignment to the Transferor or the depositor of that promissory note, and, together with the mortgage loan seller's execution and delivery of the assignment of mortgage to the Transferor or the depositor legally and validly conveys or will convey all right, title and interest of the mortgage loan seller in that mortgage loan to the Transferor or the depositor.

   (12) First Lien. Based on the related policy of title insurance (or pro forma or specimen policy or "marked-up" commitment for title insurance), the mortgage is a legal, valid and enforceable first lien on the mortgaged property (including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to those buildings, and all additions, alterations and replacements made at any time prior to the closing date of the mortgage loan with respect to the foregoing, but excluding any related personal property), which mortgaged property is free and clear of all liens and encumbrances having priority over or equal to the first lien of the mortgage, except for:

        (a) the lien of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties;

        (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage which do not materially and adversely (A) affect the value of the mortgaged property as security for the mortgage loan or (B) interfere with the related borrower's ability to make required principal and interest payments or to make use of that mortgaged property for the intended purposes therefor;

        (c) leases and subleases for the mortgaged property which the mortgage loan seller did not require to be subordinated to the lien of the mortgage; provided that those leases and subleases, if any, are with entities which are not affiliated with the mortgage loan seller; and

        (d) other matters which do not individually or in the aggregate, materially and adversely (A)affect the value of the mortgaged property as security for the mortgage loan, or (B) interfere with the borrower's ability to make required principal and interest payments or to make use of the mortgaged property for the intended purposes therefor.

   (13) No Modification, Release or Satisfaction. Except by a written instrument which has been delivered as part of the mortgage file:

        (a) neither the promissory note nor the mortgage (including any amendments or supplements thereto included in the related mortgage file) has been impaired, waived, modified, altered, satisfied, canceled or subordinated or rescinded;

        (b) the mortgaged property has not been released from the lien of the mortgage; and

        (c) the borrower has not been released from its obligations under the mortgage, in whole or in any part, in a manner which would materially interfere with the benefits of the security intended to be provided by the mortgage.

   (14) Defeasance. A mortgage loan that permits defeasance provides that, after the applicable Defeasance Lockout Period, the borrower may obtain the release of all or a portion of the related mortgaged property from the lien of the mortgage upon the pledge to the trustee of non-callable U.S. Treasury or other noncallable U.S. government obligations that provide payments on or prior to all successive payment dates to maturity (or, in the case of an ARD Loan, through the Anticipated Repayment Date) in the amounts due on those dates and upon the satisfaction of certain other conditions. A mortgage loan that permits defeasance provides that the borrower is responsible for the payment of all costs and expenses of the lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property. A mortgage loan containing a defeasance provision has a Defeasance Lockout Period of not less than two years after the closing date or includes other conditions precedent the satisfaction of which will ensure that the exercise of that feature will not cause any REMIC to fail to be a REMIC. The mortgage loans that permit defeasance require that a first priority perfected security interest opinion be provided, and certain mortgage loans also require that a REMIC opinion be provided, as a condition to exercise of any defeasance option. In addition, the mortgage or other mortgage loan documents generally require the satisfaction of one or more of the following conditions prior to the defeasance of the mortgaged property:

        (a) the borrower must provide the mortgagee with a prior written notice of not less than 30 days;

        (b) the borrower must either (i) deliver to the mortgagee or the servicer of the mortgage loan, as the case may be, the government obligations described in this clause (14) or (ii) pay to the mortgagee or the servicer of the mortgage loan, as the case may be, an amount sufficient to purchase the government obligations described above in this clause (14);

        (c) the borrower must provide a written confirmation from the Rating Agencies indicating that the defeasance will not result in a reduction, withdrawal or qualification of the respective ratings of any outstanding classes of Certificates;

        (d) the borrower must deliver an officer's certificate to the effect that all of its obligations with respect to the mortgage loan have been satisfied and that the mortgage loan is not in default; and

        (e) the borrower must undertake to provide any other documents or information that the mortgagee may reasonably request in connection with the defeasance.

   (15) No Delinquent Taxes or Assessments. All tax or governmental assessments or installments thereof, that were due and owing on or prior to the date of origination had been paid as of that date and the mortgage loan seller knows of no tax or governmental assessment, or if payable in installments, any installment thereof, which became due and owing thereafter and prior to the closing date with respect to the mortgaged property which, if left unpaid, would be, or might become, a lien on the mortgaged property having priority over the mortgage which has become delinquent so that (A) the tax, assessment or installment has commenced to accrue interest or penalties, or (B) the applicable taxing authority may commence proceedings to collect the tax, assessment or installment, as applicable.

   (16) Escrow or Reserve Deposits. As of the closing date: (a) the reserve accounts, if any, contain all escrow deposits and other payments required by the terms of the mortgage loan documents (inclusive of any applicable grace or cure period) to be held by the mortgage loan seller as of the closing date; and (b) the mortgage loan seller is transferring all amounts on deposit in the reserve account(s) on the closing date to the Transferor or the depositor or to the extent not being transferred to the Transferor or the depositor all escrow deposits and other payments required under the promissory note, the mortgage and any other mortgage loan documents have been applied in accordance with their intended purposes by the mortgage loan originator, the mortgage loan seller or its agent.

   (17) No Third Party Advances. The mortgage loan seller has not, directly or indirectly, (a) advanced funds; (b) induced or solicited any payment from a person other than the borrower; or (c) to the mortgage loan seller's knowledge, received any payment other than from the borrower, for the payment of any amount required under the promissory note or the mortgage, except for interest accruing from the date of the promissory note or the date of disbursement of the proceeds of the mortgage loan, whichever is later, to the date which precedes by 30 days the first due date under the promissory note.

   (18) No Condemnation or Damages. To the best of the mortgage loan seller's knowledge, no proceedings for the total or partial condemnation of the mortgaged property (a) have occurred since the date as of which the appraisal relied upon in the origination of the mortgage loan was prepared or (b) are pending or threatened other than, in each case, proceedings as to a partial condemnation which do not materially and adversely affect the value of the mortgaged property as security for the mortgage loan. To the best of the mortgage loan seller's knowledge, the mortgaged property is free of material damage. The mortgage requires that any related condemnation award be applied either to the restoration of the mortgaged property or the payment of the outstanding principal balance of or accrued interest on the mortgage loan.

   (19) No Mechanics' Liens. To the mortgage loan seller's knowledge, the mortgaged property (excluding any related personal property) (i) is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof and (ii) no rights are outstanding that, under applicable law, could give rise to any of these types of liens that are or may be prior to, or equal with, the lien of the mortgage, except, with respect to (i) or (ii) above, those which are insured against by the lender's title insurance policy referred to in (23) below.

   (20) Title Survey: Improvements; Separate Tax Parcels. The mortgage loan seller has delivered an as-built survey, a survey recertification, a site plan, a recorded plat or the like with respect to the mortgaged property which satisfied, or the mortgage loan seller otherwise satisfied, the requirements of the related title insurance company for deletion of the standard general exceptions for encroachments, boundary and other survey matters and for easements not shown by the public records from the related title insurance policy, except with respect to any mortgaged property located in a jurisdiction (such as the State of Texas where survey title insurance coverage is prohibited by law) in which the exception for easements not shown by the public records could not be deleted and the standard general exception is customarily accepted by prudent commercial mortgage lenders in that jurisdiction. Except for encroachments and similar matters which are inconsequential, do not materially and adversely affect the value of the mortgaged property as security for the mortgage loan, or are insured against by the related lender's title insurance policy described in (23) below, surveys and/or title insurance obtained at the time of the origination of the mortgage loan indicated or insured that (A) none of the improvements which were included for the purpose of determining the appraised value of the mortgaged property in the related appraisal at the time of the origination of the mortgage loan lie outside the boundaries and building restriction lines of the mortgaged property, and (B) no improvements on adjoining properties encroach upon the mortgaged property. The mortgaged property constitutes one or more complete separate tax lots or is subject to an endorsement under the related lender's title insurance policy.

   (21) Title. The mortgage loan seller has good title to and is the sole owner and beneficial holder of the mortgage loan. The mortgage loan seller has full power, authority and legal right to sell and assign the mortgage loan, is the sole mortgagee or beneficiary of record under the mortgage and is transferring the mortgage loan to the Transferor or the depositor free and clear of any and all liens, encumbrances, participation interests, pledges, charges or security interests of any nature encumbering the mortgage loan.

   (22) Compliance with Laws. To the best of the mortgage loan seller's knowledge, based upon a letter or letters from governmental authorities, a legal opinion, an endorsement or endorsements to the related title insurance policy, a representation of the borrower at the time of origination of the mortgage loan or other information reasonably acceptable to the mortgage loan seller at the time of origination of that mortgage loan:

        (a) no improvements located on or forming a part of the mortgaged property are in violation of any applicable zoning and building laws or ordinances;

        (b) the mortgaged property complies with all other laws and regulations pertaining to its use and occupancy thereof (excluding environmental laws (see (34) and (35) below) and all applicable insurance requirements;

        (c) the borrower has obtained all inspections, licenses, permits, authorizations, and certificates necessary for compliance, including, but not limited to, certificates of occupancy (if available); and

        (d) the mortgage loan seller has not received notification from any governmental authority that the mortgaged property violates or does not comply with laws or regulations or is being used, operated or occupied unlawfully or that the borrower has failed to obtain any of the inspections, licenses, permits, authorizations or certificates referred to above, except for any violation or non-compliance (A) which does not materially and adversely affect the value of the mortgaged property as security for the mortgage loan or the use for which that mortgaged property was intended at the time of origination of the mortgage loan, (B) which was specifically addressed by the appraiser in the determination of the related appraised value, or (C) for which a reserve account held for the related mortgage loan seller has been established in an amount sufficient to pay for the estimated costs to correct the violations or non-compliance.

   (23) Title Insurance. The lien of the mortgage is insured by an ALTA lender's title insurance policy or, if an ALTA lender's title insurance policy is unavailable, another state-approved form of lender's title insurance policy issued in an amount not less than the stated principal amount of the mortgage loan (after all advances of principal) insuring the mortgage loan seller and its successors and assigns that the mortgage is a valid first lien on the mortgaged property, subject only to exceptions described in (12) above (or, if title insurance policy has not yet been issued with respect to the mortgage loan, the policy will be issued and is currently evidenced by a pro forma or specimen policy or by a "marked-up" commitment for title insurance which was furnished by the related title insurance company for purposes of closing the mortgage loan). The premium for the title insurance policy has been paid in full and the title insurance policy is (or, when issued, will be) in full force and effect, and upon endorsement and delivery of the related promissory note to the Transferor or the depositor and recording of the related assignment of mortgage in favor of the Transferor or the depositor in the applicable real estate records, the title insurance policy will inure to the benefit of the Transferor or the depositor. The title insurance policy (a) does not contain the standard general exceptions for encroachments, boundary or other survey matters and for easements not shown by the public records, other than matters which do not materially and adversely (1) affect the value of the mortgaged property as security for the mortgage loan, or (2) interfere with the borrower's ability to make required principal and interest payments or to make use of the mortgaged property for the intended purposes, and
         (b) only contains those exceptions for encroachments, boundary and other survey matters as are customarily accepted by prudent commercial mortgage lenders. The mortgage loan seller and its agents have not taken, or failed to take, any action that would materially impair the coverage benefits of that title insurance policy. The mortgage loan seller has not made any claim under any title insurance policy.

   (24) Insurance Related to Mortgaged Property. All improvements on the mortgaged property are insured by (A) a fire and extended perils insurance policy providing coverage on a full replacement cost basis in an amount not less than the lesser of (1) the full replacement cost of all improvements to the mortgaged property, and (2) the outstanding principal balance of the mortgage loan, but in any event in an amount sufficient to avoid the operation of any co-insurance provisions contained in the insurance policy, which policy contains a standard mortgagee clause naming the originator or the mortgage loan seller and its successors as additional insureds; (B) an insurance policy providing business interruption or rental continuation coverage in an amount not less than the income anticipated from 12 months of operations of the mortgaged property; (C) a comprehensive general liability insurance policy in an amount not less than $1,000,000 per occurrence; and (D) if any material improvement on the mortgaged property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1968, as amended, a flood insurance policy providing coverage in an amount not less than the lesser of (1) the stated principal amount of the related promissory note, and (2) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. As of the closing date, the insurance premium for each insurance policy shall have been paid or escrowed. Each insurance policy contains a clause providing that it is not terminable and may not be reduced without 30 days prior written notice to the mortgagee (except that, in the event of nonpayment of any insurance premium, each insurance policy provides for termination upon not less than 10 days' prior written notice), and no notice has been received by the mortgage loan seller. With respect to each insurance policy, the mortgage loan seller has received a certificate of insurance or similar document dated within the last 12 months to the effect that the insurance policy is in full force and effect. The mortgage loan seller has no knowledge of any action, omission, misrepresentation, negligence or fraud which would result in the failure of that insurance policy. The mortgage loan documents require the borrower or a tenant of the borrower to maintain each insurance policy at its expense, but authorizes the mortgagee to maintain any insurance policy at the borrower's expense upon the borrower's or tenant's failure to do so (subject to any applicable notice or cure periods). The mortgage and insurance policy require that any related insurance proceeds, in excess of a specified amount, will be applied either to the repair or restoration of all or part of the mortgaged property or to the payment of the outstanding principal balance of or accrued interest on the mortgage loan.

   (25) UCC Financing Statements. One or more Uniform Commercial Code financing statements covering all furniture, fixtures, equipment and other personal property (A) which are collateral under the mortgage or under a security or similar agreement executed and delivered in connection with the mortgage loan, and (B) in which a security interest can be perfected by the filing of Uniform Commercial Code financing statement(s) under applicable law have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law a security interest in that furniture, fixtures, equipment and other personal property (including rights under leases and all agreements affecting the use, enjoyment or occupancy of all or any part of the mortgaged property and hotel room revenues).

   (26) Default, Breach and Acceleration. There is no material default, breach, violation or event of acceleration existing under the related loan agreement, promissory note, or mortgage. The mortgage loan seller has no knowledge of any event (other than failure to make payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder. The mortgage loan seller has no knowledge that the borrower is a debtor in any state or federal bankruptcy or insolvency proceeding.

   (27) Customary Provisions. The promissory note and the mortgage, together with applicable state law, contain customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the practical realization against the mortgaged property of the benefits of the security, including, but not limited to, judicial or, if applicable, nonjudicial foreclosure.

   (28) Access Routes. (A) Surveys, title insurance reports, the title insurance policy or other relevant documents contained in the mortgage file indicate that at the time of origination of the mortgage loan, the borrower had sufficient rights with respect to amenities, ingress and egress and similar matters identified in the appraisal of the mortgaged property as being critical to the appraised value thereof, and (B) the mortgaged property was receiving services from public or private water, sewer and other utilities that were adequate as of the date that the mortgage loan was originated, and none of these services is subject to revocation as a result of a foreclosure or change in ownership of an adjacent property.

   (29) Mortgage Loans Secured by Ground Lease but Not Fee Interest. With respect to each mortgage loan that is secured in whole or in part by the borrower's interest as lessee under a ground lease of all or a portion of the mortgaged property, but the related fee interest in the portion of the mortgaged property covered by that ground lease is not subject or subordinate to the lien of the mortgage, the mortgage loan seller hereby represents and warrants that:

        (a) as of the date of the closing of the mortgage loan, the ground lease is in full force and effect, and the ground lease or a memorandum of the ground lease has been duly recorded in the applicable real estate records and (1) that ground lease (or the related estoppel letter or lender protection agreement between the mortgage loan seller and the lessor) does not prohibit the interest of the lessee from being encumbered by the mortgage and does not restrict the use of the mortgaged property of the lessee in a manner that would interfere with the borrower's ability to make required principal and interest payments or to make use of the mortgaged property for the intended purposes, or a separate written agreement permitting the encumbrance has been obtained, and (2) there have been no material changes in the terms of the ground lease that would be binding on the mortgagee as successor to the lessee except as set forth in written instruments which are part of the mortgage file;

        (b) based on the policy of title insurance, the lessee's leasehold interest in the portion of the mortgaged property covered by the ground lease is not subject to any liens or encumbrances securing indebtedness which are superior to, or of equal priority with, the mortgage, except for liens of current real estate taxes and special assessments not yet delinquent or accruing interest or penalties;

        (c) the lessee's interest in the ground lease may be transferred to the Transferor and its successors and assigns or the depositor and its successors and assigns through a foreclosure of the mortgage or conveyance in lieu of foreclosure and, thereafter, may be transferred to another person by the related mortgagee and its successors and assigns upon notice to, but without the consent of, the lessor (or, if any consent is required, either (1) it has been obtained prior to the closing date, or (2) it may not be unreasonably withheld), provided that the ground lease has not been terminated and all amounts owed under that ground lease have been paid;

        (d) the lessor is required to give notice of any default under the ground lease by the lessee to the mortgagee either under the terms of the ground lease or under the terms of a separate estoppel letter or written agreement;

        (e) the mortgagee is entitled, under the terms of the ground lease or a separate estoppel letter or written agreement, to receive notice of any default by the lessee under the ground lease, and after any default notice is entitled to not less than the time provided to the lessee under the ground lease to cure the default, which is curable during the period before the lessor may terminate the ground lease; all rights of the lessee under the ground lease may be exercised by or on behalf of the mortgagee;

        (f) the currently effective term of the ground lease (excluding any extension or renewal which is not binding on the lessor thereunder) extends not less than 20 years beyond the maturity date of the mortgage loan;

        (g) the ground lease does not impose any restrictions on subletting which the mortgage loan seller considered to be commercially unreasonable at the time of origination or purchase of the mortgage loan or that a prudent commercial mortgage lender would have considered unreasonable at that date;

        (h) to the mortgage loan seller's knowledge as of the closing date, (1) no event of default has occurred under the ground lease and (2) no event has occurred which, with the passage of time, the giving of notice or both (other than rental or other payments being due, but not yet delinquent), would result in a default or an event of default under the terms of the ground lease;

        (i) the lessor has agreed in a writing included in the mortgage file that the ground lease may not be amended, modified, cancelled or terminated without the prior written consent of the mortgage loan seller or the mortgagee and that any of those actions taken without that consent is not binding upon the mortgagee, its successors and assigns. Unless the mortgagee fails to cure a default of the lessee under the ground lease following notice thereof from the lessor as set forth in (e) above, the lessor is required to enter into a new ground lease upon termination of the ground lease for any reason (including, without limitation, rejection of the ground lease in a bankruptcy proceeding);

        (j) under the terms of the ground lease and the mortgage, taken together, any related insurance proceeds or condemnation award (other than with respect to a total or substantially total loss or taking) will be applied either to (1) the repair or restoration of all or part of the mortgaged property covered by the ground lease, with the mortgagee or a trustee appointed by it having the right to hold and disburse those proceeds as the repair or restoration progresses (except where the mortgage loan provides that the related borrower or its agent may hold and disburse the proceeds with respect to any loss or taking less than a stipulated amount not greater than $50,000), or (2) the payment of the outstanding principal balance of and accrued interest on the mortgage loan; and

        (k) there are no existing mortgages on the fee interest which can be foreclosed upon that are not subject to the ground lease, and the provisions of the ground lease and/or other documents related thereto and included as part of the mortgage file preclude the creation of any future mortgage on the fee interest that can be foreclosed upon not subject to the ground lease.

   (30) Deed of Trust. With respect to any mortgage that is a deed of trust or trust deed, a trustee, duly qualified under applicable law to serve as trustee, has either been properly designated and currently so serves or may be substituted in accordance with applicable law. Except in connection with (A) a trustee's sale after default by the borrower, or (B) the release of the mortgaged property following the payment of the mortgage loan in full, no fees or expenses are payable by the mortgage loan seller, the Transferor or the depositor to the trustee.

   (31) Cross-Security. The mortgaged property is not collateral or security for the payment or performance of (A) any other obligations owed to the originator of the mortgage loan or mortgage loan seller other than another mortgage loan being sold, transferred and assigned by the mortgage loan seller under the Underlying Mortgage Loan Purchase Agreement or the related Mortgage Loan Purchase Agreement, or (B) to the mortgage loan seller's knowledge, any other obligations owed to any person other than the mortgage loan seller. The related promissory note is not secured by any property other than a mortgaged property.

   (32) Assignment of Leases, Rents and Profits. Except with respect to the mortgaged property or that portion of the mortgaged property that is occupied by the borrower, the mortgage loan documents contain the provisions of an assignment of leases, rents and profits or an assignment of assignment of leases, rents and profits or include a separate assignment of leases, rents and profits. Any assignment of leases, rents and profits incorporated within the mortgage or set forth in a separate mortgage loan document creates on recordation (with the same priority as the related mortgage) a valid assignment of, or security interest in, the right to receive all payments due under the leases, if any.

   (33) REMIC. (A) The mortgage loan is principally secured by an interest in real property and either (1) the fair market value of that real property was at least equal to 80% of the adjusted issue price of the mortgage loan on the date of origination of the mortgage loan or, if that mortgage loan has been "significantly modified" within the meaning of Section 1001 of the Code, on the date of the modification (unless the modification may be disregarded under Treas. Reg. Sec. 1.860G-2(b)(3)), or (2) substantially all of the proceeds of the mortgage loan were used to acquire or improve or protect an interest in real property that, at origination of the mortgage loan, was the only security for the mortgage loan; (B) the mortgage loan contains no equity participation by the mortgage loan seller, and neither the promissory note nor the mortgage provides for any contingent or additional participation interest in the cash flow or proceeds realized on disposition of the mortgaged property; and (C) the mortgage loan is a "qualified mortgage" as defined in, and for purposes of, Section 860G of the Tax Code and provides for the payments of interest at a fixed rate or at a rate described in Treas. Reg. Sec. 1.806G-1(a)(3).

   (34) Environmental Site Assessments (ESAs). Environmental site assessments, transaction screen assessments, studies or updates prepared or obtained in connection with the origination of the mortgage loan identified no material adverse environmental conditions or circumstances anticipated to require any material expenditure with respect to any mortgaged property, except for: (A) those cases where the conditions or circumstances were investigated further and based upon that additional investigation, a qualified environmental consultant recommended no further investigation or remediation; (B) those cases in which an operations and maintenance plan was recommended by the environmental consultant and the plan was obtained or an escrow reserve established to cover the estimated costs of obtaining the plan; (C) those cases in which soil or groundwater contamination was suspected or identified and either (1) that condition or circumstance was remediated or abated prior to the origination date of the mortgage loan, (2) a "no further action" letter was obtained from the applicable regulatory authority, or (3) either an environmental insurance policy was obtained, a letter of credit provided, an escrow reserve account established, or an indemnity from the responsible party was obtained, to cover the estimated costs of any required investigation, testing, monitoring or remediation; or (D) those cases in which (1) a leaking underground storage tank or groundwater contamination was identified to be located on or to have originated from an offsite property, (2) a responsible party has been identified under applicable law, and (3) either that condition is not known to have affected the mortgaged property or the responsible party has either received a "no further action" letter from the applicable regulatory agency, established a remediation fund, or provided a guaranty or indemnity to the borrower.

   (35) Notice of Environmental Problem. Other than with respect to any conditions identified in the ESAs, transaction screen assessments, studies or updates referred to in (34) above, the mortgage loan seller: (A) has not received actual notice from any federal, state or other governmental authority of (1) any failure of the mortgaged property to comply with any applicable environmental laws, or (2) any known or threatened release of hazardous materials on or from the mortgaged property in violation of any applicable environmental laws;
         (B) has not received actual notice from the borrower that (1) the borrower has received any of those notices from any relevant governmental authority, (2) the mortgaged property fails to comply with environmental laws, or (3) the borrower has received actual notice that there is any known or threatened release of hazardous materials on or from the mortgaged property in violation of any applicable environmental laws; or (C) has no actual knowledge that (1) the mortgaged property fails to materially comply with any applicable environmental laws and (2) there has been any known or threatened release of hazardous materials on or from the mortgaged property where the release falls outside of exceptions stated in clause (34) above.

   (36) Recourse. The mortgage loan documents contain standard provisions providing for recourse against the borrower or a principal of the borrower for damages sustained in connection with the borrower's fraud, material misrepresentation, misappropriation of any tenant security deposits, rent, insurance proceeds or condemnation proceeds. The mortgage loan documents contain provisions in which the borrower or a principal of the borrower has agreed to indemnify the mortgagee for damages resulting from violations of applicable environmental laws.

   (37) Environmental Compliance. Each mortgage loan contains either a representation, warranty or covenant that the borrower will not use, cause or permit to exist on the mortgaged property any hazardous materials in violation of applicable environmental laws, or an indemnity with respect to any violation in favor of the mortgage loan seller.

   (38) Inspection. The mortgage loan seller or originator has inspected the mortgaged property or caused the mortgaged property to be inspected within the 12 months preceding the closing date.

   (39) Subordinate Debt. Except as has been disclosed in the exceptions hereto, the mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the mortgage loan in the event that the borrower encumbers the mortgaged property without prior written consent of the mortgagee thereunder.

   (40) Common Ownership. To the mortgage loan seller's knowledge, no two properties securing mortgage loans are directly or indirectly under common ownership except to the extent that this common ownership and the ownership structure have been specifically disclosed in Annex A and Annex C to this prospectus supplement.

   (41) Operating or Financial Statement. The mortgage loan documents require the borrower to furnish to the mortgagee at least annually an operating statement with respect to the mortgaged property or, in the case of a borrower-occupied mortgaged property, a financial statement with respect to the borrower.

   (42) Litigation. To the best of the mortgage loan seller's knowledge as of the date of origination or purchase of the mortgage loan, and to the mortgage loan seller's knowledge thereafter, there is no pending action, suit, proceeding, arbitration or governmental investigation with respect to the borrower or mortgaged property which if determined adversely to the borrower would have a material adverse effect on the value of the mortgaged property or the borrower's ability to continue to perform its obligations under the mortgage loan.

   (43) ARD Loans. With respect to each mortgage loan that is an ARD Loan, it commenced amortizing on its initial scheduled due date (or, in the case of certain interest-only mortgage loans, as otherwise set forth in the related promissory notes) and provides that: (A) the spread used in calculating its Mortgage Rate will increase by no more than five percent (5%) in connection with the passage of its Anticipated Repayment Date; (B) its Anticipated Repayment Date is of the term specified in Annex A following the origination of the mortgage loan;
         (C) no later than the related Anticipated Repayment Date, if it has not previously done so, the borrower is required to enter into a "lockbox agreement" whereby all revenue from the mortgaged property shall be deposited directly into a designated account controlled by the master servicer; and (D) any cash flow from the mortgaged property that is applied to amortize the mortgage loan following its Anticipated Repayment Date shall, to the extent the net flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (master servicer approved) capital expenditures.

   (44) Due-on-Sale. The mortgage contains a "due-on-sale" clause that provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without the prior written consent of the mortgagee, the mortgaged property subject to the mortgage is directly or indirectly transferred or sold; provided that certain of the mortgages permit (A) changes in ownership between existing partners and members, (B) transfers to family members (or trusts for the benefit of family members), affiliated companies and certain specified individuals and entities; (C) issuance by the borrower of new partnership or membership interests, (D) certain other changes in ownership for estate planning purposes, or (E) certain other transfers similar in nature to the foregoing.

   (45) Loan Origination; Loan Underwriting. Each mortgage loan was originated by the mortgage loan seller, an affiliate of the mortgage loan seller or an originator approved by the mortgage loan seller, or was purchased by the mortgage loan seller, and each mortgage loan substantially complied with all of the terms, conditions and requirements of the mortgage loan seller's underwriting standards in effect at the time of its origination or purchase of the mortgage loan, subject to any exceptions that the mortgage loan seller approved.


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              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

     Prudential Securities Secured Financing Corporation, the depositor, formerly known as P-B Secured Financing Corporation, was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The depositor's principal executive offices are located at One New York Plaza, New York, New York 10292. Its telephone number is (212) 214-1000, Attention: David Rodgers. The depositor does not have, nor is it expected in the future to have, any significant assets.


                             MORTGAGE LOAN SELLERS


     The mortgage loans will be purchased on or before the Closing Date from the mortgage loan sellers pursuant to the related Mortgage Loan Purchase Agreements.


     Bridger Finance is a limited liability company organized under the laws of the State of Missouri in 1998. It is a wholly owned, limited purpose finance subsidiary of Bridger Commercial Funding LLC ("Bridger Funding") which is also a limited liability company organized under the laws of the State of Missouri in 1998. Bridger Funding is a real estate financial services company which originates and acquires commercial and multifamily real estate loans and provides loan servicing. Bridger Funding has offices in Mill Valley, California (near San Francisco), Chicago, Illinois, Westfield, New Jersey, Westport, Connecticut and Atlanta, Georgia. Bridger Finance was organized for the purpose of acquiring loans originated or purchased by Bridger Funding and holding them pending securitization or other disposition. The principal offices of both Bridger Funding and Bridger Finance are located at 100 Shoreline Highway, Suite 100, Mill Valley, California 94941. Its telephone number is (415) 331-3220.


     KeyBank National Association, a wholly owned subsidiary of KeyCorp, is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of March 31, 2000, KeyBank had total assets of approximately $75.3 billion, total liabilities of approximately $69.3 billion and approximately $5.9 billion in stockholder's equity. 62 of the mortgage loans, representing approximately 38.9% of the cut-off date balance, were acquired by KeyBank from National Realty Finance L.C. in January 2000 when KeyBank acquired National Realty Finance L.C. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300.


     Salomon Brothers Realty Corp. is an affiliate of Salomon Smith Barney Inc., Salomon Brothers Realty Corp. engages primarily in the business of originating, purchasing and holding mortgage loans pending securitization, repackaging or other disposition. Although Salomon Brothers Realty Corp. originates, purchases and sells mortgage loans for its own account, it does not act as a broker or dealer in connection with any such loans. The principal offices of Salomon Brothers Realty Corp. are located at 388 Greenwich Street, 11th Floor, New York, New York 10013. Its telephone number is (212) 816-6000.

UNDERWRITING GUIDELINES AND PROCESS FOR MORTGAGE LOAN SELLERS


     Overview. The mortgage loan sellers generally underwrite commercial real estate loans with principal amounts that range from $250,000 to $150 million. Loans underwritten by the mortgage loan sellers are secured by mortgages on commercial and multifamily real estate assets located throughout the United States.


     Mortgage Loan Underwriting Guide. Each mortgage loan seller adheres to guidelines with respect to its policies and procedures for originating commercial real estate loans. Certain of these procedures may be performed on behalf of the mortgage loan seller by correspondents. While many aspects of commercial real estate lending are subjective, and the guidelines expressly provide for many exceptions, the guidelines establish baseline standards and a generally uniform approach to originating commercial real estate loans.


     Initial Steps for Loan Origination. Each mortgage loan seller's first step in evaluating a prospective mortgage loan involves reviewing the property's operating statements, rent roll (which indicates current lease terms), copies of all leases, copies of actual real estate tax bills as well as property and casualty bills, financial statements of the prospective borrower and/or its principals and copies of utility bills. Each mortgage loan seller reviews and evaluates information provided by the borrower, certified by the borrower as correct, regarding any current or past loan defaults, bankruptcies or lawsuits, and obtains applicable credit reports.


     Market Analysis. Prior to property inspection, lease and sale comparables are usually gathered from reliable sources such as appraisers, leasing agents and real estate brokers that are active in the marketplace. Each mortgage loan seller collects and evaluates data regarding the local market economics, including overall market occupancy, rental rates and prices for similar properties, submarket data and neighborhood specific data.


     Financial Analysis. Each mortgage loan seller analyzes the financial condition of a prospective borrower and its principals and conducts credit and background inquiries which are intended to determine their credit history and uncover any potential legal or ethical issues affecting or otherwise involving the prospective borrower or its principals. Each mortgage loan seller also contacts the respective credit references provided by the borrower.


     Property Analysis. Each mortgage loan seller conducts an analysis of the real estate collateral for each originated or purchased loan to reasonably determine the property's stabilized cash flows and thereby calculate the mortgage loan's DSCR. Each mortgage loan seller determines the LTV of the mortgage loan as of the date of origination based on the value set forth in the related appraisal conducted as described below under "--Appraisals."


     Each mortgage loan seller's mortgage officers analyze property data including, in most instances, building size, age, land area, number of units, amenities, tenants, lease expiration, rental rates, creditworthiness of major tenants, rollover exposure and expense reimbursements. Several years of historical financial performance of the property are evaluated if that information is available. Mortgage officers also evaluate any reasonably identifiable irregular or non-recurring costs such as tenant improvements and leasing commissions to measure the potential impact of these expenses on a borrower's ability to service its debt.

     The following table highlights the mortgage loan sellers' underwriting guidelines, subject to certain exceptions, for minimum DSCR and maximum LTV ratios for various property types. These guidelines are as follows:




                                            MINIMUM     MAXIMUM
PROPERTY TYPE                               DSCR(S)       LTV
----------------------------------------   ---------   --------
  Multifamily ..........................       1.20      80%
  Manufactured Housing .................       1.20      80%
  Retail--Anchored .....................       1.20      80%
  Retail--Unanchored ...................       1.25      75%
  Industrial ...........................       1.25      75%
  Office ...............................       1.25      75%
  Self Storage .........................       1.30      75%
  Hospitality ..........................       1.40      75%

     In addition to guidelines for DSCR and LTV, there are guidelines relating to the amortization of the loan with specific requirements based on property type and property age.

     Site Inspection. A mortgage officer or a representative of a mortgage loan seller or the mortgage loan seller's correspondent inspects the property securing a loan and often meets with the prospective borrower and its principals. The mortgage officer or a representative of a mortgage loan seller or the mortgage loan seller's correspondent tours the subject property, inspects tenant spaces, evaluates the property's condition, and observes the surrounding area and marketplace. By conducting or causing to be conducted an inspection of the competing properties and confirming the accuracy of the property related data, the mortgage loan seller or the mortgage loan seller's correspondent intends to evaluate the property relative to competing properties. This comparison analysis is an integral component in projecting the ongoing physical and financial viability of the property.

     Loan Summary. The mortgage officer develops a presentation concerning the merits and weaknesses of the loan, including a consideration of any corresponding mitigating factors. This loan presentation generally involves the following:

   (1)   overview of the loan request with requirements and exceptions;

   (2)   strengths, risks and mitigating factors relating to the collateral;

   (3)   description of the market and neighborhood;

   (4) photographs, description and comparative analysis of for-lease and for-sale comparables;

   (5) description of any major tenants in the property with pertinent financial data;

   (6) description of the borrowing entity, the principals and their financial condition;

   (7)   photographs of the property which often include an aerial photograph;


   (8) comparison of underwritten economics with historicals and an explanation of the underwritten numbers; and

   (9) summaries of the third-party reports described below, if they are available.

     The mortgage officer distributes the mortgage loan presentation to the mortgage loan seller's credit officer or committee. Prior to the issuance of any binding commitment, the mortgage loan seller's credit officer or committee must approve and agree upon all substantive terms of the proposed loan.

     Generally, each mortgage loan seller approves and issues loan commitments after receipt and review of third-party reports or, if those reports are not available at that time, subject to receipt and review. These reports consist of an appraisal, a property condition report (and a seismic study where appropriate) and a Phase I environmental report or similar environmental study or assessment.

     Appraisals. Appraisers must be state certified and each mortgage loan seller's appraisals are generally prepared by Members of the Appraisal Institute. Appraisals must be prepared in conformity with the requirements of the Code of Professional Ethics, the Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA. A mortgage officer reviews the final loan appraisal.

     Property Condition Reports. Each mortgage loan seller orders property condition reports from third-party agents. The engineer examines the entire property and provides a report of property characteristics. The report outlines immediate repairs necessary to remedy any deferred maintenance as well as a schedule of anticipated capital repair expenditures over the life of the loan. If any required repairs are not completed prior to the loan closing, the mortgage loan seller establishes an escrow account and generally requires a deposit of 125% of the estimated cost to be held until the repairs are completed.

     Environmental Reports. A qualified environmental engineer prepares all environmental site assessments on behalf of each mortgage loan seller. All firms that prepare site assessments must meet requirements as to experience, knowledge of local or regional issues and insurance policy issues. For (i) mortgage loans with an original principal balance of less than $1,000,000 (or $1,500,000 in the case of all mortgage loans originated or purchased by Bridger Commercial Funding LLC), (ii) 2 mortgage loans, representing approximately 0.5% of the cut-off date balance, originated by KeyBank National Association under its "small balance loan" program and (iii) 1 mortgage loan, representing approximately 0.1% of the cut-off date balance, that was also originated by KeyBank National Association, an environmental transaction screen assessment may be performed in lieu of Phase I environmental assessment.

     Should the Phase I report conclude that additional investigation is necessary, a review of the test results is conducted in consultation with the mortgage loan seller's chief underwriter to determine the extent of any environmental risk. No mortgage loan is approved if the mortgage loan seller believes that a substantial unmitigated environmental hazard exists.

     Bridger Small Loans Program When originating mortgage loans under its "small loan" program, Bridger follows its standard underwriting procedures, except that (i) all third party reports made on the related mortgaged property are abbreviated and contain less information than the third party reports on which Bridger relies for its standard conduit loans, (ii) other than an appraisal of the mortgaged property, no site inspection or independent market study is conducted prior to origination, and (iii) review and analysis of environmental conditions of the mortgaged property are based on transaction screen assessments, rather than phase I environmental site assessments, performed on the mortgaged property.

     KeyBank Small Balance Loans. When originating mortgage loans under its "small balance loan" program, KeyBank follows its standard underwriting procedures, except that (i) all third party reports made on the related mortgaged property are abbreviated and contain less information than the third party reports on which KeyBank relies for its standard conduit loans, (ii) other than an appraisal of the mortgaged property, no site inspection or independent market study is conducted prior to origination, (iii) review and analysis of environmental conditions of the mortgaged property are based on transaction screen assessments, rather than phase I environmental site assessments, performed on the mortgaged property; and (iv) the loan committee write-up for each mortgage loan is abbreviated and contains less information than those for KeyBank's standard conduit loans.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL


     The certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of 19 classes to be designated as the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class R-I, Class R-II and Class R-III Certificates. Only the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates are offered pursuant to this prospectus supplement. The initial certificate balance of each class of offered certificates is expected to be the balance set forth on the cover of this prospectus supplement, subject to a permitted variance of plus or minus 5%, depending on the aggregate principal balance of the mortgage loans actually transferred to the trust fund.


     The Pooling and Servicing Agreement will be included as part of the Form 8-K to be filed with the SEC within 15 days after the closing date. For more detailed information regarding the terms of the Pooling and Servicing Agreement and the certificates, you should refer to the sections in this prospectus supplement titled "The Pooling and Servicing Agreement" and to the section in the prospectus titled "Description of the Certificates" and "Servicing of the Mortgage Loans."


     The certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:


   (1) the mortgage loans, all scheduled payments of interest and principal due after the cut-off date;


   (2)   any REO Property and revenues arising from that property;


   (3) funds or assets as from time to time are deposited in the Collection Account, the Distribution Account and any REO Account;


   (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans;


   (5) the depositor's rights and remedies under the Mortgage Loan Purchase Agreements, including rights with respect to enforcement of repurchase obligations of the mortgage loan sellers in connection with any breaches of representations and warranties concerning the mortgage loans; and


   (6) all of the related mortgagee's right, title and interest in the Reserve Accounts.


     The certificate balance of any class of certificates outstanding at any time represents the maximum amount that the holders of that class are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. The respective certificate balance of each class of certificates will in each case be reduced by amounts actually distributed on that class that are allocable to principal and by any Realized Losses allocated to that class. The Class X Certificates are interest only certificates, have no certificate balances and are not entitled to distributions with respect to principal.

DISTRIBUTIONS


 Method, Timing and Amount.

     Distributions on the offered certificates will be made on each distribution date, commencing on July 17, 2000. All distributions (other than the final distribution on any certificate) will be made by the trustee to the persons in whose names the certificates are registered at the close of business on the Record Date. All distributions will be made in the following manner:

   (1) by wire transfer of immediately available funds to the account specified by the related certificateholder at a bank or other entity having appropriate facilities for transfer of funds, if the certificateholder (a) is DTC or its nominee or (b) provides the trustee with wiring instructions no less than five business days prior to the related Record Date and is the registered owner of certificates with an aggregate certificate balance or notional balance of at least $50,000; or

   (2) by check mailed to the certificateholder. The final distribution on any Certificate will be made in like manner, but only upon presentation or surrender of the certificates at the location specified in the notice to the holder of the certificates of the final distribution. The aggregate distribution to be made on the certificates on any distribution date will equal the Available Funds.

     Allocations of Realized Losses on the distribution date occurring during any Interest Accrual Period will be deemed to have been made as of the first day of that Interest Accrual Period for purposes of determining any Class Interest Distribution Amount.


 Priorities

     On each distribution date, holders of each class of certificates will receive distributions, up to the amount of Available Funds, in the amounts and in the order of priority set forth below:

   (1) concurrently, to the Class A-1, Class A-2 and Class X Certificates, pro rata based on their Class Interest Distribution Amounts, up to their Class Interest Distribution Amounts plus any unpaid Class Interest Shortfalls previously allocated to each of those classes,

   (2) to the Class A-1 and Class A-2 Certificates, in reduction of their certificate balances until reduced to zero, the remaining Pooled Principal Distribution Amount for that distribution date in sequential order based on their alphabetical class designations;

   (3) to the Class A-1 and Class A-2 Certificates, pro rata, based on the amount of unreimbursed Realized Losses previously allocated to those classes, from remaining Available Funds;

   (4) to the Class B Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that Class;

   (5) after the certificate balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class B Certificates, in reduction of its certificate balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

   (6) to the Class B Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that class;

   (7) to the Class C Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that class;

   (8) after the certificate balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class C Certificates, in reduction of its certificate balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

   (9) to the Class C Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that class;

   (10) to the Class D Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that class;

   (11) after the certificate balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class D Certificates, in reduction of its certificate balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

   (12) to the Class D Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that class;

   (13) to the Class E Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that class;

   (14) after the certificate balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class E Certificates, in reduction of its certificate balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

   (15) to the Class E Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that class;

   (16) to the Class F Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that class;

   (17) after the certificate balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class F Certificates, in reduction of its certificate balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

   (18) to the Class F Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that class;

   (19) to the Class G Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that class;

   (20) after the certificate balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class G Certificates, in reduction of its certificate balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

   (21) to the Class G Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that class;

   (22) to the Class H Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that class;

   (23) after the certificate balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class H Certificates, in reduction of its certificate balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

   (24) to the Class H Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that Class;

   (25) to the Class J Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that class;

   (26) after the certificate balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class J Certificates, in reduction of its certificate balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

   (27) to the Class J Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that class;

   (28) to the Class K Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that class;

   (29) after the certificate balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class K Certificates, in reduction of its certificate balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

   (30) to the Class K Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that class;

   (31) to the Class L Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that class;

   (32) after the certificate balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class L Certificates, in reduction of its certificate balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

   (33) to the Class L Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that class;

   (34) to the Class M Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that class;

   (35) after the certificate balances of the classes with earlier alphabetical class designations have been reduced to zero, to the Class M Certificates, in reduction of its certificate balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

   (36) to the Class M Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that class;

   (37) to the Class N Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that class;

   (38) after the certificate balance of each class with an earlier alphabetical class designation has been reduced to zero, to the Class N Certificates, in reduction of its certificate balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

   (39) to the Class N Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that class;

   (40) to the Class O Certificates, up to its Class Interest Distribution Amount plus unpaid Class Interest Shortfalls previously allocated to that class;

   (41) after the certificate balance of each class with an earlier alphabetical class designation has been reduced to zero, to the Class O Certificates, in reduction of its certificate balance until reduced to zero, the remaining Pooled Principal Distribution Amount;

   (42) to the Class O Certificates the remaining Available Funds up to the amount of any unreimbursed Realized Losses previously allocated to that class; and

   (43)  any remaining funds shall be distributed to the Class R-I
         Certificates.

     Additional master servicer or special servicer compensation, interest on Advances, extraordinary expenses of the trust fund and other similar items will create a shortfall in Available Funds, which generally will result in a Class Interest Shortfall for the class then outstanding with the latest alphabetical class designation.


 Distributions of Principal After Senior Principal Distribution Cross-Over Date


     Notwithstanding the foregoing, on each distribution date on and after the Senior Principal Distribution Cross-Over Date, and on the final distribution date in connection with the termination of the trust fund, all distributions of principal to the Class A-1 and Class A-2 Certificates will be paid to holders of those classes of certificates, pro rata, based on their outstanding certificate balances immediately prior to the related distribution date, until the certificate balance of each of those classes is reduced to zero.


 Yield Maintenance Charges and Prepayment Premiums

     Yield Maintenance Charges collected during any Collection Period will be allocated as between the Class X Certificates and all other eligible classes based on the Base Interest Fraction. The product of the Base Interest Fraction and the aggregate amount of the Yield Maintenance Charges will be allocated for distribution to classes entitled to receive principal distributions on the related Distribution Date. The product of (a) the amount of principal distributed to each class (other than the Class X Certificates) as a percentage of the principal distributed to all those classes multiplied by (b) the Base Interest Fraction and multiplied by (c) the amount of Yield Maintenance Charges allocated to those classes will be distributed to each of those classes. The remainder of the Yield Maintenance Charges will be distributed to the Class X Certificates.

     Twenty-five percent of the Prepayment Premiums collected during any Collection Period will be allocated for distribution to classes entitled to receive principal distributions on the related Distribution Date on a pro rata basis, based on the amount of principal distributed to each of those classes as a percentage of the amount of principal distributed to all those classes. The remainder of the Prepayment Premiums will be allocated to the Class X Certificates.

     Notwithstanding the foregoing, no Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class O or Residual Certificates. Instead, after the certificate balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, all Prepayment Premiums and Yield Maintenance Charges will be distributed to holders of the Class X Certificates. For a more detailed description of Prepayment Premiums and Yield Maintenance Charges, you should refer to the section in this prospectus supplement titled "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Prepayment Provisions" and to the section in the prospectus titled "Material Legal Aspects of the Mortgage Loans--Enforceability of Material Provisions--Default Interest; Late Charges; and Prepayment Fees."

     Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received with respect to the mortgage loans in the related Collection Period.


 Realized Losses


     Realized Losses on mortgage loans included in the mortgage pool will be allocated to the outstanding class of certificates with the latest alphabetical class designation (other than the Residual Certificates and Class X Certificates) in reverse sequential order, until its certificate balance is reduced to zero. However, on and after the Senior Principal Distribution Cross-Over Date, Realized Losses will be allocated among the Class A-1 and Class A-2 Certificates on a pro rata basis.


     Any amounts recovered with respect to any amounts previously written off as Realized Losses will be distributed to the classes of certificates in reverse order of allocation of Realized Losses thereto.


SCHEDULED FINAL DISTRIBUTION DATE


     The Scheduled Final Distribution Date with respect to any class of certificates is the distribution date on which the aggregate certificate balance or aggregate notional balance, as the case may be, of that class of certificates would be reduced to zero based on the assumptions set forth below. The Scheduled Final Distribution Date shall in each case be as follows:





                             SCHEDULED FINAL
CLASS                       DISTRIBUTION DATE
-------------------------- -------------------
  Class A-1 .............. June 15, 2009
  Class A-2 .............. February 15, 2010
  Class B ................ March 15, 2010
  Class C ................ April 15, 2010
  Class D ................ April 15, 2010
  Class E ................ May 15, 2010
  Class F ................ September 15, 2010
  Class G ................ December 15, 2010

     The Scheduled Final Distribution Dates set forth above were calculated without regard to any delays in the collection of Balloon Payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, upon defaults on the mortgage loans the actual final Distribution Date for any class of Certificates may be later, and could be substantially later, than the related Scheduled Final Distribution Date.


     In addition, the Scheduled Final Distribution Dates set forth above were calculated assuming no prepayments (involuntary or voluntary), no exercise of defeasance options, no early termination of the trust fund, no defaults, no condemnations, no modifications, no extensions and payment in full of ARD Loans on the related Anticipated Repayment Dates. Because the rate of payment (including prepayments) of the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final distribution date for any class of Certificates may be earlier, and could be substantially earlier, than the related Scheduled Final Distribution Date.

ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATES

     The Residual Certificates will remain outstanding for as long as the trust fund exists. Holders of the Residual Certificates are not entitled to regular or scheduled distributions with respect to principal, interest, Prepayment Premiums, Yield Maintenance Charges or Excess Interest. Holders of the Residual Certificates are not expected to receive any distributions until after the certificate balances of all other classes of certificates have been reduced to zero, and then will receive distributions only to the extent of any Available Funds remaining on any distribution date and any remaining assets of the REMICs.


EARLY TERMINATION

     The holder of the Class R-III Certificates representing greater than a 50% percentage interest of the Class R-III Certificates, and, if that holder does not exercise this option, the special servicer and, if the special servicer does not exercise this option, the master servicer and, if the master servicer does not exercise this option, the depositor, will have the option to purchase all of the mortgage loans and all property remaining in the trust fund on any Distribution Date on which the aggregate Scheduled Principal Balance of the mortgage loans remaining in the trust fund is less than 1% of the cut-off date balance. Any purchase of the mortgage loans and other property in the trust fund would effect an early termination of the trust fund and early retirement of the outstanding Certificates. The purchase price payable upon the exercise of the option on any Distribution Date will be an amount equal to the greater of:

   (1)   the sum of the following amounts:

        (a) 100% of the outstanding principal balance of each mortgage loan included in the trust fund as of the last day of the month preceding that distribution date (less any Advances previously made on account of principal); plus

        (b) the fair market value of all other property included in the trust fund as of the last day of the preceding month, as determined by an independent appraiser no more than 30 days prior to the last day of that month; plus

        (c) all unpaid interest accrued on the principal balance of each of those mortgage loans (including any REO Mortgage Loan) at the Mortgage Rate to the last day of that month (less any Advances previously made on account of interest); plus

        (d) unreimbursed Advances with interest at the Advance Rate, unpaid servicing compensation and unpaid trust fund expenses;

         OR

   (2) the aggregate fair market value of the mortgage loans and all other property acquired with respect to any mortgage loan in the trust fund on the last day of the month preceding that distribution date, as determined by an independent appraiser no more than 30 days prior to the last day of the month together with one month's interest at the related Mortgage Rate and disposition expenses.

     Under the circumstances described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--ARD Loans; Excess Interest," the holders of 100% of the Class O Certificates or the special servicer will have the option to purchase any ARD Loan that is in default on or after its Anticipated Repayment Date at a price equal to the greater of (a) its outstanding Scheduled Principal Balance plus accrued and unpaid interest (less any Advances previously made) or (b) its fair market value, plus, in each case, unreimbursed Advances made with respect thereto (with interest at the Advance Rate). As a condition to a purchase, the holder wishing to make a purchase will be required to deliver an opinion of counsel to the effect that the purchase would not cause any REMIC to fail to qualify as a REMIC under the Code and either (1) an opinion of counsel to the effect that the purchase would not result in a gain taxable as net income from prohibited transactions (imposed by Code Section 860F(a)(1) or result in the imposition of any other tax on any REMIC or (2) an accountant's certification to the effect that the purchase would not result in the realization of any net income to any REMIC.


DELIVERY, FORM AND DENOMINATION


 Book-Entry Certificates

     No Person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate except under the limited circumstances described below. Absent those circumstances, the Book-Entry Certificates will be registered in the name of a nominee of DTC and beneficial interests in those certificates will be held by the Beneficial Owners through the book-entry facilities of DTC, as described in this prospectus supplement, in denominations of $25,000 initial certificate balance or notional balance and integral multiples of $1.00 in excess of $25,000 with respect to the Class A-1 and Class A-2 Certificates, in denominations of $50,000 initial certificate balance or notional balance and integral multiples of $1.00 in excess of $50,000 with respect to the Class B Certificates, and in denominations of $100,000 initial certificate balance or notional balance and integral multiples of $1.00 in excess of $100,000 with respect to the Class C, Class D, Class E, Class F and Class G Certificates. One certificate of each of those class may be issued that represents a different initial certificate balance or notional balance to accommodate the remainder of the initial certificate balance or notional balance of that class. The depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Book-Entry Certificates.

     No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a definitive certificate representing that person's interest in the Book-Entry Certificates except as set forth below. Unless and until definitive certificates are issued to Beneficial Owners with respect to the Book-Entry Certificates under the limited circumstances described in this prospectus supplement, all references to actions taken by certificateholders or holders will, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders or holders will, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures. DTC may discontinue providing its services as securities depository with respect to the Book-Entry Certificates at any time by giving reasonable notice to the trustee. Under those circumstances, if a successor securities depository is not obtained, certificates are required to be printed and delivered. The trustee, the master servicer, the special servicer and the certificate registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with DTC as the authorized representative of the Beneficial Owners with respect to those certificates.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the

Securities Exchange Act of 1934, as amended. DTC was created to hold securities for Participants and to facilitate the clearance and settlement of securities transactions among Participants through electronic computerized book-entry charges in Participants' accounts, eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies and clearing corporations and other organizations. The rules applicable to DTC and its Participants are on file with the SEC. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the certificates except when the use of the book-entry system for the Book-Entry Certificates is discontinued. Neither the certificate registrar nor the trustee will have any responsibility to monitor or restrict the transfer of ownership interests in Book-Entry Certificates through the book-entry facilities of DTC.

     To facilitate subsequent transfers, all Book-Entry Certificates deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Book-Entry Certificates with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those Book-Entry Certificates are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. Beneficial Owners will not be recognized as certificateholders, as that term is used in the Pooling and Servicing Agreement, by the trustee or any paying agent appointed by the trustee. Beneficial Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its Participants.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and other banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those Book-Entry Certificates, may be limited due to the lack of a definitive certificate for those Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the trustee or a paying agent on behalf of the trustee to Cede & Co., as nominee for DTC.

     Neither DTC nor Cede & Co. will consent or vote with respect to the Book-Entry Certificates. Under its usual procedures, DTC mails an Omnibus Proxy to the trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on that record date (identified in a listing attached to the Omnibus Proxy). DTC may take conflicting actions to the extent that different Participants authorize divergent action.

     Neither the depositor, the trustee, the master servicer, the special servicer nor any paying agent will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Book-Entry Certificates registered in the name of Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. If DTC or a Participant or an Indirect Participant in whose name Book-Entry Certificates are registered becomes insolvent, the ability of the Beneficial Owners of those Book-Entry Certificates to obtain timely payment may be impaired. In addition, in that event, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if the applicable insurance coverage is otherwise unavailable, ultimate payment of amounts distributable with respect to those Book-Entry Certificates may be impaired.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the depositor believes to be reliable, but the depositor takes no responsibility for the accuracy of the information.

 Physical Certificates

     Book-Entry Certificates will be converted to definitive certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (1) (a) the depositor advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to any class of the Book-Entry Certificates and (b) the depositor is unable to locate a qualified successor or
(2) the depositor, at its option, advises the trustee and certificate registrar that it elects to terminate the book-entry system through DTC with respect to any class of the Book-Entry Certificates.

     Upon the occurrence of any event described in the immediately preceding paragraph, the certificate registrar will be required to notify all affected Beneficial Owners through DTC of the availability of definitive certificates. Upon surrender by DTC of the physical certificates representing the affected Book-Entry Certificates and receipt of instructions for re-registration, the certificate registrar will reissue the Book-Entry Certificates as definitive certificates to the Beneficial Owners. Upon the issuance of definitive certificates for purposes of representing ownership of the certificates originally issued as Book-Entry Certificates, the registered holders of the definitive certificates will be recognized as certificateholders under the Pooling and Servicing Agreement and, accordingly, will be entitled directly to receive payments on, and exercise Voting Rights with respect to, and to transfer and exchange the definitive certificates.

     Definitive certificates will be transferable and exchangeable at the offices of the trustee or the certificate registrar in accordance with the terms of the Pooling and Servicing Agreement.


REGISTRATION AND TRANSFER

     The holder of any definitive certificate may transfer or exchange the same in whole or part (subject to the minimum authorized denomination) at the corporate trust office of the certificate registrar or at the office of any transfer agent. In exchange for any definitive certificate properly presented for transfer or exchange with all necessary accompanying documentation, the certificate registrar will, within five business days of the request if made at the corporate trust office of the certificate registrar, or within ten business days if made at the office of another transfer agent, execute and deliver to the transferee or holder the transferred or exchange definitive certificates.

     No fee or service charge will be imposed by the certificate registrar for any registration of transfer or exchange referred to above. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

 General

     The yield on any offered certificate will depend on (1) the price at which that certificate is purchased by an investor and (2) the rate, timing and amount of distributions on that certificate. The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

   (1) the rate and timing of principal payments (including voluntary and involuntary prepayments) and the extent to which those amounts are to be applied in reduction of the certificate balance (or notional balance) of the class of certificates to which that certificate belongs;

   (2) the rate, timing and severity of Realized Losses on the mortgage loans and the extent to which those losses are allocable in reduction of the certificate balance (or notional balance) of any class of certificates;

   (3)   with respect to the Class  ,  ,  ,  , Class   and Class X
         Certificates, the Weighted Average Net Mortgage Rate as in effect from time to time; and

   (4) disproportionate principal payments (whether resulting from differences in amortization schedules, prepayments or otherwise) on mortgage loans having Net Mortgage Rates that are higher or lower than the current Weighted Average Net Mortgage Rate will affect the yield
         on to the Class  ,  ,  ,  , Class  , Class   and Class X Certificates.


 Rate and Timing of Principal Payments

     The yield to holders of certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the certificate balance of those certificates. The Pooled Principal Distribution Amount for each distribution date generally will be distributable in its entirety to each class of Principal Balance Certificates, sequentially in order of class designation, in each case until the certificate balance of each of those classes of certificates is reduced to zero. Consequently, the rate and timing of principal payments made in reduction of the certificate balance of the Principal Balance Certificates will be directly related to the rate and timing of principal payments on or with respect to the mortgage loans.


     Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The yield to investors in the Subordinate Certificates will be very sensitive to the timing and magnitude of losses on the mortgage loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. In addition, the special servicer has the option, subject to limitations set forth in the related mortgage loans, to extend the maturity of those mortgage loans following a default in the payment of a Balloon Payment. For more information, you should refer to the sections in this prospectus supplement titled "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" and "--Realization Upon Mortgage Loans" and to the section in the prospectus titled "Material Legal Aspects of the Mortgage Loans--Foreclosure."

     The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, the terms of the mortgage loans (for example, the provisions requiring the payment of Prepayment Premiums or Yield Maintenance Charges and amortization terms that require Balloon Payments or include an Anticipated Repayment Date), prevailing interest rates, the market value of the mortgaged properties, the demographics and relative economic vitality of the areas in which the mortgaged properties are located, the general supply and demand for those facilities (and their uses) in those areas, the quality of management of mortgaged properties, the servicing of the mortgage loans, federal and state tax laws (which are subject to change) and other opportunities for investment.

     The rate of prepayment on the mortgage pool is likely to be affected by the amount of any required Yield Maintenance Charges and Prepayment Premiums and the borrowers' ability to refinance their related mortgage loans. If prevailing market interest rates for mortgage loans of a comparable type, term and risk level have decreased enough to offset any required Yield Maintenance Charges and Prepayment Premium, a borrower may have an increased incentive to refinance its mortgage loan. Under those circumstances a borrower may refinance to "lock in" a fixed rate or a lower rate or to take advantage of an initial "teaser rate" on an adjustable rate mortgage loan (that is, a mortgage interest rate below that which would otherwise apply if the applicable index and gross margin were applied). Also, a borrower may refinance its mortgage loan to "cash out" (that is, to take advantage of an increase in the market value of the mortgaged property).

     Borrowers may sell mortgaged properties in order to realize their equity in those mortgaged properties, to meet cash flow needs or to make other investments. Changes in federal, state and local tax laws or deferral programs may also impact the refinance opportunities. Also, although excess cash flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates and the Mortgage Rates are reset at the Revised Rates, there can be no assurance that any of those mortgage loans will be prepaid on that date or any date prior to maturity. Under the circumstances described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--ARD Loans; Excess Interest," the holders of 100% of the Class O Certificates or the special servicer will have the option to purchase any ARD Loan on or after its Anticipated Repayment Date. The exercise of this option may accelerate repayment of some certificates, but is not expected to result in repayment of all classes on the same distribution date.

     If the markets for commercial and multifamily real estate should experience an overall decline in property values so that the outstanding balances of the mortgage loans exceed the value of the respective mortgaged properties, a borrower under a non-recourse loan may have a decreased incentive to fund operating cash flow deficits. As a result, actual losses may be higher than those originally anticipated by investors.

     Neither the depositor, the Transferor nor the mortgage loan sellers, or any affiliate of any of them, makes any representation as to the particular factors that will affect the rate and timing of prepayments and defaults on particular mortgage loans or as to the relative importance of those factors. None of them makes any representation as to the percentage of the principal balance of the mortgage loans that will be prepaid at all or at any time or as to whether a default will occur as of any date.

     The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed in reduction of the certificate balance of those certificates. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. An investor should consider, in the case of any certificate purchased at a premium (or the Class X Certificates, which have no certificate balances), the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the mortgage loans is distributed in reduction of the certificate balance or notional balance of any offered certificate purchased at a discount or premium the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of those principal payments.


 Balloon Payments/ARD Loan Payments

     152 of the mortgage loans representing approximately 88.1% of the cut-off date balance, are Balloon Loans that will have substantial payments (that is, Balloon Payments) due at their stated maturities, unless previously prepaid. 10 of the mortgage loans, representing approximately 10.9% of the cut-off date balance, are ARD Loans. The ability of the borrowers to pay the Balloon Payments at the maturity of the Balloon Loans or to prepay an ARD Loan in full on the related Anticipated Repayment Dates may depend on their ability to sell or refinance the mortgaged properties which in turn, will depend on a number of factors described above, many of which are beyond the control of the borrowers. The certificates are subject to the risk of default by the borrowers in making the required Balloon Payments or prepayments of ARD Loans on their Anticipated Repayment Dates. If any borrower is unable to make the applicable Balloon Payment when due or to prepay an ARD Loan on the Anticipated Repayment Date, the weighted average lives of the Certificates are likely to be longer than expected.


 Losses and Shortfalls

     The yield to holders of the offered certificates will also depend on the extent to which those holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Shortfalls in Available Funds resulting from shortfalls in collections of amounts payable on the mortgage loans (to the extent not advanced) or additional master servicer or special servicer compensation, interest on Advances, extraordinary trust fund expenses or other similar items will generally be borne as described above under "Description of the Certificates."

 Pass-Through Rate

     The Pass-Through Rates on the certificates other than the Class A-1 and Class A-2 Certificates, are related to the Weighted Average Net Mortgage Rate. Therefore, a decrease in the Net Mortgage Rate for any mortgage loan (for example, as a result of a modification) will result in the certificates accruing interest at a rate higher than the Net Mortgage Rate for the mortgage pool and there will not be sufficient cash flow to make all interest payments due on each of those classes. Any interest shortfall would affect those Certificates in reverse sequential order commencing with the Class O Certificates.

     The Weighted Average Net Mortgage Rate will fluctuate over the lives of the certificates as a result of scheduled amortization, voluntary prepayments, Appraisal Reductions, liquidations and repurchases of mortgage loans. If principal payments, including voluntary and involuntary Principal

Prepayments, are made on a mortgage loan with a relatively high Net Mortgage Rate at a rate faster than the rate of principal payments on the mortgage pool as a whole, the Pass-Through Rates applicable to the Certificates (other than the Class , Class , Class and Class Certificates) will be adversely affected. Accordingly, the yield on each of those classes of Certificates will be sensitive to changes in the outstanding principal balances of the mortgage loans as a result of scheduled amortization, voluntary prepayments, liquidations and repurchases of mortgage loans.

 Delay in Payment of Distributions

     Because monthly distributions will not be made to certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the certificates, the effective yield to the holders of the Regular Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rate and purchase prices (assuming the prices did not account for the delay).


WEIGHTED AVERAGE LIFE

     Weighted average life of a certificate refers to the average amount of time that will elapse from the closing date to the date of distribution to the investor of each dollar distributed in reduction of principal balance or notional balance of that security. The weighted average life of each class of certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. As used in each of the following tables, the column headed "0%" assumes that none of the mortgage loans is prepaid before maturity. The columns headed "10%," "15%" and "25%" assume that no prepayments are made on any mortgage loan during that mortgage loan's Lockout Period, if any, or during that mortgage loan's Yield Maintenance Period, if any, or during that mortgage loan's Defeasance Lockout Period, if any, and are otherwise made on each of the mortgage loans at the indicated CPRs. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust fund.

     The tables set forth below have been prepared on the basis of those assumptions described below regarding the characteristics of the mortgage loans that are expected to be included in the mortgage pool as described under "Description of the Mortgage Pool" in this prospectus supplement and the performance of the mortgage loans. The tables assume, among other things, that:


   (1) as of the closing date the mortgage loans (except as set forth in this prospectus supplement) provide for a Monthly Payment of principal and interest that would fully amortize the remaining principal balance of those mortgage loans using the Monthly Payments set forth in Annex A hereto, commencing on July 17, 2000 (including Balloon Payments on the maturity dates set forth in Annex A);

   (2) neither the depositor, the Transferor nor any mortgage loan seller will repurchase any mortgage loan, and none of the master servicer, the special servicer, the depositor or the holders of the Class R-III Certificates will exercise its option to purchase mortgage loans and cause a termination of the trust fund;

   (3)   there are no delinquencies or Realized Losses;


   (4)   no Prepayment Premiums are paid;


   (5)   there are no Appraisal Reductions;


   (6) payments on the Certificates will be made on the 15th day of each month, commencing in July 2000 (notwithstanding that the 15th day of the month may not be a business day or is fewer than four business days after the related Determination Date);


   (7) there are no ongoing trust fund expenses payable out of the trust fund other than Servicing Fees;


   (8)   the certificates will be purchased on the closing date;


   (9)   no defaults occur with respect to any of the mortgage loans;


   (10) 49 of the mortgage loans accrue interest based upon a 360-day year composed of twelve 30-day months and 118 of the mortgage loans accrue interest based upon the actual number of days elapsed in each calendar month and a 360-day year;


   (11)  all mortgage loans have a maturity date on the first day of a month;


   (12) each ARD Loan is paid in full on its Anticipated Repayment Date notwithstanding the fact that prepayments could occur under the ARD Loans prior to that Anticipated Repayment Date and that, in either case, those prepayments would not be accompanied by payment of a Yield Maintenance Charge or Prepayment Premium; and


   (13)  the closing date will occur on June   , 2000.


     The actual performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. Any difference between those assumptions and the actual performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial certificate balance outstanding over time and the weighted average lives of the classes of certificates.


     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of certificates, and set forth the percentages of the initial certificate balance or notional balance of each class of certificates that would be outstanding after each of the distribution dates shown based on different prepayment speed assumptions. The weighted average life of each class is determined as follows:


   (1) multiplying the amount of each distribution in reduction of the certificate balance or notional balance of that class by the number of years from the date of purchase to the related distribution date,


   (2)   adding the results; and


   (3) dividing the sum by the aggregate distributions in reduction of certificate balance or notional balance referred to in first step above.

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO




                                          CLASS A-1                                   CLASS A-2
                                    PREPAYMENT SPEED (1)                        PREPAYMENT SPEED (1)
                          -----------------------------------------   -----------------------------------------
PAYMENT DATE                 0%         10%        15%        25%        0%         10%        15%        25%
-----------------------   --------   --------   --------   --------   --------   --------   --------   --------
Closing Date ..........      100        100        100        100        100        100        100        100
June 15, 2001 .........       94         94         94         94        100        100        100        100
June 15, 2002 .........       88         88         88         88        100        100        100        100
June 15, 2003 .........       82         82         82         82        100        100        100        100
June 15, 2004 .........       75         75         75         75        100        100        100        100
June 15, 2005 .........       57         57         57         57        100        100        100        100
June 15, 2006 .........       49         49         49         49        100        100        100        100
June 15, 2007 .........       37         37         37         37        100        100        100        100
June 15, 2008 .........       28         27         27         27        100        100        100        100
June 15, 2009 .........        0          0          0          0         99         98         97         97
June 15, 2010 .........        0          0          0          0          0          0          0          0
Weighted Avg
 Life (2) .............       5.7        5.7        5.7        5.7        9.3        9.3        9.3        9.3

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of the mortgage loans.

(2) The weighted average life of each class is determined by (i) multiplying the amount of each distribution in reduction of the certificate balance or notional balance of the class by the number of years from the date of purchase to the related distribution date, (ii) adding the results and
      (iii) dividing the sum by the aggregate distributions in reduction of certificate balance or notional balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO




                                           CLASS B                                     CLASS C
                                    PREPAYMENT SPEED (1)                        PREPAYMENT SPEED (1)
                          -----------------------------------------   -----------------------------------------
PAYMENT DATE                 0%         10%        15%        25%        0%         10%        15%        25%
-----------------------   --------   --------   --------   --------   --------   --------   --------   --------
Closing Date ..........      100        100        100        100        100        100        100        100
June 15, 2001 .........      100        100        100        100        100        100        100        100
June 15, 2002 .........      100        100        100        100        100        100        100        100
June 15, 2003 .........      100        100        100        100        100        100        100        100
June 15, 2004 .........      100        100        100        100        100        100        100        100
June 15, 2005 .........      100        100        100        100        100        100        100        100
June 15, 2006 .........      100        100        100        100        100        100        100        100
June 15, 2007 .........      100        100        100        100        100        100        100        100
June 15, 2008 .........      100        100        100        100        100        100        100        100
June 15, 2009 .........      100        100        100        100        100        100        100        100
June 15, 2010 .........        0          0          0          0          0          0          0          0
Weighted Avg
 Life (2) .............       9.7        9.7        9.7        9.6        9.8        9.8        9.8        9.8

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of the mortgage loans.

(2) The weighted average life of each class is determined by (i) multiplying the amount of each distribution in reduction of the certificate balance or notional balance of the class by the number of years from the date of purchase to the related distribution date, (ii) adding the results and
      (iii) dividing the sum by the aggregate distributions in reduction of certificate balance or notional balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO




                                           CLASS D                                     CLASS E
                                    PREPAYMENT SPEED (1)                        PREPAYMENT SPEED (1)
                          -----------------------------------------   -----------------------------------------
PAYMENT DATE                 0%         10%        15%        25%        0%         10%        15%        25%
-----------------------   --------   --------   --------   --------   --------   --------   --------   --------
Closing Date ..........      100        100        100        100        100        100        100        100
June 15, 2001 .........      100        100        100        100        100        100        100        100
June 15, 2002 .........      100        100        100        100        100        100        100        100
June 15, 2003 .........      100        100        100        100        100        100        100        100
June 15, 2004 .........      100        100        100        100        100        100        100        100
June 15, 2005 .........      100        100        100        100        100        100        100        100
June 15, 2006 .........      100        100        100        100        100        100        100        100
June 15, 2007 .........      100        100        100        100        100        100        100        100
June 15, 2008 .........      100        100        100        100        100        100        100        100
June 15, 2009 .........      100        100        100        100        100        100        100        100
June 15, 2010 .........        0          0          0          0          0          0          0          0
Weighted Avg
 Life (2) .............       9.8        9.8        9.8        9.8        9.9        9.8        9.8        9.8

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of the mortgage loans.

(2) The weighted average life of each class is determined by (i) multiplying the amount of each distribution in reduction of the certificate balance or notional balance of the class by the number of years from the date of purchase to the related distribution date, (ii) adding the results and
      (iii) dividing the sum by the aggregate distributions in reduction of certificate balance or notional balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO




                                            CLASS F                                         CLASS G
                                      PREPAYMENT SPEED (1)                           PREPAYMENT SPEED (1)
                          --------------------------------------------   ---------------------------------------------
DISTRIBUTION DATE             0%         10%         15%         25%         0%         10%         15%         25%
-----------------------   ---------   ---------   ---------   --------   ---------   ---------   ---------   ---------
Closing Date ..........       100         100         100        100         100         100         100         100
June 15, 2001 .........       100         100         100        100         100         100         100         100
June 15, 2002 .........       100         100         100        100         100         100         100         100
June 15, 2003 .........       100         100         100        100         100         100         100         100
June 15, 2004 .........       100         100         100        100         100         100         100         100
June 15, 2005 .........       100         100         100        100         100         100         100         100
June 15, 2006 .........       100         100         100        100         100         100         100         100
June 15, 2007 .........       100         100         100        100         100         100         100         100
June 15, 2008 .........       100         100         100        100         100         100         100         100
June 15, 2009 .........       100         100         100        100         100         100         100         100
June 15, 2010 .........        49          37          32         21         100         100         100         100
June 15, 2011 .........         0           0           0          0           0           0           0           0
Weighted Avg
 Life (2) .............       10.0        10.0        10.0        9.9        10.3        10.2        10.2        10.2

--------
(1) Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of the mortgage loans.

(2) The weighted average life of each class is determined by (i) multiplying the amount of each distribution in reduction of the certificate balance or notional balance of the class by the number of years from the date of purchase to the related distribution date, (ii) adding the results and
      (iii) dividing the sum by the aggregate distributions in reduction of certificate balance or notional balance referred to in clause (i).

                      MASTER SERVICER AND SPECIAL SERVICER


THE MASTER SERVICER


     Key Corporate Capital Inc. d/b/a Key Commercial Mortgage, a Michigan corporation ("KCCI"), will be the master servicer of the mortgage loans. KCCI is a wholly owned subsidiary of KeyBank National Association, which is a wholly owned subsidiary of KeyCorp. On January 31, 2000, KCCI acquired a substantial portion of the assets of National Realty Funding L.C., including its entire mortgage loan servicing operation. KCCI's primary servicing location is 911 Main Street, Kansas City, Missouri 64105.


     As of June 1, 2000, KCCI was responsible for the servicing of approximately 926 commercial and multifamily loans with an aggregate principal balance of approximately $3.6 billion, the collateral for which is located throughout the United States, the District of Columbia, and the Virgin Islands. S&P and Moody's have approved KCCI as a master servicer for investment grade-rated commercial and multifamily mortgage-backed securities.


     The foregoing information concerning KCCI has been provided by it. Accordingly, neither the depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of the information.


THE SPECIAL SERVICER


     Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of the mortgage loans. The principal executive offices of the special servicer are located at 760 NW 107th Avenue, Miami, Florida, 33172, and its telephone number is (305) 485-2000. LNR, its subsidiaries and affiliates are involved in the real estate investment and management business and engage principally in
(i) acquiring, developing, managing and repositioning commercial and multi-family residential real estate properties, (ii) acquiring (often in partnership with financial institutions or real estate funds) and managing portfolios of mortgage loans and other real estate related assets, (iii) investing in unrated and non-investment grade rated commercial mortgage-backed securities as to which LNR has the right to be special servicer, and (iv) making high yielding real estate related loans and equity investments. The special servicer has regional offices located across the country in Florida, Georgia, Oregon and California. As of April 1, 2000, the special servicer and its affiliates were managing a portfolio including over 9,000 assets in most states with an original face value of over $50 billion, most of which are commercial real estate assets. Included in this managed portfolio are $44 billion of commercial real estate assets representing 59 securitization transactions, for which the special servicer is servicer or special servicer. The special servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of the assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.


     The information set forth herein concerning the special servicer has been provided by it, and neither the depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of the information.

                      THE POOLING AND SERVICING AGREEMENT


GENERAL

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. Upon written request, the depositor will provide to a prospective or actual holder of a certificate a copy (without exhibits) of the Pooling and Servicing Agreement without charge. Requests should be addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: David Rodgers, at telephone number (212) 214-1000.


ASSIGNMENT OF THE MORTGAGE LOANS

     On or before the closing date, the depositor will assign or cause the assignment of the mortgage loans, without recourse, to the trustee for the benefit of the holders of certificates. On or before the closing date, the depositor will deliver to the trustee the mortgage file (with a copy to the master servicer) for each mortgage loan, which includes the following:

   (1) the original promissory note, endorsed by the applicable mortgage loan seller in blank in the following form: "Pay to the order of The Chase Manhattan Bank, as Trustee, for the registered holders of Prudential Securities Secured Financing Corporation Commercial Mortgage Pass-Through Certificates, Series 2000-KEY1, without recourse," which the master servicer or its designee is authorized to complete and which promissory note and all endorsements of the promissory note shall show a complete chain of endorsement from the originator of the mortgage loan to the applicable mortgage loan seller;

   (2) (a) the original recorded mortgage or a copy of the mortgage certified by the related title insurance company, public recording office or closing agent to be in the form in which it was executed or was submitted for recording, (b) the related original recorded assignment of mortgage from the originator to the applicable mortgage loan seller or a copy of the assignment of mortgage certified by the related title insurance company, public recording office or closing agent to be in the form in which it was executed or was submitted for recording, and (c) the related original assignment of mortgage executed by the applicable mortgage loan seller in blank, which the master servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable mortgage loan seller, is in suitable form for recordation in the jurisdiction in which the related mortgaged property is located;

   (3) (a) if the security agreement for the mortgage loan is separate from the related mortgage, the original security agreement or a counterpart of it, (b) if the security agreement is not assigned under the Assignments of Mortgage described in clause (2) above, the related original assignment of the security agreement from the originator to the applicable mortgage loan seller or a counterpart of it and (c) the original assignment of the security agreement executed by the applicable mortgage loan seller in blank which the master servicer or its designee is authorized to complete;

   (4) a copy of each Form UCC-1 financing statement, if any, filed with respect to personal property and fixtures constituting a part of the mortgaged property, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of the financing statement to the applicable mortgage loan seller from the originator, and a copy of each Form UCC-2 or

         UCC-3 assignment, if any, of the financing statement executed by the applicable mortgage loan seller in blank, which the master servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable mortgage loan seller, is in suitable form for filing in the filing office in which the financing statement was filed;


   (5)   the original loan agreement, if any, or a counterpart of it;


   (6) the original lender's title insurance policy (or the original pro forma title insurance policy), together with any endorsements to the lender's title insurance policy;


   (7) if any assignment of leases, rents and profits for the mortgage loan is separate from the related mortgage, (a) the original recorded Assignment of Leases, Rents and Profits or a copy of it certified by the related title insurance company, public recording office or closing agent to be in the form in which it was executed or was submitted for recording, (b) the related original recorded reassignment of any instrument, if any, from the originator to the applicable mortgage loan seller or a copy of it certified by the related title insurance company, public recording office or closing agent in the form in which it was executed or was submitted for recording, and (c) the related original reassignment of any instrument, if any, executed by the applicable mortgage loan seller in blank, which the master servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related recording information which is not yet available to the applicable mortgage loan seller, is in suitable form for recordation in the jurisdiction in which the related mortgaged property is located. Any reassignments may also be included in a related assignment of mortgage and need not be a separate instrument;


   (8) if any assignment of contracts is separate from the mortgage, the original assignment of contracts or a counterpart of it, and if the assignment of contracts is not assigned under the Assignments of Mortgage described in clause (2) above, the related original reassignment of any instrument from the originator to the applicable mortgage loan seller or a counterpart of the reassignment and the related original reassignment of any instrument from the originator executed by the applicable mortgage loan seller in blank, which the master servicer or its designee is authorized to complete;


   (9) with respect to any Reserve Accounts, a copy of any separate agreement relating to the Reserve Accounts between the borrower and the originator;


   (10) the original of any other written agreement, instrument or document securing the mortgage loan, including original guarantees for the mortgage loan or the original letter of credit, if any, for the mortgage loan, together with any and all amendments to the documents, including any amendment which entitles the master servicer to draw upon the letter of credit on behalf of the trustee for the benefit of the certificateholders, and the original of each instrument or other item of personal property given as security for the mortgage loan for which possession by a secured party is necessary to the secured party's valid, perfected, first priority security interest in that mortgage loan, together with all assignments or endorsements necessary to entitle the master servicer to enforce a valid, perfected, first priority security interest in that mortgage loan on behalf of the trustee for the benefit of the certificateholders;

   (11) with respect to any Reserve Accounts, (a) a copy of the UCC-1 financing statements, if any, submitted for filing relating to the applicable mortgage loan seller's security interest in the Reserve Accounts and all funds contained in those accounts, (b) a copy of each Form UCC-2 or UCC-3 assignment, if any, of the financing statement from the originator to the applicable mortgage loan seller and (c) a copy of each Form UCC-2 or UCC-3 assignment, if any, of the financing statement executed by the applicable mortgage loan seller in blank, which the master servicer or its designee is authorized to complete and which, except for the insertion of the name of the assignee and any related filing information which is not yet available to the applicable mortgage loan seller, is in suitable form for filing in the filing office in which the financing statement was filed; and

   (12) copies of any and all amendments, modifications, supplements and waivers related to any of the foregoing.

     The trustee is obligated to review the mortgage file for each mortgage loan within 90 days after the later of delivery of the file to the trustee or the closing date and report any missing documents or defects in the mortgage file that are required to be reported by the trustee. The sole remedy available to the trustee or certificateholders for a defect in the delivery of the mortgage file is for the applicable mortgage loan seller to cure or repurchase the affected mortgage loan within 85 days of receiving notice of the breach or as otherwise provided in the Pooling and Servicing Agreement (which period may be extended to 180 days under certain circumstances). Any repurchase of a mortgage loan because of the failure to deliver any of the documents required to be delivered to the trustee will be made at the Repurchase Price.

     The master servicer will hold all remaining mortgage loan documents and all other documents related to each mortgage loan, including copies of any management agreements, ground leases, appraisals, surveys, environmental reports and similar documents and any other written agreements relating to each mortgage loan in trust for the benefit of the trustee on behalf of certificateholders. The legal ownership of all records and documents with respect to each mortgage loan prepared by or that come into the possession of the master servicer will immediately vest in the trustee, in trust for the benefit of certificateholders.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling and Servicing Agreement requires the master servicer and the special servicer (directly or through a sub-servicer) to service and administer the mortgage loans (or in the case of the special servicer, the Specially Serviced Mortgage Loans and REO Mortgage Loans) on behalf of the trust fund solely in the best interests of and for the benefit of all of the certificateholders and the trust fund, in accordance with the terms of the Pooling and Servicing Agreement and the mortgage loans. To the extent consistent with the foregoing and except to the extent that the Pooling and Servicing Agreement provides for a contrary specific course of action, each of the master servicer and the special servicer is required to service and administer the mortgage loans (1) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans for itself and other third-party portfolios, giving due consideration to the customary and usual standards of practice used by prudent institutional commercial mortgage loan servicers of loans comparable to the mortgage loans, or (2) in the same manner in which, and with the same care, skill, prudence and diligence with which it services and administers similar mortgage loans that it owns, whichever standard of care is higher, and taking into account its other obligations under the Pooling and Servicing Agreement and with the purpose of maximizing the estimated net present value of each mortgage loan, but without regard to the following:

   (1) any other relationship that the master servicer, the special servicer, any sub-servicer, the depositor, the trustee, or any affiliate of any of them may have with the borrowers or any affiliate of the borrowers;

   (2) the ownership of any Certificate by the master servicer, the special servicer or any affiliate of either;

   (3) the master servicer's or the trustee's obligations, as applicable, to make Advances or to incur servicing expenses with respect to the mortgage loans;

   (4) the master servicer's, the special servicer's or any sub-servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or for any particular transaction;

   (5) the ownership, servicing or management for others by the master servicer, the special servicer or any sub-servicer of any other mortgage loans or property; or

   (6) any obligation of the master servicer to pay any indemnity with respect to any repurchase obligation.

     The standard set forth above is often referred to as the "Servicing Standards."

     Each of the master servicer and the special servicer is permitted, at its own expense, to employ sub-servicers, agents or attorneys in performing any of its obligations under the Pooling and Servicing Agreement. In each of those instances, neither the master servicer nor the special servicer will be relieved of any of its obligations under the Pooling and Servicing Agreement and each will be responsible for the acts and omissions of any of their sub-servicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the master servicer nor the special servicer, nor any of their directors, officers, employees or agents, will have any liability to the trust fund or the certificateholders for taking any action or refraining from taking any action in good faith or for errors in judgment. The foregoing provision would not protect the master servicer, the special servicer or any other person from:

   (1) any liability resulting from a breach of any of the master servicer's or the special servicer's respective representations or warranties in the Pooling and Servicing Agreement;

   (2) any specific liability imposed on the master servicer or the special servicer or any other person for a breach of the Servicing Standards set forth in the Pooling and Servicing Agreement; or

   (3) any liability by reason of the master servicer's or the special servicer's or any other person's willful misfeasance, bad faith, fraud or negligence in the performance of its duties under the Pooling and Servicing Agreement or its reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires the master servicer and the special servicer to make reasonable efforts to collect all payments called for under the terms of the mortgage loans and to follow collection procedures as are consistent with the Servicing Standards under the Pooling and Servicing Agreement. Consistent with the Servicing Standards, the master servicer or the special servicer, as applicable, may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any mortgage loan. With respect to any ARD Loan, the Pooling and Servicing Agreement prohibits the master servicer and the special servicer from taking any enforcement action (other than requests for collections) for payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment for that ARD Loan prior to the earlier of (1) any acceleration of the maturity of that ARD Loan based on a default other than the non-payment of Excess Interest or principal in excess of the principal component of the related Monthly Payment for that ARD Loan or (2) the final maturity date of that ARD Loan.

ADVANCES

     Subject to the limitations described below, the master servicer will be obligated to advance on the Remittance Date an amount equal to the total or any portion of the Monthly Payment on any mortgage loan that was delinquent as of the close of business on the business day preceding that Remittance Date or, upon a default in the payment of a Balloon Payment, the Assumed Scheduled Payment for the related Balloon Loan, unless the master servicer determines that any of those advances would be a Nonrecoverable Advance and delivers to the trustee an officer's certificate and accompanying documentation related to a determination of nonrecoverability.

     For any Distribution Date, the amount required to be advanced for a mortgage loan that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the master servicer without giving effect to the Appraisal Reduction multiplied by a fraction, the numerator of which is the outstanding principal balance of the mortgage loan less the amount of the Appraisal Reduction and the denominator of which is the outstanding principal balance of that mortgage loan.

     In addition to P&I Advances, the master servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make Property Advances (a) to pay costs and expenses incurred in connection with defaulted mortgage loans, acquisition of title to, or management of, REO Properties, or the sale of defaulted mortgage loans or REO Properties, in each case as specified in the Pooling and Servicing Agreement, (b) to pay delinquent real estate taxes, assessments and hazard insurance premiums and (c) to cover other similar costs and expenses necessary to protect and preserve the security of the related mortgage. None of the master servicer, the special servicer or the trustee, as applicable, shall be obligated to advance from its own funds any amounts required to cure any failure of any mortgaged property to comply with any applicable environmental law or to contain, clean up or remedy any environmental condition present at any mortgaged property, and those expenses shall be borne by the trust fund.

     If the trustee becomes the successor master servicer, the trustee, as successor master servicer acting in accordance with the Servicing Standards set forth in the Pooling and Servicing Agreement, will be required to make the Advances subject to its determination of recoverability. The trustee will be entitled to rely conclusively on any non-recoverability determination of the master servicer.

     The obligation of the master servicer or the trustee, as applicable, to make Advances with respect to any mortgage loan continues through the foreclosure of that mortgage loan and until the liquidation of the mortgage loan or related mortgaged properties. Advances are intended to provide a limited amount of liquidity and not to guarantee or insure against losses. Neither the master servicer nor the trustee will be required to make any Advance that it determines (based on, among other things, an updated appraisal or an environmental assessment) will not be recoverable out of related late payments, insurance proceeds, condemnation proceeds, liquidation proceeds and other collections with respect to the mortgage loan as to which the Advance was made. To the extent that any borrower is not obligated under its mortgage loan documents to pay or reimburse any portion of any related outstanding Advances as a result of a modification of the related mortgage loan by the special servicer that forgives loan payments or other amounts that the master servicer or the trustee previously advanced, and the master servicer or the trustee determines that no other source of payment or reimbursement for those Advances is available to it, those Advances will be deemed to be nonrecoverable. In addition, if the master servicer or the trustee, as applicable, determines that any Advance previously made will not be recoverable from the foregoing sources, then the master servicer or the trustee, as applicable, will be reimbursed for the Advance, plus interest, out of amounts on deposit in the Collection Account before any distributions are made on the Certificates. The determination by the master servicer or the trustee must be evidenced by an officer's certificate delivered to the trustee (or, in the case of the trustee, to the depositor) setting forth its determination of nonrecoverability and the procedure and considerations of the master servicer or the trustee, as applicable, forming the basis of its determination. This officer's certificate must include a copy of the updated appraisal, environmental assessment or any other information or reports obtained by the master servicer or the trustee, as applicable, such as property operating statements, rent rolls, property inspection reports, engineering reports and other documentation which may support the determination as set forth in the certificate.

     The master servicer or the trustee, as applicable, will be reimbursed for any Advance it has made from (1) any collections on or with respect to the particular mortgage loan or REO Property with respect to which the Advance was made or (2) any other amounts from time to time on deposit in the Collection Account upon determining that the Advance is not recoverable in the manner described in the preceding paragraph.

     Except as set forth above with respect to Advances made during payment grace periods, the master servicer or the trustee, as applicable, will be entitled to receive interest at the Advance Rate on its outstanding Advances. The master servicer or the trustee, as applicable, will be authorized to pay itself interest on the Advances from general collections on all of the mortgage loans before any payments are made to holders of certificates. If the interest on Advances is not offset by the Default Interest, a shortfall will result which generally will result in a Class Interest Shortfall for the most Subordinate Class then outstanding.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred for a mortgage loan, an Appraisal Reduction will be calculated for that mortgage loan.

     If an appraisal is to be obtained or, with respect to any mortgage loan with an outstanding principal balance of less than $2,000,000, an internal valuation is to be performed, the special servicer must obtain the appraisal or perform the internal valuation by the date of the related Appraisal Reduction Event. Notwithstanding the foregoing, if an internal valuation of the mortgaged property is performed, the Appraisal Reduction will equal the greater of (A) the Appraisal Reduction and (B) 25% of the Scheduled Principal Balance of the mortgage loan. Furthermore, if an appraisal is not obtained or an internal valuation is not performed by the earliest of the dates described in the definition of Appraisal Reduction Event, then until such appraisal is obtained or such internal valuation performed the Appraisal Reduction will equal 25% of the Scheduled Principal Balance of the mortgage loan. On the first Determination Date occurring on or after the delivery of the appraisal or the internal valuation, the special servicer will be required to calculate and report to the master servicer, and the master servicer will report to the trustee, the Appraisal Reduction to take into account the appraisal. The Directing Certificateholder shall have the right, at any time within six months of the date of its receipt of any appraisal or the internal valuation of any mortgaged property required to be obtained as set forth above, to require that the special servicer obtain a new appraisal or perform a new internal valuation of the mortgaged property meeting the criteria specified above. The cost of the appraisal or the internal valuation shall be paid by the Controlling Class Certificateholders without right of reimbursement. However the special servicer shall not be required to obtain an appraisal or perform the internal valuation unless the special servicer shall have received reasonable assurance of payment of the costs of the appraisal or internal valuation and of any related expenses. Upon receipt of the appraisal or internal valuation, the special servicer shall redetermine and report to the servicer, the trustee and the Directing Certificateholder the amount of the Appraisal Reduction on the basis of both appraisals or both internal valuations with respect to the mortgage loan, and the redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to the mortgage loan.

     As a result of calculating an Appraisal Reduction for a mortgage loan, the P&I Advance for that mortgage loan for the related Remittance Date will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificateholders. The maximum amount of the P&I Advance for any distribution date and any mortgage loan for which an Appraisal Reduction has been calculated will equal the amount that would be required to be advanced without giving effect to the Appraisal Reduction multiplied by a fraction, the numerator or which is the outstanding principal balance of the mortgage loan less the amount of the Appraisal Reduction and the denominator of which is the outstanding principal balance of the mortgage loan. The Appraisal Reduction will be allocated to the Subordinate Certificates in reverse sequential order of the classes for purposes of determining Voting Rights. See "--Realization Upon Mortgage Loans" and "--Voting Rights" herein.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred and which has remained current for 12 consecutive Monthly Payments and no other Appraisal Reduction Event has occurred and is continuing, the special servicer shall, within 30 days before the date of the twelfth Monthly Payment, order an appraisal (which may be an update of a prior appraisal) or, with respect to any mortgage loan with an outstanding principal balance less than $2,000,000, perform an internal valuation or obtain an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Property Advance recoverable from the trust fund. Based upon the appraisal or internal valuation, the special servicer will redetermine and report to the master servicer and the trustee the amount of the Appraisal Reduction for the mortgage loan, and that redetermined Appraisal Reduction shall replace the prior Appraisal Reduction. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or perform an internal valuation for a mortgage loan which is the subject of an Appraisal Reduction Event if the special servicer has obtained an appraisal or internal valuation for the related mortgaged property during the 12-month period before the occurrence of the Appraisal Reduction Event, unless reliance thereon would not be in accordance with the Servicing Standard. Instead, the special servicer may use the prior appraisal or internal valuation in calculating any Appraisal Reduction for that mortgage loan.


ACCOUNTS

 Collection Account

     The master servicer will establish and maintain a Collection Account into which it will be required to deposit, within two business days of receipt, the following payments and collections received or made by it on or with respect to the mortgage loans:


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   (1)   all payments on account of principal on the mortgage loans, including the principal component of Unscheduled Payments on the mortgage loans;

   (2) all payments on account of interest on the mortgage loans and the interest portion of all Unscheduled Payments and all Prepayment Premiums and Yield Maintenance Charges;

   (3) any amounts required to be deposited by the master servicer in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account and in connection with Prepayment Interest Shortfalls;

   (4) (a) all Net REO Proceeds transferred from an REO Account, (b) all amounts transferred from lockbox accounts with respect to ARD Loans and payable to the certificateholders and (c) all condemnation proceeds, insurance proceeds and net liquidation proceeds not required to be applied to the restoration or repair of the related mortgaged property;

   (5) any amounts received from borrowers that represent recoveries of property protection expenses or Property Advances;

   (6) with respect to any Distribution Date occurring in each February and in any January occurring in each year that is not a leap year, the Withheld Amounts to be deposited in the Interest Reserve Account and held for future distribution; and

   (7) any other amounts required by the provisions of the Pooling and Servicing Agreement to be deposited into the Collection Account by the master servicer or the special servicer.

     The foregoing requirements for deposits in the Collection Account will be exclusive, and any payments in the nature of late payment charges, late fees, "insufficient funds" check charges, assumption fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees and Default Interest need not be deposited in the Collection Account by the master servicer. To the extent permitted by applicable law, the master servicer or the special servicer, as applicable, will be entitled to retain any of these charges and fees received with respect to the mortgage loans. If the master servicer deposits into the Collection Account amounts not required to be deposited in the Collection Account, the master servicer may at any time withdraw those amounts from the Collection Account.

 Distribution Account

     The trustee will establish and maintain a Distribution Account in its name in trust for the benefit of the holders of the certificates. For each Distribution Date, the master servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account on or before the Remittance Date, the aggregate amount of Available Funds as required by the Pooling and Servicing Agreement, plus the following amounts:

   (1)   any Prepayment Premiums, Yield Maintenance Charges and Excess
         Interest received by the master servicer during the related Collection Period; and

   (2) amounts payable to the trustee as compensation for its services (including, but not limited to, the Trustee Fee).

     To the extent not included in Available Funds, the master servicer will remit to the trustee all P&I Advances for deposit into the Distribution Account on the related Remittance Date. For more detailed information, you should refer to the section in this prospectus supplement titled "Description of the Certificates--Distributions."

     The Collection Account and the Distribution Account will be held in the name of the trustee (or, in the case of the Collection Account, the master servicer on behalf of the trustee) on behalf of the holders of certificates, and the trustee (and, in the case of the Collection Account, the master servicer) will be authorized to make withdrawals from those accounts. Each of the Collection Account and the Distribution Account will be either (1) a segregated account or accounts maintained with either a federally or state-chartered depository institution or trust company the short term unsecured debt obligations of which are rated at least P-1 by Moody's and at least "A-1+" by S&P or, if deposits are to be held in those accounts for 30 or more days, the long term unsecured debt obligations of which are rated at least equal to the greater of (A) Aa2 by Moody's and at least AA-- by S&P and (B) the rating on the highest rated class then outstanding or (2) a segregated trust account or accounts maintained with an Eligible Bank. Amounts on deposit in the Collection Account and other accounts may be invested in Permitted Investments. For a listing of Permitted Investments, you should refer to the Pooling and Servicing Agreement.


WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The master servicer may make withdrawals from the Collection Account for the following purposes:

   (1) to remit on or before each Remittance Date to the Distribution Account an amount equal to Available Funds and any Prepayment Premiums, Yield Maintenance Charges and Excess Interest for the related Distribution Date;

   (2) to pay or reimburse the master servicer or the trustee, as applicable, for Advances made by it and interest on the Advances, but the master servicer's right to reimburse itself will be limited as described above in the section in this prospectus supplement titled "--Advances";

   (3) to (a) pay on or before each Remittance Date to the master servicer and the special servicer the fee portion of the servicing compensation for the related distribution date (provided that the servicing fees must be paid from interest received on the related mortgage loan), (b) pay from time to time to the master servicer any interest or investment income earned on funds deposited in the Collection Account,
         (c) pay to the master servicer as additional servicing compensation any Prepayment Interest Surplus received in the preceding Collection Period, and (d) pay to the master servicer or the special servicer, as applicable, any other amounts constituting additional servicing compensation;

   (4) to pay on or before each distribution date to the depositor, the Transferor, the related mortgage loan seller or other purchaser of each mortgage loan or REO Property that has previously been purchased or repurchased pursuant to the Pooling and Servicing Agreement, all amounts received on that mortgage loan or REO Property during the related Collection Period and after the date as of which the price of the purchase or repurchase was determined;

   (5) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay to the master servicer, the special servicer, the trustee and the depositor, as applicable, for other specified unreimbursed expenses incurred by or on behalf of those persons pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any other payment or reimbursement obligations of the trust fund under the Pooling and Servicing Agreement;

   (6) to pay to the trustee amounts payable as compensation, including, but not limited to, the trustee fee, and amounts requested by the trustee to pay taxes on the net income with respect to REO Properties (provided the trustee will also have the right to withdraw funds from the Collection Account to make those payments);

   (7) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account; and

   (8) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the trust fund.


INTEREST RESERVE ACCOUNT

     The master servicer will establish and maintain an Interest Reserve Account in the name of the master servicer on behalf of the Trustee. With respect to each distribution date occurring in February and each distribution date occurring in any January which occurs in a year that is not a leap year, there will be deposited, with respect to each mortgage loan that accrues interest on the basis of a 360-day year (an "Interest Reserve Loan"), an amount equal to one day's interest at the related Mortgage Rate (net of any servicing fee and trustee fee payable therefrom) on the respective Scheduled Principal Balance as of the immediately preceding Due Date, from the Monthly Payment or P&I Advance that is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February are referred to as "Withheld Amounts"). With respect to each distribution date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account with respect to each Interest Reserve Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Collection Account.


ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     The master servicer or the special servicer, as applicable, will be obligated to enforce the trustee's rights under the "due-on-sale" clause in the related mortgage loan documents to accelerate the maturity of the related mortgage loan, unless

   (1) the "due-on-sale" provision would result in a loss of insurance coverage under any insurance policy or is not enforceable under applicable law;

   (2) the enforcement of the "due-on-sale" provision would result in a loss of insurance coverage under any insurance policy or is reasonably likely to result in meritorious legal action by the related borrower; or

   (3) the master servicer or the special servicer, as applicable, acting in accordance with the Servicing Standards described in this prospectus supplement, determines that the enforcement of the "due-on-sale" clause is not in the best interests of the trust fund.

     However, if the Scheduled Principal Balance of any mortgage loan or group of mortgage loans (1) made to a single borrower or affiliated borrowers or (2) that is secured by any group of cross-collateralized mortgaged properties equals or exceeds the greater of $20,000,000 and 2% of the aggregate outstanding Scheduled Principal Balance of all mortgage loans, the master servicer or the special servicer, as applicable, will not be permitted to refrain from enforcing the trustee's rights under the "due-on-sale" clause in that mortgage loan or a group of mortgage loans without obtaining a confirmation from each Rating Agency that forbearance will not result in the reduction, modification or withdrawal of its then current rating of any class of certificates, provided that this requirement is consistent with the terms of the related mortgage loan.

     If the provisions set forth above allowing the master servicer or special servicer to refrain from enforcing a "due-on-sale" provision are applicable, then the mortgage loan in question may be assumed by a third person. As a result of the assumption of the mortgage loan by a third person:

   (1) the original borrower may be released from liability for the unpaid principal balance of the mortgage loan and interest on the principal balance at the applicable Mortgage Rate during the remaining term of the mortgage loan;
   (2) the master servicer may accept payments with respect to the mortgage loan from the new owner of the related mortgaged property; and
   (3) the master servicer or the special servicer, as applicable, may enter into an assumption agreement with a new purchaser in which the new owner of the related mortgaged property will be substituted as the borrower and the original borrower will be released, so long as (to the extent permitted by law) the new owner satisfies the underwriting requirements customarily imposed by the master servicer or the special servicer, as applicable, as a condition to its approval of a borrower on a new mortgage loan substantially similar to the mortgage loan.
     If a mortgage loan is assumed as described above, the trustee, the master servicer and the special servicer will not permit any modification of that mortgage loan other than as described below in the section in this prospectus supplement titled "--Amendments, Modifications and Waivers." The master servicer or the special servicer, as applicable, will be entitled to retain as additional servicing compensation any assumption fees (including assumption application or processing fees) paid by the original borrower or the new owner in connection with the assumption of the mortgage loan. For more information, you should refer to the section in the prospectus titled "Material Legal Aspects of the Mortgage Loans-Enforceability of Material Provisions-Due-on-Sale Provisions." A new owner of the related mortgaged property may be substituted, or a junior or senior lien may be allowed on the related mortgaged property, without the consent of the master servicer, the special servicer or the trustee in a bankruptcy proceeding involving the mortgaged property.

     If any mortgage loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms (1) provides that the mortgage loan will (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related mortgaged property or (2) requires the consent of the related mortgagee to the creation of any lien or other encumbrance on that mortgaged property, then, for so long as that mortgage loan is included in the trust fund, and borrower creates any lien or other encumbrance, the special servicer on behalf of the trust fund, will enforce the "due-on-encumbrance" provision. As a result, the special servicer will accelerate the payments due on that mortgage loan or withhold its consent to the creation of those liens or other encumbrances, as applicable. However, the special servicer will not enforce the "due-on-encumbrance" provision if, acting in accordance with the applicable servicing standards, it determines that the enforcement would not be in the best interests of the trust fund and it is able to obtain the confirmation of each Rating Agency that it will not downgrade, withdraw or qualify its then current rating of any class of certificates as a result of forbearance from enforcement. As an exception to the foregoing, the special servicer may elect to refrain from enforcing any "due-on-encumbrance" provision relating to any junior or senior lien on a mortgaged property imposed in any bankruptcy proceeding involving that mortgaged property.

     A "due-on-sale" or "due-on-encumbrance" clause may, under some circumstances, be unenforceable against a borrower, including a borrower that is a debtor in a case under the Bankruptcy Code.


INSPECTIONS; APPRAISALS

     The master servicer (or the special servicer with respect to Specially Serviced Mortgage Loans or REO Properties) is required, at its own expense, to inspect each mortgaged property at the times and in the manner as are consistent with the Servicing Standards described in this prospectus supplement, but will in any event: (1) inspect each mortgaged property at least once every 12 months (or 24 months for any mortgage loan with a principal balance of less then $2,000,000), with the first inspection to be completed on or before July 31, 2001, unless each of the Rating Agencies has confirmed in writing that a longer period between inspections (which may not exceed 24 months) will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by that Rating Agency to any class of certificates; and (2) inspect the related mortgaged property as soon as practicable after the master servicer or the special servicer, as applicable, has received any Financial and Lease Reporting Fees for any mortgage loan (unless that property has been inspected by the master servicer or the special servicer during the preceding 120-day period). In addition, if any Monthly Payment on any mortgage loan becomes more than 60 days delinquent (without giving effect to any grace period permitted under the related promissory note or mortgage), the special servicer will inspect each related mortgaged property at its own expense as soon as practicable thereafter. The special servicer will inspect each REO Property at least annually.


REALIZATION UPON MORTGAGE LOANS

     If a mortgage loan has defaulted or, in the special servicer's judgment, a payment default is imminent, the special servicer may at any time, consistent with the Servicing Standard and the mortgage loan documents, institute foreclosure proceedings, exercise any power of sale contained in the related mortgage or otherwise acquire title to the related mortgaged property.


GENERAL STANDARDS FOR CONDUCT IN FORECLOSING OR SELLING DEFAULTED LOANS

     Any costs and expenses incurred in any foreclosure or similar proceedings will be advanced by the master servicer as a Property Advance, unless the master servicer determines that the Advance would constitute a Nonrecoverable Advance.

     If the special servicer elects to proceed with a foreclosure in accordance with the laws of the jurisdiction in which the subject mortgaged property is located, the special servicer will not be required to pursue a deficiency judgment against the related borrower or any other liable party if (1) the laws of the jurisdiction do not permit a deficiency judgment after a foreclosure or
(2) the special servicer determines, in its best judgment, that the likely recovery resulting from a deficiency judgment will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and that determination is evidenced by an officer's certificate delivered to the trustee.

     The special servicer, on behalf of the trust fund, is prohibited from obtaining title to a mortgaged property as a result of or in lieu of foreclosure or otherwise obtaining title to any direct or indirect partnership interest or other equity interest in any borrower pledged pursuant to a pledge agreement and becoming the beneficial owner of a mortgaged property, and otherwise acquiring possession of, or taking any other action with respect to, any mortgaged property if, as a result of any of those actions, the trustee, for the trust fund or the certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of that mortgaged property within the meaning of CERCLA or any comparable law, unless the special servicer has previously determined, in accordance with the Servicing Standards set forth in the Pooling and Servicing Agreement and based on an updated ESA prepared within the past twelve months by a person independent of the special servicer who regularly conducts environmental assessments, that:

   (1) the mortgaged property is in compliance with applicable environmental laws in all material respects or, if that mortgaged property is found not to be in compliance after consultation with an environmental consultant, that it would be in the best economic interest of the trust fund to take those actions as are necessary to bring that mortgaged property in compliance with those laws; and

   (2) there are no circumstances present at that mortgaged property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could reasonably be required under any currently effective federal, state or local law or regulation, or that, if any hazardous materials are present for which any of those actions could reasonably be required, after consultation with an environmental consultant, it would be in the best economic interest of the trust fund to take those actions with respect to that mortgaged property.

     If the environmental assessment last obtained by the special servicer with respect to a mortgaged property indicates that the mortgaged property may not be in compliance with applicable environmental laws in all material respects or that hazardous materials may be present but does not definitively establish that fact, the special servicer will cause further environmental tests as the special servicer deems prudent to protect the interests of certificateholders to be conducted by a person independent of the special servicer who regularly conducts those tests. Any of those tests will be deemed part of the ESA obtained by the special servicer for these purposes.

     If title to any mortgaged property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee (which may not be the master servicer or the special servicer) or a separate trustee or co-trustee on behalf of the trust fund. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, that mortgage loan will be considered to be a mortgage loan held in the trust fund until the time the related REO Property is sold by the trust fund and will be reduced by Net REO Proceeds allocated to the principal.

     If the trust fund acquires a mortgaged property by foreclosure or deed-in-lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides that the special servicer must administer that mortgaged property in a manner so that it qualifies at all times as "foreclosure property" within the meaning of Tax Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that within 90 days of the trust fund's acquisition of the mortgaged property the special servicer contract with an independent contractor (as defined in the Pooling and Servicing Agreement) for the management and operation of that mortgaged property, unless the special servicer provides the trustee, at the trust fund's expense, an opinion of counsel that the operation and management of the mortgaged property other than through an independent contractor will not cause the mortgaged property to fail to qualify as "foreclosure property."

     The special servicer may offer to sell to any person any Specially Serviced Mortgage Loan or any REO Property, if and when the special servicer determines, consistent with the Servicing Standards set forth in the Pooling and Servicing Agreement, that the sale of that loan or property would be in the best economic interests of the trust fund. In any event, the special servicer will offer to sell each REO Property so that the sale of the REO Property will occur within the period specified in the Pooling and Servicing Agreement. For any sale of a Specially Serviced Mortgage Loan or a REO Property described above, the special servicer will give the trustee at least 10 business days' prior written notice of its intention to sell. The special servicer will accept an offer

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from any person that is determined by the special servicer to be a fair price for that Specially Serviced Mortgage Loan or REO Property, if the highest offeror is not an Interested Person, or is determined to be a fair price by the trustee (which may be based upon updated independent appraisals received by the trustee or the special servicer, as applicable), if the highest offeror is an Interested Person; provided, however, that any offer by an Interested Person in the amount of the Repurchase Price shall be deemed to be a fair price. Neither the trustee, in its individual capacity, nor any of its affiliates may offer to purchase any Specially Serviced Mortgage Loan or any REO Property and nothing in this prospectus supplement is intended to allow it. In addition, the special servicer may accept an offer that is not the highest offer if it determines, in accordance with the Servicing Standards set forth in the Pooling and Servicing Agreement, that acceptance of that offer would be in the best interests of the holders of certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or other terms offered by the prospective buyer making the lower offer are more favorable).

     The special servicer will prepare an Asset Status Report for each mortgage loan which becomes a Specially Serviced Mortgage Loan within 30 days after the servicing of that mortgage loan is transferred to the special servicer. The special servicer will deliver each Asset Status Report to the master servicer, the Directing Certificateholder and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the special servicer shall implement the recommended action as outlined in the Asset Status Report if it makes an affirmative determination that the objection is not in the best interest of all the certificateholders. In connection with making that affirmative determination, the special servicer will request a vote by all the certificateholders. If the majority of certificateholders fail within five days after the notice of the vote is sent to them to reject the Asset Status Report, the special servicer shall implement the same. If the majority of certificateholders reject the Asset Status Report, the special servicer shall revise the Asset Status Report as set forth below. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the special servicer shall implement the recommended action as outlined in the Asset Status Report.

     If the Directing Certificateholder disapproves the Asset Status Report and the special servicer has not made the affirmative determination described above, the special servicer will revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will revise the Asset Status Report until the earlier of (a) the Directing Certificateholder's failure to disapprove the revised Asset Status Report as described above; or (b) until the special servicer makes a determination that the objection is not in the best interests of the certificateholders; or (c) the passage of ninety (90) days from the date of preparation of the first Asset Status Report. The special servicer shall implement the recommended action as outlined in the Asset Status Report in a commercially reasonable manner promptly, but no more than 30 days after the event described in clause (a) of the preceding sentence, no more than 10 days after the event described in clause (b) of the preceding sentence, and no more than 5 days after the event described in clause (c) of the preceding sentence.

     The special servicer will not, however, be required to take or refrain from taking any action that would cause it to violate applicable law, the Pooling and Servicing Agreement (including the Servicing Standards set forth in the Pooling and Servicing Agreement) or the REMIC Provisions.

     After a default in the payment of a Balloon Payment, the special servicer may, acting in accordance with the Servicing Standards set forth in the Pooling and Servicing Agreement, grant any number of successive extensions of up to 12 months (or the period from the beginning of the first of the extensions, if shorter) on the defaulted mortgage loan. However, the special servicer may not grant any extension that (1) permits the related borrower to make payments of only interest for a period of longer than 12 months in the aggregate, or (2) extends the maturity date of the related mortgage loan beyond the date that is two years prior to the Rated Final Distribution Date or (3) extends the maturity date of any mortgage loan beyond the date that is 20 years before the expiration of any related ground lease with respect to the mortgaged property securing that mortgage loan without the written consent of each Rating Agency or (4) extends the maturity date of any mortgage loan beyond the date that is 5 years after the original maturity date based upon its original amortization schedule.


EVENTS OF DEFAULT

     If there occurs an Event of Default, then so long as the Event of Default has not been remedied, the trustee may, and at the written direction of the certificateholders of at least 25% of the Voting Rights of all certificates, the trustee shall, by notice in writing to the master servicer or the special servicer, as the case may be, terminate all of its respective rights and obligations under the Pooling and Servicing Agreement, other than any rights it may have hereunder as a certificateholder and any rights or obligations that accrued prior to the date of termination (including the right to receive all amounts accrued or owing to it under the Pooling and Servicing Agreement, plus interest at the Advance Rate on those amounts until received to the extent those amounts bear interest, with respect to periods prior to the date of its termination, and the right to indemnification in accordance with the terms of that Agreement notwithstanding any termination); provided, however, that in the event the master servicer and the special servicer is the same person, any termination of the master servicer will constitute a termination of the special servicer and vice versa.


AMENDMENTS, MODIFICATIONS AND WAIVERS

     The special servicer shall perform all modifications and extensions of the mortgage loans. The special servicer may not amend, modify, waive or otherwise consent to the change of the stated maturity date of any mortgage loan, the payment of principal of or interest (including Default Interest) on any mortgage loan, or any other term of any mortgage loan, or any complete or partial release of any real property securing a mortgage loan from the lien of the mortgage, unless:

   (1) that amendment, modification, waiver or consent is not a "significant modification" under Section 1001 of the Tax Code; or

   (2) the master servicer or the special servicer shall have received an Opinion of Counsel (at the trust fund's expense) that that amendment, modification or waiver would not cause an imposition of a tax under the REMIC Provisions or cause a loss of the REMIC status.

provided that if that amendment, modification, waiver or consent would constitute a "significant modification" under Section 1001 of the Tax Code, and that modification is occasioned by a default or a reasonably foreseeable default on that mortgage loan, then the special servicer may take that action.


THE TRUSTEE

     The Chase Manhattan Bank, a New York banking corporation with its principal offices in New York, New York will act as the trustee pursuant to the Pooling and Servicing Agreement. The trustee's corporate trust office is located at 450 West 33rd Street, 14th Floor, New York, New York 10001.

     The trustee may resign at any time by giving written notice to the depositor, the master servicer, the special servicer and the Rating Agencies. Upon notice of the trustee's resignation, the master servicer will appoint a successor trustee. If no successor trustee is appointed within 30 days after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

     The depositor or the master servicer may remove the trustee if, among other things, any of the following events occur:

   (1) the trustee ceases to be eligible to continue as trustee under the Pooling and Servicing Agreement;

   (2)   the trustee at any time becomes incapable of acting;

   (3)   the trustee is adjudged bankrupt or insolvent;

   (4)   a receiver of the trustee or its property is appointed; or

   (5) any public officer takes charge or control of the trustee or its property.

     The holders of certificates representing a majority of the aggregate Voting Rights may remove the trustee upon written notice to the master servicer, the special servicer, the depositor and the trustee. No resignation or removal of the trustee or appointment of a successor trustee will become effective until the acceptance of the appointment by the successor trustee.

     The trust fund will indemnify the trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising with respect to the Pooling and Servicing Agreement or the certificates (but only to the extent that they are expressly reimbursable under the Pooling and Servicing Agreement or are "unanticipated expenses incurred by the REMIC" under Treasury Regulations Section 1.860G-1(b)(3)(ii)) other than those resulting from the negligence, fraud, bad faith or willful misconduct of the trustee and those for which those indemnified persons are indemnified by the master servicer or the special servicer as described in the last sentence of this paragraph. The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the trustee's opinion, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. Each of the master servicer and the special servicer will indemnify the trustee and its directors, officers, employees, agents and affiliates against certain losses, liabilities and expenses resulting from the willful misconduct, fraud, bad faith or negligence in the performance of the master servicer's or the special servicer's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of the master servicer's or the special servicer's respective obligations and duties under the Pooling and Servicing Agreement.


DUTIES OF THE TRUSTEE

     The trustee, the master servicer and the special servicer will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or this prospectus supplement or the validity, enforceability or sufficiency of the mortgage loans or related documents. The trustee will not be accountable for the use or application by the depositor of any certificates or of the proceeds of those certificates, or for the use or application of any funds paid to the depositor, the master servicer or the special servicer with respect to the mortgage loans, or any funds deposited

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in or withdrawn from the Collection Account or the Distribution Account by the
depositor, the master servicer or the special servicer, other than with respect to any funds held by the trustee.

     If no Event of Default has occurred of which the trustee has actual knowledge or, after the curing of all Events of Default which may have occurred, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports and other instruments required to be furnished to it, the trustee is required to examine those documents and to determine only whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

     If the master servicer fails to make any required Advance, the trustee, as successor master servicer, will be required to make the Advance to the extent that the Advance is not deemed to be nonrecoverable. The trustee will be entitled to rely conclusively on any determination by the master servicer that an Advance, if made, would be a Nonrecoverable Advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the master servicer. For more detailed information, you should refer to the section in this prospectus supplement titled "--Advances."


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The master servicer will be entitled to receive a monthly Servicing Fee with respect to each mortgage loan. The Servicing Fee relating to each mortgage loan will be retained by the master servicer from interest payments and collections on that mortgage loan. The master servicer will also be entitled to retain as additional servicing compensation:

   (1) investment income earned on amounts on deposit in the Collection Account, the Reserve Accounts and the Interest Reserve Account (to the extent consistent with applicable law and the related mortgage loan documents);

   (2) amounts collected on the mortgage loans that are not Specially Serviced Mortgage Loans in the nature of late payment charges and Default Interest (each net of any amount used to pay interest on Advances), "insufficient funds" check charges, loan service transaction fees, demand fees, beneficiary statement charges and similar fees and charges (but excluding any Prepayment Premiums, Yield Maintenance Charges, Excess Interest or other amounts required to be deposited or retained in the Collection Account);

   (3) Financial and Lease Reporting Fees relating to any mortgage loan that is not a Specially Serviced Mortgage Loan and to the extent permitted under the related mortgage loan; and

   (4) Prepayment Interest Surplus (to the extent not offset against any Prepayment Interest Shortfall in accordance with the Pooling and Servicing Agreement).

     The master servicer will reimburse the trustee for out-of-pocket expenses incurred by the trustee in the performance of its duties in accordance with the Pooling and Servicing Agreement.

     The master servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this prospectus supplement).

     The primary servicer will be entitled to receive, as additional compensation, to the extent paid by the borrower, 50% of any assumption fees with respect to a mortgage loan that is not a Specially

Serviced Mortgage Loan or which arises from certain other specified mortgage loans. The master servicer will not be entitled to receive any loan modification fees or extension fees relating to mortgage loans for which the work associated with that modification or extension was performed by the special servicer.


SPECIAL SERVICING

     With respect to any mortgage loan that is designated a Specially Serviced Mortgage Loan, the master servicer will transfer its servicing responsibilities to the special servicer, but will continue to perform the following functions:

   (1) receive payments on the mortgage loan (including amounts collected by the special servicer) and maintain payment records;

   (2) make calculations relating to the mortgage loan as required by the Pooling and Servicing Agreement; and

   (3) make remittances and prepare reports to the trustee relating to the mortgage loan.

     If the related mortgaged property is acquired with respect to any mortgage loan whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for the operation and management of the mortgaged property. The master servicer will have no responsibility for the performance by the special servicer of its duties under the Pooling and Servicing Agreement.

     "Specially Serviced Mortgage Loan" has the meaning set forth in the Glossary.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan (through workout by the special servicer or otherwise) for three consecutive Monthly Payments (provided no additional event of default is foreseeable in the reasonable judgment of the special servicer), the special servicer will return the full servicing responsibilities of that mortgage loan to the master servicer.

     Lennar Partners, Inc. will be the initial special servicer. The special servicer may be removed and a successor special servicer may be appointed by the Directing Certificateholder.

     If any removal of the special servicer is made without cause, then the costs of transferring the servicing responsibilities to a successor special servicer will be paid by the Controlling Class.

     The removal of the special servicer and the appointment of a successor special servicer will not be effective until (1) the successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the special servicer under the Pooling and Servicing Agreement pursuant to an agreement satisfactory to the trustee, (2) each of the Rating Agencies confirms to the trustee in writing that the appointment of and assumption by the successor special servicer will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by that Rating Agency to any class of certificates and (3) if the special servicer is removed without cause, the trustee's costs associated with the removal have been provided for.

     The special servicer will be entitled to the Special Servicing Fee on each Specially Serviced Mortgage Loan on a monthly basis. In addition to the Special Servicing Fee, the special servicer may also receive a Disposition Fee or a Workout Fee.

     If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the Workout Fee relating to that mortgage loan earned from the initial modification, restructuring or workout of that mortgage loan will terminate, and the special servicer will be entitled to a new Workout Fee for that Specially Serviced Mortgage Loan upon resolution or workout of the subsequent event of default under that Specially Serviced Mortgage Loan. Each of the foregoing fees, along with expenses related to special servicing of a mortgage loan, will be payable out of funds otherwise available to pay principal and interest on the certificates.

     The special servicer will also be entitled to retain as additional servicing compensation (1) all investment income earned on amounts on deposit in any REO Account and (2) to the extent permitted under the related mortgage loan, all amounts collected with respect to the Specially Serviced Mortgage Loans in the nature of late payment charges, late fees, "insufficient funds" check charges, financial and lease reporting fees (to the extent those fees are not required to be remitted to the related borrower pursuant to the related promissory note), loan service transaction fees, beneficiary statement charges or similar items (but excluding any Default Interest, Yield Maintenance Charges or other Prepayment Premiums or Excess Interest), in each case to the extent received with respect to any Specially Serviced Mortgage Loan and not required to be deposited or retained in the Collection Account pursuant to the Pooling and Servicing Agreement. The special servicer will be entitled to receive, as additional compensation, to the extent paid by the borrower, all assumption fees, provided that it will only be entitled to receive 50% of any assumption fees with respect to a mortgage loan that is not a Specially Serviced Mortgage Loan and that was purchased by the depositor from KeyBank National Association or which arises from certain other specified mortgage loans. The special servicer will be entitled to receive any loan modification fees or extension fees to the extent received with respect to any mortgage loan relating to mortgage loans for which the work associated with the modification or extension was performed by the special servicer.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

 Monthly Reports

     On each Distribution Date, the trustee will prepare in CMSA format and forward by mail to each certificateholder and Rating Agency, as set forth in Annex E, with copies to the depositor, the paying agent, the Underwriters and the master servicer, a statement on the distribution to be made on that date, setting forth for each class:

   (1) The Pooled Principal Distribution Amount and the amount allocable to principal included in Available Funds;

   (2) The Class Interest Distribution Amount distributable to that class and the amount of Available Funds allocable thereto, together with any Class Interest Shortfall allocable to that class;

   (3) The amount of any P&I Advances by the master servicer or the trustee included in the amounts distributed to the certificateholders;

   (4) The certificate balance of each class of certificates after giving effect to the distribution of amounts with respect to the Pooled Principal Distribution Amount on that distribution date;

   (5) Realized Losses and their allocation to the certificate balance of any class of certificates;

   (6) The Scheduled Principal Balance of the mortgage loans as of the due date preceding that distribution date;

   (7) The number and aggregate principal balance of the mortgage loans (a) delinquent one month, (b) delinquent two months, (c) delinquent three or more months, (d) as to which foreclosure proceedings have been commenced, and (e) that otherwise constitute Specially Serviced Mortgage Loans, and, with respect to each Specially Serviced Mortgage Loan, the amount of Property Advances made during the related Collection Period, the amount of P&I Advances made on that Distribution Date, the aggregate amount of Property Advances made that remain unreimbursed and the aggregate amount of P&I Advances made that remain unreimbursed;

   (8) With respect to any mortgage loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of that mortgage loan as of the date it became an REO Mortgage Loan;

   (9) As of the due date preceding that distribution date, as to any REO Property sold during the related Collection Period, the date on which the special servicer made a Final Recovery Determination and the amount of the proceeds of the sale deposited into the Collection Account, and the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than liquidation proceeds) and other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying that REO Property by name;

   (10) The outstanding principal balance of each REO Mortgage Loan as of the close of business on the immediately preceding due date and the appraised value of the related REO Property in the most recent appraisal obtained;

   (11) The amount of the servicing compensation paid to the master servicer with respect to that distribution date, and the amount of the additional servicing compensation that was paid to the master servicer with respect to that distribution date;

   (12) The amount of any Special Servicing Fee, Disposition Fee or Workout Fee paid to the special servicer with respect to that distribution date, and the amount of the additional servicing compensation that was paid to the special servicer with respect to that distribution date;

   (13) The amount of any Appraisal Reduction allocated in the related Collection Period on a loan-by-loan basis and the total amount of Appraisal Reductions made through that distribution date; and

   (14) (a) The amount of Yield Maintenance Charges or Prepayment Premiums collected and any Excess Interest received during the related Collection Period, and (b) the amount of Default Interest received during the related Collection Period.

     In the case of information furnished pursuant to clauses (1), (2), (3) and
(14)(a) above, the amounts will be expressed as a dollar amount in the aggregate for all certificates of each applicable class, and will be expressed as a dollar amount for each class of certificates for a certificate having a denomination of $1,000 initial certificate balance or notional balance.

     Within a reasonable period of time after the end of each calendar year, the trustee will furnish to each person who at any time during that calendar year was a holder of a certificate (except for a

Residual Certificate) and to each Rating Agency a statement containing the information set forth in clauses (1) and (2) above, aggregated for that calendar year or applicable portion of that year during which that person was a certificateholder. The obligation of the trustee to furnish the above information will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Tax Code as from time to time in effect.

     On each Distribution Date, the trustee will mail to each holder of a Residual Certificate a copy of the reports mailed to the other certificateholders on that distribution date and a statement setting forth the amounts, if any, actually distributed on the Residual Certificates on that Distribution Date.

     Within a reasonable period of time after the end of each calendar year, the trustee will furnish to each person who at any time during that calendar year was a holder of a Residual Certificate a statement setting forth the amounts actually distributed on that Certificate aggregated for that calendar year or applicable portion of that year during which that person was a certificateholder. The obligation of the trustee to furnish the above information will be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Tax Code as from time to time in effect.

     In addition, the trustee will provide each certificateholder with any additional information, if any, regarding the mortgage loans that the master servicer or the special servicer, in its sole discretion, delivers to the trustee for distribution to the certificateholders. The information made available in the Distribution Date Statements may be obtained by accessing a World Wide Website maintained by the trustee at www.chase.com.

 Other Available Information

     The master servicer or the special servicer, if applicable, will promptly give notice to the trustee, who will provide a copy to each certificateholder, each Rating Agency, the depositor, the Underwriters, the related mortgage loan sellers and the master servicer or the special servicer (if affecting a Specially Serviced Mortgage Loan), of (1) any notice from a borrower or insurance company regarding an upcoming voluntary or involuntary prepayment (including that resulting from a casualty or condemnation) of all or part of the related mortgage loan (provided that a request by a borrower or other party for a quotation of the amount necessary to satisfy all obligations with respect to a mortgage loan will not, in and of itself, be deemed to be notice under this clause (1)); and (2) any other occurrence known to it with respect to a mortgage loan or REO Property that the master servicer or the special servicer determines in accordance with the Servicing Standards set forth in the Pooling and Servicing Agreement would have a material effect on that mortgage loan or REO Property. The notice referred to in (2) will include an explanation as to the reason for the material effect on the mortgage loan or REO Property (with the understanding that any extension of the term of any mortgage loan will in any event be deemed to have a material effect).

     In addition to the other reports and information made available and distributed to the depositor, the Underwriters, the trustee or the certificateholders pursuant to the provisions of the Pooling and Servicing Agreement, the master servicer and the special servicer will, in accordance with the reasonable rules and procedures as they may adopt, also make available any information relating to the mortgage loans, the mortgaged properties or the borrowers for review by the depositor, the Underwriters, the trustee, the certificateholders and any other persons to whom the master servicer or the special servicer, as the case may be, believes disclosure of the above information is appropriate, unless prohibited by applicable law or by any documents related to a mortgage loan. In providing additional information, the master servicer or the special servicer may, to the extent it deems necessary or appropriate, require the recipient of the information to execute an agreement governing the availability, use and disclosure of the information. The agreement to be obtained by the master servicer or the special servicer may also contain indemnification provisions for the master servicer or the special servicer, as applicable, against any liability or damage that may arise from disclosing the information.

     Upon reasonable prior written request, the trustee will also make available during normal business hours, for review by the depositor, the Rating Agencies, any certificateholder, the Underwriters, any person identified to the trustee by a certificateholder as a prospective transferee of a certificate and any other persons to whom the trustee believes disclosure is appropriate, the following items:

   (1)   the Pooling and Servicing Agreement;

   (2) all monthly statements to certificateholders delivered since the closing date;

   (3) all annual statements as to compliance delivered to the trustee and the depositor; and

   (4) all annual independent accountants' reports delivered to the trustee and the depositor.

     The master servicer or the special servicer, as appropriate, will make available at its offices during normal business hours, for review by the depositor, the Underwriters, the trustee, the Rating Agencies, any certificateholder, any person identified to the master servicer or the special servicer, as applicable, by a certificateholder as a prospective transferee of a Certificate, and any other persons to whom the master servicer or the special servicer, as applicable, believes disclosure is appropriate, the following items:

   (1) the inspection reports prepared by or on behalf of the master servicer or the special servicer in connection with property inspections;

   (2) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer or the special servicer; and

   (3) any and all officer's certificates and other evidence delivered to the trustee and the depositor to support the master servicer's determination that any Advance was, or if made, would be, a Nonrecoverable Advance, in each case except to the extent doing so is prohibited by applicable law or by any document relating to a mortgage loan.

     Each of the master servicer, the special servicer and the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses incurred by it in providing copies of or access to any of the above information. However, any costs and expenses arising from any request of this type by a Rating Agency will be paid by the master servicer.

     The master servicer will, on behalf of the trust fund, prepare, sign and file with the SEC any and all reports, statements and information relating to the trust fund that the master servicer or the trustee determines are required to be filed with the SEC pursuant to Sections 13(a) or 15(d) of the 1934 Act. Each of those reports, statements and information must be filed on or before the required filing date for that report, statement or information. Notwithstanding the foregoing, the depositor will file with the SEC, within 15 days of the closing date, a Form 8-K together with the Pooling and Servicing Agreement.

     None of the trustee, the master servicer or the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party for inclusion in any notice or in any other report or information furnished or provided by the trustee, master servicer or the special servicer under the Pooling and Servicing Agreement. The trustee, the master servicer and the special servicer will be indemnified and held harmless by the trust fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission in or from any notice, report or information described above, including any report filed with the SEC.


VOTING RIGHTS

     Each class of certificates is assigned the Voting Rights set forth in the Glossary. The Voting Rights of any class of certificates will be allocated among holders of certificates of that class in proportion to their respective percentage interests; however, any Certificate held or beneficially owned by the depositor, the master servicer, the special servicer, the trustee, a property manager or a borrower or any of their affiliates will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any consent, approval or waiver that specifically relates to any of those persons has been obtained (unless the consent, approval or waiver is to an action that would materially and adversely affect the interests of the holders of any class of certificates while any of those persons is the holder of certificates aggregating not less than 66 2/3% of the percentage interest of that class). For purposes of determining Voting Rights, the certificate balance of any class will be deemed to be reduced by the amount allocated to the class of any Appraisal Reductions related to mortgage loans as to which liquidation proceeds or other final payment has not yet been received.

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                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans in California and Texas (approximately 22.8% and 12.2% of the cut-off date balance, respectively). The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

     California

     California and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. Generally all of the mortgage loans are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the mortgage loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged properties are located may restrict the ability of the master servicer or the special servicer, as applicable, to realize on the mortgage loans and may adversely affect the amount and timing of receipts on the mortgage loans.

     The following summary is not intended to be a comprehensive analysis of California foreclosure procedures and requirements, and is therefore qualified in its entirety by reference to applicable provisions of California law.

     California statutes limit the right of the beneficiary to obtain a deficiency judgment against the trustor (i.e., obligor) following a non-judicial foreclosure sale under a deed of trust. A deficiency judgment is a personal judgment against an obligor in most cases equal to the difference between the amount due to the beneficiary and the fair market value of collateral. No deficiency judgment is permitted under California law following a nonjudicial sale under the power of sale in a deed of trust. Other California statutes require the beneficiary to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the obligor for recovery of the debt, except in certain cases liability may be asserted for the amount by which the value of the real property was impaired as a result of environmental problems. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan, as well as the right to obtain any judgment on the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the former trustor following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in foreclosure, and give the borrower a one-year period within which to redeem the property. California statutes also provide priority to certain tax liens over the lien of previously recorded deeds of trust. Additionally, in the absence of sufficient waivers, the above limitations may apply to restrict proceedings against a guarantor of the loan.

     In some states, foreclosure may result in automatic termination of subordinate leases in the absence of either (i) an agreement to the contrary between the foreclosing lender and the tenant or (ii) circumstances in which it would be equitable to permit such termination. In addition, in all states, real property taxes have priority over the lien of previously recorded mortgages or deeds of trust and in some states and under certain circumstances, mechanics' liens and materialmen's liens may also take priority over the lien of previously recorded mortgages or deeds of trust.

     Foreclosure under either a mortgage or a deed of trust or the sale by the referee or other designated official or by trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist, and because the physical condition and financial performance of the property may have deteriorated during foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's or mortgagee's ability to sell the property or upon the sale price.

     Texas

     The following discussion contains a summary of certain statutory procedures and requirements, that must be followed by a lender in connection with exercising its rights and remedies to foreclose through a non-judicial power of sale set forth in a deed of trust with respect to property securing an obligation.

     This summary is not intended to be a comprehensive analysis of Texas foreclosure procedures and requirements, and is therefore qualified in its entirety by reference to applicable provisions of the Texas Property Code governing foreclosures in Texas, including, without limitations, Sections 51.002, 51.003, 51.004 and 51.005 of the Texas Property Code as amended.

     In general, in the event a default occurs under a loan secured by a Texas deed of trust, the lender may elect to foreclose either (i) judicially; or (ii) non-judicially through the power of sale set forth in the deed of trust. Most lenders prefer to pursue a non-judicial foreclosure sale against the property securing the loan, rather than a judicial foreclosure sale, because of the reduced cost and expeditious timing in the conduct of a non-judicial foreclosure. In order to conduct a non-judicial foreclosure under the power of sale contained in a deed of trust, the lender, as beneficiary and through the trustee or substitute trustee appointed under the deed of trust, is required to comply with the terms of the deed of trust and applicable Texas law governing non-judicial foreclosure sales. Specifically, the lender may request the trustee, or any successor or substitute trustee duly appointed by the lender, to enforce the trust upon its request and sell the property to the highest bidder for cash at a public auction at the county courthouse of any county in which the property is situated. The non-judicial foreclosure sale must be conducted on the first Tuesday of any month between the hours of 10:00 a.m. and 4:00 p.m., after giving notice of the time, place and terms of sale and identifying the property to be sold. The notice of sale must be given at least twenty one (21) days before the date of the sale by (i) posting at the courthouse door of each county in which the property is located a written notice designating the county in which the property will be sold; (ii) filing in the office of the county clerk of each county in which the property is located a copy of the notice described above; and (iii) serving written notice of the sale by certified mail on each debtor who, according to the records of the holder of the debt, is obligated to pay the debt. The affidavit of a person who has knowledge of these facts to the effect that service was completed is prima facie evidence of the fact of service. After such sale, the trustee may make a conveyance with a general warranty of title to any purchaser or purchasers and such warranties shall be binding upon the borrower and its heirs, assigns, executors, administrators and legal representatives.

     If provided for in the deed of trust, the trustee has the right to sell the property in whole or in part and in such parcels and order as the trustee may determine, and the right of sale will not be exhausted by one or more sales, but successive sales may be had until all of the property has been legally sold. The proceeds from any non-judicial foreclosure sale conducted by the trustee are required to be applied in accordance with the terms set forth in the deed of trust. The lender may become the purchaser at any non-judicial foreclosure sale if it is the highest bidder, and shall have the right to credit the amount of its bid upon the amount of indebtedness owing in lieu of cash payment. In the event of a foreclosure under a power of sale set forth in the deed of trust, the borrower and all other persons who remain in possession of any part of the property shall be deemed tenants at will of the purchaser at such foreclosure sale, and shall be liable for reasonable rental for the use of the property. In general, if any tenants refuse to surrender possession of the property upon demand, the purchaser shall be entitled to institute and maintain a statutory action for forcible entry and detainer and procure a writ of possession thereunder. In addition, foreclosure may result in the automatic termination of subordinate leases in the absence of a specific agreement to the contrary between the foreclosing lender and the tenant, such as a non-disturbance agreement. In Texas, real property taxes will have priority over the lien of any previously recorded deed of trust and, under certain circumstances, a mechanic's and materialman's lien may also take priority over the lien of a previously recorded deed of trust.

     Subject to any non-recourse provisions set forth in the deed of trust, any action for a deficiency after the foreclosure sale must be brought within two
(2) years after the foreclosure sale. The person against whom a deficiency is sought, may request a determination of the fair market value of the property at the time of foreclosure sale. Competent evidence may be introduced by the lender and borrower as to the fair market value at the time of the foreclosure sale and, if the court determines that the fair market value is greater than the bid at the foreclosure sale, such excess shall be offset against the debt. If a judicial foreclosure sale is conducted, a person obligated on the debt may seek a determination of the fair market value not later than ninety (90) days after the date of the foreclosure sale, unless a guarantor did not receive actual notice of the sale, in which event the suit must be brought by the guarantor no later than ninety (90) days after the date on which the guarantor received actual notice of the foreclosure sale.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, three separate REMIC elections will be made with respect to the trust fund, creating three REMICs. Upon the issuance of the offered certificates, Latham & Watkins will deliver its opinion, generally to the effect that, assuming (i) compliance with all provisions of the Pooling and Servicing Agreement, (ii) the proper making of an election,
(iii) the accuracy of all representations made with respect to the mortgage loans and (iv) compliance with any changes in the laws, including any amendments to the Tax Code or applicable Treasury Regulations thereunder, (1) each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Tax Code, and (2) (a) the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F and Class G Certificates will be, or will represent ownership of, REMIC "regular interests" and (b) each residual interest will be the sole "residual interest" in the related REMIC.

     Because they represent regular interests, the offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of those classes of certificates will be required to include in income all interest on those certificates in accordance with the accrual method of accounting, regardless of a certificateholder's usual method of accounting. For purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, it has been assumed that the mortgage loans will prepay at the rate of 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. No representation is made as to whether the mortgage loans will prepay at that rate or any other rate.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of any of those classes of certificates will be treated as holding a certificate with bond premium will depend on that certificateholder's purchase price. Holders of those classes of certificates should consult their own tax advisors regarding the possibility of making an election to amortize any bond premium. See "Material Federal Income Tax Consequences" in the prospectus.

     Offered certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) and
Section 856(c)(5)(B) of the Tax Code in the same proportion that the assets of the trust fund underlying the certificates would be so treated, provided, however, that if 95% or more of the REMIC's assets are real estate assets during a calendar quarter, then the offered certificates will be considered "real estate assets" in their entirety for that quarter. In addition, income with respect to offered certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Tax Code to the extent that the certificates are treated as "real estate assets" under Section 856(C)(4)(A) of the Tax Code. Offered certificates held by a domestic building and loan association will generally constitute a "regular or residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Tax Code only in the proportion that the mortgage loans are secured by multifamily apartment buildings. See "Material Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, you should refer to the section in the prospectus titled "Material Federal Income Tax Consequences--Taxation of REMIC Income."

 New Withholding Regulations

     Recently, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described in the prospectus supplement. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. It is suggested that prospective investors consult their own tax advisors regarding the New Regulations.

     DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST FUND AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.


                              ERISA CONSIDERATIONS


SUMMARY

     The Subordinate Certificates may not be purchased by or transferred to:

   (1) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Tax Code, or a governmental plan subject to any similar law;

   (2)   a collective investment fund in which those plans are invested;

   (3) other persons acting on behalf of any plan or using the assets of any plan or any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (within the meaning of Department of Labor Regulations Section 2510.3-101); or

   (4) an insurance company that is using assets of any insurance company separate account or general account in which the assets of those Plans are invested (or which are deemed pursuant to ERISA or any similar law to include assets of those plans) other than an insurance company using the assets of its general account under circumstances whereby the assets of the trust fund will not be treated as "plan assets" for purposes of applying the fiduciary responsibility and the prohibited transactions provisions of ERISA, the Tax Code or any similar law.

     Each prospective transferee of a Certificate will be required to deliver to the depositor, the certificate registrar and the trustee either: (a) a transferee representation letter stating that that prospective transferee is not a person referred to in clause (1), (2), (3) or (4) above, or (b) an opinion of counsel which establishes to the satisfaction of the depositor, the trustee and the certificate registrar that the purchase and holding of that certificate will not result in the assets of the trust fund being deemed to be "plan assets" and subject to the fiduciary responsibility or prohibited transaction provision of ERISA, the Tax Code or any similar law, and will not constitute or result in a non-exempt prohibited transaction within the meaning of Section 406 or 407 of ERISA, Section 4975 of the Tax Code or any similar law, and will not subject the master servicer, the special servicer, the depositor, the trustee or the certificate registrar to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Tax Code). If a prospective transferee elects to deliver the opinion of counsel referred to in (b), then that opinion of counsel will be at the expense of that prospective transferee and not the expense of the trustee, the trust fund, the master servicer, the special servicer, the certificate registrar or the depositor.

     TO THE EXTENT ANY OFFERED CERTIFICATE IS IN BOOK-ENTRY FORM, THE HOLDER OF A BENEFICIAL INTEREST IN THAT CERTIFICATE AND ANY TRANSFEREE OF THE BENEFICIAL INTEREST WILL BE DEEMED TO HAVE REPRESENTED THAT IT IS NOT A PERSON REFERRED TO IN CLAUSES (1), (2), (3) OR (4) ABOVE.

     None of the Residual Certificates may be purchased by or transferred to a Plan. Accordingly, the following discussion does not purport to discuss the considerations under ERISA or Tax Code Section 4975 with respect to the purchase, holding or disposition of the Residual Certificates.


REQUIREMENTS UNDER ERISA

 General

     ERISA and the Tax Code impose duties and restrictions on Plans and some persons who perform services for Plans. In accordance with ERISA's general fiduciary standards, before investing in a certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the certificates to the rate of principal repayments (including voluntary prepayments by the borrowers and involuntary liquidations) on the mortgage loans, as discussed in "Yield and Maturity Considerations" in this prospectus supplement.

 Parties in Interest/Disqualified Persons

     Other provisions of ERISA (and corresponding provisions of the Tax Code) prohibit one or more transactions involving the assets of a Plan and persons who have specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Tax Code). The depositor, the Underwriters, the master servicer, the special servicer or the trustee or one or more of their affiliates might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of certificates by or on behalf of that Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Tax Code unless an administrative exemption described below or some other exemption is available. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the depositor, the Underwriters, the master servicer, the special servicer or the trustee or an of their affiliates either:
(1) has discretionary authority or control with respect to the investment or management of assets of that Plan, or (2) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets pursuant to an agreement or understanding that the advice given will serve as a primary basis for investment decisions with respect to those assets and the advice will be based on the particular needs of the Plan.

 Delegation of Fiduciary Duty

     Further, if the assets included in the trust fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the certificates might be deemed to constitute a delegation under ERISA of the duty to manage Plan assets by the fiduciary deciding to invest in the certificates, and some transactions involved in the operation of the trust fund might be deemed to constitute prohibited transactions under ERISA and the Tax Code. Neither ERISA nor the Tax Code define the term "plan assets."

     The United States Department of Labor has issued Plan Asset Regulations concerning whether a Plan's assets will be considered to include an interest in the underlying assets of an entity (such as the trust fund) for purposes of the general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Tax Code, if the Plan acquires an "equity interest" (such as a certificate) in an entity.

     Exceptions are provided in the Plan Asset Regulations whereby an investing Plan's assets would be considered merely to include its interest in the certificates instead of being deemed to include an interest in the underlying assets of a trust fund. However, the depositor cannot predict in advance, nor can there be any continuing assurance whether those exceptions may be applicable, because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which are defined as Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.


ADMINISTRATIVE EXEMPTIONS

 Individual Administrative Exemptions

     The Department has granted to Prudential Securities Incorporated an individual administrative exemption (Prohibited Transaction Exemption 90-32, 55 Fed. Reg. 23147 (June 6, 1990, as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21, 1997)) referred to in this prospectus supplement as the "Exemption," for some mortgage-backed and asset-backed certificates underwritten in whole or in part by Prudential Securities Incorporated. The Exemption may be applicable to the initial purchase, the holding and the subsequent resale by a Plan of some certificates, such as the Senior Certificates, underwritten by the Underwriters, representing interests in pass-through trusts that consist of receivables, loans and other obligations specified in the Exemption, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the mortgage loans.

     Among the conditions that must be satisfied for the Exemption to apply are the following:

   (1) The acquisition of certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

   (2) The rights and interests evidenced by certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

   (3) The certificates acquired by the Plan have received a rating at the time of acquisition of the certificates that is one of the three highest generic rating categories from either Moody's, Fitch IBCA, Inc., S&P or Duff & Phelps Credit Rating Co.;

   (4)   The trustee must not be an affiliate of any member of the Restricted
         Group;

   (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the Trust represents not more than the fair market value of those mortgage loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

   (6) The plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the 1933 Act.

     In addition, the Trust must also meet the following requirements:

   (1) The corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

   (2) Certificates in other investment pools must have been rated in one of the three highest rating categories by Moody's, Fitch IBCA, Inc., S&P or Duff & Phelps Credit Rating Co. for at least one year before the plan's acquisition of the certificates pursuant to the Exemption; and

   (3) Certificates evidencing interests in other investment pools must have been purchased by investors other than plans for at least one year before any plan's acquisition of the Certificates pursuant to the Exemption.

     If the conditions of the Exemption are met, the acquisition, holding and resale of certificates by plans would be exempt from the prohibited transaction provisions of ERISA and the Tax Code (regardless of whether a plan's assets would be considered to include an ownership interest in the mortgage loans in the mortgage pool).

     Moreover, the Exemption provides relief from some self-dealing/conflict-of-interest prohibited transactions that may occur if a plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust provided that, among other requirements:

   (1) in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

   (2) fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations contained in the trust;

   (3) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

   (4) immediately after the acquisition no more than 25% of the assets of the Plan with respect to which that person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

     The Exemption does not apply to the purchasing or holding of certificates by Plans sponsored by any member of the Restricted Group.

     THE CHARACTERISTICS OF THE SUBORDINATE CERTIFICATES AND THE RESIDUAL CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, THE SUBORDINATE CERTIFICATES AND RESIDUAL CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR PERSON ACTING ON BEHALF OF ANY PLAN OR USING THE ASSETS OF ANY PLAN, OTHER THAN AN INSURANCE COMPANY USING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES IN WHICH THE PURCHASE OR TRANSFER OF THOSE CERTIFICATES WOULD NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any of those exemptions will be applicable to the Senior Certificates. Any fiduciary of a Plan (including an entity that is deemed to hold Plan assets for purposes of ERISA and the Tax
Code) considering whether to purchase a Senior Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Tax Code to the proposed investment and the availability of the Exemption.

     THE SALE OF SENIOR CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER MEMBER OF THE RESTRICTED GROUP THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.


EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Tax Code Section 4975 but may be subject to a similar law. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Tax Code Section 401(a) and exempt from taxation under Tax Code
Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Tax Code Sections 511-515 and 860E. Further, before the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to its transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined in the Glossary to the prospectus includes some tax-exempt entities not subject to Tax Code Section 511, including some governmental plans, as discussed in the section in the prospectus titled "Material Federal Income Tax Consequences." Accordingly, Plans may not purchase Residual Certificates.


                                LEGAL INVESTMENT

     The certificates will not be mortgage-related securities for purposes of SMMEA. The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the certificates, may be subject to significant interpretive uncertainties.

     The depositor makes no representations as to the proper characterization of the certificates for legal investment purposes, financial institution regulatory purposes or other purposes or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute a legal investment or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

     Prudential Securities Incorporated, Salomon Smith Barney Inc. and McDonald Investments Inc., as Underwriters, have agreed, severally and not jointly, pursuant to the Underwriting Agreement, to purchase from the depositor the principal balances of certificates set forth below.




                          PRUDENTIAL
                          SECURITIES      SALOMON SMITH         MCDONALD
        CLASS            INCORPORATED      BARNEY INC.      INVESTMENTS INC.
---------------------   --------------   ---------------   -----------------
  Class A-1 .........     $
  Class A-2 .........     $
  Class B ...........     $
  Class C ...........     $
  Class D ...........     $
  Class E ...........     $
  Class F ...........     $
  Class G ...........     $

     The Underwriters have informed the depositor that they propose to offer the offered certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriters may effect those transactions by selling those certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the certificates for whom they may act as agent. The Underwriters and any dealers that participate with the Underwriters in the distribution of the certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the 1933 Act.

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent set forth in the Underwriting Agreement and the Underwriters will be obligated to purchase all of the certificates if any are purchased.

     The depositor has agreed to indemnify the Underwriters against specific liabilities, including liabilities under the 1933 Act, or contribute to payments that the Underwriters may be required to make with respect to those liabilities.

     The Underwriters have advised the depositor that they currently expect to make a market in the certificates, although they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the certificates will develop. For further information regarding any offer or sale of the certificates pursuant to this prospectus supplement and the prospectus, you should refer to the section in the prospectus titled "Plan of Distribution"

                                USE OF PROCEEDS

     The depositor will apply the net proceeds from the sale of certificates to pay the purchase price of the mortgage loans, to repay indebtedness that has been incurred to obtain funds to acquire the mortgage loans and to pay costs of structuring, issuing and underwriting the certificates.

                                 LEGAL MATTERS

     Legal matters will be passed upon for the depositor and for the Underwriters by Latham & Watkins, New York, New York.

                                    RATINGS

     It is a condition to the issuance of the offered certificates that each class of offered certificates be assigned the ratings indicated on the cover hereof by Moody's and S&P.

     The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the receipt by holders of payments of interest and principal to which they are entitled by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments by borrowers or the degree to which those prepayments (both voluntary and involuntary) might differ from those originally anticipated. The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums or Yield Maintenance Charges or the timing of the receipt of Prepayment Premiums or Yield Maintenance Charges or the likelihood of collection by the master servicer of Default Interest. In general, the ratings thus address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the certificates will nonetheless issue a rating and, if so, what that rating would be. A rating assigned to the certificates by a rating agency that has not been requested by the depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the depositor's request.

     The rating of the certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                   GLOSSARY

     "ADVANCES" means P&I Advances and Property Advances.

     "ADVANCE RATE" means the interest rate on outstanding Advances which the master servicer or trustee is entitled to receive, which, except with respect to Advances made during payment grace periods, and will be equal to the prime rate published in The Wall Street Journal, or if The Wall Street Journal is no longer published, The New York Times.

     "ANNUAL DEBT SERVICE" means, for any mortgage loan, the current annual amounts (including interest allocable to the payment of the related Servicing Fee, trustee fee and principal) payable with respect to the mortgage loan during the 12-month period commencing on the cut-off date (assuming no prepayments occur).

     "ANTICIPATED REPAYMENT DATE" shall have the meaning set forth in the definition of ARD Loans.

     "APPRAISAL REDUCTION" means, for any distribution date and for any mortgage loan as to which any Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of

   (1)   the outstanding Scheduled Principal Balance of the mortgage loan over

   (2)   the excess of

       (a) 90% of the appraised value of the related mortgaged property plus the amount of any escrows and/or letters of credit held by or on behalf of the trustee as security for the payment of principal of the mortgage loan (less the estimated amount of the obligations anticipated to be payable in the next twelve months to which the escrows relate) as determined

          (A) by one or more appraisals, if the mortgage loan has an outstanding Scheduled Principal Balance equal to or in excess of $2,000,000, conducted in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into FIRREA (the costs of which will be paid by the master servicer as a Property Advance) or

          (B) by either an appraisal conducted as described in the preceding clause (A) or an internal valuation performed by the special servicer, if the mortgage loan has an outstanding Scheduled Principal Balance less than $2,000,000 over

       (b)        the sum of

          (A) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest on the mortgage loan at a per annum rate equal to its Mortgage Rate,

          (B) all unreimbursed Advances (and interest thereon) with respect to the mortgage loan and

          (C) all currently due and unpaid real estate taxes and assessments, insurance premiums, ground rents and all other amounts due and unpaid with respect to the mortgage loan, net of any amounts currently escrowed for those amounts (which taxes, assessments, premiums, ground rents and other amounts have not been subject to an Advance by the master servicer or the trustee).

   "APPRAISAL REDUCTION EVENT" for a mortgage loan will occur at the earliest of:

   (1) the third anniversary of the date on which the first extension of the maturity date of the mortgage loan became effective as a result of a modification of the mortgage loan by the special servicer, which extension did not decrease the aggregate amount of Monthly Payments on the mortgage loan;

   (2) 120 days after an uncured delinquency (without regard to any grace period) occurs for the mortgage loan;

   (3) the date on which a reduction in the amount of Monthly Payments on the mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity) becomes effective as a result of a modification of the mortgage loan by the special servicer;

   (4) 60 days after the date on which the special servicer receives notice that a receiver has been appointed;

   (5) 60 days after the date on which the special servicer receives notice that the related borrower under the mortgage loan declares bankruptcy or is the subject of an involuntary bankruptcy proceeding; or

   (6)   immediately after the mortgage loan becomes an REO Mortgage Loan;

provided, however, that an Appraisal Reduction Event will not occur at any time when the aggregate certificate balances of all classes of certificates other than the Senior Certificates have been reduced to zero.

     "APPRAISED VALUE" means the appraised value of a mortgaged property as determined by an appraisal made not more than nine months prior to the origination date of the related mortgage loan and reviewed by the related mortgage loan seller.

     "ARD AMOUNT" or "ARD BALANCE" for any ARD Loan is equal to the Scheduled Principal Balance as of the related Anticipated Repayment Date before giving effect to the principal component of the scheduled monthly payment for such date.

     "ARD LOANS" means mortgage loans that bear interest at their respective Mortgage Rates until a specified date (the "ANTICIPATED REPAYMENT DATE"), after which time the interest rate changes to a fixed annual rate equal to the Mortgage Rate plus a specified percentage (generally, no more than 2%, so long as the mortgage loan is included in the trust fund) (the "REVISED RATE"). Until the principal balance of the mortgage loan has been reduced to zero, the mortgage loan will only be required to pay interest at the Mortgage Rate, and the interest accrued at the Revised Rate over the interest that would have accrued at the related Mortgage Rate will be deferred. The deferred interest will not be added to the principal balance of the related mortgage loan, but will itself accrue interest at the Revised Rate to the extent the accrual is lawful. This accrued and deferred interest, and any interest accrued thereon, is referred to herein as "EXCESS INTEREST". ARD Loans have the other characteristics described in "Description of the Mortgage Pool"--"Certain Annualization of the Mortgage Pool."

     "ASSET STATUS REPORT" means a report prepared by the special servicer pursuant to the Pooling and Servicing Agreement for each mortgage loan that becomes a Specially Serviced Mortgage Loan within 30 days after the servicing of the mortgage loan is transferred to the special servicer.

     "ASSUMED SCHEDULED PAYMENTS" with respect to any mortgage loan for which the Balloon Payment is delinquent (including any REO Mortgage Loan as to which the Balloon Payment would have been due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on that mortgage loan on a due date that falls on or after the date on which the Balloon Payment was due, based on the original amortization schedule thereof, assuming the Balloon Payment had not become due, after giving effect to any modification, and (b) interest at the applicable Net Mortgage Rate on the principal balance that would have remained on the mortgage loan after giving effect to deemed principal payments pursuant to clause (a) hereof on prior due dates.

     "AVAILABLE FUNDS" for a Distribution Date will be the sum of all previously undistributed Monthly Payments or other receipts on account of principal of and interest on or with respect to the mortgage loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the master servicer during the related Collection Period, all P&I Advances made with respect to that Distribution Date, and all other amounts required to be placed in the Collection Account by the master servicer. "Available Funds" does not include the following:

   (1) amounts used to reimburse the master servicer or the trustee, as applicable, for previously unreimbursed Advances and interest thereon;


   (2) the Servicing Fee, Special Servicing Fee, Disposition Fee, Workout Fee and other compensation due to the master servicer and special servicer with respect to each mortgage loan;

   (3) all late fees, late payment charges and similar fees, "insufficient funds" check charges, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees, financial lease and reporting fees and similar fees;

   (4) all amounts representing scheduled Monthly Payments due after the due date in the related Collection Period (these amounts are to be treated as received on the due date when due);

   (5) other amounts payable to the master servicer or special servicer out of liquidation proceeds, condemnation proceeds or insurance proceeds;

   (6) all amounts representing certain reimbursable expenses of the master servicer, the special servicer or the trustee and amounts permitted to be retained by the master servicer or the special servicer or withdrawn by the master servicer from the Collection Account to cover these expenses;

   (7) Prepayment Premiums, Yield Maintenance Charges and Excess Interest received in the related Collection Period, which are to be distributed separately as described herein;

   (8) interest or investment income with respect to funds on deposit in the collection account; or

   (9)   Default Interest received in the related Collection Period.

     "BALLOON/ARD LTV" means the Balloon Amount or ARD Amount for a Balloon or ARD Loan as of the cut-off date divided by the Appraised Value of the related mortgaged property.

     "BALLOON AMOUNT" or "BALLOON BALANCE" means the principal amount, if any, due at maturity, taking into account scheduled amortization, up to, but not including the maturity date, assuming no prepayments or defaults.

     "BALLOON LOANS" are mortgage loans which provide for monthly payments of principal based on amortization schedules that are longer than their original loan terms, thereby leaving substantial principal amounts due and payable on their respective maturity dates.

     "BALLOON PAYMENT" is the final payment on a Balloon Loan, together with interest for the one-month period preceding the Balloon Loan's maturity date.

     "BASE INTEREST FRACTION" with respect to any principal prepayment on any mortgage loan and with respect to any class of certificates, a fraction (a) whose numerator is the amount, if any, by which (1) the Pass-Through Rate on the class of certificates exceeds (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to the principal prepayment and (b) whose denominator is the amount, if any, by which the (1) Mortgage Rate on the mortgage loan exceeds (2) the Yield Rate used in calculating the Yield Maintenance Charge with respect to the principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If the Yield Rate is greater than or equal to the lesser of (a) the Mortgage Rate on the mortgage loan and (b) the related Pass-Through Rate, then the Base Interest Fraction shall equal zero.

     "BENEFICIAL OWNERS" means an investor holding beneficial interests in the Book-Entry Certificates through the book-entry facilities of DTC or another securities depository.

     "BOOK-ENTRY CERTIFICATE" any certificate registered in the name of DTC, its nominee, or any other securities depository.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York, Texas or Missouri are authorized or obligated by law, executive order or governmental decree to close.

     "CASH FLOW" means the NOI for the related mortgaged property less tenant improvements, leasing commissions, capital expenditures and other non-recurring expenditures, as appropriate.

     "CLASS X NOTIONAL BALANCE" as of any date is equal to the sum of the certificate balances of all other classes of certificates.

     "CLASS INTEREST DISTRIBUTION AMOUNT" with respect to any Distribution Date and each class of certificates other than the Residual Certificates, the amount of interest accrued on the certificate balance or notional balance of that class during the related Interest Accrual Period at the applicable Pass-Through Rate. Notwithstanding the foregoing, the Class Interest Distribution Amount for each class of Certificates will be reduced by that class' pro rata share of any Prepayment Interest Shortfall not offset by Prepayment Interest Surplus or the servicing fees available for offset (determined pro rata according to each Class Interest Distribution Amount without regard to this sentence).

     "CLASS INTEREST SHORTFALL" for any class of certificates on any distribution date means the excess, if any, of the amount of interest required to be distributed to the holders of that class of certificates on that distribution date over the amount of interest actually distributed to those holders. No interest will accrue on unpaid Class Interest Shortfalls.

     "COLLECTION PERIOD" with respect to a distribution date, is the period beginning on the day following the Determination Date in the preceding month (or, in the case of the distribution date occurring in July, 2000, on the day after the cut-off date) and ending on the Determination Date in the month in which that distribution date occurs.

     "COMMISSION" or "SEC" means the Securities and Exchange Commission.

     "CONSTANT PREPAYMENT RATE" or "CPR" means assumed constant rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans for the life of the mortgage loans.

     "CORRECTED MORTGAGE LOAN" any Specially Serviced Mortgage Loan that has become current and remained current (through workout by the special servicer or otherwise) for three consecutive Monthly Payments, taking into account any modification or amendment (provided no additional event of default is foreseeable in the reasonable judgment of the special servicer).

     "CUT-OFF DATE PRINCIPAL BALANCE" of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before that date, whether or not received.

     "DEBT SERVICE COVERAGE RATIO," "UNDERWRITTEN DSCR" or "DSCR" means, for a mortgage loan, (a) the Underwritten Cash Flow for the related mortgaged property divided by (b) the Annual Debt Service for the related mortgage loan.

     "DEFAULT INTEREST" means a rate of interest with respect to a mortgage loan higher than the stated interest rate that is payable upon the occurrence of an event of default. In some cases Default Interest may be calculated as a specified rate above a specified base rate (typically a prime rate reported in the Wall Street Journal or published at major money center banks.

     "DEFEASANCE LOCKOUT PERIOD" means a period of not less than two years after the closing date of the certificates.

     "DETERMINATION DATE" means the 11th day of any month, or if the 11th day is not a business day, the next succeeding business day. The first Determination Date will be July 11, 2000

     "DISPOSITION FEE" with respect to any Specially Serviced Mortgage Loan or REO Property that is sold or transferred or otherwise liquidated (except in connection with the repurchase of a mortgage loan as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase"), equal to the product of (1) the excess, if any, of (a) the proceeds of the sale or liquidation of the Specially Serviced Mortgage Loan or REO Property over (b) any broker's commission and related brokerage referral fees and (2) 1.0%.

     "DISTRIBUTION ACCOUNT" means a segregated account or accounts established and maintained by the trustee in its name in trust for the benefit of the holders of certificates.

     "DISTRIBUTION DATE" means the date on which distributions on the Regular Certificates will be made, which is the 15th day of each month or, if that day is not a Business Day, then on the next succeeding Business Day, commencing on July 17, 2000, provided that no distribution date shall be fewer than four Business Days after the related Determination Date.

     "DUE DATE" means the date on which Monthly Payments on a particular mortgage loan is due (disregarding any applicable grace period).

     "ELIGIBLE BANK" means a federally or state chartered depository institution or trust company acting in its fiduciary capacity, having, in either case, a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR 9.10(b), or as to which the trustee has been informed in writing by each Rating Agency that the maintenance of that account will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by that Rating Agency to any class of certificates.

   "EVENT OF DEFAULT" means any one of the following events:

    o any failure by the master servicer to remit to the Collection Account or any failure by the master servicer to remit to the trustee for deposit into the Distribution Account, any amount required to be so remitted by the master servicer pursuant to and in accordance with the terms of the Pooling and Servicing Agreement; or any failure by the special servicer to remit to the REO Account or any failure by the special servicer to remit to the master servicer any amount to be so remitted by the special servicer pursuant to and in accordance with the terms of that Agreement; or

    o any failure on the part of the master servicer or special servicer duly to observe or perform in any material respect any other of the covenants or agreements, or the breach of any representations or warranties provided in the Agreement on the part of the master servicer or special servicer which materially and adversely affects the interests of the certificateholders, the master servicer, the special servicer or the trustee with respect to any mortgage loan and which, in either event, continues unremedied for a period of 30 days after the date on which written notice of the failure or breach, requiring the same to be remedied, shall have been given to the master servicer or special servicer by the depositor or the trustee, or to the master servicer or special servicer, the depositor and the trustee by the certificateholders entitled to at least 25% of the aggregate Voting Rights of any class affected thereby; or

    o confirmation in writing by Moody's that the then-current rating assigned to any class of certificates will be withdrawn, downgraded or qualified if the master servicer or special servicer is not removed as master servicer or special servicer; or

    o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer or special servicer and the decree or order shall have remained in force, undischarged or unstayed, for a period of 60 days; or

    o the master servicer or special servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or special servicer, or of or relating to all or substantially all of the property of the master servicer or special servicer; or

    o the master servicer or special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

    o the master servicer shall fail to make any Advance required to be made by the master servicer hereunder (whether or not the trustee makes the Advance); or

    o the master servicer or the special servicer, as the case may be, is no longer on S&P's list of "approved" commercial mortgage loan servicers, and the master servicer or special servicer, as applicable, shall not have again become "approved" within ninety (90) days thereafter.

     "EXCESS INTEREST" shall have the meaning set forth in the definition of ARD Loans.

     "FINAL RECOVERY DETERMINATION" shall have the meaning set forth in the definition of Scheduled Principal Balance.

     "INDIRECT PARTICIPANTS" are banks, brokers, dealers, trust companies and other institutions that have indirect access to the DTC system by clearing through or maintaining a custodial relationship with a Participant, either directly or indirectly.

     "INTEREST ACCRUAL PERIOD" with respect to any distribution date is the calendar month preceding the month in which that distribution date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.

     "INTERESTED PERSON" means the depositor, the master servicer, the special servicer, the trustee, any borrower or property manager of a mortgaged property, any independent contractor engaged by the special servicer to manage or operate an REO Property or any known affiliate of any of the foregoing.

     "LOAN-TO-VALUE RATIO" "APPRAISED LTV" or "LTV" means the principal balance of a mortgage loan as of the cut-off date after giving effect to the principal component of the Monthly Payment made on such date, divided by the Appraised Value of the related mortgaged property.

     "LOCKOUT PERIOD" means a specified period of time after the date of origination of the mortgage loan during which prepayments are prohibited.

     "MONTHLY PAYMENT" with respect to a mortgage loan (other than an REO Mortgage Loan), the scheduled monthly payment of principal and interest, excluding any Balloon Payment, on that mortgage loan that is payable by the related borrower on the related due date. The Monthly Payment with respect to an REO Mortgage Loan is the monthly payment that would otherwise have been payable on the related due date had the mortgage loan not been discharged (after giving effect to any extension or other modification), determined as set forth in the Pooling and Servicing Agreement.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MORTGAGE" means one or more mortgages, deeds of trust, deeds to secure debt or other similar security instruments securing each mortgage loan.

     "MORTGAGE LOAN PURCHASE AGREEMENT" means an agreement pursuant to which the depositor will purchase the mortgage loans on or before the Closing Date from the Transferor, KeyBank National Association or Salomon Brothers Realty Corp.

     "MORTGAGE LOAN SELLERS" means KeyBank National Association, Bridger Commercial Realty Finance LLC and Salomon Brothers Realty Corp.

     "MORTGAGE RATE" with respect to each mortgage loan, the annual rate at which interest accrues (in the absence of a default or, with respect to any ARD Loan, in the absence of a failure to prepay the ARD Loan on or before its Anticipated Repayment Date); provided, however, that if any mortgage loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then the Mortgage Rate of that mortgage loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue on that mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of that mortgage loan during that one-month period at the related Mortgage Rate; and provided further that with respect to each Interest Reserve Loan, (i) the Mortgage Rate for the one month period preceding the Due Dates in both January and February in any year that is not a leap year and in February in any year that is a leap year, shall be determined net of any Withheld Amounts and (ii) the Mortgage Rate for the one month period preceding the Due Date in March of each year shall be determined taking into account the addition of the Withheld Amounts. The "Mortgage Rate" for purposes of calculating the Weighted Average Net Mortgage Rate shall be the Mortgage Rate of the mortgage loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction in interest or principal due to a modification of the mortgage loan.

     "NET MORTGAGE RATE" for each mortgage loan is the Mortgage Rate for the mortgage loan in the absence of a default and exclusive of Excess Interest, minus the related Servicing Fee Rate and the trustee fee rate.

     "NET OPERATING INCOME" or "NOI" means revenue derived from the use and operation of the mortgaged property (primarily rental income) less operating expenses (such as utilities, general administrative expenses, management fees, advertising, repairs and maintenance) and less fixed expenses (such as insurance and real estate taxes). NOI generally does not reflect capital expenditures, replacement reserves, interest expense, income taxes and non-cash items such as depreciation or amortization. The mortgage loan sellers have informed the depositor that they have adjusted items of revenue and expense shown on the borrower's financial statements in order to reflect the historical operating results for a mortgaged property on a normalized basis (e.g., adjusting for the payment of two years of real estate taxes in a single year). Revenue was generally adjusted to eliminate security deposits and to eliminate non-recurring items and items not related to the operation of the mortgaged property. Expenses were generally adjusted to eliminate distributions to owners, items of expense not related to the operation of the mortgaged property, non-recurring items, such as capital expenditures, and refunds of security deposits. The mortgage loan sellers have informed the depositor that they have made the adjustments based upon their review of borrower financial statements, their own experience in originating loans and, in some cases, conversations with borrowers. The adjustments were subjective in nature and were not uniform for each mortgaged property. "98 NOI" and "99 NOI", reflect calendar year operations for 1998 and 1999, respectively.

     "NET REO PROCEEDS" with respect to an REO Property and any related mortgage loan, all revenues received by the master servicer or special servicer with respect to the REO Property or REO Mortgage Loan that are not Liquidation Proceeds, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid from the related REO Account pursuant to the Pooling and Servicing Agreement.

     "NONRECOVERABLE ADVANCE" means an Advance which the Master Servicer determines to be nonrecoverable.

     "OCCUPANCY RATE" or "PHYSICAL OCCUPANCY RATE" means the percentage of gross leasable area, rooms, units, beds, pads or sites of a mortgaged property that are leased or occupied. Occupancy rates are calculated based upon the most recent rent information received by the related mortgage loan seller except in the case of hotel properties, for which the occupancy rate is based upon the average monthly occupancy reported for the twelve months preceding the specified date. The "OCCUPANCY PERCENTAGE" and "OCCUPANCY DATE" for each mortgage loan are based upon rent information received by the related mortgage loan seller from the related borrower or mortgage loan originator (if other than the related mortgage loan seller).

     "P&I ADVANCE" means an amount the master servicer will be obligated to advance on the Business Day preceding each Distribution Date (the "REMITTANCE DATE"), equal to the total of any portion of the Monthly Payment on any mortgage loan that was delinquent as of the close of business on the Business Day preceding the Remittance Date or, in the event of a default in the payment of a Balloon Payment, the Assumed Scheduled Payment for the related Balloon Loan, unless the master servicer determines that this advance would be a Nonrecoverable Advance and delivers to the trustee an officer's certificate and accompanying documentation related to a determination of nonrecoverability.

     "PARTICIPANTS" means the participating organizations in DTC.

     "PASS-THROUGH RATE" for any class of offered certificates is the per annum rate at which interest accrues on the certificates of that class during any Interest Accrual Period, and is set forth under "SUMMARY" herein.

     "PERMITTED INVESTMENTS" means the United States government securities and other investments specified in the Pooling and Servicing Agreement.

     "PHYSICAL OCCUPANCY PERCENTAGE" mean the percentage of net rentable area, rooms, units, beds, pads or sites of a mortgaged property that are leased or occupied. Occupancy rates are calculated based upon the most recent rent information received by the related mortgage loan seller. The "OCCUPANCY AS OF DATE" for each mortgage loan are based upon rent rolls received by the related mortgage loan seller from the related borrower or mortgage loan originator (if other than the related mortgage loan seller).

     "PLAN ASSET REGULATIONS" means regulations issued by The United States Department of Labor concerning whether a Plan's assets will be considered to include an interest in the underlying assets of an entity (such as the trust fund) if the Plan acquires an "equity interest" (such as a certificate) in an entity.

     "POOL BALANCE" as of any date will be the aggregate of the outstanding principal balances of the mortgage loans in the mortgage pool as of that date.

     "POOLED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will be equal to the sum (without duplication) of:

   (1) the principal component of all scheduled Monthly Payments (other than Balloon Payments) that become due on the mortgage loans during the related Collection Period, regardless of whether received;

   (2) the principal component of all Assumed Scheduled Payments, as applicable, deemed to become due during the related Collection Period with respect to any Balloon Loan that is delinquent with respect to its Balloon Payment, regardless of whether received;

   (3) the Scheduled Principal Balance of each mortgage loan that was, during the related Collection Period, repurchased from the trust fund in connection with the breach of a representation or warranty or an early termination of the trust fund;

   (4) the portion of Unscheduled Payments allocable to principal of any mortgage loan that was liquidated during the related Collection Period;

   (5) the principal component of any Balloon Payment received during the related Collection Period;

   (6)   all Principal Prepayments received in the related Collection Period;
         and

   (7) all full or partial recoveries with respect to principal, including insurance proceeds, liquidation proceeds, condemnation proceeds and Net REO Proceeds.

     "POOLING AND SERVICING AGREEMENT" means the Pooling and Servicing Agreement, to be dated June 1, 2000 by and between the depositor, the master servicer, the special servicer and the trustee.

     "PREPAYMENT INTEREST SHORTFALL" means the amount of interest a borrower is not required to pay or does not pay because of a Principal Prepayment thereby made during any Collection Period relative to the amount of interest that would have accrued on the mortgage loan during the Collection Period in the absence of the Principal Prepayment. Any Prepayment Interest Shortfall with respect to a distribution date will be offset first by the amount of any Prepayment Interest Surplus and then up to an amount equal to the aggregate Servicing Fees to which the master servicer would otherwise be entitled on that distribution date. If the master servicer and the special servicer are the same person, any remaining Prepayment Interest Shortfall after the application of the prior sentence will be offset by the aggregate Special Servicing Fees, Workout Fees and Disposition Fees to which the special servicer would otherwise be entitled on such distribution date.

     "PREPAYMENT INTEREST SURPLUS" with respect to any Principal Prepayment means the amount by which (a) interest received from the related borrower with respect to a mortgage loan during a Collection Period exceeds interest at the related Net Mortgage Rate on the Scheduled Principal Balance of that mortgage loan that would have been due in the absence of the Principal Prepayment. The master servicer will be entitled to retain any Prepayment Interest Surplus as additional servicing compensation to the extent not required to offset Prepayment Interest Shortfalls.

     "PREPAYMENT PREMIUMS" are payments received on a mortgage loan in connection with a Principal Prepayment thereon, calculated as a fixed percentage of the amount of principal to be prepaid.

     "PRINCIPAL PREPAYMENTS" are payments of principal made by a borrower on a mortgage loan that are received in advance of the scheduled Due Date for those payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "PROPERTY ADVANCES" means cash advances that the master servicer is obligated to make (a) to pay certain costs and expenses incurred in connection with defaulted mortgage loans, acquisition of title to, or management of, REO Properties, or the sale of defaulted mortgage loans or REO Properties, (b) to pay delinquent real estate taxes, assessments and hazard insurance premiums and
(c) to cover other similar costs and expenses necessary to protect and preserve the security of the related mortgage.

     "REO ACCOUNT" means any account established in connection with an REO Property.

     "REO PROPERTY" means a mortgaged property title to which has been acquired by the master servicer on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "REO MORTGAGE LOAN" is any mortgage loan as to which the related mortgaged property has become an REO Property.

     "REALIZED LOSS" with respect to any distribution date will mean the amount, if any, by which (1) the aggregate certificate balance after giving effect to distributions made on that distribution date, exceeds (2) the aggregate Scheduled Principal Balance of the mortgage loans as of the due date in the month in which that distribution date occurs.

     "RECORD DATE" means the close of business on the last business day of each month. The record date always relates to the distribution date for the following calendar month.

     "REMAINING TERM TO MATURITY" means the number of Due Dates remaining from the cut-off date until the maturity of a mortgage loan (or, for ARD Loans, through the related Anticipated Repayment Dates).

     "REMAINING AMORTIZATION TERM" for any mortgage loan is calculated as the original amortization term of the related mortgage loan (based upon the mortgage loan's original balance, interest rate and monthly payment, in the case of the ARD Loans, assuming prepayment in full on the related Anticipated Repayment Date) less the number of Due Dates through and including the cut-off date.

     "REMIC" means real estate mortgage investment conduit.

     "REMITTANCE DATE" shall have the meaning set forth in the definition of P&I Advance.

     "REPURCHASE PRICE" means an amount equal to:

   (i) the unpaid principal balance of the mortgage loan, specially serviced mortgage loan or REO Mortgage Loan as of the Due Date as to which a payment was last made by the related borrower or was advanced by the master servicer (less any Advances previously made on account of principal); plus

   (ii) unpaid accrued interest from the Due Date as to which interest was last paid by the borrower or was advanced by the master servicer up to the Due Date in the month following the month in which the purchase or repurchase occurred at a rate equal to the related Mortgage Rate on the unpaid principal balance of the mortgage loan, specially serviced mortgage loan or REO Mortgage Loan (less any Advances previously made on account of interest); plus

   (iii) all unreimbursed Advances, together with interest thereon at the Advance Rate, and unpaid servicing compensation allocable to the mortgage loan; and plus

   (iv) in the event that the mortgage loan is required to be repurchased because of a breach of a representation and warranty or a failure to deliver a portion of the mortgage file that is required to be delivered to the trustee, expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

     "RESTRICTED GROUP" means any of the depositor, the Underwriters, the master servicer, the special servicer, any obligor with respect to the mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized balance of the assets in the trust fund, or any affiliate of those parties.

     "REVISED RATE" shall have the meaning set forth in the definition of ARD Loans.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "SCHEDULED PRINCIPAL BALANCE" of any mortgage loan as of any due date will be the principal balance of the mortgage loan as of the due date, after giving effect to (1) any Principal Prepayments, prepayments that do not include prepayment premiums or other unscheduled recoveries of principal and any Balloon Payments received during the related Collection Period and (2) any payment with respect to principal due on or before that due date (excluding Balloon Payments, but including the principal portion of any Assumed Scheduled Payment), irrespective of any delinquency in payment by the borrower. The Scheduled Principal Balance of any REO Mortgage Loan as of any due date is equal to the principal balance thereof outstanding on the date that the related mortgaged property became an REO Property minus any Net REO Proceeds allocated to principal and minus the principal component of Monthly Payments due thereon on or before that due date. With respect to any mortgage loan, from and after the date on which the special servicer makes a determination that it has recovered all amounts that it reasonably expects to be finally recoverable (a "Final Recovery Determination"), the Scheduled Principal Balance thereof will be zero.

     "SCHEDULED FINAL DISTRIBUTION DATE" with respect to any class of certificates is the distribution date on which the aggregate certificate balance of that class of certificates would be reduced to zero based on the assumptions set forth herein.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" will be the first distribution date on which the aggregate certificate balance of the Class A-1 and A-2 Certificates (before any distributions are made) exceeds the sum of (a) the aggregate Scheduled Principal Balance of all mortgage loans on that distribution date and (b) the portion of the Available Funds that will remain after the required distributions of interest to be made to those classes on that distribution date.

     "SERVICING FEE" means the monthly servicing fee which the master servicer is entitled to with respect to each mortgage loan and for each distribution date equal to one-twelfth (1/12) of a per annum rate (the related "SERVICING FEE RATE" ranging from 0.05% to 2.25%) multiplied by the Scheduled Principal Balance of that mortgage loan as of the Due Date in the month preceding the month in which that distribution date occurs.

     "SERVICING FEE RATE" shall have the meaning specified in the definition of Servicing Fee.

     "SERVICING STANDARDS" shall have the meaning set forth in this prospectus supplement under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments."

     "SPECIAL SERVICING FEE" means fees to which the special servicer is entitled including a special servicing fee equal to one-twelfth of 0.25% of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan on a monthly basis.

     "SPECIALLY SERVICED MORTGAGE LOAN" means any mortgage loan with respect to which:

   (1) the related borrower is 60 or more days delinquent (without giving effect to any grace period) in the payment of principal and interest (regardless of whether P&I Advances have been reimbursed in respect thereof);

   (2) the related borrower has expressed to the master servicer its inability to pay or a hardship in paying the mortgage loan in accordance with its terms;

   (3)   the master servicer has received notice that the related borrower has
         (a) become the subject of any bankruptcy, insolvency or similar proceeding, (b) admitted in writing its inability to pay its debts as they come due, or (c) made an assignment for the benefit of creditors;


   (4) the master servicer has received notice of a foreclosure or threatened foreclosure of any lien on the mortgaged property;

   (5) a default of which the master servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the certificateholders has occurred and remains unremedied for the applicable grace period specified in the mortgage loan (or, if no grace period is specified, 60 days); provided, that in any case a default requiring a Property Advance will be deemed to materially and adversely affect the interests of the certificateholders;

   (6) the related borrower has failed to make a Balloon Payment when due (unless the master servicer and the special servicer agree in writing that the mortgage loan is likely to be paid in full within 30 days after that default);

   (7) the master servicer proposes to commence foreclosure or other workout arrangements; or

   (8) the master servicer otherwise determines that there is a material risk of default by the related borrower,

provided that a mortgage loan will cease to be a Specially Serviced Mortgage
Loan:

   (1) with respect to the circumstances described in clauses (1) and (6) above, when the related borrower has brought the mortgage loan current and thereafter has made three consecutive full and timely Monthly Payments on that mortgage loan; with the understanding that, with respect to the circumstances described in clause (6), the related borrower may satisfy the requirements above pursuant to any workout implemented by the special servicer;

   (2) with respect to the circumstances described in clauses (2) and (4) above, when those circumstances cease to exist in the good faith judgment of the special servicer and with respect to the circumstances described in clauses (3) and (7), when those circumstances cease to exist;

   (3) ith respect to the circumstances described in clause (5) above, when the default is cured; or

   (4) with respect to the circumstances described in clause (8) above, when the master servicer determines that there is no longer a material risk of default by the related borrower,

provided that, in any case, no circumstance exists (as described above) at the time that would cause that mortgage loan to be otherwise characterized as a Specially Serviced Mortgage Loan.

     "TAX CODE" means the Internal Revenue Code of 1986.

     "TRANSFEROR" means Prudential Securities Credit Corp., LLC, a Delaware limited liability company.

     "UNDERLYING MORTGAGE LOAN PURCHASE AGREEMENT" refers to the agreement pursuant to which the Transferor will purchase mortgage loans from Bridger Commercial Realty Finance LLC, on or before the Closing Date.

     "UNDERWRITERS" means Prudential Securities Incorporated, Salomon Smith Barney Inc. and McDonald Investments Inc.

     "UNDERWRITING AGREEMENT" means the agreement, dated June , 2000 pursuant to which the Underwriters have agreed, severally and not jointly, to purchase from the depositor specified principal or notional balances of certificates.

     "UNDERWRITTEN NET CASH FLOW" for the related mortgage loan seller means
(i) with respect to KeyBank National Association and Bridger Commercial Realty Finance LLC, the Underwritten NOI for a mortgage loan decreased by an amount that the related mortgage loan seller has determined to be an appropriate allowance, based upon its underwriting guidelines, for average annual tenant improvements and leasing commissions and (ii) with respect to Salomon Brothers Realty Corp., the Underwritten NOI for a mortgage loan decreased by an amount that the related mortgage loan seller has determined to be an appropriate allowance, based up on its underwriting guidelines, for average annual replacement reserves or, in the case of hotels, furniture, fixtures and equipment reserves, tenant improvements and leasing commissions.

     "UNDERWRITTEN NOI" means, (i) with respect to KeyBank National Association and Bridger Commercial Realty Finance LLC, the NOI for the related mortgaged property on an annual basis as determined by the related mortgage loan seller in accordance with its underwriting guidelines for similar properties. Although there are differences in the underwriting guidelines of the mortgage loan sellers, the nature and types of adjustments made by each of them were generally the same. Revenue generally is calculated as follows. Rental revenue is calculated using the lower of actual or market rental rate, with a vacancy rate equal to the higher of the mortgaged property's historical rate, the market rate or an assumed vacancy rate. Other revenues, such as parking fees, percentage rents and vending income are included only if sustainable. Revenues, such as application fees and lease termination fees, are not included. Operating and fixed expenses generally are adjusted to reflect the higher of the mortgaged property's average expenses or a mid-range industry norm for expenses on similar properties in similar locations plus the greater of actual management fees or an assumed market rate management fee and a reserve for replacement of capital items and (ii) with respect to Salomon Brothers Realty Corp., the NOI for the related mortgaged property on an annual basis as determined by the related mortgage loan seller in accordance with its underwriting guidelines for similar properties. Although there are differences in the underwriting guidelines of the mortgage loan sellers, the nature and types of adjustments made by each of them were generally the same. Revenue generally is calculated as follows. Rental revenue is calculated using the lower of actual or market rental rate, with a vacancy rate equal to the higher of the mortgaged property's historical rate, the market rate or an assumed vacancy rate. Other revenues, such as parking fees, percentage rents and vending income are included only if sustainable. Revenues, such as application fees and lease termination fees, are generally not included. Operating and fixed expenses are generally based upon a mortgaged property's average expenses observed during recent historical operating periods, the appraiser's estimate of such expenses, mid-range industry norm for expenses on similar properties in similar locations or, in the case of certain expenses such as management fees, the greater of the actual contractual rate for such fees or an assumed market rate.

     "UNSCHEDULED PAYMENTS" are all liquidation proceeds, condemnation proceeds and insurance proceeds payable under the mortgage loans, the Repurchase Prices of any mortgage loans that are repurchased or purchased pursuant to the Pooling and Servicing Agreement and any other payments under or with respect to the mortgage loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums, Yield Maintenance Charges and Excess Interest.

     "VOTING RIGHTS" assigned to each class will be:

   (1)   0% in the case of the Residual Certificates;

   (2) in the case of any other class of Principal Balance Certificates, a percentage equal to the product of (a) 99% and (b) a fraction, the numerator of which is equal to the aggregate outstanding certificate balance of that class and the denominator of which is equal to the aggregate outstanding certificate balances of all classes of certificates;

   (3)   in the case of the Class X Certificates, 1%.

     "WEIGHTED AVERAGE MATURITY" means the weighted average of the Remaining Terms to Maturity of the mortgage loans weighted on the basis of the Scheduled Principal Balance thereof as of the first day of such interest accrual period.

     "WEIGHTED AVERAGE NET MORTGAGE RATE" for any Interest Accrual Period, a per annum rate equal to the weighted average of the amount of interest accrued on the mortgage loans at the related Net Mortgage Rates during the related Interest Accrual Period, weighted on the basis of the Scheduled Principal Balances thereof as of the first day of that Interest Accrual Period.

     "WORKOUT FEE" with respect to any Corrected Mortgage Loan, an amount equal to the product of 1.0% and the amount of all payments on account of principal and interest on that mortgage loan and all Prepayment Premiums, Yield Maintenance Charges and Excess Interest that are received by the master servicer or the special servicer with respect to each Corrected Mortgage Loan so long as the Corrected Mortgage Loan has not again become a Specially Serviced Mortgage Loan.

     "YEAR BUILT" (i) with respect to KeyBank National Association and Bridger Commercial Realty Finance LLC, is based on information contained in deed records, appraisals, engineering surveys, architectural papers, title insurance, and/or other insurance policies and (ii) with respect to Salomon Brothers Realty Corp., with respect to any mortgaged real property, the year during which construction of the mortgaged real property was completed. In the event of multiple years of construction, only the most recent of those years is shown.

     "YEAR RENOVATED" (i) with respect to KeyBank National Association and Bridger Commercial Realty Finance LLC, is based upon information contained in the appraisal of the related mortgaged property and (ii) with respect to Salomon Brothers Realty Corp., with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to both the interior and exterior of the mortgaged property. In the event of multiple years of renovation, only the most recent of those years is shown.

     "YIELD MAINTENANCE CHARGE" will be the present value, as of the date of prepayment, of the remaining scheduled payments of principal and interest on the portion of the mortgage loan being prepaid (including any Balloon Payment or principal balance due on the Anticipated Repayment Date for an ARD Loan) determined by discounting those payments at the Yield Rate, less the amount prepaid.

     "YIELD RATE" generally is a per annum rate calculated by the linear interpolation of the yields of U.S. Treasury constant maturities with maturity dates (one longer, one shorter) most nearly approximating the maturity date (or, with respect to ARD Loans, the Anticipated Repayment Date) of the mortgage loan being prepaid, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading U.S. Government Securities/Treasury constant maturities, for the week ending prior to the date of the prepayment, or the monthly equivalent of that rate. If Federal Reserve Statistical Release H.15--Selected Interest Rates is no longer published, the master servicer shall select a comparable publication to determine the relevant Yield Rate.

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A

     Crossed loans (i.e., cross-collateralized or cross-defaulted mortgage loans) include a summation of certain loan parameters (for example, (cut-off date balance) on the top line of the loan group as designated in bold type and, therefore, some loan totals are duplicated and must be adjusted to attain portfolio totals.

     Certain ratios including cut-off date balance/Unit or SF, DSCR, LTV and Balloon LTV are calculated on a combined basis for mortgage loans that are secured by multiple mortgaged properties or are cross-collateralized and cross-defaulted.

     The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related Note. For those mortgage loans utilizing an actual/360 interest calculation methodology, the actual amortization to a zero balance may require more monthly payments than indicated.

     "Largest Tenant Name" refers to the tenant that represents the greatest percentage of the total square footage at the related mortgaged property.

     YM represents yield maintenance. "YM1", "YM2", "YM3", "YM4" and "YM5", represent the greater of yield maintenance or one percent, two percent, three percent, four percent and five percent of the outstanding principal balance at such time, respectively. The "1%", "2%", "3%", "4%" and "5%" represent specified Prepayment Premiums. "Open" represents a period during which principal prepayments are permitted without payment of a Prepayment Premium. For each mortgage loan, the sum of the numbers set forth under the Prepayment Description category represents the number of months in the original term to maturity.

     "LO" denotes that a mortgage loan is locked out for a period during which prepayment is not permitted.

     "DEF" denotes defeasance and indicates that a mortgage loan may be defeased only during the indicated period.

     "Yield Maintenance Description" indicates whether the Yield Maintenance Charge is calculated using a flat Treasury Rate or a specified spread in basis points.

     "Yield Maintenance Calculation Method" indicates the various mathematical formulas used to calculate the applicable Yield Maintenance Charges.

     "Seasoning" represents the approximate number of months elapsed from the date of the first regularly scheduled payment to the cut-off date.

     Missing NOI data points occur because the data was not available or because they apply to a time period that is not comparable to other mortgage loans in the mortgage loan pool.

     "Due-on-Sale" provides a confirmation that exercise is at the related lender's option with a fee payable for such option.

     "Fixed" Loan Type identifies that interest will accrue on the balance of the related mortgage loan at the indicated fixed coupon during the term of the loan.

     "NAP" denotes data is not applicable.

     "Current LTV Ratio" is calculated using the original appraised value and the cut-off date balance.

     All current reserve escrow balances, monthly reserves and monthly escrows were obtained from the related Mortgage Loan Seller.

     Generally, 1998 NOI and 1999 NOI indicates a January through December calendar of fiscal year.

     "Current or Future Subordinate Financing" indicates whether the related borrower may enter into further financing secured by the mortgaged property, without the lender's consent.

     Generally, any "Yield Maintenance Charge" will be calculated in accordance with one of the following formulae:

     TYPE 1:

     The Yield Maintenance Charge will be an amount equal to the greater of (i) a specified prepayment premium or (ii) the present value, as of the date of such prepayment, of the remaining scheduled payments of principal and interest on the portion of the Mortgage Loan being prepaid (including any Balloon Payment or principal balance due on the Anticipated Repayment Date for an ARD
Loan) determined by discounting such payments at the Discount Rate, less the amount being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date. In the event that Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury Rate.

     TYPE 2:

     The Yield Maintenance Charge will be an amount equal to the greater of:
(i) a specified prepayment premium which is a percentage of the principal balance of the Mortgage Loan being prepaid; or (ii) the product of (A) the ratio of the amount of the principal balance of the Mortgage Loan being prepaid over the outstanding principal balance of the Mortgage Loan on the date of such prepayment (after subtracting the scheduled principal payment on such prepayment date), multiplied by (B) the present value as of the prepayment date of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate less the amount of the outstanding principal balance of the Mortgage Loan on the prepayment date (after subtracting the scheduled principal payment on such prepayment date). The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date. In the event that Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury Rate.

     TYPE 3:

     The Yield Maintenance Charge will be an amount equal to the greater of (i) 1% of the outstanding principal balance of the Mortgage Loan as of the date of prepayment, or (ii) an amount equal to (x) the sum of the present values as of the date of prepayment of all unpaid principal and interest payments required under the Mortgage Loan, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment at a discount rate equal to the Periodic Treasury Yield (as hereinafter defined), minus (y) the outstanding balance of the Mortgage Loan as of the date of prepayment. The "Periodic Treasury Yield" means (i) the annual yield to maturity of an actively traded non-callable U.S. Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the maturity date of the Mortgage Loan (or if two or more such securities have maturity dates equally close to the maturity date of the Mortgage Loan, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth business day preceding the date of prepayment, divided by (ii) twelve, if scheduled payments are monthly, or four, if scheduled payment dates are quarterly.

     TYPE 4:

     The Yield Maintenance Charge will be an amount equal to the greater of (i) 1% of the principal balance of the Mortgage Loan being prepaid, or (ii) the product obtained by multiplying (A) the prepaid principal balance of the Mortgage Loan at the time of prepayment, multiplied by (B) the difference obtained by subtracting from the interest rate of the Mortgage Loan the yield rate (the "Yield Rate") on the direct U.S. Treasury Security obligation having a maturity closest to the maturity date of the Mortgage Loan (the "Specified U.S. Treasury Security"), as the Yield Rate is reported in the Wall Street Journal on the fifth business day preceding (x) the date notice of prepayment is given to the holder of the Mortgage Loan ("Holder") where prepayment is voluntary, or (y) the date the Holder accelerated the Mortgage Loan, times (C) the present value factor calculated using the following formula:

                                 1- (l - r)-n
                                       r

     where r = Yield Rate for the Specified U.S. Treasury Security, and n = the number of years, and any fraction thereof, remaining between the prepayment date and the maturity date of the Mortgage Loan; if the publication of such Yield Rates in the Wall Street Journal is discontinued, the Holder shall determine such Yield Rates from another source selected by the Holder.

     Notwithstanding the foregoing, (i) as to the Twelve Month Period commencing November 1, 1999, and continuing through and including October 31, 2000, Borrower may prepay the Mortgage Loan in an aggregate amount not to exceed the sum of $240,000, plus any Accumulated Unused Annual Prepayments, provided any such prepayment shall be made with the simultaneous payment by Borrower to Holder of all accrued and unpaid interest, and any other sums due under the Mortgage Loan, and a prepayment premium equal to 1% o the prepaid principal balance of the Mortgage Loan, and (ii) the prepayment premium payable by Borrower for any prepayments of principal occurring during any 12 Month Period of the first (1st) five (5) years after October 31, 2000, which do not exceed the sum of $240,000, plus any Accumulated Unused Annual Prepayments, shall be limited to 1% of such prepaid amount.

     For the purposes hereof,

     "12 Month Period" shall mean the twelve (12) month period commencing November 1, 1996, and continuing through and including October 31, 1997, and every succeeding twelve (12) month period thereafter,

     "Unused Annual Prepayment" shall mean, as to any 12 Month Period, the amount, if any, by which $240,000 exceeds any prepayments of principal made during such 12 Month Period,

     "Used Annual Prepayment" shall mean, as to any 12 Month Period, the amount, if any, by which the aggregate amount of prepayments of principal made during such 12 Month Period exceeds $240,000, and

     "Accumulated Unused Annual Prepayment" shall mean at any time, and from time to time, the aggregate amount of Unused Annual Prepayments for all prior 12 Month Periods, less the aggregate amount of Used Annual Prepayments for all prior 12 Month Periods.

     TYPE 5:

     The Yield Maintenance Charge will be an amount equal to the greater of (i) one percent (1%) of the amount prepaid, or (ii) the present value of a series of payments each equal to the Payment Differential (hereinafter defined) and payable on the first day of each month "Monthly Payment Date" from the date of prepayment through and including the maturity date discounted at the Reinvestment Yield (hereinafter defined) (monthly compounding) for the number of months remaining from the date of prepayment to each such Monthly Payment Date. The "Reinvestment Yield" shall be equal to the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to, but not earlier than, the maturity date with such yield being based on the bid price for such issue as published in The Wall Street Journal in New York City, New York on a date fourteen (14) days prior to the date of prepayment set forth in the prepayment notice (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. In the event The Wall Street Journal ceases publication or ceases to publish the bid price for such U.S. Treasury issues, the borrower shall select a comparable publication to determine such bid price. Absent manifest error, the determination of the Reinvestment Yield and the calculation of the Yield Maintenance Charge by the borrower shall be binding on lender. The "Payment Differential" shall be equal to the product of (x) a fraction, the numerator of which is the excess, if any, of a per annum interest rate equal to the then applicable interest rate on the related Mortgage over the Reinvestment Yield (expressed as a decimal percentage), and the denominator of which is 12, and (y) the principal balance of related Mortgage Note.

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                        WEIGHTED                                        SCHEDULED
                                                           WEIGHTED      AVERAGE          WEIGHTED                      PRINCIPAL
                              NUMBER OF     PERCENT OF     AVERAGE      REMAINING         AVERAGE         WEIGHTED    BALANCE AS OF
RANGE OF CUT-OFF DATE         MORTGAGE     CUT-OFF DATE    INTEREST        TERM         CUT-OFF DATE       AVERAGE     THE CUT-OFF
PRINCIPAL BALANCES              LOANS      POOL BALANCE      RATE        (MONTHS)           LTV             DSCR          DATE
---------------------         ---------    ------------    --------     ---------       ------------      --------    -------------
351,672 - 499,999 ........         2           0.09%         9.510%       109.0             74.04%          1.36x    $    703,345
500,000 - 999,999 ........        15           1.53          8.778        118.3             63.76           1.36       12,491,845
1,000,000 - 1,999,999 ....        38           7.10          8.477        116.8             67.22           1.32       58,125,862
2,000,000 - 2,999,999 ....        24           7.06          8.316        126.1             67.63           1.32       57,803,883
3,000,000 - 3,999,999 ....        17           7.42          8.357        112.8             70.49           1.31       60,746,781
4,000,000 - 4,999,999 ....        13           7.24          8.101        112.9             72.96           1.31       59,243,863
5,000,000 - 5,999,999 ....        14           9.44          8.200        114.8             68.67           1.35       77,242,170
6,000,000 - 6,999,999 ....         9           7.29          8.233        115.1             70.12           1.32       59,638,854
7,000,000 - 7,999,999 ....         7           6.50          8.191        112.9             75.06           1.26       53,177,532
8,000,000 - 8,999,999 ....         4           4.32          8.216        120.7             77.56           1.23       35,353,940
9,000,000 - 9,999,999 ....         6           6.85          8.510        113.6             70.30           1.35       56,063,026
10,000,000 - 11,999,999 ..         5           6.73          8.135        119.2             72.20           1.34       55,069,660
12,000,000 - 14,999,999 ..         6          10.13          7.766        115.1             71.84           1.30       82,917,700
15,000,000 - 19,999,999 ..         3           6.44          8.112        119.7             73.96           1.33       52,670,756
20,000,000 - 39,999,999 ..         4          11.87          8.060        112.1             74.84           1.24       97,157,689
                                 ---         ------          -----        -----             -----           ----     ------------
Total ....................       167         100.00%         8.195%       115.9             71.52%          1.31x    $818,406,907
                                 ===         ======          =====        =====             =====           ====     ============






              PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE PRINCIPAL

                                                                              WEIGHTED                                SCHEDULED
                                                                WEIGHTED      AVERAGE      WEIGHTED                   PRINCIPAL
                                  NUMBER OF      PERCENT OF     AVERAGE      REMAINING     AVERAGE       WEIGHTED    BALANCE AS OF
                                  MORTGAGED     CUT-OFF DATE    INTEREST        TERM     CUT-OFF DATE    AVERAGE     THE CUT-OFF
PROPERTY TYPE                    PROPERTIES     POOL BALANCE      RATE        (MONTHS)       LTV           DSCR          DATE
---------------------            ----------     ------------    --------     ---------   ------------    --------   -------------
Multifamily ........                  46            27.84%         8.053%      114.6         75.09%        1.28x    $227,870,837
Retail-Anchored ....                  18            21.70          8.065       113.9         73.37         1.27      177,594,097
Office .............                  31            19.86          8.187       118.0         67.29         1.35      162,513,189
Industrial .........                  20             9.80          8.267       114.4         72.06         1.29       80,230,218
Retail-Unanchored ..                  14             5.74          8.207       123.9         72.47         1.25       46,983,262
Manufactured Housing                  30             5.56          8.433       117.5         67.55         1.36       45,511,849
Hotel ..............                   3             3.64          9.124       112.4         65.75         1.52       29,755,349
Mixed Use ..........                   6             2.83          8.557       115.3         69.75         1.31       23,139,145
Retail-Single Tenant                   6             2.26          8.330       120.0         67.81         1.35       18,526,355
Self-Storage .......                   4             0.60          8.840       123.0         56.88         1.37        4,881,581
Retail-Shadow Anchor                   1             0.17          6.940        99.0         63.68         1.52        1,401,025
                                     ---           ------          -----       -----         -----         ----     ------------
Total ..............                 179           100.00%         8.195%      115.9         71.52%        1.31x    $818,406,907
                                     ===           ======          =====       =====         =====         ====     ============

                                 MATURITY YEARS

                                                                              WEIGHTED                                SCHEDULED
                                                                WEIGHTED      AVERAGE      WEIGHTED                   PRINCIPAL
                                  NUMBER OF      PERCENT OF     AVERAGE      REMAINING     AVERAGE       WEIGHTED    BALANCE AS OF
                                  MORTGAGE      CUT-OFF DATE    INTEREST        TERM     CUT-OFF DATE    AVERAGE     THE CUT-OFF
MATURITY DATE YEARS                 LOANS       POOL BALANCE      RATE        (MONTHS)       LTV           DSCR          DATE
---------------------             ---------     ------------    --------     ---------   ------------    --------   -------------
2005 ...............                   1             1.68%         7.530%       55.0         73.12%        1.27x    $ 13,710,244
2006 ...............                   1             0.48          8.170        77.0         77.27         1.26        3,894,599
2008 ...............                   1             0.17          6.940        99.0         63.68         1.52        1,401,025
2009 ...............                  94            49.10          8.168       110.8         71.49         1.32      401,875,407
2010 ...............                  52            38.42          8.306       117.4         72.66         1.29      314,431,241
2011 ...............                   8             4.08          8.183       133.7         61.09         1.41       33,404,045
2012 ...............                   3             3.07          8.216       140.4         75.82         1.25       25,141,867
2013 ...............                   1             1.63          7.500       151.0         61.55         1.26       13,380,764
2014 ...............                   2             0.44          7.566       174.5         68.33         1.24        3,572,059
2015 ...............                   2             0.42          8.435       182.1         74.56         1.25        3,427,204
2018 ...............                   1             0.33          6.880       220.0         74.72         1.27        2,689,754
2019 ...............                   1             0.18          9.000       230.0         59.63         1.32        1,478,700
                                     ---           ------          -----       -----         -----         ----     ------------
Total ..............                 167           100.00%         8.195%      115.9         71.52%        1.31x    $818,406,907
                                     ===           ======          =====       =====         =====         ====     ============



                                ORIGINATION YEARS


                                                                              WEIGHTED                                SCHEDULED
                                                                WEIGHTED      AVERAGE      WEIGHTED                   PRINCIPAL
                                  NUMBER OF      PERCENT OF     AVERAGE      REMAINING     AVERAGE       WEIGHTED    BALANCE AS OF
                                  MORTGAGE      CUT-OFF DATE    INTEREST        TERM     CUT-OFF DATE    AVERAGE     THE CUT-OFF
LOAN ORIGINATION YEARS              LOANS       POOL BALANCE      RATE        (MONTHS)       LTV           DSCR          DATE
----------------------            ---------     ------------    --------     ---------   ------------    --------   -------------
1996 ...............                   1             0.25%        10.300%      137.0         31.53%        1.72x    $  2,080,978
1997 ...............                   3             3.59          7.583       108.8         68.18         1.26       29,409,106
1998 ...............                   4             2.27          6.996       142.8         74.12         1.28       18,594,704
1999 ...............                 127            74.10          8.158       114.4         71.36         1.31      606,446,042
2000 ...............                  32            19.78          8.557       119.2         72.93         1.28      161,876,078
                                     ---           ------          -----       -----         -----         ----     ------------
Total ..............                 167           100.00%         8.195%      115.9         71.52%        1.31x    $818,406,907
                                     ===           ======          =====       =====         =====         ====     ============



                             COLLATERAL CONTRIBUTORS

                                                                              WEIGHTED                                SCHEDULED
                                                                WEIGHTED      AVERAGE      WEIGHTED                   PRINCIPAL
                                  NUMBER OF      PERCENT OF     AVERAGE      REMAINING     AVERAGE       WEIGHTED    BALANCE AS OF
                                  MORTGAGE      CUT-OFF DATE    INTEREST        TERM     CUT-OFF DATE    AVERAGE     THE CUT-OFF
COLLATERAL CONTRIBUTORS             LOANS       POOL BALANCE      RATE        (MONTHS)       LTV           DSCR          DATE
---------------------             ---------     ------------    --------     ---------   ------------    --------   -------------
Key Bank ...........                  92            59.03%         8.149%      116.6         71.03%       1.30x     $483,065,357
Bridger ............                  55            21.59          8.481       115.4         68.02        1.38       176,718,506
Salomon Smith Barney                  20            19.38          8.018       114.3         76.91        1.25       158,623,044
                                     ---           ------          -----       -----         -----        ----      ------------
Total ..............                 167           100.00%         8.195%      115.9         71.52%       1.31x     $818,406,907
                                     ===           ======          =====       =====         =====        ====      ============

                GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL


                                                                              WEIGHTED                                SCHEDULED
                                                                WEIGHTED      AVERAGE      WEIGHTED                   PRINCIPAL
                                  NUMBER OF      PERCENT OF     AVERAGE      REMAINING     AVERAGE       WEIGHTED    BALANCE AS OF
                                 MORTGAGED      CUT-OFF DATE    INTEREST        TERM     CUT-OFF DATE    AVERAGE     THE CUT-OFF
STATE                            PROPERTIES     POOL BALANCE      RATE        (MONTHS)       LTV           DSCR          DATE
---------------------            ----------     ------------    --------     ---------   ------------    --------   -------------
California .........                  34            22.82%         8.252%      115.5         69.30%        1.33x    $186,745,147
Texas ..............                  20            12.16          7.802       120.9         73.05         1.27       99,484,348
Maryland ...........                   3             5.65          8.551       110.8         73.51         1.36       46,239,958
Nevada .............                   7             4.86          8.118       124.3         73.06         1.26       39,781,780
New York ...........                  12             4.80          8.452       112.8         72.01         1.25       39,266,731
Washington .........                   6             4.60          8.141        92.9         70.53         1.27       37,635,167
Pennsylvania .......                  10             3.79          8.321       113.5         72.51         1.26       31,037,407
Nebraska ...........                   1             3.72          8.380       115.0         72.41         1.25       30,410,327
Virginia ...........                   4             3.61          7.834       116.7         77.64         1.29       29,548,534
New Jersey .........                   7             3.50          8.078       120.8         63.49         1.47       28,612,319
Illinois ...........                   7             3.08          8.257       111.7         73.72         1.29       25,170,000
Indiana ............                   3             2.82          8.240       127.4         77.14         1.24       23,077,791
Tennessee ..........                   2             2.35          8.115       114.0         77.19         1.24       19,222,742
Florida ............                   7             2.22          8.317       115.1         74.14         1.27       18,190,292
Ohio ...............                   5             1.75          8.229       113.4         71.09         1.28       14,311,452
Michigan ...........                   4             1.62          8.201       114.7         64.01         1.46       13,265,117
Colorado ...........                   4             1.59          8.218       109.5         58.45         1.51       13,004,495
Minnesota ..........                   5             1.57          8.681       131.1         72.45         1.28       12,876,079
Georgia ............                   3             1.57          8.246       125.3         85.65         1.19       12,824,770
Massachusetts ......                   2             1.47          8.325       135.3         62.42         1.49       12,053,531
Kentucky ...........                   2             1.37          8.020       113.9         75.53         1.29       11,211,303
Arizona ............                   3             1.02          8.555       115.4         68.96         1.22        8,328,450
Oregon .............                   3             1.00          8.005       110.4         66.37         1.33        8,153,835
Missouri ...........                   3             0.98          8.464       113.7         76.69         1.22        8,060,266
Delaware ...........                   4             0.90          8.052       111.2         75.39         1.27        7,393,340
Alaska .............                   3             0.89          8.389       114.3         73.78         1.32        7,322,635
Louisiana ..........                   2             0.83          8.567       114.9         63.32         1.44        6,818,009
Idaho ..............                   2             0.82          7.911       109.0         76.14         1.35        6,670,589
District of Columbia                   3             0.72          8.400       109.0         55.85         1.30        5,908,937
New Mexico .........                   1             0.59          7.570       109.0         79.50         1.45        4,865,678
Kansas .............                   2             0.42          8.435       113.0         71.62         1.28        3,476,644
Utah ...............                   2             0.36          7.930       108.0         77.41         1.23        2,978,693
Wisconsin ..........                   1             0.33          7.079       175.0         70.72         1.28        2,722,580
Rhode Island .......                   1             0.12          8.550       115.0         52.13         1.83          995,605
Oklahoma ...........                   1             0.09          9.380       127.0         44.99         1.50          742,358
                                     ---           ------          -----       -----         -----         ----     ------------
Total ..............                 179           100.00%         8.195%      115.9         71.52%        1.31x    $818,406,907
                                     ===           ======          =====       =====         =====         ====     ============

                              BALLOON/ARD LTV RANGE

                                                                              WEIGHTED                                SCHEDULED
                                                                WEIGHTED      AVERAGE      WEIGHTED                   PRINCIPAL
                                  NUMBER OF      PERCENT OF     AVERAGE      REMAINING     AVERAGE       WEIGHTED    BALANCE AS OF
RANGE OF BALLOON/ARD              MORTGAGE      CUT-OFF DATE    INTEREST        TERM     CUT-OFF DATE    AVERAGE     THE CUT-OFF
LOAN-TO-VALUES                      LOANS       POOL BALANCE      RATE        (MONTHS)       LTV           DSCR          DATE
---------------------             ---------     ------------    --------     ---------   ------------    --------   -------------
Zero - 5.0 .........                   5             1.00%         8.587%      190.2         58.81%        1.37x    $  8,208,016
15.01 - 35.00 ......                   2             0.33          8.865       133.5         47.46         1.35        2,697,683
35.01 - 40.00 ......                   2             1.07          8.025       123.5         43.28         1.68        8,762,810
40.01 - 45.00 ......                  10             4.01          8.297       117.1         54.29         1.54       32,783,173
45.01 - 50.00 ......                  .6             3.06          7.926       132.9         59.38         1.35       25,020,711
50.01 - 55.00 ......                  15             4.83          8.291       112.0         62.66         1.36       39,559,374
55.01 - 60.00 ......                  25            12.35          8.448       119.1         67.54         1.37      101,052,036
60.01 - 65.00 ......                  49            27.32          8.151       117.8         71.86         1.30      223,604,539
65.01 - 70.00 ......                  35            30.68          8.166       109.6         74.94         1.26      251,051,861
70.01 - 75.00 ......                  17            14.44          8.106       114.4         79.58         1.24      118,199,739
80.01 - 85.00 ......                   1             0.91          8.150       112.0         91.39         1.14        7,466,965
                                     ---           ------          -----       -----         -----         ----     ------------
Total ..............                 167           100.00%         8.195%      115.9         71.52%        1.309x   $818,406,907
                                     ===           ======          =====       =====         =====         =====    ============






                           DEBT SERVICE COVERAGE RATIO


                                                                              WEIGHTED                                SCHEDULED
                                                                WEIGHTED      AVERAGE      WEIGHTED                   PRINCIPAL
                                  NUMBER OF      PERCENT OF     AVERAGE      REMAINING     AVERAGE       WEIGHTED    BALANCE AS OF
                                  MORTGAGE      CUT-OFF DATE    INTEREST        TERM     CUT-OFF DATE    AVERAGE     THE CUT-OFF
DSCR(x)                             LOANS       POOL BALANCE      RATE        (MONTHS)       LTV           DSCR          DATE
---------------------             ---------     ------------    --------     ---------   ------------    --------   -------------
1.01 - 1.15 ........                   2             1.02%         8.250%      118.2         88.25%        1.14x    $  8,316,443
1.16 - 1.20 ........                   6             5.85          8.289       114.9         76.39         1.20       47,913,653
1.21 - 1.25 ........                  50            33.27          8.156       116.3         74.69         1.24      272,255,157
1.26 - 1.30 ........                  53            31.98          8.110       114.9         71.85         1.28      261,688,367
1.31 - 1.35 ........                  20             9.70          8.185       120.2         70.65         1.33       79,358,025
1.36 - 1.40 ........                   8             2.91          8.261       112.2         68.73         1.38       23,805,224
1.41 - 1.45 ........                   8             4.07          8.133       111.7         69.61         1.43       33,316,241
1.46 - 1.50 ........                   7             4.17          8.516       119.6         64.30         1.50       34,142,178
1.51 - 1.55 ........                   4             3.37          8.765       111.2         62.93         1.52       27,568,174
1.56 - 1.60 ........                   3             1.15          8.065       113.7         61.25         1.58        9,423,820
1.66 - 1.70 ........                   1             0.49          8.200       114.0         45.83         1.70        3,987,052
1.71 - 1.75 ........                   3             1.18          8.560       128.0         41.65         1.72        9,656,388
1.76 - 1.80 ........                   1             0.73          8.200       114.0         49.02         1.78        5,980,579
1.81 - 1.85 ........                   1             0.12          8.550       115.0         52.13         1.83          995,605
                                     ---           ------          -----       -----         -----         ----     ------------
Total ..............                 167           100.00%         8.195%      115.9         71.52%        1.31x    $818,406,907
                                     ===           ======          =====       =====         =====         ====     ============

                             RANGE OF MORTGAGE RATES

                                                                              WEIGHTED                                SCHEDULED
                                                                WEIGHTED      AVERAGE      WEIGHTED                   PRINCIPAL
                                  NUMBER OF      PERCENT OF     AVERAGE      REMAINING     AVERAGE       WEIGHTED    BALANCE AS OF
                                  MORTGAGE      CUT-OFF DATE    INTEREST        TERM     CUT-OFF DATE    AVERAGE     THE CUT-OFF
MORTGAGE RATES                      LOANS       POOL BALANCE      RATE        (MONTHS)       LTV           DSCR          DATE
---------------------             ---------     ------------    --------     ---------   ------------    --------   -------------
6.751 - 7.000 ......                   2             0.50%         6.901%      178.6         70.94%        1.36x    $  4,090,779
7.001 - 7.250 ......                   2             1.77          7.023       132.8         75.02         1.26       14,503,925
7.251 - 7.500 ......                   2             2.16          7.481       140.6         65.76         1.26       17,645,989
7.501 - 7.750 ......                  10            10.16          7.645       103.5         75.92         1.29       83,128,191
7.751 - 8.000 ......                  21            18.36          7.931       115.8         71.34         1.32      150,295,109
8.001 - 8.250 ......                  36            28.10          8.121       114.3         72.56         1.31      229,950,340
8.251 - 8.500 ......                  42            20.60          8.383       116.1         70.63         1.28      168,628,507
8.501 - 8.750 ......                  23             7.97          8.635       119.5         69.59         1.32       65,186,891
8.751 - 9.000 ......                  16             4.95          8.892       119.7         71.08         1.30       40,508,738
9.001 - 9.250 ......                   4             2.13          9.118       119.0         67.94         1.26       17,421,036
9.251 - 9.500 ......                   5             2.85          9.319       113.8         68.16         1.49       23,334,822
9.501 - 9.750 ......                   3             0.20          9.595       113.6         64.92         1.31        1,631,602
10.251 - 10.500 ....                   1             0.25         10.300       137.0         31.53         1.72        2,080,978
                                     ---           ------          -----       -----         -----         ----     ------------
Total ..............                 167           100.00%         8.195%      115.9         71.52%        1.31x    $818,406,907
                                     ===           ======          =====       =====         =====         ====     ============



                         RANGE OF CURRENT LOAN-TO-VALUE

                                                                              WEIGHTED                                SCHEDULED
                                                                WEIGHTED      AVERAGE      WEIGHTED                   PRINCIPAL
                                  NUMBER OF      PERCENT OF     AVERAGE      REMAINING     AVERAGE       WEIGHTED    BALANCE AS OF
                                  MORTGAGE      CUT-OFF DATE    INTEREST        TERM     CUT-OFF DATE    AVERAGE     THE CUT-OFF
LOAN-TO-VALUES                      LOANS       POOL BALANCE      RATE        (MONTHS)       LTV           DSCR          DATE
---------------------             ---------     ------------    --------     ---------   ------------    --------   -------------
15.01 - 35.00 ......                   1             0.25%        10.300%      137.0         31.53%        1.72x    $  2,080,978
40.01 - 45.00 ......                   3             1.16          8.131       123.8         43.41         1.67        9,505,167
45.01 - 50.00 ......                   4             1.65          8.305       116.6         48.08         1.63       13,516,193
50.01 - 55.00 ......                   7             1.48          8.333       111.6         52.69         1.42       12,125,707
55.01 - 60.00 ......                   6             2.50          8.649       120.2         58.63         1.48       20,420,923
60.01 - 65.00 ......                  18             9.22          8.089       123.3         62.51         1.38       75,419,295
65.01 - 70.00 ......                  28            14.30          8.469       114.6         68.14         1.35      117,049,915
70.01 - 75.00 ......                  56            35.40          8.273       115.6         72.70         1.27      289,693,992
75.01 - 80.00 ......                  40            30.94          7.937       113.5         77.67         1.26      253,174,302
80.01 - 85.00 ......                   3             2.19          8.363       124.7         81.78         1.26       17,953,471
85.01 - 95.00 ......                   1             0.91          8.150       112.0         91.39         1.14        7,466,965
                                     ---           ------          -----       -----         -----         ----     ------------
Total ..............                 167           100.00%         8.195%      115.9         71.52%        1.31x    $818,406,907
                                     ===           ======          =====       =====         =====         ====     ============

                          DISTRIBUTION OF PAYMENT TYPES

                                                                              WEIGHTED                                SCHEDULED
                                                                WEIGHTED      AVERAGE      WEIGHTED                   PRINCIPAL
                                  NUMBER OF      PERCENT OF     AVERAGE      REMAINING     AVERAGE       WEIGHTED    BALANCE AS OF
                                  MORTGAGE      CUT-OFF DATE    INTEREST        TERM     CUT-OFF DATE    AVERAGE     THE CUT-OFF
PAYMENT TYPES                       LOANS       POOL BALANCE      RATE        (MONTHS)       LTV           DSCR          DATE
---------------------             ---------     ------------    --------     ---------   ------------    --------   -------------
Amortizing Balloon .                 152            88.07%         8.211%      115.9         71.57%        1.31x    $720,739,965
Hyper Amortizing ...                  10            10.93          8.032       109.0         72.25         1.27       89,458,926
Fully Amortizing ...                   5             1.00          8.587       190.2         58.81         1.37        8,208,016
                                     ---           ------          -----       -----         -----         ----     ------------
Total ..............                 167           100.00%         8.195%      115.9         71.52%        1.31x    $818,406,907
                                     ===           ======          =====       =====         =====         ====     ============


                                    ANNEX A
               CERTAIN CHARACTERISTICS OF THE MORTGAGE LOAN POOL

------------------------------------------------------------------------------------------------------------------------------------
CONTROL    LOAN
NUMBER    NUMBER    LOAN CONTRIBUTOR                 PROPERTY NAME                   PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
     1     10312          Key         SouthPointe Pavilions                         2940 Pine Lake Road
     2    6603515       Salomon       Gateway Village Shopping Center               150 Defense Highway
     3     5557           NRF         The Bristol Apartments                        1221 Redford Road
     4                  BRIDGER       VARIOUS                                       VARIOUS
   4.1   260990081      Bridger       Quality Inn - Boardwalk                       1601 North Baltimore Avenue
   4.2   260990082      Bridger       Quality Inn - Oceanfront                      5400 Coastal Highway
     5    6603656       Salomon       4000 Alameda                                  4000 W. Alameda
     6     10756          Key         Sterling University Village                   117 Holleman Drive West
     7     10761          Key         Red Rock Villas Apartments                    451 Crestdale Lane
     8     7816           NRF         The Aerospace Corporation                     180 - 200 N. Aviation Boulevard
     9   415990039      Bridger       Highlander Apartments                         620 Iris Avenue
    10    6603700       Salomon       Lenoxgate Apartments                          100 Lenoxplace
    11     9569           NRF         Meadowood Plaza Shopping Center               5505-5575 South Virginia Street
    12     2806           Key         Pickering Square Shopping Center              1802-1810 12th Avenue Northwest
    13     1906           NRF         ABERFELDY PORTFOLIO                           VARIOUS
  13.1     1906A          NRF         Shiloh Office Park                            921 Shiloh Road
  13.2     1906B          NRF         LAM Research Building                         1524 South IH 35
  13.3     1906C          NRF         2550 Downing Road Building                    2550 Downing Drive
  13.4     1906D          NRF         Ranch Plaza                                   820 East Bruton Road
  13.5     1906E          NRF         Richland Business Center                      445 East Walnut Street
  13.6     1906F          NRF         Richland Commons Shopping Center              8251 Bedford-Euless Road
    14     7598           NRF         NEC Building                                  14040 Park Center Road
    15     1889           NRF         Northcrest Village Shopping Center            3044 Old Denton Road
    16    6603028       Salomon       9201 Belmont Ave.                             9201 Belmont Avenue
    17     6392           NRF         Inman Grove Shopping Center                   1125 Inman Avenue
    18     9776           NRF         Market Pointe I Center                        15104-15310 East Indiana Avenue
    19     10315          Key         Hawk Pacific Distribution Warehouse Facility  175 Tower Road
    20                  SALOMON       VARIOUS                                       2 South End Avenue
  20.1    6603086       Salomon       Cove Club Residential                         2 South End Avenue
  20.2    6603085       Salomon       Cove Club Commercial                          2 South End Avenue
    21   810000132      Bridger       Bridge Point Business Park                    4120 & 4142 Point Eden Way
    22     8355           NRF         Doubletree Riverfront Hotel                   50 Warren Street
    23     8987           NRF         Greenwood Square Shopping Center              2945 Scottsville Road
    24     9519           Key         599 Broadway                                  599 Broadway
    25     7529           NRF         Bixby Knolls Shopping Center                  4500-4558 North Atlantic Avenue
    26   410990101      Bridger       Bensalem Crossing                             2200 - 2290 Neshaminy Boulevard
    27     9272           Key         Garden Quarter Apartments                     1200 Elmwood Drive
    28    6604092       Salomon       Gatehouse Plaza                               3040-3071 Gatehouse Plaza
    29     9069           NRF         11th & Main Properties                        1100-1132 & 1123-1137 South Main,
                                                                                    106-112 11th Street
    30    6603157       Salomon       Wilshire Office Building                      8447 Wilshire Boulevard
    31   240990070      Bridger       Citrus Village                                700 E. Redlands Blvd.
    32     10487          Key         The Hornbrook Estates Apartments              5001 East Riverside Drive
    33    6603490       Salomon       Stephens Business Park                        1860-1999 Parker Court
    34     7000           NRF         Havenwood Apartments                          6501 Boca Raton Boulevard
    35     10382          Key         General Motors Building                       5350 Biloxi Avenue and 5353 Clybourn
    36    6603234       Salomon       Harbor Tower                                  One Harbor Court
    37     8770           NRF         Champlin Marketplace                          8600 114th Avenue North
    38     10489          Key         The Martin Estates Apartments                 2301 Raleigh Boulevard
    39    6603048       Salomon       Chowder Bay Apartments                        4700 South Rio Grande Ave
    40     9462           NRF         Kennedy Center                                10200 East Girard Avenue
    41    6603050       Salomon       Airport Plaza Office Complex - Airport II     1762 Technology Drive
    42     7198           NRF         32-36 West 39th Street                        32-36 West 39th Street
    43     9155           Key         Homebase                                      725 Grand Avenue
    44   400990084      Bridger       769 Northfield Avenue                         769 Northfield Avenue
    45     8489           NRF         Fox Hunt Apartments                           2095 Valley Green Drive
    46   400990109      Bridger       Southwood Village Mobile Home Park            440 60th Street S.E.
    47    6603029       SALOMON       BALDUCCI'S                                    VARIOUS
  47.1   6603029A       Salomon       Balducci's- 424 6th Avenue                    69-73 West 9th Street, a/k/a 424 Sixth Avenue
  47.2   6603029B       Salomon       Balducci-11-02 Queens Plaza South             11-02 Queens Plaza South
    48   240990106      Bridger       ABI Distribution Center                       1701 Exchange Parkway
    49     8512           NRF         Huntington Beach Medical Center               17742 Beach Boulevard
    50   410990052      Bridger       East Gate Office                              125-139 Gaither Drive
    51     7723           NRF         San Bruno Square                              881-883, 901-903 Sneath Lane
    52     7361           NRF         Weber Distribution Building                   13530 Rosecrans Avenue
    53    6603961       Salomon       ABCO Desert Market                            13940 W. Meeker Blvd.
    54                    NRF         VARIOUS                                       VARIOUS
    55     6643           NRF         Mobile Home Rollup                            Various
  55.1     6643A          NRF         Smith Mobile Home Park                        14115 South Western Avenue
  55.2     6643B          NRF         American Mobile Home Park                     14149 South Western Avenue
    56     9198           NRF         Sycamore Mobile Home Park                     1750 West Broadway
    57     7001           NRF         Copper Creek Apartments                       6011 Oakland Hills
    58   400000134      BRIDGER       TROPICANA BLVD. MHP                           VARIOUS
  58.1  400000134A      Bridger       Golden Mobile Manor                           252 East Tropicana Avenue
  58.2  400000134B      Bridger       Bond Trailer Lodge                            284 East Tropicana Avenue
  58.3  400000134C      Bridger       Tropicana Mobile Home Park                    300 East Tropicana Avenue
    59   250990091      Bridger       Executive Ridge (Cardiff)                     3220  Executive Ridge Drive
    60     10319          Key         Underwood Gartland 216                        8329 and 8415-216th Street SE
    61     6913           NRF         Redwood Park Apartments                       4103 West 18th Avenue
    62     10320          Key         AHFC Office Building                          4300 Boniface Parkway
    63    6603463       Salomon       Walnut Street Portfolio                       5406-5408, 5411, 5509-5511, 5520 and
                                                                                    5524 Walnut Street
    64    6603498       Salomon       The Towers Apartments                         5400 & 5404 Montgomery Blvd. NE
    65     7488           NRF         Baldwin Building                              201 Baldwin Avenue
    66     7815           NRF         Birch Plaza                                   236 South 1st West
    67   800990098      Bridger       Evergreen Business Center                     8625 Evergreen Way
    68     7371           NRF         Random House Distribution Warehouse           193 Edwards Drive
    69    6603237       Salomon       Evergreen Apartments                          6085 Pegasus Drive
    70     6988           NRF         San Marcos Freeway Center                     960-680 Los Vallecitos Boulevard
    71     7805           NRF         Salem Woods Apartments                        5291 Wood Creek Road
    72     7827           NRF         Colonial Gardens Apartments                   334 East Main Street
    73   258990114      Bridger       Essen Crossing                                5703-5745 Essen Lane
    74     8714           NRF         Warrington Shopping Center                    Route 611 and Bristol Roads
    75   400990085      Bridger       349 E. Northfield Road                        349 E. Northfield Road
    76   400990071      Bridger       Philadelphia Design Center                    2300-2320 Chestnut Street &
                                                                                    2306-2312 Ionic Street
    77   245990073      Bridger       Country Meadows Estates                       701 Ridgeview Drive
    78     9082           Key         River Valley Mobile Home Park                 10910 Turner Boulevard
    79     10314          Key         Milford Corporate Office Park                 1050 & 1150 Corporate Office Drive
    80     9179           NRF         Summit Ridge Apartments                       9500 Summit Drive
    81     7261           NRF         Best Buy Store                                5550 SW Loop 820
    82   240000136      Bridger       Corinthian Plaza                              4341 & 4343 MacArthur Blvd.
    83   240990103      Bridger       Linens N' Things                              2240 Bradley Road
    84   410990083      Bridger       1035 Mill Road                                1035 Mill Road
    85     6251           NRF         VARIOUS                                       VARIOUS
  85.1     6251A          NRF         Homestead Mobile Home Park                    County Route 442 & 431
  85.2     6251B          NRF         Pine Acres/Ulrich Mobile Home Park            Route 60 Cassadaga
  85.3     6251C          NRF         Pine Ridge Mobile Home Park                   North Street
  85.4     6251D          NRF         Sunset Mobile Home Park                       637 Route 17C
    86     9704           NRF         Colonial Corners Shopping Center              5600 Colonial Drive
    87     6909           NRF         Charleston Apartments                         1429 Seventh Street, 1202 Lincoln Avenue,
                                                                                    1434, 1617, 1801 Ninth Street
    88     10308          Key         Oceanside Village Apartments                  207 Chandler Street
    89     7184           NRF         Battlefield Place Shopping Center             Highway 27 at Highway 27 Bypass
    90     6885           NRF         North Village Apartments                      1602 Jacaman Road
    91   255990080      Bridger       Owens Corning Whse                            2710 Laude Road
    92    6000070       Salomon       K-Mart Store                                  103 Oak Avenue
    93    6601140       Salomon       Cochituate Village Shopping Center            25 - 35 Main Street
    94     7015           NRF         The Misty Bayou Apartments                    #1 Stonesthrow Drive
    95     10311          Key         Festival Shopping Center                      185 North Kennedy Drive
    96     7404           NRF         Mission Valley Office                         2525 Camino Del Rio South
    97     10318          Key         River Falls Shopping Center                   SWC of Blankenship Road and 10th Street
    98     10391          Key         56 Court Street                               56 Court Street
    99     6569           NRF         300 I Street, N.E.                            300 I Street N.E.
   100     10313          Key         Vinyl Source Plant                            427 Thatcher Lane
   101   400980023      Bridger       Escondido Terrace MHP                         1380 Oak Hill Drive
   102                    KEY         VARIOUS                                       VARIOUS
 102.1     10405          Key         Churchill Mobile Home Park                    5905 Churchill Way
 102.2     10335          Key         Waterside Mobile Home Park                    5010 North Douglas Highway
   103     5151           NRF         Mira Mesa Commercial Center                   9175 & 9225 Mira Mesa Boulevard
   104     7552           NRF         Burnsville Heights Business Center            11975 Portland Avenue South
   105     10306          Key         Eagles Run Apartments, Phase II               2000 Bouldercrest Road
   106     9391           Key         Coral Way Gardens Apartments                  2150 South West 16th Avenue
   107     10309          Key         MAC Equipment                                 7901 NW 107th Terrace
   108   800990076      Bridger       13000 Bel-Red Road                            13000 Bel-Red Road
   109     8399           NRF         K-Mart                                        1290 North Monroe Street
   110   400990108      Bridger       Hacienda Square                               4460-4480 W. Hacienda Avenue
   111     7747           NRF         Madison Court Apartments                      One Madison Avenue
   112     10400          Key         Renaissance Village                           5035 South Catherine Street
   113   300980019      Bridger       Kimberly Gardens MHP                          24922 Muirlands Blvd.
   114   240990104      Bridger       Lazy Boy Furniture                            2104 Bradley Road
   115   400990086      Bridger       120 Littleton Road                            120 Littleton Road
   116     10336          Key         The Alderview Apartments                      300 11th Avenue
   117    6602981       Salomon       Scoop Office Bldg.                            416 W. Muhammad Ali Blvd.
   118   405990030      Bridger       Aspen Village Apts.                           545 South 2nd East
   119     8698           NRF         Palm Desert Apartments                        8429 North 27th Avenue
   120     7766           NRF         Stor More I & II                              1506 Industrial Boulevard and 1315 Muller Road
   121     8335           NRF         Oakwood Manor and Monterey Apartments         808 Washburn Avenue/ 1015 SW Garfield Avenue
   122     6568           NRF         220 I Street, N.E.                            220 I Street, N.E.
   123   245990072      Bridger       Nancene Apartments                            805 S. Mill Street
   124   220990034      Bridger       1344-1350 University Ave.                     1344-1350 University Avenue
   125     7237           NRF         Bellwood Terrace Apartments                   2554 Noel Street
   126   415990117      Bridger       Casa de Barcelona                             2800 South 25th Street
   127   400990065      Bridger       3701 Birch Street                             3701 Birch Street
   128     6567           NRF         1413 K Street, N.W.                           1413 K Street,  N.W.
   129   245990074      Bridger       University Properties                         1533 Merchant Street, 1610 & 1622 Center Street
   130   400990047      Bridger       Parkway MHP                                   9355 South 500 West
   131   420990049      Bridger       1128-1142 Valencia Street Apts.               1128-1142 Valencia Street and
                                                                                    27-41 San Jose Avenue
   132     10323          Key         Kissing Camels Office Building                2950 Professional Place
   133   400990051      Bridger       2823-35 S. Bristol St. Office                 2823 & 2835 S. Bristol Street
   134   400990029      Bridger       Oak Grove MHP                                 307 1/2 Mehigan Street Northwest
   135                  BRIDGER       VARIOUS                                       VARIOUS
 135.1   410990077      Bridger       14001 Townsend                                14001 Townsend Road
 135.2   410990090      Bridger       203 Lincoln Highway                           203 Lincoln Highway
   136     3314           NRF         Camp Wisdom Village Shopping Center           222 Camp Wisdom Road
   137   415000131      Bridger       Desert Dorado Villas                          850 E. Vista Chino Drive
   138   400990048      Bridger       Northcrest MHP                                3980 South 1950 West
   139   400990041      Bridger       Woischke's MHP                                Route 4 box 36C
   140     10310          Key         Gallatin Manor Apartments                     332 East William Street
   141   410990045      Bridger       Green St. Manor Apts.                         1806-1814 Green Street
   142   245990116      Bridger       Noah's Ark Self Storage                       30435 Highway 281 North
   143     8669           Key         Monterey Shore Plaza Shopping Center          72-750 Dinah Shore Drive
   144   410990061      Bridger       1841 South 4th Street                         1841 South 4th Street
   145   400990119      Bridger       Country Village MHP                           801 E Rittenhouse Street
   146   400990095      Bridger       North Bonita Self Storage                     26300 Old 41 Road
   147     7748           NRF         728 Dawson Drive                              728 Dawson Drive
   148     10407          Key         The Franklin Building                         1524-1536 Franklin Street
   149     6010           NRF         Montgomery Center Building                    3615 Kearny Villa Road
   150   400990107      Bridger       Townhouse MHP                                 3811 North 27th Avenue
   151   415990102      Bridger       La Villa Vegas MHP                            1190 S. Mojave Road
   152   400990089      Bridger       Leisure Village MHC                           1620 Nooseneck Hill Road
   153   400980012      Bridger       Bamboo  MHP                                   2430 Charles Rd.
   154   400990064      Bridger       El Rancho MHP                                 12955 Yorba Avenue
   155     10399          Key         Woodside Estates Mobile Home Park             1322 Paddock Drive
   156   410990066      Bridger       Fairwinds Plaza                               703-707 Pulaski Highway
   157   400990097      Bridger       Harbor Mobile Home Park                       22503 Meyler Street
   158     5847           NRF         Summerfield Apartments                        1650 7th Street SE
   159   400990060      Bridger       Chesapeake Point Mobile Home Park             800 Chesapeake Drive
   160     8526           NRF         AJAX Corporate Building                       605 East Houston Street
   161     10337          Key         Twin Oaks & Beaver Creek Mobile Home Parks    9230 State Route 45
   162                    NRF         VARIOUS                                       VARIOUS
 162.1     6667           NRF         410 Third Avenue                              410 Third Avenue
 162.2     6668           NRF         407 Third Avenue                              407 Third Avenue
   163     10338          Key         North Valley Mini Storage                     222 Brookside Boulevard

---------------------------------------------------------------------------------------------------------
    CONTROL      LOAN       PROPERTY             PROPERTY
    NUMBER      NUMBER        CITY                STATE     PROPERTY ZIP CODE  PROPERTY TYPE
---------------------------------------------------------------------------------------------------------
           1     10312     Lincoln                  NE            68516        Retail-Anchored
           2    6603515    Annapolis                MD            21401        Retail-Anchored
           3     5557      Houston                  TX            77034        Multifamily
           4               VARIOUS                  MD            21842        HOTEL-FULL SERVICE
         4.1   260990081   Ocean City               MD            21842        Hotel-Full Service
         4.2   260990082   Ocean City               MD            21842        Hotel-Full Service
           5    6603656    Burbank                  CA            91505        Office
           6     10756     College Station          TX            77840        Multifamily
           7     10761     Las Vegas                NV            89134        Multifamily
           8     7816      El Segundo               CA            90245        Office
           9   415990039   Sunnyvale                CA            94086        Multifamily
          10    6603700    Goodlettsville           TN            37072        Multifamily
          11     9569      Reno                     NV            89509        Retail-Anchored
          12     2806      Issaquah                 WA            98027        Retail-Anchored
          13     1906      VARIOUS                VARIOUS        VARIOUS       VARIOUS
        13.1     1906A     Tyler                    TX            75703        Office
        13.2     1906B     Austin                   TX            78704        Office
        13.3     1906C     Fort Worth               TX            76106        Warehouse
        13.4     1906D     Mesquite                 TX            75149        Retail-Unanchored
        13.5     1906E     Richardson               TX            75801        Retail-Unanchored
        13.6     1906F     North Richland Hills     TX            76180        Retail-Unanchored
          14     7598      Herndon                  VA            20171        Office
          15     1889      Carrollton               TX            75007        Retail-Anchored
          16    6603028    Franklin Park            IL            60131        Industrial
          17     6392      Edison                   NJ            08820        Retail-Anchored
          18     9776      Spokane                  WA            99216        Retail-Anchored
          19     10315     Napa                     CA            94588        Industrial
          20               New York                 NY            10280        VARIOUS
        20.1    6603086    New York                 NY            10280        Multifamily
        20.2    6603085    New York                 NY            10280        Mixed Use
          21   810000132   Hayward                  CA            94545        Mixed Use
          22     8355      Lowell                   MA            01852        Hotel-Full Service
          23     8987      Bowling Green            KY            42103        Retail-Anchored
          24     9519      New York                 NY            10012        Office
          25     7529      Long Beach               CA            90807        Retail-Anchored
          26   410990101   Bensalem Township        PA            19020        Retail-Anchored
          27     9272      Terre Haute              IN            47802        Multifamily
          28    6604092    Falls Church             VA            22042        Retail-Unanchored
          29     9069      Los Angeles              CA            90015        Retail-Unanchored
          30    6603157    Beverly Hills            CA            90211        Office
          31   240990070   Redlands                 CA            92374        Retail-Anchored
          32     10487     Evansville               IN            47715        Multifamily
          33    6603490    Stone Mountain           GA            30087        Industrial
          34     7000      Fort Worth               TX            76112        Multifamily
          35     10382     North Hollywood          CA            91601        Industrial
          36    6603234    Portsmouth               VA            23704        Multifamily
          37     8770      Champlin                 MN            55316        Retail-Anchored
          38     10489     Shelbyville              IN            46176        Multifamily
          39    6603048    Orlando                  FL            32839        Multifamily
          40     9462      Denver                   CO            80231        Office
          41    6603050    San Jose                 CA            95110        Office
          42     7198      New York                 NY            10018        Office
          43     9155      Glendora                 CA            91740        Retail-Single Tenant
          44   400990084   West Orange              NJ            07052        Office
          45     8489      Kettering                OH            45429        Multifamily
          46   400990109   Gaines Township          MI            49548        Manufactured Housing
          47    6603029    VARIOUS                  NY           VARIOUS       VARIOUS
        47.1   6603029A    New York                 NY            10003        Retail-Unanchored
        47.2   6603029B    Long Island City         NY            11101        Industrial
          48   240990106   Waco                     TX            76712        Industrial
          49     8512      Huntington Beach         CA            92647        Office
          50   410990052   Mt. Laurel               NJ            08054        Office
          51     7723      San Bruno                CA            94066        Office
          52     7361      Santa Fe Springs         CA            90670        Industrial
          53    6603961    Sun City West            AZ            85375        Retail-Anchored
          54               VARIOUS                  IL            60406        MANUFACTURED HOUSING
          55     6643      Dixmoor                  IL            60406        Manufactured Housing
        55.1     6643A     Dixmoor                  IL            60406        Manufactured Housing
        55.2     6643B     Dixmoor                  IL            60406        Manufactured Housing
          56     9198      Blue Island              IL            60406        Manufactured Housing
          57     7001      Fort Worth               TX            75231        Multifamily
          58   400000134   LAS VEGAS                NV            89109        MANUFACTURED HOUSING
        58.1  400000134A   Las Vegas                NV            89109        Manufactured Housing
        58.2  400000134B   Las Vegas                NV            89109        Manufactured Housing
        58.3  400000134C   Las Vegas                NV            89109        Manufactured Housing
          59   250990091   Vista                    CA            92083        Office
          60     10319     Maltby                   WA            98072        Industrial
          61     6913      Eugene                   OR            97402        Multifamily
          62     10320     Anchorage                AK            99504        Office
          63    6603463    Pittsburgh               PA            15232        Retail-Unanchored
          64    6603498    Albuquerque              NM            87109        Multifamily
          65     7488      San Mateo                CA            94401        Office
          66     7815      Rexburg                  ID            83440        Multifamily
          67   800990098   Everett                  WA            98208        Office
          68     7371      Jackson                  TN            38301        Industrial
          69    6603237    Riverside                CA            92503        Multifamily
          70     6988      San Marcos               CA            92069        Mixed Use
          71     7805      Trotwood                 OH            45426        Multifamily
          72     7827      Newark                   DE            19711        Multifamily
          73   258990114   Baton Rouge              LA            70810        Mixed Use
          74     8714      Warrington               PA            18976        Retail-Anchored
          75   400990085   Livingston               NJ            07051        Office
          76   400990071   Philadelphia             PA            19103        Office
          77   245990073   Lee's Summit             MO            64086        Multifamily
          78     9082      Longmont                 CO            80504        Manufactured Housing
          79     10314     Milford                  MI            48381        Office
          80     9179      Benbrook                 TX            76126        Multifamily
          81     7261      Fort Worth               TX            76132        Retail-Single Tenant
          82   240000136   Newport Beach            CA            92660        Retail-Anchored
          83   240990103   Santa Maria              CA            93455        Retail-Single Tenant
          84   410990083   Allentown                PA            18017        Industrial
          85     6251      VARIOUS                VARIOUS        VARIOUS       VARIOUS
        85.1     6251A     Dagsboro                 DE            19947        Manufactured Housing
        85.2     6251B     Charlotte                NY            14718        Manufactured Housing
        85.3     6251C     Adams                    NY            13606        Manufactured Housing
        85.4     6251D     Barton                   NY            14892        Manufactured Housing
          86     9704      Orlando                  FL            32808        Retail-Unanchored
          87     6909      Charleston               IL            61920        Multifamily
          88     10308     Cape Canaveral           FL            32920        Multifamily
          89     7184      Chickamauga              GA            30707        Retail-Anchored
          90     6885      Laredo                   TX            78041        Multifamily
          91   255990080   Rockford                 IL            61109        Industrial
          92    6000070    Menomonie                WI            54751        Retail-Anchored
          93    6601140    Wayland                  MA            01778        Retail-Unanchored
          94     7015      Houma                    LA            70364        Multifamily
          95     10311     Bradley                  IL            60915        Retail-Unanchored
          96     7404      San Diego                CA            92108        Office
          97     10318     West Linn                OR            97068        Retail-Unanchored
          98     10391     Brooklyn                 NY            11201        Multifamily
          99     6569      Washington               DC            20002        Office
         100     10313     Austintown               OH            44515        Industrial
         101   400980023   Escondido                CA            92027        Manufactured Housing
         102               JUNEAU                   AK            99801        MANUFACTURED HOUSING
       102.1     10405     Juneau                   AK            99801        Manufactured Housing
       102.2     10335     Juneau                   AK            99801        Manufactured Housing
         103     5151      San Diego                CA            92126        Retail-Unanchored
         104     7552      Burnsville               MN            55337        Industrial
         105     10306     Atlanta                  GA            30316        Multifamily
         106     9391      Miami                    FL            33145        Multifamily
         107     10309     Kansas City              MO         64153-1272      Industrial
         108   800990076   Bellevue                 WA            98005        Mixed Use
         109     8399      Frenchtown               MI            48162        Retail-Single Tenant
         110   400990108   Las Vegas                NV            89118        Industrial
         111     7747      Warminster               PA            19040        Multifamily
         112     10400     Plattsburgh              NY            12901        Multifamily
         113   300980019   Lake Forest              CA            92630        Manufactured Housing
         114   240990104   Santa Maria              CA            93455        Retail-Single Tenant
         115   400990086   Parsippany               NJ            07054        Office
         116     10336     Seattle                  WA            98122        Multifamily
         117    6602981    Louisville               KY            40202        Office
         118   405990030   Rexburg                  ID            83440        Multifamily
         119     8698      Phoenix                  AZ            85051        Multifamily
         120     7766      Laredo                   TX            78041        Self-Storage
         121     8335      Topeka                   KS            66606        Multifamily
         122     6568      Washington               DC            20002        Office
         123   245990072   Lee's Summit             MO            64063        Multifamily
         124   220990034   Rochester                NY            14607        Industrial
         125     7237      Richmond                 VA            23237        Multifamily
         126   415990117   Abilene                  TX            79605        Multifamily
         127   400990065   Newport Beach            CA            92660        Office
         128     6567      Washington               DC            20037        Office
         129   245990074   Emporia                  KS            66801        Multifamily
         130   400990047   Sandy                    UT            84070        Manufactured Housing
         131   420990049   San Francisco            CA            94110        Multifamily
         132     10323     Colorado Springs         CO            80904        Office
         133   400990051   Santa Ana                CA            92706        Office
         134   400990029   New Brighton             MN            55112        Manufactured Housing
         135               VARIOUS                  PA           VARIOUS       VARIOUS
       135.1   410990077   Philadelphia             PA            19154        Industrial
       135.2   410990090   Falls Township           PA            19030        Retail-Unanchored
         136     3314      Duncanville              TX            75116        Retail-Shadow Anchored
         137   415000131   Palm Springs             CA            92262        Multifamily
         138   400990048   Roy                      UT            84067        Manufactured Housing
         139   400990041   Pine City                MN            55063        Manufactured Housing
         140     10310     Ann Arbor                MI            48104        Multifamily
         141   410990045   Philadelphia             PA            19123        Multifamily
         142   245990116   Bulverde                 TX            78163        Self-Storage
         143     8669      Palm Desert              CA            92260        Retail-Unanchored
         144   410990061   Allentown                PA            18103        Retail-Anchored
         145   400990119   Houston                  TX            77076        Manufactured Housing
         146   400990095   Bonita Springs           FL            34135        Self-Storage
         147     7748      Newark                   DE            19713        Industrial
         148     10407     Denver                   CO            80204        Retail-Single Tenant
         149     6010      San Diego                CA            92123        Office
         150   400990107   Phoenix                  AZ            85017        Manufactured Housing
         151   415990102   Las Vegas                NV            89104        Manufactured Housing
         152   400990089   Coventry                 RI            02816        Manufactured Housing
         153   400980012   Pembroke Park            FL            33009        Manufactured Housing
         154   400990064   Chino                    CA            91710        Manufactured Housing
         155     10399     Mansfield                OH            44096        Manufactured Housing
         156   410990066   New Castle Hundred       DE            19701        Mixed Use
         157   400990097   Torrance                 CA            90746        Manufactured Housing
         158     5847      St. Cloud                MN            56304        Multifamily
         159   400990060   Tarpon Springs           FL            34689        Manufactured Housing
         160     8526      Broken Arrow             OK            74012        Industrial
         161     10337     Center Township          OH            44453        Manufactured Housing
         162               ASBURY PARK              NJ            07712        MULTIFAMILY
       162.1     6667      Asbury Park              NJ            07712        Multifamily
       162.2     6668      Asbury Park              NJ            07712        Multifamily
         163     10338     Grants Pass              OR            97526        Self-Storage

-----------------------------------------------------------------------------------------------------------------------------------
    CONTROL      LOAN
    NUMBER      NUMBER     BORROWER NAME
-----------------------------------------------------------------------------------------------------------------------------------
           1     10312     R.E.D. Capital Management, L.L.C.
           2    6603515    Cordish Gateway Village, LLC
           3     5557      Brigadoon Associates Limited Partnership
           4               VARIOUS
         4.1   260990081   Harrison QI 17 Funding LLC
         4.2   260990082   Harrison QI 54 Funding LLC
           5    6603656    Alameda Enterprise, Inc.
           6     10756     College Station Student Housing I, LTD
           7     10761     ORRC Holding II Corporation
           8     7816      Aviation Business Park
           9   415990039   Northwest Investments and Central Investments
          10    6603700    J.P. Realty II Inc.
          11     9569      Shankar Nevada LLC
          12     2806      Pickering Square LLC
          13     1906      ABERFELDY II LIMITED PARTNERSHIP
        13.1     1906A     Aberfeldy II Limited Partnership
        13.2     1906B     Aberfeldy II Limited Partnership
        13.3     1906C     Aberfeldy II Limited Partnership
        13.4     1906D     Aberfeldy II Limited Partnership
        13.5     1906E     Aberfeldy II Limited Partnership
        13.6     1906F     Aberfeldy II Limited Partnership
          14     7598      Lexington Herndon L.L.C.
          15     1889      David E. Claassen
          16    6603028    Coolidge-Chicago Equities, L.L.C..
          17     6392      Oak Grove Associates
          18     9776      Market Pointe I, LLC
          19     10315     Skihawk Development Company
          20               VARIOUS
        20.1    6603086    Y&O Cove Club LLC
        20.2    6603085    Cove Commercial LLC
          21   810000132   Luba Properties, LLC
          22     8355      LHG, LLC
          23     8987      Greenwood Square Holdings, L.L.C.
          24     9519      599 Broadway LLC
          25     7529      GGF, LLC
          26   410990101   Bensalem Crossing Associated, L.P.
          27     9272      Southern Indiana Investments Company One, LLC
          28    6604092    Terrabrook Merrifield Gatehouse, L.L.C.
          29     9069      11th & Main Partners, LLC
          30    6603157    KOAR 8447 Associates II, LLC
          31   240990070   Redlands Palm Associates, Ltd.,
          32     10487     Evansville Place Apartments Limited Partnership
          33    6603490    Matana Realty, L.P.
          34     7000      Havenwood Associates Limited Partnership
          35     10382     Bill & Bill Property Management, LLC
          36    6603234    Goodeed LLC
          37     8770      Champlin Marketplace, LLC
          38     10489     Shelbyville Place Apartments Limited Partnership
          39    6603048    Holgrand Limited Partnership
          40     9462      Kennedy Center Partnership LLP
          41    6603050    Airport II, a California general partnership
          42     7198      32 West 39th Street Associates L.L.C.
          43     9155      Peer Properties-VI
          44   400990084   769 Associates, LLC
          45     8489      Realmark/Fox Hunt Limited Partnership
          46   400990109   Southwood Village Mobile Home Park,II
          47    6603029    SPGNY, LLC
        47.1   6603029A    SPGNY, LLC
        47.2   6603029B    SPGNY, LLC
          48   240990106   Matsushita International Corporation
          49     8512      Greenglass Associates, LLC
          50   410990052   East Gate Business Center, LLC
          51     7723      San Bruno Office Associates, LLC
          52     7361      Nicholas N. Weber and Patricia D. Weber
          53    6603961    Abart Properties I LLC, an Arizona limited liability company
          54               SMITH MOBILE HOME PARK, INC.
          55     6643      Smith Mobile Home Park, Inc.
        55.1     6643A     Smith Mobile Home Park, Inc.
        55.2     6643B     Smith Mobile Home Park, Inc.
          56     9198      Smith Mobile Homes, Inc.
          57     7001      Price Copper Creek, Ltd.
          58   400000134   WEST PARK, INC.; TIEN FU HSU AND LISA SU, CO-TRUSTEE OF THE LISA SU FAMILY TRUST OF 1992,
                           U/D/T DATED JUNE 26, 1992
        58.1  400000134A   WEST PARK, INC.; TIEN FU HSU AND LISA SU, CO-TRUSTEE OF THE LISA SU FAMILY TRUST OF 1992,
                           U/D/T DATED JUNE 26, 1992
        58.2  400000134B   WEST PARK, INC.; TIEN FU HSU AND LISA SU, CO-TRUSTEE OF THE LISA SU FAMILY TRUST OF 1992,
                           U/D/T DATED JUNE 26, 1993
        58.3  400000134C   WEST PARK, INC.; TIEN FU HSU AND LISA SU, CO-TRUSTEE OF THE LISA SU FAMILY TRUST OF 1992,
                           U/D/T DATED JUNE 26, 1994
          59   250990091   Moxie Pacific Palomar #9, LLC
          60     10319     Underwood Gartland 216, L.L.C.
          61     6913      Redwood Park Associates
          62     10320     4300 Boniface Corporation
          63    6603463    Walnut Capital Partners - Shadyside Retail, L.P.
          64    6603498    Triad Towers LLC, a Washington limited liability company
          65     7488      201 Baldwin Avenue Associates, LLC
          66     7815      ProTrust Birch Plaza, LLC
          67   800990098   Evergreen Business Center Investments LLC
          68     7371      Client Distribution Services, LLC
          69    6603237    Tomanek & Associates, LLC, a California limited liability company
          70     6988      San Marcos Freeway Center Ltd
          71     7805      New Salem Woods L.P.
          72     7827      New Colonial Garden, L.P.
          73   258990114   Animate Corp.
          74     8714      Juniper-Warrington Associates
          75   400990085   349 Associates, LLC
          76   400990071   2300 Chestnut Associates Limited
          77   245990073   Woodcliff Associates
          78     9082      River Valley Village Mobile Home Park
          79     10314     Milford Investment LLC
          80     9179      Smallwood Summit Partners, LP
          81     7261      E.H. Fort Worth, LLC, Palisades F.W. Investors, LP,  C.C.H. Fort Worth,  LLC
          82   240000136   Sanderson J. Ray-Macarthur
          83   240990103   SM 101 Five, LLC
          84   410990083   1035 Mill Road Associates L.P.
          85     6251      PINE RIDGE MHP, LLC
        85.1     6251A     Pine Ridge MHP, LLC
        85.2     6251B     Pine Ridge MHP, LLC
        85.3     6251C     Pine Ridge MHP, LLC
        85.4     6251D     Pine Ridge MHP, LLC
          86     9704      FF Colonial LLC
          87     6909      Unique Homes Properties, Inc.
          88     10308     Oceanside Village Apartments, LLC
          89     7184      Battlefield Partners, LLC
          90     6885      N.W. Laredo Development, Ltd.
          91   255990080   The Cornerstone Group X, L.L.C.
          92    6000070    KM of Menomonie, Wisconsin, L.P.
          93    6601140    Main Street Property, Inc.
          94     7015      B&T Leasing, Inc.
          95     10311     EIG Bradley, LLC
          96     7404      Samuel Markarian
          97     10318     West Linn Associates, L.L.C.
          98     10391     BIL I, LLC
          99     6569      300 I Street N.E., LLC
         100     10313     S.L. Austintown, L.L.C.
         101   400980023   Escondido Terrace Ownership Corporation
         102               MYRON W. KLEIN
       102.1     10405     Myron W. Klein
       102.2     10335     Myron W. Klein
         103     5151      Gitinem Enterprises, Ltd.
         104     7552      Portland Avenue, LLC
         105     10306     Eagles Run Housing Partners II, Ltd.
         106     9391      Frank W Guilford, Jr.
         107     10309     PNEU Real Estate, Inc.
         108   800990076   Bel-Red, LLC
         109     8399      DW Properties, LLC
         110   400990108   Hacienda Square, LLC
         111     7747      Madison Management Associates
         112     10400     Mary J. Johnson
         113   300980019   Kimberly Gardens Owners Association
         114   240990104   SM 101 Four, LLC
         115   400990086   Groton Associates, LLC
         116     10336     Alderview Apartments LLC
         117    6602981    T. J. Associates, Inc.
         118   405990030   MKH Properties Co., Ltd.
         119     8698      Phoenix P.H.C., Inc.
         120     7766      Stor-More Ltd
         121     8335      Oakwood/Monterey, LP
         122     6568      220 I Street N.E., LLC
         123   245990072   Strother Investment Properties, L.L.C.
         124   220990034   1344-1350 University Avenue LLC
         125     7237      Keck & Smith
         126   415990117   Otay Lakes Associates, LLC
         127   400990065   Ruth L. Ko
         128     6567      1413 K Street N.W., LLC
         129   245990074   University Properties
         130   400990047   Parkway Manufactured Housing Community, LLC
         131   420990049   1128 Valencia Associates, LLC
         132     10323     Sullivan Communities Kissing Camels Office Park I, LLC
         133   400990051   Bristol South Coast Properties, LLC
         134   400990029   Oak Grove Park Properties, LLP
         135               VARIOUS
       135.1   410990077   Sant Properties
       135.2   410990090   Sant Properties
         136     3314      222 Camp Wisdom Village L.P.
         137   415000131   Carl Bruno, Stefan T. Kulesza and Zaina Kulesza
         138   400990048   Northcrest Manufactured Housing Community, LLC
         139   400990041   William P. Woischke and Shirley M. Woischke
         140     10310     Gallatin Manor, L.L.C.
         141   410990045   1804-1814 Green Street Associates Limited Partnership
         142   245990116   Noah's Ark Self Storage I, L.P.
         143     8669      J. M. Madera, L.L.C.
         144   410990061   Joseph T. Posh, Joseph Posh, John C. Posh, and Jody Lynn Posh-Wendt
         145   400990119   Country Village Park, LP
         146   400990095   Newman & Newman
         147     7748      728 Dawson Associates
         148     10407     The Franklin Company LLC
         149     6010      BOS Properties
         150   400990107   MHP #9 LLC
         151   415990102   DRC Investments, Inc.
         152   400990089   Leisure Village, Inc.
         153   400980012   William Corrigan, Sr. and Clara H. Corrigan
         154   400990064   Dale E. McNeely and Janet M. McNeely
         155     10399     Fairhaven Limited Partnership
         156   410990066   Fairwinds Associates, L.L.C.
         157   400990097   Dzikowski Family Trust
         158     5847      Tapestry/Summerfield Real Estate Limited Partnership
         159   400990060   Chesapeake Investments, Inc.
         160     8526      Arch Property Company, LLC
         161     10337     Lisbon Associates Limited Partnership
         162               UNLIMITED ADDRESS, L.L.C.
       162.1     6667      Unlimited Address, L.L.C.
       162.2     6668      Unlimited Address, L.L.C.
         163     10338     North Valley Mini Storage, Inc.

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   1ST INT. &
                                  ORIGINAL                                    GROSS         NET                      PRIN.
    CONTROL      LOAN            PRINCIPAL      CUT-OFF DATE                 MORTGAGE     MORTGAGE                  PAYMENT
    NUMBER      NUMBER            BALANCE         BALANCE     LOAN TYPE        RATE         RATE       NOTE DATE      DATE
-------------------------------------------------------------------------------------------------------------------------------
           1     10312           30,492,000      30,410,327      Fixed         8.380%       8.328%     12/31/99      2/1/00
           2    6603515          26,000,000      25,848,385      Fixed         7.960%       7.888%      7/2/99       9/1/99
           3     5557            21,000,000      20,856,683      Fixed         7.670%       7.618%      6/30/99      8/1/99
           4                     20,500,000      20,391,572      FIXED         9.300%       9.248%     10/20/99     12/1/99
         4.1   260990081         11,415,000      11,354,624      Fixed         9.300%       9.248%     10/20/99     12/1/99
         4.2   260990082          9,085,000       9,036,948      Fixed         9.300%       9.248%     10/20/99     12/1/99
           5    6603656          20,100,000      20,042,294      Fixed         8.110%       8.038%      12/2/99      2/1/00
           6     10756           17,780,000      17,780,000      Fixed         8.180%       8.128%      3/23/00      5/1/02
           7     10761           17,500,000      17,449,427      Fixed         8.084%       8.032%     12/23/99      2/1/00
           8     7816            17,500,000      17,441,330      Fixed         8.070%       8.018%      11/9/99      1/1/00
           9   415990039         14,850,000      14,754,516      Fixed         7.895%       7.842%      6/4/99       8/1/99
          10    6603700          14,800,000      14,750,115      Fixed         8.050%       7.953%     11/23/99      1/1/00
          11     9569            14,100,000      14,064,555      Fixed         7.960%       7.908%     12/28/99      3/1/00
          12     2806            14,000,000      13,710,244      Fixed         7.530%       7.478%     12/31/97      2/1/98
          13     1906            13,703,000      13,380,764      FIXED         7.500%       7.448%     12/15/97      2/1/98
        13.1     1906A              674,435         658,575      Fixed         7.500%       7.448%     12/15/97      2/1/98
        13.2     1906B            4,286,127       4,185,335      Fixed         7.500%       7.448%     12/15/97      2/1/98
        13.3     1906C            3,088,533       3,015,903      Fixed         7.500%       7.448%     12/15/97      2/1/98
        13.4     1906D            1,210,201       1,181,742      Fixed         7.500%       7.448%     12/15/97      2/1/98
        13.5     1906E              913,954         892,461      Fixed         7.500%       7.448%     12/15/97      2/1/98
        13.6     1906F            3,529,752       3,446,747      Fixed         7.500%       7.448%     12/15/97      2/1/98
          14     7598            12,375,000      12,257,507      Fixed         7.600%       7.548%      8/13/99     10/1/99
          15     1889            12,000,000      11,781,344      Fixed         7.010%       6.958%      8/18/98     10/1/98
          16    6603028          11,500,000      11,438,621      Fixed         8.290%       8.218%      7/30/99      9/1/99
          17     6392            10,500,000      10,433,641      Fixed         7.810%       7.758%      8/30/99     10/1/99
          18     9776            10,100,000      10,061,429      Fixed         8.300%       8.198%      1/28/00      3/1/00
          19     10315            9,800,000       9,684,327      Fixed         7.960%       7.908%      5/27/99      7/1/99
          20                      9,657,000       9,609,256      FIXED         VARIOUS      VARIOUS     9/1/99      11/1/99
        20.1    6603086           7,657,000       7,622,908      Fixed         8.110%       8.038%      9/1/99      11/1/99
        20.2    6603085           2,000,000       1,986,348      Fixed         8.610%       8.538%      9/1/99      11/1/99
          21   810000132          9,600,000       9,590,593      Fixed         8.500%       8.448%      3/29/00      5/1/00
          22     8355             9,500,000       9,363,777      Fixed         8.740%       8.688%      8/30/99     10/1/99
          23     8987             9,250,000       9,222,075      Fixed         7.910%       7.858%     12/22/99      2/1/00
          24     9519             9,177,000       9,165,307      Fixed         8.690%       8.638%      2/28/00      4/1/00
          25     7529             9,012,000       8,956,438      Fixed         8.030%       7.928%      8/24/99     10/1/99
          26   410990101          8,960,000       8,934,211      Fixed         8.100%       8.048%     12/16/99      2/1/00
          27     9272             8,800,000       8,784,123      Fixed         8.570%       8.518%      2/25/00      4/1/00
          28    6604092           8,700,000       8,679,168      Fixed         8.170%       8.048%      1/5/00       3/1/00
          29     9069             8,000,000       7,984,458      Fixed         9.040%       8.988%      1/27/00      3/1/00
          30    6603157           7,875,000       7,829,800      Fixed         8.020%       7.908%      7/9/99       9/1/99
          31   240990070          7,650,000       7,629,730      Fixed         8.200%       8.147%      8/20/99     10/1/99
          32     10487            7,500,000       7,496,720      Fixed         8.070%       8.018%      4/14/00      6/1/00
          33    6603490           7,500,000       7,466,965      Fixed         8.150%       8.038%      9/21/99     11/1/99
          34     7000             7,200,000       7,146,952      Fixed         7.680%       7.628%      7/27/99      9/1/99
          35     10382            7,000,000       6,993,102      Fixed         8.480%       8.428%      3/14/00      5/1/00
          36    6603234           7,000,000       6,947,375      Fixed         7.710%       7.638%      5/15/99      7/1/99
          37     8770             6,850,000       6,836,559      Fixed         9.000%       8.898%      1/18/00      3/1/00
          38     10489            6,800,000       6,796,948      Fixed         8.000%       7.948%      4/14/00      6/1/00
          39    6603048           6,800,000       6,756,803      Fixed         7.940%       7.868%      6/24/99      8/1/99
          40     9462             6,600,000       6,577,561      Fixed         8.000%       7.948%     12/15/99      2/1/00
          41    6603050           6,600,000       6,561,513      Fixed         7.960%       7.848%      7/15/99      9/1/99
          42     7198             6,139,000       6,104,144      Fixed         8.440%       8.388%      8/30/99     10/1/99
          43     9155             6,075,000       6,064,849      Fixed         8.610%       8.508%      3/27/00      5/1/00
          44   400990084          6,000,000       5,980,579      Fixed         8.200%       8.107%     11/19/99      1/1/00
          45     8489             6,000,000       5,975,684      Fixed         8.050%       7.948%     11/15/99      1/1/00
          46   400990109          6,000,000       5,970,498      Fixed         7.960%       7.858%     12/29/99      2/1/00
          47    6603029           6,000,000       5,964,505      FIXED         8.200%       8.128%      6/22/99      8/1/99
        47.1   6603029A           4,675,862       4,648,200      Fixed         8.200%       8.128%      6/22/99      8/1/99
        47.2   6603029B           1,324,138       1,316,305      Fixed         8.200%       8.128%      6/22/99      8/1/99
          48   240990106          5,700,000       5,681,044      Fixed         8.100%       8.048%     11/24/99      1/1/00
          49     8512             5,550,000       5,532,520      Fixed         8.300%       8.198%      11/9/99      1/1/00
          50   410990052          5,545,000       5,514,177      Fixed         8.140%       8.088%      7/14/99      9/1/99
          51     7723             5,500,000       5,460,805      Fixed         7.880%       7.828%      8/25/99     10/1/99
          52     7361             5,500,000       5,448,748      Fixed         8.160%       8.058%      8/11/99     10/1/99
          53    6603961           5,330,000       5,318,962      Fixed         8.780%       8.708%      1/13/00      3/1/00
          54                      5,258,000       5,231,482      FIXED         8.340%       8.288%      12/9/99      2/1/00
          55     6643             3,818,000       3,798,745      Fixed         8.340%       8.288%      12/9/99      2/1/00
        55.1     6643A            3,169,660       3,153,675      Fixed         8.340%       8.288%      12/9/99      2/1/00
        55.2     6643B              648,340         645,070      Fixed         8.340%       8.288%      12/9/99      2/1/00
          56     9198             1,440,000       1,432,738      Fixed         8.340%       8.288%      12/9/99      2/1/00
          57     7001             5,200,000       5,161,687      Fixed         7.680%       7.628%      7/27/99      9/1/99
          58   400000134          5,150,000       5,136,953      FIXED         8.350%       8.248%      2/29/00      4/1/00
        58.1  400000134A          1,940,756       1,935,839      Fixed         8.350%       8.248%      2/29/00      4/1/00
        58.2  400000134B          1,174,188       1,171,213      Fixed         8.350%       8.248%      2/29/00      4/1/00
        58.3  400000134C          2,035,056       2,029,901      Fixed         8.350%       8.248%      2/29/00      4/1/00
          59   250990091          5,068,000       5,057,581      Fixed         8.810%       8.758%      1/3/00       3/1/00
          60     10319            5,060,000       5,038,427      Fixed         8.270%       8.218%      9/13/99     11/1/99
          61     6913             5,000,000       4,964,941      Fixed         7.930%       7.828%      7/15/99      9/1/99
          62     10320            4,941,000       4,927,627      Fixed         8.340%       8.288%     12/23/99      2/1/00
          63    6603463           4,903,850       4,876,816      Fixed         7.840%       7.768%      8/3/99      10/1/99
          64    6603498           4,900,000       4,865,678      Fixed         7.570%       7.448%      6/18/99      8/1/99
          65     7488             4,750,000       4,734,625      Fixed         8.200%       8.148%     11/29/99      1/1/00
          66     7815             4,720,000       4,682,669      Fixed         7.820%       7.718%      6/29/99      8/1/99
          67   800990098          4,600,000       4,591,391      Fixed         9.190%       9.137%      1/6/00       3/1/00
          68     7371             4,500,000       4,472,627      Fixed         8.330%       8.278%     11/15/99      1/1/00
          69    6603237           4,300,000       4,265,225      Fixed         7.420%       7.328%      5/14/99      7/1/99
          70     6988             4,300,000       4,256,635      Fixed         8.450%       8.398%      7/1/99       9/1/99
          71     7805             4,300,000       4,256,445      Fixed         7.740%       7.638%      8/31/99     10/1/99
          72     7827             4,246,000       4,202,924      Fixed         7.730%       7.628%      8/31/99     10/1/99
          73   258990114          4,150,000       4,146,259      Fixed         8.790%       8.737%      3/23/00      5/1/00
          74     8714             4,000,000       3,995,709      Fixed         9.190%       9.138%      1/29/00      4/1/00
          75   400990085          4,000,000       3,987,052      Fixed         8.200%       8.097%     11/19/99      1/1/00
          76   400990071          4,000,000       3,978,827      Fixed         8.000%       7.908%      8/30/99     10/1/99
          77   245990073          3,950,000       3,937,815      Fixed         8.375%       8.323%     11/19/99      1/1/00
          78     9082             3,910,000       3,894,599      Fixed         8.170%       8.118%     10/29/99     12/1/99
          79     10314            3,825,000       3,815,228      Fixed         8.560%       8.508%     12/29/99      2/1/00
          80     9179             3,750,000       3,733,887      Fixed         8.540%       8.488%     10/27/99     12/1/99
          81     7261             3,750,000       3,722,696      Fixed         7.740%       7.638%      7/6/99       9/1/99
          82   240000136          3,500,000       3,498,663      Fixed         8.420%       8.368%      4/3/00       6/1/00
          83   240990103          3,435,000       3,428,397      Fixed         8.260%       8.208%      2/25/00      4/1/00
          84   410990083          3,300,000       3,288,083      Fixed         8.500%       8.448%     10/14/99     12/1/99
          85     6251             3,229,000       3,204,843      FIXED         8.100%       8.048%      6/2/99       8/1/99
        85.1     6251A            1,189,207       1,180,310      Fixed         8.100%       8.048%      6/2/99       8/1/99
        85.2     6251B              846,554         840,221      Fixed         8.100%       8.048%      6/2/99       8/1/99
        85.3     6251C              612,744         608,160      Fixed         8.100%       8.048%      6/2/99       8/1/99
        85.4     6251D              580,494         576,151      Fixed         8.100%       8.048%      6/2/99       8/1/99
          86     9704             3,200,000       3,192,722      Fixed         8.860%       8.808%      1/4/00       3/1/00
          87     6909             3,180,000       3,143,390      Fixed         8.240%       8.188%      6/29/99      8/1/99
          88     10308            3,100,000       3,086,419      Fixed         8.170%       8.118%      9/15/99     11/1/99
          89     7184             3,056,000       3,039,707      Fixed         8.380%       8.328%     10/11/99     12/1/99
          90     6885             2,914,000       2,901,300      Fixed         8.470%       8.343%      10/1/99     12/1/99
          91   255990080          2,750,000       2,728,819      Fixed         8.000%       7.948%      9/10/99     11/1/99
          92    6000070           2,800,000       2,722,580      Fixed         7.079%       7.007%      6/30/98      8/1/98
          93    6601140           2,800,000       2,689,754      Fixed         6.880%       6.808%      9/4/98      11/1/98
          94     7015             2,700,000       2,671,750      Fixed         8.220%       8.168%      7/13/99      9/1/99
          95     10311            2,640,000       2,627,688      Fixed         8.240%       8.188%     12/10/99      2/1/00
          96     7404             2,600,000       2,573,483      Fixed         8.380%       8.278%      6/29/99      9/1/99
          97     10318            2,597,000       2,571,387      Fixed         7.910%       7.858%      7/23/99      9/1/99
          98     10391            2,468,000       2,464,762      Fixed         8.600%       8.548%      2/29/00      4/1/00
          99     6569             2,471,000       2,443,092      Fixed         8.360%       8.308%      6/21/99      8/1/99
         100     10313            2,453,000       2,442,794      Fixed         8.830%       8.778%     12/23/99      2/1/00
         101   400980023          2,450,000       2,423,974      Fixed         8.500%       8.378%      5/27/99      7/1/99
         102                      2,410,000       2,395,007      FIXED         8.490%       8.438%      10/4/99     12/1/99
       102.1     10405            1,660,000       1,649,673      Fixed         8.490%       8.438%      10/4/99     12/1/99
       102.2     10335              750,000         745,334      Fixed         8.490%       8.438%      10/4/99     12/1/99
         103     5151             2,400,000       2,360,883      Fixed         8.090%       8.038%      2/2/99       4/1/99
         104     7552             2,375,000       2,358,966      Fixed         8.120%       8.068%      7/9/99       9/1/99
         105     10306            2,362,000       2,318,098      Fixed         8.380%       8.328%      9/11/97     11/1/97
         106     9391             2,300,000       2,293,189      Fixed         8.430%       8.348%      2/4/00       4/1/00
         107     10309            2,286,000       2,278,158      Fixed         8.690%       8.638%      10/1/99     12/1/99
         108   800990076          2,250,000       2,241,765      Fixed         8.450%       8.397%     10/26/99     12/1/99
         109     8399             2,200,000       2,185,249      Fixed         8.100%       8.048%     10/15/99     12/1/99
         110   400990108          2,135,000       2,132,996      Fixed         8.650%       8.527%      3/15/00      5/1/00
         111     7747             2,136,000       2,120,959      Fixed         8.400%       8.348%     10/26/99     12/1/99
         112     10400            2,100,000       2,092,876      Fixed         8.950%       8.898%      1/7/00       3/1/00
         113   300980019          2,400,000       2,080,978      Fixed         10.300%      8.128%      9/10/96     12/1/96
         114   240990104          2,085,000       2,078,382      Fixed         8.340%       8.288%      12/8/99      2/1/00
         115   400990086          2,000,000       1,993,526      Fixed         8.200%       8.087%     11/19/99      1/1/00
         116     10336            2,000,000       1,991,910      Fixed         8.460%       8.408%      9/16/99     11/1/99
         117    6602981           2,000,000       1,989,228      Fixed         8.530%       8.428%      6/30/99      8/1/99
         118   405990030          2,000,000       1,987,920      Fixed         8.125%       8.073%      5/28/99      8/1/99
         119     8698             2,000,000       1,987,190      Fixed         8.010%       7.958%     11/18/99      1/1/00
         120     7766             2,000,000       1,955,326      Fixed         8.670%       8.618%      9/29/99     11/1/99
         121     8335             1,900,000       1,886,578      Fixed         8.380%       8.328%      11/9/99     12/1/99
         122     6568             1,894,000       1,872,609      Fixed         8.360%       8.308%      6/21/99      8/1/99
         123   245990072          1,850,000       1,844,293      Fixed         8.375%       8.323%     11/22/99      1/1/00
         124   220990034          1,850,000       1,841,349      Fixed         9.000%       8.948%      6/17/99      8/1/99
         125     7237             1,680,000       1,664,485      Fixed         8.320%       8.268%      8/3/99      10/1/99
         126   415990117          1,660,000       1,657,442      Fixed         9.000%       8.948%      3/10/00      5/1/00
         127   400990065          1,650,000       1,637,111      Fixed         8.625%       8.503%      8/31/99     10/1/99
         128     6567             1,611,000       1,593,237      Fixed         8.510%       8.458%      6/17/99      8/1/99
         129   245990074          1,600,000       1,590,066      Fixed         8.500%       8.448%      11/1/99     12/1/99
         130   400990047          1,595,000       1,583,672      Fixed         7.930%       7.807%      5/18/99      7/1/99
         131   420990049          1,500,000       1,493,787      Fixed         8.375%       8.323%      9/7/99      11/1/99
         132     10323            1,495,000       1,485,554      Fixed         8.410%       8.358%     10/13/99     12/1/99
         133   400990051          1,500,000       1,483,260      Fixed         8.250%       8.128%      5/27/99      7/1/99
         134   400990029          1,500,000       1,478,700      Fixed         9.000%       8.878%      7/23/99      9/1/99
         135                      1,450,000       1,445,192      FIXED         VARIOUS      VARIOUS     VARIOUS      2/1/00
       135.1   410990077            770,000         768,066      Fixed         8.625%       8.573%     12/17/99      2/1/00
       135.2   410990090            680,000         677,126      Fixed         8.750%       8.698%     12/17/99      2/1/00
         136     3314             1,441,000       1,401,025      Fixed         6.940%       6.888%      8/28/98     10/1/98
         137   415000131          1,400,000       1,398,815      Fixed         9.000%       8.948%      2/28/00      5/1/00
         138   400990048          1,405,000       1,395,021      Fixed         7.930%       7.807%      5/18/99      7/1/99
         139   400990041          1,400,000       1,381,330      Fixed         8.000%       7.878%      5/4/99       6/1/99
         140     10310            1,300,000       1,294,141      Fixed         8.420%       8.368%      12/6/99      2/1/00
         141   410990045          1,275,000       1,268,073      Fixed         8.500%       8.448%      6/17/99      8/1/99
         142   245990116          1,220,000       1,215,092      Fixed         9.000%       8.948%     12/16/99      2/1/00
         143     8669             1,157,000       1,154,111      Fixed         9.460%       9.408%      2/21/00      4/1/00
         144   410990061          1,135,000       1,129,537      Fixed         8.875%       8.823%     10/19/99      1/1/00
         145   400990119          1,115,000       1,109,106      Fixed         8.550%       8.428%      3/14/00      5/1/00
         146   400990095          1,100,000       1,093,657      Fixed         8.875%       8.753%      10/6/99     12/1/99
         147     7748             1,100,000       1,092,562      Fixed         8.650%       8.598%     10/26/99     12/1/99
         148     10407            1,050,000       1,046,781      Fixed         9.490%       9.438%      1/21/00      3/1/00
         149     6010             1,050,000       1,038,311      Fixed         8.450%       8.398%      6/1/99       8/1/99
         150   400990107          1,025,000       1,022,297      Fixed         8.440%       8.317%     12/22/99      2/1/00
         151   415990102          1,000,000         997,850      Fixed         8.625%       8.573%      1/5/00       3/1/00
         152   400990089          1,000,000         995,605      Fixed         8.550%       8.428%     12/28/99      2/1/00
         153   400980012          1,000,000         988,886      Fixed         8.875%       8.653%      4/30/99      6/1/99
         154   400990064            960,000         956,425      Fixed         8.750%       8.628%      9/8/99      11/1/99
         155     10399              930,000         928,257      Fixed         9.660%       9.608%      2/1/00       4/1/00
         156   410990066            923,000         917,544      Fixed         8.750%       8.698%     10/20/99     12/1/99
         157   400990097            865,000         849,478      Fixed         9.125%       9.003%     10/28/99     12/1/99
         158     5847               826,000         820,523      Fixed         8.210%       8.158%      7/14/99      9/1/99
         159   400990060            783,000         778,616      Fixed         8.125%       8.003%     11/18/99      1/1/00
         160     8526               750,000         742,358      Fixed         9.380%       9.328%     12/28/99      2/1/00
         161     10337              712,500         708,271      Fixed         8.730%       8.678%     10/15/99     12/1/99




         162                        710,000         703,345      FIXED         9.510%       9.458%      5/28/99      8/1/99
       162.1     6667               355,000         351,672      Fixed         9.510%       9.458%      5/28/99      8/1/99
       162.2     6668               355,000         351,672      Fixed         9.510%       9.458%      5/28/99      8/1/99
         163     10338              620,000         617,506      Fixed         9.000%       8.948%      12/8/99      2/1/00
                                                818,406,907

---------------------------------------------------------------------------------------------------------------------------
                           INTEREST
    CONTROL      LOAN       ACCRUAL                                                         PAYMENT           MONTHLY DEBT
    NUMBER      NUMBER      METHOD        RESOURCE        DUE DATE    GRACE PERIOD (DAYS)   FREQUENCY           SERVICE
--------------------------------------------------------------------------------------------------------------------------
           1     10312     Actual/360         No              1                5                12             231,868.85
           2    6603515    Actual/360         No              1                10               12             190,054.28
           3     5557      Actual/360         No              1                5                12             149,287.30
           4               Actual/360         NO              1                5                12             176,266.09
         4.1   260990081   Actual/360         No              1                5                12              98,150.12
         4.2   260990082   Actual/360         No              1                5                12              78,115.97
           5    6603656    Actual/360         No              1                5                12             149,030.91
           6     10756     Actual/360         No              1                7                12             132,701.25
           7     10761     Actual/360         No              1                7                12             129,435.04
           8     7816      Actual/360         No              1                5                12             129,263.80
           9   415990039   Actual/360         No              1                5                12             107,879.03
          10    6603700    Actual/360         No              1                10               12             109,113.47
          11     9569      Actual/360         No              1                5                12             103,067.90
          12     2806      Actual/360         No              1                7                12              98,177.79
          13     1906        30/360           NO              1                10               12              95,813.36
        13.1     1906A       30/360           No              1                10               12               4,715.74
        13.2     1906B       30/360           No              1                10               12              29,969.22
        13.3     1906C       30/360           No              1                10               12              21,595.47
        13.4     1906D       30/360           No              1                10               12               8,461.90
        13.5     1906E       30/360           No              1                10               12               6,390.50
        13.6     1906F       30/360           No              1                10               12              24,680.53
          14     7598      Actual/360         No              1                10               12              92,256.62
          15     1889        30/360           No              1                10               12              79,916.91
          16    6603028    Actual/360         No              1                10               12              86,719.26
          17     6392      Actual/360         No              1                5                12              76,528.55
          18     9776      Actual/360         No              1                5                12              79,971.21
          19     10315     Actual/360         No              1                5                12              75,378.49
          20               ACTUAL/360         NO              1                10               12              73,025.69
        20.1    6603086    Actual/360         No              1                10               12              56,772.62
        20.2    6603085    Actual/360         No              1                10               12              16,253.07
          21   810000132   Actual/360         No              1                5                12              73,815.69
          22     8355        30/360         Partial           1                5                12              83,891.91
          23     8987      Actual/360         No              1                5                12              67,293.77
          24     9519      Actual/360         No              1                10               12              71,802.59
          25     7529        30/360           No              1                5                12              66,315.43
          26   410990101   Actual/360         No              1                5                12              66,370.99
          27     9272        30/360           No              1                5                12              68,101.43
          28    6604092    Actual/360         No              1                10               12              64,871.55
          29     9069      Actual/360         No              1                5                12              64,600.19
          30    6603157    Actual/360         No              1                10               12              57,893.79
          31   240990070   Actual/360         No              1                5                12              57,390.62
          32     10487     Actual/360         No              1                5                12              55,398.77
          33    6603490    Actual/360         No              1                10               12              55,818.61
          34     7000        30/360           No              1                5                12              51,233.84
          35     10382     Actual/360         No              1                5                12              53,724.75
          36    6603234    Actual/360         No              1                10               12              49,955.51
          37     8770      Actual/360         No              1                5                12              55,116.65
          38     10489     Actual/360         No              1                5                12              49,895.99
          39    6603048    Actual/360         No              1                10               12              49,611.86
          40     9462        30/360           No              1                5                12              48,428.46
          41    6603050    Actual/360         No              1                10               12              48,244.55
          42     7198        30/360           No              1                5                12              46,942.80
          43     9155      Actual/360         No              1                5                12              49,368.69
          44   400990084   Actual/360         No              1                5                12              44,865.27
          45     8489        30/360           No              1                10               12              44,235.19
          46   400990109   Actual/360         No              1                5                12              46,150.10
          47    6603029    ACTUAL/360         NO              1                10               12              44,865.27
        47.1   6603029A    Actual/360         No              1                10               12              34,963.97
        47.2   6603029B    Actual/360         No              1                10               12               9,901.30
          48   240990106   Actual/360         No              1                5                12              42,222.62
          49     8512      Actual/360         No              1                5                12              41,890.54
          50   410990052   Actual/360         No              1                5                12              41,229.71
          51     7723        30/360           No              1                5                12              40,358.54
          52     7361      Actual/360         No              1                5                12              43,492.24
          53    6603961    Actual/360         No              1                5                12              42,045.39
          54                 30/360           NO              1                5                12              41,773.42
          55     6643        30/360           No              1                5                12              30,333.00
        55.1     6643A       30/360           No              1                5                12              25,182.11
        55.2     6643B       30/360           No              1                5                12               5,150.89
          56     9198        30/360           No              1                5                12              11,440.42
          57     7001        30/360           No              1                5                12              37,002.22
          58   400000134   ACTUAL/360         YES             1                5                12              40,949.91
        58.1  400000134A   Actual/360         Yes             1                5                12              15,431.80
        58.2  400000134B   Actual/360         Yes             1                5                12               9,336.48
        58.3  400000134C   Actual/360         Yes             1                5                12              16,181.62
          59   250990091   Actual/360         No              1                5                12              40,087.35
          60     10319     Actual/360         No              1                10               12              38,085.26
          61     6913        30/360           No              1                5                12              36,444.53
          62     10320     Actual/360         No              1                5                12              37,433.17
          63    6603463    Actual/360         No              1                10               12              35,437.26
          64    6603498    Actual/360         No              1                10               12              34,496.69
          65     7488      Actual/360         No              1                5                12              35,518.34
          66     7815        30/360           No              1                5                12              34,043.26
          67   800990098   Actual/360         No              1                5                12              37,643.23
          68     7371        30/360           No              1                5                12              35,721.15
          69    6603237    Actual/360         No              1                10               12              29,831.02
          70     6988        30/360           No              1                5                12              34,480.00
          71     7805        30/360           No              1                5                12              32,450.91
          72     7827        30/360           No              1                5                12              32,015.53
          73   258990114   Actual/360         No              1                5                12              32,766.70
          74     8714      Actual/360         No              1                5                12              32,733.24
          75   400990085   Actual/360         No              1                5                12              29,910.18
          76   400990071   Actual/360         No              1                5                12              29,350.58
          77   245990073   Actual/360         No              1                5                12              30,022.85
          78     9082      Actual/360         No              1                10               12              29,154.91
          79     10314     Actual/360         No              1                10               12              29,573.75
          80     9179        30/360           No              1                5                12              28,940.63
          81     7261        30/360           No              1                5                12              26,839.55
          82   240000136   Actual/360         No              1                5                12              26,713.79
          83   240990103     30/360           No              1                5                12              25,830.16
          84   410990083   Actual/360         No              1                5                12              25,374.14
          85     6251        30/360           NO              1                5                12              23,918.74
        85.1     6251A       30/360           No              1                5                12               8,809.02
        85.2     6251B       30/360           No              1                5                12               6,270.83
        85.3     6251C       30/360           No              1                5                12               4,538.89
        85.4     6251D       30/360           No              1                5                12               4,300.00
          86     9704        30/360           No              1                10               12              25,426.23
          87     6909        30/360           No              1                5                12              25,051.47
          88     10308     Actual/360         No              1                5                12              23,115.17
          89     7184        30/360           No              1                5                12              23,620.36
          90     6885        30/360           No              1                5                12              22,344.21
          91   255990080   Actual/360         No              1                5                12              21,224.95
          92    6000070    Actual/360         No              1                5                12              19,931.15
          93    6601140    Actual/360         No              1                10               12              21,507.14
          94     7015        30/360           No              1                5                12              21,234.05
          95     10311     Actual/360         No              1                5                12              20,797.14
          96     7404        30/360           No              1                5                12              20,726.07
          97     10318     Actual/360         No              1                5                12              19,889.48
          98     10391     Actual/360         No              1                5                12              19,151.97
          99     6569        30/360           No              1                5                12              19,664.58
         100     10313     Actual/360         No              1                5                12              20,300.67
         101   400980023   Actual/360         No              1                5                12              19,728.06
         102               ACTUAL/360         YES             1                7                12              19,389.80
       102.1     10405     Actual/360         Yes             1                7                12              13,355.62
       102.2     10335     Actual/360         Yes             1                7                12               6,034.18
         103     5151        30/360           No              1                5                12              18,666.91
         104     7552        30/360           No              1                5                12              17,626.00
         105     10306     Actual/360         No              1                10               12              17,961.24
         106     9391        30/360           No              1                5                12              18,411.85
         107     10309     Actual/360         No              1                5                12              17,886.10
         108   800990076   Actual/360         No              1                5                12              17,220.89
         109     8399      Actual/360         No              1                5                12              17,125.95
         110   400990108   Actual/360         No              1                5                12              16,643.80
         111     7747        30/360           No              1                5                12              17,055.95
         112     10400     Actual/360         Yes             1                7                12              17,551.28
         113   300980019   Actual/360         No              1                10               12              26,232.78
         114   240990104     30/360           No              1                5                12              15,796.02
         115   400990086   Actual/360         No              1                5                12              14,955.09
         116     10336     Actual/360         Yes             1                10               12              15,321.63
         117    6602981    Actual/360         No              1                10               12              15,420.81
         118   405990030   Actual/360         No              1                5                12              14,849.94
         119     8698        30/360           No              1                5                12              15,449.58
         120     7766        30/360           No              1                5                12              19,894.60
         121     8335        30/360           No              1                5                12              15,145.97
         122     6568        30/360           No              1                5                12              15,072.73
         123   245990072   Actual/360         No              1                5                12              14,061.34
         124   220990034   Actual/360         No              1                5                12              14,885.52
         125     7237        30/360           No              1                5                12              13,324.64
         126   415990117   Actual/360         No              1                5                12              13,930.66
         127   400990065   Actual/360         No              1                5                12              13,425.52
         128     6567        30/360           No              1                5                12              12,983.07
         129   245990074   Actual/360         No              1                5                12              12,883.63
         130   400990047   Actual/360         No              1                5                12              11,625.81
         131   420990049   Actual/360         No              1                5                12              11,401.08
         132     10323     Actual/360         No              1                5                12              11,947.58
         133   400990051   Actual/360         No              1                5                12              11,826.75
         134   400990029   Actual/360         No              1                10               12              13,495.89
         135               ACTUAL/360         NO              1                5                12              11,579.56
       135.1   410990077   Actual/360         No              1                5                12               5,988.98
       135.2   410990090   Actual/360         No              1                5                12               5,590.58
         136     3314        30/360           No              1                5                12              10,129.60
         137   415000131   Actual/360         No              1                5                12              11,264.72
         138   400990048   Actual/360         No              1                5                12              10,240.91
         139   400990041   Actual/360         No              1                5                12              10,805.43
         140     10310     Actual/360         No              1                5                12              10,397.96
         141   410990045   Actual/360         No              1                5                12               9,803.65
         142   245990116   Actual/360         No              1                5                12              10,238.20
         143     8669        30/360           No              1                5                12              10,076.52
         144   410990061   Actual/360         No              1                5                12               9,427.91
         145   400990119   Actual/360         No              1                5                12              11,012.55
         146   400990095   Actual/360         No              1                5                12               9,137.19
         147     7748        30/360           No              1                5                12               8,968.97
         148     10407     Actual/360         Yes             1                7                12               9,166.52
         149     6010        30/360           No              1                5                12               8,419.53
         150   400990107   Actual/360         No              1                5                12               7,837.82
         151   415990102   Actual/360         No              1                5                12               7,777.90
         152   400990089   Actual/360         No              1                5                12               8,085.99
         153   400980012   Actual/360         No              1                5                12               8,306.53
         154   400990064   Actual/360         No              1                5                12               7,552.32
         155     10399     Actual/360         Yes             1                7                12               8,229.05
         156   410990066   Actual/360         No              1                5                12               7,588.39
         157   400990097   Actual/360         No              1                5                12               8,837.84
         158     5847        30/360           No              1                5                12               6,182.25
         159   400990060   Actual/360         No              1                5                12               6,108.30
         160     8526        30/360           No              1                5                12               7,367.28
         161     10337     Actual/360         Yes             1                7                12               5,848.13
         162                 30/360           NO              1                5                12               6,208.18
       162.1     6667        30/360           No              1                5                12               3,104.09
       162.2     6668        30/360           No              1                5                12               3,104.09
         163     10338     Actual/360         Yes             1                7                12               5,203.02

---------------------------------------------------------------------------------------------------------------------------
                                   CROSS
    CONTROL      LOAN         COLLATERALIZED/
    NUMBER      NUMBER        CROSS DEFAULTED         SEASONING     LO     DEF     YM5    YM4      YM3       YM2     YM1
---------------------------------------------------------------------------------------------------------------------------
           1     10312                                    5         29     88       0      0        0         0       0
           2    6603515                                   10        34     80       0      0        0         0       0
           3     5557                                     11        35     82       0      0        0         0       0
           4                 260990082 &260990081         7         60      0       0      0        0         0       57
         4.1   260990081           260990082              7         60      0       0      0        0         0       57
         4.2   260990082           260990081              7         60      0       0      0        0         0       57
           5    6603656                                   5         29     89       0      0        0         0       0
           6     10756                                    2         48     69       0      0        0         0       0
           7     10761                                    5         48     69       0      0        0         0       0
           8     7816                                     6         30     99       0      0        0         0       0
           9   415990039                                  11        36     81       0      0        0         0       0
          10    6603700                                   6         30     87       0      0        0         0       0
          11     9569                                     4         28     113      0      0        0         0       0
          12     2806                                     29        53     25       0      0        0         0       0
          13     1906                                     29        0       0       0      0        0         0      144
        13.1     1906A                                    29        0       0       0      0        0         0      144
        13.2     1906B                                    29        0       0       0      0        0         0      144
        13.3     1906C                                    29        0       0       0      0        0         0      144
        13.4     1906D                                    29        0       0       0      0        0         0      144
        13.5     1906E                                    29        0       0       0      0        0         0      144
        13.6     1906F                                    29        0       0       0      0        0         0      144
          14     7598                                     9         33     96       0      0        0         0       0
          15     1889                                     21        0       0       0      0       72        48       0
          16    6603028                                   10        34     79       0      0        0         0       0
          17     6392                                     9         33     108      0      0        0         0       0
          18     9776                                     4         28     89       0      0        0         0       0
          19     10315                                    12        36     81       0      0        0         0       0
          20                   6603086 & 6603085          8         31     86       0      0        0         0       0
        20.1    6603086             6603085               8         32     86       0      0        0         0       0
        20.2    6603085             6603086               8         32     86       0      0        0         0       0
          21   810000132                                  2         36     81       0      0        0         0       0
          22     8355                                     9         33     84       0      0        0         0       0
          23     8987                                     5         29     88       0      0        0         0       0
          24     9519                                     3         27     90       0      0        0         0       0
          25     7529                                     9         33     84       0      0        0         0       0
          26   410990101                                  5         29     88       0      0        0         0       0
          27     9272                                     3         27     114      0      0        0         0       0
          28    6604092                                   4         28     90       0      0        0         0       0
          29     9069                                     4         28     89       0      0        0         0       0
          30    6603157                                   10        34     83       0      0        0         0       0
          31   240990070                                  9         36     81       0      0        0         0       0
          32     10487                                    1         25     92       0      0        0         0       0
          33    6603490                                   8         32     85       0      0        0         0       0
          34     7000                                     10        36      0       0      0        0         0       81
          35     10382                                    2         26     91       0      0        0         0       0
          36    6603234                                   12        36     81       0      0        0         0       0
          37     8770                                     4         28     89       0      0        0         0       0
          38     10489                                    1         25     92       0      0        0         0       0
          39    6603048                                   11        35     82       0      0        0         0       0
          40     9462                                     5         36      0       0      0        0         0       93
          41    6603050                                   10        34     83       0      0        0         0       0
          42     7198                                     9         33     84       0      0        0         0       0
          43     9155                                     2         26     91       0      0        0         0       0
          44   400990084                                  6         36     80       0      0        0         0       0
          45     8489                                     6         0       0       0      0        0        60       57
          46   400990109                                  5         60      0       0      0        0         0       57
          47    6603029                                   11        35     82       0      0        0         0       0
        47.1   6603029A                                   11        35     82       0      0        0         0       0
        47.2   6603029B                                   11        35     82       0      0        0         0       0
          48   240990106                                  6         36      0       0      0        0         0       81
          49     8512                                     6         30     111      0      0        0         0       0
          50   410990052                                  10        36     81       0      0        0         0       0
          51     7723                                     9         33     84       0      0        0         0       0
          52     7361                                     9         33     84       0      0        0         0       0
          53    6603961                                   4         28     89       0      0        0         0       0
          54                      9198 & 6643             5         29     88       0      0        0         0       0
          55     6643                9198                 5         29     88       0      0        0         0       0
        55.1     6643A               9198                 5         29     88       0      0        0         0       0
        55.2     6643B               9198                 5         29     88       0      0        0         0       0
          56     9198                6643                 5         29     88       0      0        0         0       0
          57     7001                                     10        36      0       0      0        0         0       81
          58   400000134                                  3         36     81       0      0        0         0       0
        58.1  400000134A                                  3         36     81       0      0        0         0       0
        58.2  400000134B                                  3         36     81       0      0        0         0       0
        58.3  400000134C                                  3         36     81       0      0        0         0       0
          59   250990091                                  4         36     81       0      0        0         0       0
          60     10319                                    8         32     85       0      0        0         0       0
          61     6913                                     10        0       0      72      12      12        12       9
          62     10320                                    5         29     88       0      0        0         0       0
          63    6603463                                   9         33     82       0      0        0         0       0
          64    6603498                                   11        35     82       0      0        0         0       0
          65     7488                                     6         30     99       0      0        0         0       0
          66     7815                                     11        48      0       0      0       36         0       33
          67   800990098                                  4         60      0       0      0        0         0       57
          68     7371                                     6         30     87       0      0        0         0       0
          69    6603237                                   12        36     81       0      0        0         0       0
          70     6988                                     10        34     83       0      0        0         0       0
          71     7805                                     9         33     84       0      0        0         0       0
          72     7827                                     9         33     84       0      0        0         0       0
          73   258990114                                  2         36     81       0      0        0         0       0
          74     8714                                     3         27     90       0      0        0         0       0
          75   400990085                                  6         36     80       0      0        0         0       0
          76   400990071                                  9         48      0       0      0        0         0       68
          77   245990073                                  6         60      0       0      0        0         0       57
          78     9082                                     7         31     50       0      0        0         0       0
          79     10314                                    5         29     88       0      0        0         0       0
          80     9179                                     7         36      0       0      0        0         0       81
          81     7261                                     10        34     107      0      0        0         0       0
          82   240000136                                  1         36     81       0      0        0         0       0
          83   240990103                                  3         36      0       0      0        0         0       81
          84   410990083                                  7         48      0       0      0        0         0       69
          85     6251                                     11        35     82       0      0        0         0       0
        85.1     6251A                                    11        35     82       0      0        0         0       0
        85.2     6251B                                    11        35     82       0      0        0         0       0
        85.3     6251C                                    11        35     82       0      0        0         0       0
        85.4     6251D                                    11        35     82       0      0        0         0       0
          86     9704                                     4         28     89       0      0        0         0       0
          87     6909                                     11        35     82       0      0        0         0       0
          88     10308                                    8         32     82       0      0        0         0       0
          89     7184                                     7         31     86       0      0        0         0       0
          90     6885                                     7         31     86       0      0        0         0       0
          91   255990080                                  8         60      0       0      0        0         0       57
          92    6000070                                   23        72      0       0      0        0         0      124
          93    6601140                                   20        35     201      0      0        0         0       0
          94     7015                                     10        34     83       0      0        0         0       0
          95     10311                                    5         36      0       0      0        0         0       81
          96     7404                                     10        34     83       0      0        0         0       0
          97     10318                                    10        34     83       0      0        0         0       0
          98     10391                                    3         48      0       0      0        0         0       69
          99     6569                                     11        35     82       0      0        0         0       0
         100     10313                                    5         29     85       0      0        0         0       0
         101   400980023                                  12        48      0       0      0        0         0       69
         102                     10405 & 10335            7         60      0       0      0        0         0       57
       102.1     10405      10335 (Defaulted only)        7         60      0       0      0        0         0       57
       102.2     10335      10405 (Defaulted Only)        7         60      0       0      0        0         0       57
         103     5151                                     15        39     78       0      0        0         0       0
         104     7552                                     10        34     107      0      0        0         0       0
         105     10306                                    32        72      0       0      0       72        36       24
         106     9391                                     3         27     114      0      0        0         0       0
         107     10309                                    7         31     86       0      0        0         0       0
         108   800990076                                  7         60      0       0      0        0         0       57
         109     8399                                     7         31     86       0      0        0         0       0
         110   400990108                                  2         60      0       0      0        0         0       57
         111     7747                                     7         0       0       0      0        0         0      117
         112     10400                                    4         60      0       0      0        0         0       57
         113   300980019                                  43        48      0       0      0        0         0      126
         114   240990104                                  5         36      0       0      0        0         0       81
         115   400990086                                  6         36     80       0      0        0         0       0
         116     10336                                    8         60      0       0      0        0         0       57
         117    6602981                                   11        35     82       0      0        0         0       0
         118   405990030                                  11        36      0       0      0        0         0       78
         119     8698                                     6         30     87       0      0        0         0       0
         120     7766                                     8         32     109      0      0        0         0       0
         121     8335                                     7         31     86       0      0        0         0       0
         122     6568                                     11        35     82       0      0        0         0       0
         123   245990072                                  6         60      0       0      0        0         0       57
         124   220990034                                  11        60      0       0      0        0         0       57
         125     7237                                     9         33     84       0      0        0         0       0
         126   415990117                                  2         36      0       0      0        0         0       81
         127   400990065                                  9         48      0       0      0        0         0       69
         128     6567                                     11        35     82       0      0        0         0       0
         129   245990074                                  7         36      0       0      0        0         0       81
         130   400990047                                  12        36     81       0      0        0         0       0
         131   420990049                                  8         60      0       0      0        0         0       57
         132     10323                                    7         31     86       0      0        0         0       0
         133   400990051                                  12        48      0       0      0        0         0       69
         134   400990029                                  10        60      0       0      0        0         0      176
         135                 410990077 & 410990090        5         36      0       0      0        0         0       81
       135.1   410990077           410990090              5         36      0       0      0        0         0       81
       135.2   410990090           410990077              5         36      0       0      0        0         0       81
         136     3314                                     21        0       0      96      0        0         0       0
         137   415000131                                  2         48      0       0      0        0         0       69
         138   400990048                                  12        48      0       0      0        0         0       69
         139   400990041                                  13        60      0       0      0        0         0       58
         140     10310                                    5         29     88       0      0        0         0       0
         141   410990045                                  11        36      0       0      0        0         0       81
         142   245990116                                  5         36     81       0      0        0         0       0
         143     8669                                     3         0       0      108     0        0         0       0
         144   410990061                                  6         60      0       0      0        0         0       57
         145   400990119                                  2         36      0       0      0        0         0      141
         146   400990095                                  7         36      0       0      0        0         0       81
         147     7748                                     7         0       0       0      0        0         0      117
         148     10407                                    4         60      0       0      0        0         0       57
         149     6010                                     11        0       0      117     0        0         0       0
         150   400990107                                  5         48      0       0      0        0         0       69
         151   415990102                                  4         48      0       0      0        0         0       69
         152   400990089                                  5         60      0       0      0        0         0       57
         153   400980012                                  13        36      0       0      0        0         0       24
         154   400990064                                  8         48      0       0      0        0         0       69
         155     10399                                    3         60      0       0      0        0         0       57
         156   410990066                                  7         60      0       0      0        0         0       57
         157   400990097                                  7         48      0       0      0        0         0      129
         158     5847                                     10        0       0      117     0        0         0       0
         159   400990060                                  6         36      0       0      0        0         0       81
         160     8526                                     5         0       0      120     0        0         0       0
         161     10337                                    7         60      0       0      0        0         0       57
         162                      6668 & 6667             11        0       0      117     0        0         0       0
       162.1     6667                6668                 11        0       0      117     0        0         0       0
       162.2     6668                6667                 11        0       0      117     0        0         0       0
         163     10338                                    5         60      0       0      0        0         0       57

------------------------------------------------------------------------------------------------------------------
                                                                                                        YIELD
                                                                                       YIELD         MAINTENANCE
    CONTROL      LOAN                                                               MAINTENANCE      CALCULATION
    NUMBER      NUMBER      YM.5    YM     5%     4%     3%     2%    1%     OPEN   DESCRIPTION         METHOD
------------------------------------------------------------------------------------------------------------------
           1     10312       0      0      0      0      0      0      0      3
           2    6603515      0      0      0      0      0      0      0      5
           3     5557        0      0      0      0      0      0      0      3
           4                 0      0      0      0      0      0      0      3     TREASURY FLAT         3
         4.1   260990081     0      0      0      0      0      0      0      3     Treasury Flat         3
         4.2   260990082     0      0      0      0      0      0      0      3     Treasury Flat         3
           5    6603656      0      0      0      0      0      0      0      2
           6     10756       0      0      0      0      0      0      0      3
           7     10761       0      0      0      0      0      0      0      3
           8     7816        0      0      0      0      0      0      0      3
           9   415990039     0      0      0      0      0      0      0      3
          10    6603700      0      0      0      0      0      0      0      3
          11     9569        0      0      0      0      0      0      0      3
          12     2806        0      0      0      0      0      0      0      6
          13     1906        0      0      0      0      0      0     24     12     TREASURY FLAT         1
        13.1     1906A       0      0      0      0      0      0     24     12
        13.2     1906B       0      0      0      0      0      0     24     12
        13.3     1906C       0      0      0      0      0      0     24     12
        13.4     1906D       0      0      0      0      0      0     24     12
        13.5     1906E       0      0      0      0      0      0     24     12
        13.6     1906F       0      0      0      0      0      0     24     12
          14     7598        0      0      0      0      0      0      0      3
          15     1889        0      0      0      0      0      0     12     12     Treasury Flat         1
          16    6603028      0      0      0      0      0      0      0      7
          17     6392        0      0      0      0      0      0      0      3
          18     9776        0      0      0      0      0      0      0      3
          19     10315       0      0      0      0      0      0      0      3
          20                 0      0      0      0      0      0      0      2
        20.1    6603086      0      0      0      0      0      0      0      2
        20.2    6603085      0      0      0      0      0      0      0      2
          21   810000132     0      0      0      0      0      0      0      3
          22     8355        0      0      0      0      0      0      0      3
          23     8987        0      0      0      0      0      0      0      3
          24     9519        0      0      0      0      0      0      0      3
          25     7529        0      0      0      0      0      0      0      3
          26   410990101     0      0      0      0      0      0      0      3
          27     9272        0      0      0      0      0      0      0      3
          28    6604092      0      0      0      0      0      0      0      2
          29     9069        0      0      0      0      0      0      0      3
          30    6603157      0      0      0      0      0      0      0      3
          31   240990070     0      0      0      0      0      0      0      3
          32     10487       0      0      0      0      0      0      0      3
          33    6603490      0      0      0      0      0      0      0      3
          34     7000        0      0      0      0      0      0      0      3     Treasury Flat         1
          35     10382       0      0      0      0      0      0      0      3
          36    6603234      0      0      0      0      0      0      0      3
          37     8770        0      0      0      0      0      0      0      3
          38     10489       0      0      0      0      0      0      0      3
          39    6603048      0      0      0      0      0      0      0      3
          40     9462        0      0      0      0      0      0      0      3
          41    6603050      0      0      0      0      0      0      0      3
          42     7198        0      0      0      0      0      0      0      3
          43     9155        0      0      0      0      0      0      0      3
          44   400990084     0      0      0      0      0      0      0      4
          45     8489        0      0      0      0      0      0      0      3     Treasury Flat         1
          46   400990109     0      0      0      0      0      0      0      3     Treasury Flat         3
          47    6603029      0      0      0      0      0      0      0      3
        47.1   6603029A      0      0      0      0      0      0      0      3
        47.2   6603029B      0      0      0      0      0      0      0      3
          48   240990106     0      0      0      0      0      0      0      3     Treasury Flat         3
          49     8512        0      0      0      0      0      0      0      3
          50   410990052     0      0      0      0      0      0      0      3
          51     7723        0      0      0      0      0      0      0      3
          52     7361        0      0      0      0      0      0      0      3
          53    6603961      0      0      0      0      0      0      0      3
          54                 0      0      0      0      0      0      0      3
          55     6643        0      0      0      0      0      0      0      3
        55.1     6643A       0      0      0      0      0      0      0      3
        55.2     6643B       0      0      0      0      0      0      0      3
          56     9198        0      0      0      0      0      0      0      3
          57     7001        0      0      0      0      0      0      0      3     Treasury Flat         1
          58   400000134     0      0      0      0      0      0      0      3     TREASURY FLAT         3
        58.1  400000134A     0      0      0      0      0      0      0      3     Treasury Flat         3
        58.2  400000134B     0      0      0      0      0      0      0      3     Treasury Flat         3
        58.3  400000134C     0      0      0      0      0      0      0      3     Treasury Flat         3
          59   250990091     0      0      0      0      0      0      0      3
          60     10319       0      0      0      0      0      0      0      3
          61     6913        0      0      0      0      0      0      0      3     Treasury Flat         1
          62     10320       0      0      0      0      0      0      0      3
          63    6603463      0      0      0      0      0      0      0      5
          64    6603498      0      0      0      0      0      0      0      3
          65     7488        0      0      0      0      0      0      0      3
          66     7815        0      0      0      0      0      0      0      3     Treasury Flat         1
          67   800990098     0      0      0      0      0      0      0      3     Treasury Flat         3
          68     7371        0      0      0      0      0      0      0      3
          69    6603237      0      0      0      0      0      0      0      3
          70     6988        0      0      0      0      0      0      0      3
          71     7805        0      0      0      0      0      0      0      3
          72     7827        0      0      0      0      0      0      0      3
          73   258990114     0      0      0      0      0      0      0      3
          74     8714        0      0      0      0      0      0      0      3
          75   400990085     0      0      0      0      0      0      0      4
          76   400990071     0      0      0      0      0      0      0      4     Treasury Flat         3
          77   245990073     0      0      0      0      0      0      0      3     Treasury Flat         3
          78     9082        0      0      0      0      0      0      0      3
          79     10314       0      0      0      0      0      0      0      3
          80     9179        0      0      0      0      0      0      0      3     Treasury Flat         1
          81     7261        0      0      0      0      0      0      0      3
          82   240000136     0      0      0      0      0      0      0      3
          83   240990103     0      0      0      0      0      0      0      3     Treasury Flat         3
          84   410990083     0      0      0      0      0      0      0      3     Treasury Flat         3
          85     6251        0      0      0      0      0      0      0      3
        85.1     6251A       0      0      0      0      0      0      0      3
        85.2     6251B       0      0      0      0      0      0      0      3
        85.3     6251C       0      0      0      0      0      0      0      3
        85.4     6251D       0      0      0      0      0      0      0      3
          86     9704        0      0      0      0      0      0      0      3
          87     6909        0      0      0      0      0      0      0      3
          88     10308       0      0      0      0      0      0      0      6
          89     7184        0      0      0      0      0      0      0      3
          90     6885        0      0      0      0      0      0      0      3
          91   255990080     0      0      0      0      0      0      0      3     Treasury Flat         3
          92    6000070      0      0      0      0      0      0      0      2     Treasury Flat         5
          93    6601140      0      0      0      0      0      0      0      4
          94     7015        0      0      0      0      0      0      0      3
          95     10311       0      0      0      0      0      0      0      3     Treasury Flat         1
          96     7404        0      0      0      0      0      0      0      3
          97     10318       0      0      0      0      0      0      0      3
          98     10391       0      0      0      0      0      0      0      3     Treasury Flat         1
          99     6569        0      0      0      0      0      0      0      3
         100     10313       0      0      0      0      0      0      0      6
         101   400980023     0      0      0      0      0      0      0      3     Treasury Flat         3
         102                 0      0      0      0      0      0      0      3     TREASURY FLAT         2
       102.1     10405       0      0      0      0      0      0      0      3     Treasury Flat         2
       102.2     10335       0      0      0      0      0      0      0      3     Treasury Flat         2
         103     5151        0      0      0      0      0      0      0      3
         104     7552        0      0      0      0      0      0      0      3
         105     10306       0      0      0      0      0      0      0     12     Treasury Flat         1
         106     9391        0      0      0      0      0      0      0      3
         107     10309       0      0      0      0      0      0      0      3
         108   800990076     0      0      0      0      0      0      0      3     Treasury Flat         3
         109     8399        0      0      0      0      0      0      0      3
         110   400990108     0      0      0      0      0      0      0      3     Treasury Flat         3
         111     7747        0      0      0      0      0      0      0      3     Treasury Flat         1
         112     10400       0      0      0      0      0      0      0      3     Treasury Flat         2
         113   300980019     0      0      0      0      0      0      0      6     Treasury Flat         4
         114   240990104     0      0      0      0      0      0      0      3     Treasury Flat         3
         115   400990086     0      0      0      0      0      0      0      4
         116     10336       0      0      0      0      0      0      0      3     Treasury Flat         2
         117    6602981      0      0      0      0      0      0      0      3
         118   405990030     0      0      0      0      0      0      0      6     Treasury Flat         3
         119     8698        0      0      0      0      0      0      0      3
         120     7766        0      0      0      0      0      0      0      3
         121     8335        0      0      0      0      0      0      0      3
         122     6568        0      0      0      0      0      0      0      3
         123   245990072     0      0      0      0      0      0      0      3     Treasury Flat         3
         124   220990034     0      0      0      0      0      0      0      3     Treasury Flat         3
         125     7237        0      0      0      0      0      0      0      3
         126   415990117     0      0      0      0      0      0      0      3     Treasury Flat         3
         127   400990065     0      0      0      0      0      0      0      3     Treasury Flat         3
         128     6567        0      0      0      0      0      0      0      3
         129   245990074     0      0      0      0      0      0      0      3     Treasury Flat         3
         130   400990047     0      0      0      0      0      0      0      3
         131   420990049     0      0      0      0      0      0      0      3     Treasury Flat         3
         132     10323       0      0      0      0      0      0      0      3
         133   400990051     0      0      0      0      0      0      0      3     Treasury Flat         3
         134   400990029     0      0      0      0      0      0      0      4     Treasury Flat         3
         135                 0      0      0      0      0      0      0      3     TREASURY FLAT         3
       135.1   410990077     0      0      0      0      0      0      0      3     Treasury Flat         3
       135.2   410990090     0      0      0      0      0      0      0      3     Treasury Flat         3
         136     3314        0      0      12     0      0      0      0     12     Treasury Flat         1
         137   415000131     0      0      0      0      0      0      0      3     Treasury Flat         3
         138   400990048     0      0      0      0      0      0      0      3     Treasury Flat         3
         139   400990041     0      0      0      0      0      0      0      3     Treasury Flat         3
         140     10310       0      0      0      0      0      0      0      3
         141   410990045     0      0      0      0      0      0      0      3     Treasury Flat         3
         142   245990116     0      0      0      0      0      0      0      3     Treasury Flat         3
         143     8669        0      0      9      0      0      0      0      3     Treasury Flat         1
         144   410990061     0      0      0      0      0      0      0      3     Treasury Flat         3
         145   400990119     0      0      0      0      0      0      0      3     Treasury Flat         3
         146   400990095     0      0      0      0      0      0      0      3     Treasury Flat         3
         147     7748        0      0      0      0      0      0      0      3     Treasury Flat         1
         148     10407       0      0      0      0      0      0      0      3     Treasury Flat         2
         149     6010        0      0      0      0      0      0      0      3     Treasury Flat         1
         150   400990107     0      0      0      0      0      0      0      3     Treasury Flat         3
         151   415990102     0      0      0      0      0      0      0      3     Treasury Flat         3
         152   400990089     0      0      0      0      0      0      0      3     Treasury Flat         3
         153   400980012     0      0      12     12     12     12     9      3     Treasury Flat         3
         154   400990064     0      0      0      0      0      0      0      3     Treasury Flat         3
         155     10399       0      0      0      0      0      0      0      3     Treasury Flat         2
         156   410990066     0      0      0      0      0      0      0      3     Treasury Flat         3
         157   400990097     0      0      0      0      0      0      0      3     Treasury Flat         3
         158     5847        0      0      0      0      0      0      0      3     Treasury Flat         1
         159   400990060     0      0      0      0      0      0      0      3     Treasury Flat         3
         160     8526        0      0      9      0      0      0      0      3     Treasury Flat         1
         161     10337       0      0      0      0      0      0      0      3     Treasury Flat         2



         162                 0      0      0      0      0      0      0      3     TREASURY FLAT         1
       162.1     6667        0      0      0      0      0      0      0      3     Treasury Flat         1
       162.2     6668        0      0      0      0      0      0      0      3     Treasury Flat         1
         163     10338       0      0      0      0      0      0      0      3     Treasury Flat         2

--------------------------------------------------------------------------------------------------------------------------------
                                          ORIGINAL                             REMAINING
                             ORIGINAL      TERM TO    MATURITY     REMAINING     TERM TO        BALLOON/ARD
    CONTROL      LOAN      AMORTIZATION  MATURITY OR   DATE OR   AMORTIZATION  MATURITY OR  AMORTIZING OR HYPER       BALLOON/ARD
    NUMBER      NUMBER         TERM          ARD         ARD         TERM          ARD          AMORTIZING            BALANCE
--------------------------------------------------------------------------------------------------------------------------------
           1     10312          360          120        1/1/10        355          115            Balloon            27,547,216
           2    6603515         360          119        7/1/09        350          109              ARD              23,303,340
           3     5557           360          120        7/1/09        349          109            Balloon            18,669,511
           4                    300          120       11/1/09        293          113            BALLOON            17,546,514
         4.1   260990081        300          120       11/1/09        293          113            Balloon             9,770,412
         4.2   260990082        300          120       11/1/09        293          113            Balloon             7,776,102
           5    6603656         360          120        1/1/10        355          115            Balloon            18,046,594
           6     10756          360          120        4/1/10        358          118            Balloon            16,478,395
           7     10761          360          120        1/1/10        355          115            Balloon            15,702,683
           8     7816           360          132       12/1/10        354          126            Balloon            15,427,316
           9   415990039        360          120        7/1/09        349          109            Balloon            13,274,244
          10    6603700         360          120       12/1/09        354          114            Balloon            13,274,867
          11     9569           360          144        2/1/12        356          140       Hyper Amortizing        12,138,847
          12     2806           360          84         1/1/05        331          55        Hyper Amortizing        13,011,885
          13     1906           360          180        1/1/13        331          151            BALLOON            10,366,738
        13.1     1906A                                                331          151            Balloon               510,230
        13.2     1906B                                                331          151            Balloon             3,242,586
        13.3     1906C                                                331          151            Balloon             2,336,569
        13.4     1906D                                                331          151            Balloon               915,554
        13.5     1906E                                                331          151            Balloon               691,434
        13.6     1906F                                                331          151            Balloon             2,670,365
          14     7598           300          132        9/1/10        291          123            Balloon             9,768,773
          15     1889           360          144        9/1/10        339          123            Balloon             9,815,280
          16    6603028         360          120        8/1/09        350          110            Balloon            10,371,075
          17     6392           344          144        9/1/11        335          135            Balloon             8,795,785
          18     9776           300          120        2/1/10        296          116       Hyper Amortizing         8,414,491
          19     10315          300          120        6/1/09        288          108            Balloon             8,091,311
          20                    348          120       10/1/09        340          112            BALLOON             8,559,653
        20.1    6603086         360          120       10/1/09        352          112            Balloon             6,877,894
        20.2    6603085         300          120       10/1/09        292          112            Balloon             1,681,758
          21   810000132        360          120        4/1/10        358          118       Hyper Amortizing         8,695,299
          22     8355           240          120        9/1/09        231          111            Balloon             6,731,593
          23     8987           360          120        1/1/10        355          115            Balloon             8,266,016
          24     9519           360          120        3/1/10        357          117            Balloon             8,355,045
          25     7529           360          120        9/1/09        351          111            Balloon             7,923,920
          26   410990101        360          120        1/1/10        355          115            Balloon             8,042,777
          27     9272           360          144        3/1/12        357          141            Balloon             7,500,134
          28    6604092         360          120        2/1/10        356          116            Balloon             7,820,574
          29     9069           360          120        2/1/10        356          116            Balloon             7,330,715
          30    6603157         360          120        8/1/09        350          110            Balloon             7,057,489
          31   240990070        360          120        9/1/09        351          111            Balloon             6,891,501
          32     10487          360          120        5/1/10        359          119            Balloon             6,729,222
          33    6603490         360          120       10/1/09        352          112            Balloon             6,743,158
          34     7000           360          120        8/1/09        350          110            Balloon             6,284,783
          35     10382          360          120        4/1/10        358          118            Balloon             6,337,486
          36    6603234         360          120        6/1/09        348          108            Balloon             6,227,088
          37     8770           360          120        2/1/10        356          116            Balloon             6,271,624
          38     10489          360          120        5/1/10        359          119            Balloon             6,091,116
          39    6603048         360          120        7/1/09        349          109            Balloon             6,084,986
          40     9462           360          132        1/1/11        355          127            Balloon             5,678,028
          41    6603050         360          120        8/1/09        350          110            Balloon             5,906,458
          42     7198           360          120        9/1/09        351          111            Balloon             5,441,679
          43     9155           300          120        4/1/10        298          118            Balloon             5,105,102
          44   400990084        360          120       12/1/09        354          114            Balloon             5,400,569
          45     8489           360          120       12/1/09        354          114            Balloon             5,277,719
          46   400990109        300          120        1/1/10        295          115            Balloon             4,952,186
          47    6603029         360          120        7/1/09        349          109            BALLOON             5,402,057
        47.1   6603029A         360          120        7/1/09        349          109            Balloon             4,209,879
        47.2   6603029B         360          120        7/1/09        349          109            Balloon             1,192,178
          48   240990106        360          120       12/1/09        354          114            Balloon             5,118,617
          49     8512           360          144       12/1/11        354          138            Balloon             4,830,407
          50   410990052        360          120        8/1/09        350          110            Balloon             4,983,362
          51     7723           344          120        9/1/09        335          111            Balloon             4,738,383
          52     7361           290          120        9/1/09        281          111            Balloon             4,481,702
          53    6603961         360          120        2/1/10        356          116            Balloon             4,857,038
          54                    300          120        1/1/10        295          115            BALLOON             4,294,754
          55     6643           300          120        1/1/10        295          115            Balloon             3,118,573
        55.1     6643A          300          120        1/1/10        295          115            Balloon             2,589,004
        55.2     6643B          300          120        1/1/10        295          115            Balloon               529,569
          56     9198           300          120        1/1/10        295          115            Balloon             1,176,181
          57     7001           360          120        8/1/09        350          110            Balloon             4,539,010
          58   400000134        300          120        3/1/10        297          117            BALLOON             4,301,023
        58.1  400000134A        300          120        3/1/10        297          117            Balloon             1,620,823
        58.2  400000134B        300          120        3/1/10        297          117            Balloon               980,623
        58.3  400000134C        300          120        3/1/10        297          117            Balloon             1,699,577
          59   250990091        360          120        2/1/10        356          116            Balloon             4,621,284
          60     10319          360          120       10/1/09        352          112            Balloon             4,562,031
          61     6913           360          120        8/1/09        350          110            Balloon             4,387,336
          62     10320          360          120        1/1/10        355          115            Balloon             4,459,770
          63    6603463         360          120        9/1/09        351          111            Balloon             4,375,205
          64    6603498         360          120        7/1/09        349          109            Balloon             4,345,486
          65     7488           360          132       12/1/10        354          126            Balloon             4,201,863
          66     7815           360          120        7/1/09        349          109            Balloon             4,132,208
          67   800990098        360          120        2/1/10        356          116            Balloon             4,228,401
          68     7371           300          120       12/1/09        294          114       Hyper Amortizing         3,674,672
          69    6603237         360          120        6/1/09        348          108            Balloon             3,797,855
          70     6988           300          120        8/1/09        290          110            Balloon             3,521,560
          71     7805           300          120        9/1/09        291          111            Balloon             3,459,780
          72     7827           300          120        9/1/09        291          111            Balloon             3,415,448
          73   258990114        360          120        4/1/10        358          118            Balloon             3,782,984
          74     8714           360          120        3/1/10        357          117            Balloon             3,681,079
          75   400990085        360          120       12/1/09        354          114            Balloon             3,600,380
          76   400990071        360          120        9/1/09        351          111            Balloon             3,582,401
          77   245990073        360          120       12/1/09        354          114            Balloon             3,569,675
          78     9082           360          84        11/1/06        353          77             Balloon             3,670,185
          79     10314          360          120        1/1/10        355          115       Hyper Amortizing         3,469,573
          80     9179           360          120       11/1/09        353          113            Balloon             3,330,386
          81     7261           360          144        8/1/11        350          134       Hyper Amortizing         3,130,055
          82   240000136        360          120        5/1/10        359          119            Balloon             3,165,716
          83   240990103        360          120        3/1/10        357          117            Balloon             3,034,188
          84   410990083        360          120       11/1/09        353          113            Balloon             2,989,494
          85     6251           360          120        7/1/09        349          109            BALLOON             2,843,161
        85.1     6251A          360          120        7/1/09        349          109            Balloon             1,047,107
        85.2     6251B          360          120        7/1/09        349          109            Balloon               745,398
        85.3     6251C          360          120        7/1/09        349          109            Balloon               539,526
        85.4     6251D          360          120        7/1/09        349          109            Balloon               511,130
          86     9704           360          120        2/1/10        356          116            Balloon             2,858,820
          87     6909           300          120        7/1/09        289          109            Balloon             2,591,060
          88     10308          360          120       10/1/09        352          112            Balloon             2,788,465
          89     7184           336          120       11/1/09        329          113            Balloon             2,635,273
          90     6885           360          120       11/1/09        353          113            Balloon             2,584,488
          91   255990080        300          120       10/1/09        292          112            Balloon             2,273,426
          92    6000070         300          198       12/31/14       277          175            Balloon             1,614,051
          93    6601140         240          240       10/1/18        220          220       Fully Amortizing           108,513
          94     7015           300          120        8/1/09        290          110            Balloon             2,198,876
          95     10311          300          120        1/1/10        295          115            Balloon             2,196,317
          96     7404           300          120        8/1/09        290          110            Balloon             2,125,722
          97     10318          300          120        8/1/09        290          110            Balloon             2,141,037
          98     10391          360          120        3/1/10        357          117            Balloon             2,242,473
          99     6569           300          120        7/1/09        289          109            Balloon             2,019,274
         100     10313          300          120        1/1/10        295          115            Balloon             2,073,808
         101   400980023        300          120       5/27/09        288          108            Balloon             2,053,685
         102                    300          120       11/1/09        293          113            BALLOON             2,018,917
       102.1     10405          300          120       11/1/09        293          113            Balloon             1,390,625
       102.2     10335          300          120       11/1/09        293          113            Balloon               628,292
         103     5151           300          120        3/1/09        285          105            Balloon             1,948,271
         104     7552           360          144        8/1/11        350          134            Balloon             2,001,956
         105     10306          360          216       10/1/15        328          184            Balloon             1,745,112
         106     9391           300          144        3/1/12        297          141            Balloon             1,747,669
         107     10309          360          120       11/1/09        353          113            Balloon             2,079,634
         108   800990076        360          120       11/1/09        353          113            Balloon             2,036,006
         109     8399           300          120       11/1/09        293          113       Hyper Amortizing         1,823,120
         110   400990108        360          120        4/1/10        358          118            Balloon             1,940,243
         111     7747           300          120       11/1/09        293          113            Balloon             1,747,207
         112     10400          300          120        2/1/10        296          116            Balloon             1,780,560
         113   300980019        180          180       11/1/11        137          137       Fully Amortizing                 -
         114   240990104        360          120        1/1/10        355          115            Balloon             1,844,599
         115   400990086        360          120       12/1/09        354          114            Balloon             1,800,190
         116     10336          360          120       10/1/09        352          112            Balloon             1,810,985
         117    6602981         360          120        7/1/09        349          109            Balloon             1,814,299
         118   405990030        360          120        7/1/09        349          109       Hyper Amortizing         1,797,542
         119     8698           300          120       12/1/09        294          114            Balloon             1,620,310
         120     7766           180          144       10/1/11        172          136            Balloon               643,895
         121     8335           300          120       11/1/09        293          113            Balloon             1,553,413
         122     6568           300          120        7/1/09        289          109            Balloon             1,547,756
         123   245990072        360          120       12/1/09        354          114            Balloon             1,671,872
         124   220990034        360          120        7/1/09        349          109            Balloon             1,695,589
         125     7237           300          120        9/1/09        291          111            Balloon             1,371,544
         126   415990117        300          120        4/1/10        298          118            Balloon             1,409,580
         127   400990065        300          120        9/1/09        291          111            Balloon             1,387,420
         128     6567           300          120        7/1/09        289          109            Balloon             1,321,255
         129   245990074        300          120       11/1/09        293          113            Balloon             1,340,736
         130   400990047        360          120        6/1/09        348          108            Balloon             1,426,426
         131   420990049        360          120       10/1/09        352          112            Balloon             1,355,632
         132     10323          300          120       11/1/09        293          113            Balloon             1,249,662
         133   400990051        300          120        6/1/09        288          108            Balloon             1,248,676
         134   400990029        240          240        8/1/19        230          230       Fully Amortizing           100,027
         135                  VARIOUS        120        1/1/10      VARIOUS        115            BALLOON             1,273,110
       135.1   410990077        360          120        1/1/10        355          115            Balloon               699,456
       135.2   410990090        300          120        1/1/10        295          115            Balloon               573,654
         136     3314           300          120        9/1/08        279          99             Balloon             1,134,763
         137   415000131        360          120        4/1/10        358          118            Balloon             1,281,949
         138   400990048        360          120        6/1/09        348          108            Balloon             1,256,508
         139   400990041        300          121        6/1/09        287          108            Balloon             1,152,553
         140     10310          300          120        1/1/10        295          115            Balloon             1,086,903
         141   410990045        360          120        7/1/09        349          109            Balloon             1,155,835
         142   245990116        300          120       12/16/09       295          115            Balloon             1,036,059
         143     8669           300          120        3/1/10        297          117            Balloon               969,643
         144   410990061        300          120       12/1/09        294          114            Balloon               961,182
         145   400990119        180          180        4/1/15        178          178       Fully Amortizing            40,765
         146   400990095        300          120       11/1/09        293          113            Balloon               931,122
         147     7748           300          120       11/1/09        293          113            Balloon               905,161
         148     10407          300          120        2/1/10        296          116            Balloon               902,761
         149     6010           300          120        7/1/09        289          109            Balloon               859,917
         150   400990107        360          120        1/1/10        355          115            Balloon               927,264
         151   415990102        360          120        2/1/10        356          116            Balloon               908,186
         152   400990089        300          120        1/1/10        295          115            Balloon               839,062
         153   400980012        300          120        5/1/09        287          107            Balloon               846,016
         154   400990064        360          120       10/1/09        352          112            Balloon               874,890
         155     10399          300          120        3/1/10        297          117            Balloon               804,069
         156   410990066        300          120       11/1/09        293          113            Balloon               778,693
         157   400990097        180          180       11/1/14        173          173       Fully Amortizing            34,984
         158     5847           360          120        8/1/09        350          110            Balloon               728,898
         159   400990060        300          120       12/1/09        294          114            Balloon               649,580
         160     8526           204          132        1/1/11        199          127            Balloon               408,643
         161     10337          300          120       11/1/09        293          113            Balloon               600,775




         162                    300          120        7/1/90        289          109            BALLOON               595,670
       162.1     6667           300          120        7/1/09        289          109            Balloon               297,835
       162.2     6668           300          120        7/1/09        289          109            Balloon               297,835
         163     10338          300          120        1/1/10        295          115            Balloon               526,522

-----------------------------------------------------------------------------------------------------------------------------------
                                                                         CURRENT OR
                                                                           FUTURE                       APPRAISAL
    CONTROL      LOAN       BALLOON/ARD                    DUE ON       SUBDORDINATE       APPRAISAL    VALUE "AS        CURRENT
    NUMBER      NUMBER       LTV RATIO    DUE ON SALE    ENCUMBRANCE      FINANCING          VALUE       OF" DATE       LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
           1     10312         65.59%          Yes            Yes             No           42,000,000     4/1/00         72.41%
           2    6603515        69.56%          Yes            Yes             No           33,500,000     3/1/99         77.16%
           3     5557          68.14%          Yes            Yes             No           27,400,000    5/10/99         76.12%
           4                   59.28%           NO            YES             NO           29,600,000    8/19/99         68.89%
         4.1   260990081       58.86%           No            Yes             No           16,600,000    8/19/99         68.40%
         4.2   260990082       59.82%           No            Yes             No           13,000,000    8/19/99         69.51%
           5    6603656        66.84%          Yes            Yes             No           27,000,000     8/6/99         74.23%
           6     10756         73.89%       Yes-No Fee     Yes-No Fee         No           22,300,000    2/16/00         79.73%
           7     10761         70.73%       Yes-No Fee     Yes-No Fee         No           22,200,000    11/10/99        78.60%
           8     7816          56.10%          Yes            Yes             No           27,500,000    10/6/99         63.42%
           9   415990039       60.89%           No             No            Yes           21,800,000     5/3/99         67.68%
          10    6603700        71.76%          Yes            Yes             No           18,500,000    9/10/99         79.73%
          11     9569          62.41%          Yes            Yes             No           19,450,000    11/18/99        72.31%
          12     2806          69.40%          Yes            Yes             No           18,750,000    3/30/00         73.12%
          13     1906          47.69%          YES            YES             NO           21,740,000    VARIOUS         61.55%
        13.1     1906A         47.69%          Yes            Yes             No            1,070,000    3/16/00         61.55%
        13.2     1906B         47.69%          Yes            Yes             No            6,800,000     3/2/00         61.55%
        13.3     1906C         47.69%          Yes            Yes             No            4,900,000    3/15/00         61.55%
        13.4     1906D         47.69%          Yes            Yes             No            1,920,000    3/10/00         61.55%
        13.5     1906E         47.69%          Yes            Yes             No            1,450,000    3/10/00         61.55%
        13.6     1906F         47.69%          Yes            Yes             No            5,600,000    3/17/00         61.55%
          14     7598          61.05%          Yes            Yes             No           16,000,000    6/21/99         76.61%
          15     1889          63.32%          Yes            Yes             No           15,500,000    3/16/00         76.01%
          16    6603028        67.78%          Yes            Yes             No           15,300,000     5/7/99         74.76%
          17     6392          60.66%          Yes            Yes             No           14,500,000     7/6/99         71.96%
          18     9776          58.03%          Yes            Yes             No           14,500,000    11/30/99        69.39%
          19     10315         60.38%          Yes            Yes             No           13,400,000     3/1/99         72.27%
          20                   60.74%          YES            YES             NO           14,200,000    7/23/99         67.71%
        20.1    6603086        63.68%          Yes            Yes             No           10,800,000    7/23/99         70.58%
        20.2    6603085        49.46%          Yes            Yes             No            3,400,000    7/23/99         58.42%
          21   810000132       63.89%           No            Yes             No           13,610,000     2/7/00         70.47%
          22     8355          42.34%          Yes            Yes             No           15,900,000     8/1/99         58.89%
          23     8987          68.31%          Yes            Yes             No           12,100,000     5/1/99         76.22%
          24     9519          67.93%          Yes            Yes             No           12,300,000    11/30/99        74.51%
          25     7529          60.95%          Yes            Yes             No           13,000,000     7/2/99         68.90%
          26   410990101       71.81%           No            Yes             No           11,200,000    10/19/99        79.77%
          27     9272          70.09%          Yes            Yes             No           10,700,000    11/11/99        82.09%
          28    6604092        71.75%          Yes            Yes             No           10,900,000    11/17/99        79.63%
          29     9069          61.09%          Yes            Yes             No           12,000,000    11/15/99        66.54%
          30    6603157        67.21%          Yes            Yes             No           10,500,000     5/3/99         74.57%
          31   240990070       64.83%           No            Yes             No           10,630,000     7/1/99         71.78%
          32     10487         67.97%          Yes            Yes             No            9,900,000    12/28/99        75.72%
          33    6603490        82.54%          Yes            Yes             No            8,170,000    6/23/99         91.39%
          34     7000          66.51%          Yes            Yes             No            9,450,000    7/13/99         75.63%
          35     10382         67.42%          Yes            Yes             No            9,400,000    2/18/00         74.39%
          36    6603234        69.97%          Yes            Yes             No            8,900,000    4/15/99         78.06%
          37     8770          67.80%          Yes            Yes            Yes            9,250,000    11/1/99         73.91%
          38     10489         64.80%          Yes            Yes             No            9,400,000     3/1/00         72.31%
          39    6603048        70.35%          Yes            Yes             No            8,650,000    4/21/99         78.11%
          40     9462          37.11%          Yes            Yes             No           15,300,000    11/28/99        42.99%
          41    6603050        69.49%          Yes            Yes             No            8,500,000    3/12/99         77.19%
          42     7198          54.42%          Yes            Yes             No           10,000,000    6/28/99         61.04%
          43     9155          60.06%          Yes            Yes             No            8,500,000    10/1/99         71.35%
          44   400990084       44.27%           No            Yes            Yes           12,200,000     9/1/99         49.02%
          45     8489          63.59%          Yes            Yes             No            8,300,000    11/5/99         72.00%
          46   400990109       53.25%           No            Yes             No            9,300,000    10/28/99        64.20%
          47    6603029        74.51%          YES            YES             NO            7,250,000    VARIOUS         82.27%
        47.1   6603029A        74.51%          Yes            Yes             No            5,650,000    4/13/99         82.27%
        47.2   6603029B        74.51%          Yes            Yes             No            1,600,000    4/12/99         82.27%
          48   240990106       62.42%           No            Yes             No            8,200,000    10/22/99        69.28%
          49     8512          61.93%          Yes            Yes             No            7,800,000    10/12/99        70.93%
          50   410990052       66.44%           No            Yes             No            7,500,000    5/20/99         73.52%
          51     7723          59.23%          Yes            Yes             No            8,000,000    6/22/99         68.26%
          52     7361          47.93%          Yes            Yes             No            9,350,000     6/9/99         58.28%
          53    6603961        68.17%          Yes            Yes             No            7,125,000    11/19/99        74.65%
          54                   60.62%          YES            YES             NO            7,100,000    8/11/99         73.68%
          55     6643          58.84%          Yes            Yes             No            5,300,000    8/11/99         71.67%
        55.1     6643A         58.84%          Yes            Yes             No            4,400,000    8/11/99         71.67%
        55.2     6643B         58.84%          Yes            Yes             No              900,000    8/11/99         71.67%
          56     9198          65.34%          Yes            Yes             No            1,800,000    8/11/99         79.60%
          57     7001          69.19%          Yes            Yes             No            6,560,000    7/13/99         78.68%
          58   400000134       50.81%           NO            YES             NO            8,465,000    1/25/00         60.68%
        58.1  400000134A       50.81%           No            Yes             No            3,190,000    1/25/00         60.68%
        58.2  400000134B       50.81%           No            Yes             No            1,930,000    1/25/00         60.68%
        58.3  400000134C       50.81%           No            Yes             No            3,345,000    1/25/00         60.68%
          59   250990091       64.18%           No             No            Yes            7,200,000     9/2/99         70.24%
          60     10319         63.80%          Yes            Yes             No            7,150,000     4/9/99         70.47%
          61     6913          54.16%          Yes            Yes             No            8,100,000    5/26/99         61.30%
          62     10320         66.56%          Yes            Yes             No            6,700,000    7/14/99         73.55%
          63    6603463        64.15%          Yes            Yes             No            6,820,000    7/16/99         71.51%
          64    6603498        71.00%          Yes            Yes             No            6,120,000    3/26/99         79.50%
          65     7488          58.36%          Yes            Yes             No            7,200,000    9/14/99         65.76%
          66     7815          70.04%          Yes            Yes             No            5,900,000     6/1/99         79.37%
          67   800990098       67.12%           No            Yes             No            6,300,000    10/1/99         72.88%
          68     7371          56.53%          Yes            Yes             No            6,500,000     4/7/99         68.81%
          69    6603237        70.33%          Yes            Yes             No            5,400,000     4/7/99         78.99%
          70     6988          60.72%          Yes            Yes             No            5,800,000     6/8/99         73.39%
          71     7805          62.91%          Yes            Yes            Yes            5,500,000    8/12/99         77.39%
          72     7827          63.25%          Yes            Yes            Yes            5,400,000    7/15/99         77.83%
          73   258990114       63.58%           No            Yes             No            5,950,000    12/14/99        69.69%
          74     8714          61.35%          Yes            Yes             No            6,000,000     9/3/99         66.60%
          75   400990085       41.38%           No            Yes            Yes            8,700,000     9/1/99         45.83%
          76   400990071       56.86%           No            Yes            Yes            6,300,000    6/22/99         63.16%
          77   245990073       71.39%           No            Yes             No            5,000,000    7/20/99         78.76%
          78     9082          72.82%          Yes            Yes             No            5,040,000     7/7/99         77.27%
          79     10314         68.03%          Yes            Yes             No            5,100,000    11/16/99        74.81%
          80     9179          67.97%          Yes            Yes             No            4,900,000    10/12/99        76.20%
          81     7261          56.40%          Yes            Yes             No            5,550,000    4/30/99         67.08%
          82   240000136       55.30%           No            Yes             No            5,725,000    2/21/00         61.10%
          83   240990103       63.21%           No            Yes             No            4,800,000    11/3/99         71.42%
          84   410990083       64.99%           No            Yes             No            4,600,000    6/18/99         71.48%
          85     6251          70.99%          YES            YES             NO            4,005,000    VARIOUS         80.02%
        85.1     6251A         70.99%          Yes            Yes             No            1,475,000    3/15/00         80.02%
        85.2     6251B         70.99%          Yes            Yes             No            1,050,000     3/2/00         80.02%
        85.3     6251C         70.99%          Yes            Yes             No              760,000     3/2/00         80.02%
        85.4     6251D         70.99%          Yes            Yes             No              720,000     3/2/00         80.02%
          86     9704          65.57%          Yes            Yes             No            4,360,000    12/5/99         73.23%
          87     6909          59.22%          Yes            Yes             No            4,375,000    4/21/99         71.85%
          88     10308         68.01%          Yes            Yes            Yes            4,100,000    4/27/99         75.28%
          89     7184          67.57%          Yes            Yes             No            3,900,000     9/3/99         77.94%
          90     6885          65.43%          Yes            Yes             No            3,950,000    7/15/99         73.45%
          91   255990080       56.48%           No            Yes             No            4,025,000    6/12/99         67.80%
          92    6000070        41.92%          Yes            Yes             No            3,850,000    3/18/98         70.72%
          93    6601140        3.01%           Yes            Yes             No            3,600,000     6/2/98         74.72%
          94     7015          43.98%          Yes            Yes             No            5,000,000     6/8/99         53.43%
          95     10311         64.60%          Yes            Yes             No            3,400,000    12/10/99        77.28%
          96     7404          51.85%          Yes            Yes             No            4,100,000    6/16/99         62.77%
          97     10318         62.97%          Yes            Yes             No            3,400,000    4/21/99         75.63%
          98     10391         64.07%          Yes            Yes             No            3,500,000    7/15/99         70.42%
          99     6569          43.90%          Yes            Yes             No            4,600,000    4/20/99         53.11%
         100     10313         53.17%          Yes            Yes             No            3,900,000    9/20/99         62.64%
         101   400980023       59.01%           No            Yes             No            3,480,000     1/6/99         69.65%
         102                   62.60%          YES           SILENT           NO            3,225,000     7/9/99         74.27%
       102.1     10405         62.78%          Yes           Silent           No            2,215,000     7/9/99         74.48%
       102.2     10335         62.21%          Yes           Silent           No            1,010,000     7/9/99         73.80%
         103     5151          54.88%          Yes            Yes             No            3,550,000    2/29/00         66.50%
         104     7552          61.60%          Yes            Yes             No            3,250,000    4/14/99         72.58%
         105     10306         58.17%          Yes            Yes            Yes            3,000,000    10/25/99        77.27%
         106     9391          55.84%          Yes            Yes             No            3,130,000    12/10/99        73.26%
         107     10309         67.08%          Yes            Yes             No            3,100,000     2/8/99         73.49%
         108   800990076       64.64%           No            Yes             No            3,150,000     8/2/99         71.17%
         109     8399          36.83%          Yes            Yes             No            4,950,000    8/19/99         44.15%
         110   400990108       64.89%           No            Yes             No            2,990,000    10/18/99        71.34%
         111     7747          62.96%          Yes            Yes             No            2,775,000    8/26/99         76.43%
         112     10400         64.16%          Yes           Silent           No            2,775,000    12/1/99         75.42%
         113   300980019       0.00%            No            Yes            Yes            6,600,000     8/1/96         31.53%
         114   240990104       65.88%           No            Yes             No            2,800,000    11/3/99         74.23%
         115   400990086       60.01%           No            Yes            Yes            3,000,000     9/1/99         66.45%
         116     10336         47.66%          Yes           Silent           No            3,800,000    8/23/99         52.42%
         117    6602981        65.97%          Yes            Yes             No            2,750,000    3/29/99         72.34%
         118   405990030       61.98%           No            Yes             No            2,900,000    2/26/99         68.55%
         119     8698          42.53%          Yes            Yes             No            3,810,000    8/27/99         52.16%
         120     7766          15.94%          Yes            Yes             No            4,040,000    7/15/99         48.40%
         121     8335          62.89%          Yes            Yes             No            2,470,000    10/5/99         76.38%
         122     6568          53.37%          Yes            Yes             No            2,900,000    4/20/99         64.57%
         123   245990072       69.09%           No            Yes             No            2,420,000    7/13/99         76.21%
         124   220990034       67.02%           No            Yes             No            2,530,000     3/3/99         72.78%
         125     7237          60.29%          Yes            Yes             No            2,275,000    6/30/99         73.16%
         126   415990117       64.07%           No            Yes             No            2,200,000    12/15/99        75.34%
         127   400990065       60.06%           No            Yes             No            2,310,000    5/26/99         70.87%
         128     6567          41.29%          Yes            Yes             No            3,200,000    4/30/99         49.79%
         129   245990074       55.63%           No            Yes             No            2,410,000    9/21/99         65.98%
         130   400990047       71.32%           No            Yes             No            2,000,000    3/15/99         79.18%
         131   420990049       61.90%           No            Yes             No            2,190,000    3/23/99         68.21%
         132     10323         55.54%          Yes            Yes             No            2,250,000    5/10/99         66.02%
         133   400990051       53.59%           No            Yes             No            2,330,000     4/1/99         63.66%
         134   400990029       4.03%            No            Yes             No            2,480,000     3/1/99         59.63%
         135                   59.91%           NO            YES             NO            2,125,000    VARIOUS         68.01%
       135.1   410990077       59.53%           No            Yes             No            1,175,000     8/4/99         65.37%
       135.2   410990090       60.38%           No            Yes             No              950,000    10/7/99         71.28%
         136     3314          51.58%          Yes            Yes             No            2,200,000     3/2/00         63.68%
         137   415000131       73.25%           No            Yes             No            1,750,000     1/6/00         79.93%
         138   400990048       67.92%           No            Yes             No            1,850,000    3/15/99         75.41%
         139   400990041       65.49%           No            Yes             No            1,760,000     3/2/99         78.48%
         140     10310         54.48%          Yes            Yes             No            1,995,000     9/3/99         64.87%
         141   410990045       70.05%           No            Yes             No            1,650,000    3/19/99         76.85%
         142   245990116       49.34%           No            Yes             No            2,100,000    5/13/99         57.86%
         143     8669          53.87%          Yes            Yes             No            1,800,000    10/6/99         64.12%
         144   410990061       59.15%           No            Yes             No            1,625,000     9/1/99         69.51%
         145   400990119       2.53%            No            Yes             No            1,610,000    12/14/99        68.89%
         146   400990095       54.77%           No            Yes             No            1,700,000    8/23/99         64.33%
         147     7748          56.57%          Yes            Yes             No            1,600,000    8/19/99         68.29%
         148     10407         64.48%          Yes           Silent           No            1,400,000    11/28/99        74.77%
         149     6010          41.95%          Yes            Yes             No            2,050,000    3/13/00         50.65%
         150   400990107       65.30%           No            Yes             No            1,420,000    10/20/99        71.99%
         151   415990102       49.09%           No            Yes             No            1,850,000    10/19/99        53.94%
         152   400990089       43.93%           No            Yes             No            1,910,000    8/19/99         52.13%
         153   400980012       58.75%           No            Yes             No            1,440,000    12/8/98         68.67%
         154   400990064       64.81%           No            Yes             No            1,350,000    5/28/99         70.85%
         155     10399         50.25%          Yes           Silent           No            1,600,000    9/15/99         58.02%
         156   410990066       56.63%           No            Yes             No            1,375,000    6/21/99         66.73%
         157   400990097       2.50%            No            Yes             No            1,400,000    9/13/99         60.68%
         158     5847          64.79%          Yes            Yes             No            1,125,000    3/17/00         72.94%
         159   400990060       51.97%           No            Yes             No            1,250,000    4/26/99         62.29%
         160     8526          24.77%          Yes            Yes             No            1,650,000    11/29/99        44.99%
         161     10337         60.99%          Yes           Silent           No              985,000    7/21/99         71.91%




         162                   62.70%          YES            YES             NO              950,000     1/5/99         74.04%
       162.1     6667          62.70%          Yes            Yes             No              475,000     1/5/99         74.04%
       162.2     6668          62.70%          Yes            Yes             No              475,000     1/5/99         74.04%
         163     10338         58.50%          Yes           Silent           No              900,000     9/1/99         68.61%


----------------------------------------------------------------------------------------------------------------------------
                                                                                  NET
    CONTROL      LOAN                     YEAR                                RENTABLE SF
    NUMBER      NUMBER     YEAR BUILT   RENOVATED  OWNERSHIP INTEREST           /UNITS      LARGEST TENANT NAME
----------------------------------------------------------------------------------------------------------------------------
           1     10312        1999                      Fee Simple              197,601     Bed, Bath, & Beyond
           2    6603515       1996                      Fee Simple              273,940     Burlington Coat
           3     5557         1980                      Fee Simple                  856
           4                 VARIOUS     VARIOUS        FEE SIMPLE                  309
         4.1   260990081   1965/73/81     1998          Fee Simple                  179
         4.2   260990082    1962/1980     1999          Fee Simple                  130
           5    6603656       1983        1998          Fee Simple              112,764     Time Warner Entertainment Co
           6     10756        1998                      Fee Simple                  220
           7     10761        1998                      Fee Simple                  192
           8     7816         1978                      Fee Simple              219,300     The Aerospace Corporation
           9   415990039      1969      1996-1998       Fee Simple                  173
          10    6603700       1998                      Fee Simple                  264
          11     9569         1999                      Fee Simple               98,770     Best Buy
          12     2806         1995                      Fee Simple              118,308     Michaels Store, Inc.
          13     1906        VARIOUS                    FEE SIMPLE              481,901     VARIOUS
        13.1     1906A        1984                      Fee Simple                   22,    Roy R. Smith, D.D.S.
        13.2     1906B        1980                      Fee Simple               75,069     LAM Research Corp.
        13.3     1906C        1975                      Fee Simple              251,800     Quorum International
        13.4     1906D        1987                      Fee Simple               21,509     First Teamcare, P.A.
        13.5     1906E        1984                      Fee Simple               26,923     Richard Ferrara
        13.6     1906F        1986                      Fee Simple               84,472     Haverty Furniture
          14     7598         1987                      Fee Simple              108,000     NEC America, Inc.
          15     1889         1986                      Fee Simple              136,275     The Kroger Co.
          16    6603028       1967        1998          Fee Simple              536,800     Transilwrap Company
          17     6392         1985                      Fee Simple              112,406     Edwards
          18     9776         1997                      Fee Simple              115,449     Gart Bros. Sporting Goods
          19     10315        1999                      Fee Simple              254,002     Hawk Pacific Corporation
          20                  1988                       LEASEHOLD              VARIOUS     VARIOUS
        20.1    6603086       1988                       Leasehold                   43
        20.2    6603085       1988                       Leasehold               21,230     Battery Park City Authority
          21   810000132      1981      1997-1999       Fee Simple              153,819     Harbor Printing
          22     8355         1985        1998          Fee Simple                  251
          23     8987         1987                      Fee Simple              208,435     Kmart
          24     9519         1917        1983          Fee Simple               30,407     Adidas America, Inc
          25     7529         1979                 Leasehold/Fee Simple         121,016     Vons
          26   410990101      1999                      Fee Simple               67,215     Genuardi's
          27     9272         1979                      Fee Simple                  272
          28    6604092       1997                      Fee Simple              122,121     Mobil Corporation
          29     9069         1983                      Fee Simple               67,100     Ana Trading
          30    6603157       1962        1998          Fee Simple               62,300     Oliver Peoples
          31   240990070      1960      1998/1999       Fee Simple               97,005     Rite Aid
          32     10487        1999                      Fee Simple                  204
          33    6603490       1989                      Fee Simple              238,938     John D. Stephens
          34     7000         1985                      Fee Simple                  316
          35     10382        1952                      Fee Simple               54,200     General Motors
          36    6603234       1983                      Fee Simple                  195
          37     8770         1998                      Fee Simple               69,204     King Foods
          38     10489        1999                      Fee Simple                  192
          39    6603048       1972        1999          Fee Simple                  304
          40     9462         1980                      Fee Simple              173,996     Real Education
          41    6603050       1980                      Fee Simple               42,380     Calibre, Inc.
          42     7198         1925                      Fee Simple               73,700     Tommy Hilfiger
          43     9155         1967        1988          Fee Simple               99,200     Home Base
          44   400990084      1975      1998/1999       Fee Simple               69,605     Reproductive Medical Assoc.
          45     8489         1975                      Fee Simple                  250
          46   400990109     1974/83                    Fee Simple                  394
          47    6603029      VARIOUS     VARIOUS        FEE SIMPLE               34,806     BALDUCCI ENTERPRISES, INC.
        47.1   6603029A       1957                      Fee Simple                6,666     Balducci Enterprises, Inc.
        47.2   6603029B       1947        1987          Fee Simple               28,140     Balducci Enterprises, Inc.
          48   240990106      1999                      Fee Simple              145,416     Anheuser-Busch, Inc.
          49     8512         1986                      Fee Simple               49,347     Arnold J. Brender
          50   410990052      1975                      Fee Simple              114,879     Universal Synergetics
          51     7723         1977                      Fee Simple               55,259     Provident Funding
          52     7361         1974                      Fee Simple              219,300     Weber Distribution Building
          53    6603961       1997                      Fee Simple               62,760     ABCO Desert Market
          54                 VARIOUS                    FEE SIMPLE                  360
          55     6643        Various                    Fee Simple                  278
        55.1     6643A        1950                      Fee Simple                  231
        55.2     6643B        1980                      Fee Simple                   47
          56     9198         1995        1999          Fee Simple                   82
          57     7001         1985                      Fee Simple                  274
          58   400000134     VARIOUS                    FEE SIMPLE                  362
        58.1  400000134A      1964                      Fee Simple                  129
        58.2  400000134B      1953                      Fee Simple                   77
        58.3  400000134C      1962                      Fee Simple                  156
          59   250990091      1999                      Fee Simple               60,010     Cardiff Software
          60     10319        1999                      Fee Simple              109,740     Precor
          61     6913         1978                      Fee Simple                  216
          62     10320        1984                      Fee Simple               62,577     Alaska Housing Finance Corpora
          63    6603463      Various      1998          Fee Simple               33,632     Pottery Barn
          64    6603498       1974        1998          Fee Simple                  155
          65     7488         1912        1999     Leasehold/Fee Simple          23,168     A&R Partners
          66     7815         1991                      Fee Simple                  410
          67   800990098      1979        1999          Fee Simple               50,884     Department of Corrections
          68     7371         1978        1987          Fee Simple              295,392     Client Distribution
          69    6603237       1986                      Fee Simple                  128
          70     6988         1986                      Fee Simple               72,315     SAI
          71     7805         1968                      Fee Simple                  226
          72     7827         1966                      Fee Simple                  137
          73   258990114      1983      1997-1999       Fee Simple               75,373     Provident Home Care LLC
          74     8714         1969        1999          Fee Simple               54,519     Spain's Cards & Gifts
          75   400990085      1970        1999          Fee Simple               50,256     Select Management Service
          76   400990071      1920      1984/1985       Fee Simple               81,222     GBQC Architects
          77   245990073      1970        1997          Fee Simple                  187
          78     9082         1967                      Fee Simple                  210
          79     10314        1999                      Fee Simple               41,126     The P.M. Group, Inc.
          80     9179         1984                      Fee Simple                  164
          81     7261         1999                      Fee Simple               45,472     Best Buy, Inc.
          82   240000136      1996                      Fee Simple               28,036     Staples
          83   240990103      1999                      Fee Simple               32,000     Linens N' Things
          84   410990083      1981        1996          Fee Simple              114,770     R & R Operating Partnership, L. P.
          85     6251        VARIOUS                    FEE SIMPLE                  238
        85.1     6251A        1972                      Fee Simple                   81
        85.2     6251B        1970                      Fee Simple                   62
        85.3     6251C        1970                      Fee Simple                   52
        85.4     6251D        1970                      Fee Simple                   43
          86     9704         1984                      Fee Simple               50,000     World Gym
          87     6909         1993                      Fee Simple                   68
          88     10308        1963                      Fee Simple                  180
          89     7184         1999                      Fee Simple               44,200     Food Lion
          90     6885         1998                      Fee Simple                   90
          91   255990080      1989                      Fee Simple              175,000     Owens Corning
          92    6000070       1989                      Fee Simple               86,600     K-Mart Corporation
          93    6601140       1968        1986          Fee Simple               44,055     Donelan's Supermarket
          94     7015         1976                      Fee Simple                  202
          95     10311        1989                      Fee Simple               63,960     Festival Foods
          96     7404         1983                      Fee Simple               48,521     Primary Provider Management Co
          97     10318        1998                      Fee Simple               11,713     Hollywood Video
          98     10391        1927        1977          Fee Simple                   13
          99     6569         1926        1986          Fee Simple               46,589     University Legal Services
         100     10313        1973        1994          Fee Simple              163,383     Vinyl Source, Inc.
         101   400980023      1968                      Fee Simple                   86
         102                 VARIOUS     VARIOUS          VARIOUS                   123
       102.1     10405        1965                      Fee Simple                   89
       102.2     10335        1960        1997     Leasehold/Fee Simple              34
         103     5151         1976                       Leasehold               27,403     Wendy's
         104     7552         1986                      Fee Simple               63,570     QC Inspection
         105     10306        1972        1997          Fee Simple                   78
         106     9391         1972                      Fee Simple                   80
         107     10309        1998                      Fee Simple               44,000     MAC Equipment, Inc.
         108   800990076      1970        1999          Fee Simple               33,846     Circuit Services
         109     8399         1966        1998          Fee Simple               96,646     K-Mart
         110   400990108   1989, 1992                   Fee Simple               41,209     Master Wood
         111     7747         1964                      Fee Simple                   97
         112     10400        1988                      Fee Simple                   47
         113   300980019      1972                       Leasehold                  159
         114   240990104      1999                      Fee Simple               14,600     S&J Schatz Enterprises
         115   400990086      1973        1998          Fee Simple               34,075     New Jersey Title Insurance Company
         116     10336        1994                      Fee Simple                   35
         117    6602981       1910        1998          Fee Simple               26,268     Hyperion Telecommunications
         118   405990030      1974                      Fee Simple                  112
         119     8698         1970                      Fee Simple                  102
         120     7766         1975                      Fee Simple                  932
         121     8335         1965                      Fee Simple                  154
         122     6568         1929        1984          Fee Simple               27,451     World Vision, U.S.
         123   245990072      1972                      Fee Simple                   94
         124   220990034   1930/1970s     1998          Fee Simple              122,534     Action Box & Containers
         125     7237         1962                      Fee Simple                  104
         126   415990117      1970                      Fee Simple                  120
         127   400990065      1981        1997          Fee Simple               14,185     Elliot & True Medical Group
         128     6567         1954        1980          Fee Simple               30,714     N.A.P.W.A.
         129   245990074   1963/66/76  1996/98/99       Fee Simple                  120
         130   400990047      1974                      Fee Simple                   71
         131   420990049      1909        1998          Fee Simple                   18
         132     10323        1999                      Fee Simple               22,475     DMJM
         133   400990051    1952/1987    1998/99        Fee Simple               19,135     Pacific Clinics
         134   400990029     1960's       1990          Fee Simple                  121
         135                 VARIOUS     VARIOUS        FEE SIMPLE               44,900     VARIOUS
       135.1   410990077      1989       1997-99        Fee Simple               34,000     Decora Industries
       135.2   410990090      1970s                     Fee Simple               10,900     Sherwin-Williams
         136     3314         1982                      Fee Simple               34,459     Family Dollar Store
         137   415000131      1977      1997-1998        Leasehold                   49
         138   400990048      1971      1996-1999       Fee Simple                   73
         139   400990041    1971-1999                   Fee Simple                  115
         140     10310        1930        1995          Fee Simple                   38
         141   410990045      1900        1986          Fee Simple                   31
         142   245990116      1997                      Fee Simple                  252
         143     8669         1991                      Fee Simple               35,700     The Office Furniture Place
         144   410990061    1956/1988   1996-1997       Fee Simple               22,380     Hollywood Entertainment Corporation
         145   400990119     1960's     1998-1999       Fee Simple                  126
         146   400990095      1991                      Fee Simple                  328
         147     7748         1974                      Fee Simple               50,000     Eastern Seaboard Packaging
         148     10407        1918        1978          Fee Simple               40,656     The Furniture Galleries
         149     6010         1982                      Fee Simple               23,179     SB &O Inc.
         150   400990107      1962                      Fee Simple                   69
         151   415990102      1961                      Fee Simple                   67
         152   400990089      1984                      Fee Simple                   70
         153   400980012      1968                      Fee Simple                   46
         154   400990064      1959                      Fee Simple                   50
         155     10399        1976                      Fee Simple                  145
         156   410990066      1987      1996/1997       Fee Simple               14,403     Wawa, Inc.
         157   400990097      1950                      Fee Simple                   34
         158     5847         1997                      Fee Simple                   25
         159   400990060      1970      1996/1997       Fee Simple                   65
         160     8526         1969                      Fee Simple               75,000     AJAX Corporation
         161     10337        1970                      Fee Simple                   72



         162                  1963                      FEE SIMPLE                   26
       162.1     6667         1963                      Fee Simple                   13
       162.2     6668         1963                      Fee Simple                   13
         163     10338        1991                      Fee Simple                  234

----------------------------------------------------------------------------------------------------------------------
                                         LARGEST
                                        TENANT SF      PHYSICAL                                            1998 NOI
    CONTROL      LOAN          LARGEST  AS A % OF     OCCUPANCY   OCCUPANCY     ORIGINAL                   "AS OF"
    NUMBER      NUMBER        TENANT SF   TOTAL           %       AS OF DATE   LTV RATIO       1998 NOI      DATE
----------------------------------------------------------------------------------------------------------------------
           1     10312          35,450     17.94%       95.48%      3/9/00       72.60%
           2    6603515         68,400     24.97%       92.01%      4/24/00      77.61%        2,186,056   12/31/98
           3     5557                                   89.72%     12/31/99      76.64%        2,118,742   12/31/98
           4                                            67.68%     11/30/99      69.26%        3,119,546   12/31/98
         4.1   260990081                                63.22%     11/30/99      68.80%        1,639,003   12/31/98
         4.2   260990082                                73.28%     11/30/99      69.90%        1,480,543   12/31/98
           5    6603656         95,692     84.86%       100.00%    11/29/99      74.44%        2,555,076   12/31/98
           6     10756                                  95.91%      1/18/00      79.73%
           7     10761                                  93.75%      3/28/00      78.83%
           8     7816          219,300    100.00%       100.00%    12/31/99      63.64%        2,548,676   12/31/98
           9   415990039                                100.00%    12/31/99      68.10%        1,766,360   12/31/98
          10    6603700                                 90.20%      11/2/99      80.00%          896,524   12/31/98
          11     9569           45,000     45.56%       100.00%     12/3/99      72.49%
          12     2806           32,163     27.19%       97.46%     12/31/99      74.67%        1,437,075   12/31/98
          13     1906          VARIOUS    VARIOUS       97.65%      VARIOUS      63.03%        1,730,786   12/31/98
        13.1     1906A           4,072     18.40%       91.04%      12/1/99      63.03%           52,057   12/31/98
        13.2     1906B          24,804     33.04%       100.00%    12/31/99      63.03%          554,580   12/31/98
        13.3     1906C         251,800    100.00%       100.00%    12/31/99      63.03%          477,782   12/31/98
        13.4     1906D           6,300     29.29%       100.00%    12/31/99      63.03%          134,130   12/31/98
        13.5     1906E           5,666     21.05%       81.55%      12/1/99      63.03%          107,788   12/31/98
        13.6     1906F          43,461     51.45%       94.80%     12/31/99      63.03%          404,449   12/31/98
          14     7598          108,000    100.00%       100.00%    12/20/99      77.34%
          15     1889           53,450     39.22%       92.85%     12/31/99      77.42%        1,170,534   12/31/98
          16    6603028        247,000     46.01%       100.00%     6/2/99       75.16%
          17     6392           46,725     41.57%       98.96%      2/8/00       72.41%        1,318,332   12/31/98
          18     9776           32,400     28.06%       96.88%      1/31/00      69.66%          687,633   12/31/98
          19     10315         254,002    100.00%       100.00%     1/18/00      73.13%
          20                   VARIOUS    VARIOUS       100.00%     VARIOUS      68.00%          VARIOUS   VARIOUS
        20.1    6603086                                 100.00%     8/16/99      70.90%          847,086   12/31/98
        20.2    6603085         15,655     73.74%       100.00%     8/30/99      58.82%
          21   810000132        98,563     64.08%       100.00%     2/14/00      70.50%          230,498   12/20/98
          22     8355                                   52.59%     12/31/99      59.75%        1,370,778   12/31/98
          23     8987           86,479     41.49%       99.28%     11/22/99      76.45%        1,044,781   12/31/98
          24     9519           20,000     65.77%       100.00%     2/1/00       74.61%          134,033   12/31/98
          25     7529           80,000     66.11%       95.88%      9/30/99      69.32%          928,790   12/31/98
          26   410990101        50,065     74.48%       100.00%    10/18/99      80.00%
          27     9272                                   95.22%      2/1/00       82.24%          842,719   12/31/98
          28    6604092         21,122     17.30%       100.00%    12/22/99      79.82%        1,130,266   12/31/98
          29     9069            8,700     12.97%       100.00%     1/12/00      66.67%
          30    6603157         17,853     28.66%       95.40%      5/27/99      75.00%          390,139   12/31/98
          31   240990070        17,700     18.25%       81.75%      2/1/00       71.97%          781,538   12/31/98
          32     10487                                  96.08%      3/23/00      75.76%
          33    6603490         33,340     13.95%       98.81%      9/8/99       91.80%          598,527   12/31/98
          34     7000                                   96.20%     12/29/99      76.19%          844,254   12/31/98
          35     10382          54,200    100.00%       100.00%     2/17/00      74.47%
          36    6603234                                 95.38%      3/31/99      78.65%          913,372   12/31/98
          37     8770           46,007     66.48%       98.27%      1/12/00      74.05%
          38     10489                                  91.67%      2/2/00       72.34%
          39    6603048                                 91.45%      6/16/99      78.61%          737,005   12/31/98
          40     9462           45,721     26.28%       95.98%     12/16/99      43.14%        1,020,986   12/31/98
          41    6603050          5,500     12.98%       97.23%     10/20/99      77.65%          672,320   12/31/98
          42     7198            7,700     10.45%       100.00%     2/10/00      61.39%          687,620   12/31/98
          43     9155           99,200    100.00%       100.00%     3/16/00      71.47%          841,336   12/31/98
          44   400990084         4,928     7.08%        92.02%      3/6/00       49.20%          529,290   12/31/98
          45     8489                                   89.20%     10/26/99      72.29%          674,076   12/31/98
          46   400990109                                99.23%      3/6/00       64.50%          825,615   12/31/98
          47    6603029         34,806    100.00%       VARIOUS     6/21/99      82.76%
        47.1   6603029A          6,666    100.00%       100.00%     6/21/99      82.76%
        47.2   6603029B         28,140    100.00%       100.00%     6/21/99      82.76%
          48   240990106       145,416    100.00%       100.00%    10/22/99      69.50%
          49     8512            5,833     11.82%       100.00%     4/1/00       71.15%          736,532   12/31/98
          50   410990052         4,573     3.98%        97.58%      4/1/00       73.90%          610,006   12/31/98
          51     7723           10,249     18.55%       93.92%     12/31/99      68.75%          254,914   12/31/98
          52     7361          219,300    100.00%       100.00%    12/31/99      58.82%          936,828   12/31/98
          53    6603961         42,678     68.00%       100.00%    12/22/99      74.81%          500,316   12/31/98
          54                                            VARIOUS     VARIOUS      74.06%          523,251   12/31/98
          55     6643                                   94.24%      2/16/00      72.04%          372,929   12/31/98
        55.1     6643A                                  94.81%      2/16/00      72.04%          278,431   12/31/98
        55.2     6643B                                  100.00%     2/16/00      72.04%           94,498   12/31/98
          56     9198                                   92.68%      1/19/00      80.00%          150,322   12/31/98
          57     7001                                   97.45%     12/29/99      79.27%          615,986   12/31/98
          58   400000134                                95.85%     12/31/99      60.84%          681,873   12/31/98
        58.1  400000134A                                94.57%     12/31/99      0.00%           261,986   12/31/98
        58.2  400000134B                                98.70%     12/31/99      0.00%           181,421   12/31/98
        58.3  400000134C                                95.50%     12/31/99      0.00%           238,466   12/31/98
          59   250990091        60,010    100.00%       100.00%     9/2/99       70.40%
          60     10319          71,750     65.38%       100.00%     2/24/00      70.77%
          61     6913                                   90.74%     12/31/99      61.73%          656,327   12/31/98
          62     10320          52,191     83.40%       95.66%      2/1/00       73.75%          865,965   12/31/98
          63    6603463         15,784     46.93%       100.00%     7/19/99      71.90%
          64    6603498                                 91.00%      5/21/99      80.07%          654,576   12/31/98
          65     7488           23,168    100.00%       100.00%     2/24/00      65.97%
          66     7815                                   99.76%      2/25/00      80.00%          732,566   12/31/98
          67   800990098        12,462     24.49%       98.97%     10/31/99      73.00%          294,549   12/31/98
          68     7371          295,392    100.00%       100.00%    11/15/99      69.23%
          69    6603237                                 97.66%      6/30/99      79.63%          392,003   12/31/98
          70     6988           19,444     26.89%       97.09%     12/31/99      74.14%          540,486   12/31/98
          71     7805                                   89.82%     12/31/99      78.18%          575,679   12/31/98
          72     7827                                   98.54%     12/31/99      78.63%          492,653   12/31/98
          73   258990114        10,618     14.09%       91.62%      4/17/00      69.70%          286,768   12/31/98
          74     8714           15,842     29.06%       95.95%      3/31/00      66.67%          399,949   12/31/98
          75   400990085         5,250     10.45%       89.65%      3/6/00       46.00%          431,099   12/31/98
          76   400990071        10,755     13.24%       100.00%     3/6/00       63.50%          442,649   12/31/98
          77   245990073                                96.00%     11/19/99      79.00%          512,622   11/30/98
          78     9082                                   100.00%     2/1/00       77.58%          427,890   12/31/98
          79     10314          20,960     50.97%       100.00%    12/29/99      75.00%
          80     9179                                   95.12%     12/30/99      76.53%          304,904   12/31/98
          81     7261           45,472    100.00%       100.00%     1/11/00      67.57%
          82   240000136        19,092     68.10%       100.00%    12/20/99      61.10%          578,805   12/31/98
          83   240990103        32,000    100.00%       100.00%     11/3/99      71.60%
          84   410990083       114,770    100.00%       100.00%     9/17/99      71.70%
          85     6251                                   92.44%      VARIOUS      80.62%          402,736   12/31/98
        85.1     6251A                                  98.77%      11/3/99      80.62%          163,982   12/31/98
        85.2     6251B                                  91.94%      2/14/00      80.62%           91,627   12/31/98
        85.3     6251C                                  76.92%      2/22/00      80.62%           74,269   12/31/98
        85.4     6251D                                  95.35%      11/1/99      80.62%           72,858   12/31/98
          86     9704            9,000     18.00%       96.80%     12/22/99      73.39%          463,636   12/31/98
          87     6909                                   98.53%      9/30/99      72.69%          401,506   12/31/98
          88     10308                                  86.11%      1/31/00      75.61%          259,443   12/31/98
          89     7184           33,000     74.66%       96.83%      2/9/00       78.36%
          90     6885                                   96.67%     12/31/99      73.77%          162,970   12/31/98
          91   255990080       175,000    100.00%       100.00%     6/12/99      68.30%          358,404   12/31/98
          92    6000070         86,600    100.00%       100.00%     9/30/99      72.73%          343,291   12/31/98
          93    6601140         14,500     32.91%       100.00%     9/1/99       77.78%          385,027   12/31/98
          94     7015                                   90.10%     12/31/99      54.00%          351,981   12/31/98
          95     10311          44,877     70.16%       93.26%      3/31/00      77.65%          405,294   12/31/98
          96     7404           11,758     24.23%       100.00%     12/1/99      63.41%          391,667   12/31/98
          97     10318           6,672     56.96%       100.00%    11/30/99      76.38%           99,885   12/31/98
          98     10391                                  100.00%     3/31/00      70.51%
          99     6569            7,889     16.93%       100.00%     1/1/00       53.72%          387,114   12/31/98
         100     10313         163,383    100.00%       100.00%    12/23/99      62.90%          286,024   12/31/98
         101   400980023                                100.00%     8/23/99      70.40%          272,225   12/31/98
         102                                            100.00%     VARIOUS      74.73%          359,911   12/31/98
       102.1     10405                                  100.00%     1/22/00      74.94%          246,378   12/31/98
       102.2     10335                                  100.00%     2/24/00      74.26%          113,533   12/31/98
         103     5151            3,200     11.68%       100.00%     1/1/00       67.61%          353,179   12/31/98
         104     7552           10,267     16.15%       97.00%      9/30/99      73.08%          303,817   12/31/98
         105     10306                                  100.00%     1/25/00      78.73%          260,292   12/31/98
         106     9391                                   98.77%      1/31/00      73.48%          276,341   12/31/98
         107     10309          44,000    100.00%       100.00%     3/27/00      73.74%
         108   800990076        19,849     58.65%       100.00%    12/31/99      71.40%          282,929   12/31/98
         109     8399           96,646    100.00%       100.00%    10/15/99      44.44%          179,787   12/31/98
         110   400990108        11,400     27.66%       100.00%     3/3/00       71.40%          247,962   12/31/98
         111     7747                                   95.88%      1/5/00       76.97%          286,045   12/31/98
         112     10400                                  100.00%    11/30/99      75.68%          327,379   12/31/98
         113   300980019                                100.00%     8/30/99      36.40%          455,680   12/31/98
         114   240990104        14,600    100.00%       100.00%     12/8/99      74.50%
         115   400990086         8,648     25.38%       89.10%      3/6/00       66.70%           57,906   12/31/98
         116     10336                                  97.14%     11/30/99      52.63%          241,065   12/31/98
         117    6602981         20,368     77.54%       100.00%     6/28/99      72.73%
         118   405990030                                95.00%      3/27/00      69.00%          241,427   12/31/98
         119     8698                                   91.18%     10/31/99      52.49%          440,355   12/31/98
         120     7766                                   87.23%     12/31/99      49.50%          414,181   12/31/98
         121     8335                                   95.45%     12/31/99      76.92%          265,455   12/31/98
         122     6568           15,910     57.96%       100.00%     1/1/00       65.31%          283,721   12/31/98
         123   245990072                                94.68%      11/1/99      76.45%          186,039   9/30/98
         124   220990034        40,000     32.64%       96.80%     12/31/99      73.10%          133,612   12/31/98
         125     7237                                   100.00%     2/29/00      73.85%          237,959   12/31/98
         126   415990117                                95.83%     12/22/99      75.50%          229,042   12/31/98
         127   400990065         7,279     51.31%       100.00%     2/25/00      71.40%          182,697   12/31/98
         128     6567            8,488     27.64%       94.57%      12/1/99      50.34%          285,692   12/31/98
         129   245990074                                100.00%    12/31/99      66.40%          208,351   12/31/98
         130   400990047                                100.00%    12/30/99      79.80%          185,906   12/31/98
         131   420990049                                95.92%     12/31/99      68.50%          180,196   12/31/98
         132     10323          15,150     67.41%       87.80%     12/27/99      66.44%
         133   400990051         8,000     41.81%       100.00%    12/31/99      64.40%          116,423   12/31/98
         134   400990029                                98.33%     12/31/99      60.50%          202,550   12/31/98
         135                   VARIOUS    VARIOUS       100.00%     VARIOUS      68.24%          242,828   12/31/98
       135.1   410990077        34,000    100.00%       100.00%    12/17/99      65.50%          153,757   12/31/98
       135.2   410990090         4,689     43.02%       100.00%    12/18/99      71.60%           89,071   12/31/98
         136     3314            9,366     27.18%       100.00%     2/14/00      65.50%          226,600   12/31/98
         137   415000131                                95.92%      2/28/00      80.00%          (53,855)  12/31/98
         138   400990048                                100.00%    12/30/99      75.90%          160,140   12/31/98
         139   400990041                                96.50%      11/1/99      79.55%          194,841   12/31/98
         140     10310                                  100.00%     2/19/00      65.16%          161,657   12/31/98
         141   410990045                                100.00%    12/22/99      77.30%          181,812   12/31/98
         142   245990116                                90.00%     10/31/99      58.10%            1,006   12/31/98
         143     8669           20,000     56.02%       100.00%     1/31/00      64.28%          (26,180)  12/31/98
         144   410990061        10,300     46.02%       100.00%     2/9/00       69.80%          140,999   12/31/98
         145   400990119                                94.44%      2/18/00      69.25%          158,689   12/31/98
         146   400990095                                82.00%      7/28/99      64.70%          187,611   12/31/98
         147     7748           50,000    100.00%       100.00%     1/5/00       68.75%          147,645   12/31/98
         148     10407          40,656    100.00%       100.00%     1/6/00       75.00%          170,579   12/31/98
         149     6010            7,062     30.47%       94.98%     12/22/99      51.22%          182,478   12/31/98
         150   400990107                                97.10%      1/1/00       72.20%          114,378   12/31/98
         151   415990102                                95.52%     12/10/99      54.10%          166,003   12/31/98
         152   400990089                                100.00%    12/20/99      52.40%          198,214   12/31/98
         153   400980012                                100.00%     1/31/00      69.40%          138,155   12/31/98
         154   400990064                                94.00%     12/31/99      71.10%          119,116   12/31/98
         155     10399                                  86.90%     12/31/99      58.13%          140,561   12/31/98
         156   410990066         3,000     20.83%       100.00%     1/17/00      67.10%           98,152   12/31/98
         157   400990097                                100.00%     3/31/00      61.80%          129,911   12/31/98
         158     5847                                   96.00%      9/30/99      73.42%          137,658   12/31/98
         159   400990060                                97.00%     11/16/99      62.64%           82,883   12/31/98
         160     8526           75,000    100.00%       100.00%     3/15/00      45.45%
         161     10337                                  97.22%      1/31/00      72.34%          101,967   12/31/98



         162                                            100.00%     3/31/00      74.74%          135,276   12/31/98
       162.1     6667                                   100.00%     3/31/00      74.74%           68,712   12/31/98
       162.2     6668                                   100.00%     3/31/00      74.74%           66,564   12/31/98
         163     10338                                  82.48%      1/31/00      68.89%           92,669   12/31/98

-------------------------------------------------------------------------------------------------------------------------
                                                                                                      ANNUAL
                                                                                       ANNUAL      UNDERWRITTEN
                                        1999 NOI                                    UNDERWRITTEN   REPLACEMENT
    CONTROL      LOAN                   "AS OF"       UNDERWRITTEN   UNDERWRITTEN   REPLACEMENT    RESERVES PER    U/W/NOI
    NUMBER      NUMBER       1999 NOI     DATE             NOI       NET CASH FLOW    RESERVES        UNIT/SF       DSCR
-------------------------------------------------------------------------------------------------------------------------
           1     10312       2,842,798  2/29/00         3,565,114      3,473,557        19,760           0.10       1.28
           2    6603515      2,749,304  12/31/99        2,990,130      2,821,790        41,091           0.16       1.31
           3     5557        2,390,902  12/31/99        2,219,463      2,219,463       214,000         250.00       1.24
           4                 3,851,169  12/31/99        3,187,308      3,187,308       538,447       1,742.58       1.51
         4.1   260990081     2,133,022  12/31/99        1,780,772      1,780,772       285,700       1,596.09       1.51
         4.2   260990082     1,718,147  12/31/99        1,406,536      1,406,536       252,747       1,944.21       1.50
           5    6603656      2,537,686  7/31/99         2,381,163      2,245,846        22,553           0.20       1.33
           6     10756       1,996,658  1/31/00         2,039,488      2,039,488        74,800         340.00       1.28
           7     10761       1,783,570  2/29/00         1,868,977      1,868,977        48,000         250.00       1.20
           8     7816        2,558,227  12/31/99        2,505,788      2,330,495        54,825           0.25       1.62
           9   415990039     1,911,845  12/31/99        1,846,674      1,846,674        47,469         274.39       1.43
          10    6603700      1,095,680  8/31/99         1,666,502      1,600,502        66,000         250.00       1.27
          11     9569        1,432,229  11/30/99        1,554,341      1,548,823        14,775           0.15       1.26
          12     2806        1,209,160  12/31/99        1,594,225      1,497,757        17,746           0.15       1.35
          13     1906        1,888,892  9/30/99         1,765,314      1,444,322        79,162           0.16       1.54
        13.1     1906A          21,863  9/30/99           101,029         79,341         5,531           0.25       1.54
        13.2     1906B         622,297  9/30/99           508,855        376,121        18,767           0.25       1.54
        13.3     1906C         493,239  9/30/99           422,323        371,132        26,347           0.10       1.54
        13.4     1906D         204,228  9/30/99           157,490        139,778         6,213           0.29       1.54
        13.5     1906E         145,752  9/30/99           107,567         91,947         5,410           0.20       1.54
        13.6     1906F         401,513  9/30/99           468,050        386,003        16,894           0.20       1.54
          14     7598                                   1,617,870      1,500,085        43,667           0.40       1.46
          15     1889        1,260,386  12/31/99        1,264,749      1,202,345        20,434           0.15       1.32
          16    6603028        503,711  6/30/99         1,463,151      1,352,440        53,680           0.10       1.41
          17     6392        1,273,529  12/31/99        1,278,133      1,221,201        18,896           0.17       1.39
          18     9776        1,261,408  10/31/99        1,263,623      1,229,287        16,777           0.15       1.32
          19     10315       1,327,477  12/31/99        1,149,109      1,136,895        25,400           0.10       1.27
          20                   VARIOUS  VARIOUS         1,139,156      1,097,622        14,996        VARIOUS       1.30
        20.1    6603086      1,013,156  7/31/99           860,035        829,038        10,750         250.00       1.26
        20.2    6603085                                   279,121        248,337         4,246           0.20       1.43
          21   810000132       319,125  12/20/99        1,315,598      1,135,371        23,073           0.15       1.49
          22     8355        1,975,911  2/28/00         1,558,856      1,558,856       228,246         909.35       1.55
          23     8987        1,053,009  11/30/99        1,081,736      1,044,504        31,265           0.15       1.34
          24     9519          672,570  12/31/99        1,059,446      1,033,967         7,602           0.25       1.23
          25     7529        1,008,453  12/31/99        1,029,807        994,732        17,002           0.14       1.29
          26   410990101                                1,004,442        967,783        10,082           0.15       1.26
          27     9272        1,020,385  10/31/99        1,009,645      1,009,645        72,080         265.00       1.24
          28    6604092        796,571  9/30/99           948,603        936,390        12,212           0.10       1.22
          29     9069        1,151,337  11/30/99        1,051,449        987,442        14,905           0.22       1.36
          30    6603157        564,260  5/31/99           925,486        869,416         9,345           0.15       1.33
          31   240990070       678,570  12/31/99        1,024,377        963,727        20,371           0.21       1.49
          32     10487       1,233,822  2/28/00           821,933        821,933        51,000         250.00       1.24
          33    6603490                                   869,496        766,753        31,062           0.13       1.30
          34     7000          814,463  12/31/99          789,016        789,016        71,100         225.00       1.28
          35     10382                                    824,191        809,722        12,466           0.23       1.28
          36    6603234                                   826,089        771,879        54,210         278.00       1.38
          37     8770          568,076  12/31/99          842,814        826,856        10,381           0.15       1.27
          38     10489       1,160,790  2/28/00           753,274        753,274        48,000         250.00       1.26
          39    6603048        704,936  5/28/99           805,308        719,884        85,424         281.00       1.35
          40     9462        1,379,087  10/31/99        1,225,295        999,605        43,449           0.25       2.11
          41    6603050        686,210  3/31/99           813,023        762,167         8,476           0.20       1.40
          42     7198          718,546  12/31/99          809,041        705,131        18,425           0.25       1.44
          43     9155          915,654  6/30/99           853,711        801,160        14,880           0.15       1.44
          44   400990084       746,055  12/31/99        1,062,463        959,519        10,441           0.15       1.97
          45     8489          724,010  9/30/99           675,657        675,657        62,500         250.00       1.27
          46   400990109       884,165  12/31/99          876,738        876,738        19,700          50.00       1.58
          47    6603029                                   683,689        666,901         5,650           0.16       1.27
        47.1   6603029A                                   541,226        528,288         1,800           0.27       1.27
        47.2   6603029B                                   142,463        138,613         3,850           0.14       1.27
          48   240990106                                  695,263        662,376         7,271           0.05       1.37
          49     8512          882,641  10/31/99          694,734        629,299        12,337           0.25       1.38
          50   410990052       750,662  12/31/99          714,945        634,478        17,232           0.15       1.45
          51     7723          645,739  12/31/99          712,651        631,472        13,815           0.25       1.47
          52     7361          885,782  9/30/99           830,631        786,595        40,420           0.18       1.59
          53    6603961        645,862  9/25/99           639,803        606,277         9,414           0.15       1.27
          54                   681,727  12/31/99          626,943        626,943        19,216          53.38       1.25
          55     6643          508,386  12/31/99          454,990        454,990        15,116          54.37       1.25
        55.1     6643A         420,136  12/31/99          360,924        360,924        12,766          55.26       1.25
        55.2     6643B          88,249  12/31/99           94,066         94,066         2,350          50.00       1.25
          56     9198          173,341  9/30/99           171,953        171,953         4,100          50.00       1.25
          57     7001          666,422  12/31/99          569,856        569,856        61,650         225.00       1.28
          58   400000134       695,075  12/31/99          656,119        656,119        18,100          50.00       1.34
        58.1  400000134A       282,858  12/31/99          267,553        267,553         6,450          50.00       1.34
        58.2  400000134B       163,793  12/31/99          117,453        117,453         3,850          50.00       1.34
        58.3  400000134C       248,423  12/31/99          271,113        271,113         7,800          50.00       1.34
          59   250990091                                  657,280        618,648         6,001           0.10       1.37
          60     10319         634,606  12/31/99          593,897        571,576        10,974           0.10       1.30
          61     6913          621,831  12/31/99          601,278        601,278        67,176         311.00       1.37
          62     10320         872,653  12/21/99          657,525        587,435        10,638           0.17       1.46
          63    6603463                                   532,158        510,297         5,045           0.15       1.25
          64    6603498        601,650  4/30/99           640,715        599,330        41,385         267.00       1.55
          65     7488          628,272  12/31/99          585,638        554,325         5,793           0.25       1.37
          66     7815          162,081  12/31/99          526,974        526,974        29,894          72.91       1.29
          67   800990098       525,437  12/31/99          595,347        545,903         5,088           0.10       1.32
          68     7371                                     595,578        564,300        19,280           0.07       1.39
          69    6603237        425,665  6/30/99           496,189        453,949        42,240         330.00       1.39
          70     6988          583,455  12/31/99          578,449        537,043        10,847           0.15       1.40
          71     7805          584,828  11/30/99          498,132        498,132        47,984         212.32       1.28
          72     7827          526,655  12/31/99          480,341        480,341        34,250         250.00       1.25
          73   258990114       384,773  12/31/99          619,935        558,861        11,306           0.15       1.58
          74     8714          399,916  12/31/99          557,606        513,561         8,190           0.15       1.42
          75   400990085       585,125  12/31/99          689,129        609,788         7,538           0.15       1.92
          76   400990071       585,797  12/31/99          573,554        461,291        17,869           0.22       1.63
          77   245990073       518,694  10/31/99          435,768        435,768        46,750         250.00       1.21
          78     9082          452,722  12/31/99          441,276        441,276        13,230          63.00       1.26
          79     10314         353,454  12/31/99          455,485        433,459         6,169           0.15       1.28
          80     9179          454,488  12/31/99          435,511        435,511        42,560         259.51       1.25
          81     7261          444,500  12/31/99          416,508        416,508         5,457           0.12       1.29
          82   240000136       574,694  12/31/99          499,754        461,663         4,205           0.15       1.56
          83   240990103                                  401,235        387,564         3,200           0.10       1.29
          84   410990083                                  419,720        388,435        11,477           0.10       1.38
          85     6251          325,291  9/30/99           385,012        385,012        11,850          49.79       1.34
        85.1     6251A         128,112  9/30/99           142,276        142,276         4,050          50.00       1.34
        85.2     6251B          84,774  9/30/99           100,955        100,955         3,100          50.00       1.34
        85.3     6251C          45,083  9/30/99            76,615         76,615         2,600          50.00       1.34
        85.4     6251D          67,322  9/30/99            65,166         65,166         2,100          48.84       1.34
          86     9704          491,292  9/27/99           456,598        418,847        17,320           0.35       1.50
          87     6909          412,505  9/30/99           377,544        377,544        34,680         510.00       1.26
          88     10308         356,270  1/31/00           348,077        348,077        45,000         250.00       1.25
          89     7184          367,916  12/31/99          360,341        354,410         6,630           0.15       1.27
          90     6885          365,718  12/31/99          338,492        338,492        15,750         175.00       1.26
          91   255990080       418,300  12/31/99          376,906        352,799        26,250           0.15       1.48
          92    6000070        345,396  9/30/99           327,815        306,165        21,650           0.25       1.37
          93    6601140        349,679   9/1/99           356,830        328,194         7,930           0.18       1.38
          94     7015          444,018  9/30/99           376,313        376,313        50,500         250.00       1.48
          95     10311         693,361  12/31/99          331,664        318,526         8,954           0.15       1.33
          96     7404          357,629  12/31/99          381,029        321,007        12,130           0.25       1.53
          97     10318         347,680  11/30/99          304,614        297,720         1,757           0.15       1.28
          98     10391         314,687  1/31/00           288,475        284,507         2,750         211.54       1.26
          99     6569          441,189  12/31/99          385,302        306,873        11,647           0.25       1.63
         100     10313         308,697  12/14/99          346,268        312,756        24,507           0.15       1.42
         101   400980023       330,841  12/31/99          275,759        275,759         4,300          50.00       1.16
         102                   351,737  12/31/99          312,594        312,594         6,150          50.00       1.34
       102.1     10405         245,136  12/31/99          223,467        223,467         4,450          50.00       1.39
       102.2     10335         106,601  12/31/99           89,127         89,127         1,700          50.00       1.23
         103     5151          292,140  12/31/99          301,987        279,157         4,110           0.15       1.35
         104     7552          298,531  9/30/99           308,667        266,141        10,120           0.16       1.46
         105     10306         296,065  12/31/99          272,429        272,429        20,046         257.00       1.26
         106     9391          323,143  12/31/99          276,385        276,385        20,000         250.00       1.25
         107     10309         314,754  12/31/99          289,558        267,778         4,400           0.10       1.35
         108   800990076       327,787  12/31/99          287,314        267,498         5,077           0.15       1.39
         109     8399          476,321  10/1/99           349,052        323,821        14,504           0.15       1.70
         110   400990108       268,748  12/31/99          288,807        266,615         6,181           0.15       1.45
         111     7747          226,907  12/31/99          255,927        255,927        21,825         225.00       1.25
         112     10400         315,623  11/30/99          304,070        304,070        14,950         318.09       1.44
         113   300980019       645,389  12/31/99          541,058        541,058         7,950          50.00       1.72
         114   240990104                                  259,368        248,084         1,460           0.10       1.37
         115   400990086       246,471  12/31/99          298,459        243,485         5,111           0.15       1.66
         116     10336         257,699  11/30/99          240,612        240,612         8,750         250.00       1.31
         117    6602981                                   263,410        232,094         5,254           0.20       1.42
         118   405990030       145,439  12/31/99          267,347        267,347        39,200         350.00       1.50
         119     8698          501,401  9/30/99           232,907        232,907        32,235         316.03       1.26
         120     7766          387,901  12/31/99          307,645        307,645        41,156          44.16       1.29
         121     8335          210,764  12/31/99          233,386        233,386        38,500         250.00       1.28
         122     6568          322,622  12/31/99          268,382        235,222         6,863           0.25       1.48
         123   245990072       174,244  5/30/99           203,990        203,990        23,500         250.00       1.21
         124   220990034       218,949  12/31/99          284,401        231,680        12,253           0.10       1.59
         125     7237          249,332  9/30/99           215,660        215,660        26,000         250.00       1.35
         126   415990117       282,810  10/31/99          203,729        203,729        30,000         250.00       1.22
         127   400990065       215,877  12/31/99          223,553        202,787         7,660           0.54       1.39
         128     6567          309,232  12/31/99          248,043        202,580         7,679           0.25       1.59
         129   245990074       243,940  12/31/99          198,117        198,117        44,400         370.00       1.28
         130   400990047       188,285  12/31/99          170,897        170,897         2,840          40.00       1.22
         131   420990049       179,413  12/31/99          169,895        167,385         5,400         300.00       1.24
         132     10323         207,486  8/31/99           194,990        181,220         3,947           0.18       1.36
         133   400990051       169,822  12/31/99          218,801        201,406         3,253           0.17       1.54
         134   400990029       207,228  12/31/99          213,500        213,500         6,050          50.00       1.32
         135                   253,405  VARIOUS           199,544        173,155         8,435           0.19       1.44
       135.1   410990077       139,129  9/30/99           108,191         89,618         6,800           0.20       1.51
       135.2   410990090       114,276  12/31/99           91,353         83,537         1,635           0.15       1.36
         136     3314          234,111  12/27/99          206,553        184,534         5,169           0.15       1.70
         137   415000131        11,953  12/31/99          164,300        164,300        12,250         250.00       1.22
         138   400990048       165,452  12/31/99          151,376        151,376         1,825          25.00       1.23
         139   400990041       192,048  12/31/99          185,511        185,511         6,237          54.24       1.43
         140     10310         169,671  10/31/99          173,292        173,292         9,408         247.58       1.39
         141   410990045       195,670  12/31/99          183,969        183,969         8,215         265.00       1.56
         142   245990116       170,891  12/31/99          181,304        181,304         3,478          13.80       1.48
         143     8669          109,049  12/31/99          181,410        151,269         8,425           0.24       1.50
         144   410990061       184,970  12/31/99          165,137        146,572         4,476           0.20       1.46
         145   400990119       179,836  12/31/99          163,086        163,086         6,300          50.00       1.23
         146   400990095       178,625  12/31/99          157,025        157,025         4,097          12.49       1.43
         147     7748          115,291  12/31/99          143,738        134,594        14,000           0.28       1.34
         148     10407         118,648  12/31/99          162,804        162,804         6,085           0.15       1.48
         149     6010          202,869  12/31/99          167,195        135,605         5,795           0.25       1.65
         150   400990107       123,661  12/31/99          113,630        113,630         3,450          50.00       1.21
         151   415990102       152,819  11/30/99          161,475        161,475         3,350          50.00       1.73
         152   400990089       184,219  12/31/99          177,950        177,950         3,500          50.00       1.83
         153   400980012       154,035  12/31/99          130,630        130,630         2,392          52.00       1.31
         154   400990064       139,280  12/31/99          117,266        117,266         2,500          50.00       1.29
         155     10399         128,225  12/31/99          126,257        126,257         7,250          50.00       1.28
         156   410990066       118,887  12/31/99          135,234        119,580         4,033           0.28       1.49
         157   400990097       146,195  12/31/99          119,953        119,953         1,700          50.00       1.1R3
         158     5847          112,999  9/30/99            92,942         92,942         5,000         200.00       1.25
         159   400990060       103,027  9/30/99            91,631         91,631         3,250          50.00       1.25
         160     8526                                     149,112        132,338         9,951           0.13       1.69
         161     10337          89,493  12/31/99           88,615         88,615         3,500          48.61       1.26
         162                   118,250  12/31/99          100,960        100,960         6,500         250.00       1.36
       162.1     6667           58,290  12/31/99           50,979         50,979         3,250         250.00       1.37
       162.2     6668           59,961  12/31/99           49,981         49,981         3,250         250.00       1.34
         163     10338          93,782  9/30/99            80,627         80,627         5,439          23.24       1.29

---------------------------------------------------------------------------------------------------------------------------------
                                 U/W NET                   CUT-OFF DATE                 MONTHLY                 MONTHLY   MONTHLY
    CONTROL      LOAN           CASH FLOW   ORIGINAL LOAN    LOAN PER    PAID TO      REPLACEMENT    MONTHLY   INSURANCE   TI/LC
    NUMBER      NUMBER            DSCR       PER UNIT/SF      UNIT/SF      DATE         RESERVES    TAX ESCROW   ESCROW   PAYMENT
---------------------------------------------------------------------------------------------------------------------------------
           1     10312            1.25           154.31        153.90     6/1/00
           2    6603515           1.24            98.89         98.32     6/1/00            3,193     14,733        971
           3     5557             1.24        24,532.71     24,365.28     6/1/00                      52,439
           4                      1.51        66,343.04     65,992.14     6/1/00           37,588     30,333
         4.1   260990081          1.51        63,770.95     63,433.65     6/1/00           24,792     17,833
         4.2   260990082          1.50        69,884.62     69,514.98     6/1/00           12,796     12,500
           5    6603656           1.26           178.25        177.74     6/1/00            1,879     15,137      2,207     9,397
           6     10756            1.28        80,818.18     80,818.18     6/1/00            4,583     27,647
           7     10761            1.20        91,145.83     90,882.43     6/1/00            4,000     14,838      1,042
           8     7816             1.50            79.80         79.53     6/1/00            2,741
           9   415990039          1.43        85,838.15     85,286.22     6/1/00                       6,873     1,536
          10    6603700           1.22        56,060.61     55,871.65     6/1/00            5,500     14,440      1,354
          11     9569             1.25           142.76        142.40     6/1/00            1,231     18,188        879
          12     2806             1.27           118.34        115.89     6/1/00              596    11,938
          13     1906             1.26            28.44         27.77     6/1/00                     34,954
        13.1     1906A            1.26            30.48         29.76     6/1/00
        13.2     1906B            1.26            57.10         55.75     6/1/00
        13.3     1906C            1.26            12.27         11.98     6/1/00
        13.4     1906D            1.26            56.26         54.94     6/1/00
        13.5     1906E            1.26            33.95         33.15     6/1/00
        13.6     1906F            1.26            41.79         40.80     6/1/00
          14     7598             1.35           114.58        113.50     6/1/00
          15     1889             1.25            88.06         86.45     6/1/00                      22,344
          16    6603028           1.30            21.42         21.31     6/1/00            2,684     27,042      1,519
          17     6392             1.33            93.41         92.82     6/1/00            1,405     29,317      4,181
          18     9776             1.28            87.48         87.15     6/1/00                      11,595
          19     10315            1.26            38.58         38.13     6/1/00               83      3,184      1,689     6,000
          20                      1.25          VARIOUS       VARIOUS     6/1/00            1,250                   834
        20.1    6603086           1.22       178,069.77    177,276.93     6/1/00              896                   417
        20.2    6603085           1.27            94.21         93.56     6/1/00              354                   417
          21   810000132          1.28            62.41         62.35     6/1/00            1,923     10,230      3,208    10,000
          22     8355             1.55        37,848.61     37,305.89     6/1/00           19,021     16,967      3,313
          23     8987             1.29            44.38         44.24     6/1/00            2,604     11,428      1,266
          24     9519             1.20           301.81        301.42     6/1/00                      11,167                1,500
          25     7529             1.25            74.47         74.01     6/1/00                       1,580
          26   410990101          1.22           133.30        132.92     6/1/00              841      8,402        943     3,055
          27     9272             1.24        32,352.94     32,294.57     6/1/00            6,007     12,802      2,083
          28    6604092           1.20            71.24         71.07     6/1/00                      13,561        714
          29     9069             1.27           119.23        118.99     6/1/00            1,242     10,390      1,545
          30    6603157           1.25           126.40        125.68     6/1/00              779      4,565      3,250     2,595
          31   240990070          1.40            78.86         78.65     6/1/00                        5,424     1,311       582
          32     10487            1.24        36,764.71     36,748.63     6/1/00                       9,410
          33    6603490           1.14            31.39         31.25     6/1/00            2,589     17,431      1,613     5,975
          34     7000             1.28        22,784.81     22,616.94     6/1/00                      16,557      3,885
          35     10382            1.26           129.15        129.02     6/1/00            1,035
          36    6603234           1.29        35,897.44     35,627.56     6/1/00            4,425     11,220      2,607
          37     8770             1.25            98.98         98.79     6/1/00              865      3,920        558
          38     10489            1.26        35,416.67     35,400.77     6/1/00                       7,269
          39    6603048           1.21        22,368.42     22,226.32     6/1/00            7,119      8,947     2,308
          40     9462             1.72            37.93         37.80     6/1/00                      12,167      1,234
          41    6603050           1.32           155.73        154.83     6/1/00              704      6,492                2,816
          42     7198             1.25            83.30         82.82     6/1/00                      26,639      1,889
          43     9155             1.35            61.24         61.14     6/1/00                                            5,625
          44   400990084          1.78            86.20         85.92     6/1/00                      20,082
          45     8489             1.27        24,000.00     23,902.74     6/1/00            5,208      8,422
          46   400990109          1.58        15,228.43     15,153.55     6/1/00                      12,831        424
          47    6603029           1.24           172.38       VARIOUS     6/1/00              471     12,231      1,352       928
        47.1   6603029A           1.24           701.45        697.30     6/1/00
        47.2   6603029B           1.24            47.06         46.78     6/1/00
          48   240990106          1.31            39.20         39.07     6/1/00
          49     8512             1.25           112.47        112.11     6/1/00            1,152      6,519        715
          50   410990052          1.28            48.27         48.00     6/1/00            1,436     11,802        750     6,630
          51     7723             1.30            99.53         98.82     6/1/00            1,151      4,799        848
          52     7361             1.51            25.08         24.85     6/1/00                       5,362     2,045
          53    6603961           1.20            84.93         84.75     6/1/00              785      4,323        529     2,009
          54                      1.25        14,605.56     31,136.96     6/1/00            1,517     19,391        666
          55     6643             1.25        13,733.81     13,664.55     6/1/00            1,158     16,301        515
        55.1     6643A            1.25        13,721.47     13,652.27     6/1/00
        55.2     6643B            1.25        13,794.47     13,724.89     6/1/00
          56     9198             1.25        17,560.98     17,472.41     6/1/00              358      3,090        152
          57     7001             1.28        18,978.10     18,838.27     6/1/00                      10,909      3,090
          58   400000134          1.34        14,226.52     14,190.48     6/1/00            1,533      6,320        650
        58.1  400000134A          1.34        15,044.62     15,006.51     6/1/00
        58.2  400000134B          1.34        15,249.19     15,210.56     6/1/00
        58.3  400000134C          1.34        13,045.23     13,012.18     6/1/00
          59   250990091          1.29            84.45         84.28     6/1/00              500      8,500                3,150
          60     10319            1.25            46.11         45.91     6/1/00              268      5,891                2,372
          61     6913             1.37        23,148.15     22,985.84     6/1/00                       7,777        918
          62     10320            1.31            78.96         78.75     6/1/00            1,025      7,537        597
          63    6603463           1.20           145.81        145.01     6/1/00              462      6,256        394
          64    6603498           1.45        31,612.90     31,391.47     6/1/00            3,229      4,628      1,276
          65     7488             1.30           205.02        204.36     6/1/00                       7,013      1,609     2,015
          66     7815             1.29        11,512.20     11,421.14     6/1/00            1,458      4,092        875
          67   800990098          1.21            90.40         90.23     6/1/00              425      4,837      1,092     4,240
          68     7371             1.32            15.23         15.14     6/1/00                       7,909      1,663
          69    6603237           1.27        33,593.75     33,322.07     6/1/00            2,667      4,241        961
          70     6988             1.30            59.46         58.86     6/1/00                       3,365        339
          71     7805             1.28        19,026.55     18,833.83     6/1/00                       9,100     1,551
          72     7827             1.25        30,992.70     30,678.28     6/1/00                       3,712       839
          73   258990114          1.42            55.06         55.01     6/1/00              961      2,213      1,196     4,200
          74     8714             1.31            73.37         73.29     6/1/00              683      4,317     1,354
          75   400990085          1.70            79.59         79.33     6/1/00                      11,923
          76   400990071          1.31            49.25         48.99     6/1/00                       8,727
          77   245990073          1.21        21,122.99     21,057.83     6/1/00            3,896      5,334     1,442
          78     9082             1.26        18,619.05     18,545.71     6/1/00            1,099      1,940        448
          79     10314            1.22            93.01         92.77     6/1/00                       1,121        666
          80     9179             1.25        22,865.85     22,767.61     6/1/00            3,547      8,686     1,280
          81     7261             1.29            82.47         81.87     6/1/00
          82   240000136          1.44           124.84        124.79     6/1/00                       3,385
          83   240990103          1.25           107.34        107.14     6/1/00                         810       272
          84   410990083          1.28            28.75         28.65     6/1/00              957      6,133        996     2,593
          85     6251             1.34        13,567.23     13,465.73     6/1/00                       4,562        582
        85.1     6251A            1.34        14,681.57     14,571.73     6/1/00
        85.2     6251B            1.34        13,654.10     13,551.95     6/1/00
        85.3     6251C            1.34        11,783.54     11,695.38     6/1/00
        85.4     6251D            1.34        13,499.87     13,398.87     6/1/00
          86     9704             1.37            64.00         63.85     6/1/00            1,458      4,464        833     7,500
          87     6909             1.26        46,764.71     46,226.33     6/1/00            1,417      7,877        499
          88     10308            1.25        17,222.22     17,146.77     6/1/00            2,662      4,943     2,094
          89     7184             1.25            69.14         68.77     6/1/00
          90     6885             1.26        32,377.78     32,236.67     6/1/00                       5,973     1,470
          91   255990080          1.39            15.71         15.59     6/1/00              150
          92    6000070           1.28            32.33         31.44     6/1/00            1,269                   235
          93    6601140           1.27            63.56         61.05     6/1/00              661      5,167      1,208       514
          94     7015             1.48        13,366.34     13,226.48     6/1/00                         680     3,504
          95     10311            1.28            41.28         41.08     6/1/00              578      5,603        236
          96     7404             1.29            53.59         53.04     6/1/00                       3,717        309     2,175
          97     10318            1.25           221.72        219.53     6/1/00
          98     10391            1.24       189,846.15    189,597.05     6/1/00              229      6,703        674
          99     6569             1.30            53.04         52.44     6/1/00                       4,559        235
         100     10313            1.28            15.01         14.95     6/1/00            2,076      3,307         87
         101   400980023          1.16        28,488.37     28,185.74     6/1/00              360      1,779
         102                      1.34        19,593.50     40,457.25     6/1/00                        1,484     1,124
       102.1     10405            1.39        18,651.69     18,535.65     6/1/00                         960       675
       102.2     10335            1.23        22,058.82     21,921.59     6/1/00                         524       449
         103     5151             1.25            87.58         86.15     6/1/00                       2,527       850
         104     7552             1.26            37.36         37.11     6/1/00                       8,827       344
         105     10306            1.26        30,282.05     29,719.20     6/1/00                       1,247       795
         106     9391             1.25        28,750.00     28,664.87     6/1/00                       5,568     1,953
         107     10309            1.25            51.95         51.78     6/1/00              354        697    3,109
         108   800990076          1.29            66.48         66.23     6/1/00              198      1,610       982
         109     8399             1.58            22.76         22.61     6/1/00
         110   400990108          1.33            51.81         51.76     6/1/00              418      1,862        424     1,849
         111     7747             1.25        22,020.62     21,865.56     6/1/00                       3,855
         112     10400            1.44        44,680.85     44,529.28     6/1/00                       5,354     1,125
         113   300980019          1.72        15,094.34     13,087.91     6/1/00                       6,612
         114   240990104          1.31           142.81        142.35     6/1/00                         565       201
         115   400990086          1.36            58.69         58.50     6/1/00                       2,806
         116     10336            1.31        57,142.86     56,911.70     6/1/00                       2,897        669
         117    6602981           1.25            76.14         75.73     6/1/00              438        105        453     1,314
         118   405990030          1.50        17,857.14     17,749.29     6/1/00            3,267      2,305        500
         119     8698             1.26        19,607.84     19,482.26     6/1/00                       1,930        690
         120     7766             1.29         2,145.92      2,097.99     6/1/00                       2,618        875
         121     8335             1.28        12,337.66     12,250.51     6/1/00            3,208      3,223
         122     6568             1.30            69.00         68.22     6/1/00                       3,783        148
         123   245990072          1.21        19,680.85     19,620.14     6/1/00            1,958      1,750      2,585
         124   220990034          1.30            15.10         15.03     6/1/00            1,021      3,750        525     4,346
         125     7237             1.35        16,153.85     16,004.66     6/1/00                       1,643        745
         126   415990117          1.22        13,833.33     13,812.02     6/1/00            2,500      4,104     1,600
         127   400990065          1.26           116.32        115.41     6/1/00              640      1,350        493     1,680
         128     6567             1.30            52.45         51.87     6/1/00                       3,343        196
         129   245990074          1.28        13,333.33     13,250.55     6/1/00            3,700      2,351     2,074
         130   400990047          1.22        22,464.79     22,305.24     6/1/00                       1,213        160
         131   420990049          1.22        83,333.33     82,988.17     6/1/00              450        690        271
         132     10323            1.26            66.52         66.10     6/1/00                         283        331     3,700
         133   400990051          1.42            78.39         77.52     6/1/00              272      1,291        560     1,662
         134   400990029          1.32        12,396.69     12,220.66     6/1/00                       2,249
         135                      1.25            32.29         32.19     6/1/00              703      3,001        211     2,198
       135.1   410990077          1.25            22.65         22.59     6/1/00              567      1,964        141     1,548
       135.2   410990090          1.25            62.39         62.12     6/1/00              136      1,037         70       650
         136     3314             1.52            41.82         40.66     6/1/00                       3,687        848
         137   415000131          1.22        28,571.43     28,547.24     6/1/00            1,021       2,373       472
         138   400990048          1.23        19,246.58     19,109.88     6/1/00                         569        204
         139   400990041          1.43        12,173.91     12,011.57     6/1/00              471      3,411        232
         140     10310            1.39        34,210.53     34,056.35     6/1/00              784      2,045        216
         141   410990045          1.56        41,129.03     40,905.58     6/1/00            1,033      1,875        855
         142   245990116          1.48         4,841.27      4,821.79     6/1/00              290      2,110        523
         143     8669             1.25            32.41         32.33     6/1/00                       1,080        920
         144   410990061          1.30            50.71         50.47     6/1/00              373      2,614        675     1,547
         145   400990119          1.23         8,849.21      8,802.43     6/1/00              525      1,218        237
         146   400990095          1.43         3,353.66      3,334.32     6/1/00              342      1,515        693
         147     7748             1.25            22.00         21.85     6/1/00                       1,210                1,400
         148     10407            1.48            25.83         25.75     6/1/00                       2,196        166
         149     6010             1.34            45.30         44.80     6/1/00                       1,508        252
         150   400990107          1.21        14,855.07     14,815.90     6/1/00                         827        167
         151   415990102          1.73        14,925.37     14,893.28     6/1/00                         692        186
         152   400990089          1.83        14,285.71     14,222.93     6/1/00                       1,670        300
         153   400980012          1.31        21,739.13     21,497.52     6/1/00                         998         55
         154   400990064          1.29        19,200.00     19,128.50     6/1/00              208      1,300        303
         155     10399            1.28         6,413.79      6,401.77     6/1/00                         862        490
         156   410990066          1.31            64.08         63.71     6/1/00              337        621        280     1,302
         157   400990097          1.13        25,441.18     24,984.66     6/1/00              146        950        267
         158     5847             1.25        33,040.00     32,820.93     6/1/00                       2,512        199
         159   400990060          1.25        12,046.15     11,978.70     6/1/00                       2,021        372
         160     8526             1.50            10.00          9.90     6/1/00                       1,109        553     1,334
         161     10337            1.26         9,895.83      9,837.10     6/1/00                         976        290
         162                      1.36        27,307.69     27,051.72     6/1/00                       2,370        769
       162.1     6667             1.37        27,307.69     27,051.72     6/1/00                       1,185        385
       162.2     6668             1.34        27,307.69     27,051.72     6/1/00                       1,185        385
         163     10338            1.29         2,649.57      2,638.91     6/1/00                         295        225

-------------------------------------------------------------------------------------------------------------------
                                     MONTHLY            CURRENT
                                    ECONOMIC            REPAIR &       CURRENT              CURRENT         CURRENT
                                     RESERVE          REMEDIATION    REPLACEMENT              TAX          INSURANCE
    CONTROL      LOAN               (& OTHER)           RESERVE        RESERVE              RESERVE         RESERVE
    NUMBER      NUMBER               PAYMENT            BALANCE        BALANCE              BALANCE         BALANCE
-------------------------------------------------------------------------------------------------------------------
           1     10312
           2    6603515                                                 29,060              132,599          6,796
           3     5557                                                                       199,675
           4                         VARIOUS                           165,568              333,663         94,313
         4.1   260990081              51,528                            99,528              196,163         51,057
         4.2   260990082              39,332                            66,040              137,500         43,256
           5    6603656                                                 20,061               30,273          8,456
           6     10756                                                   4,583              165,884
           7     10761                                                  16,038              107,574         11,466
           8     7816                                                   16,448
           9   415990039                                11,438                               26,545         42,688
          10    6603700                                                 24,334               70,264          2,707
          11     9569                                                    4,925               54,563         12,620
          12     2806                                                   17,704               24,194
          13     1906                                                                       136,023
        13.1     1906A
        13.2     1906B
        13.3     1906C
        13.4     1906D
        13.5     1906E
        13.6     1906F
          14     7598
          15     1889                                                                       119,231
          16    6603028                                 11,018          24,428               88,476         23,957
          17     6392                                                   12,646               34,877         38,123
          18     9776                                                                        17,345
          19     10315                                                   1,000                7,527          7,093
          20                                              1,014          8,821                               7,718
        20.1    6603086                                     363          6,324                               3,859
        20.2    6603085                                     652          2,497                               3,859
          21   810000132                                                 3,846               45,394         20,405
          22     8355                                                  152,168               20,144         20,762
          23     8987                                                    7,811               34,283          3,797
          24     9519                                                                        55,837
          25     7529                                                                         3,159
          26   410990101                                                 4,205               26,179          8,489
          27     9272                                                   18,021               12,802          4,100
          28    6604092                                                                      81,364          5,709
          29     9069                                                    4,968               22,596          7,725
          30    6603157                                 51,884           7,788               15,668          5,110
          31   240990070                                                                     31,388         26,221
          32     10487
          33    6603490                                 78,800          20,836               35,392         11,422
          34     7000                                                                        80,732         38,845
          35     10382                                  33,124           2,069
          36    6603234                                 11,425           8,883                 -393         12,256
          37     8770                                                    3,460               26,508          1,091
          38     10489
          39    6603048                                141,243          56,825               62,632         27,700
          40     9462                                                                        99,884         13,579
          41    6603050                                                  2,438               16,781
          42     7198                                                                       143,540         10,391
          43     9155                                   71,875
          44   400990084                  42                                                 40,165
          45     8489                                                   15,870               45,873
          46   400990109                  42                                                 90,572          3,040
          47    6603029                                    385           4,767               65,614         21,632
        47.1   6603029A
        47.2   6603029B
          48   240990106
          49     8512                                                    6,912               21,975          5,003
          50   410990052                                                14,360               26,628          5,250
          51     7723                                                   10,361               21,397         11,024
          52     7361                                                                        21,352         28,632
          53    6603961                                                  3,146               18,290          5,287
          54                                            19,925           7,583               58,173          8,181
          55     6643                                                    5,792               48,902          6,360
        55.1     6643A
        55.2     6643B
          56     9198                                   19,925           1,792                9,271          1,821
          57     7001                                                                        54,544         30,899
          58   400000134                  42            31,050           4,603               31,598          5,201
        58.1  400000134A
        58.2  400000134B
        58.3  400000134C
          59   250990091                                                 2,000               33,918         12,000
          60     10319                                                   2,146               14,250
          61     6913                                                                        54,907          4,590
          62     10320                                                   5,125               90,444          6,563
          63    6603463                                                 10,573               22,983          4,731
          64    6603498                                  2,500          12,611               14,053          5,275
          65     7488                                                                        28,052         15,060
          66     7815                                   67,975          17,496               23,686         10,495
          67   800990098                                                 1,700               25,213          7,641
          68     7371                  9,375                                                 79,094         21,618
          69    6603237                                                 17,403                8,481          6,457
          70     6988                                                                         7,041            339
          71     7805                                   91,757                               48,223         17,859
          72     7827                                   26,875                               29,696         10,062
          73   258990114                                                 1,922               17,803         13,155
          74     8714                                                    2,048               27,905          7,166
          75   400990085                  42                                                 23,847
          76   400990071                  83                                                 45,223
          77   245990073                                                23,376               44,800          7,574
          78     9082                                                    7,690               18,587          3,584
          79     10314                                   4,750          25,000                6,835          5,325
          80     9179                                                   17,226               52,114         10,697
          81     7261                 10,202
          82   240000136                                                                     16,924
          83   240990103                                                                      5,547          1,360
          84   410990083                                                 6,699               59,511          8,964
          85     6251                                                                        24,409          9,811
        85.1     6251A
        85.2     6251B
        85.3     6251C
        85.4     6251D
          86     9704                                   88,129           5,870               31,247          4,166
          87     6909                                                   15,583               78,772          3,029
          88     10308                                   1,258          21,522               33,109         18,235
          89     7184                                                                        21,499          5,160
          90     6885                                                                        35,840         10,758
          91   255990080                                                 4,700
          92    6000070                                                 29,987                              23,518
          93    6601140                                                  1,696               10,993          2,496
          94     7015                                   34,875                                4,362         19,369
          95     10311                                 205,000           2,912               49,667            708
          96     7404                                                                        16,248          3,713
          97     10318
          98     10391                                  25,000             688               40,217          6,779
          99     6569                                                                        16,855          1,084
         100     10313                                                  10,447               11,914          1,068
         101   400980023                  42            13,843           4,356                7,074
         102                                                                                 13,359          8,990
       102.1     10405                                                                        8,643          5,401
       102.2     10335                                                                        4,715          3,589
         103     5151                                                                         8,218          6,465
         104     7552                                                                         6,510          3,436
         105     10306                                                                        8,728            720
         106     9391                                                                        38,978         19,530
         107     10309                                           -       2,479                3,484         24,873
         108   800990076                                                 1,386                6,940          5,225
         109     8399
         110   400990108                  83                             1,254                9,308          1,698
         111     7747                                                                        11,669
         112     10400                                                                       42,556          6,752
         113   300980019                                                                      6,612
         114   240990104                                                                      3,957          3,825
         115   400990086                  42                                                  5,611
         116     10336                                                                        9,136          6,274
         117    6602981                                 94,063           4,414                  999            906
         118   405990030               3,000                             9,801               15,648          1,515
         119     8698                                                                         1,919          4,093
         120     7766                                  426,377                               23,563          4,166
         121     8335                                   81,875          22,458               21,318
         122     6568                  2,750                                                 13,267            648
         123   245990072                                15,095          11,748               14,000         11,826
         124   220990034                                 2,500          11,231               47,148          2,143
         125     7237                                                                           149          6,248
         126   415990117                                 7,125           7,500               32,834          9,768
         127   400990065                  42                            24,572                6,389          2,667
         128     6567                                                                        11,947            897
         129   245990074                                33,914          13,845               20,563         33,184
         130   400990047                  21                                                  8,846          1,623
         131   420990049                                                 4,050               10,009          5,954
         132     10323                                                                        3,966          3,314
         133   400990051                  42                             3,295                6,450          3,599
         134   400990029                  83                                                 12,671
         135                                             9,344           7,903               20,141          2,312
       135.1   410990077                                 4,969           2,835                9,820          1,547
       135.2   410990090                                 4,375           5,068               10,321            765
         136     3314                                                                        14,092          4,580
         137   415000131                                                 3,042               12,866          2,829
         138   400990048                  21                                                  4,293          1,901
         139   400990041                  42                             8,172               17,853          1,854
         140     10310                                   5,375           3,920               19,245          1,513
         141   410990045                                                11,363               11,497         11,878
         142   245990116                                                 1,449               14,770          4,590
         143     8669                                                                         3,240          4,600
         144   410990061                                28,330           2,238               15,847          6,075
         145   400990119                  42                             1,105                8,526          1,185
         146   400990095                  42                             2,750               12,120          5,337
         147     7748                                                                        10,887
         148     10407                                   5,250                                6,589          1,490
         149     6010                                                                         4,775          1,035
         150   400990107                  42                                                  4,137          2,167
         151   415990102                                                                      3,464          1,859
         152   400990089                  42                                                  5,988          3,900
         153   400980012                                                                      6,708            441
         154   400990064                  42                             1,884               10,233          3,031
         155     10399                                                                       10,344          2,938
         156   410990066                                                 2,359                8,073          4,200
         157   400990097                  42                             1,026               10,453          1,500
         158     5847                                                                         2,565          2,194
         159   400990060                  42                                                 16,164          2,979
         160     8526                                                                         3,328          3,317
         161     10337                                                                        5,545          1,475
         162                                                                                  2,370          1,778
       162.1     6667                                                                         1,185          1,263
       162.2     6668                                                                         1,185            515
         163     10338                                                                        1,604            899

-------------------------------------------------------------------------------------
                                                                            CURRENT
                                                                           ECONOMIC
                                                           CURRENT          RESERVE
    CONTROL      LOAN                CURRENT TI/LC      ENVIRONMENTAL      (& OTHER)
    NUMBER      NUMBER              RESERVE BALANCE    RESERVE BALANCE     PAYMENT
-------------------------------------------------------------------------------------
           1     10312                 1,542,245
           2    6603515                  124,221                           1,897,493
           3     5557
           4                                                                 263,799
         4.1   260990081                                                     163,666
         4.2   260990082                                                     100,132
           5    6603656                2,180,344             1,875
           6     10756
           7     10761                                                 1,000,000 LOC
           8     7816
           9   415990039
          10    6603700
          11     9569
          12     2806                      5,000
          13     1906
        13.1     1906A
        13.2     1906B
        13.3     1906C
        13.4     1906D
        13.5     1906E
        13.6     1906F
          14     7598
          15     1889
          16    6603028              300,000 LOC                              25,624
          17     6392
          18     9776
          19     10315                   210,373
          20                                                                 150,000
        20.1    6603086
        20.2    6603085                                                      150,000
          21   810000132                  20,000                              99,836
          22     8355
          23     8987
          24     9519                      4,519             1,125
          25     7529
          26   410990101                  15,275
          27     9272                                                    400,000 LOC
          28    6604092                                                      733,388
          29     9069                                                          7,500
          30    6603157                   25,950
          31   240990070                   2,329
          32     10487
          33    6603490                   48,086                           1,389,441
          34     7000
          35     10382                                       1,007            10,068
          36    6603234
          37     8770
          38     10489
          39    6603048
          40     9462
          41    6603050                    8,377
          42     7198                                                         15,000
          43     9155                      5,625             1,625
          44   400990084                                                         292
          45     8489                                        4,507
          46   400990109                                                         250
          47    6603029                    9,398                           1,256,917
        47.1   6603029A
        47.2   6603029B
          48   240990106
          49     8512
          50   410990052                  66,300
          51     7723
          52     7361
          53    6603961                    8,058
          54
          55     6643
        55.1     6643A
        55.2     6643B
          56     9198
          57     7001
          58   400000134                                                         167
        58.1  400000134A
        58.2  400000134B
        58.3  400000134C
          59   250990091                  12,600
          60     10319                     4,744
          61     6913                                          520
          62     10320                                                   450,000 LOC
          63    6603463
          64    6603498
          65     7488                     12,214                         236,500 LOC
          66     7815
          67   800990098                  75,080
          68     7371                                                        226,289
          69    6603237
          70     6988                     52,002
          71     7805
          72     7827
          73   258990114                 158,400
          74     8714                                        3,000
          75   400990085                                                         292
          76   400990071                                                         833
          77   245990073
          78     9082
          79     10314
          80     9179
          81     7261
          82   240000136
          83   240990103
          84   410990083                  18,179                             151,898
          85     6251                                        4,990
        85.1     6251A
        85.2     6251B
        85.3     6251C
        85.4     6251D
          86     9704                     30,193
          87     6909
          88     10308
          89     7184
          90     6885                                                          1,016
          91   255990080                  46,500
          92    6000070
          93    6601140                    9,994
          94     7015
          95     10311
          96     7404                     71,853
          97     10318
          98     10391                                                       222,903
          99     6569
         100     10313                                                         5,000
         101   400980023                                                         542
         102
       102.1     10405
       102.2     10335
         103     5151
         104     7552
         105     10306
         106     9391                                          625
         107     10309
         108   800990076
         109     8399                                       25,000
         110   400990108                   5,548                                 250
         111     7747
         112     10400
         113   300980019
         114   240990104
         115   400990086                                                         292
         116     10336
         117    6602981                   13,242
         118   405990030                                                      53,000
         119     8698
         120     7766
         121     8335                                                         72,074
         122     6568                                                        132,182
         123   245990072
         124   220990034                  47,806
         125     7237
         126   415990117
         127   400990065                  15,214                                 417
         128     6567                                                         36,685
         129   245990074
         130   400990047                                                         271
         131   420990049
         132     10323                    26,134                         330,000 LOC
         133   400990051                  20,136                                 500
         134   400990029                                                         917
         135                              20,990
       135.1   410990077                   7,740
       135.2   410990090                  13,250
         136     3314
         137   415000131
         138   400990048                                                         271
         139   400990041                                                      86,763
         140     10310
         141   410990045
         142   245990116
         143     8669                                                     90,000 LOC
         144   410990061                   9,282
         145   400990119                                                         125
         146   400990095                                                         333
         147     7748                      9,922
         148     10407
         149     6010
         150   400990107                                                         250
         151   415990102
         152   400990089                                                         250
         153   400980012
         154   400990064                                                         375
         155     10399
         156   410990066                   9,114
         157   400990097                                                         333
         158     5847
         159   400990060                                                         292
         160     8526                      6,670
         161     10337
         162                                                 1,240
       162.1     6667                                          620
       162.2     6668                                          620
         163     10338

-----------------------------------------------------------------------------------------------------------------------------------
                   LOAN             CUTOFF DATE
 LOAN NUMBER    CONTRIBUTOR            BALANCE                  PROPERTY NAME                            PROPERTY COUNTY
-----------------------------------------------------------------------------------------------------------------------------------
     5557            NRF            $ 20,856,683      The Bristol Apartments                             Harris
    10756            Key            $ 17,780,000      Sterling University Village                        Bragos
    10761            Key            $ 17,449,427      Red Rock Villas Apartments                         Clark
  415990039        Bridger          $ 14,754,516      Highlander Apartments                              Santa Clara
   6603700         Salomon          $ 14,750,115      Lenoxgate Apartments                               Davidson
-----------------------------------------------------------------------------------------------------------------------------------
     9272            Key             $ 8,784,123      Garden Quarter Apartments                          Vigo
   6603086         Salomon           $ 7,622,908      Cove Club Residential                              New York
    10487            Key             $ 7,496,720      The Hornbrook Estates Apartments                   Vanderbaugh
     7000            NRF             $ 7,146,952      Havenwood Apartments                               Tarrant
   6603234         Salomon           $ 6,947,375      Harbor Tower                                       Portsmouth City
-----------------------------------------------------------------------------------------------------------------------------------
    10489            Key             $ 6,796,948      The Martin Estates Apartments                      Shelby
   6603048         Salomon           $ 6,756,803      Chowder Bay Apartments                             Orange
     8489            NRF             $ 5,975,684      Fox Hunt Apartments                                Montgomery
     7001            NRF             $ 5,161,687      Copper Creek Apartments                            Tarrant
     6913            NRF             $ 4,964,941      Redwood Park Apartments                            Lane
-----------------------------------------------------------------------------------------------------------------------------------
   6603498         Salomon           $ 4,865,678      The Towers Apartments                              Bernalillo
     7815            NRF             $ 4,682,669      Birch Plaza                                        Madison
   6603237         Salomon           $ 4,265,225      Evergreen Apartments                               Riverside
     7805            NRF             $ 4,256,445      Salem Woods Apartments                             Montgomery
     7827            NRF             $ 4,202,924      Colonial Gardens Apartments                        New Castle
-----------------------------------------------------------------------------------------------------------------------------------
  245990073        Bridger           $ 3,937,815      Country Meadows Estates                            Jackson
     9179            NRF             $ 3,733,887      Summit Ridge Apartments                            Tarrant
     6909            NRF             $ 3,143,390      Charleston Apartments                              Coles
    10308            Key             $ 3,086,419      Oceanside Village Apartments                       Brevard
     6885            NRF             $ 2,901,300      North Village Apartments                           Webb
-----------------------------------------------------------------------------------------------------------------------------------
     7015            NRF             $ 2,671,750      The Misty Bayou Apartments                         Terrebonne
    10391            Key             $ 2,464,762      56 Court Street                                    Kings
    10306            Key             $ 2,318,098      Eagles Run Apartments, Phase II                    Dekalb
     9391            Key             $ 2,293,189      Coral Way Gardens Apartments                       Dade
     7747            NRF             $ 2,120,959      Madison Court Apartments                           Bucks
-----------------------------------------------------------------------------------------------------------------------------------
    10400            Key             $ 2,092,876      Renaissance Village                                Clinton
    10336            Key             $ 1,991,910      The Alderview Apartments                           King
  405990030        Bridger           $ 1,987,920      Aspen Village Apartments
     8698            NRF             $ 1,987,190      Palm Desert Apartments                             Maricopa
     8335            NRF             $ 1,886,578      Oakwood Manor and Monterey Apartments              Shawnee
-----------------------------------------------------------------------------------------------------------------------------------
  245990072        Bridger           $ 1,844,293      Nancene Apartments                                 Jackson
     7237            NRF             $ 1,664,485      Bellwood Terrace Apartments                        Chesterfield
  415990117        Bridger           $ 1,657,442      Casa de Barcelona                                  Taylor
  245990074        Bridger           $ 1,590,066      University Properties                              Lyon
  420990049        Bridger           $ 1,493,787      1128-1142 Valencia Street Apts.                    San Francisco
-----------------------------------------------------------------------------------------------------------------------------------
  415000131        Bridger           $ 1,398,815      Desert Dorado Villas                               Riverside
    10310            Key             $ 1,294,141      Gallatin Manor Apartments                          Waslenaw
  410990045        Bridger           $ 1,268,073      Green Street Manor Apartments                      Philadelphia
     5847            NRF               $ 820,523      Summerfield Apartments                             Benton
     6667            Key               $ 351,672      410 Third Avenue                                   Monmouth
-----------------------------------------------------------------------------------------------------------------------------------
     6668            Key               $ 351,672      407 Third Avenue                                   Monmouth

E = Electrical W = Water S = Sewer T = Trash G = Gas HW = Hot Water U = Utility
    Service I = Irrigation L = Lighting


-------------------------------------------------------------------------------------------------------------------------------
                   LOAN                                                    ARE THERE
 LOAN NUMBER    CONTRIBUTOR           PROPERTY ZIP    LOAN PURPOSE         ELEVATORS?          ALL UTILITIES LANDLORD PAID?
-------------------------------------------------------------------------------------------------------------------------------
     5557            NRF                 77034          Refinance              No                         W,S,T
    10756            Key                 77840          Refinance              No                           T
    10761            Key                 89134          Refinance              No                         W,S,T
  415990039        Bridger               94086          Refinance             Yes           W,S,T, HW & common area utilities
   6603700         Salomon               37072         Refinancing             No                    Only common area
-------------------------------------------------------------------------------------------------------------------------------
     9272            Key                 47802          Refinance              No                           T
   6603086         Salomon               10280         Refinancing             No              W, S & common area utilities
    10487            Key                 47715          Refinance              No                        W,S,T,G
     7000            NRF                 76112          Refinance              No                         W,S,T
   6603234         Salomon               23704         Refinancing            Yes                       W, S, T, G
-------------------------------------------------------------------------------------------------------------------------------
    10489            Key                 46176          Refinance              No                        W,S,T,G
   6603048         Salomon               32839         Refinancing             No                    E, S, W, U, I, L
     8489            NRF                 45429          Refinance              No                         W,S,T
     7001            NRF                 75321          Refinance              No                         W,S,T
     6913            NRF                 97402          Refinance              No                         W,S,T
-------------------------------------------------------------------------------------------------------------------------------
   6603498         Salomon               87109         Refinancing            Yes                     W, S, T, G, E
     7815            NRF                 83440          Refinance              No                        W,S,T,E
   6603237         Salomon               92503         Refinancing             No                     W, S, T, G, E
     7805            NRF                 45426         Acquisition             No                         W,S,T
     7827            NRF                 19711         Acquisition             No                        W,S,T,G
-------------------------------------------------------------------------------------------------------------------------------
  245990073        Bridger               64086          Refinance              No             W,S,T & common area utilities
     9179            NRF                 76126          Refinance              No                         W,S,T
     6909            NRF                 61920          Refinance              No                           T
    10308            Key                 32920          Refinance              No                        W,S,T,E
     6885            NRF                 78041          Refinance              No                         W,S,T
-------------------------------------------------------------------------------------------------------------------------------
     7015            NRF                 70364          Refinance              No                         W,S,T
    10391            Key                 11201          Refinance             Yes                          G,T
    10306            Key                 30316          Refinance              No                         W,S,T
     9391            Key                 33145          Refinance             Yes                         W,S,T
     7747            NRF                 19040          Refinance              No                        W,S,T,G
-------------------------------------------------------------------------------------------------------------------------------
    10400            Key                 12901          Refinance              No                        W,S,T,E,
    10336            Key                 98122          Refinance              No                         W,S,T
  405990030        Bridger               83440          Refinance              No                          All
     8698            NRF                 85051          Refinance              No                         W,S,T
     8335            NRF                 66606          Refinance              No                         W,S,T
-------------------------------------------------------------------------------------------------------------------------------
  245990072        Bridger               64063         Acquisition             No            W,S,T,HW & common area utilities
     7237            NRF                 23237          Refinance              No                         W,S,T
  415990117        Bridger               79605         Acquisition             No            W,S,T, G & common area utilities
  245990074        Bridger               66801          Refinance              No             W,S,T & common area utilities
  420990049        Bridger               94110          Refinance              No            W,S,T,HW & common area utilities
-------------------------------------------------------------------------------------------------------------------------------
  415000131        Bridger               92262         Acquisition             No             W,S,T & common area utilities
    10310            Key                 48104          Refinance              No                           T
  410990045        Bridger               19123          Refinance             Yes            W,S,T,HW & common area utilities
     5847            NRF                 56304         Acquisition             No                         W,S,T
     6667            Key                 07712          Refinance              No                           E
-------------------------------------------------------------------------------------------------------------------------------
     6668            Key                 07712          Refinance              No                           E

----------------------------------------------------------------------------------------------------------------------------------
                   LOAN             NUMBER OF                                 NUMBER OF ONE     AVERAGE RENT ONE     NUMBER OF TWO
 LOAN NUMBER    CONTRIBUTOR        STUDIO UNITS   AVERAGE RENT STUDIO UNITS   BEDROOM UNITS       BEDROOM UNITS      BEDROOM UNITS
----------------------------------------------------------------------------------------------------------------------------------
     5557            NRF                 0                     $0                 480                  $487              360
    10756            Key                 0                     $0                   0                    $0               40
    10761            Key                 0                     $0                   0                    $0              192
  415990039        Bridger               0                     $0                  57                $1,172              101
   6603700         Salomon               0                     $0                  90                  $645              132
----------------------------------------------------------------------------------------------------------------------------------
     9272            Key                47                   $360                  68                  $441              109
   6603086         Salomon               0                     $0                  41                $3,340                2
    10487            Key                 0                     $0                   6                  $500              198
     7000            NRF                 0                     $0                 160                  $425              156
   6603234         Salomon               0                     $0                  94                  $771               97
----------------------------------------------------------------------------------------------------------------------------------
    10489            Key                 0                     $0                   6                  $595              186
   6603048         Salomon             112                   $434                  80                  $490               88
     8489            NRF                 0                     $0                  82                  $479              124
     7001            NRF                 0                     $0                 198                  $401               76
     6913            NRF                 7                   $428                 161                  $462               48
----------------------------------------------------------------------------------------------------------------------------------
   6603498         Salomon               6                   $442                  43                  $611              101
     7815            NRF                 0                     $0                   2                  $221                0
   6603237         Salomon               0                     $0                   0                    $0              128
     7805            NRF                 0                     $0                  55                  $368              154
     7827            NRF                 9                   $392                  81                  $540               47
----------------------------------------------------------------------------------------------------------------------------------
  245990073        Bridger               0                     $0                  76                  $341              108
     9179            NRF                 0                     $0                  72                  $452               92
     6909            NRF                 0                     $0                   2                  $500                4
    10308            Key                 2                   $230                  78                  $392              100
     6885            NRF                 0                     $0                  45                  $473               45
----------------------------------------------------------------------------------------------------------------------------------
     7015            NRF                 0                     $0                  36                  $351              124
    10391            Key                 5                 $1,860                   0                    $0                6
    10306            Key                 0                     $0                  12                  $333               48
     9391            Key                 0                     $0                  29                  $535               51
     7747            NRF                 0                     $0                  42                  $531               55
----------------------------------------------------------------------------------------------------------------------------------
    10400            Key                 0                     $0                   0                    $0                0
    10336            Key                 0                     $0                  25                  $842               10
  405990030        Bridger               0                     $0                   0                    $0               84
     8698            NRF                 0                     $0                  48                  $451               54
     8335            NRF                39                   $259                  88                  $312               27
----------------------------------------------------------------------------------------------------------------------------------
  245990072        Bridger               0                     $0                  20                  $440               54
     7237            NRF                 0                     $0                  82                  $307               22
  415990117        Bridger              14                   $295                  31                  $377               54
  245990074        Bridger               0                     $0                  36                  $289               79
  420990049        Bridger               3                   $934                   0                    $0               11
----------------------------------------------------------------------------------------------------------------------------------
  415000131        Bridger               0                     $0                   0                    $0               49
    10310            Key                11                   $600                  20                  $669                7
  410990045        Bridger               0                     $0                  13                  $638               16
     5847            NRF                 0                     $0                  14                  $478               11
     6667            Key                 0                     $0                  10                  $520                3
----------------------------------------------------------------------------------------------------------------------------------
     6668            Key                 0                     $0                  10                  $520                3

------------------------------------------------------------------------------------------------------------------------
                   LOAN                            AVERAGE RENT TWO          NUMBER OF THREE          AVERAGE RENT THREE
 LOAN NUMBER    CONTRIBUTOR                         BEDROOM UNITS             BEDROOM UNITS              BEDROOM UNITS
------------------------------------------------------------------------------------------------------------------------
     5557            NRF                                  $630                      16                       $805
    10756            Key                                $1,010                      40                     $1,185
    10761            Key                                $1,224                       0                         $0
  415990039        Bridger                              $1,445                      15                     $1,664
   6603700         Salomon                                $745                      42                       $895
------------------------------------------------------------------------------------------------------------------------
     9272            Key                                  $520                      39                       $611
   6603086         Salomon                              $4,875                       0                         $0
    10487            Key                                  $650                       0                         $0
     7000            NRF                                  $557                       0                         $0
   6603234         Salomon                                $896                       0                         $0
------------------------------------------------------------------------------------------------------------------------
    10489            Key                                  $662                       0                         $0
   6603048         Salomon                                $598                      24                       $736
     8489            NRF                                  $592                      44                       $692
     7001            NRF                                  $555                       0                         $0
     6913            NRF                                  $560                       0                         $0
------------------------------------------------------------------------------------------------------------------------
   6603498         Salomon                                $747                       4                     $1,248
     7815            NRF                                    $0                     408                       $182
   6603237         Salomon                                $563                       0                         $0
     7805            NRF                                  $451                      17                       $515
     7827            NRF                                  $619                       0                         $0
------------------------------------------------------------------------------------------------------------------------
  245990073        Bridger                                $424                       3                       $550
     9179            NRF                                  $545                       0                         $0
     6909            NRF                                  $771                      61                       $844
    10308            Key                                  $476                       0                         $0
     6885            NRF                                  $577                       0                         $0
------------------------------------------------------------------------------------------------------------------------
     7015            NRF                                  $405                      41                       $492
    10391            Key                                $2,600                       0                         $0
    10306            Key                                  $615                       0                         $0
     9391            Key                                  $658                       0                         $0
     7747            NRF                                  $625                       0                         $0
------------------------------------------------------------------------------------------------------------------------
    10400            Key                                    $0                       4                       $945
    10336            Key                                $1,320                       0                         $0
  405990030        Bridger                  NAV - See Comments                      28         NAV - See Comments
     8698            NRF                                  $552                       0                         $0
     8335            NRF                                  $366                       0                         $0
------------------------------------------------------------------------------------------------------------------------
  245990072        Bridger                                $511                      20                       $564
     7237            NRF                                  $403                       0                         $0
  415990117        Bridger                                $439                      20                       $640
  245990074        Bridger                                $419                       5                       $552
  420990049        Bridger                              $1,008                       0                         $0
------------------------------------------------------------------------------------------------------------------------
  415000131        Bridger                                $586                       0                         $0
    10310            Key                                  $860                       0                         $0
  410990045        Bridger                                $791                       2                     $1,048
     5847            NRF                                  $567                       0                         $0
     6667            Key                                  $765                       0                         $0
------------------------------------------------------------------------------------------------------------------------
     6668            Key                                  $765                       0                         $0

----------------------------------------------------------------------------------------------------------------------------------
                   LOAN
 LOAN NUMBER    CONTRIBUTOR   TOTAL APTS                                   COMMENTS
----------------------------------------------------------------------------------------------------------------------------------
     5557            NRF         856
    10756            Key         220         140 - 4 bdrm - $1,380.00
    10761            Key         192
  415990039        Bridger       173
   6603700         Salomon       264
----------------------------------------------------------------------------------------------------------------------------------
     9272            Key         272         9 - 4 bdrm - $982.00
   6603086         Salomon        43
    10487            Key         204
     7000            NRF         316
   6603234         Salomon       191         There are 191 units on the site, and 4 rooftop antennae units totaling 195.
----------------------------------------------------------------------------------------------------------------------------------
    10489            Key         192
   6603048         Salomon       304
     8489            NRF         250
     7001            NRF         274
     6913            NRF         216
----------------------------------------------------------------------------------------------------------------------------------
   6603498         Salomon       154         There are 155 units on the site.  1 is used for retail purposes.
     7815            NRF         410         Based on beds not units
   6603237         Salomon       128
     7805            NRF         226
     7827            NRF         137
----------------------------------------------------------------------------------------------------------------------------------
  245990073        Bridger       187
     9179            NRF         164
     6909            NRF          68         1 - 4 bdrm - $1,160.00
    10308            Key         180
     6885            NRF          90
----------------------------------------------------------------------------------------------------------------------------------
     7015            NRF         202         1 - 4 bdrm - $425.00
    10391            Key          13         Inludes 2 Retail Tenants
    10306            Key          78         18 - 4 bdrm - $755.00
     9391            Key          80
     7747            NRF          97
----------------------------------------------------------------------------------------------------------------------------------
    10400            Key          47         43 - 4 bdrm - $1,213.00
    10336            Key          35
                                             Student housing - rents are paid on a per bed basis, per room basis and/or per unit basis.  Scheduled rates are based on various periods: monthly, school year, school
  405990030        Bridger       112         semester or summer.
     8698            NRF         102
     8335            NRF         154
----------------------------------------------------------------------------------------------------------------------------------
  245990072        Bridger        94
     7237            NRF         104
  415990117        Bridger       119         Unit count does not include the manager unit.
  245990074        Bridger       120
                                             Unit count and Average Rent does not include one 2BR unit that is rented by the
  420990049        Bridger        14         previous owner for 75 years @ $200/month.
----------------------------------------------------------------------------------------------------------------------------------
  415000131        Bridger        49
    10310            Key          38
  410990045        Bridger        31
     5847            NRF          25
     6667            Key          13
----------------------------------------------------------------------------------------------------------------------------------
     6668            Key          13

                                                                         ANNEX C

           ADDITIONAL STEP LOAN AND INTEREST-ONLY LOAN CHARACTERISTICS

                               INTEREST-ONLY LOANS

------------------------------------------------------------------------------------------------------------------------------
CONTROL   LOAN                                       ORIGINAL INTEREST            REMAINING INTEREST ONLY
NUMBER   NUMBER             PROPERTY NAME               ONLY PERIOD                         PERIOD
------------------------------------------------------------------------------------------------------------------------------
         10756        Sterling University Village            24                               22











                                   STEP LOANS

-------------------------------------------------------------------------------------------------------
                                                                                        STEP
CONTROL   LOAN                                                    MONTHLY              PAYMENT
NUMBER   NUMBER     PROPERTY NAME              PERIOD             PAYMENT               DATE
-------------------------------------------------------------------------------------------------------




                                      [NO STEP LOANS]




                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX D

                            AFFILIATED BORROWERS (1)

------------------------------------------------------------------------------------------------------------------
                               PERCENT OF CUT-OFF                                 CROSS COLLATERALIZED AND CROSS
        LOAN NUMBERS              DATE BALANCE        RELATIONSHIP OF BORROWER              DEFAULTED
------------------------------------------------------------------------------------------------------------------
                                                                                  Cross Collateralized and Cross
260990081, 26099082                   2.49%              Affiliated Entities                Defaulted
------------------------------------------------------------------------------------------------------------------
400990071, 400990084,
400990085, 400990086                  1.95%              Affiliated Entities                    No
------------------------------------------------------------------------------------------------------------------
10487, 10489                          1.75%              Affiliated Entities                    No
------------------------------------------------------------------------------------------------------------------
240990070, 240990103,
240990104                             1.61%              Affiliated Entities                    No
------------------------------------------------------------------------------------------------------------------
7000, 7001                            1.50%              Affiliated Entities                    No
------------------------------------------------------------------------------------------------------------------
                                                                                  Cross Collateralized and Cross
6603085, 6603086                      1.17%              Affiliated Entities                Defaulted
------------------------------------------------------------------------------------------------------------------
7805, 7827                            1.03%              Affiliated Entities                    No
------------------------------------------------------------------------------------------------------------------
6567, 6568, 6569                      0.72%              Affiliated Entities                    No
------------------------------------------------------------------------------------------------------------------
245990072, 245990073                  0.71%              Affiliated Entities                    No
------------------------------------------------------------------------------------------------------------------
                                                                                  Cross Collateralized and Cross
6643, 9198                            0.64%              Affiliated Entities                Defaulted
------------------------------------------------------------------------------------------------------------------
7747, 7748                            0.39%              Affiliated Entities                    No
------------------------------------------------------------------------------------------------------------------
400990047, 400990048                  0.36%              Affiliated Entities                    No
------------------------------------------------------------------------------------------------------------------
10335, 10405                          0.29%                 Same Borrower                  Default Only
------------------------------------------------------------------------------------------------------------------
                                                                                  Cross Collateralized and Cross
410990077, 410990090                  0.18%              Affiliated Entities                Defaulted
------------------------------------------------------------------------------------------------------------------
                                                                                  Cross Collateralized and Cross
6667, 6668                            0.09%              Affiliated Entities                Defaulted
------------------------------------------------------------------------------------------------------------------

(1) Affiliated Borrower means that a principal of or person that has control of a borrower (through ownership of a controlling interest in its general partner or managing member or otherwise) also has control of another borrower (in any such manner).

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                         ANNEX E

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-KEY1
                        STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        29-Jun-2000
CLOSING DATE:       29-Jun-2000
NEXT PMT DATE:      18-Aug-2000
MATURITY DATE:

--------------------------------------------------------------------------------

                              CONTACT INFORMATION

================================================================================

FUNCTION                 NAMES/ADDRESSES
--------                 ---------------

DEPOSITOR                Prudential Securities Secured Financing Corp.
                         One New York Plaza, 18th Floor
                         New York, NY 10292
                         (212) 214-1000

MASTER SERVICER          Key Commercial Mortgage
                         911 Main Street
                         Kansas City, MO 64105
                         (888) 979-1200

SPECIAL SERVICER         Lennar Partners, Inc.
                         760 N.W. 107th Avenue,
                         Miami, FL 33172
                         (305) 485-2000

RELATIONSHIP MANAGER     Nina Velastegui
                         450 W. 33rd Street 14th Floor
                         New York, NY 10001
                         (212) 946-3246

ADMINISTRATOR            Matthew Duncan
                         (212) 946-8651
                         Email: Matthew.Duncan@Chase.com


                     REPORTS AVAILABLE AT www.chase.com/sfa

================================================================================

                               TABLE OF CONTENTS

================================================================================

STATEMENT SECTIONS                                               PAGE(S)
------------------                                               -------

Certificate Distribution Detail                                    2-7

Certificate Ratings Detail                                           8

Mortgage Loan Stratification Tables                                9-11

Loan Status Detail                                                  12

Property History Detail                                             13

Delinquency Loan Detail                                             14

Historical Delinquency Detail                                       15

Specially Serviced Loan Detail                                      16

Specially Serviced Historical Information                           17

Principal Prepayment Detail                                         18

Modified Loan Detail                                                19

Realized Loss Detail                                                20

================================================================================

The information contained herein has been obtained from sources believed to be reliable, but The Chase Manhattan Bank does not warrant its completeness or accuracy. All cashflows, prices, and yields herein were compiled by Chase from sources associated with the transactions responsible for providing such information for purposes of computing cashflows, prices and yields. Chase makes no representations as to the appropriateness for any person of any investment in the securities.

--------------------------------------------------------------------------------

Reports Available at www.chase.com/sfa      COPYRIGHT 2000, CHASE MANHATTAN BANK

                                                                    PAGE 2 OF 20
                                                                    STDDEAL

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-KEY1
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        29-Jun-2000
CLOSING DATE:       29-Jun-2000
NEXT PMT DATE:      17-Aug-2000
MATURITY DATE:

--------------------------------------------------------------------------------

                                            CERTIFICATE DISTRIBUTION DETAIL

                                                Distribution in Dollars


===================================================================================================================================
 Class  CUSIP   Current Pass   Original    Beginning   Principal   Interest    Prepayment       Total       Realized      Ending
                Through Rate     Face      Principal                         Premiums/Yield               Losses/Trust   Principal
                                 Value      Balance                           Maint Charges                 Expenses      Balance
-----------------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  R1
  R2
  R3
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                             0          0             0           0            0             0            0             0
===================================================================================================================================


===================================================================================================================================
 Class  CUSIP   Current Pass   Original    Beginning   Principal   Interest    Prepayment       Total       Realized      Ending
                Through Rate     Face      Principal                         Premiums/Yield               Losses/Trust   Principal
                                 Value      Balance                           Maint Charges                 Expenses      Balance
-----------------------------------------------------------------------------------------------------------------------------------

  X

===================================================================================================================================



--------------------------------------------------------------------------------


Reports Available at www.chase.com/sfa      COPYRIGHT 2000, CHASE MANHATTAN BANK

                                                                    PAGE 3 OF 20
                                                                    STDDEAL

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-KEY1
                        STATEMENT TO CERTIFICATEHOLDERS


DISTRIBUTION DATE:  17-Jul-2000
RECORD DATE:        29-Jun-2000
CLOSING DATE:       29-Jun-2000
NEXT PMT DATE:      17-Aug-2000
MATURITY DATE:

--------------------------------------------------------------------------------

                                        CERTIFICATE DISTRIBUTION DETAIL

                               Factor Information per $1,000 of Original Face


=========================================================================================================
 Class  CUSIP    Beginning   Principal   Interest    Prepayment       Total       Realized      Ending
                 Principal                         Premiums/Yield               Losses/Trust   Principal
                  Factor                            Maint Charges                 Expenses      Balance
---------------------------------------------------------------------------------------------------------
 A-1
 A-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  R1
  R2
  R3
---------------------------------------------------------------------------------------------------------
TOTALS
=========================================================================================================


=========================================================================================================
 Class  CUSIP    Beginning   Principal   Interest    Prepayment       Total       Realized      Ending
                 Principal                         Premiums/Yield               Losses/Trust   Principal
                  Factor                            Maint Charges                 Expenses      Balance
---------------------------------------------------------------------------------------------------------

  X

=========================================================================================================





--------------------------------------------------------------------------------


Reports Available at www.chase.com/sfa      COPYRIGHT 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 17-Jul-2000                                   Page 4 of 20
RECORD DATE:       29-Jun-2000                                   STDDEAL
CLOSING DATE:      29-Jun-2000
NEXT PMT DATE:     17-Aug-2000
MATURITY DATE:


              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-KEY1
                        STATEMENT TO CERTIFICATEHOLDERS

-------------------------------------------------------------------------------
                        CERTIFICATE DISTRIBUTION DETAIL

Available Funds                                                  0

Principal Distribution Amount                                    0

     Scheduled Principal Distribution Amount                     0

     Unscheduled Principal Distribution Amount                   0

Miscellaneous Trust Fund Expenses                                0


Interest Reserve Account

     Deposits                                                    0

     Withdrawals                                                 0



Balance Information
------------------------------------------------------------------------------------------------------------------------------------
                       Scheduled
       Loan Count at    Balance at   Beginning Loan   Beginning       Beginning Unpaid Ending Loan Ending Scheduled Ending  Unpaid
Group  Securitization Securitization     Count      Scheduled Balance      Balance         Count        Balance            Balance
------------------------------------------------------------------------------------------------------------------------------------
TOTALS
------------------------------------------------------------------------------------------------------------------------------------

Number and Aggregate Principal Amounts of Mortgage Loans in Delinquency

--------------------------------------------------------------------------------
                                      Aggregated
Period              Number         Principal Balance        Percentage
--------------------------------------------------------------------------------
       1 Month                                                       %
      2 Months                                                       %
     3+ Months                                                       %
In Foreclosure                                                       %
           REO                                                       %
  Bankruptcies                                                       %
--------------------------------------------------------------------------------
        TOTALS                                                       %
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                     Reports Available at www.chase.com/sfa

                                           (Copyright)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 17-Jul-2000                                   Page 5 of 20
RECORD DATE:       29-Jun-2000                                   STDDEAL
CLOSING DATE:      29-Jun-2000
NEXT PMT DATE:     17-Aug-2000
MATURITY DATE:


              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-KEY1
                        STATEMENT TO CERTIFICATEHOLDERS

-------------------------------------------------------------------------------
                        CERTIFICATE DISTRIBUTION DETAIL

Prepayment Penalties

-----------------------------------------------
              Prepayment
Class          Premium        Yield Maintenance
-----------------------------------------------
TOTALS
-----------------------------------------------

Advance Summary

     Principal & Interest Advances

          Current Principal & Interest Advances

          Outstanding Principal & Interest Advances

          Reimbursement of Interest on any P&I Advances

          Reimbursement of Interest on any T&I Advances

-------------------------------------------------------------------------------
                     Reports Available at www.chase.com/sfa

                                           (Copyright)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 17-Jul-2000                                   Page 6 of 20
RECORD DATE:       29-Jun-2000                                   STDDEAL
CLOSING DATE:      29-Jun-2000
NEXT PMT DATE:     17-Aug-2000
MATURITY DATE:


              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2000-KEY1
                        STATEMENT TO CERTIFICATEHOLDERS

-------------------------------------------------------------------------------
                        CERTIFICATE DISTRIBUTION DETAIL


Fee Summary

     Servicing Fees                                         0

     Sub Servicing Fees                                     0

     Trustee Fees                                           0

     Special Servicer Fee                                   0

     Workout Fee                                            0


Appraisal Reduction Amounts

-----------------------------------------------------------------------
                                 Appraisal
                                 Reduction                Appraisal
Loan Number                    Effected Date           Reduction Amount
-----------------------------------------------------------------------
   none
-----------------------------------------------------------------------




-------------------------------------------------------------------------------
                     Reports Available at www.chase.com/sfa

                                           (Copyright)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 17-Jul-2000                                      PAGE 7 OF 20
RECORD DATE:       29-Jun-2000                                      STDDEAL
CLOSING DATE:      29-Jun-2000
NEXT PMT DATE:     17-Aug-2000
MATURITY DATE:

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-KEY1
                       STATEMENT TO CERTIFICATEHOLDERS


                        CERTIFICATE DISTRIBUTION DETAIL

                              Interest Detail

====================================================================================================================================
Class      Accrued     Prepayment     Beginning Unpaid     Interest Loss    Total Interest   Certificate Interest     Ending Unpaid
         Certificate    Interest         Interest                               Payable          Distributable           Interest
           Interest     Shortfall
------------------------------------------------------------------------------------------------------------------------------------
 A-1
 A-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
 R1
 R2
 R3
  X
------------------------------------------------------------------------------------------------------------------------------------
TOTALS
====================================================================================================================================



                                          Reports Available at www.chase.com/sfa              (Copyright) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 17-Jul-2000                                      PAGE 8 OF 20
RECORD DATE:       29-Jun-2000                                      STDDEAL
CLOSING DATE:      29-Jun-2000
NEXT PMT DATE:     17-Aug-2000
MATURITY DATE:

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-KEY1
                       STATEMENT TO CERTIFICATEHOLDERS


                         CERTIFICATE RATINGS DETAIL


====================================================================================================================================
Class      CUSIP                      Original Ratings                                Changed Ratings/Change Date(1)
                        --------------------------------------------------  --------------------------------------------------------
                          DCR       Fitch       Moody's        S & P         DCR        Fitch          Moody's            S & P
====================================================================================================================================
 A-1        N/A            X          X            X             X
 A-2        N/A            X          X            X             X
  B         N/A            X          X            X             X
  C         N/A            X          X            X             X
  D         N/A            X          X            X             X
  E         N/A            X          X            X             X
  F         N/A            X          X            X             X
  G         N/A            X          X            X             X
  H         N/A            X          X            X             X
  J         N/A            X          X            X             X
  K         N/A            X          X            X             X
  L         N/A            X          X            X             X
  M         N/A            X          X            X             X
  N         N/A            X          X            X             X
 R1         N/A            X          X            X             X
 R2         N/A            X          X            X             X
 R3         N/A            X          X            X             X
  X         N/A            X          X            X             X

====================================================================================================================================

        NR  - Designates that the class was not rated by the above agency at the time of original issuance.
        N/A - Not applicable.
         X  - Designates that the rating agency did not rate class at the time of issuance.


(1) The information contained herein has been received directly from the applicable rating agency within 30 days of this report.
It is possible that the current ratings may have changed before the release of this report, hence, Chase recommends contacting the rating agency listed below directly for more recent information and further details supporting the rating issued for each class.

------------------------------------------------------------------------------------------------------------------------------------



                                          Reports Available at www.chase.com/sfa              (Copyright) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 17-Jul-2000                                      PAGE 9 OF 20
RECORD DATE:       29-Jun-2000                                      STDDEAL
CLOSING DATE:      29-Jun-2000
NEXT PMT DATE:     17-Aug-2000
MATURITY DATE:

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-KEY1
                       STATEMENT TO CERTIFICATEHOLDERS


                    MORTGAGE LOAN STRATIFICATION TABLES



                   STRATIFICATION BY ENDING SCHEDULED BALANCE AMOUNT

===============================-============================================================
                                                                 |   Weighted Average
Ending Scheduled            # of    Principal Balance  % of Agg. |--------------------------
Balance Amount              Loans          ($)         Prin. Bal |WAM  Note Rate(%)  DSCR
--------------------------------------------------------------------------------------------
$ 1,000,000 or Less            0             0.00                  0     0.000000    0.000000
$ 1,000,001 to $ 2,000,000     0             0.00                  0     0.000000    0.000000
$ 2,000,001 to $ 4,000,000     0             0.00                  0     0.000000    0.000000
$ 4,000,001 to $ 6,000,000     0             0.00                  0     0.000000    0.000000
$ 6,000,001 to $ 8,000,000     0             0.00                  0     0.000000    0.000000
$ 8,000,001 to $10,000,000     0             0.00                  0     0.000000    0.000000
$10,000,001 to $15,000,000     0             0.00                  0     0.000000    0.000000
$15,000,001 to $20,000,000     0             0.00                  0     0.000000    0.000000
---------------------------------------------------------------------------------------------
          Totals               0             0.00                  0     0.000000    0.000000
=============================================================================================
   Average Principal Balance:                0.00





                          Stratification by STATE CODE

============================================================================================
                                                                 |   Weighted Average
                            # of    Principal Balance  % of Agg. |--------------------------
    State Code              Loans          ($)         Prin. Bal |WAM  Note Rate(%)  DSCR
--------------------------------------------------------------------------------------------
FLORIDA                        0             0.00                  0     0.000000    0.000000
---------------------------------------------------------------------------------------------
          Totals               0             0.00        00.0      0     0.000000    0.000000
=============================================================================================



                                          Reports Available at www.chase.com/sfa              (Copyright) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 17-Jul-2000                                   Page 10 of 20
RECORD DATE:       29-Jun-2000                                   STDDEAL
CLOSING DATE:      29-Jun-2000
NEXT PMT DATE:     17-Aug-2000
MATURITY DATE:


              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-KEY 1
                        STATEMENT TO CERTIFICATEHOLDERS

-------------------------------------------------------------------------------
                      MORTGAGE LOAN STRATIFICATION TABLES


                      STRATIFICATION BY CURRENT NOTE RATE
----------------------------------------------------------------------------------------------------
                                                                            Weighted Average
                         # of      Principal Balance   % of Agg.      ------------------------------
Current Note Rate        Loans          ($)            Prin. Bal.     WAM    Note Rate(%)    DSCR
----------------------------------------------------------------------------------------------------
0.000000% to 7.500000%      0                   0.00                    0       0.000000    0.000000
7.510000% to 7.750000%      0                   0.00                    0       0.000000    0.000000
7.760000% to 8.000000%      0                   0.00                    0       0.000000    0.000000
8.010000% to 8.250000%      0                   0.00                    0       0.000000    0.000000
8.260000% to 8.500000%      0                   0.00                    0       0.000000    0.000000
8.510000% to 8.750000%      0                   0.00                    0       0.000000    0.000000
8.760000% to 9.000000%      0                   0.00                    0       0.000000    0.000000
9.010000% to 9.250000%      0                   0.00                    0       0.000000    0.000000
9.260000% to 9.500000%      0                   0.00                    0       0.000000    0.000000
9.510000% to 9.750000%      0                   0.00                    0       0.000000    0.000000
9.760000% to 10.000000%     0                   0.00                    0       0.000000    0.000000
10.010000% to 11.010000%    0                   0.00                    0       0.000000    0.000000
----------------------------------------------------------------------------------------------------
          Totals            0                   0.00         0.00       0       0.000000    0.000000
----------------------------------------------------------------------------------------------------



                    STRATIFICATION BY REMAINING STATED TERM (BALLOON LOANS ONLY)
----------------------------------------------------------------------------------------------------
                                                                            Weighted Average
                         # of      Principal Balance   % of Agg.      ------------------------------
Remaining Stated Term    Loans          ($)            Prin. Bal.     WAM    Note Rate(%)    DSCR
----------------------------------------------------------------------------------------------------
70 months or Less           0                   0.00                    0       0.000000    0.000000
71 months to 90 months      0                   0.00                    0       0.000000    0.000000
91 months to 110 months     0                   0.00                    0       0.000000    0.000000
111 months to 115 months    0                   0.00                    0       0.000000    0.000000
116 months to 120 months    0                   0.00                    0       0.000000    0.000000
121 months to 200 months    0                   0.00                    0       0.000000    0.000000
201 months to 274 months    0                   0.00                    0       0.000000    0.000000
----------------------------------------------------------------------------------------------------
          Totals            0                   0.00         0.00       0       0.000000    0.000000
----------------------------------------------------------------------------------------------------


                                 STRATIFICATION BY DEBT SERVICE COVERAGE RATIO
----------------------------------------------------------------------------------------------------------
                                                                                  Weighted Average
                              # of      Principal Balance   % of Agg.      -------------------------------
Debt Service Coverage Ratio   Loans          ($)            Prin. Bal.     WAM    Note Rate(%)    DSCR
----------------------------------------------------------------------------------------------------------
0.000000 to 1.000000            0                   0.00                    0       0.000000    0.000000
1.010000 to 1.200000            0                   0.00                    0       0.000000    0.000000
1.210000 to 1.240000            0                   0.00                    0       0.000000    0.000000
1.250000 to 1.300000            0                   0.00                    0       0.000000    0.000000
1.310000 to 1.400000            0                   0.00                    0       0.000000    0.000000
1.410000 to 1.500000            0                   0.00                    0       0.000000    0.000000
1.510000 to 1.600000            0                   0.00                    0       0.000000    0.000000
1.610000 to 1.700000            0                   0.00                    0       0.000000    0.000000
1.710000 to 1.800000            0                   0.00                    0       0.000000    0.000000
1.810000 to 1.900000            0                   0.00                    0       0.000000    0.000000
1.910000 to 2.000000            0                   0.00                    0       0.000000    0.000000
2.010000 to 2.300000            0                   0.00                    0       0.000000    0.000000
2.310000 to 2.400000            0                   0.00                    0       0.000000    0.000000
----------------------------------------------------------------------------------------------------------
          Totals                  0                   0.00        0.00        0       0.000000    0.000000
----------------------------------------------------------------------------------------------------------



                    STRATIFICATION BY REMAINING STATED TERM (FULLY AMORTIZING LOANS ONLY)
----------------------------------------------------------------------------------------------------
                                                                            Weighted Average
                         # of      Principal Balance   % of Agg.      ------------------------------
Remaining Stated Term    Loans          ($)            Prin. Bal.     WAM    Note Rate(%)    DSCR
----------------------------------------------------------------------------------------------------
70 months or Less           0                   0.00                    0       0.000000    0.000000
71 months to 90 months      0                   0.00                    0       0.000000    0.000000
91 months to 110 months     0                   0.00                    0       0.000000    0.000000
111 months to 115 months    0                   0.00                    0       0.000000    0.000000
116 months to 120 months    0                   0.00                    0       0.000000    0.000000
121 months to 200 months    0                   0.00                    0       0.000000    0.000000
201 months to 0 months      0                   0.00                    0       0.000000    0.000000
----------------------------------------------------------------------------------------------------
          Totals            0                   0.00                    0       0.000000    0.000000
----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     Reports Available at www.chase.com/sfa

                                           (Copyright)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 17-Jul-2000                                   Page 11 of 20
RECORD DATE:       29-Jun-2000                                   STDDEAL
CLOSING DATE:      29-Jun-2000
NEXT PMT DATE:     17-Aug-2000
MATURITY DATE:


              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-KEY 1
                        STATEMENT TO CERTIFICATEHOLDERS

-------------------------------------------------------------------------------
                      MORTGAGE LOAN STRATIFICATION TABLES


                      STRATIFICATION BY PROPERTY TYPE
----------------------------------------------------------------------------------------------------
                                                                            Weighted Average
                         # of      Principal Balance                  ------------------------------
Property Type            Loans          ($)            % of Agg.       WAM    Note Rate(%)    DSCR
----------------------------------------------------------------------------------------------------
Office                      0                   0.00                    0       0.000000    0.000000
Retail/Office               0                   0.00                    0       0.000000    0.000000
Hotel                       0                   0.00                    0       0.000000    0.000000
Industrial                  0                   0.00                    0       0.000000    0.000000
Multi-Family                0                   0.00                    0       0.000000    0.000000
Retail, Anchored            0                   0.00                    0       0.000000    0.000000
Retail, Unanchored          0                   0.00                    0       0.000000    0.000000
Mixed Use                   0                   0.00                    0       0.000000    0.000000
Mobile Home                 0                   0.00                    0       0.000000    0.000000
Self Storage                0                   0.00                    0       0.000000    0.000000
----------------------------------------------------------------------------------------------------
          Totals            0                   0.00         0.00       0       0.000000    0.000000
----------------------------------------------------------------------------------------------------



                                      STRATIFICATION BY SEASONING
----------------------------------------------------------------------------------------------------
                                                                            Weighted Average
                         # of      Principal Balance   % of Agg.      ------------------------------
Seasoning                Loans          ($)            Prin. Bal.     WAM    Note Rate(%)    DSCR
----------------------------------------------------------------------------------------------------
12 months or Less           0                   0.00                    0       0.000000    0.000000
13 months to 24 months      0                   0.00                    0       0.000000    0.000000
25 months to 36 months      0                   0.00                    0       0.000000    0.000000
37 months to 48 months      0                   0.00                    0       0.000000    0.000000
49 months to 60 months      0                   0.00                    0       0.000000    0.000000
61 months to 72 months      0                   0.00                    0       0.000000    0.000000
73 months to 84 months      0                   0.00                    0       0.000000    0.000000
85 months to 96 months      0                   0.00                    0       0.000000    0.000000
97 months to 108 months     0                   0.00                    0       0.000000    0.000000
----------------------------------------------------------------------------------------------------
          Totals            0                   0.00         0.00       0       0.000000    0.000000
----------------------------------------------------------------------------------------------------

Debt Coverage Service Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representation as to the accuracy of the data provided by the borrower for this calculation.

--------------------------------------------------------------------------------
                     Reports Available at www.chase.com/sfa

                                           (Copyright)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 17-Jul-2000                                   Page 12 of 20
RECORD DATE:       29-Jun-2000                                   STDDEAL
CLOSING DATE:      29-Jun-2000
NEXT PMT DATE:     17-Aug-2000
MATURITY DATE:


              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-KEY 1
                        STATEMENT TO CERTIFICATEHOLDERS

-------------------------------------------------------------------------------
                               LOAN STATUS DETAIL

----------------------------------------------------------------------------------------------------------------------
          Offering
            Memo     Property                    Scheduled   Scheduled                     Neg    Beginning   Ending
 Loan       Cross     Type                       Principal   Interest    Note    Maturity  Amt    Scheduled  Scheduled
Number    Reference    (I)     City      State     Amount     Amount     Rate      Date    Flag    Balance    Balance
----------------------------------------------------------------------------------------------------------------------
123456        50       OF      TAMPA      FL        $0.00       $0.00    .00000      N/A    N         $0.00      $0.00







----------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------
                                                 Has Loan
                                                 Ever Been      Loan
              Paid     Appraisal   Appraisal     Specially     Status
 Loan       Through    Reduction   Reduction     Serviced?      Code
Number        Date       Date        Amount         (Y/N)       (II)
-------------------------------------------------------------------------
123456        N/A        N/A         $0.00            N







-------------------------------------------------------------------------


(I) PROPERTY TYPE CODE:
                              IN   Industrial               MU   Mixed Use                RT   Retail
CH   Church                   LO   Lodging                  NE   Non-Exempt               SC   School, HCF or WF
CO   Condo, Coop or TH        MF   Multi Family             OF   Office                   SE   Securities
HC   Health Care              MH   Mobile Home Park         OT   Other                    SF   Single Family
HO   Hotel                    MP   Multiple Properties      PD   Plan Unit Development    SS   Self Storage
IF   Industrial/Flex          MS   Mini Storage             RO   Retail/Office            WH   Warehouse

(II) LOAN STATUS CODE:

                                   6.   Discounted Payoff
1.   Specially Serviced            7.   Foreclosure Sale
2.   Foreclosure                   8.   Bankruptcy Sale
3.   Bankruptcy                    9.   REO Disposal
4.   REO                          10.   Modification/Workout
5.   Prepayment in Full           11.   Rehabilitation



--------------------------------------------------------------------------------
                     Reports Available at www.chase.com/sfa

                                           (Copyright)2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 17-Jul-2000                                    Page 13 OF 20
RECORD DATE:       29-Jun-2000                                    STDDEAL
CLOSING DATE:      29-Jun-2000
NEXT PMT DATE:     17-Aug-2000
MATURITY DATE:

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-KEY1
                       STATEMENT TO CERTIFICATEHOLDERS



                         Property History Detail

====================================================================================================================================
             Offering Memo                        Data of Last      No. Months       Annual Esitmate based on
                Cross                       --------------------     Revenue             Current Quarter         Prior Full Year
Loan Number   Reference     Property Name   Inspection  Financial   Annualized      NOI   DSCR   Occupancy    NOI   DSCR   Occupancy
------------------------------------------------------------------------------------------------------------------------------------




                                  NO PROPERTY HISTORY REPORTED THIS PERIOD



====================================================================================================================================


Reports Available at www.chase.com/sfa    (Copyright) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 17-Jul-2000                                    Page 14 OF 20
RECORD DATE:       29-Jun-2000                                    STDDEAL
CLOSING DATE:      29-Jun-2000
NEXT PMT DATE:     17-Aug-2000
MATURITY DATE:

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-KEY1
                       STATEMENT TO CERTIFICATEHOLDERS



                         Delinquency Loan Detail

====================================================================================================================================
Loan Number    Offering     # of Months     Paid Through   Current Loan Balance    Current     Outstanding P&I       Advance
              Memo Cross     Delinquent        Date                                  P&I          Advances**        Description
               Reference                                                           Advances                             (I)

------------------------------------------------------------------------------------------------------------------------------------




                                  NO DELINQUENT LOANS REPORTED THIS PERIOD



====================================================================================================================================

                         Delinquency Loan Detail

====================================================================================================================================
Loan Number       Loan         Special      Foreclosure           Current         Outstanding          Outstanding
                 Status       Servicer         Date              Property           Property             Property
                              Start Date                       Protection          Protection           Bankruptcy        REO
                                                                Advances            Advances               Date           Date
------------------------------------------------------------------------------------------------------------------------------------




                                  NO DELINQUENT LOANS REPORTED THIS PERIOD



====================================================================================================================================



(I) ADVANCE DESCRIPTION:    A. In grace period
                            B. late but (greater) 1 month
                            1. 1 month delinquent
                            2. 2 months delinquent
                            3. 3+ months delinquent

** Outstanding P&I advances include current period.

(II) LOAN STATUS CODE:        6. Discounted Payroll
1. Specialty Serviced         7. Foreclosure Sale
2. Foreclosure                8. Bankruptcy Sale
3. Bankruptcy                 9. REO Disposal
4. REO                       10. Modification/Workout
5. Prepayment in Full        11. Rehabilitation

Reports Available at www.chase.com/sfa    (copyright) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 17-Jul-2000                                    Page 15 OF 20
RECORD DATE:       29-Jun-2000                                    STDDEAL
CLOSING DATE:      29-Jun-2000
NEXT PMT DATE:     17-Aug-2000
MATURITY DATE:

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2000-KEY1
                       STATEMENT TO CERTIFICATEHOLDERS





                         Historical Delinquency Detail

====================================================================================================================================
                               Delinquencies                                                     Prepayments
Distrib.   -------------------------------------------------------------------------------------------------------------------------
 Date        1 Month       2 Months      3 Months(+)   Foreclosures      REO        Modifications        Curtailment       Payoff
           -------------------------------------------------------------------------------------------------------------------------
            #   Balance  #   Balance    #   Balance   #    Balance    #    Balance   #    Balance       #    Balance    #    Balance
------------------------------------------------------------------------------------------------------------------------------------
07/18/2000  0   $0.00    0   $0.00      0   $0.00     0    $0.00      0   $0.00      0   $0.00           0   $0.00       0   $0.00
                0.000%       0.000%         0.000%         0.000%          0.000%
====================================================================================================================================

*** Note: Foreclosures and REO Totals are excluded from the Delinquent Aging Categories



                         Historical Delinquency Detail

===============================================================================
                               Rates & Maturities
Distrib.   ---------------------------------------------------------------------
 Date          Next Weighted Avg.                      WAM
           ---------------------------------------------------------------------
                Coupon        Remit
--------------------------------------------------------------------------------
07/18/2000     0.000000        0.000000                  0

================================================================================





DISTRIBUTION DATE:   17-Jul-2000        PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION         PAGE 16 OF 20
RECORD DATE:         29-Jun-2000           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            STDDEAL
CLOSING DATE:        29-Jun-2000                         SERIES 2000-KEY1
NEXT PMT DATE:       17-Aug-2000                  STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:

                         SPECIALLY SERVICED LOAN DETAIL

===================================================================================================================================
                                                  Date of
                        Offering                  Transfer
            Special       Memo       Property    Balance to
 Loan       Service       Cross        Type       Specially    Inspection     Appraisal     Appraisal
Number     Code (II)    Reference    Code (I)     Serviced        Date           Date         Value                Comments
===================================================================================================================================







                                        NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD







===================================================================================================================================

(I) PROPERTY TYPE CODE:
                             IN Industrial             MU Mixed Use               RT Retail
  CH Church                  LO Lodging                NE Non-Exempt              SC School, HCF or WF
  CO Condo, Coop or TH       MF Multi Family           OF Office                  SE Securities
  HC Health Care             MH Mobile Home Park       OT Other                   SF Single Family
  HO Hotel                   MP Multiple Properties    PD Plan Unit Development   SS Self Storage
  IF Industrial/Flex         MS Mini Storage           RO Retail/Office           WH Warehouse

(II) SPECIAL SERVICE CODE:

  (1) Request to waive prepayment penalty    (5) In Foreclosure
  (2) Payment default                        (6) Now REO
  (3) Request to modify or workout           (7) Paid Off
  (4) Borrower Bankruptcy                    (8) Returned to Master Servicer


                     Reports Available at www.chase.com/sfa

                                         (Copyright) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:   17-Jul-2000        PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION         PAGE 17 OF 20
RECORD DATE:         29-Jun-2000           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            STDDEAL
CLOSING DATE:        29-Jun-2000                         SERIES 2000-KEY1
NEXT PMT DATE:       17-Aug-2000                  STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:

                    SPECIALLY SERVICED HISTORICAL INFORMATION

===================================================================================================================================
                                                                                      Balance
                               Offering                                                Change
                                 Memo        Special                     Current       since        Property
Distribution       Loan          Cross       Service       Date of      Scheduled     Transfer        Type
    Date          Number       Reference    Code (II)     Correction     Balance        Date         Code (I)        State
===================================================================================================================================







                                        NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD







===================================================================================================================================

===================================================================================================================================
                                                          Debt
                                 Net                    Service                     Paid
Distribution     Interest     Operating       NOI       Coverage       Note        Through       Maturity         Rem
    Date           Rate         Income        Date       Ratio         Date          Date          Date          Term
===================================================================================================================================







                                        NO SPECIALLY SERVICED LOANS REPORTED THIS PERIOD







===================================================================================================================================


(I) PROPERTY TYPE CODE:
                             IN Industrial             MU Mixed Use               RT Retail
  CH Church                  LO Lodging                NE Non-Exempt              SC School, HCF or WF
  CO Condo, Coop or TH       MF Multi Family           OF Office                  SE Securities
  HC Health Care             MH Mobile Home Park       OT Other                   SF Single Family
  HO Hotel                   MP Multiple Properties    PD Plan Unit Development   SS Self Storage
  IF Industrial/Flex         MS Mini Storage           RO Retail/Office           WH Warehouse

(II) SPECIAL SERVICE CODE:

  (1) Request to waive prepayment penalty    (5) In Foreclosure
  (2) Payment default                        (6) Now REO
  (3) Request to modify or workout           (7) Paid Off
  (4) Borrower Bankruptcy                    (8) Returned to Master Servicer


                     Reports Available at www.chase.com/sfa

                                         (Copyright) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE:   17-Jul-2000        PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION         PAGE 18 OF 20
RECORD DATE:         29-Jun-2000           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            STDDEAL
CLOSING DATE:        29-Jun-2000                         SERIES 2000-KEY1
NEXT PMT DATE:       17-Aug-2000                  STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:

                          PRINCIPAL PREPAYMENT DETAIL

===================================================================================================================================
                             Offering
Principal                      Memo                                                                    Mortgage
Prepayment       Loan          Cross       Property     Curtailment        Payoff     Prepayment      Repurchase
   Date         Number       Reference     Type (I)        Amount          Amount       Premium         Price
===================================================================================================================================





                                        NO PRINCIPAL PREPAYMENT REPORTED THIS PERIOD





===================================================================================================================================

(I) PROPERTY TYPE CODE:
                             IN Industrial             MU Mixed Use               RT Retail
  CH Church                  LO Lodging                NE Non-Exempt              SC School, HCF or WF
  CO Condo, Coop or TH       MF Multi Family           OF Office                  SE Securities
  HC Health Care             MH Mobile Home Park       OT Other                   SF Single Family
  HO Hotel                   MP Multiple Properties    PD Plan Unit Development   SS Self Storage
  IF Industrial/Flex         MS Mini Storage           RO Retail/Office           WH Warehouse


                     Reports Available at www.chase.com/sfa

                                         (Copyright) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 17-Jul-2000              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                    PAGE 19 of 20
RECORD DATE:       29-Jun-2000                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       STDDEAL
CLOSING DATE:      29-Jun-2000                               SERIES 2000-KEY1
NEXT PMT DATE:     17-Aug-2000                       STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:


                              MODIFIED LOAN DETAIL

--------------------------------------------------------------------------------
 Loan          Offering       Modification           Modification  Description
Number        Memorandum         Date
                Cross
              Reference
--------------------------------------------------------------------------------






                   NO MODIFICATION LOANS REPORTED THIS PERIOD







--------------------------------------------------------------------------------

Reports Available at www.chase.com/sfa    (copyright) 2000, CHASE MANHATTAN BANK

DISTRIBUTION DATE: 17-Jul-2000              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION                    PAGE 20 of 20
RECORD DATE:       29-Jun-2000                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                       STDDEAL
CLOSING DATE:      29-Jun-2000                               SERIES 2000-KEY1
NEXT PMT DATE:     17-Aug-2000                       STATEMENT TO CERTIFICATEHOLDERS
MATURITY DATE:


                              REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
 Loan  Offering  Appraisal  Appraisal Value  Beginning  Gross Proceeds   Gross    Liquidation      Net         Net     Realized Loss
Number   Memo       Date                     Scheduled                 Proceeds %   Expenses   Liquidation  Proceeds %
        Cross                                 Balance                  Scheduled                 Proceeds   Scheduled
      Reference                                                        Principal                             Balance
------------------------------------------------------------------------------------------------------------------------------------






                     NO REALIZED LOSSES REPORTED THIS PERIOD







--------------------------------------------------------------------------------

Reports Available at www.chase.com/sfa    (copyright) 2000, CHASE MANHATTAN BANK

                                                                         ANNEX F
                                                                             F-1
--------------------------------------------------------------------------------
               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
         Commercial Mortgage Pass-Through Certificates, Series 2000-KEY1
                      Classes A-1, A-2, B, C, D, E, F and G
                           $734,519,000 (Approximate)


                      STRUCTURAL AND COLLATERAL TERM SHEET

                                  June 11, 2000


PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

                                   Phone           Fax                   Email
                               -------------  --------------  ----------------------------
  PSI         Trading/Sales
  ---         -------------
              John Mulligan     212-778-4365   212-778-1905     john_mulligan@prusec.com
              Jake Kaercher     212-778-4365   212-778-1905     jake_kaercher@prusec.com
               Joe Accurso      212-778-4365   212-778-1905      joe_accurso@prusec.com

           Investment Banking
           ------------------
              David Rodgers     212-778-3225   212-778-5099     david_rodgers@prusec.com
               Anna Caston      212-778-8610   212-778-5099      anna_caston@prusec.com
               Michael Won      212-778-1175   212-778-5099      michael_won@prusec.com

               Structuring
               -----------
              Januar Laude      212-778-7176   212-778-3716      laudejan@fsg.prusec.com

  SSB         Trading/Sales
  ---         -------------
            Paul Vanderslice    212-723-6156   212-723-8599    paul.t.vanderslice@ssmb.com
               Jeff Lewis       212-723-6156   212-723-8599        jeff.lewis@ssmb.com
             Jeff Sturdevant    212-723-6156   212-723-8599     jeff.sturdevant@ssmb.com

           Investment Banking
           ------------------
              Angela Hutzel     212-816-8087   212-816-8307     angela.j.hutzel@ssmb.com
              Joe Siragusa      212-816-7973   212-816-8307     joseph.siragusa@ssmb.com
                Elsie Mao       212-816-1299   212-816-8307        elsie.mao@ssmb.com

McDonald      Trading/Sales
--------      -------------
             Dennis Melchior    216-443-2600   216-443-3851      dmelchior@mcdinvest.com
              Joe Chinnici      216-443-2890   216-443-3851      jchinnici@mcdinvest.com

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

                      STRUCTURAL AND COLLATERAL TERM SHEET
         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION (DEPOSITOR) COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-KEY1
                           $734,519,000 (APPROXIMATE)
--------------------------------------------------------------------------------

The information included herein is provided solely by Prudential Securities Incorporated, Salomon Smith Barney Inc., and McDonald Investments Inc. (collectively as "Underwriters") for the Prudential Securities Secured Financing Corporation Series 2000-KEY1 transaction. The analysis in this report is based on information provided by KeyBank National Association, Bridger Commercial Realty Finance LLC and Salomon Brothers Realty Corp., (collectively known as the "Sellers"). The Underwriters make no representations as to the accuracy of such information. All opinions and conclusions in this report are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments or commercial mortgage loans. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, the Underwriters do not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis. The decision to adopt any strategy remains your responsibility. The Underwriters (or any of their affiliates) or their officers, directors, analysts or employees may have positions in securities, or derivative instruments thereon referred to herein, and may, as principal or agent, buy or sell such securities, or derivative instruments. In addition, the Underwriters may make a market in the securities referred to herein, but are not obligated to do so. Finally, the Underwriters have not addressed the legal, accounting and tax implications of the analysis with respect to you and the Underwriters strongly urge you to seek advice from your counsel, accountant and tax advisor.

Neither the information nor the opinions expressed shall be construed to be, or constitute, an offer to sell or buy or a solicitation of an offer to sell or buy any securities, or derivative instruments mentioned herein.

           [KEYBANK LOGO]               [BRIDGER COMMERCIAL FUNDING LOGO]

                             [SALOMON SMITH BARNEY]

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

                                                                         ANNEX F
                                                                             F-3
--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
         PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION (DEPOSITOR) COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-KEY1
                           $734,519,000 (APPROXIMATE)
--------------------------------------------------------------------------------

APPROXIMATE SECURITIES STRUCTURE:
---------------------------------

                           Approx.     Expected   Weighted
             Expected   Face/Notional   Credit     Average
              Rating        Amount      Support     Life       Payment
Class      (Moody'/S&P)     ($000)     (% of UPB)  (years)(a) Window(a)
--------------------------------------------------------------------------

PUBLICLY OFFERED
A-1          Aaa/AAA          134,000      26.00     5.689   7/00 - 6/09
A-2          Aaa/AAA          471,621      26.00     9.311   6/09 - 2/10
B            Aa2/AA            34,782      21.75     9.661   2/10 - 3/10
C             A2/A             40,920      16.75     9.774   3/10 - 4/10
D             A3/A-            10,230      15.50     9.792   4/10 - 4/10
E           Baa1/BBB+          10,230      14.25     9.850   4/10 - 5/10
F           Baa2/BBB           18,414      12.00    10.037   5/10 - 9/10
G           Baa3/BBB-          14,322      10.25    10.258  9/10 - 12/10

PRIVATELY OFFERED
X (IO)      Aaa/AAAr       818,407(b)        NAP     9.036           NAP
H            NR/BB+            32,736       6.25    10.660  12/10 - 9/11
J            Ba2/BB             4,092       5.75    11.208   9/11 - 9/11
K            Ba3/BB-            6,138       5.00    11.352  9/11 - 12/11
L             NR/B+            12,276       3.50    11.600  12/11 - 2/12
M             B2/NR            10,230       2.25    11.693   2/12 - 3/12
N             B3/NR             6,138       1.50    12.368   3/12 - 1/13
O            NR/NR             12,278       0.00    13.897   1/13 - 8/19
--------------------------------------------------------------------------
Total                          818,407

(a)   Calculated at 0% CPR and no balloon or ARD extensions
(b)   Notional Balance

COLLATERAL FACTS:
-----------------
Cut-off  Date Balance:                                              $818,406,907
Number of Mortgage Loans:                                                    167
Number of Properties:                                                        179
Average Cut-off  Date Balance:                                        $4,900,640
Weighted Average Gross Coupon:                                            8.195%
Weighted Average Net Coupon:                                              8.123%
Weighted Average Remaining Amortization Term (months):                    335.12
Weighted Average Remaining Term to Balloon/Maturity (months):             115.89
Weighted Average Cut-off Date U/W DSCR:(c)                                1.306x
Weighted Average Cut-off Date LTV:                                        71.52%
Weighted Average Balloon/ARD LTV Ratio:                                   62.28%
(c) See explanatory note on general pool characteristics on page F-3

SIGNIFICANT PROPERTY TYPE CONCENTRATIONS:
-----------------------------------------

                                   Cut-off Date     # of                  Wtd. Avg.  Wtd. Avg.
Property Type                           Balance  Properties   % of Pool   U/W DSCR     Coupon
------------------------------------------------------------------------------------------------
Multifamily                       $ 227,870,837       46       27.84%        1.28x      8.053%

Manufactured Housing                45,511,849        30        5.56         1.36       8.433
   Total Housing Related          $ 273,382,686       76       33.40%        1.29x      8.116%


Retail-Anchored                     177,594,097       18       21.70         1.27       8.065

Office                              162,513,189       31       19.86         1.35       8.187

Industrial                           80,230,218       20        9.80         1.29       8.267

Retail-Unanchored                    46,983,262       14        5.74         1.25       8.207

Hotel-Full Service                   29,755,349        3        3.64         1.52       9.124

Mixed Use                            23,139,145        6        2.83         1.31       8.557

Retail-Single Tenant                 18,526,355        6        2.26         1.35       8.330

Self-Storage                          4,881,581        4        0.60         1.37       8.840

Retail-Shadow Anchor                  1,401,025        1        0.17         1.52       6.940
----------------------------------------------------------------------------------------------
                      Total       $ 818,406,907      179      100.00%        1.31x      8.195%

IMPORTANT CHARACTERISTICS:
--------------------------

Co-Lead Managers, Joint Book   Prudential Securities Incorporated ("PSI")
  Runners & Placement Agents:  Salomon Smith Barney Inc. ("SSB")

Co-Manager:                    Mcdonald Investments Inc.

Mortgage Loan Sellers:         KeyBank National Association ("KEY")
                               Bridger Commercial Realty Finance LLC ("BRIDGER")
                               Salomon Brothers Realty Corp. ("SBRC")

Master Servicer:               Key Corporate Capital Inc. d/b/a Key Commercial
                               Mortgage

Special Servicer:              Lennar Partners, Inc.

Trustee:                       The Chase Manhattan Bank

Pricing Date:                  June ____, 2000

Settlement Date:               June ____, 2000

Cut-off  Date:                 June 1, 2000

Determination Date:            The 11th of each month, or if the 11th is not a
                               Business Day, the next Business Day.

Distribution Date:             The 15th of each month, or if the 15th day is not
                               a Business Day, the Business Day immediately following the 15th day. The Distribution Date will be no fewer than four business days after the related Determination Date.

First Determination Date:      July 11, 2000

First Distribution Date:       July 17, 2000

ERISA Eligible:                A-1, A-2 & X (IO)

SMMEA:                         Not eligible

Structure:                     Sequential. See "Structural Overview" herein for
                               further details.

Interest Accrual Period:       Calendar month preceding distribution

Day Count:                     30/360

Tax Treatment:                 REMIC
Rated Final
  Distribution Date:           May 17, 2032

Clean-up Call:                 1%

Minimum                        The Class A-1 & Class A-2 Certificates will be
Denominations:                 issued in minimum denominations of $25,000
                               initial Certificate Balance. The Class B
                               Certificates will be issued in minimum
                               denominations of $50,000 initial Certificate
                               Balance. The Class C, Class D, Class E, Class F &
                               Class G Certificates will be issued in minimum denominations of $100,000 initial Certificate
                               Balance.

Pricing Assumption:            Each loan will be assumed to pay as scheduled to
                               its respective maturity or Anticipated Repayment
                               Date.

SIGNIFICANT STATE CONCENTRATIONS: (>5%)
---------------------------------------
                                                     # of
State                Cut-off Date Balance         Properties        % of Pool
--------------------------------------------------------------------------------
California              $ 186,745,147                  34             22.82%
Texas                      99,484,348                  20             12.16
Maryland                   46,239,958                   3              5.65
Other                     485,937,454                 122             59.38
--------------------------------------------------------------------------------
 Total                  $ 818,406,907                 179            100.00%

COLLATERAL CONTRIBUTORS:
------------------------

Collateral            Cut-off Date   # of                  Wtd. Avg.   Wtd. Avg.
Contributors               Balance   Loans    % of Pool    U/W DSCR     Coupon
--------------------------------------------------------------------------------
KEY                   $483,065,357    92        59.03%       1.30X      8.149%

BRIDGER                176,718,506    55        21.59        1.38       8.481

SBRC                   158,623,044    20        19.38        1.25       8.018%
------------------------------------------------------------------------------
Total                 $818,406,907    167      100.00%       1.31X      8.195%

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             TRANSACTION HIGHLIGHTS
--------------------------------------------------------------------------------

o   Diversification:

         -    167 loans secured by 179 properties
         -    Top 5 loans equal 14.36% of pool; Top 10 equal 24.40%
         - 34 states and District of Columbia in total, including California 22.82%, Texas 12.16%, Maryland 5.65%, Nevada 4.86%, New York 4.80%, Washington 4.60%, no other state > 3.80%
         - Balloon/ARD distribution equals 49.61% in 2009, and 39.31% in 2010.

o   Underwriting:

         -    1.31x Weighted Average Cut-off Date U/W DSCR
         - 71.52% Weighted Average Cut-off Date LTV 62.28% Weighted Average Balloon/ARD LTV
         -    335.1 Month Weighted Average Remaining Amortization Term

o   Servicing:

         - The Master Servicer will be Key Corporate Capital Inc. d/b/a Key Commercial Mortgage, which is approved by Moody's and Standard and Poor's as both a master servicer and special servicer.
         - The Special Servicer will be Lennar Partners, Inc. which is approved by Moody's and Standard and Poor's.

--------------------------------------------------------------------------------
                          GENERAL POOL CHARACTERISTICS
--------------------------------------------------------------------------------

Number of Loans:                                                      167
Number of Properties:                                                 179

Aggregate Cut-off Date Principal Balance:                        $818,406,907
Aggregate Original Principal Balance:                            $823,571,350

Weighted Average Gross Coupon:                                      8.195%
Gross Coupon Range:                                             6.880 - 10.300%

Weighted Average Net Coupon:                                        8.123%
Net Coupon Range:                                               6.808 - 9.608%

Average Cut-off Date Principal Balance:                           $4,900,640
Average Original Principal Balance:                               $4,931,565

Maximum Cut-off Date Principal Balance:                           $30,410,327
Minimum Cut-off Date Principal Balance:                            $351,672

Maximum Original Principal Balance:                               $30,492,000
Minimum Original Principal Balance:                                $355,000

Weighted Average Cut-off Date U/W DSCR:*                            1.306x
Cut-off Date U/W DSCR Range:                                     1.13 - 1.83x


Weighted Average Cut-off Date LTV:                                  71.52%
Cut-off Date LTV Range:                                         31.53 - 91.39%

Weighted Average Original LTV:                                      71.95%
Original LTV Range:                                             36.40 - 91.80%

Weighted Average Balloon/ARD LTV:                                   62.28%
Balloon/ARD LTV Range:                                           0.00 - 82.54%

Weighted Average Age (First Pay through Cut-off):                 8.12 months
Age Range:                                                       1 - 43 months

Weighted Avg. Remaining Amortization Term:                       335.12 months
Remaining Amortization Term Range:                             137 - 359 months

Weighted Average Original Amortization Term:                     343.24 months
Original Amortization Term Range:                              180 - 360 months

Weighted Avg. Rem. Term to Balloon/Maturity:                     115.89 months
Remaining Term Range:                                           55 - 230 months

Weighted Average Original Term to Balloon/Maturity:              124.01 months
Original Term Range:                                            84 - 240 months

*The Underwritten NOI and Underwritten NCF for Control Number 28 (Loan number 6604092) is stated on an "as-stabilized" basis instead of an "in-place" basis. If the "in-place" figures were used, the loan's Underwritten NOI DSCR would be 1.12x, the loan's Underwritten NCF DSCR would be 1.11x and the pool's Weighted Average Cut-off Date U/W DSCR would be 1.305x.





--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

o The Mortgage Pool will be comprised of 167 fixed rate mortgage loans with an approximate Cut-off Date principal balance of $818,406,907.

         - The regularly scheduled monthly principal payments from the loans will be paid on a straight sequential basis (i.e., A-1, A-2, etc.).
         - All other principal collections from the loans will be distributed on a straight sequential basis.
         - If all Classes other than Classes A-1 and A-2 have been reduced to zero, principal will be allocated to Class A-1 and A-2 on a pro-rata basis.

o Each of the Classes (other than Classes A-1, A-2 and X) will be subordinate to earlier alphabetically lettered classes. Realized Losses and Appraisal Reductions will be allocated in reverse alphabetical order to such Classes with certificate balances, and then pro-rata to Classes A-1 and A-2.

o   All Classes will pay interest on a 30/360 basis.

o Shortfalls resulting from servicer modifications or special servicer compensation will be allocated in reverse alphabetical order to Classes with certificate balances.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         STRUCTURAL OVERVIEW (Continued)
--------------------------------------------------------------------------------

o The Special Servicer will be responsible for servicing loans that, in general, are in default or are in imminent default, and for administering REO properties. The Special Servicer may modify such loans if, among other things, such modifications in the judgement of the Special Servicer increase the recovery to Certificateholders on an estimated net present value basis. The Special Servicer, as agent for the trust and all Certificateholders is responsible for all collections, modifications and extensions for defaulted loans or REO properties.

o Appraisal Reductions will occur no later than the earliest of 120 days after a delinquency in payment, 60 days after receipt of notice that a bankruptcy petition has been filed with respect to the borrower or a receiver has been appointed in respect of the related Mortgaged Properties, the effective date of any modification to the date on which a reduction in the amount of Monthly Payment of one such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of its maturity date), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer (other than an extension of the date that a Balloon Payment is due for a period of less than six months) and immediately after a Mortgaged Property becomes a REO Property. An Appraisal Reduction will be created in the amount, if any, by which the stated Principal Balance of the particular mortgage loan (plus other amounts overdue in connection with such loan) exceeds 90% of the value plus certain amounts held in escrow as determined by a MAI appraiser or internal appraisal; and if an internal appraisal is performed the greater of 25% of the Stated Principal Balance or the amount calculated above. An internal appraisal is permitted with respect to a mortgaged property if the Stated Principal Balance of the particular mortgage loan is less than or equal to $2,000,000.

o The Directing Certificateholder is the holder of Certificates representing more than 50% of the aggregate Certificate Balance of the most subordinate Class of Principal Balance Certificates (or if the Certificate Balance of such Class is less than 25% of the original balance thereof then the next most subordinate Class of Principal Balance Certificates).

--------------------------------------------------------------------------------
                              CALL PROTECTION TABLE
--------------------------------------------------------------------------------

                  Months     Current Pool                                   Total
                   from        Balance     Pool    Lockout/                Lockout    Fixed
Month - Year    Cutoff Date    ($MM) *    Factor    Defeas. Yield Maint.    & YM    % Prem.   Open    Total
------------    -----------    -------    ------   -------- ------------    ----    -------   ----    -----
 June 2000           0          818.4     100.0%     94.5%      5.5%       100.0%     0.0%     0.0%   100.0%
 June 2001          12          811.0      99.1      94.2       5.8        100.0      0.0      0.0    100.0
 June 2002          24          803.0      98.1      94.2       5.8        100.0      0.0      0.0    100.0
 June 2003          36          794.1      97.0      88.4      11.6        100.0      0.0      0.0    100.0
 June 2004          48          784.7      95.9      84.7      15.1         99.9      0.1      0.0    100.0
 June 2005          60          761.3      93.0      76.6      23.3         99.9      0.1      0.0    100.0
 June 2006          72          750.2      91.7      76.6      23.2         99.9      0.1      0.0    100.0
 June 2007          84          734.5      89.7      76.6      23.1         99.7      0.3      0.0    100.0
 June 2008          96          721.6      88.2      76.7      23.1         99.7      0.1      0.2    100.0
 June 2009         108          678.3      82.9      57.9      17.1         75.0      1.6     23.4    100.0
 June 2010         120          107.3      13.1      68.6      11.4         80.0     10.9      9.2    100.0
 June 2011         132           59.5       7.3      63.3       9.6         72.9     18.3      8.8    100.0
 June 2012         144           17.3       2.1       8.0      30.9         38.9      0.0     61.1    100.0
 June 2013         156            6.1       0.7      19.8      80.2        100.0      0.0      0.0    100.0
 June 2014         168            5.4       0.7      18.9      81.1        100.0      0.0      0.0    100.0
 June 2015         180            3.2       0.4      26.0      19.3         45.2      0.0     54.8    100.0
 June 2016         192            1.1       0.1      55.2      44.8        100.0      0.0      0.0    100.0
 June 2017         204            0.8       0.1      51.2      48.8        100.0      0.0      0.0    100.0
 June 2018         216            0.4       0.1      39.9      60.1        100.0      0.0      0.0    100.0
 June 2019         228            0.1       0.0       0.0       0.0          0.0      0.0    100.0    100.0

* Calculated at 0% CPR and no balloon or ARD extensions.

================================================================================

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         ALLOCATION OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES
--------------------------------------------------------------------------------

All collected Prepayment Premiums and Yield Maintenance Charges associated with principal prepayments will be allocated between the Offered Certificates and the Class X Certificates as follows:

    Yield Maintenance Charges:
    --------------------------
    o The Yield Maintenance Charges will be allocated between such Classes of Certificates based on the product of (a) the principal distributed to each such Class (other than the Class X Certificates) as a percentage of the principal distributed to all Classes and (b) the Base Interest Fraction, with the remainder being distributed to the Class X Certificates.

                      Base              (Pass-Through Rate - Discount Rate)
                    Interest    =    -----------------------------------------
                    Fraction              (Mortgage Rate - Discount Rate)

    o In general, this formula provides for an increase in the allocation of yield maintenance charges to the Offered Certificates then entitled to principal distribution relative to the Class X Certificates as interest rates decrease, and a decrease in the allocation to such Classes as interest rates rise.

    Fixed Percentage Prepayment Premiums:
    -------------------------------------

    o 75% of all Fixed Percentage Prepayment Premiums will be allocated to the Class X Certificates. The remaining 25% of the Fixed Percentage Prepayment Premiums will be allocated to the Offered Certificates then entitled to principal distributions.

--------------------------------------------------------------------------------
    PROPERTY TYPE DISTRIBUTION BY PERCENT OF CUT-OFF DATE PRINCIPAL BALANCE*
--------------------------------------------------------------------------------

                                  [PIE CHART]

                        Retail-Anchored          22%
                        Office                   20%
                        Industrial               10%
                        Retail-Unanchored         6%
                        Hotel-Full Service        4%
                        Mixed Use                 3%
                        Retail-Single Tenant      2%
                        Self-Storage              1%
                        Retail-Shadow Anchored   .2%
                        Mulitfamily              28%
                        Manufactured Housing      6%

* Figures may not sum due to rounding.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

                                [MAP OF AMERICA]

    Massachusetts          Kentucky             Nevada           Michigan
   1.47% of total       1.37% of total      4.86% of total    1.62% of total

    Rhode Island           Louisiana            Oregon            Indiana
   0.12% of total       0.83% of total      1.00% of total    2.82% of total

     New Jersey            Oklahoma           Washington           Ohio
   3.50% of total       0.09% of total      4.60% of total    1.75% of total

      Delaware               Texas               Idaho         Pennsylvania
   0.90% of total       12.16% of total     0.82% of total    3.79% of total

District of Columbia        Kansas               Utah            New York
   0.72% of total       0.42% of total      0.36% of total    4.80% of total

      Maryland             Colorado            Nebraska
   5.65% of total       1.59% of total      3.72% of total

      Virginia            New Mexico           Missouri
   3.61% of total       0.59% of total      0.98% of total

      Tennessee             Arizona           Minnesota
   2.35% of total       1.02% of total      1.57% of total

       Georgia              Alaska             Illinois
   1.57% of total       0.89% of total      3.08% of total

       Florida            California           Wisconsin
   2.22% of total       22.82% of total     0.33% of total


THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

                                                                    WEIGHTED                               SCHEDULED
                                                                    AVERAGE     WEIGHTED                   PRINCIPAL
                        NUMBER OF    PERCENT OF       WEIGHTED     REMAINING    AVERAGE       WEIGHTED      BALANCE
                        MORTGAGED   CUT-OFF DATE       AVERAGE        TERM    CUT-OFF DATE     AVERAGE     AS OF THE
STATES                  PROPERTIES     BALANCE     INTEREST RATE*   (MONTHS)      LTV         U/W DSCR   CUT-OFF DATE
------                  ----------     -------     --------------   --------      ---         --------   ------------
California                 34           22.82%          8.252%       115.5       69.30%         1.33x    $186,745,147
Texas                      20           12.16           7.802        120.9       73.05          1.27       99,484,348
Maryland                    3            5.65           8.551        110.8       73.51          1.36       46,239,958
Nevada                      7            4.86           8.118        124.3       73.06          1.26       39,781,780
New York                   12            4.80           8.452        112.8       72.01          1.25       39,266,731
Washington                  6            4.60           8.141         92.9       70.53          1.27       37,635,167
Pennsylvania               10            3.79           8.321        113.5       72.51          1.26       31,037,407
Nebraska                    1            3.72           8.380        115.0       72.41          1.25       30,410,327
Virginia                    4            3.61           7.834        116.7       77.64          1.29       29,548,534
New Jersey                  7            3.50           8.078        120.8       63.49          1.47       28,612,319
Illinois                    7            3.08           8.257        111.7       73.72          1.29       25,170,000
Indiana                     3            2.82           8.240        127.4       77.14          1.24       23,077,791
Tennessee                   2            2.35           8.115        114.0       77.19          1.24       19,222,742
Florida                     7            2.22           8.317        115.1       74.14          1.27       18,190,292
Ohio                        5            1.75           8.229        113.4       71.09          1.28       14,311,452
Michigan                    4            1.62           8.201        114.7       64.01          1.46       13,265,117
Colorado                    4            1.59           8.218        109.5       58.45          1.51       13,004,495
Minnesota                   5            1.57           8.681        131.1       72.45          1.28       12,876,079
Georgia                     3            1.57           8.246        125.3       85.65          1.19       12,824,770
Massachusetts               2            1.47           8.325        135.3       62.42          1.49       12,053,531
Kentucky                    2            1.37           8.020        113.9       75.53          1.29       11,211,303
Arizona                     3            1.02           8.555        115.4       68.96          1.22        8,328,450
Oregon                      3            1.00           8.005        110.4       66.37          1.33        8,153,835
Missouri                    3            0.98           8.464        113.7       76.69          1.22        8,060,266
Delaware                    4            0.90           8.052        111.2       75.39          1.27        7,393,340
Alaska                      3            0.89           8.389        114.3       73.78          1.32        7,322,635
Louisiana                   2            0.83           8.567        114.9       63.32          1.44        6,818,009
Idaho                       2            0.82           7.911        109.0       76.14          1.35        6,670,589
District of Columbia        3            0.72           8.400        109.0       55.85          1.30        5,908,937
New Mexico                  1            0.59           7.570        109.0       79.50          1.45        4,865,678
Kansas                      2            0.42           8.435        113.0       71.62          1.28        3,476,644
Utah                        2            0.36           7.930        108.0       77.41          1.23        2,978,693
Wisconsin                   1            0.33           7.079        175.0       70.72          1.28        2,722,580
Rhode Island                1            0.12           8.550        115.0       52.13          1.83          995,605
Oklahoma                    1            0.09           9.380        127.0       44.99          1.50          742,358
                            -            ----           -----        -----       -----          ----          -------

Total                     179          100.00%          8.195%       115.9       71.52%         1.31x    $818,406,907

* The Weighted Average Interest Rate on each stratification table listed herein indicates the Gross Mortgage Rate.

================================================================================

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          PROPERTY TYPE DISTRIBUTION BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

                                                                          WEIGHTED                               SCHEDULED
                                                                          AVERAGE      WEIGHTED                  PRINCIPAL
                            NUMBER OF     PERCENT OF       WEIGHTED      REMAINING      AVERAGE     WEIGHTED      BALANCE
                            MORTGAGED    CUT-OFF DATE       AVERAGE         TERM     CUT-OFF DATE    AVERAGE     AS OF THE
PROPERTY TYPES              PROPERTIES      BALANCE      INTEREST RATE    (MONTHS)        LTV       U/W DSCR   CUT-OFF DATE
--------------              ----------      -------      -------------    --------        ---       --------   ------------
Multifamily                     46           27.84%          8.053%         114.6        75.09%       1.28x    $227,870,837
Manufactured Housing            30            5.56           8.433          117.5        67.55        1.36       45,511,849
                                --            ----           -----          -----        -----        ----       ----------
   Total Housing Related        76           33.40%          8.116%         115.1        73.83%       1.29x    $273,382,686

Retail-Anchored                 18           21.70           8.065          113.9        73.38        1.27      177,594,097
Office                          31           19.86           8.187          118.0        67.29        1.35      162,513,189
Industrial                      20            9.80           8.267          114.4        72.06        1.29       80,230,218
Retail-Unanchored               14            5.74           8.207          123.9        72.47        1.25       46,983,262
Hotel-Full Service               3            3.64           9.124          112.4        65.74        1.52       29,755,349
Mixed Use                        6            2.83           8.557          115.3        69.75        1.31       23,139,145
Retail-Single Tenant             6            2.26           8.330          120.0        67.81        1.35       18,526,355
Self-Storage                     4            0.60           8.840          123.0        56.88        1.37        4,881,581
Retail-Shadow Anchor             1            0.17           6.940           99.0        63.68        1.52        1,401,025
                                 -            ----           -----           ----        -----        ----        ---------

Total                          179          100.00%          8.195%         115.9        71.52%       1.31x    $818,406,907

--------------------------------------------------------------------------------
                   LTV RANGE BY CUT-OFF DATE PRINCIPAL BALANCE
--------------------------------------------------------------------------------

                                                                          WEIGHTED                               SCHEDULED
                                                                          AVERAGE      WEIGHTED                  PRINCIPAL
                            NUMBER OF     PERCENT OF       WEIGHTED      REMAINING      AVERAGE     WEIGHTED      BALANCE
                            MORTGAGE     CUT-OFF DATE       AVERAGE         TERM     CUT-OFF DATE    AVERAGE     AS OF THE
LOAN-TO-VALUE RATIO           LOANS         BALANCE      INTEREST RATE    (MONTHS)        LTV       U/W DSCR   CUT-OFF DATE
-------------------           -----         -------      -------------    --------        ---       --------   ------------
15.01 - 35.00                    1            0.25%         10.300%         137.0        31.53%       1.72x    $  2,080,978
40.01 - 45.00                    3            1.16           8.131          123.8        43.41        1.67        9,505,167
45.01 - 50.00                    4            1.65           8.305          116.6        48.08        1.63       13,516,193
50.01 - 55.00                    7            1.48           8.333          111.6        52.69        1.42       12,125,707
55.01 - 60.00                    6            2.50           8.649          120.2        58.63        1.48       20,420,923
60.01 - 65.00                   18            9.22           8.089          123.3        62.51        1.38       75,419,295
65.01 - 70.00                   28           14.30           8.469          114.6        68.14        1.35      117,049,915
70.01 - 75.00                   56           35.40           8.273          115.6        72.70        1.27      289,693,992
75.01 - 80.00                   40           30.94           7.937          113.5        77.67        1.26      253,174,302
80.01 - 85.00                    3            2.19           8.363          124.7        81.78        1.26       17,953,471
85.01 - 95.00                    1            0.91           8.150          112.0        91.39        1.14        7,466,965
                                 -            ----           -----          -----        -----        ----        ---------

Total                          167          100.00%          8.195%         115.9        71.52%       1.31x    $818,406,907

================================================================================

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 LTV RANGE AT MATURITY DATE OR BALLOON DATE/ARD
--------------------------------------------------------------------------------

                                                                          WEIGHTED                               SCHEDULED
                                                                          AVERAGE      WEIGHTED                  PRINCIPAL
                            NUMBER OF     PERCENT OF       WEIGHTED      REMAINING      AVERAGE     WEIGHTED      BALANCE
                            MORTGAGE     CUT-OFF DATE       AVERAGE         TERM     CUT-OFF DATE    AVERAGE     AS OF THE
LOAN-TO-VALUE RATIO           LOANS         BALANCE      INTEREST RATE    (MONTHS)        LTV       U/W DSCR   CUT-OFF DATE
-------------------           -----         -------      -------------    --------        ---       --------   ------------
Zero - 5.00                      5            1.00%          8.587%         190.2        58.81%       1.37x    $  8,208,016
15.01 - 35.00                    2            0.33           8.865          133.5        47.46        1.35        2,697,683
35.01 - 40.00                    2            1.07           8.025          123.5        43.28        1.69        8,762,810
40.01 - 45.00                   10            4.01           8.297          117.1        54.29        1.54       32,783,173
45.01 - 50.00                    6            3.06           7.926          132.9        59.38        1.35       25,020,711
50.01 - 55.00                   15            4.83           8.291          112.0        62.66        1.36       39,559,374
55.01 - 60.00                   25           12.35           8.438          119.1        67.54        1.37      101,052,036
60.01 - 65.00                   49           27.32           8.151          117.8        71.86        1.30      223,604,539
65.01 - 70.00                   35           30.68           8.166          109.6        74.94        1.26      251,051,861
70.01 - 75.00                   17           14.44           8.106          114.4        79.58        1.25      118,199,739
80.01 - 85.00                    1            0.91           8.150          112.0        91.39        1.14        7,466,965
                                 -            ----           -----          -----        -----        ----        ---------

Total                          167          100.00%          8.195%         115.9        71.52%       1.31x    $818,406,907

--------------------------------------------------------------------------------
                                  PAYMENT TYPES
--------------------------------------------------------------------------------

                                                                          WEIGHTED                               SCHEDULED
                                                                          AVERAGE      WEIGHTED                  PRINCIPAL
                            NUMBER OF     PERCENT OF       WEIGHTED      REMAINING      AVERAGE     WEIGHTED      BALANCE
                            MORTGAGE     CUT-OFF DATE       AVERAGE         TERM     CUT-OFF DATE    AVERAGE     AS OF THE
PAYMENT TYPES                 LOANS         BALANCE      INTEREST RATE    (MONTHS)        LTV       U/W DSCR   CUT-OFF DATE
-------------                 -----         -------      -------------    --------        ---       --------   ------------
Amortizing Balloon             152           88.07%          8.211%         115.9        71.57%       1.31x    $720,739,965
Hyper Amortizing                10           10.93           8.032          109.0        72.25        1.27       89,458,926
Fully Amortizing                 5            1.00           8.587          190.2        58.81        1.37        8,208,016
                                 -            ----           -----          -----        -----        ----        ---------

Total                          167          100.00%          8.195%         115.9        71.52%       1.31x    $818,406,907

================================================================================

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    UNDERWRITTEN DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------

                                                                          WEIGHTED                               SCHEDULED
                                                                          AVERAGE      WEIGHTED                  PRINCIPAL
                            NUMBER OF     PERCENT OF       WEIGHTED      REMAINING      AVERAGE     WEIGHTED      BALANCE
                            MORTGAGE     CUT-OFF DATE       AVERAGE         TERM     CUT-OFF DATE    AVERAGE     AS OF THE
U/W DSCR (x)                  LOANS         BALANCE      INTEREST RATE    (MONTHS)        LTV       U/W DSCR   CUT-OFF DATE
-------------                 -----         -------      -------------    --------        ---       --------   ------------
1.01 - 1.15                      2            1.02%          8.250%         118.2        88.26%       1.14x    $  8,316,443
1.16 - 1.20                      6            5.85           8.289          114.9        76.39        1.20       47,913,653
1.21 - 1.25                     50           33.27           8.156          116.3        74.69        1.24      272,255,158
1.26 - 1.30                     53           31.98           8.110          114.9        71.85        1.28      261,688,367
1.31 - 1.35                     20            9.70           8.185          120.2        70.65        1.33       79,358,025
1.36 - 1.40                      8            2.91           8.261          112.2        68.73        1.38       23,805,224
1.41 - 1.45                      8            4.07           8.133          111.7        69.61        1.43       33,316,241
1.46 - 1.50                      7            4.17           8.516          119.6        64.30        1.50       34,142,178
1.51 - 1.55                      4            3.37           8.765          111.2        62.93        1.52       27,568,174
1.56 - 1.60                      3            1.15           8.065          113.7        61.25        1.58        9,423,820
1.66 - 1.70                      1            0.49           8.200          114.0        45.83        1.70        3,987,052
1.71 - 1.75                      3            1.18           8.560          128.0        41.65        1.72        9,656,388
1.76 - 1.80                      1            0.73           8.200          114.0        49.02        1.78        5,980,579
1.81 - 1.85                      1            0.12           8.550          115.0        52.13        1.83          995,605
                                 -            ----           -----          -----        -----        ----          -------

Total                          167          100.00%          8.195%         115.9        71.52%       1.31x    $818,406,907

--------------------------------------------------------------------------------
                             MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------

                                                                          WEIGHTED                               SCHEDULED
                                                                          AVERAGE      WEIGHTED                  PRINCIPAL
                            NUMBER OF     PERCENT OF       WEIGHTED      REMAINING      AVERAGE     WEIGHTED      BALANCE
RANGE OF GROSS              MORTGAGE     CUT-OFF DATE       AVERAGE         TERM     CUT-OFF DATE    AVERAGE     AS OF THE
MORTGAGE RATES                LOANS         BALANCE      INTEREST RATE    (MONTHS)        LTV       U/W DSCR   CUT-OFF DATE
--------------                -----         -------      -------------    --------        ---       --------   ------------
6.751 - 7.000%                   2            0.50%          6.901%         178.6        70.94%       1.36x    $  4,090,779
7.001 - 7.250%                   2            1.77           7.023          132.8        75.02        1.26       14,503,925
7.251 - 7.500%                   2            2.16           7.481          140.6        65.76        1.26       17,645,989
7.501 - 7.750%                  10           10.16           7.645          103.5        75.92        1.29       83,128,191
7.751 - 8.000%                  21           18.36           7.931          115.8        71.34        1.32      150,295,109
8.001 - 8.250%                  36           28.10           8.121          114.3        72.56        1.31      229,950,340
8.251 - 8.500%                  42           20.60           8.383          116.1        70.64        1.28      168,628,507
8.501 - 8.750%                  23            7.97           8.635          119.5        69.59        1.32       65,186,891
8.751 - 9.000%                  16            4.95           8.892          119.7        71.08        1.30       40,508,738
9.001 - 9.250%                   4            2.13           9.118          119.0        67.94        1.26       17,421,036
9.251 - 9.500%                   5            2.85           9.319          113.8        68.16        1.49       23,334,822
9.501 - 9.750%                   3            0.20           9.595          113.6        64.92        1.31        1,631,602
10.251 - 10.500%                 1            0.25          10.300          137.0        31.53        1.72        2,080,978
                                 -            ----          ------          -----        -----        ----        ---------

Total                          167          100.00%          8.195%         115.9        71.52%       1.31x    $818,406,907

================================================================================

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   SUMMARIES OF THE TEN LARGEST MORTGAGE LOANS
--------------------------------------------------------------------------------

                                                                      WEIGHTED                                        SCHEDULED
                                                                       AVERAGE                                        PRINCIPAL
                                                        NUMBER OF    PERCENT OF                                        BALANCE
                                        PROPERTY        MORTGAGED   CUT-OFF DATE  INTEREST  CUT-OFF DATE              AS OF THE
PROPERTY NAME                             TYPE         PROPERTIES      BALANCE      RATE        LTV       U/W DSCR   CUT-OFF DATE
-------------                             ----         ----------      -------      ----        ---       --------   ------------
SouthPointe Pavilions               Retail-Anchored         1            3.72%      8.380%      72.41%      1.25x    $ 30,410,327
Gateway Village Shopping Center     Retail-Anchored         1            3.16       7.960       77.16       1.24       25,848,385
The Bristol Apartments                Multifamily           1            2.55       7.670       76.12       1.24       20,856,683
Quality Inn - Crossed Loans*      Hotel-Full Service        2            2.49       9.300       68.89       1.51       20,391,572
4000 Alameda                            Office              1            2.45       8.110       74.23       1.26       20,042,294
Sterling University Village           Multifamily           1            2.17       8.180       79.73       1.28       17,780,000
Red Rock Villas Apartments            Multifamily           1            2.13       8.084       78.60       1.20       17,449,427
The Aerospace Corporation               Office              1            2.13       8.070       63.42       1.50       17,441,330
Highlander Apartments                 Multifamily           1            1.80       7.895       67.68       1.43       14,754,516
Lenoxgate Apartments                  Multifamily           1            1.80       8.050       79.73       1.22       14,750,115
                                                            -            ----       -----       -----       ----       ----------

Total                                                      11            24.4%      8.187%      73.83%      1.31x    $199,724,649

* Represents two cross-defaulted and cross-collateralized mortgage loans.

================================================================================

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

CONTROL #1: SOUTHPOINTE PAVILIONS: LOAN # 10312

------------------------------------------------------------------------------------------------------------
Cut-off  Date Balance:   $30,410,327                 Property Type:             Anchored Retail
Loan Type:               Principal and Interest      Location:                  Lincoln, NE
Origination Date:        12/31/99                    Year Built/Renovated:      1999
Maturity Date:           01/01/2010                  Square Footage:            197,601
Anticipated Repay Date:  N/A                         Cut-off  Date Balance/sf:  $153.90
Mortgage Rate:           8.38%                       Appraised Value:           $42,000,000
Annual Debt Service:     $2,782,426.20               Current LTV:               72.41%
DSCR:                    1.25                        Balance at Maturity LTV:   65.59%
Underwritten Cash Flow:  $3,473,557                  Percent Occupied:          95.48%
Balance at Maturity:     $27,547,216                 Occupancy as of Date:      3/9/2000
------------------------------------------------------------------------------------------------------------

THE LOAN
The SouthPointe Pavilions Shopping Center Loan (the "SouthPointe Pavilions Shopping Center Loan") is secured by a first deed of trust on a 197,601 square foot shopping center located in Lincoln, Nebraska (the "SouthPointe Pavilions Shopping Center Property"). The SouthPointe Pavilions Shopping Center Loan was originated by KeyBank on December 31, 1999 and subsequently contributed by KEY.

         BORROWER. The SouthPointe Pavilions Shopping Center Borrower is R.E.D. Capital Management, L.L.C., a special purpose Kansas limited liability company (the "SouthPointe Pavilions Shopping Center Borrower").

         SECURITY. The SouthPointe Pavilions Shopping Center Loan is evidenced by a promissory note (the "Note") secured by a Deed of Trust and Security Agreement (the "Deed of Trust"), UCC Financing Statements, and certain additional security documents. The Deed of Trust is a first lien on a fee interest in the SouthPointe Pavilions Shopping Center Property.

         RECOURSE. The SouthPointe Pavilions Shopping Center Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud, material misrepresentation, misapplication and misappropriation of funds, intentional or grossly negligent waste, and unauthorized transfers or encumbrances of the SouthPointe Pavilions Shopping Center Property (the "Recourse Carveouts"). The obligations of the SouthPointe Pavilions Shopping Center Borrower under the Recourse Carveouts are guaranteed by Daniel H. Lowe, Michael L. Ebert, Michael N. Helmuth, and Scott P. Rehorn. (the Sponsors) pursuant to the terms of the Guaranty and Indemnity Agreement. In addition, under the terms of an Environmental Indemnity Agreement, SouthPointe Pavilions Shopping Center Borrower and Sponsors assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Property.

         PAYMENT TERMS. The interest rate is fixed at 8.38% per annum. The SouthPointe Pavilions Shopping Center Loan requires monthly payments of principal and interest of $231,868.85 until January 01, 2010 ("Maturity Date"), at which time all unpaid principal and accrued but unpaid interest is due. The SouthPointe Pavilions Shopping Center Loan accrues interest computed on the basis of the actual days elapsed each month in a 360-day year.

         PREPAYMENT/DEFEASANCE. Except in connection with certain casualty or condemnation events or any other involuntary prepayment contemplated by the Loan Documents, the SouthPointe Pavilions Shopping Center Borrower is prohibited from prepaying the Loan any time before the date three
         (3) months prior to the Maturity Date; provided, however, that if certain conditions of a Tenant Improvements and Leasing Commissions Agreement ("Escrow Agreement") are not satisfied on or before August 1, 2000, a partial prepayment of the Note with funds escrowed pursuant to the Escrow Agreement shall occur on August 15, 2000, in which event the funds then remaining in the escrow account pursuant to the Escrow Agreement shall be applied in partial payment of the principal balance of the Note, and such prepayment shall be accompanied by all accrued interest thereon and prepayment consideration in an amount equal to the greater of (i) one percent (1%) of the principal balance of the Note being prepaid; and (ii) the yield maintenance amount as specified in the Note. The SouthPointe Pavilions Shopping Center Loan may be prepaid at par on or after the date that is three (3) months prior to Maturity Date. The SouthPointe Pavilions Shopping Center Borrower may defease the SouthPointe Pavilions Shopping Center Loan, in whole but not in part, on the earlier to occur of (i) last day of fourth loan year and
         (ii) second anniversary of the "start-up date" of the REMIC Trust, by providing the Lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations under the SouthPointe Pavilions Shopping Center Loan.

         TRANSFER OF SOUTHPOINTE PAVILIONS SHOPPING CENTER PROPERTY OR INTEREST IN SOUTHPOINTE PAVILIONS SHOPPING CENTER BORROWER. Lender shall have the option to declare the SouthPointe Pavilions Shopping Center Loan immediately due and payable upon the transfer of the SouthPointe Pavilions Shopping Center Property or certain ownership interests in the SouthPointe Pavilions Shopping Center Borrower, except in connection with the rights of transfer described below. Lender shall consent to a one time sale or transfer of the SouthPointe Pavilions Shopping Center Property upon the satisfaction of certain conditions, including Lender's approval of transferee and payment of the specified assumption fee. Lender shall also consent to certain transfers of member interests in SouthPointe Pavilions Shopping Center Borrower upon satisfaction of certain conditions.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

         ESCROWS/RESERVES.
         Taxes, Insurance and Capital Expenditures
         There is a tax escrow which requires semi-annual deposits in an amount estimated to be sufficient to pay real estate taxes when due. There is also an escrow required for future capital expenditures which is required to be funded monthly in the amount of $1,317.13 due to begin on January 1, 2003.

         SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

THE PROPERTY
The SouthPointe Pavilions Shopping Center Property is a 197,601 square foot retail center located in Lincoln, Nebraska. According to a rent roll provided by the SouthPointe Pavilions Shopping Center Borrower, the SouthPointe Pavilions Shopping Center Property is 95.48% leased, as of March 9, 2000, to approximately 34 tenants. The center is anchored by Beth Bath & Beyond (BBB by S&P) the largest tenant with approximately 17.94% of the overall space, Gap/Gap Kids (A by S&P) with 4.61% of the space, Banana Republic (A by S&P) with 3.73%, and Barnes & Noble (BB by S&P) with 13.40% of the overall space.

Operating History*
------------------

                           1997*     1998*     1999*      Underwritten
                           -----     -----     -----      ------------
Effective Gross Income      NAP       NAP       NAP        4,995,576

Net Operating Income        NAP       NAP       NAP        3,565,114

Cash Flow                   NAP       NAP       NAP        3,473,557

*The SouthPointe Pavilions Shopping Center Property was constructed in 1999, therefore there is no historical operating history for 1997, 1998, and 1999.

THE MANAGEMENT
The SouthPointe Pavilions Shopping Center Property is managed by Cohen-Esrey Real Estate Services, Inc. Founded in 1969, the company is headquartered in Kansas City. The company provides the services of leasing, brokerage, and asset/property management services for office buildings, shopping centers, industrial facilities, and multi-family projects. Cohen-Esrey Real Estate Service, Inc. currently manages over 15 million SF of space in Missouri, Iowa, Nebraska and Kansas. The commercial space that they manage is broken out as follows: 2.6 million SF of retail space, 1.1 million SF of industrial space, and
3.5 million SF of office space.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

CONTROL #2: GATEWAY VILLAGE SHOPPING CENTER: LOAN # 6603515
-----------------------------------------------------------

------------------------------------------------------------------------------------------------------------
Cut-off  Date Balance:   $25,848,385                         Property Type:             Retail-Anchored
Loan Type:               Principal and Interest; Hyperamort  Location:                  Annapolis, MD
Origination Date:        7/2/99                              Year Built/Renovated:      1996
Maturity Date:           8/1/29                              Square Footage:            273,940
Anticipated Repay Date:  7/1/09                              Cut-off  Date Balance/sf:  $98.32
Mortgage Rate:           7.960%                              Appraised Value:           $33,500,000
Annual Debt Service:     $2,280,651                          Current LTV:               77.16%
DSCR:                    1.33x                               Balance at Maturity LTV:   69.56%
Underwritten Cash Flow:  $2,821,790                          Percent Occupied:          92.01%
Balance at Maturity:     $23,303,340                         Occupancy as of Date:      4/24/00
------------------------------------------------------------------------------------------------------------

THE LOAN
The Gateway Village Shopping Center Loan (the "Gateway Village Shopping Center Loan") is secured by a first mortgage on a 273,940 square foot shopping center located in Annapolis, MD (the "Gateway Village Shopping Center Property"). The Gateway Village Shopping Center Loan was originated by SBRC on July 2, 1999.

         BORROWER:
         The Gateway Village Shopping Center Borrower is Cordish Gateway Village, LLC, a single purpose, bankruptcy-remote Maryland limited liability company that has a non-consolidation opinion and an independent director (the "Gateway Village Shopping Center Borrower").

         SECURITY:
         The Gateway Village Shopping Center Loan is evidenced by a promissory note (the "Note") secured by a Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (the "Mortgage"), UCC Financing Statements, and certain additional security documents. The Mortgage is a first lien on a fee interest in the Gateway Village Shopping Center Property.

         RECOURSE:
         The Gateway Village Shopping Center Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud, material misrepresentation, misapplication and misappropriation of funds, intentional or material waste, failure to maintain single asset entity and unauthorized transfers or encumbrances of the Gateway Village Shopping Center Property (the "Recourse Carveouts"). In addition, under the terms of an Environmental Indemnity Agreement, the Gateway Village Shopping Center Borrower will assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Property.

         PAYMENT TERMS:
         The Mortgage Rate is fixed at 7.960% per annum until the Anticipated Repayment Date of July 1, 2009 (the "ARD"). The Gateway Village Shopping Center Loan requires monthly payments of principal and interest of $190,054.28 through the ARD. If the Gateway Village Shopping Center Loan is not paid in full on the ARD date, interest shall accrue thereafter on the unpaid principal at the Revised Rate, which is equal to the Mortgage Rate plus two hundred (200) basis points. From and after the ARD, excess cashflows from the Property, after funding of specified reserves, and payment of debt service, certain operating expenses and capital expenditures, will be applied to the outstanding principal balance of the Note. The Gateway Village Shopping Center Loan accrues interest computed on the basis of the actual days elapsed each month in a 360-day year.

         PREPAYMENT/DEFEASANCE:
         The Gateway Village Shopping Center Loan may not be prepaid in whole or in part until 5 months prior to the ARD. The Loan may be prepaid in whole but not in part anytime thereafter. The Gateway Village Shopping Center Borrower may defease the Loan, (i) at the earlier of July 1, 2003 or (ii) the second (2) anniversary of the "startup day" of the REMIC, by providing the Lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations under the Loan.

         CASH MANAGEMENT/LOCKBOX:
         The Gateway Village Shopping Center Borrower has established a Lockbox Account at Closing, into which the Borrower shall deposit all rents (as defined in the Cash Management Agreement). From the Closing date until the earlier of ARD or an Event of Default, Borrower shall have sole control of the Lockbox Account. Thereafter, the Account shall be under sole control of the Lender in accordance with the terms of the Lockbox Agreement.




THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

         TRANSFER OF GATEWAY VILLAGE SHOPPING CENTER PROPERTY OR INTEREST IN GATEWAY VILLAGE SHOPPING CENTER BORROWER:
         Lender shall have the option to declare the Gateway Village Shopping Center Loan immediately due and payable upon the transfer of the Gateway Village Shopping Center Property or change in controlling interest in the Gateway Village Shopping Center Borrower, except in connection with the rights of transfer described below. The Gateway Village Shopping Center Borrower has the right, once during the term of the Loan, to transfer the Gateway Village Shopping Center Park Property upon the satisfaction of certain conditions, including Lender's approval of transferee and payment of the specified assumption fee. In addition, ownership interests in the Gateway Village Shopping Center Borrower may be sold or transferred provided the Sponsor maintains a majority interest in the Borrower.

         ESCROWS/RESERVES:
         There is a tax and insurance escrow, which requires monthly deposits in an amount, estimated to be sufficient to pay real estate taxes and insurance premiums when due. An initial TI/LC escrow of $121,000 was deposited and if the balance falls below that amount, a monthly payment of $10,083.33 will be required. An escrow for future capital expenditures is required to be funded monthly in the amount of $3,192.60. At closing, $1,827,490 of the loan amount was deposited into an interest bearing account pending further expansion of the Property. The funds will be released when at least 10,000 square feet of new building area is added and the Property achieves a DSCR of at least 1.25.

         SUBORDINATE/OTHER DEBT:
         Subordinate indebtedness and encumbrances are prohibited.

THE PROPERTY
The Gateway Village Shopping Center Property is a 273,940 square foot retail center located in Annapolis, MD. According to the April 24, 2000 rent roll, the Gateway Village Shopping Center Property is 92.01% leased to 12 tenants. The center is anchored by Burlington Coat Factory (the largest tenant with approximately 25% of the overall space), Best Buy, Home Place, PetsMart and Staples. The current occupancy percentage excludes 7,500 square feet of the property that has been preleased to Mattress King and Standard Carpet and is currently under preparation.

OPERATING HISTORY*
                                1997        1998          1999      UNDERWRITTEN
                                ----        ----          ----      ------------
Effective Gross Income       2,807,371    2,681,624    3,246,134     3,536,647

Net Operating Income         2,392,293    2,186,056    2,749,304     2,990,130

Cash Flow                    2,392,293    2,186,056    2,749,304     2,821,790

* The Operating History for 1997, 1998, and 1999 represent unaudited figures provided by the Gateway Village Shopping Center Borrower.

THE MANAGEMENT
The Gateway Village Shopping Center Property is managed by the Borrower.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

CONTROL #3: BRISTOL APARTMENTS: LOAN # 5557
-------------------------------------------

----------------------------------------------------------------------------------------------
Cut-off  Date Balance:   $ 20,856,682.96          Property Type:              Multifamily
Loan Type:               Principal and Interest   Location:                   Houston, TX
Origination Date:        06/30/99                 Year Built/Renovated:       1980
Maturity Date:           07/01/2009               Number of Units:            856
Anticipated Repay Date:  N/A                      Cut-off Date Balance/Unit:  $24,365.28
Mortgage Rate:           7.67%                    Appraised Value:            $27,400,000
Annual Debt Service:     $1,791,447.60            Current LTV:                76.21%
Underwritten DSCR:       1.24                     Balance at ARD LTV:         68.14%
Underwritten Cash Flow:  $2,219,463.00            Percent Leased:             89.72%
Balance at Maturity:     $18,669,511.35           Leasing Status Date:        12/31/99
----------------------------------------------------------------------------------------------

THE LOAN
The Bristol Apartments Loan (the "Bristol Apartments Loan") is secured by a first deed of trust on an 856-unit apartment complex located in Houston, Texas (the "Bristol Apartments Property"). The Bristol Apartments Loan was originated by National Realty Funding L.C. ("NRF") on June 30, 1999. NRF subsequently assigned its interest in the Note (defined below) and other loan documents to KeyBank National Association. KEY is the current holder thereof.

         BORROWER. The borrower is Brigadoon Associates Limited Partnership, a special purpose Texas limited partnership ("the Bristol Apartments Borrower").

         SECURITY. The Bristol Apartments Loan is evidenced by a Promissory Note (the "Note") secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing (the "Deed of Trust"), an Assignment of Leases and Rents, UCC Financing Statements, and certain additional security documents. The Deed of Trust is a first lien on a fee interest in the Bristol Apartments Property.

         RECOURSE. The Bristol Apartments Loan is non-recourse, subject to certain exceptions set forth in the Note. These exceptions include, among other things, liabilities relating to fraud, material misrepresentation, misapplication and misappropriation of funds, and intentional or grossly negligent waste (the "Recourse Carveouts"). The obligations of the Bristol Apartments Borrower under the Recourse Carveouts are guaranteed by Brigadoon Associates-856, Inc. (the "Sponsor") pursuant to the terms of the Key Principal's Guaranty Agreement. Additionally, under the terms of the Environmental Indemnity Agreement, the Bristol Apartments Borrower assumed liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Bristol Apartments Property.

         PAYMENT TERMS. The interest rate on the Note is fixed at 7.67% per annum until the maturity date of July 1, 2009 (the "Maturity Date"). The Bristol Apartments Loan requires monthly payments of principal and interest in the amount of $149,287.30 through the Maturity Date. The Bristol Apartments Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

         CASH MANAGEMENT/LOCKBOX. None.

         PREPAYMENT/DEFEASANCE. Except in connection with certain casualty or condemnation events, the Bristol Apartments Borrower is prohibited from prepaying the Bristol Apartments Loan, in whole or in part at any time before the date three (3) months prior to the Maturity Date. The Bristol Apartments Loan may be prepaid at par at any time thereafter. The Bristol Apartments Borrower may defease the Bristol Apartments Loan, in whole, but not in part, at any time after the earlier to occur of (i) thirty-six (36) months after the date of the Note or (ii) the second anniversary of the REMIC "start-up" date by providing Lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations under the Bristol Apartments Loan.

         TRANSFER OF BRISTOL APARTMENTS PROPERTY OR INTEREST IN BRISTOL APARTMENTS PROPERTY BORROWER. The Lender shall have the option to declare the Bristol Apartments Loan immediately due and payable upon the transfer of the Bristol Apartments Property or certain ownership interests in the Bristol Apartments Borrower, except in connection with the rights of transfer described below. The Bristol Apartments Borrower has the right to transfer, provided that: (i) the assignment, sale, transfer or conveyance of any legal or beneficial ownership interest in Bristol Apartments Borrower or any partnership, limited liability company, corporation or other entity or trust which is a subsequent owner of the Bristol Apartments Property, provided that: (A) one or more "eligible persons" (as defined in the Deed of Trust) continue to own, directly or indirectly, not less than twenty-five percent (25%) of the beneficial interest in the Bristol Apartments Borrower; (B) the general partner of the Bristol Apartments Borrower, as of the date of the execution of the Deed of Trust, continues to be the sole general partner of Bristol Apartments Borrower, unless such change is approved with Lender's consent; (C) none of the covenants and provision set forth in the special purpose entity requirements of the Deed of Trust shall be violated or breached; (D) the by-laws and articles of incorporation of the General Partner of the Bristol Apartments Borrower are not amended without Lender's consent; and (E) the Bristol Apartments Borrower's partnership agreement is not amended without Lender's consent; (ii) any pledge of, assignment as security

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------
         of, or grant of a security interest in any beneficial interest in the Bristol Apartments Borrower or any stock, partnership interest, limited liability company membership interest or other legal beneficial ownership interest in the Bristol Apartments Borrower or any partners of the Bristol Apartments Borrower provided such pledge, assignment, or grant is in compliance with all provision set forth in the special purpose entity requirements of the Deed of Trust (provided, however, that the actual transfer of ownership due to the existence of any such pledge, assignment as security or grant of security interest shall give rise to a right of acceleration unless such transfer is permitted by the provisions of the Deed of Trust or is approved by Lender); (iii) any assignment, transfer or conveyance of the Bristol Apartments Property, or any direct or indirect legal or beneficial ownership interest therein, to a partnership, limited liability company, corporation or other entity or trust, provided that (A) "eligible persons" (as defined in the Deed of Trust) continue to own, directly or indirectly twenty-five percent (25%) of the beneficial interest in the Bristol Apartments Property, (B) the new borrower meets all Lender's Underwriting Standards; and (C) the new borrower executes any additional documents required by Lender; (iv) any contract or agreement to sell the Bristol Apartments Property provides that such contract or agreement contemplates that (A) the Note will be paid in full at the time of sale, or that a defeasance will occur in accordance with the provisions of the Note or (B) the sale will be a "permitted transfer" (as defined in the Deed of Trust); and/or (v) any sale, assignment, transfer, pledge or conveyance which is made with the consent of the Lender.

         ESCROWS/RESERVES.
         Taxes, Insurance and Capital Expenditures
         There is a tax escrow which requires monthly deposits in an amount estimated to be sufficient to pay real estate taxes when due. An insurance escrow will be required if the Bristol Apartments Borrower fails to comply at all times with Lender's requirements.

         SUBORDINATE/OTHER DEBT. Subordinate indebtedness or encumbrances are prohibited without prior written consent of Lender.

THE PROPERTY
The Bristol Apartments Property consists of an 856-unit garden-style apartment project in Houston, Texas, approximately 10 miles southeast of the central business district. The units were constructed between 1980 and 1982 and have been continually updated. The dwelling units are contained within 69 two-story buildings of wood frame construction with stucco and painted wood siding. The roofs are pitched with composition shingles. The grounds are attractively landscaped. The Bristol Apartments Property has a net rentable area of 693,328 square feet, constituting an average unit size of approximately 810 square feet. The leasing office, clubhouse, fitness center, maintenance shop, boiler rooms, laundry rooms, and other common areas measure approximately 16,000 square feet. There are 12 separate floor plans, with 480 one-bedroom/one-bath units, 148 two-bedroom/one-bath units, 212 two-bedroom/two-bath units, and 16 three-bedroom/two-bath units. Amenities include a leasing office, separate clubroom building, fitness center, seven (7) laundry rooms, a maintenance shop, three (3) swimming pools, two (2) fountains, two (2) hot tubs, and a playground. Unit amenities consist of walk-in closets, private patios/balconies, outside storage, ceiling fans, and washer/dryer connections in all two and three-bedroom units. Standard unit amenities include a refrigerator, dishwasher, garbage disposal, wood cabinets, laminate countertops, incandescent light fixtures, mini-blinds, and ample closets. According to a rent roll provided by the Bristol Apartments Borrower, the Bristol Apartments Property is 89.72% leased, as of December 31, 1999.

OPERATING HISTORY*
                             1997            1998       1999        UNDERWRITTEN
                             ----            ----       ----        ------------
Effective Gross Income    $3,865,963   $4,470,658    $4,925,346      $4,915,188

Net Operating Income      $1,674,638   $2,118,742    $2,390,902      $2,219,463

Net Cash Flow             $  659,678   $   35,832    $2,390,902      $2,219,463

*The Operating History for 1997, 1998, and 1999 represent unaudited figures provided by the Bristol Apartments Borrower.

THE MANAGEMENT
The Bristol Apartments Property is managed by Bluestone Management Services Limited Partnership, an affiliate of the Sponsor.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

CONTROL #4.1: QUALITY INN-BOARDWALK: LOAN #260990081
----------------------------------------------------

------------------------------------------------------------------------------------------------------
Cut-off  Date Balance:   $11,354,624          Property Type:               Hospitality, Full Service
Loan Type:               Amortizing Balloon   Location:                    Ocean City, MD
Origination Date:        10/20/1999           Year Built/Renovated:        1965,1973,1981/1998
Maturity Date:           11/01/2009           Number of Rooms:             179
Anticipated Repay Date:  11/01/2009           Cut-off  Date Balance/Room:  $63,434
Mortgage Rate:           9.30%                Appraised Value:             $16,600,000
Annual Debt Service:     $1,177,801           Current LTV:                 68.40%
DSCR:                    1.51x                Balance at Maturity LTV:     58.86%
Underwritten Cash Flow:  $1,780,772           Percent Occupied:            63.22%
Balance at Maturity:     $9,770,412           Occupancy as of Date:        11/30/1999
------------------------------------------------------------------------------------------------------

THE LOAN
The Quality Inn-Boardwalk loan (the "Quality Inn-Boardwalk Loan") is secured by a first mortgage on a 179 room full service hotel located in Ocean City, Maryland (the "Quality Inn-Boardwalk Property"). The Quality Inn-Boardwalk Loan was originated by BRIDGER on October 20, 1999 to provide refinancing of debt and pay transactional costs.

         BORROWER:
         The Quality Inn-Boardwalk Loan borrower is Harrison QI 17 Funding, LLC, a special purpose Maryland limited liability company (the "Quality Inn-Boardwalk Borrower"), whose sole member is Harrison QI 17, LLC.

         SECURITY:
         The Quality Inn-Boardwalk Loan is evidenced by a promissory note (the "Note") and is secured by an Indemnity Deed of Trust and Absolute Assignment of Rents and Leases (the "Primary Boardwalk Mortgage") and UCC Financing Statements executed by Harrison QI 17, LLC, as a guarantor of the Quality Inn-Boardwalk Loan and owner of the Quality Inn-Boardwalk Property, and certain additional security documents executed by the Quality Inn-Boardwalk Borrower. In addition, Harrison QI 54, LLC also guarantees the Quality Inn-Boardwalk Loan, which guaranty is secured by an Indemnity Deed of Trust and Absolute Assignment of Rents and Leases (the "Additional Oceanfront Mortgage") and UCC Financing Statements executed by Harrison QI 54, LLC, as a guarantor of the Quality Inn-Boardwalk Loan and owner of the Quality Inn-Oceanfront Property. The Quality Inn-Boardwalk Loan is cross-defaulted and cross-collateralized with the Quality Inn-Oceanfront Loan so that (i) an event of default under either loan constitutes an event of default under the other loan and (ii) the Quality Inn-Boardwalk Property and the Quality Inn-Oceanfront Property secure the guarantees provided for the Quality Inn-Boardwalk Loan and the Quality Inn-Oceanfront Loan in the aggregate original amount of $20,500,000. The Lender has the right to release the cross-default and cross-collateralization feature without the consent of any other party.

         RECOURSE:
         The Quality Inn-Boardwalk Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud or material misrepresentation, waste of the property, misappropriation of funds, bankruptcy, and environmental non-compliance (the "Recourse Carveouts"). John Harrison and Hale Harrison (the "Sponsors") are liable for the Recourse Carveouts pursuant to the terms of a Limited Guaranty Agreement. In addition, under the terms of an Environmental Indemnity Agreement, the Quality Inn-Boardwalk Borrower, the Trustor of the Primary Boardwalk Mortgage, the Trustor of the Additional Oceanfront Mortgage and the Sponsors assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising from the environmental condition of the Quality Inn-Boardwalk Property. The Trustor of the Primary Boardwalk Mortgage and the Trustor of the Additional Oceanfront Mortgage assume liability for and guarantee payment to Lender of any and all obligations of the Quality Inn-Boardwalk Borrower pursuant to the terms of a Guaranty agreement. Subject to the Recourse Carveouts, the Lender's recovery against the Guaranty agreement is limited solely to the properties.

         PAYMENT TERMS:
         The Mortgage Rate is fixed at 9.30% per annum. The Quality Inn-Boardwalk Loan requires monthly payments of principal and interest of $98,150.12 until loan maturity. The Quality Inn-Boardwalk Loan accrues interest based on a 360-day year and the actual number of days elapsed for any whole or partial month in which interest is being calculated.

         CASH MANAGEMENT/LOCKBOX: None.




THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

         PREPAYMENT:
         Except in connection with certain casualty or condemnation events, the Quality Inn-Boardwalk Loan is prohibited from voluntary prepayment at any time before November 1, 2004. In the event the Quality Inn-Boardwalk Loan is prepaid more than 90 days before the Maturity Date, the Quality Inn-Boardwalk Borrower must pay a prepayment charge equal to the greater of (i) 1% of the then outstanding principal balance of the loan, or (ii) a Yield Maintenance calculation based on the Treasury Yield. No prepayment charge shall apply with respect to any insurance or condemnation proceeds applied by Lender to the outstanding principal balance or to any prepayment occurring during the 90 days immediately preceding the Maturity Date.

         TRANSFER OF QUALITY INN-BOARDWALK PROPERTY OR INTEREST IN QUALITY INN-BOARDWALK BORROWER:
         The Lender has the option to declare the Quality Inn-Boardwalk Loan immediately due and payable upon the transfer of (i) the Quality Inn-Boardwalk Property, (ii) the Quality Inn-Oceanfront Property, (iii) the ownership interest in the Trustor of the Primary Boardwalk Mortgage, (iv) the ownership interest in the Trustor of the Additional Oceanfront Mortgage, or (v) the ownership interest in the Quality Inn-Boardwalk Borrower. Provided, however, the Lender shall, one time only, consent to the transfer of all parcels comprising the collateral upon the satisfaction of certain conditions, including payment of the specified assumption fee. In addition, certain transfers of interest in the Quality Inn-Boardwalk Borrower, the Trustor of the Primary Boardwalk Mortgage, or the Trustor of the Additional Oceanfront Mortgage, including certain transfers by demise or descent or for estate planning purposes, are permitted without Lender's consent upon the satisfaction of certain conditions set forth in the Note.

         ESCROWS/RESERVES:
         Taxes, Insurance, Capital Expenditures and Debt Service The Quality Inn-Boardwalk Loan requires monthly deposits in an amount estimated to be sufficient to pay real estate taxes when due and payable. The Quality Inn-Boardwalk Borrower has established a reserve for payment of insurance premiums by depositing $50,000 with Lender, which amount shall be remain on deposit with Lender until the Quality Inn-Boardwalk Loan is paid in full. For future capital expenditures, the Quality Inn-Boardwalk Borrower is required to make monthly deposits of $24,792. The Quality Inn-Boardwalk Borrower has established a Debt Service Reserve by depositing $618,336 with Lender at closing for payment of the Mortgage Loan payments due during the off-season months of October through April. The Quality Inn-Boardwalk Loan requires monthly deposits during the months of July, August and September of each year during the term of the loan in an amount determined by Lender to be a sufficient reserve for the payment of the monthly Mortgage Loan payments.

         SUBORDINATE/OTHER DEBT:
         Subordinate indebtedness or encumbrances are prohibited without the prior written consent of Lender.

THE PROPERTY
The Quality Inn-Boardwalk Property is a full service, Quality Inn hotel located in Ocean City, Maryland. The improvements are situated on a 2.58-acre parcel of land and are comprised of 179 rooms housed in three contiguous interconnected buildings. The original structure was built in 1965 and is a five-story steel and masonry building containing 70 rooms. In 1973, an eleven-story tower containing 86 rooms was added. A third stage of development in 1981 added 22 more rooms. There are 155 direct oceanfront rooms and 24 oceanview rooms. The 179 rooms have a combination of double-double or king bed layouts and 168 rooms include kitchen facilities. The amenities include a restaurant, sundry shop, pool bar, two outdoor swimming pools, one indoor swimming pool, game room, exercise room and parking for 179 vehicles. According to the Quality Inn-Boardwalk Borrower, the occupancy at the Quality Inn-Boardwalk Property was 63.22% for the eleven month period ending November 30, 1999.

OPERATING HISTORY*
                            1997          1998          1999        UNDERWRITEN
                            ----          ----          ----        -----------
Total Revenues           $4,633,886    $4,576,834     $4,782,465     $4,703,115

Net Operating Income     $2,197,121    $1,639,003     $2,133,022     $1,780,772

Net Cash Flow            $2,197,121    $1,388,250     $2,133,022     $1,780,772

* The Quality Inn-Boardwalk Property Operating History for 1997, 1998 and 1999 represent unaudited figures provided by the Quality Inn-Boardwalk Borrower.

THE MANAGEMENT
The Quality Inn-Boardwalk Property is managed by The Harrison Group ("HG"), an entity owned by the Sponsors. HG has been active in the Ocean City hospitality industry for over 35 years and is the largest hotel owner/operator in this market. The current hospitality portfolio of HG is comprised of eleven hotels containing 1,211 rooms. In addition to the Quality Inn-Boardwalk Property and the Quality Inn-Oceanfront Property, the HG hospitality portfolio includes three other franchised facilities (Holiday Inn, Ramada and Best Western

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

CONTROL #4.2: QUALITY INN-OCEANFRONT: LOAN #260990082
-----------------------------------------------------

-----------------------------------------------------------------------------------------------------
Cut-off  Date Balance:   $9,036,948          Property Type:               Hospitality, Full Service
Loan Type:               Amortizing Balloon  Location:                    Ocean City, MD
Origination Date:        10/20/1999          Year Built/Renovated:        1962&1980/1999
Maturity Date:           11/01/2009          Number of Rooms:             130
Anticipated Repay Date:  11/01/2009          Cut-off  Date Balance/Room:  $69,515
Mortgage Rate:           9.30%               Appraised Value:             $13,000,000
Annual Debt Service:     $937,392            Current LTV:                 69.51%
DSCR:                    1.50x               Balance at Maturity LTV:     59.82%
Underwritten Cash Flow:  $1,406,536          Percent Occupied:            73.28%
Balance at Maturity:     $7,776,102          Occupancy as of Date:        11/30/1999
-----------------------------------------------------------------------------------------------------

THE LOAN
The Quality Inn-Oceanfront loan (the "Quality Inn-Oceanfront Loan") is secured by a first mortgage on a 130 room full service hotel located in Ocean City, Maryland (the "Quality Inn-Oceanfront Property"). The Quality Inn-Oceanfront Loan was originated by BRIDGER on October 20, 1999 to provide refinancing of debt and pay transactional costs.

         BORROWER:
         The Quality Inn-Oceanfront Loan borrower is Harrison QI 54 Funding, LLC, a special purpose Maryland limited liability company (the "Quality Inn-Oceanfront Borrower"), whose sole member is Harrison QI 54, LLC.

         SECURITY:
         The Quality Inn-Oceanfront Loan is evidenced by a promissory note (the "Note") and is secured by an Indemnity Deed of Trust and Absolute Assignment of Rents and Leases (the "Primary Oceanfront Mortgage") and UCC Financing Statements executed by Harrison QI 54, LLC, as a guarantor of the Quality Inn-Oceanfront Loan and owner of the Quality Inn-Oceanfront Property, and certain additional security documents executed by the Quality Inn-Oceanfront Borrower. In addition, Harrison QI 17, LLC also guarantees the Quality Inn-Oceanfront Loan, which guaranty is secured by an Indemnity Deed of Trust and Absolute Assignment of Rents and Leases (the "Additional Boardwalk Mortgage") and UCC Financing Statements executed by Harrison QI 17, LLC, as a guarantor of the Quality Inn-Oceanfront Loan and owner of the Quality Inn-Boardwalk Property. The Quality Inn-Oceanfront Loan is cross-defaulted and cross-collateralized with the Quality Inn-Boardwalk Loan so that (i) an event of default under either loan constitutes an event of default under the other loan and (ii) the Quality Inn-Oceanfront Property and the Quality Inn-Boardwalk Property secure the guarantees provided for the Quality Inn-Oceanfront Loan and the Quality Inn-Boardwalk Loan in the aggregate original amount of $20,500,000. The Lender has the right to release the cross-default and cross-collateralization feature without the consent of any other party.

         RECOURSE:
         The Quality Inn-Oceanfront Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud or material misrepresentation, waste of the property, misappropriation of funds, bankruptcy, and environmental non-compliance (the "Recourse Carveouts"). John Harrison and Hale Harrison (the "Sponsors") are liable for the Recourse Carveouts pursuant to the terms of a Limited Guaranty Agreement. In addition, under the terms of an Environmental Indemnity Agreement, the Quality Inn-Oceanfront Borrower, the Trustor of the Primary Oceanfront Mortgage, the Trustor of the Additional Boardwalk Mortgage and the Sponsors assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising from the environmental condition of the Quality Inn-Oceanfront Property. The Trustor of the Primary Oceanfront Mortgage and the Trustor of the Additional Boardwalk Mortgage assume liability for and guarantee payment to Lender of any and all obligations of the Quality Inn-Oceanfront Borrower pursuant to the terms of a Guaranty agreement. Subject to the Recourse Carveouts, the Lender's recovery against the Guaranty agreement is limited solely to the properties.

         PAYMENT TERMS:
         The Mortgage Rate is fixed at 9.30% per annum. The Quality Inn-Oceanfront Loan requires monthly payments of principal and interest of $78,115.97 until loan maturity. The Quality Inn-Oceanfront Loan accrues interest based on a 360-day year and the actual number of days elapsed for any whole or partial month in which interest is being calculated.

         CASH MANAGEMENT/LOCKBOX:
         None.

         PREPAYMENT:
         Except in connection with certain casualty or condemnation events, the Quality Inn-Oceanfront Loan is prohibited from voluntary prepayment at any time before November 1, 2004. In the event the Quality Inn-Oceanfront Loan is prepaid more than 90 days before the Maturity Date, the Quality Inn-Oceanfront Borrower must pay a prepayment charge equal to the greater of (i) 1% of the then outstanding principal balance of the loan, or (ii) a Yield Maintenance calculation based on the Treasury Yield. No prepayment charge shall apply with respect to any insurance or condemnation proceeds applied by Lender to the outstanding principal balance or to any prepayment occurring during the 90 days immediately preceding the Maturity Date.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

         TRANSFER OF QUALITY INN-OCEANFRONT PROPERTY OR INTEREST IN QUALITY INN-OCEANFRONT BORROWER:
         The Lender has the option to declare the Quality Inn-Oceanfront Loan immediately due and payable upon the transfer of (i) the Quality Inn-Oceanfront Property, (ii) the Quality Inn-Boardwalk Property, (iii) the ownership interest in the Trustor of the Primary Oceanfront Mortgage, (iv) the ownership interest in the Trustor of the Additional Boardwalk Mortgage, or (v) the ownership interest in the Quality Inn-Oceanfront Borrower. Provided, however, the Lender shall, one time only, consent to the transfer of all parcels comprising the collateral upon the satisfaction of certain conditions, including payment of the specified assumption fee. In addition, certain transfers of interest in the Quality Inn-Oceanfront Borrower, the Trustor of the Primary Oceanfront Mortgage, or the Trustor of the Additional Boardwalk Mortgage, including certain transfers by demise or descent or for estate planning purposes, are permitted without Lender's consent upon the satisfaction of certain conditions set forth in the Note.

         ESCROWS/RESERVES:
         Taxes, Insurance, Capital Expenditures and Debt Service The Quality Inn-Oceanfront Loan requires monthly deposits in an amount estimated to be sufficient to pay real estate taxes when due and payable. The Quality Inn-Oceanfront Borrower has established a reserve for payment of insurance premiums by depositing $42,500 with Lender, which amount shall be remain on deposit with Lender until the Quality Inn-Oceanfront Loan is paid in full. For future capital expenditures, the Quality Inn-Oceanfront Borrower is required to make monthly deposits of $12,796. The Quality Inn-Oceanfront Borrower has established a Debt Service Reserve by depositing $479,854 with Lender at closing for payment of the Mortgage Loan payments due during the off-season months of October through April. The Quality Inn-Oceanfront Loan requires monthly deposits during the months of July, August and September of each year during the term of the loan in an amount determined by Lender to be a sufficient reserve for the payment of the monthly Mortgage Loan payments.

         SUBORDINATE/OTHER DEBT:
         Subordinate indebtedness or encumbrances are prohibited without the prior written consent of Lender.

THE PROPERTY
The Quality Inn-Oceanfront Property is a full service, Quality Inn hotel located in Ocean City, Maryland. The improvements are situated on a 3.07-acre parcel of land and are comprised of 130 rooms housed in two buildings joined by an atrium connector. The atrium connector contains an indoor swimming pool and restaurant. The original structure was built in 1962 and is a three-story masonry and frame structure containing 46 rooms. In 1980, a five-story masonry structure containing 84 rooms was built and incorporated into the property. There are 84 oceanfront rooms and the remaining 46 rooms have balconies that overlook the atrium. The 130 rooms have a combination of double-double or king bed layouts and 126 rooms include full kitchen facilities. The amenities include a restaurant, tennis court, playground, outdoor swimming pool, indoor swimmng pool, sauna and whirlpool spa, game room, exercise room, tanning beds and parking for 130 vehicles. According to the Quality Inn-Oceanfront Borrower, the occupancy at the Quality Inn-Oceanfront Property was 73.28% for the eleven month period ending November 30, 1999.

OPERATING HISTORY*
                              1997          1998         1999        UNDERWRITEN
                              ----          ----         ----        -----------
Effective Gross Income     $3,928,891    $4,131,495    $4,218,090     $4,184,068

Net Operating Income       $1,488,046    $1,480,543    $1,718,147     $1,406,536

Net Cash Flow              $1,286,414    $1,341,831    $1,718,147     $1,406,536

* The Quality Inn-Oceanfront Property Operating History for 1997, 1998 and 1999 represent unaudited figures provided by the Quality Inn-Oceanfront Borrower.

THE MANAGEMENT
The Quality Inn-Oceanfront Property is managed by The Harrison Group ("HG"), an entity owned by the Sponsors. HG has been active in the Ocean City hospitality industry for over 35 years and is the largest hotel owner/operator in this market. The current hospitality portfolio of HG is comprised of eleven hotels containing 1,211 rooms. In addition to the Quality Inn-Oceanfront Property and the Quality Inn-Boardwalk Property, the HG hospitality portfolio includes three other franchised facilities (Holiday Inn, Ramada and Best Western).

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

CONTROL#5: 4000 ALAMEDA: LOAN # 6603656
---------------------------------------

---------------------------------------------------------------------------------------------------
Cut-off  Date Balance:   $20,042,294                      Property Type:             Office
Loan Type:               Principal and Interest; Balloon  Location:                  Burbank, CA
Origination Date:        12/02/99                         Year Built/Renovated:      1983/1998
Maturity Date:           01/01/10                         Square Footage:            112,764
Anticipated Repay Date:  N/A                              Cut-off  Date Balance/sf:  $177.74
Mortgage Rate:           8.110%                           Appraised Value:           $27,000,000
Annual Debt Service:     $1,788,371                       Current LTV:               74.23%
DSCR:                    1.26x                            Balance at Maturity LTV:   66.84%
Underwritten Cash Flow:  $2,245,846                       Percent Occupied:          100%
Balance at Maturity:     $18,046,594                      Occupancy as of Date:      11/29/99
---------------------------------------------------------------------------------------------------

THE LOAN
The 4000 Alameda Loan (the "4000 Alameda Loan") is secured by a first mortgage on a 112,764 square foot office building located in Burbank, CA (the "4000 Alameda Property"). The 4000 Alameda Loan was originated by SBRC on December 2, 1999.

         BORROWER:
         The 4000 Alameda Borrower is Alameda Enterprise, Inc., a single purpose, bankruptcy-remote California corporation that has a non-consolidation opinion and an independent director (the "4000 Alameda Borrower").

         SECURITY:
         The 4000 Alameda Loan is evidenced by a promissory note (the "Note") secured by a Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (the "Mortgage"), UCC Financing Statements, and certain additional security documents. The Mortgage is a first lien on a fee interest in the 4000 Alameda Property.

         RECOURSE:
         The 4000 Alameda Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud, material misrepresentation, misapplication and misappropriation of funds, intentional or material waste, failure to maintain single asset entity and unauthorized transfers or encumbrances of the 4000 Alameda Property (the "Recourse Carveouts"). In addition, under the terms of an Environmental Liabilities Agreement, the 4000 Alameda Borrower and Sponsor will assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Property.

         PAYMENT TERMS:
         The Mortgage Rate is fixed at 8.110% per annum throughout the term of the Loan. The 4000 Alameda Loan requires monthly payments of principal and interest of $149,030.91 until the Maturity Date of January 1, 2010, at which time all unpaid principal and interest is due. The 4000 Alameda Loan accrues interest computed on the basis of the actual days elapsed each month in a 360-day year.

         PREPAYMENT/DEFEASANCE:
         The 4000 Alameda Loan may not be prepaid in whole or in part any time before the date, which is sixty (60) calendar days prior to the Maturity Date. The 4000 Alameda Borrower may defease the 4000 Alameda Loan, in whole but not in part, after the date which is the earlier to occur of (i) the second (2) anniversary of the REMIC "start-up" day or
         (ii) the fourth (4) anniversary of the date of the Note, by providing the Lender with non-callable U.S. Treasury obligations sufficient to pay the remaining obligations under the Note.

         TRANSFER OF 4000 ALAMEDA PROPERTY OR INTEREST IN 4000 ALAMEDA BORROWER:
         Lender shall have the option to declare the 4000 Alameda Loan immediately due and payable upon the transfer of the 4000 Alameda Property or change in controlling interest in the 4000 Alameda Borrower, except in connection with the rights of transfer described below. The 4000 Alameda Borrower has the right, once during the term of the Loan, to transfer the entire 4000 Alameda Property upon the satisfaction of certain conditions, including Lender's approval of transferee and payment of the specified assumption fee. In addition, ownership interests in the 4000 Alameda Borrower may be sold or transferred provided the Sponsor maintains a majority interest in the Borrower.

         ESCROWS/RESERVES:
         Taxes, Insurance and Capital Expenditures
         There is a tax and insurance escrow, which requires monthly deposits in an amount, estimated to be sufficient to pay real estate taxes and insurance premiums when due. The 4000 Alameda Borrower is currently required to fund a TI/LC escrow in a monthly amount of $9,397. A TI/LC holdback of $3,109,397 was required at closing. The fund has been partially released in the amount of $1,000,000 for building improvements and leasing commissions for Time Warner's renewal of its lease. There is also an escrow for future capital expenditures which is required to be funded monthly in the amount of $1,879.40 for the term of the loan.

         SUBORDINATE/OTHER DEBT:
         Subordinate indebtedness and encumbrances are prohibited.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

THE PROPERTY
The 4000 Alameda Center Property is a 112,764 square foot office building located in Burbank, CA. The building was completed in 1983 and renovated in 1998. According to a rent roll provided by the 4000 Alameda Borrower, the 4000 Alameda Property is 100% leased, as of November 29, 1999, to 3 tenants. The largest tenant is Time Warner Entertainment Company, which occupies 85% of the building.

OPERATING HISTORY*
                            1997         1998          1999**     UNDERWRITTEN
                            ----         ----          ------     ------------
Effective Gross Income   3,554,593     3,679,186     3,697,768      3,518,866

Net Operating Income     2,495,604     2,555,076     2,537,686      2,381,163

Cash Flow                2,495,604     2,555,076     2,537,686      2,245,846

* The Operating History for 1997, 1998, and 1999 represent unaudied figures provided by the 4000 Alameda Borrower.
** Trailing twelve months ended 7/31/99

THE MANAGEMENT
The 4000 Alameda Property is managed by Access Property Services, Inc., a third party property management company.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

CONTROL #6: STERLING UNIVERSITY VILLAGE: LOAN # 10756
-----------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Cut-off  Date Balance:   $17,780,000                              Property Type:              Multifamily
Loan Type:               Interest Only first 2 years, Principal
                         and Interest thereafter                  Location:                   College Station, TX
Origination Date:        03/23/2000                               Year Built/Renovated:       1998
Maturity Date:           04/01/2010                               Number of Units:            220
Anticipated Repay Date:  N/A                                      Cut-off Date Balance/Unit:  $80,810
Mortgage Rate:           8.18%                                    Appraised Value:            $22,300,000
Annual Debt Service:     $1,592,415                               Current LTV:                79.73%
Underwritten DSCR:       1.28x                                    Balance at Maturity LTV:    73.89%
Underwritten Cash Flow:  $2,039,488                               Percent Leased:             95.91
Balance at Maturity:     $16,478,395                              Leasing Status Date:        01/18/2000
-------------------------------------------------------------------------------------------------------------------

THE LOAN
The Sterling University Village Apartments Loan (the "Sterling University Village Apartments Loan") is secured by a first deed of trust on a 220-unit student apartment project located in College Station, Texas (the "Sterling University Village Apartments Property"). The Sterling University Apartments Loan was originated by First Union National Bank on March 23, 2000 and subsequently purchased by KEY.

         BORROWER. The borrower is College Station Student Housing, I, LTD, a special purpose Texas limited partnership (the "Sterling University Village Apartments Borrower").

         SECURITY. The Sterling University Village Apartments Loan is evidenced by a Promissory Note (the "Note") secured by a Deed of Trust and Security Agreement (the "Deed of Trust"), an Assignment of Leases and Rents, UCC Financing Statements, and certain additional security documents. The Deed of Trust is a first lien on a fee interest in the Sterling University Village Apartments Property.

         RECOURSE. The Sterling University Village Apartments Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud, material misrepresentation, misapplication and misappropriation of funds, and intentional or grossly negligent waste (the "Recourse Carveouts"). The obligations of the Sterling University Village Apartments Borrower under the Recourse Carveouts are guaranteed by Houston Fox Fire Apartments, Inc. ("the Sponsor") pursuant to the terms of the Indemnity and Guaranty Agreement. Additionally, under the terms of a Hazardous Substances Indemnity Agreement, the Sterling University Village Apartments Borrower and the Sponsor assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Property.

         PAYMENT TERMS. The interest rate is fixed at 8.18% per annum until the maturity date of April 1, 2010, (the "Maturity Date"). The Sterling University Village Apartments Loan requires monthly payments of interest only through April 1, 2002. Thereafter, monthly payments of principal and interest of $132,701.25 beginning on May 1, 2002 are required through the Maturity Date. The Sterling University Village Apartments Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

         PREPAYMENT. Except in connection with certain casualty or condemnation events, the Sterling University Village Apartments Borrower is prohibited from prepaying the Loan, in whole or in part, at any time before the date three (3) months prior to the Maturity Date. The Loan may be prepaid at par at any time thereafter. The Sterling University Village Apartments Borrower may defease the Loan, in whole but not in part, at any time after the later to occur of (i) four (4) years from the first payment date, or (ii) two (2) years after the REMIC "start-up" date by providing Lender with funds sufficient to purchase non-callable U.S. Treasury obligations sufficient to pay its remaining obligations under the Sterling University Village Apartments Loan.

         TRANSFER OF STERLING UNIVERSITY VILLAGE APARTMENTS PROPERTY OR INTEREST IN STERLING UNIVERSITY VILLAGE APARTMENTS BORROWER. The Lender shall have the option to declare the Sterling University Village Apartments Loan immediately due and payable upon the transfer of the Sterling University Village Apartments Property or certain ownership interests in the Sterling University Village Apartments Borrower, except in connection with the rights of transfer as described below. Lender shall consent to the transfer of the entire Sterling University Village Apartments Property upon the satisfaction of certain conditions, which include; (i) no event of default has occurred and is continuing; (ii) New Borrower meets Lender's underwriting standards; (iii) receipt by Lender of reimbursement of all expenses; (iv) receipt of a $5,000.00 non-refundable application fee; and (v) receipt by Lender of one percent (1%) assumption fee.

         ESCROWS/RESERVES:
         Taxes, Insurance and Capital Expenditures
         The Sterling University Borrower has established a reserve for payment of capital repairs by despositing $4,583.33 per month with lender. There is a tax escrow which requires monthly deposits in an amount estimated to be sufficient to pay real estate taxes when due. The requirement for an insurance escrow is waived provided the Sterling University Village Apartments Borrower complies at all times with Lender's requirements.

         SUBORDINATE/OTHER DEBT:
         Subordinate indebtedness or encumbrances are prohibited without prior written consent of Lender.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

THE PROPERTY
The Sterling University Village Property consists of 220 rental units located in College Station, Texas, approximately 95 miles northwest of Houston. The complex was constructed in 1998 and includes 17 two and three-story, wood frame apartment buildings with masonite and brick exteriors and pitched roofs covered with asphalt shingles. The project includes 40 two-bedroom and two-bath units, which may be leased either by two persons or four persons (two per bedroom). The project also includes 40 three-bedroom and three bath units and 140 four-bedroom and two-bath units. All of the three-bedroom and four-bedroom units are rented by the bedroom with one occupant per bedroom. The subject includes a clubhouse and management office at the entrance to the property. Amenities within the clubhouse include a fitness center, a computer center (computers, printers, copier, fax machine, and internet access), and a game room with an ATM. A swimming pool, hot tub, sand volleyball court, and basketball court are located adjacent to the clubhouse building. Unit amenities include a private balcony/porch, washer/dryer, complete kitchen including microwave, walk-in closets, vertical blinds, nine-foot ceilings, fire sprinklers, and complete furnishings available for additional monthly fees. The property is one of four apartment complexes in College Station which rent "by the bed". Currently, approximately two-thirds of the units are furnished. According to a rent roll provided by the Sterling University Village Apartments Borrower (the "Rent Roll"), the Sterling University Village Apartments was 95.91% leased, as of January 18, 2000.

OPERATING HISTORY *
                                        TRAILING 6 MO. ENDED
                          1997   1998   1/31/00  (ANNUALIZED)*   UNDERWRITTEN
                          ----   ----   ----------------------   ------------
Effective Gross Income    NAP    NAP    $3,181,142               $3,267,175

Net Operating Income      NAP    NAP    $1,996,658               $2,039,488

Net Cash Flow             NAP    NAP    $1,996,658               $2,039,488

* The Sterling University Village Apartments Property was constructed in 1998. Trailing 6 months annualized figures represent operating numbers once stabilized occupancy was reached in the fall of 1999.

THE MANAGEMENT
The Sterling University Village Apartments Property is managed by DMC Management Co., Ltd., which is a Dinerstein-related entity, an affiliate of the Sponsor. The Dinerstein Companies own and manage 19 student housing complexes in 11 states at an average of 200 to 250 units per complex.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

CONTROL #7: RED ROCK VILLAS APARTMENTS: LOAN # 10761
----------------------------------------------------

----------------------------------------------------------------------------------------------
Cut-off  Date Balance:   $ 17,449,427             Property Type:              Multifamily
Loan Type:               Principal and Interest   Location:                   Las Vegas, NV
Origination Date:        12/23/1999               Year Built/Renovated:       1998
Maturity Date:           01/01/2010               Number of Units:            192
Anticipated Repay Date:  N/A                      Cut-off Date Balance/Unit:  $90,882.43
Mortgage Rate:           8.084%                   Appraised Value:            $22,200,000
Annual Debt Service:     $1,553,220               Current LTV:                78.60%
Underwritten DSCR:       1.20x                    Balance at Maturity LTV:    70.73%
Underwritten Cash Flow:  $1,868,977               Percent Leased:             93.75%
Balance at Maturity:     $15,702,683              Leasing Status Date:        03/28/2000
----------------------------------------------------------------------------------------------

THE LOAN
The Red Rock Apartments Loan (the "Red Rock Apartments Loan") is secured by a first deed of trust on a 192-unit multi-family project located in the Summerlin master plan community of Las Vegas, Nevada (the "Red Rock Apartments Property"). The Red Rock Apartments Loan was originated by First Union National Bank on December 23, 1999. The Red Rock Apartments Loan was subsequently purchased by KEY.

         BORROWER. The borrower is ORRC Holding II Corporation, a special purpose Nevada corporation (the "Red Rock Apartments Borrower").

         SECURITY. The Red Rock Apartments Loan is evidenced by a Promissory Note (the "Note") secured by a Deed of Trust and Security Agreement (the "Deed of Trust"), an Assignment of Leases and Rents, UCC Financing Statements, and certain additional security documents. The Deed of Trust is a first lien on a fee interest in the Red Rock Apartments Property.

         RECOURSE. The Red Rock Apartments Loan is non-recourse, subject to certain exceptions set forth in the Note. These exceptions include, among other things, liabilities relating to fraud, material misrepresentation, misapplication and misappropriation of funds, and intentional or grossly negligent waste (the "Recourse Carveouts"). The obligations of the Red Rock Apartments Borrower under the Recourse Carveouts are guaranteed by Igor Olenicoff ("the Sponsor") pursuant to the terms of the Indemnity and Guaranty Agreement. Additionally, under the terms of the Hazardous Substances Indemnity Agreement, the Red Rock Apartments Borrower and the Sponsor assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Red Rock Apartments Property.

         PAYMENT TERMS. The interest rate on the Note is fixed at 8.084% per annum until the maturity date of January 1, 2010 (the "Maturity Date"). The Red Rock Apartments Loan requires monthly payments of principal and interest of $129,435.04 through the Maturity Date. The Red Rock Apartments Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

         CASH MANAGEMENT/LOCKBOX. The Red Rock Apartments Borrower has agreed that if (i) Net Cash Flow on the Red Rock Apartments Property (as such term is defined in the Note) providing for a Debt Service Coverage Ratio ("DSCR") is less than 1.25 to 1 for the trailing 12 months basis as of any date; or (ii) there is an event of default, that all Rents and Profits (as such term is defined in the Deed of Trust) will be deposited into an account (the "Cash Collateral Account") controlled by Lender with a bank approved by Lender (the "Bank"). At Lender's request, all such funds shall be transferred by the Bank to an account (the "Deposit Account") under the sole dominion and control of Lender established with a bank determined by Lender, to be applied by Lender in accordance with the terms of the Note.

         PREPAYMENT/DEFEASANCE. Except in connection with certain casualty or condemnation events, the Red Rock Apartments Borrower is prohibited from prepaying the Red Rock Apartments Loan, in whole or in part, at any time before the date three (3) months prior to the Maturity Date. The Red Rock Apartments Loan may be prepaid at par at any time thereafter. The Red Rock Apartments Borrower may defease the Red Rock Apartments Loan, in whole, but not in part, at any time after the later to occur of (i) four (4) years from the first payment date or (ii) two years after the REMIC "start-up" date by providing Lender funds sufficient to purchase non-callable U.S. Treasury obligations sufficient to pay its remaining obligations under the Red Rock Apartments Loan.

         TRANSFER OF RED ROCK APARTMENTS PROPERTY OR INTEREST IN RED ROCK APARTMENTS BORROWER. The Lender shall have the option to declare the Red Rock Apartments Loan immediately due and payable upon the transfer of the Red Rock Apartments Property or certain ownership interests in the Red Rock Apartments Borrower, except in connection with the rights of transfer as described below. Lender shall consent to the transfer the entire Red Rock Apartments Property upon the satisfaction of certain conditions, which include: (i) no event of default has occurred and is continuing; (ii) the new borrower meets Lender's underwriting standards; (iii) receipt by the Lender of reimbursement of all expenses; (iv) receipt by the Lender of a $5,000.00 non-refundable application fee; and (v) receipt by the Lender of a one percent (1%) assumption fee.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

         ESCROWS/RESERVES.
         Taxes, Insurance and Capital Expenditures
         There is a tax and insurance escrow which requires monthly deposits in an amount estimated to be sufficient to pay the real estate taxes and insurance premiums when due. An escrow for future capital expenditures is required to be funded monthly in the amount of $4000. The Red Rocks Apartments Borrower is also required to maintain a $1,000,000.00 letter of credit (the "Letter of Credit") as additional collateral pursuant to a Letter of Credit Agreement (the "LOC Agreement"). The LOC Agreement permits the Red Rocks Apartments Borrower to request the release or reduction of the Letter of Credit upon the satisfaction of certain conditions, including (i) the achievement of a DSCR of 1.25 to 1 or greater, (ii) a determination based upon a current appraisal that the loan-to-value ratio is less than or equal to 80%, and (iii) evidence that the economic occupancy level is not less than 90% for the preceding three (3) consecutive months. Commencing on July 1, 2000 and continuing on each succeeding January 1 and July 1, Lender is required, upon request, to evaluate whether the aforementioned conditions have been satisfied. If satisfied, the Letter of Credit is released or reduced based upon a formula set forth in the LOC Agreement.

         SUBORDINATE/OTHER DEBT: Subordinate indebtedness or encumbrances are prohibited without the prior written consent of Lender.

THE PROPERTY
The Red Rock Apartments Property consists of 192 multi-family units located in Las Vegas, Nevada, approximately 9.5 miles west of Las Vegas Boulevard ("The Strip"). The complex was constructed in 1998. The complex includes 48 separate four-unit buildings, a clubhouse and a separate rental office. Each building contains two (2), two-bedroom, single-story end units, and two (2), three-bedroom, two-story center units. The complex has a controlled-access gating system. Amenities in each unit include washer/dryer, refrigerator, microwave oven, and dishwasher. Flooring includes quarry tile in the kitchen and baths with carpeting throughout the rest of the unit. Each unit has a direct-access two-car garage and a no-cost, monitored alarm system. Common area amenities include a clubhouse with fitness center, a billiard room, a social area with kitchen facilities, a media library, and restroom facilities with showers. Outside the clubhouse is a pool and spa. According to a rent roll provided by the Red Rock Apartments Borrower, the Red Rock Apartments Property is 93.75% leased, as of March 28, 2000.

OPERATING HISTORY*

                                            1999 (YTD 2/29/00
                          1997    1998    5 MONTHS ANNUALIZED)   UNDERWRITTEN
                          ----    ----    --------------------   ------------
Effective Gross Income    NAP     NAP          $2,513,916         $2,665,002

Net Operating Income      NAP     NAP          $1,783,570         $1,868,977

Net Cash Flow             NAP     NAP          $1,783,570         $1,868,977

* The Red Rock Apartments Property was constructed beginning in 1998 and completed in 1999, therefore, there is no historical Property Operating History for 1997, 1998, and the first 9 months of 1999.

THE MANAGEMENT
The Red Rock Apartments Property is managed by Andrei Olenicoff of the Olen Companies, an affiliate of the Sponsor. The Olen Companies manages 28 apartment complexes across the country.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

CONTROL #8: THE AEROSPACE CORPORATION: LOAN # 7816
--------------------------------------------------

---------------------------------------------------------------------------------------------
Cut-off  Date Balance:   $17,441,330              Property Type:             Office
Loan Type:               Principal and Interest   Location:                  El Segundo, CA
Origination Date:        11/09/99                 Year Built/Renovated:      1978
Maturity Date:           12/01/2010               Square Footage:            219,300
Anticipated Repay Date:  N/A                      Cut-off  Date Balance/sf:  $79.53
Mortgage Rate:           8.07%                    Appraised Value:           $27,500,000
Annual Debt Service:     $1,551,166               Current LTV:               63.42%
DSCR:                    1.50                     Balance at Maturity LTV:   56.10%
Underwritten Cash Flow:  $2,330,495               Percent Occupied:          100%
Balance at Maturity:     $15,427,316              Occupancy as of Date:      12/31/1999
---------------------------------------------------------------------------------------------

THE LOAN
The Aerospace Corporation Loan (the "Aerospace Corporation Loan") is secured by a first deed of trust on a 219,300 square foot office building located in El Segundo, California (the "Aerospace Corporation Property"). The Aerospace Corporation Loan was originated by National Realty Finance L.C. ("NRF") on November 9, 1999. NRF subsequently assigned its interest in the Promissory Note and other loan documents to KeyBank National Association ("KeyBank"), and KEY is the current holder thereof.

         BORROWER. The borrower is Aviation Business Park, a special purpose California limited partnership (the "Aerospace Corporation Borrower").

         SECURITY. The Aerospace Corporation Loan is evidenced by a Promissory Note (the "Note") secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Deed of Trust"), an Assignment of Leases and Rents, UCC Financing Statements, and certain additional security documents. The Deed of Trust is a first lien on a fee interest in the Aerospace Corporation Property.

         RECOURSE. The Aerospace Corporation Loan is non-recourse, subject to certain exceptions set forth in the Note. These exceptions include, among other things, liabilities relating to fraud, material misrepresentation, misapplication and misappropriation of funds and intentional or grossly negligent waste (the "Recourse Carveouts"). The obligations of the Aerospace Corporation Borrower under the Recourse Carveouts are guaranteed by William S. Goodglick, Eugene Friedlander, and Kenneth A. Ruby (the "Sponsors") pursuant to the terms of the Key Principal's Guaranty Agreement. Additionally, under the terms of the Environmental Indemnity Agreement, the Aerospace Corporation Borrower and the Sponsors assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Property.

         PAYMENT TERMS. The interest rate on the Note is fixed at 8.07% per annum. The Aerospace Corporation Loan requires monthly payments of principal and interest of $129,263.80 until the maturity date of December 1, 2010 (the "Maturity Date"), at which time all unpaid principal and unpaid accrued interest is due. The Aerospace Corporation Loan accrues interest computed on the basis of the actual days elapsed each month in a 360-day year.

         CASH MANAGEMENT/LOCKBOX. None.

         PREPAYMENT/DEFEASANCE. Except in connection with certain casualty or condemnation events or any other involuntary prepayment contemplated by the Loan Documents, the Aerospace Corporation Borrower is prohibited from prepaying the Aerospace Corporation Loan any time before the date ninety (90) days prior to the Maturity Date. The Aerospace Corporation Loan may be prepaid at par thereafter. The Aerospace Corporation Borrower may defease the Aerospace Corporation Loan, in whole, but not in part, at any time after two (2) years and fifteen (15) days after the REMIC "start-up date" by providing the Lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations under the Aerospace Corporation Loan.

         TRANSFER OF AEROSPACE CORPORATION PROPERTY OR INTEREST IN AEROSPACE CORPORATION BORROWER. Lender shall have the option to declare the Aerospace Corporation Loan immediately due and payable upon the transfer of the Aerospace Corporation Property or certain ownership interests in the Aerospace Corporation Borrower, except in connection with the rights of transfer described below. Lender shall not unreasonably withhold its consent to a transfer of the entire Aerospace Corporation Property to a third party if: (i) no Event of Default has occurred and is uncured and no uncured event which with the passage of time or giving of notice or both would constitute an Event of Default has occurred; (ii) the new borrower meets all of the Lender's Underwriting Standards related to its financial condition, cash flow, operating income, physical condition, management and operation; (iii) at the time of transfer, the fair market value of the Aerospace Corporation Property, as reasonably determined by Lender, is not less than $27,000,000.00; (iv) the Aerospace Corporation Borrower reimburses Lender for all underwriting costs incurred by Lender in connection with such transfer including an assumption fee in amount of

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------
         one percent (1%) of the outstanding balance; (v) at Lender's option, Lender has received an endorsement to Lender's title policy at the Aerospace Corporation Borrower's sole cost; (vi) Lender has received copies of all documents evidencing such transfer and reasonably approves the form and content of all such documents; (vii) Lender is furnished with a certified copy of the recorded transfer instruments;
         (viii) the new borrower executes an assumption agreement and other documents required by Lender; (ix) the debt service coverage ratio ("DSCR") for the immediately preceding twelve (12) month period is equal to or greater than 1.45 to 1 and Lender receives satisfactory evidence that such DSCR will be maintained for the succeeding twelve
         (12) months; (x) the new borrower complies with all covenants of the Special Purpose Entity Requirements; and (xi) Lender has received 30 days prior written notice from the Aerospace Corporation Borrower of the proposed transfer.

         Membership interests in the Aerospace Corporation Borrower may be transferred to one or more family members (i.e., parents, children, spouses of children, and issue) of the current partners of the Aerospace Corporation Borrower or a trust for the benefit of such person, which transfer is conducted as part of a good faith estate plan, and provided that after such transfer, the persons then controlling the Aerospace Corporation Borrower or management of the Aerospace Corporation Property are the same persons who have such control and/or management rights immediately prior to such transfer.

         The limited partners' interest in the Aerospace Corporation Borrower may be transferred among the existing limited partners without the consent of Lender subject to the following conditions: (i) the Aerospace Corporation Borrower shall promptly notify Lender of all such transfers; (ii) the Aerospace Corporation Borrower and its general partner shall continue to manage and operate the Aerospace Corporation Property; (iii) no indemnitor shall be released from any guaranty or indemnity agreement by virtue of such transfer.

         ESCROWS/RESERVES:
         Taxes, Insurance and Capital Expenditures
         The tax and insurance escrow is not required provided the Aerospace Corporation Borrower complies at all time with Lender's requirements. There is an escrow required for future capital expenditures which is required to be funded monthly in the amount of $2,741.25 until the total amount in the account equals $65,790. There is a second escrow required for tenant rollover costs in the event the Aerospace Corporation ("Tenant") fails to renew its lease, which expires September 16, 2009. If the Tenant does not exercise its option to renew its current lease, beginning on September 1, 2008, and on each month throughout the remainder of the loan term, the Aerospace Corporation Borrower shall be required to pay Lender the sum of all available cash flow from the demised premises, less all expenses.

         SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

THE PROPERTY
The Aerospace Corporation Property consists of two (2), one-story office buildings joined in the center by a three-story steel frame office structure located in El Segundo, Los Angeles, California, 19 miles southwest of downtown Los Angeles. The (2) two one-story buildings were constructed in 1978 as light industrial and converted by The Ruby Group into office space. In 1980, the Ruby Group developed a three-story steel frame office structure, which joined the two
(2) one-story buildings in the center. The north single story building is 44,532 square feet and the south building is 41,416 square feet. The three-story building is approximately 132,000 square feet with floorplates of approximately 44,000 square feet. The rehab included a new reflective glass skin, two landscaped outdoor courtyards, (one on either side of the three story structure), and tasteful landscaping at the front and rear of the property. The interior is built out as basic office space with large bullpen areas in the middle and window offices and meeting rooms along the perimeter. Due to the sensitive nature of the work that is conducted at the subject property, the security is significant with multiple cameras around the facility and combination locks on certain interior doors. In offices where laser work is taking place, there are security locks on the doors and alarms, both flashing and audio, in front of the office doors.

The Aerospace Corporation Property is 100% occupied by the Aerospace Corporation. The Aerospace Corporation is an independent, nonprofit corporation created in 1960 at the initiative of the Secretary of the Air Force to meet special research and development needs essential to establishing a national military space program. The Company's main clients include the Space and Missile Systems Center (SMC) of Air Force Material Command and the National Reconnaissance Office (NRO), Aerospace Corporation also provides technical support to space-related programs managed by other agencies, international organizations and foreign governments when consistent with the national interest.

OPERATING HISTORY*
                                1997       1998         1999      UNDERWRITTEN
                                ----       ----         ----      ------------
Effective Gross Income       2,635,123   2,635,123    2,707,254     3,614,715

Net Operating Income         2,546,266   2,548,676    2,558,227     2,505,788

Cash Flow                    2,546,266   2,548,676    2,558,227     2,330,495

* The Operating History 1997, 1998, and 1999 represent unaudited figures provided by The Aerospace Corporation Borrower.

THE MANAGEMENT
The Aerospace Corporation Property is managed by Ruby Management Company, an affiliate of the Sponsor.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

CONTROL #9: HIGHLANDER APARTMENTS: LOAN #415990039
--------------------------------------------------

-------------------------------------------------------------------------------------------
Cut-off  Date Balance:   $14,754,516          Property Type:              Multifamily
Loan Type:               Amortizing Balloon   Location:                   Sunnyvale, CA
Origination Date:        06/04/1999           Year Built/Renovated:       1969/1996-1998
Maturity Date:           07/01/2009           Number of Units:            173
Anticipated Repay Date:  07/01/2009           Cut-off Date Balance/Unit:  $85,286.22
Mortgage Rate:           7.895%               Appraised Value:            $21,800,000
Annual Debt Service:     $1,294,548           Current LTV:                67.68%
Underwritten DSCR:       1.43x                Balance at ARD LTV:         60.89%
Underwritten Cash Flow:  $1,846,674           Percent Leased:             100%
Balance at ARD:          $13,274,244          Leasing Status Date:        12/31/1999
-------------------------------------------------------------------------------------------

THE LOAN
The Highlander Apartments loan (the "Highlander Apartments Loan") is secured by a first mortgage on a 173-unit suburban rental complex located in Sunnyvale, California (the "Highlander Apartments Property"). The Highlander Apartments Loan was originated by BRIDGER on June 4, 1999.

         BORROWER:
         The Highlander Apartments Loan borrower is comprised of two California limited partnerships, Northwest Investments and Central Investments (the "Highlander Apartments Borrower"). The limited partnerships were formed in 1977 by Richard Gregersen (the "Sponsor") to own income producing real property. The Sponsor holds a 40% ownership interest in Accounting Data Associates, Inc., the general partner of the limited partnerships. The remaining 60% ownership interest in Accounting Data Associates, Inc. is held by the Sponsor's immediate family members.

         SECURITY:
         The Highlander Apartments Loan is evidenced by a promissory note (the "Note") secured by a Deed of Trust and Absolute Assignment of Rent and Leases and Security Agreement (and Fixture Filing) (the "Mortgage"), UCC Financing Statements, and certain additional security documents. The Mortgage is a first lien on the fee interest in the Highlander Apartments Property.

         RECOURSE:
         The Highlander Apartments Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud or material misrepresentation, waste of the property, misappropriation of funds, bankruptcy, and environmental non-compliance (the "Recourse Carveouts"). Accounting Data Associates, Inc., a California corporation, is liable for the Recourse Carveouts pursuant to the terms of a Limited Guaranty Agreement. In addition, under the terms of an Environmental Indemnity Agreement, the Highlander Apartments Borrower assumes liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Property.

         PAYMENT TERMS:
         The Mortgage Rate is fixed at 7.895% per annum. The Highlander Apartments Loan requires monthly payments of principal and interest of $107,879.03 until loan maturity. The Highlander Apartments Loan accrues interest based on a 360-day year and the actual number of days elapsed for any whole or partial month in which interest is being calculated.

         CASH MANAGEMENT/LOCKBOX:
         None.

         PREPAYMENT:
         Except in connection with certain casualty or condemnation events, the Highlander Apartments Borrower is prohibited from prepaying the Highlander Apartments Loan at any time before the date that is 90 days immediately prior to the Maturity Date. No prepayment charge shall apply with respect to any insurance or condemnation proceeds applied by Lender to the outstanding principal balance or to full prepayment occurring during the 90 days immediately preceding the Maturity Date. The Highlander Apartments Borrower may defease the Highlander Apartments Loan, in whole but not in part, at any time after the later to occur of three years from the date of the Note or two years after the REMIC "start-up" date, by providing Lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations under the Highlander Apartments Loan.

         TRANSFER OF HIGHLANDER APARTMENTS PROPERTY OR INTEREST IN HIGHLANDER APARTMENTS BORROWER:
         The Lender shall have the option to declare the Highlander Apartments Loan immediately due and payable upon the transfer of the Highlander Apartments Property or any ownership interest in the Highlander Apartments Borrower. Provided, however, the Lender shall, one time only, consent to the transfer of all parcels comprising the Highlander Apartments Property upon the satisfaction of certain conditions, including payment of the specified assumption fee. In addition, certain transfers of interest in the Highlander Apartments Borrower, including certain transfers by demise or descent or for estate planning purposes, are permitted without Lender's consent upon the satisfaction of certain conditions set forth in the Note.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

         ESCROWS/RESERVES:
         Taxes, Insurance and Immediate Repairs
         There is a tax and insurance escrow which requires monthly deposits in an amount estimated to be sufficient to pay real estate taxes and insurance premiums when due. There is also a reserve for payment of immediate repairs which was funded at closing in the amount of $11,438.

         SUBORDINATE/OTHER DEBT:
         Subordinate indebtedness or encumbrances are prohibited without prior written consent of Lender. However, after the first 36 months of the loan term, Lender's consent will not be unreasonably withheld.

THE PROPERTY
The Highlander Apartments Property is a 173-unit four-story apartment building, with secured entry, interior halls and a combination of elevator and stairway access. The improvements are situated on a 4.76-acre site located in the Silicon Valley area, approximately 45 miles from San Francisco. Construction is reinforced steel foundation and wood frame over an on grade parking garage of reinforced concrete construction. The complex has a net rentable area of 171,853 square feet and is comprised of 57 one-bedroom/one-bath units ranging from 713-765 square feet, 20 two-bedroom/one-bath units with 925 square feet, 81 two-bedroom/two-bath units ranging from 988-1,218 square feet, and 15 three-bedroom/two-bath units with 1,169 square feet. All units have been renovated since the building's original construction in 1969 and units are renovated upon turnover. Since 1995, sponsorship has invested nearly $1,000,000 in renovating the property. The units are separately metered for gas and electricity and the tenants are responsible for their own utilities. Amenities include a laundry facility, exercise weight room, swimming pool and spa, BBQ area, a sand volleyball area and a two-story clubhouse. The clubhouse includes a large recreation area, sauna and a lounge area with a kitchenette and fireplace. There are 156 gated parking spaces in the subterranean garage, 12 carport spaces and 89 uncovered parking spaces. According to a rent roll provided by the Highlander Apartments Borrower (the "Rent Roll"), the Highlander Apartments Property is 100% leased, as of December 31, 1999.


OPERATING HISTORY*
                             1997          1998          1999       UNDERWRITTEN
                             ----          ----          ----       ------------
Effective Gross Income    $2,252,318    $2,412,187    $2,644,116     $2,702,349

Net Operating Income      $1,593,078    $1,766,360    $1,911,845     $1,846,674

Net Cash Flow             $1,246,820    $1,362,625    $1,888,113     $1,846,674

* The Highlander Apartments Property Operating History for 1997, 1998 and 1999 represent unaudited figures provided by the Highlander Apartments Borrower.

THE MANAGEMENT
The Highlander Apartments Property is managed by Peninsula West, a company formed in 1986 by the Sponsor to manage closely held properties. Peninsula West currently managers over 850 residential units in the Silicon Valley.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

CONTROL #10: LENOXGATE APARTMENTS: LOAN # 6603700
-------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Cut-off  Date Balance:   $14,750,115                      Property Type:               Multifamily
Loan Type:               Principal and Interest; Balloon  Location:                    Goodlettsville, TN
Origination Date:        11/23/99                         Year Built/Renovated:        1998
Maturity Date:           12/01/09                         Number of Units:             264
Anticipated Repay Date:  N/A                              Cut-off  Date Balance/unit:  $55,872
Mortgage Rate:           8.050%                           Appraised Value:             $18,500,000
Annual Debt Service:     $1,309,362                       Current LTV:                 79.73%
DSCR:                    1.22x                            Balance at Maturity LTV:     71.76%
Underwritten Cash Flow:  $1,600,502                       Percent Occupied:            90%
Balance at Maturity:     $13,274,867                      Occupancy as of Date:        11/2/99
-----------------------------------------------------------------------------------------------------------

THE LOAN
The Lenoxgate Apartments Loan (the "Lenoxgate Apartments Loan") is secured by a first mortgage on a 264 unit multifamily apartment complex located in Goodlettsville, Tennessee (the "Lenoxgate Apartments Property"). The Lenoxgate Apartments Loan was originated by SBRC on November 23, 1999 and contributed by SBRC.

         BORROWER:
         The Lenoxgate Apartments Borrower is J.P. Realty II Inc., a North Carolina corporation (the "Lenoxgate Apartments Borrower").

         SECURITY:
         The Lenoxgate Apartments Loan is evidenced by a promissory note (the "Note") secured by a Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (the "Mortgage"), UCC Financing Statements, and certain additional security documents. The Mortgage is a first lien on a fee interest in the Lenoxgate Apartments Property.

         RECOURSE:
         The Lenoxgate Apartments Loan is non-recourse, subject to certain exceptions set forth in the Note which generally include, among other things, liabilities relating to fraud, material misrepresentation, misapplication and misappropriation of funds, intentional or material waste, failure to maintain single asset entity and unauthorized transfers or encumbrances of the Lenoxgate Apartments (the "Recourse Carveouts"). In addition, under the terms of an Environmental Indemnity Agreement, the Lenoxgate Apartments Borrower and Sponsor will assume liability for, guarantee payment to Lender of, and indemnify Lender from specified costs and liabilities arising out of the environmental condition of the Property.

         PAYMENT TERMS:
         The Mortgage Rate is fixed at 8.050% per annum throughout the life of the loan. The Lenoxgate Apartments Loan requires monthly payments of principal and interest of $109,113.47 until the Maturity Date of December 1, 2009, at which time all unpaid principal and interest is due. The Lenoxgate Apartments Loan accrues interest computed on the basis of the actual days elapsed each month in a 360-day year.

         PREPAYMENT/DEFEASANCE:
         The Lenoxgate Apartments Loan may not be prepaid in whole or in part prior to October 1, 2009. The Lenoxgate Apartments Borrower may defease the loan, in whole but not in part, commencing on the date which is the earlier to occur of (i) the day immediately following two (2) years after the "start-up" day of the REMIC and (ii) four (4) years from the last day of the calendar month of the date of the Note, by providing the Lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations under the loan. The Lenoxgate Apartments Loan may be prepaid at par on or after October 1, 2009.

         TRANSFER OF LENOXGATE APARTMENTS PROPERTY OR INTEREST IN LENOXGATE APARTMENTS BORROWER:
         Lender shall have the option to declare the Lenoxgate Apartments Loan immediately due and payable upon the transfer of the Lenoxgate Apartments Property or change in controlling interest in the Lenoxgate Apartments Borrower, except in connection with the rights of transfer described below. The Lenoxgate Apartments Borrower has the right, once during the term of the Loan, to transfer the Lenoxgate Apartments Property upon the satisfaction of certain conditions, including Lender's approval of transferee and payment of the specified assumption fee. In addition, ownership interests in the Lenoxgate Apartments Borrower may be sold or transferred provided the Sponsor maintains a majority interest in the Borrower.

         ESCROWS/RESERVES:
         There is a tax and insurance escrow which requires monthly deposit in an amount estimated to be sufficient to pay real estate taxes and insurance premiums when due. In addition, there is an escrow for future capital expenditures which is required to be funded monthly in the amount of $5,500.00 and capped at $200,000.

         SUBORDINATE/OTHER DEBT:
         Subordinate indebtedness and encumbrances are prohibited.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

THE PROPERTY
The Lenoxgate Apartments Property is a 264-unit multifamily apartment complex located in Goodlettsville, TN, approximately 20 minutes north of the Nashville CBD. According to the November 2, 1999 rent roll, the Lenoxgate Apartments Property is 90% leased. The subject land was acquired by the borrower in 1996 and construction was completed March, 1998. The subject is improved with 11 apartment buildings (24 units/building), a clubhouse and 11 garage buildings (4 units/building). Additional improvements include a mail kiosk, concrete curb, gutter, and sidewalks, asphalt paved interior roads and parking area (436 spaces), gated entry, playground, and landscaped grounds. The clubhouse includes a management/leasing office, 4 model units (not included in the 264 unit count), an indoor/outdoor swimming pool, party room, theatre room (23 seats), exercise room and racquetball court. The Property also has 24-hour maintenance and video communication between management, apartment units, entry gate and the clubhouse.


OPERATING HISTORY*
                                      1998        1999**        UNDERWRITTEN
                                      ----        -------       ------------
Effective Gross Income             1,433,678     1,621,486       2,352,533

Net Operating Income                896,524      1,095,680       1,666,502

Cash Flow                           896,524      1,095,680       1,600,502

* The Operating History for 1997, 1998, 1999 represent unaudited figures provided by The Lenoxgate Apartments Borrower and reflect the performance of the property prior to stabilization.
** Trailing 12 months ended 8/31/99

THE MANAGEMENT
The Lenoxgate Apartments Property is managed by the Borrower.

THIS STRUCTURAL TERM SHEET SUPERSEDES ANY PREVIOUS STRUCTURAL TERM SHEETS, AND WILL BE SUPERSEDED BY THE STRUCTURAL INFORMATION IN ANY SUBSEQUENT STRUCTURAL TERM SHEETS OR IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT PRUDENTIAL SECURITIES INCORPORATED, SALOMON SMITH BARNEY INC. OR MCDONALD INVESTMENTS INC. IMMEDIATELY. THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A DEFINITIVE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTIVE INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED THEREIN. CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN THE FINAL PROSPECTUS SUPPLEMENT.

PRUDENTIAL SECURITIES                                       SALOMON SMITH BARNEY
                              MCDONALD INVESTMENTS
--------------------------------------------------------------------------------

                                   PROSPECTUS

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

                                    Depositor

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (Issuable in Series)

THE TRUST FUNDS--

   (1) A new trust fund will be established to issue each series of certificates.

   (2) Each trust fund will consist primarily of a pool of mortgage loans secured by liens on commercial or multifamily residential properties.

THE CERTIFICATES--

   (1) will represent interests in the related trust fund and will be paid only from the related trust fund assets; and

   (2) will be issued as part of a designated series that may include one or more classes.

BEFORE YOU PURCHASE ANY OF THESE SECURITIES, BE SURE YOU UNDERSTAND THE STRUCTURE OF THE TRANSACTION AND THE RISKS. SEE ESPECIALLY THE RISK FACTORS
                   BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

The securities to be issued are asset backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Prudential Securities Secured Financing Corporation or any of its affiliates. Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

                                March 30, 2000

                              TABLE OF CONTENTS

                                                       PAGE

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
 PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT      3

WHERE YOU CAN FIND MORE INFORMATION .................     4

REPORTS .............................................     4

SUMMARY OF PROSPECTUS ...............................     6

RISK FACTORS ........................................     7

THE DEPOSITOR .......................................    23

USE OF PROCEEDS .....................................    24

DESCRIPTION OF THE CERTIFICATES .....................    24

THE MORTGAGE POOLS ..................................    30

SERVICING OF THE MORTGAGE LOANS .....................    35

CREDIT ENHANCEMENT ..................................    45

MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS  .......    50

MATERIAL FEDERAL INCOME TAX CONSEQUENCES ............    72

STATE AND OTHER TAX CONSIDERATIONS ..................   111

ERISA CONSIDERATIONS ................................   111

LEGAL INVESTMENT ....................................   114

PLAN OF DISTRIBUTION ................................   116

LEGAL MATTERS .......................................   117

FINANCIAL INFORMATION ...............................   117

RATING ..............................................   117

GLOSSARY.............................................   119

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
   PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

   We provide information to you about the certificates in two separate documents: this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and the applicable prospectus supplement, which will describe the specific terms of the offered certificates.

   IF WE DESCRIBE THE TERMS OF THE SERIES OF OFFERED CERTIFICATES DIFFERENTLY IN THIS PROSPECTUS THAN WE DO IN THE APPLICABLE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

   You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

   We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The Table of Contents of this prospectus and the Table of Contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the Table of Contents on the preceding page.

   We have started with several introductory sections describing the trust fund and the certificates in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

   * Summary of Prospectus--gives a brief introduction to the certificates to be offered; and

   * Risk Factors--describes briefly some of the risks to investors of a purchase of the certificates.

   You can find the definitions of capitalized terms that are used in this
prospectus under the caption "Glossary" beginning on page    in this
prospectus.

   Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                     WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement (including this prospectus and the prospectus supplement). This prospectus and the applicable prospectus supplement do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement.

   The registration statement and the exhibits can be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Sec's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of the World Wide Web site is http://www.sec.gov.

   The SEC allows us to "incorporate by reference" information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. We incorporate by reference any future annual, monthly and special reports and proxy materials filed with respect to any trust fund until we terminate offering the certificates. We have determined that our financial statements are not material to the offering of any of the certificates. See "Financial Information." As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: David Rodgers, (212) 214-1000.

                                   REPORTS

   You will receive statements containing information regarding principal and interest payments and the related trust fund, as described in this prospectus and the applicable prospectus supplement for each series of certificates, in connection with each payment of principal or interest and annually. Any financial information in those reports will most likely not have been examined or reported upon by an independent public accountant. For more information, you should refer to the section in this prospectus titled "Description of the Certificates--Reports to Certificateholders." The master servicer for each series of certificates will deliver periodic statements containing information relating to the mortgage loans to the related trustee, and, in addition, will deliver to the trustee on a yearly basis a statement from a firm of independent public accountants regarding the examination of documents and records relating to the servicing of the mortgage loans in the related trust fund. For more information, you should refer to the section in this prospectus titled "Servicing of the Mortgage Loans--Evidence of Compliance." Copies of the monthly and annual statements provided by the master servicer to the trustee will be delivered to certificateholders of each series of certificates upon request addressed to our principal executive offices located at Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: David Rodgers, (212) 214-1000.

                            SUMMARY OF PROSPECTUS

   This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered Certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES .........  Commercial Mortgage Pass-Through
                                 Certificates, issuable in series.

DEPOSITOR .....................  Prudential Securities Secured Financing
                                 Corporation, One New York Plaza, New York,
                                 New York 10292. Its telephone number is
                                 (212) 214-1000.

ISSUER ........................  A separate trust fund to be established by the depositor with respect to each series of certificates

DESCRIPTION OF CERTIFICATES;
RATING ........................  The certificates of each series will be issued pursuant to a pooling and servicing agreement and may be issued in one or more classes. The certificates of each series will represent an interest in the property of the related trust fund, consisting primarily of commercial mortgage loans and collections and proceeds on those loans. Each class will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies at the date of issuance.

The applicable prospectus supplement includes important information on the trust funds, certificates, and risks, including information on the following:

                                 (1) the name of the master servicer and
                                     special servicer, the circumstances when a special servicer will be appointed and their respective obligations (if any) to make advances to cover delinquent payments on the mortgage loans, taxes, assessments or insurance premiums;

                                 (2) the assets in the trust fund, including
                                     a description of the pool of commercial
                                     mortgage loans which are secured by
                                     commercial and multifamily residential
                                     property;

                                 (3) the identity and attributes of each
                                     class within a series of certificates,
                                     including whether any credit enhancement benefits any class of a series of certificates;

                                 (4) the tax status of the certificates; and

                                 (5) whether the certificates will be
                                     eligible to be purchased by investors
                                     subject to ERISA or will be mortgage
                                     related securities for purposes of
                                     SMMEA.

                                 RISK FACTORS

   You should carefully consider the following risks and those in the applicable prospectus supplement in the section titled "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment. You can find the definitions of capitalized terms that are used in this section under the caption "Glossary" beginning on page 102 in this prospectus.

       LACK OF OR NATURE OF SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT TO RESELL YOUR CERTIFICATES AT ALL OR AT THE PRICE YOU WANT

   The absence of a secondary market for the certificates could limit your ability to resell them. There have been times in the past where there have been very few buyers of asset backed certificates (that is, there has been a lack of liquidity), and there may be those times in the future. This means that if in the future you want to sell any of the certificates, before they mature, you may not be able to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed for the certificates.

       ANY SERIES OF CERTIFICATES MAY RELY ONLY ON THE ASSETS IN ITS RELATED TRUST FUND FOR PAYMENTS OF PRINCIPAL AND INTEREST AND INSUFFICIENT AMOUNT OF ASSETS IN THE TRUST FUND MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   The certificates will not be guaranteed by us or any of our affiliates. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. A portion of the amounts remaining in some funds or accounts may be withdrawn under conditions described in the applicable prospectus supplement. A series of certificates will have a claim against or security interest in the trust funds for another series only if specified in the applicable prospectus supplement. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates.

       SUBORDINATED CERTIFICATES MAY NOT RECEIVE FULL PAYMENT IF LOSSES OCCUR ON THE RELATED MORTGAGE LOANS

   If provided in the applicable prospectus supplement, distributions of interest and principal on one or more classes of a series of certificates may be subordinated in priority of payment to distributions of interest and principal due on one or more other classes of that series of certificates. Subordination has the effect of increasing the likelihood of payment on the senior classes of that series of certificates and decreasing the likelihood of payment on the subordinated class of certificates. If there are losses in the collection of principal of or interest on mortgage loans or shortfalls upon foreclosure on the security for the mortgage loans, the amount of those losses or shortfalls will be borne first by one or more classes of the subordinated certificates. The remaining amount of those losses or shortfalls, if any, will be borne by the remaining classes of certificates in the priority and subject to the limitations specified in the applicable prospectus supplement. In addition, any credit enhancement may be used by the certificates of a higher priority class before the principal of the lower priority classes of certificates of that series has been repaid. Therefore, the impact of significant losses in the collection of the mortgage loans and shortfalls upon foreclosure on the security for the mortgage loans may fall primarily upon those classes of certificates with a lower payment priority.

       CREDIT ENHANCEMENT WILL NOT BE PROVIDED FOR ALL CERTIFICATES; CREDIT ENHANCEMENT WILL NOT COVER ALL LOSSES SO YOU MAY NOT RECEIVE FULL PAYMENT EVEN WHERE THERE IS CREDIT ENHANCEMENT

   The prospectus supplement for a series of certificates will describe any credit enhancement in the related trust fund, such as letters of credit, insurance policies, surety bonds, limited guarantees, reserve funds or other types of credit support. Credit enhancement will be subject to the conditions and limitations described in this prospectus and in the applicable prospectus supplement and is not expected to cover all potential losses or risks or guarantee repayment of principal of and interest on the certificates.

   Credit enhancement cannot guarantee that losses will not be incurred on the certificates, particularly for classes of a series of certificates that may have a lower priority of payments, be subordinated to other classes, or share a limited amount of one form of credit enhancement with other series of certificates.

       SINCE MORTGAGE LOANS ARE NOT GUARANTEED, IF THERE ANY SHORTFALLS IN THE PAYMENTS UNDER THE MORTGAGE LOANS, YOU MAY NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES

   No mortgage loan is insured or guaranteed by the United States of America, any governmental agency or instrumentality or any private mortgage insurer. No mortgage loan is insured or guaranteed by us, the transferor, the mortgage loan sellers, the master servicer, the special servicer, the trustee or any of their respective affiliates. As a result, if one or more borrowers default on their payment obligations on the mortgage loans, there may not be sufficient funds to make payments on the certificates and you may suffer losses on your investment.

       THE ACTUAL PREPAYMENT RATE AND ANY REPURCHASES OF MORTGAGE LOANS MAY REDUCE THE YIELD ON YOUR INVESTMENT

   In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     The rate of return of principal is uncertain. The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, the master servicer or the special servicer, under the circumstances described in the prospectus supplement, may have the option to extend the maturity of the mortgage loans following a default, which would have the effect of extending the life of the certificates.

     We will be required to repurchase a mortgage loan from the trust if we breach our representations and warranties with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     You bear reinvestment risk. You will bear the risk that the timing and amount of distributions on your certificates will prevent you from attaining your desired yield. If you receive a payment of principal of the certificates prior to when you expect, you may not be able to reinvest that amount at a rate of interest equal to the interest rate on the certificates. If prevailing interest rates fall significantly below the applicable rates borne by the mortgage loans included in a trust fund, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans. The certificates are thus likely to produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce fewer returns of principal when market interest rates are above the interest rates on the mortgage loans. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the certificates.

   For more information on principal and prepayments and their effect on the average life of related certificates, you should refer to the section in the applicable prospectus supplement titled "Yield and Maturity Considerations."

       RESTRICTIONS ON VOLUNTARY PREPAYMENTS MAY PROVE INEFFECTIVE AND MAY REDUCE THE YIELD ON YOUR INVESTMENT

   The restrictions on voluntary prepayments contained in a promissory note (including lockout periods, yield maintenance charges and prepayment premiums) affect the rate and timing of principal payments made on the related mortgage loan. Most of the mortgage loans provide that, with limited exceptions, a prepayment of the mortgage loans must be accompanied by a yield maintenance charge or other prepayment premium. The existence of yield maintenance charges or other prepayment premiums generally will result in the mortgage loans prepaying at a lower rate. However, the requirement that a prepayment be accompanied by a yield maintenance charge or other prepayment premium may not provide a sufficient economic disincentive to a borrower seeking to refinance at a more favorable interest rate (if, for example, interest rates fall). An obligation to pay a yield maintenance charge or other prepayment premium may potentially be unenforceable under applicable state or federal law (including federal bankruptcy law). Even if a yield maintenance charge or prepayment premium is enforceable, the foreclosure proceeds received with respect to a defaulted mortgage loan may be insufficient to provide the yield you expect. If either event were to occur, the yield on your investment may be reduced.

   For more information about restrictions on voluntary prepayments, you should refer to the section in the applicable prospectus supplement titled "Description of the Mortgage Pool--Material Terms and Conditions of the Mortgage Loans--Prepayment Provisions."

       RATINGS ON THE CERTIFICATES DO NOT GUARANTEE THE TIMING OR PAYMENT IN FULL OF THE CERTIFICATES

   The rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of certificates of that class will receive all payments to which the holders of those certificates are entitled under the certificates. The ratings will be based on the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of any credit enhancer. The rating does not constitute an assessment of the likelihood of principal prepayments by borrowers of the loans underlying the certificates. A rating will not address the possibility of prepayment at higher rates than anticipated by an investor which may cause the investor to experience a lower than anticipated yield. In extreme cases, holders of stripped interest certificates may fail to recoup their initial investments.

       COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS ARE SUBJECT TO SPECIAL RISKS WHICH MAY CAUSE REDUCTION IN PAYMENTS ON YOUR CERTIFICATES

   Your investment decision should take into account that commercial and multifamily mortgage lending generally involves risks that are different than those faced in connection with other types of lending. The following factors, among others, contribute to these risks:

   (1) Larger loans provide lenders with less diversification of risk and the potential for greater losses from the delinquency and/or default of individual loans;

   (2) Many of the mortgage loans are non-recourse obligations, the repayment of which is often solely dependent upon the successful operation of the related mortgaged properties;

   (3) Commercial and multifamily property values and net operating income can be volatile;

   (4) Many of the mortgage loans are balloon loans, which principal amounts do not fully amortize but instead provide for a substantial principal payment at their stated maturity, so your investment may be exposed to additional risks associated with both the value of the related mortgaged property and the borrower's ability to obtain new financing when the balloon payment is due;

   (5) An increase in vacancy rates, a decline in rental rates, or an increase in operating expenses or necessary capital expenditures may impair a borrower's ability to repay its loan;

   (6) Changes in the general economic climate, an excess of comparable space in the area, a reduction in demand for real estate in the area, the attractiveness of the property to tenants and guests and perceptions of the property's safety, convenience and services may adversely affect the income from and market value of a mortgaged property; and

   (7) Government regulations and changes in real estate, zoning or tax laws, changes in interest rate levels or potential liability under environmental and other laws may affect real estate values and income.

       AGING, DETERIORATION AND POOR CONSTRUCTION QUALITY OF MORTGAGED PROPERTIES MAY SUBJECT BORROWERS TO ADDITIONAL EXPENSES WHICH MAY ADVERSELY AFFECT THEIR ABILITY TO PAY THEIR LOANS AND WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   Old or poorly constructed mortgaged properties are likely to require more expenditures for maintenance, repairs and improvements. Even mortgaged properties that were well constructed and have been well maintained will require improvements in order for them to maintain their value and retain tenants and other occupants. Therefore, borrowers may from time to time be required to incur significant expenses to improve their mortgaged properties, which may adversely affect their ability to meet their obligations on the related mortgage loans. If borrowers default on their payment obligations, you may suffer losses on your certificates.

       LIMITED ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE VALUE OF SOME MORTGAGED PROPERTIES WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   Some of the mortgaged properties would require substantial capital expenditures to convert to an alternative use. If the operation of a mortgaged property with this characteristic becomes unprofitable due to, among other factors,

   (1)  competition;

   (2)  age of the improvements;

   (3)  decreased demand; or

   (4)  zoning restrictions,

and as a result the borrower becomes unable to meet its obligations, the liquidation value of that mortgaged property may be substantially less than would be the case if that property were more readily adaptable to other uses.

       IF A LEASE EXPIRES OR IS OTHERWISE TERMINATED, IT MAY NOT BE RENEWED IN A TIMELY MANNER OR AT ALL OR IT MAY BE RENEWED FOR LOWER LEASE PAYMENTS, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   We cannot assure you that:

   (1)  leases that expire can be renewed;

   (2) the space covered by leases that expire or are terminated can be leased in a timely manner at comparable rents or on comparable terms; or

   (3) the borrower will have the cash or be able to obtain the financing to fund any required tenant improvements.

   If vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected, income from and the market value of the mortgaged properties would be adversely affected. If a tenant defaults, delays and costs in enforcing the lessor's rights could occur. In addition, tenants at the mortgaged properties may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions. For example, some leases provide that tenants may terminate or reduce their rents if an important tenant known as an "anchor tenant" ceases operations at the related mortgaged property. A tenant's lease may also be terminated or otherwise affected if the tenant becomes the subject of a bankruptcy proceeding.

       THE MORTGAGED PROPERTIES FACE COMPETITION FROM VARIOUS SOURCES, WHICH COULD ADVERSELY AFFECT THE NET OPERATING INCOME AND MARKET VALUES OF THE PROPERTIES, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   Factors affecting the competitive position of the mortgaged properties include:

   (1) the existence of similar properties located in the same area, which attract similar types of occupants on the basis of more favorable rental rates, location, condition and features;

   (2) the existence of any oversupply of available space in a particular market either as a result of new construction or a decrease in the number of occupants, which adversely affects the rental rates for the mortgaged properties; and

   (3) the possibility of other properties being converted to competitive uses as a result of trends in the use of property by occupants (for example, the establishment of more home-based offices and businesses or the conversion of warehouse space for multifamily use).

       POOR MANAGEMENT OF THE MORTGAGED PROPERTIES MAY ADVERSELY AFFECT THE OPERATION OF THOSE PROPERTIES, WHICH COULD LOWER THE CASH FLOW AND MARKET VALUE OF THOSE PROPERTIES, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   The successful operation of the mortgaged properties also depends on the performance of the respective property managers of the mortgaged properties. The property managers may be responsible for:

   (1) responding to changes in local market factors such as competition and patterns of demand;

   (2) managing leasing activities such as planning and implementing the rental rate structure, including establishing levels of rent payments; and

   (3) ensuring that maintenance and capital improvements can be carried out in a timely fashion.

   To the extent the property managers do not properly perform these duties, the cash flow and market value for the related mortgaged properties could suffer, which could have an adverse affect on the certificates.

       IF TENANT LEASES DO NOT CONTAIN ATTORNMENT PROVISIONS OR IF LEASES ARE SUBORDINATED TO MORTGAGE LOANS, THE FORECLOSURE VALUE OF THE MORTGAGED PROPERTY CAN BE ADVERSELY AFFECTED AND MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

   Some of the tenant leases, including some of the anchor tenant leases, may not contain provisions that require the tenant to attorn to, or recognize as landlord under the lease, a successor owner of the property following foreclosure. In some states, if tenant leases do not contain attornment provisions, those leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.

   In addition, some of the tenant leases, including some of the anchor tenant leases, may be either subordinate to the liens created by the mortgage loans or contain a provision that requires the tenant to subordinate the lease if the lender agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans, those leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.

   If a foreclosure of a mortgaged property occurs in a state where leases may terminate as described above, the property could experience a further decline in value if those leases are terminated (for example, if those tenants were paying above-market rents). The decline in the foreclosure value of those properties may result in insufficient funds to make payments on your certificates.

   If the lease contains provisions inconsistent with the mortgage (for example, provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

       IF TENANT LEASES ARE NOT SUBORDINATE TO MORTGAGE LIENS, THE FORECLOSURE VALUE OF THE MORTGAGED PROPERTY COULD BE ADVERSELY AFFECTED AND MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

   If a mortgage loan is subordinate to a lease, the lender of that loan will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, which may reduce the value of the property. The decline in the foreclosure value of those properties may result in insufficient funds to make payments on your certificates.

       REGIONAL FACTORS MAY ADVERSELY AFFECT THE VALUE AND CASH FLOW OF MORTGAGED PROPERTIES, WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

   Repayments by borrowers and the market values of the mortgaged properties could be affected by:

   (1) economic conditions generally or in the regions where the borrowers and the mortgaged properties are located;

   (2) conditions in the real estate markets where the mortgaged properties are located;

   (3)  changes in governmental rules and fiscal policies;

   (4)  natural disasters; and

   (5)  other factors that are beyond the control of the borrowers.

   The economy of any state or region in which a mortgaged property is located may be adversely affected to a greater degree than that of other areas of the country by developments affecting industries concentrated in that state or region.

       IF A BORROWER USES THE MORTGAGED PROPERTY AS SECURITY FOR ANOTHER LOAN, THE VALUE OF THE MORTGAGED PROPERTY MAY BE REDUCED, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   In general, the borrowers are prohibited from using the mortgaged property to secure other loans without the lender's approval. The pooling and servicing agreement will permit the master servicer and the special servicer to approve another loan if specified conditions are met, including approval by each rating agency rating the certificates. The absence of these conditions may not become evident, however, until the related mortgage loan otherwise defaults. If one or more subordinate liens are imposed on a mortgaged property or the borrower incurs other indebtedness, the trust fund is subject to additional risks. Some of those risks are:

   (1) the borrower may defer necessary maintenance of the mortgaged property in order to pay the required debt service on the subordinate loan, and the value of the mortgaged property may decline as a result;

   (2) the borrower may have an incentive (for example, because the interest rate is higher)to repay the subordinate or unsecured loan before the mortgage loan, which would reduce payments to the trust fund;

   (3) it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for the purpose of making any balloon payment upon the maturity of the mortgage loan or for the purpose of making a prepayment in full on or about the anticipated repayment date in the case of any mortgage loan structured so that, after the anticipated repayment date, the loan bears interest at a markedly higher interest rate; and

   (4) additional debt increases the risks that the borrower could become insolvent or subject to bankruptcy or similar proceedings or might complicate bankruptcy proceedings, delaying foreclosure on the mortgaged property.

       APPRAISALS AND ENGINEERING REPORTS ARE OF LIMITED VALUE SINCE THE ACTUAL VALUE OF THE PROPERTIES MAY BE DIFFERENT FROM THEIR APPRAISED VALUE

   In making your investment decision, you should not rely on appraisals and engineering reports on mortgaged properties as your only indicator of the actual value or physical characteristics of the mortgaged properties. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a willing buyer would pay a willing seller. That amount could be significantly higher than the amount received upon the sale of a mortgaged property under a distressed or liquidation sale. The architectural and engineering reports represent the analysis of the individual engineers or site inspectors at or before the origination of the respective mortgage loans. The reports may not have been updated since they were originally conducted and may not have revealed all necessary or desirable repairs, maintenance or capital improvement items.

       CHANGES IN ZONING LAWS MAY REDUCE THE VALUE AND INCOME OF THE RELATED MORTGAGED PROPERTIES AND COULD LOWER THE CASH FLOW OF THOSE PROPERTIES, WHICH MAY REDUCE THE PAYMENTS ON THE CERTIFICATES

   The mortgaged properties are typically subject to applicable building and zoning ordinances and codes affecting the construction and use of real property. Because the zoning laws applicable to a mortgaged property (including density, use, parking and set back requirements) are generally subject to change at any time, some improvements upon the mortgaged properties may not comply fully with all applicable current and future zoning laws. Changes in zoning laws may limit the ability of the related borrower to renovate the premises and, in the event of a substantial casualty loss, rebuild or utilize the premises "as is." These changes may reduce the value and income of the mortgaged property.

       A BORROWER'S COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY REDUCE ITS ABILITY TO REPAY THE MORTGAGE LOAN, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. These costs, or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance, could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

   For more detailed information about regulatory compliance costs, you should refer to the section of this prospectus titled "Material Legal Aspects of the Mortgage Loans--Americans With Disabilities Act."

       A TENANT'S DEFAULT ON ITS LEASE OF A SINGLE TENANT PROPERTY COULD ADVERSELY AFFECT THE BORROWER'S ABILITY TO PAY ITS LOANS WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   Some of the mortgaged properties are leased wholly or in large part to a single tenant or are wholly or in large part owner-occupied. If a single tenant failed to perform its obligations under its lease (or, in the case of an owner-occupied mortgaged property, under the related mortgage loan documents), that failure could reduce the mortgaged property's value and the cash flow and adversely affect the related borrower's ability to make payments on its mortgage loan.

   If a significant portion of a mortgaged property is leased to a single tenant who vacates or fails to perform its obligations, the failure of the borrower to release the portion of the mortgaged property will have a greater adverse effect on your investment than if the mortgaged property were leased to a larger number of tenants.

   For more information on risks associated with default of single tenant properties, you should refer to the section in the applicable prospectus supplement titled "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool--Tenant Matters" and in "Schedule A" to the applicable prospectus supplement.

       MOST OF THE MORTGAGE LOANS ARE BALLOON LOANS THAT ARE SUBJECT TO A GREATER RISK OF DEFAULT, AND THE FAILURE OF ANY BORROWER TO MAKE THE BALLOON PAYMENT COULD RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   Most of the mortgage loans are balloon loans. Balloon loans involve a greater risk of default than self-amortizing loans. A borrower's ability to make a balloon payment typically will depend upon its ability either to refinance the related mortgaged property or to sell the mortgaged property at a price sufficient to allow it to make the balloon payment. A number of factors will affect the borrower's ability to sell or refinance the mortgaged property, including:

   (1)  available mortgage rate levels;

   (2)  the related mortgaged property's fair market value;

   (3)  the borrower's equity in the related mortgaged property;

   (4)  the borrower's financial condition;

   (5)  the related mortgaged property's operating history;

   (6)  tax laws;

   (7)  prevailing economic conditions; and

   (8)  the availability of credit for multifamily or commercial properties.

   For more information about risks of default of balloon payments, you should refer to the section in the applicable prospectus supplement titled "Yield and Maturity Considerations--Yield Considerations--Balloon
Payments/ARD Loan Payments."

       DELINQUENT MORTGAGE LOANS, BY CAUSING DEFAULTS AND PREPAYMENTS, MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   If so provided in the applicable prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due and would be serviced by a special servicer. The inclusion of delinquent mortgage loans in a trust fund may increase the risk of defaults and prepayments on mortgage loans and consequently adversely affect the yield on that series of certificates. Certificates may benefit from credit enhancement if provided in the applicable prospectus supplement. However, any credit enhancement may not cover all losses related to delinquent mortgage loans.

       EXTENSIONS AND MODIFICATIONS OF DEFAULTED MORTGAGE LOANS WILL NOT ASSURE INCREASE IN THE AMOUNT OF RECEIPTS FROM THE DEFAULTED MORTGAGE LOANS AND MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   To maximize recoveries on defaulted mortgage loans, a master servicer or special servicer may extend and modify mortgage loans that are in default or are likely to be in default, particularly with respect to balloon payments, within the parameters specified in the applicable prospectus supplement. A master servicer or a special servicer may receive workout fees, management fees, liquidation fees or other similar fees based on receipts from or proceeds of those mortgage loans. Although a master servicer or special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery amount than liquidation, there can be no assurance that any extensions or modifications will increase the amount of receipts from mortgage loans that are in default or are likely to be in default.

       LOANS MADE TO NONINDIVIDUALS MAY POSE GREATER RISKS OF REDUCED CASH FLOW WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES BECAUSE THOSE BORROWERS MAY HAVE LIMITED ASSETS, MAY SEEK PROTECTION UNDER THE BANKRUPTCY LAWS AND MAY ENGAGE IN PROTRACTED LITIGATION DUE TO THEIR SOPHISTICATION

   Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. For example, an entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors, such as the trust fund, under the bankruptcy laws. Many of these entities do not have personal assets and creditworthiness at stake, unlike individuals involved in bankruptcies. The borrower's sophistication may increase the likelihood of protracted litigation or bankruptcy in default situations because a sophisticated borrower will be aware of its rights against the lender and may have more resources to make effective use of all of its defenses to payment, including filing for bankruptcy.

       BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT PAYMENTS ON MORTGAGE LOANS WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   Some of the borrowers may have businesses and liabilities unrelated to the mortgaged property which may make the borrower more likely to become insolvent or the subject of a bankruptcy proceeding. In addition, a borrower, as an owner of real estate, will be subject to potential liabilities and risks which may or may not be related to ownership of the mortgaged property. We cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower, or a corporate or individual general partner or member of a borrower, will not initiate a bankruptcy or similar proceeding against that borrower. If this happens, the cash flow associated with the mortgage loan could be delayed, reduced or eliminated.

   For more information about risks of bankruptcy, you should refer to the section in this prospectus titled "Material Legal Aspects of the Mortgage Loans--Foreclosure--Bankruptcy Laws."

       LITIGATION AGAINST A BORROWER MAY REDUCE ITS ABILITY TO MEET ITS MORTGAGE OBLIGATIONS WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   From time to time, legal proceedings may be threatened or instituted against a borrower and its affiliates relating to their business. Litigation may reduce a borrower's ability to meet its obligations under the related mortgage loan and therefore reduce the trust fund's cash flow.

       CONCENTRATION OF MORTGAGE LOANS AND BORROWERS DECREASES
       DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOU WILL NOT RECEIVE FULL PAYMENT ON YOUR CERTIFICATES

   In general, a mortgage pool composed of loans having larger average balances and a smaller number of loans may be subject to losses that are more severe than if the aggregate balance of the mortgage loans in the pool was more evenly distributed. In all cases, you should carefully consider all aspects of any mortgage loan representing a significant percentage of the initial pool balance to ensure it is subject to risks acceptable to you. Additionally, a mortgage pool with a high concentration of mortgage loans to the same borrower or related borrowers is subject to the potential risk that a borrower undergoing financial difficulties might divert its resources or undertake remedial actions (such as a bankruptcy) in order to alleviate those difficulties. If this occurs, it could adversely affect payments on the mortgage loans or the value of the mortgage properties and therefore your investment.

   For more information concerning the mortgage pool and the exposure to concentration risks, you should refer to the section in the applicable prospectus supplement titled "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool--Concentration of Mortgage Loans and Borrowers."

       LIMITATIONS ON THE ENFORCEABILITY OF CROSS-COLLATERALIZATION ARRANGEMENTS MAY HAVE AN ADVERSE EFFECT ON RECOURSE AFTER A DEFAULT ON A CROSS-COLLATERALIZED MORTGAGE LOAN, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   Arrangements by which some of the mortgage loans are cross-collateralized and cross-defaulted with one or more related mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the granting of a mortgage lien by a person may be voided if a court were to determine that:

   (1) the borrower did not receive fair consideration or reasonably equivalent value when pledging mortgaged property for the equal benefit of the other related borrowers, and

   (2) the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

   A lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of an affiliated borrower, or any payment on a loan of an affiliated borrower, could potentially be avoided as a fraudulent conveyance. If this were to occur, the trust fund's security in the mortgage loan and resulting cash flows may be reduced.

       NATURE OF NON-RECOURSE LOANS MAY RESULT IN INSUFFICIENT AMOUNTS TO PAY OFF THE RELATED MORTGAGE LOAN UPON DEFAULT WHICH COULD REDUCE THE PAYMENTS ON YOUR CERTIFICATES

   The majority of the mortgage loans are non-recourse loans. Under these non-recourse loans, if a borrower defaults, the trust fund may recover amounts due generally only against the specific mortgaged property securing the mortgage loan and any other assets (if any) pledged to secure the mortgage loan. As a result, the payment of each non-recourse mortgage loan depends primarily upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

   For a more detailed description of the mortgage pool, you should refer to the applicable prospectus supplement, including the section titled "Description of the Mortgage Pool--General."

   In those cases where recourse against the borrower is permitted by the loan documents, the ability to collect from the borrower is dependent upon the creditworthiness, solvency and other factors specific to the borrower and generally are not within our control or the control of any of the mortgage loan sellers, the transferor, the master servicer, the special servicer, the trustee or any of their affiliates. Therefore, even if there is recourse, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default or any mortgage loan.

       FORECLOSURE OF ANY MORTGAGED PROPERTY MAY SUBJECT THE TRUST FUND TO TAXES, WHICH COULD LOWER THE CASH FLOW FROM THAT PROPERTY, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   If the trust fund acquires a mortgaged property in a foreclosure or deed-in-lieu of foreclosure, the trust fund might become subject to federal (and possibly state or local) tax, at the highest marginal corporate rate (currently 35%), on a portion of its net income from the operation and management of that mortgaged property. As a consequence, the net proceeds available for distribution to certificateholders would be reduced.

       COURTS MAY REFUSE TO ENFORCE DUE-ON-SALE, DUE-ON-ENCUMBRANCE AND DEBT-ACCELERATION CLAUSES, ADVERSELY AFFECTING EXERCISE OF REMEDIES UPON DEFAULTED MORTGAGE LOANS, WHICH MAY LOWER THE CASH FLOW FROM THE MORTGAGED PROPERTIES, RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   The mortgage loans will generally contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the lender to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged property in violation of the mortgage. The mortgage loans will also generally include a debt-acceleration clause. A debt-acceleration clause permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower.

   The courts of a state, however, may refuse to permit the foreclosure or other sale of a mortgaged property or refuse to permit the acceleration of the indebtedness if the breach or default is immaterial or does not materially adversely affect the lender's security, or if enforcement of the clause would be inequitable, unjust, or unconscionable. In that case, the lender will not be able to exercise its remedies under the mortgage loan and there may be insufficient funds to make payments on your certificates.

       TRUST FUNDS MAY NOT HAVE A PERFECTED SECURITY INTEREST IN ALL ASSIGNMENTS OF LEASES AND RENTS, WHICH MAY LOWER THE CASH FLOW FROM THE MORTGAGED LOANS, RESULTING IN REDUCED PAYMENTS ON YOUR
       CERTIFICATES

   The applicable prospectus supplement will describe whether and to what extent the mortgage loans will be secured by an assignment of leases and rents. Under an assignment of leases and rents, the borrower typically assigns its rights as landlord under the leases on the related mortgaged property and the related income to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests until the lender takes possession of the related mortgaged property or a receiver is appointed. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

   For a more detailed description of these issues, you should refer to the section of this prospectus titled "Material Legal Aspects of the Mortgage Loans-Leases and Rents."

       THE ENVIRONMENTAL CONDITION OF MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND TO LIABILITY UNDER FEDERAL AND STATE LAWS WHICH MAY REDUCE THE VALUE AND CASH FLOW OF THE MORTGAGED PROPERTY AND POSSIBLY RESULTING IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   Tenants and occupants may affect the environmental condition of a mortgaged property. Current and future environmental laws, ordinances or regulations may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

   Adverse environmental conditions subject to the trust fund to the following risks:

   (1) a diminution in the value of a mortgaged property or the inability to foreclose against that mortgaged property;

   (2)  inability to lease the mortgaged property to potential tenants;

   (3) the potential that the related borrower may default on a mortgage loan due to the borrower's inability to pay high investigation and/or remediation costs or difficulty in bringing its operations into compliance with environmental laws; and

   (4) liability for clean-up costs or other remedial actions which could exceed the value of the mortgaged property.

   Under federal and state laws, a statutory lien over the subject property may secure the reimbursement of remedial costs incurred by regulatory agencies to address environmental violations. That statutory lien over a mortgage property would adversely affect its value and could make foreclosure upon it following default by the related borrower impractical. Under various federal, state and local laws, ordinances and regulations, the trust fund may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to or in that property. Liability for the cost of any required remediation generally is not limited under applicable laws, and could exceed the value of the property.

   For more information on the trust fund's potential environmental risks, you should refer to the section in this prospectus titled "Material Legal Aspects of the Mortgage Loans--Environmental Risks" and the section in the applicable prospectus supplement titled "Description of the Mortgage Pool--Material Characteristics of the Mortgage Pool--Environmental Risks."

   Under federal and state laws, it is possible that the trust fund may be held liable for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property.

   For more information on the trust fund's potential liability for releases of hazardous substances, you should refer to the section in this prospectus titled "Material Legal Aspects of the Mortgage Loans--Environmental Risks."

       JUNIOR MORTGAGE LOANS WILL BE PAID ONLY AFTER THE SENIOR CLAIMS ARE PAID IN FULL, SO THERE MAY NOT BE ADEQUATE FUNDS LEFT TO PAY THE JUNIOR CLAIMS IN FULL, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   Some of the mortgage loans may be junior mortgage loans. The primary risk to holders of mortgage loans secured by junior liens is the possibility that a foreclosure of a related senior lien would extinguish the junior lien and that adequate funds will not be received in connection with the foreclosure to pay the debt held by the holder of the junior mortgage loan after satisfaction of all related senior liens.

   For more detailed information on the risks to holder of mortgage loans secured by junior liens, you should refer to the sections in this prospectus titled "Material Legal Aspects Of The Mortgage Loans--Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries" and "--Foreclosure."

       BANKRUPTCY OF THE DEPOSITOR COULD RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   If we become subject to bankruptcy proceedings, you could experience losses or delays in the payments on your securities. We will sell the mortgage loans to the trust. However, if we become subject to a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that we effectively still owns the mortgage loans by concluding that the sale to any trust fund was not a "true sale" for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on the certificates as a result of, among other things:

   (1) the "automatic stay" which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States bankruptcy code that permit substitution for collateral in certain circumstances;

   (2) certain tax or government liens on the our property (that arose prior to the transfer of mortgage loans to the trust funds) having a prior claim on collections before the collections are used to make payments on your certificates; and

   (3) the trust funds not having a perfected security interest in (a) one or more of the properties securing the related mortgage loans or (b) any cash collections held by the master servicer at the time the master servicer becomes the subject of a bankruptcy proceeding.

   See "Material Legal Aspects of the Mortgage Loans--Bankruptcy
Considerations relating to the Depositor" in this prospectus.

       THE INTERESTS OF THE MASTER SERVICER OR THE SPECIAL SERVICER MAY CONFLICT WITH THOSE OF THE TRUST FUND REGARDING THE MASTER SERVICER OR SPECIAL SERVICER'S PURCHASE OF CERTIFICATES AND SERVICING OF NON-TRUST FUND LOANS, WHICH MAY ADVERSELY AFFECT THEIR PERFORMANCE IN RESPECT OF THE TRUST FUND AND WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   The master servicer and/or special servicer may purchase and own certificates, including subordinate certificates. Under those circumstances, it is possible that the interests of the master servicer or special servicer, as a holder of the certificates of any class, may differ from those of the holders of certificates of any other class. The master servicer and special servicer may continue to service existing mortgage loans and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans owned by the trust fund. These mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, borrowers and/or property managers in common with, some of the mortgage loans owned by the trust fund and the related mortgaged properties. To the extent that overlap exists, the interests of the master servicer, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. The master servicer and the special servicer are required, however, to service the mortgage loans owned by the trust fund in accordance with the servicing standard contained in the pooling and servicing agreements.

       ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; NONCOMPLIANCE MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT IN REDUCED PAYMENTS ON YOUR CERTIFICATES

   Generally, Title I of ERISA and various sections of the Tax Code apply to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, prospective benefit plan investors that are subject to ERISA or the Tax Code are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the certificates of any series.

   For more detailed information, you should refer to the section in this prospectus titled "ERISA Considerations."

       SUBORDINATED CERTIFICATES CAN BE ALLOCATED TAXABLE INCOME IN EXCESS OF DISTRIBUTIONS RECEIVED IN A DEFAULT SITUATION

   A holder of a certificate in a class of subordinate certificates could be allocated taxable income attributable to accruals of interest and original issue discount in excess of cash distributed to that holder if mortgage loans were in default giving rise to delays in distributions.

   For more detailed information, you should refer to the section in this prospectus titled "Material Federal Income Tax Consequences--Taxation of Regular Certificates."

   You can find the definitions of capitalized terms that are used in the remainder of this prospectus under the caption "Glossary" beginning on page 92 in this prospectus.

                                THE DEPOSITOR

   The Depositor will deposit the Mortgage Loans into the Trust Fund. The Depositor was incorporated in the State of Delaware on August 26, 1988 as a wholly owned, limited purpose finance subsidiary of Prudential Securities Group Inc. The principal executive offices of the Depositor are located at One New York Plaza, New York, New York 10292, attention David Rodgers, (212) 214-1000.

   The Depositor will have no servicing obligations or responsibilities with respect to any series of Certificates, Mortgage Pool or Trust Fund. The Depositor does not have, and does not expect to have, any significant assets.

   The Depositor was organized for the purposes of establishing trusts, selling interests in the trusts and acquiring and selling mortgage assets to those trusts. Neither the Depositor, its parent nor any of its affiliates will insure or guarantee collections on the Mortgage Loans or distributions on the Certificates. Unless otherwise specified in the applicable prospectus supplement, the assets of a Trust Fund will be acquired by the Depositor directly or through one or more affiliates.

                               USE OF PROCEEDS

   The Depositor will apply all or substantially all of the net proceeds from the sale of each series of Offered Certificates to:

   (1)  purchase the Mortgage Loans relating to that series;

   (2)  repay debt that was incurred to acquire Mortgage Loans;

   (3)  obtain credit enhancement, if any, for the series; and

   (4)  pay costs of structuring, issuing and underwriting the Certificates.

   Certificates may be exchanged by the Depositor for Mortgage Loans if so specified in the applicable prospectus supplement.

                       DESCRIPTION OF THE CERTIFICATES

   The Certificates of each series will be issued pursuant to a separate Pooling and Servicing Agreement to be entered into among the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee for that series of Certificates and any other parties described in the applicable prospectus supplement, substantially in the form filed as an exhibit to the Registration Statement of which this prospectus is a part or in another form as may be described in the applicable prospectus supplement. The following summaries describe general provisions of the Certificates and the Pooling and Servicing Agreement. However, the prospectus supplement for each series of Certificates will more fully describe the Certificates and the provisions of the related Pooling and Servicing Agreement, which may be different from the following summaries.

   At the time of issuance, the Offered Certificates of each series will be rated in one of the four highest categories by a nationally recognized statistical rating organization. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

GENERAL

   Each series of Certificates will be issued in registered or book-entry form and will represent beneficial ownership interests in the Trust Fund for that series. The Trust Fund for each series will primarily include, to the extent provided in the Pooling and Servicing Agreement:

   (1) the Mortgage Loans conveyed to the Trustee pursuant to the Pooling and Servicing Agreement;

   (2) all payments on or collections from the Mortgage Loans due after the Cut-off Date;

   (3)  all REO property, as defined in the applicable prospectus supplement;

   (4)  all revenue received in respect of any REO Property;

   (5)  all insurance policies with respect to the Mortgage Loans;

   (6)  all assignments of leases, rents and profits and security agreements;

   (7) all indemnities or guaranties given as additional security for the Mortgage Loans;

   (8)  the Trustee's interest in all Reserve Accounts;

   (9)  the Collection Account;

   (10) the Distribution Account and the REO Account;

   (11) all environmental indemnities relating to the Mortgaged Properties;

   (12) all rights and remedies under the Mortgage Loan Purchase and Sale Agreement; and

   (13) all proceeds of any of the foregoing (excluding interest earned on deposits in any Reserve Account, to the extent that interest belongs to the related borrower).

   In addition, the Trust Fund for a series may include mortgage pass through certificates not issued by the Depositor, certificates issued or guaranteed by the FHLMC, Fannie Mae and GNMA, as well as various forms of Credit Enhancement. See "Credit Enhancement."

   If so specified in the applicable prospectus supplement, Certificates of a given series may be issued in several classes. The classes may:

   (1)  pay interest at different rates,

   (2) represent different allocations of the right to receive principal and interest payments, such as subordination,

   (3) be structured to receive principal payments in sequence by class (each class in a group of sequential pay classes would be entitled to be paid in full before the next class in the group is entitled to receive any principal payments), or

   (4) provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given series of Certificates may be offered in the same prospectus supplement as the senior Certificates of that series or may be offered in a separate offering document.

   Each class of Certificates will be issued in the minimum denominations specified in the applicable prospectus supplement.

   The prospectus supplement for each series will contain a description of their characteristics and specific risk factors, including, as applicable, the following:

   (1) mortgage principal prepayment effects on the weighted average lives of classes;

   (2) the risk that interest only, or disproportionately interest weighted, classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios; and

   (3) the degree to which an investor's yield is sensitive to principal prepayments.

   The Offered Certificates of each series will be freely transferable and exchangeable at the office specified in the related Pooling and Servicing Agreement and prospectus supplement. Some classes of Certificates, however, may be subject to transfer restrictions described in the applicable prospectus supplement.

DISTRIBUTIONS ON CERTIFICATES

   The Trustee (or a paying agent that may be identified in the applicable prospectus supplement) will distribute to the Certificateholders amounts described in the applicable prospectus supplement on the related Distribution Date. These distributions will begin on the date specified in the applicable prospectus supplement following the establishment of the related Trust Fund. In general, the distributions will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans received by the Master Servicer or the Special Servicer after the related Cut-off Date and prior to the date specified in the applicable prospectus supplement for each Distribution Date. The Trustee shall mail checks for the distributions to the address of the person entitled to the payment as it appears on the certificate register maintained by the Trustee (or wire transfer those funds if so specified in the applicable prospectus supplement). The final distribution in retirement of the Certificates of each series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of the final distribution.

ACCOUNTS

   The Master Servicer will establish and maintain a Collection Account in the name of the Trustee for the benefit of the Certificateholders for each Series of Certificates. The Master Servicer generally will be required to deposit into the Collection Account all amounts received on or in respect of the Mortgage Loans. The Master Servicer will be entitled to withdraw amounts from the Collection Account to, among other things:

   (1) transfer designated amounts for the related Distribution Date into the Distribution Account;

   (2) pay Property Protection Expenses, taxes, assessments and insurance premiums and designated third-party expenses;

   (3 pay accrued and unpaid servicing fees and other servicing compensation to the Master Servicer and the Special Servicer, if any; and

   (4) reimburse the Master Servicer, the Special Servicer, the Trustee and the Depositor for designated expenses and indemnify the Depositor, the Master Servicer and the Special Servicer.

   The applicable prospectus supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

   The Trustee will establish a Distribution Account in the name of the Trustee for the benefit of the Certificateholders for each series of Certificates. The Master Servicer generally will be required to transfer to the Distribution Account amounts held in the Collection Account to make distributions to Certificateholders for a given Distribution Date. On each Distribution Date, the Trustee will use amounts on deposit in the Distribution Account to distribute interest and principal to the Certificateholders in the manner described in the applicable prospectus supplement.

   The amount in the Collection Account or the Distribution Account at any time may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day before the next Master Servicer Remittance Date, in the case of the Collection Account, or the business day before the next Distribution Date, in the case of the Distribution Account. The Master Servicer will be required to remit to the Distribution Account on or before the Master Servicer Remittance Date amounts on deposit in the Collection Account that are required for distribution to Certificateholders. The income from the investment of funds in the Collection Account and the Distribution Account in Permitted Investments will be paid to the Master Servicer as additional servicing compensation, and the Master Servicer will bear the risk of loss of funds in the Collection Account and the Distribution Account resulting from these investments. The Master Servicer will be required to deposit the amount of any loss in the Collection Account or the Distribution Account, as the case may be, promptly as realized.

   The Master Servicer or the Special Servicer generally will establish and maintain a REO Account to be used in connection with REO Properties and other Mortgaged Properties specified in the applicable prospectus supplement, if any. To the extent set forth in the Pooling and Servicing Agreement, withdrawals from the REO Account will be made to, among other things,

   (1)  make remittances to the Collection Account;

   (2) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and those Mortgaged Properties and designated third-party expenses; and

   (3) provide for the reimbursement of specific expenses in respect of the REO Properties and those Mortgaged Properties.

   The amount in the REO Account at any time may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day before the day on which those amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments will be paid to the Master Servicer, or the Special Servicer, if applicable, as additional servicing compensation, and the Master Servicer or the Special Servicer, as applicable, will bear the risk of loss of funds in the REO Account resulting from those investments. The Master Servicer or the Special Servicer, as applicable, will be required to deposit the amount of any loss in the REO Account promptly as realized.

AMENDMENT OF POOLING AND SERVICING AGREEMENT

   Generally, the Pooling and Servicing Agreement for each series may be amended from time to time by the parties thereto without the consent of any of the Certificateholders to:

   (1)  cure any ambiguity,

   (2) correct or supplement any provisions that may be inconsistent with any other provisions,

   (3) amend any provision to the extent necessary or desirable to maintain the rating or ratings assigned to each of the classes of Certificates by each Rating Agency, or

   (4) address other matters or questions arising under the Pooling and Servicing Agreement that will not (a) be inconsistent with the provisions of the Pooling and Servicing Agreement, (b) result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding class of Certificates and (c) adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel.

   Each Pooling and Servicing Agreement may be amended from time to time by the parties thereto with the consent of the holders of each of the classes of Certificates representing at least a percentage specified in the related Pooling and Servicing Agreement of each class of Certificates affected by the amendment. However, no amendment shall:

   (1) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans that are required to be distributed on any Certificate, without the consent of each affected Certificateholder;

   (2) change the percentage of Certificates required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the holders of all outstanding Certificates; or

   (3) alter the obligations of the Master Servicer or the Trustee to make an advance, without the consent of the holders of all Certificates representing all of the Voting Rights of the class or classes affected by that amendment.

   Further, the Pooling and Servicing Agreement for each series may provide that the parties, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to the extent necessary or helpful to maintain the qualification of any REMIC related to the series or to prevent the imposition of any additional material state or local taxes, while any of the Certificates are outstanding. However, those actions, as evidenced by an opinion of counsel, must not adversely affect in any material respect the interest of any Certificateholder.

   The applicable prospectus supplement will specify the method for allocating Voting Rights among holders of Certificates of a class. Any Certificate beneficially owned by the Depositor, the Master Servicer, the Special Servicer, any borrower, the Trustee or any of their respective affiliates will be deemed not to be outstanding. However, Certificates beneficially owned by the Master Servicer, the Special Servicer, or any of their affiliates will be deemed to be outstanding in connection with any required consent to an amendment of the Pooling and Servicing Agreement that relates to an action that would materially adversely affect in any material respect the interests of the Certificateholders of any class while the Master Servicer, the Special Servicer, or any of their affiliates owns at least a percentage of that class specified in the related Pooling and Servicing Agreement.

   The Pooling and Servicing Agreement relating to each series may provide that no amendment to the Pooling and Servicing Agreement will be made unless there has been delivered in accordance with the Pooling and Servicing Agreement an opinion of counsel to the effect that that amendment will not cause that series to fail to qualify as a REMIC at any time that any of the Certificates are outstanding.

   The prospectus supplement for a series may describe other or different provisions concerning the amendment of the related Pooling and Servicing Agreement required by the Rating Agencies rating Certificates of that series.

TERMINATION OF POOLING AND SERVICING AGREEMENT

   The obligations of the parties to the Pooling and Servicing Agreement for each series will terminate upon:

   (1) the purchase of all of the assets of the related Trust Fund, as described in the applicable prospectus supplement;

   (2) the later of (a) the distribution to Certificateholders of that series of the final payment on the last outstanding Mortgage Loan or
        (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Pooling and Servicing Agreement;

   (3) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under circumstances set forth in the Pooling and Servicing Agreement; or

   (4)  the mutual consent of the parties and all Certificateholders.

   For each series, the Trustee will give or cause to be given written notice of termination of the Pooling and Servicing Agreement to each Certificateholder and the final distribution under the Pooling and Servicing Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

REPORTS TO CERTIFICATEHOLDERS

   Concurrently with each distribution for each series, the Trustee (or a paying agent identified in the applicable prospectus supplement) will forward to each Certificateholder a statement setting forth information relating to the distribution as specified in the Pooling and Servicing Agreement and described in the applicable prospectus supplement.

THE TRUSTEE

   The Depositor will select a bank or trust company to act as Trustee under the Pooling and Servicing Agreement for each series and the Trustee will be identified, and its obligations under that Pooling and Servicing Agreement will be described, in the applicable prospectus supplement. The Rating Agencies rating Certificates of a series may require the appointment of a Fiscal Agent to guarantee one or more obligations of the Trustee who would be a party to the Pooling and Servicing Agreement. In that event, the Fiscal Agent will be identified, and its obligations under the Pooling and Servicing Agreement will be described, in the applicable prospectus supplement. See "Servicing of the Mortgage Loan--Material Matters with Respect to the Master Servicer, the Special Servicer, the Trustee and the Depositor."

                              THE MORTGAGE POOLS

GENERAL

   Each Mortgage Pool will consist of mortgage loans secured by first or junior Mortgages on, or Installment Contracts for the sale of, fee simple or leasehold interests in Mortgaged Properties consisting of properties improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant retail properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties and/or mixed residential commercial properties.

   All Mortgage Loans will be of one or more of the following types:

   (1)  Mortgage Loans with fixed interest rates;

   (2)  Mortgage Loans with adjustable interest rates;

   (3) Mortgage Loans whose principal balances fully amortize over their remaining terms to maturity;

   (4) Mortgage Loans whose principal balances do not fully amortize, but instead provide for a substantial principal payment at the stated maturity of the loan (commonly known as balloon loans);

   (5) Mortgage Loans that provide for recourse against only the Mortgaged Properties; and

   (6) Mortgage Loans that provide for recourse against the other assets of the related borrowers.

   Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor on the related Note assigns its right, title and interest as landlord under each lease and the income derived from that lease to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the obligor defaults, the license terminates and the related mortgagee is entitled to collect the rents from tenants to be applied to the monetary obligations of the obligor. State law may limit or restrict the enforcement of the assignment of leases and rents by a mortgagee until the mortgagee takes possession of the related mortgaged property and/or a receiver is appointed. For more detailed information, you should refer to the section in this prospectus titled "Material Legal Aspects Of The Mortgage Loans--Leases and Rents."

   If specified in the applicable prospectus supplement, a Trust Fund may include a number of Mortgage Loans with a single obligor or related obligors, however, the principal balance of mortgage loans to a single obligor or group of related obligors will not exceed 45% of the initial principal amount of the Certificates for a series. If the Mortgage Pool securing Certificates for any series includes a Mortgage Loan or mortgage-backed security or a group of Mortgage Loans or mortgage-backed securities of a single obligor or group of related obligors representing 10% or more, but less than 45%, of the principal amount of those Certificates, the prospectus supplement will contain information, including financial information, regarding the credit quality of the obligors. The Mortgage Loans will be newly originated or seasoned, and will be acquired by the Depositor either directly or through one or more affiliates.

   Unless otherwise specified in the prospectus supplement, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency, any private mortgage insurer or any other person or entity.

   The applicable prospectus supplement relating to each series will specify
(1) the Mortgage Loan Seller or Mortgage Loan Sellers relating to the Mortgage Loans, which may include REITs, commercial banks, savings and loan associations, other financial institutions, mortgage banks, credit companies, insurance companies, real estate developers or other HUD approved lenders, and (2) the underwriting criteria to the extent available in connection with originating the Mortgage Loans. The criteria applied by the Depositor in selecting the Mortgage Loans to be included in a Mortgage Pool will vary from series to series. The prospectus supplement relating to each series also will provide specific information regarding the characteristics of the Mortgage Loans as of the Cut-off Date, including:

   (1)  the aggregate principal balance of the Mortgage Loans;

   (2) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property;

   (3)  the interest rate or range of interest rates of the Mortgage Loans;

   (4) the origination dates and the original and, for seasoned Mortgage Loans, remaining terms to stated maturity of the Mortgage Loans;

   (5) the loan-to-value ratios at origination and, for seasoned Mortgage Loans, current loan balance-to-original value ratios of the Mortgage Loans;

   (6) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans;

   (7) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans;

   (8)  the debt service coverage ratios relating to the Mortgage Loans; and

   (9)  payment delinquencies, if any, relating to the Mortgage Loans.

   On the Closing Date, not more than 5% of the aggregate principal balances of the Mortgage Loans will be Mortgage Loans not described in the related prospectus supplement.

   The applicable prospectus supplement will also specify any materially inadequate documentation relating to the Mortgage Loans and other characteristics of the Mortgage Loans relating to each series. If specified in the applicable prospectus supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into

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
separate "Mortgage Loan Groups" (as described in the applicable prospectus supplement) as part of the structure of the payments of principal and interest on the Certificates of a series. In that case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

   The Depositor will file a current report on Form 8-K with the SEC within 15 days after the Closing Date of each series of Certificates, as specified in the applicable prospectus supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related series promptly after its filing.

ASSIGNMENT OF MORTGAGE LOANS

   At the time of issuance of the Certificates of each series, the Depositor will assign to the Trustee the Mortgage Loans, together with all scheduled payments of interest and principal due after the Cut-off Date (regardless whether received prior to the Cut-off Date) and all payments of interest and principal received by the Depositor or the Master Servicer on or with respect to the Mortgage Loans after the Cut-off Date. The Trustee will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in the Mortgage Loan Schedule appearing as an exhibit to the Pooling and Servicing Agreement for the related series. The Mortgage Loan Schedule will contain information on each Mortgage Loan, including the outstanding principal balance as of the close of business on the Cut-off Date, the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-off Date, the maturity date of each Note and the address of the property securing the Note.

   In addition, the Depositor will, as to each Mortgage Loan, deliver to the
Trustee:

   (1)  the Note, endorsed to the order of the Trustee without recourse;

   (2) the Mortgage and an executed assignment of the Mortgage in favor of the Trustee or otherwise as required by the Pooling and Servicing Agreement;

   (3) any assumption, modification or substitution agreements relating to the Mortgage Loan;

   (4) a mortgagee's title insurance policy (or owner's policy in the case of an Installment Contract), together with endorsements, or an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; and

   (5) other relevant documents described in the applicable prospectus supplement.

REPRESENTATIONS AND WARRANTIES

   The Mortgage Loan Seller will make representations and warranties in the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor. The Mortgage Loan Seller may be an affiliate of the Depositor. The representations and warranties will generally include:

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
   (1) that title insurance (or in the case of Mortgaged Properties located in areas where title insurance is generally not available, an attorney's opinion of title) and any required hazard insurance on the related Mortgaged Property was effective at the origination of each Mortgage Loan, and that each policy (or opinion of title) remained in effect on the date of purchase of the Mortgage Loan from the Mortgage Loan Seller,

   (2) that the Mortgage Loan Seller had good and marketable (or indefeasible, in the case of real property located in Texas) title to each Mortgage Loan,

   (3) that each mortgage constituted a valid first lien on the Mortgaged Property (subject only to permissible title insurance exceptions);

   (4) that there were no delinquent tax or assessment liens against the Mortgaged Property; and

   (5)  that all required payments were current for each Mortgage Loan.

   Each prospectus supplement will specify the representations and warranties being made by the Mortgage Loan Seller.

   All of the representations and warranties of a Mortgage Loan Seller about a Mortgage Loan generally will be made as of the date the Mortgage Loan Seller sold the Mortgage Loan to the Depositor. The applicable prospectus supplement will indicate if a different date is applicable. A substantial period of time may have elapsed between that date and the date of the initial issuance of the series of Certificates evidencing an interest in that Mortgage Loan. Since the representations and warranties of the Mortgage Loan Seller do not address events that may occur following the sale of a Mortgage Loan by the Mortgage Loan Seller, the repurchase obligation of the Mortgage Loan Seller described below will not arise if, on or after the date of the sale of a Mortgage Loan by the Mortgage Loan Seller to the Depositor, the relevant event occurs that would have given rise to that obligation. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the its attention that would cause it to believe that the representations and warranties of the Mortgage Loan Seller about the Mortgage Loan will not be accurate and complete in all material respects as of the related Cut-off Date. If specified in the applicable prospectus supplement, the Depositor will make representations and warranties about a Mortgage Loan for the benefit of Certificateholders of a series as of the date of sale of that Mortgage Loan to the Depositor.

   Upon the discovery of the breach of any representation or warranty made by the Mortgage Loan Seller about a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series, the Mortgage Loan Seller generally will be obligated to repurchase that Mortgage Loan. The purchase price for that Mortgage Loan will generally equal the unpaid principal balance of that Mortgage Loan at the date of repurchase or, in the case of a series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, at a price that avoids a tax on a prohibited transaction, as described in Section 860F(a) of the Tax Code, in each case together with accrued interest at the interest rate for that Mortgage Loan to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of the Mortgage Loan, together with interest on that advanced amount at the reimbursement rate. The Master Servicer must enforce the repurchase obligation of the Mortgage Loan Seller for the benefit of the Trustee and the Certificateholders following the practices it would employ in its good faith business judgment were it the owner of the Mortgage Loan. This repurchase obligation will generally constitute the sole remedy available to the Certificateholders of a series for a breach of a representation or warranty by a Mortgage Loan Seller, and the Depositor and the Master Servicer will have no liability to the Trust Fund for any breach of that sort. The applicable prospectus supplement will indicate whether any additional remedies will be available to the Certificateholders. No assurance can be given that a Mortgage Loan Seller will carry out its repurchase obligation with respect to the Mortgage Loans.

   If specified in the applicable prospectus supplement, the Mortgage Loan Seller may be permitted to substitute alternate Mortgage Loans upon the occurrence of the following:

   (1) Mortgage Loans initially included in a Trust Fund do not conform to their description in the applicable prospectus supplement; or

   (2) a breach of a representation or warranty by the Mortgage Loan Seller that materially and adversely affects the interests of the Certificateholders is discovered or a document in the related Mortgage Loan File is materially defective.

   The Mortgage Loan Seller may substitute alternate Mortgage Loans by delivering replacement Mortgage Loans to the Trustee within a specified period of time after the issuance of that series of Certificates. The applicable prospectus supplement will describe any required characteristics of substituted Mortgage Loans.

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
                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   The Master Servicer will be specified in the applicable prospectus supplement and may be an affiliate of the Depositor. Each prospectus supplement will provide information about the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Pooling and Servicing Agreement for the related series. To the extent described in the applicable prospectus supplement, one or more Special Servicers may be a party to the Pooling and Servicing Agreement or may be appointed by holders of designated classes of Regular Certificates or by another specified party. Information about the Special Servicer will be set forth in the applicable prospectus supplement.

   A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of that series. A Special Servicer may be entitled to any of the rights and subject to any of the obligations of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans or Specially Serviced Mortgage Loans, including instituting foreclosures, negotiating work-outs and asset management activities with respect to any REO Property. The applicable prospectus supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer or Special Servicer generally may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers provided that specified conditions are met. A sub-servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.

COLLECTIONS AND OTHER SERVICING PROCEDURES

   The Master Servicer and the Special Servicer will each use reasonable efforts to collect all payments under the Mortgage Loans and will follow collection procedures as it deems necessary or desirable. Unless otherwise specified in the applicable prospectus supplement, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment charge or penalty fees in connection with a late payment of a Mortgage Loan and, if specified in the applicable prospectus supplement, may extend the due dates for payments due on a Mortgage Loan.

   The Master Servicer will establish and maintain an Escrow Account in which the Master Servicer must deposit amounts received from each borrower, if required by the terms of the related Mortgage Loan documents, to provide for the Escrow Payments. The Special Servicer must remit amounts received for that purpose on Mortgage Loans serviced by it to the Master Servicer for deposit into the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account if required for servicing of those Mortgage Loans. Withdrawals from the Escrow Account generally may be made to:

   (1) effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and other comparable items;

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
   (2) transfer funds to the Collection Account to reimburse the Master Servicer or the Trustee, as applicable, for any advance, with interest, relating to Escrow Payments;

   (3)  restore or repair the Mortgaged Properties;

   (4)  clear and terminate that account;

   (5) pay interest and other amounts to borrowers on balances in the Escrow Account, if required by the terms of the related Mortgage Loan documents or by applicable law; and

   (6)  remove amounts not required to be deposited in the Escrow Account.

   The applicable prospectus supplement may provide for other permitted withdrawals from the Escrow Account. The Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to borrowers by the terms of the related Mortgage Loan documents or by applicable law. The Master Servicer will be responsible for the administration of the Escrow Account.

INSURANCE

   The Master Servicer will use its reasonable efforts to require each borrower to maintain insurance in accordance with the related Mortgage Loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage Loan, the coverage of each standard hazard insurance policy will be in an amount that is at least equal to the lesser of:

   (1) the full replacement cost of the improvements and equipment securing the Mortgage Loan; or

   (2) the outstanding principal balance owing on the Mortgage Loan or the amount necessary to prevent any reduction in the policy by reason of the application of co-insurance and to prevent the Trustee under the Mortgage Loan from being deemed to be a co-insurer, in each case with a replacement cost rider.

The Master Servicer will also use reasonable efforts to require each borrower to maintain the following insurance:

   (1)  insurance providing coverage against 12 months of rent interruptions;
        and

   (2)  any other insurance required by the related Mortgage Loan documents.

   Subject to the requirements for modification, waiver or amendment of a Mortgage Loan (See "Modifications, Waivers and Amendments"), the Master Servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Pooling and Servicing Agreement waive the requirement of a Mortgage Loan that the related borrower maintain earthquake insurance on the related Mortgaged Property.

   If a Mortgaged Property is located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer will use reasonable efforts to require the related borrower to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage

Loan and the maximum amount obtainable for the Mortgage Loan. The related Pooling and Servicing Agreement will provide that the Master Servicer will be required to maintain the foregoing insurance if the related borrower fails to maintain this insurance to the extent available at commercially reasonable rates and to the extent the Trustee, as mortgagee, has an insurable interest. The cost of insurance maintained by the Master Servicer will be advanced by the Master Servicer.

   The Master Servicer or the Special Servicer will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount that is at least equal to the full replacement cost of the improvements and equipment on that REO Property. The cost of insurance with respect to an REO Property will be payable out of amounts on deposit in the related REO Account or will be advanced by the Master Servicer or the Special Servicer. The Master Servicer or the Special Servicer will maintain flood insurance providing substantially the same coverage as described above on any REO Property that was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The Master Servicer or the Special Servicer will maintain for each REO Property:

   (1)  public liability insurance;

   (2)  loss of rent endorsements; and

   (3)  any other insurance required in the related Mortgage Loan documents.

   Any insurance that is required to be maintained on any REO Property will only be required to the extent available at commercially reasonable rates.

   The related Pooling and Servicing Agreement will provide that the Master Servicer or Special Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of hazard insurance allocable to any particular Mortgage Loan or REO Property, if not borne by the related borrower, will be an expense of the Trust Fund. Alternatively, the Master Servicer or Special Servicer, if any, may satisfy its obligation by maintaining, at its expense, a blanket policy (that is, not a master force placed policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If a blanket or master force placed policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, will be obligated to deposit in the Collection Account all sums that would have been deposited but for that clause to the extent any deductible exceeds:

   (1)  the deductible limitation that pertained to the related Mortgage
        Loan, or

   (2) in the absence of any deductible limitation, the deductible limitation that is consistent with the servicing standard under the related Pooling and Servicing Agreement.

   In general, the standard form of fire and hazard extended coverage insurance policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, they will not contain identical terms and conditions. Their most significant terms, however, generally will be determined by state law and conditions. Most standard hazard insurance policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list merely indicates some types of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

   The standard hazard insurance policies covering Mortgaged Properties typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the Mortgaged Property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the "co-insurance" clause will provide that the insurer's liability upon a partial loss will not exceed the greater of:

   (1) the actual cash value (the replacement cost less physical depreciation) of the improvements damaged or destroyed; and

   (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

   The prospectus supplement may describe other provisions concerning the insurance policies required to be maintained under the related Pooling and Servicing Agreement.

   Unless otherwise specified in the applicable prospectus supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans nor will any Mortgage Loan be subject to FHA insurance.

   The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. To the extent specified in the applicable prospectus supplement, all or a portion of the Mortgage Loans may be insured by the FHA. The Master Servicer will be required to take those steps as are reasonably necessary to keep the FHA insurance in full force and effect.

FIDELITY BONDS AND ERRORS AND OMISSIONS

   The Master Servicer and the Special Servicer are generally required to obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer and the Special Servicer. The Master Servicer and the Special Servicer may self-insure against loss occasioned by the errors and omissions of the officers and employees of the Master Servicer and the Special Servicer so long as the criteria set forth in the related Pooling and Servicing Agreement are met.

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
SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Master Servicer's principal compensation for its activities under the Pooling and Servicing Agreement for each series will be a "Servicing Fee" (as defined in the applicable prospectus supplement) with respect to each Mortgage Loan. The exact amount and calculation of the Servicing Fee will be established in the prospectus supplement and Pooling and Servicing Agreement for the related series. Because the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize. In addition, the Master Servicer may be entitled to receive, as additional compensation, (1) Prepayment Premiums, late fees and other fees collected from borrowers and (2) all income earned on funds deposited in the Collection Account and Distribution Account (as described under "Description of the Certificates--Accounts") and, except to the extent the income on those funds is required to be paid to the related borrowers, the Escrow Account. The Master Servicer will generally pay the fees and expenses of the Trustee. The amount and calculation of the Special Servicing Fee will be described in the prospectus supplement and Pooling and Servicing Agreement for the related series. In addition to the compensation described above, the Master Servicer and the Special Servicer (or any other party specified in the applicable prospectus supplement) may retain, or be entitled to the reimbursement of, other amounts and expenses as described in the applicable prospectus supplement.

ADVANCES

   The applicable prospectus supplement will describe any obligations of the Master Servicer and the Special Servicer to make any advances for delinquent payments on Mortgage Loans, payments of taxes, assessments, insurance premiums and Property Protection Expenses or otherwise. Any advances will be made in the form and manner described in the prospectus supplement and Pooling and Servicing Agreement for the related series.

MODIFICATIONS, WAIVERS AND AMENDMENTS

   The Master Servicer or the Special Servicer will have the discretion to modify, waive or amend a some of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder subject to conditions that are listed in the Pooling and Servicing Agreement, including the condition that any modification, waiver or amendment will not result in the Mortgage Loan ceasing to be a "qualified mortgage" under the REMIC Regulations.

EVIDENCE OF COMPLIANCE

   A firm of independent certified public accountants will provide the related Trustee with a report, on or before a specified date of each year beginning a specified time after the Cut-off Date, stating that:

   (1) it has obtained a letter of representation from an officer of the Master Servicer or Special Servicer, which includes an assertion that the Master Servicer or Special Servicer has complied with the minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single Attestation Program for Mortgage

        Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's or, if applicable, the Special Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year; and

   (2) on the basis of an examination conducted by that firm in accordance with standards established by the American Institute of Certified Public Accountants, the representation is fairly stated in all material respects, subject only to exceptions and other qualifications that, in its opinion, those standards require it to report.

   In rendering its report the accounting firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examination of those sub-servicers conducted in accordance with the same standards (rendered within one year of its report). The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

   In addition, the Master Servicer and the Special Servicer generally will each deliver to the Trustee, the Depositor and each Rating Agency, annually on or before a date specified in the Pooling and Servicing Agreement, a statement signed by an officer of the Master Servicer or the Special Servicer, as applicable, to the effect that, based on a review of its activities during the preceding calendar year, to the best of that officer's knowledge, the Master Servicer or the Special Servicer, as applicable, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout that year or, if there has been a default in the fulfillment of any its obligation, specifying each default known to that officer.

          MATERIAL MATTERS WITH RESPECT TO THE MASTER SERVICER, THE
               SPECIAL SERVICER, THE TRUSTEE AND THE DEPOSITOR

   The Pooling and Servicing Agreement for each series will also provide that none of the Depositor, the Master Servicer, the Special Servicer, or any general or limited partner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, will be under any liability to the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, neither the Depositor, the Master Servicer, the Special Servicer nor any partner, director, officer, employee or agent of any of them will be protected against:

   (1) any liability for a breach of any representations or warranties under the Pooling and Servicing Agreement; and

   (2) any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, fraud or negligence (or, in the case of the Master Servicer or Special Servicer, if any, a breach of the servicing standards set forth in the Pooling and Servicing Agreement) in the performance of its duties or by reason of negligent disregard of its respective obligations and duties under the Pooling and Servicing Agreement.

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
   The Pooling and Servicing Agreement will further provide that the Depositor, the Master Servicer, the Special Servicer, and any limited or general partner, director, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, will be indemnified by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its respective willful misfeasance, bad faith, fraud or negligence (or, in the case of the Master Servicer or the Special Servicer, a breach of the servicing standard set forth in the Pooling and Servicing Agreement) in the performance of duties under the Pooling and Servicing Agreement or by reason of negligent disregard of its respective obligations and duties under the Pooling and Servicing Agreement. Any loss resulting from indemnification by the Trust Fund will reduce amounts distributable to Certificateholders. The prospectus supplement will specify any variations to the foregoing required by the Rating Agencies rating a series of Certificates.

   In addition, the Pooling and Servicing Agreement will generally provide that none of the Depositor, the Special Servicer or the Master Servicer, or any limited or general partner, director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer, will be under any obligation to appear in, prosecute or defend any legal action that is not related to its duties under the Pooling and Servicing Agreement and which, in its opinion, may cause it to incur any expense or liability. The Master Servicer or the Special Servicer may, in its discretion, undertake any action that is related to its obligations under the Pooling and Servicing Agreement and that it deems necessary or desirable. In that event, the legal expenses of that action and any resulting liability (except any liability related to the Master Servicer's or the Special Servicer's obligations to service the Mortgage Loans in accordance with the servicing standard under the Pooling and Servicing Agreement) will be expenses of the Trust Fund, and the Master Servicer or Special Servicer will be entitled to be reimbursed therefor.

   Under the Pooling and Servicing Agreement, there may be a successor to the Master Servicer or the Special Servicer, subject to the following restrictions:

   (1) each of the Rating Agencies must confirm in writing that any merger or consolidation and succession of the Master Servicer or the Special Servicer will not result in a downgrading, withdrawal or qualification of the rating then assigned by that Rating Agency to any class of the Certificates; and

   (2) any additional restrictions on merger or consolidation of the Master Servicer or the Special Servicer described in the applicable prospectus supplement must be satisfied.

   A successor of the Master Servicer or the Special Servicer may be:

   (1) any person into which the Master Servicer or the Special Servicer may be merged or consolidated, or

   (2) any person resulting from any merger or consolidation to which the Master Servicer or the Special Servicer is a party, or

   (3) any person succeeding to the business of the Master Servicer or the Special Servicer.

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
The successor will be deemed to have assumed all of the liabilities and obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.

   Generally, the Master Servicer or the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio provided that specified conditions are met, including the written consent of the Trustee and written confirmation by each of the Rating Agencies that the assignment and delegation by the Master Servicer or the Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by that Rating Agency to any class of Certificates. The applicable prospectus supplement will describe any additional restrictions on assignments of Master Servicer or the Special Servicer's obligations.

   The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer may not resign from its obligations and duties as Master Servicer or Special Servicer under the Pooling and Servicing Agreement, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that the determination is evidenced by an opinion of counsel delivered to the Trustee. No resignation or removal will become effective until the Trustee or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement.

   The Trustee for each Pooling and Servicing Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer, the Special Servicer and/or any of their respective affiliates.

   The Trustee can resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or becomes insolvent, at which time the Depositor will appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing the percentage of Voting Rights specified in the applicable prospectus supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of the appointment by the successor Trustee.

   The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, Special Servicer, if any, or the Trustee under the Pooling and Servicing Agreement.

EVENTS OF DEFAULT

   Events of Default with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement for each series will consist of:

   (1) any failure by the Master Servicer or the Special Servicer to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be remitted pursuant to the Pooling and Servicing Agreement;

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
   (2) any failure by the Master Servicer or Special Servicer to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the Certificateholders, the Trustee, the Master Servicer or the Special Servicer with respect to any Mortgage Loan) which in each case continues unremedied for 30 days after the giving of written notice of that failure to the Master Servicer or the Special Servicer, as applicable, by the Depositor or the Trustee, or to the Master Servicer or Special Servicer, if any, by the Depositor and the Trustee by the holders of Certificates evidencing Voting Rights of at least 25% of any affected Class;

   (3) confirmation in writing by any of the Rating Agencies that the then current rating assigned to any class of Certificates would be withdrawn, downgraded or qualified unless the Master Servicer or Special Servicer, as applicable, is removed;

   (4) events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by, on behalf of or against the Master Servicer or Special Servicer indicating its insolvency or inability to pay its obligations; or

   (5)  any failure by the Master Servicer to make a required advance.

The applicable prospectus supplement may provide for other Events of Default to the extent required by the Rating Agencies rating a series of Certificates.

RIGHTS UPON EVENT OF DEFAULT

   As long as an Event of Default remains unremedied, the Trustee may, and at the written direction of the holders of Certificates representing 25% of the aggregate Voting Rights of all Certificates will, terminate all the rights and obligations of the Master Servicer or Special Servicer, as the case may be. Upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the Master Servicer, all advances (plus interest on advances) as provided in the Pooling and Servicing Agreement.

   The holders of Certificates representing at least 66 2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all holders of Certificates, waive any default by the Master Servicer or Special Servicer, if any, in the performance of its obligations under the Pooling and Servicing Agreement and its consequences, except a default in making any required deposits to (including advances) or payments from the Collection Account or the Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement. Upon any waiver of a past default, that default will cease to exist, and any Event of Default arising from that default will be deemed to have been remedied for every purpose of the Pooling and Servicing Agreement. No waiver will impair Certificateholder's rights with respect to subsequent defaults.

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
   On and after the date of termination, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. The Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 and that is either Fannie Mae or FHLMC approved (the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any class of Certificates as evidenced in writing by each Rating Agency) to act as successor to the Master Servicer or the Special Servicer, as applicable, if:

   (1)  the Trustee is unwilling or unable to act in that capacity;

   (2) the holders of Certificates representing a majority of the aggregate Voting Rights request;

   (3) the Trustee is not rated in one of its two highest long-term debt rating categories by each of the Rating Agencies; or

   (4)  the Trustee is not approved as a servicer by the Rating Agencies.

   The Trustee will be obligated to act as Master Servicer or Special Servicer as applicable until a successor is appointed. The Trustee and any successor may agree upon the servicing compensation to be paid, which cannot be greater than the compensation payable to the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

   No Certificateholder will have the right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless:

   (1) the holder has given the Trustee a written notice of a default under the Pooling and Servicing Agreement and of the continuance of the default;

   (2) the holders of Certificates representing a majority of the aggregate Voting Rights allocated to each affected class have made written request of the Trustee to institute the proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee reasonable indemnity as it may require against the related costs, expenses and liabilities; and

   (3) the Trustee, for 30 days after its receipt of the notice, request and offer of indemnity described above, has neglected or refused to institute the requested proceeding.

   The Trustee will have no obligation to institute, conduct or defend any litigation under or related to the Pooling and Servicing Agreement at the request, order or direction of any of the holders of Certificates, unless the holders of Certificates have offered to the Trustee reasonable security or indemnity against the related costs, expenses and liabilities which may be incurred by the Trustee by taking those actions.

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
                              CREDIT ENHANCEMENT

GENERAL

   The amounts, types and provider of Credit Enhancement for one or more classes of a series of Certificates or the related Mortgage Loans, if any, will be specified in the applicable prospectus supplement. Credit Enhancement may be in the form of a letter of credit, the subordination of one or more classes of the Certificates of a series, the establishment of one or more reserve funds, surety bonds, certificate guarantee insurance, the use of cross-support features, limited guarantees or another method of Credit Enhancement described in the applicable prospectus supplement, or any combination of the foregoing.

   It is unlikely that Credit Enhancement will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the Certificates and interest on the Certificates. If losses occur that exceed the amount covered by Credit Enhancement or that are not covered by Credit Enhancement, Certificateholders will bear their allocable share of losses. See "Risk Factors--Credit enhancement Limitations will not be provided for all certificates; credit enhancement will not cover all losses so you may not receive full payment even where there is credit enhancement."

ENHANCEMENT LIMITATION

   If Credit Enhancement is provided with respect to a series or the related Mortgage Loans, we will provide the following information prior to the date of the applicable prospectus supplement:

   (1) the amount payable under the Credit Enhancement;

   (2) any conditions to payment of Credit Enhancement not described in this prospectus;

   (3) the conditions (if any) under which the amount payable under the Credit Enhancement may be reduced and under which the Credit Enhancement may be terminated or replaced; and

   (4) the material provisions of any agreement relating to the Credit Enhancement.

   Additionally, prior to the date of the applicable prospectus supplement, we will provide the information set forth below with respect to the issuer of any third-party Credit Enhancement, including:

   (1) a brief description of its principal business activities;

   (2) its principal place of business, the jurisdiction of organization and the jurisdictions under which it is chartered or licensed to do business;

   (3) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

   (4) its total assets and stockholders' or policyholders' surplus, if applicable, as of the date specified in that prospectus supplement.

   If the holders of any Certificates of any series will be materially dependent upon the issuer of any third party Credit Enhancement for timely payment of interest and/or principal on their Certificates, the Depositor will file a current report on Form 8-K on or prior to the date of the applicable prospectus supplement, which will include any material information regarding the issuer of any third party Credit Enhancement for those Certificates, including audited financial statements to the extent required.

SUBORDINATE CERTIFICATES

   If so specified in the applicable prospectus supplement, one or more classes of a series may be Subordinate Certificates. The rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates to receive distributions of principal and interest to the extent specified in the applicable prospectus supplement. In addition, subordination may be affected by the allocation of losses first to Subordinate Certificates in reduction of the principal balance of those Certificates until the principal balance of those Certificates is reduced to zero before any losses are allocated to Senior Certificates. The Pooling and Servicing Agreement may require a separate trustee other than the Trustee to be appointed to act on behalf of holders of Subordinate Certificates.

   A series may include one or more classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to all other classes designated as being senior thereto. A series may also include one or more classes of Subordinate Certificates that will be allocated losses prior to any losses being allocated to other classes of Certificates designated as being senior thereto. If so specified in the applicable prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) losses not covered by insurance policies or other Credit Enhancement, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

   The applicable prospectus supplement will describe any subordination in greater detail and provide, to the extent applicable, information concerning:

   (1) the amount of subordination of a class or classes of Subordinate Certificates in a series,

   (2) the circumstances in which subordination will be applicable,

   (3) the manner, if any, in which the amount of subordination will decrease over time,

   (4) the manner of funding any related reserve fund,

   (5) the conditions under which amounts in any applicable reserve fund will be used to make distributions to holders of Senior Certificates and/or to holders of Subordinate Certificates or be released from the applicable Trust Fund, and

   (6) if one or more classes of Subordinate Certificates of a series are Offered Certificates, the sensitivity of distributions on those Certificates based on default assumptions described in the prospectus supplement (see "Risk Factors--Subordinated Certificates may not receive full payment if losses occur on the related mortgage loans" in this prospectus).

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
RESERVE FUNDS

   If so specified in the applicable prospectus supplement, one or more Reserve Funds may be established with respect to one or more classes of the Certificates of a series, in which cash, a letter of credit, Permitted Investments or a combination of any of the foregoing, in the amounts specified in the applicable prospectus supplement will be deposited. The Reserve Funds may also be funded over time by the deposit of a specified amount of the distributions received on the applicable Mortgage Loans if specified in the applicable prospectus supplement. The Depositor may pledge the Reserve Funds to a separate collateral agent specified in the applicable prospectus supplement.

   Amounts on deposit in any Reserve Fund for one or more classes of Certificates of a series will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the applicable prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Certificates, if required as a condition to the rating of a series by any Rating Agency. Reserve Funds may be established to provide limited protection, in an amount satisfactory to a Rating Agency, against losses not covered by insurance policies or other Credit Enhancement. Reserve Funds may also be established for other purposes and in amounts as will be specified in the applicable prospectus supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained in that account may be released from the Reserve Fund under the conditions and to the extent specified in the applicable prospectus supplement and will not be available for further application by the Trustee.

   Moneys deposited in any Reserve Fund generally will be invested in Permitted Investments. Generally, any reinvestment income or other gain from investments will be credited to the related Reserve Fund for a series, and any loss resulting from investments will be charged to the Reserve Fund. If specified in the applicable prospectus supplement, income or other gain from investments made with the moneys in the Reserve Fund may be payable to the Master Servicer or Special Servicer, as applicable, as additional servicing compensation, and any loss resulting from those investments will be borne by the Master Servicer or Special Servicer, as applicable. The Reserve Fund for a series will be a part of the Trust Fund only if the applicable prospectus supplement so specifies. If the Reserve Fund is not a part of the Trust Fund, the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

   Additional information concerning any Reserve Fund will be set forth in the applicable prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings, if any, from the Reserve Fund.

CROSS-SUPPORT FEATURES

   If the Mortgage Pool for a series is divided into separate Mortgage Loan Groups, each securing a separate class or classes of a series, Credit Enhancement may be

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
provided by a cross-support feature that requires that distributions be made on Senior Certificates secured by one Mortgage Loan Group prior to distributions on Subordinate Certificates secured by another Mortgage Loan Group within the Trust Fund. The applicable prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

CERTIFICATE GUARANTEE INSURANCE

   If so specified in the applicable prospectus supplement, certificate guarantee insurance with respect to a series of Certificates may be provided by one or more insurance companies. Certificate guarantee insurance will guarantee, with respect to one or more classes of Certificates of the applicable series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the applicable prospectus supplement. Certificate guarantee insurance may also guarantee against any payment made to a Certificateholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a series, if any, will be filed with the SEC as an exhibit to the Form 8-K to be filed with the SEC within 15 days of issuance of the Certificates of the applicable series.

LIMITED GUARANTEE

   If so specified in the prospectus supplement with respect to a series of Certificates, Credit Enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the Credit Enhancement.

LETTER OF CREDIT

   If so specified in the prospectus supplement with respect to a series of a Certificate, Credit Enhancement may be provided by a letter of credit issued by a bank or financial institution named in the Credit Enhancement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to one or more classes of Certificates of a series will be set forth in the applicable prospectus supplement.

POOL INSURANCE POLICIES; SPECIAL HAZARD INSURANCE POLICIES

   If so specified in the prospectus supplement relating to a series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a applicable prospectus supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and terms of any coverage will be set forth in the prospectus supplement.

   If so specified in the applicable prospectus supplement, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount and with terms set forth in that prospectus supplement for each series of Certificates as to which a pool insurance policy is provided. The special hazard insurance policy will, subject to the limitations described in the applicable prospectus supplement, protect

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
against loss by reason of damage to Mortgaged Properties caused by those types of hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located.

SURETY BONDS

   If so specified in the prospectus supplement relating to a series of Certificates, Credit Enhancement with respect to one or more classes of Certificates of a series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company named in the Credit Enhancement. The coverage, amount and frequency or any reduction in coverage provided by a surety bond will be set forth in the prospectus supplement relating to that series.

FRAUD COVERAGE

   If so specified in the applicable prospectus supplement, losses resulting from fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans may be covered to a limited extent by

   (1) representations and warranties to the effect that no fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans had occurred;

   (2) a Reserve Fund;

   (3) a letter of credit; or

   (4) some other method.

   The amount and terms of any fraud coverage will be set forth in the applicable prospectus supplement.

BORROWER BANKRUPTCY BOND

   If so specified in the applicable prospectus supplement, losses resulting from a bankruptcy proceeding relating to a borrower or obligor affecting the Mortgage Loans in a Trust Fund with respect to a series of Certificates may be covered under a borrower bankruptcy bond (or any other instrument that will not result in a withdrawal, downgrading or qualification of the rating of the Certificates of a series by any of the Rating Agencies that rated any Certificates of that series). Any borrower bankruptcy bond or other instrument will provide for coverage in an amount and with terms meeting the criteria of the Rating Agencies rating any Certificates of the related series as described in the applicable prospectus supplement.

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
                 MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains general summaries of the material legal aspects of mortgage loans. Because many of the legal aspects of mortgage loans are governed by applicable state laws (which may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular state, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

   All of the Mortgage Loans are loans evidenced by (or, in the case of mortgage pass-through certificates, supported by) a note or bond that is secured by a lien and security interest in property created under related security instruments, which may be mortgages, deeds of trust or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. As used in this prospectus, unless the context otherwise requires, the term "mortgage" includes mortgages, deeds of trust and deeds to secure debt. Any of the foregoing mortgages will create a lien upon, or grant a title interest in, the mortgaged property. The priority of the lien or title interest created by each mortgage will depend on:

   (1) the terms of the mortgage;

   (2) the existence of any separate contractual arrangements with others holding interests in the mortgaged property;

   (3) the order of recordation of the mortgage in the appropriate public recording office; and

   (4) the actual or constructive knowledge of the mortgagee as to any unrecorded liens, leases or other interests affecting the mortgaged property.

   Mortgages typically do not possess priority over governmental claims for real estate taxes, assessments and, in some states, for reimbursement of remediation costs of environmental conditions identified by those states. See "Environmental Risks." In addition, the Tax Code provides priority to some tax liens over the lien of the mortgage. The borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

TYPES OF MORTGAGE INSTRUMENTS

   A mortgage either creates a lien against or constitutes a conveyance of an interest in real property between two parties: a borrower (the borrower and usually the owner of the subject property) and a mortgagee (the lender).

   A deed of trust is a three-party instrument, wherein a trustor (the equivalent of a borrower), grants the property to a trustee, in trust with a power of sale, for the benefit of a beneficiary (the lender) as security for the payment of the secured indebtedness.

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
   A deed to secure debt is a two party instrument in which the grantor (the equivalent of a borrower) conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee (the lender) until the time the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related note.

   As used in this prospectus, unless the context otherwise requires, the term "borrower" includes a borrower under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt, and the term, "mortgagee" includes a mortgagee under a mortgage, a beneficiary under a deed of trust and a grantee under a deed to secure debt. The mortgagee's authority under a mortgage, the beneficiary's and trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, federal laws and, in some cases, with respect to a trustee in deed of trust transactions, the directions of the beneficiary. The Mortgage Loans (other than Installment Contracts) will consist of (or, in the case of mortgage pass-through certificates, be supported by) loans secured by mortgages.

   The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land, leasehold improvements or both, and the leasehold estate created by that lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest, in the mortgage or in a separate agreement with the landlord or other party to that instrument, to protect the mortgagee against termination of that interest before the mortgage is paid.

PERSONALTY

   Some types of mortgaged properties, such as nursing homes, hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property that does not constitute "fixtures" under applicable state real property law, and therefore, would not be subject to the lien of a mortgage. Those types of properties are generally pledged or assigned as security to the mortgagee under the UCC. To perfect its security interest in those types of properties, the mortgagee generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

INSTALLMENT CONTRACTS

   The Mortgage Loans may also consist of Installment Contracts (also sometimes called contracts for deed). Under an Installment Contract, the seller (the mortgagee) retains legal title to the property and enters into an agreement with the purchaser (the borrower) for the payment of the purchase price plus interest, over the term of that Installment Contract. Only after full performance by the borrower of the Installment Contract is the mortgagee obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

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
   The method of enforcing the rights of the mortgagee under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing or able to enforce the Installment Contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the borrower's equitable interest in the property is forfeited. The mortgagee in that situation does not have to foreclose to obtain title to the property, although in some cases both a quiet title action to clear title to the property (if the borrower has recorded notice of the Installment Contract) and an ejectment action to recover possession may be necessary.

   In a few states, particularly in cases of a default during the early years of an Installment Contract, ejectment of the borrower and a forfeiture of his or her interest in the properly will be permitted. However, in most states, laws (analogous to mortgage laws) have been enacted to protect borrowers under Installment Contracts from the harsh consequences of forfeiture. These laws may require the mortgagee to pursue a judicial or nonjudicial foreclosure with respect to the property, give the borrower a notice of default and some grace period during which the Installment Contract may be reinstated upon full payment of the default amount. Additionally, the borrower may have a post-foreclosure statutory redemption right, and, in some states, a borrower with a significant equity investment in the property may be permitted to share in the proceeds of any sale of the property after the indebtedness is repaid or may otherwise be entitled to a prohibition of the enforcement of the forfeiture clause.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

   Some of the Mortgage Loans may be secured by junior mortgages that are subordinate to senior mortgages held by other lenders or institutional investors. In those cases, the rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage, will be subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to:

   (1)  receive rents, hazard insurance proceeds and condemnation proceeds;
        and

   (2) cause the property securing the Mortgage Loan to be sold upon the occurrence of a default under the senior mortgage, which would extinguish the lien of the junior mortgage, unless the Master Servicer or Special Servicer, if applicable, either asserts the Trust Fund's subordinate interest in the related property in the foreclosure of the senior mortgage (to the extent permitted by state law) or satisfies the defaulted senior loan.

   As discussed more fully below, in many states a junior mortgagee may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage or the existence of a recorded request for notice in compliance with applicable state law (if any), no notice of default is typically required to be given to the junior mortgagee.

   The form of the mortgage used by many institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance

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
policy and all awards made in connection with any condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage in the order the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property (or any part of the property) is taken by condemnation, the mortgagee under the senior mortgage will have the prior right to collect any applicable insurance proceeds and condemnation awards and to apply the same to the indebtedness secured by the senior mortgage. However, the laws of some states may provide that unless the security of the mortgagee has been materially impaired, the borrower must be allowed to use any applicable insurance proceeds or partial condemnation awards to restore the property.

   The form of mortgage used by many institutional lenders typically contains a "future advance" clause that provides that additional amounts advanced to or on behalf of the borrower by the mortgagee are to be secured by the mortgage. The "future advance" clause is valid under the laws of most states. In some states, however, the priority of any advance made under the clause depends upon whether the advance was an "obligatory" or "optional" advance. If the mortgagee is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage, notwithstanding that other junior mortgages or other liens may have encumbered the property between the date of recording of the senior mortgage and the date of the future advance and that the mortgagee had actual knowledge of those intervening junior mortgages or other liens at the time of the advance. If the mortgagee is not obligated to advance the additional amounts and has actual knowledge of any intervening junior mortgages or other liens, the advance may be subordinate to the intervening junior mortgages or other liens. In many other states, all advances under a "future advance" clause are given the same priority as amounts initially made under the mortgage so long as advances do not exceed a specified "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage used by many institutional lenders obligates the borrower:

   (1) to pay all taxes and assessments affecting the property before delinquency;

   (2) to pay, when due, all other encumbrances, charges and liens affecting the property that may be prior to the lien of the mortgage;

   (3)  to provide and maintain hazard insurance on the property;

   (4) to maintain and repair the property and not to commit or permit any waste of the property; and

   (5) to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.

   Upon a failure of the borrower to perform any of these obligations, the mortgage typically provides the mortgagee the option to perform the obligation itself, with the borrower agreeing to reimburse the mortgagee for any sums expended by the mortgagee in connection therewith (which typically become part of the indebtedness secured by the mortgage).

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
   The form of mortgage used by many institutional lenders also typically requires the borrower to obtain the consent of the mortgagee as to all actions affecting the mortgaged property, including, among others:

   (1) all leasing activities (including new leases and termination or modification of existing leases),

   (2) any alterations, modifications or improvements to the buildings and other improvements forming a part of the mortgaged property, and

   (3) all property management activities affecting the mortgaged property (including new management or leasing agreements or any termination or modification of existing management or leasing agreements).

   Tenants will often refuse to execute a lease unless the mortgagee executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee may refuse to consent to matters approved by a junior mortgagee with the result that the value of the security for the junior mortgage is diminished. For example, a senior mortgagee may decide not to approve a lease or refuse to grant to a tenant a non-disturbance agreement and as a result the value of the mortgaged property may be diminished.

FORECLOSURE

   Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage and, by reason of any default, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness. Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Although there are other foreclosure procedures available in some states that are either infrequently used or available only in limited circumstances, the two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage. In either case, the actual foreclosure of the mortgage will be accomplished pursuant to a public sale of the mortgaged property by a designated official or by the trustee under a deed of trust. The purchaser at any foreclosure sale acquires only the estate or interest in the mortgaged property encumbered by the mortgage. For example, if the mortgage only encumbered a tenant's leasehold interest in the property, the purchaser will only acquire that leasehold interest, subject to the tenant's obligations under the lease to pay rent and perform other covenants contained in the lease.

JUDICIAL FORECLOSURE

   A judicial foreclosure of a mortgage is a judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating the necessary parties to the action. Since a judicial foreclosure is a lawsuit, it is subject to all of the procedures, delays and expenses attendant to litigation, sometimes requiring up

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
to several years to complete if contested. At the completion of a judicial foreclosure, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct a public sale of the property. These sales are made in accordance with procedures that vary from state to state.

NON-JUDICIAL FORECLOSURE

   In the majority of cases, foreclosure of a deed of trust (and in some instances, other types of mortgage instruments) is accomplished by a non-judicial trustee's sale pursuant to a provision in the deed of trust that authorizes the trustee, generally following a request from the beneficiary, to sell the mortgaged property at public sale upon any default by the borrower under the terms of the note or deed of trust. In addition to the specific contractual requirements set forth in the deed of trust, a non-judicial trustee's sale is also typically subject to any applicable judicial or statutory requirements imposed in the state where the mortgaged property is located. The specific requirements that must be satisfied by a trustee prior to the trustee's sale vary from state to state. Examples of the varied requirements imposed by some states are:

   (1) that notices of both the borrower's default and the mortgagee's acceleration of the debt be provided to the borrower;

   (2) that the trustee record a notice of default and send a copy of the notice to the borrower, any other person having an interest in the real property, including any junior lienholders, any person who has recorded a request for a copy of a notice of default and notice of sale, any successor in interest to the borrower and to other persons identified by those states;

   (3) that the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears, plus, in some states, allowed costs and expenses incurred by the mortgagee in connection with the default; and

   (4) the method (publication, posting, recording, etc.), timing, content, location and other particulars as to any required public notices of the trustee's sale.

Foreclosure of a deed to secure debt is generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the mortgagee or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

LIMITATIONS ON MORTGAGEE'S RIGHTS

   Courts may apply general equitable principles in connection with foreclosure proceedings to limit a mortgagee's remedies. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents to the extent the legal effect is determined to be harsh or unfair. Examples of judicial remedies that have been fashioned include requiring mortgagees to undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan, requiring the mortgagees to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability, and limiting the rights of

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
mortgagees to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain the property adequately or executing a second mortgage affecting the property.

   Even if a foreclosure is allowed, a third party may be unwilling to purchase the property at the foreclosure sale for a variety of reasons, including the difficulty of determining the exact status of title to the mortgaged property, the potential existence of redemption rights (see "Rights of Redemption" below) and because the physical condition and financial performance of the mortgaged property may have deteriorated during the foreclosure proceedings. Some states require the mortgagee to disclose all known facts materially affecting the value of the mortgaged property to potential bidders at a trustee's sale, which may have an adverse affect on the trustee's ability to sell the mortgaged property or the sale price of the mortgaged property. A 1980 decision of the United States Court of Appeals for the Fifth Circuit (Durrett v. Washington National Insurance Company) suggested that even a non-collusive, regularly conducted foreclosure sale could be a fraudulent transfer under the Bankruptcy Code if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year before the filing of the bankruptcy petition; and (2) the price paid for the foreclosed property did not represent "fair consideration." In 1994, the United States Supreme Court rejected that interpretation of the Bankruptcy Code. However, the reasoning in the Durrett case could nonetheless be persuasive to courts interpreting state fraudulent conveyance law with provisions similar to the Bankruptcy Code provisions construed in Durrett.

   For the reasons discussed in the prior paragraph, it is common for the mortgagee to purchase the property from the trustee, referee or other designated official for an amount equal to or less than the outstanding principal amount of the secured indebtedness, together with accrued and unpaid interest and the expenses of foreclosure to extinguish the secured debt. A mortgagee commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. In addition, a mortgagee may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Risks" below. The mortgagee also assumes the burdens of ownership and management of the property (frequently through the employment of a third party management company), including third party liability, paying operating expenses and real estate taxes and making repairs, until a sale of the property to a third party can be arranged. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance required to run these operations and the effect that foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of those operations. The mortgagee will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the

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mortgagee's investment in the property. As a result, a mortgagee could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

   Under the REMIC Regulations and the related Pooling and Servicing Agreement, the Master Servicer or Special Servicer, if any, may be permitted (and in some cases may be required) to hire an independent contractor to operate any REO Property which could result in significantly greater costs than direct operation by the Master Servicer or Special Servicer, if any. See "Servicing of the Mortgage Loans--Collections and Other Servicing Procedures."

RIGHTS OF REDEMPTION

   The purposes of a foreclosure are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from any exercise of their "equity of redemption." The doctrine of equity of redemption provides that until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay a specified portion of costs of that action. Persons having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated. Equity of redemption is generally a common-law (non-statutory) right that only exists prior to completion of the foreclosure sale and is not waivable by the borrower.

   In contrast to the common law doctrine of equity of redemption, in some states, the borrower and foreclosed junior lienors are given a statutory period (1) prior to the foreclosure sale, in which to reinstate the mortgage in good standing by paying past due amounts and a portion of costs of the mortgage determined by those states and (2) after the completion of the foreclosure sale, in which to redeem the property from the foreclosure sale by payment of a redemption price. The required redemption price varies from state to state. Some states require the payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure, others require the payment of the foreclosure sale price, while other states require the payment of only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the mortgagee to sell the foreclosed property (or to depress the price received by the mortgagee at the foreclosure sale). The exercise of a statutory right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the mortgagee after a foreclosure sale.

   Consequently, the practical effect of the redemption right is often to force the mortgagee to retain the property and pay the expenses of ownership until the redemption period has run. Some states permit a mortgagee to invalidate an attempted exercise of a statutory redemption right if the mortgagee waives its right to any deficiency judgment. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

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   Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part of the Trust Fund as a REMIC, the Pooling and Servicing Agreement will permit foreclosed property to be held for more than three years if the Trustee receives (a) an extension from the IRS or (b) an opinion of counsel to the effect that holding the property for that period is permissible under the REMIC Regulations.

   Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as those that exist in the same jurisdiction for mortgage loans. If redemption statutes do exist under state laws for Installment Contracts, the redemption period may be shorter than for mortgages.

ANTI-DEFICIENCY LEGISLATION

   Some of the Mortgage Loans will be nonrecourse loans where recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the borrower's other assets in the event of default by a borrower. Even if a mortgage by its terms provides for recourse against the borrower, some states have imposed prohibitions against or limitations upon exercising that recourse. For example, some state statutes limit the right of the mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the mortgagee. Other statutes require the mortgagee to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some states, the mortgagee has the option of bringing a personal action against the borrower on the debt without first exhausting its security, however, in some of these states, a mortgagee choosing to pursue that kind of action may be deemed to have elected its remedy and may be precluded from exercising any remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that mortgagees will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids, or the absence of bids, at the judicial sale.

LEASEHOLD RISKS

   Some of the Mortgage Loans may be secured by a mortgage encumbering the borrower's leasehold interest under a ground lease. Leasehold mortgages are subject to risks not associated with mortgages encumbering a fee ownership interest in the mortgaged property. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, depriving the leasehold mortgagee of its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor.

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
   Examples of protective provisions that may be included in the related ground lease, or a separate agreement between the ground lessee, the ground lessor and the mortgagee, to minimize that risk are:

   (1) the right of the mortgagee to receive notices from the ground lessor of any defaults by the borrower;

   (2)  the right to cure any defaults, with adequate cure periods;

   (3) if a default is not susceptible to cure by the mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise prior to any termination of the ground lease;

   (4) the ability of the ground lease to be assigned to and by the mortgagee or a purchaser at a foreclosure sale and for a release of the assigning ground lessee's liabilities under the ground lease;

   (5) the right of the mortgagee to enter into a ground lease with the ground lessor on the same terms and conditions as the old ground lease upon a termination of the old ground lease; and

   (6) provisions for disposition of any insurance proceeds or condemnation awards payable upon a casualty to, or condemnation of, the mortgaged property.

   In addition to the foregoing protections, the leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor, and may assign to the mortgagee the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of this type of assignment has not been established. An additional manner in which to obtain protection against the termination of the ground lease is to have the ground lessor enter into a mortgage encumbering the fee estate in addition to the mortgage encumbering the leasehold interest under the ground lease, so if the ground lease is terminated, the mortgagee may nonetheless possess rights contained in the fee mortgage. Without the protections described in this paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. No assurance can be given that any or all of these protective provisions will be obtained in connection with any particular Mortgage Loan.

BANKRUPTCY LAWS

   Borrowers often file bankruptcy to delay or prevent exercise of remedies under loan documents. Numerous statutory and common law provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a mortgagee to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and often no interest or principal payments are made during the course of the bankruptcy proceeding (although "adequate protection" payments for anticipated diminution, if any, in the value of the mortgaged property may be made). The delay and consequences caused by

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
an automatic stay can be significant. A particular borrower may become subject to the Bankruptcy Code either by voluntary or involuntary petition or by virtue of the doctrine of "substantive consolidation" by an affiliate of the borrower becoming a debtor under the Bankruptcy Code. Additionally, the filing of a petition in bankruptcy by or on behalf of a junior lienor or junior mortgagee may stay the senior mortgagee from taking action to foreclose out the junior lien.

   Under the Bankruptcy Code, provided substantive and procedural safeguards for the mortgagee are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under some circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the mortgagee's security interest), thus leaving the mortgagee a general unsecured creditor for the difference between the then current value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan) and/or an extension (or acceleration) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case before them, that affected the curing of a mortgage loan default by paying arrearages over a number of years. A bankruptcy court may also permit a debtor to de-accelerate a secured loan and to reinstate the loan even though the mortgagee had accelerated the loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) before the filing of the debtor's petition, even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

   Federal bankruptcy law may interfere with or affect the ability of a mortgagee to enforce an assignment of rents and leases or a security interest in hotel revenues related to the mortgaged property. In connection with a bankruptcy proceeding involving a borrower, Section 362 of the Bankruptcy Code automatically stays any attempts by the mortgagee to enforce any assignment of rents and leases or security interest. The legal proceedings necessary to resolve a situation like that can be time-consuming and may result in significant delays in the receipt of the rents or hotel revenues. Rents or hotel revenues may also be lost:

   (1) if the assignment or security interest is not fully documented or perfected under state law before commencement of the bankruptcy proceeding;

   (2) to the extent rents or hotel revenues are used by the borrower to maintain the mortgaged property or for other court authorized expenses;

   (3) to the extent other collateral may be substituted for the rents or hotel revenues; and

   (4) if the bankruptcy court determines that it is necessary or appropriate "based on the equities of the case."

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
   To the extent a borrower's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, the borrower's ability may be impaired by the commencement of a bankruptcy proceeding relating to the lessee under the lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in an automatic stay barring the commencement or continuation of any state court proceeding for past due rent, accelerated rent, damages or a summary eviction order with respect to a default under the lease that occurred before the filing of the lessee's petition.

   In addition, the Bankruptcy Code generally provides that a bankruptcy trustee or debtor in possession may, subject to approval of the bankruptcy court, either (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the bankruptcy trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Those remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. There may be a significant period of time between the date that a lessee files a bankruptcy petition and the date that the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease, and the lessor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

   In a bankruptcy or similar proceeding, action may be taken seeking the recovery, as a preferential transfer, of some payments made by the borrower under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. If a Mortgage Loan includes any guaranty, and the guaranty waives any rights of subrogation or contribution, then some payments by the guarantor to the Trust Fund also may be avoided and recovered as fraudulent conveyances.

   A trustee in bankruptcy or a debtor in possession or various creditors who extend credit after a case is filed may be entitled to collect costs and expenses in preserving or selling the mortgaged property ahead of payment to the mortgagee. In some circumstances, a trustee in bankruptcy or debtor in possession may have the power to grant liens senior to or of equal priority with the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and enforce a restructuring of a mortgage loan on terms a mortgagee would not otherwise accept.

   A trustee in bankruptcy or a debtor in possession also may be entitled to subordinate the lien created by the mortgage loan to other liens or the claims of general unsecured creditors. Generally, this requires proof of "unequitable conduct" by the

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
mortgagee. However, various courts have expanded the grounds for equitable subordination to apply to various non-pecuniary claims for items such as penalties and fines. A court may find that any prepayment charge, various late payment charges and other claims by mortgagees may be subject to equitable subordination on these grounds.

   A trustee in bankruptcy or a debtor in possession also may be entitled to avoid all or part of any claim or lien by the mortgagee if and to the extent a judgment creditor or a bona fide purchaser of real estate could have done so outside of bankruptcy. Generally, in circumstances involving some defect in the language, execution or recording of the mortgage loan documents.

BANKRUPTCY CONSIDERATIONS RELATING TO THE DEPOSITOR

   The Depositor will warrant in the Pooling and Servicing Agreement that the sale of the Mortgage Loans by it to the Trust Fund is a valid sale. Notwithstanding the foregoing, if the Depositor were to become a debtor in a bankruptcy case a court could take the position that the sale of the Mortgage Loans to the Trust Fund should instead be treated as a pledge of the Mortgage Loans to secure a borrowing of such debtor. If a court were to reach those conclusions, or a filing were made under the United States Bankruptcy Code or similar applicable state laws by or against the Depositor, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Certificates (and possible reductions in the amount of such payments) could occur. In addition, if the transfer of the Mortgage Loans to the Trust Fund is treated as a pledge instead of a sale, a tax or government lien on the property of the Depositor arising before the transfer of any Mortgage Loan to the Trust Fund may have priority over the Trust Fund's interest in that Mortgage Loan.

   In addition, cash collections on the Mortgage Loans may be commingled with the funds of the Master Servicer and, in the event of the bankruptcy of the Master Servicer, the Trust Fund may not have a perfected interest in those cash collections.

ENVIRONMENTAL RISKS

   Real property pledged as security to a mortgagee may be subject to environmental risks arising from the presence of hazardous materials on, under, adjacent to, or in that property. The environmental condition of mortgaged properties may be affected by the actions and operations of tenants and occupants of the properties. Mortgaged properties that are, or have been, the site of manufacturing, industrial or disposal activity or have been built with or contain asbestos-containing material or other indoor pollutants pose particular concerns. In addition, current and future environmental laws, ordinances or regulations, including new requirements developed by federal agencies pursuant to the mandates of the Clean Air Act Amendments of 1990, may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

   A mortgagee may be exposed to risks related to environmental conditions including:

   (1)  a diminution in the value of a mortgaged property;

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   (2)  potential default on a mortgage loan due to the borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

   (3) in some circumstances as more fully described below, liability for clean-up costs or other remedial actions which could exceed the value of the mortgaged property or the unpaid balance of the related mortgage loan; or

   (4) the inability to sell the related Mortgage Loan in the secondary market. In some circumstances, a mortgagee may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

   A mortgagee may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure), which may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and would as a result decrease the ability of the mortgagee to recoup its investment in a loan upon foreclosure.

   In some states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a mortgagee that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

   Under federal law and the laws of some states, the owner's failure to perform remedial actions required under environmental laws may in some circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by federal and state regulatory agencies. In several states this lien has priority over the lien of an existing mortgage against the property. Since the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

CERCLA AND RELATED LAWS

   Under some circumstances, it is possible that environmental cleanup costs, or the obligation to take remedial actions, can be imposed on a mortgagee such as the Trust Fund with respect to each series. Under the laws of some states and under CERCLA, strict liability may be imposed on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. Liability under many of these federal and state laws may exist even if the mortgagee did not cause or contribute to the contamination and regardless of whether the mortgagee has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability described above is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.

   CERCLA's definition of "owner" or "operator" excludes persons "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is known as the "secured creditor exemption." The Lender Liability Act clarifies CERCLA's secured creditor exemption. Under the Lender

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Liability Act, a secured lender who is "participating in management" by exercising control over operational aspects of the facility will be liable, but a number of environmentally related activities before the loan is made and during its pendency as well as "workout" steps to protect a security interest are not construed as participating in management and will not trigger liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-closure activities will not trigger CERCLA liability. The Lender Liability Act also amends the Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination from underground storage tanks. However, the Lender Liability Act has no effect on state environmental laws similar to CERCLA that may not provide a secured creditor exemption.

   CERCLA's "innocent landowner" defense to strict liability may be available to a mortgagee that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, before foreclosure or both, and uncertainty exists as to what kind of environmental site assessment must be performed to qualify for the defense.

   Beyond statute-based environmental liability, hazardous environmental conditions on a property may also be subject to common law causes of action (for example, causes of actions arising from death, personal injury or damage to property). Although it may be more difficult to hold a mortgagee liable in those cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

   The related Pooling and Servicing Agreement contains provisions restricting the ability of the Master Servicer or the Special Servicer, if any, to acquire title to any Mortgaged Property or take over its operation unless a satisfactory phase I or other specified environmental assessment has been obtained. Enforcement of the security for the related Note is precluded until a satisfactory environmental assessment is obtained and/or any required remedial action is taken. This requirement will reduce the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but will make it more difficult to realize on the security for the Mortgage Loan. There can be no assurance that any environmental assessment obtained by the Master Servicer or the Special Servicer, if any, will detect all possible environmental conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer or the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for environmental conditions.

   If a mortgagee is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but those persons or entities may be without substantial assets, bankrupt or otherwise judgment proof. Furthermore, an action against the borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in

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some states anti-deficiency legislation and other statutes requiring the mortgagee to exhaust its security before bringing a personal action against the borrower (see "Anti-Deficiency Legislation" above) may curtail the mortgagee's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the mortgagee. Accordingly, it is possible that these costs could become a liability of the Trust Fund and become a loss to the Certificateholders. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the prospectus supplement and Pooling and Servicing Agreement for the related series.

OTHER ENVIRONMENTAL RISKS

   Other environmental laws may affect the value of a mortgaged property, or impose cleanup costs or liabilities, including those related to asbestos, radon, lead paint and underground storage tanks.

   Some federal, state and local laws, regulations and ordinances govern the handling of ACMs in the event of the remodeling, renovation or demolition of a building. These laws, as well as common law standards, may impose liability for releases of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases. In addition, federal law requires that building owners inspect their facilities for ACMs and presumed ACMs (consisting of thermal system insulation, surfacing materials and asphalt and vinyl flooring in buildings constructed before 1981) and transfer all information regarding ACMs and presumed ACMs in their facilities to successive owners.

   The EPA has concluded that radon gas, a naturally occurring substance, is linked to increased risks of lung cancer. Although there are no current federal or state requirements mandating radon gas testing, the EPA and the United States Surgeon General recommend testing residences for the presence of radon and that abatement measures be undertaken if radon concentrations in indoor air meet or exceed specified limits.

   The Lead Paint Act requires federal agencies to promulgate regulations that will require owners of residential housing constructed before 1978 to disclose to potential residents or purchasers any known lead-paint hazards. The Lead Paint Act creates a private right of action with treble damages available for any failure to so notify. Federal agencies have issued regulations delineating the scope of this disclosure obligation which became effective in September of 1996 for owners of more than four residential dwellings and in December of 1996 for owners of one to four residential dwellings. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where those circumstances exist may be held liable for those injuries. Finally, federal law mandates that detailed worker safety standards must be complied with where construction, alteration, repair or renovation of structures that contain lead, or materials that contain lead, is contemplated.

   Underground storage tanks are, and in the past have been, frequently located at properties used for industrial, retail and other business purposes. Federal law, as well as the laws of most states, currently require underground storage tanks used for the storage of fuel or hazardous substances and waste to meet standards designed to prevent releases from the underground storage tanks into the environment. Underground

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storage tanks installed before the implementation of these standards, or that otherwise do not meet these standards, are potential sources of contamination to the soil and groundwater. Land owners may be liable for the costs of investigating and remediating soil and groundwater contamination that may emanate from leaking underground storage tanks.

ENFORCEABILITY OF MATERIAL PROVISIONS

 Default Interest; Late Charges; and Prepayment Fees.

   Some of the Mortgage Loans may contain provisions requiring the borrower to pay late charges or additional interest if required payments are not made on time. In some states there may be limitations upon the enforceability of these provisions, and no assurance can be given that any of these provisions in any Mortgage Loan will be enforceable. Some of the Mortgage Loans may also contain provisions prohibiting any prepayment of the loan prior to maturity or requiring the payment of a prepayment fee in connection with any prepayment. Even if enforceable, a requirement for prepayment fees may not deter borrowers from prepaying their Mortgage Loans. Although some states will allow the enforcement of these provisions upon a voluntary prepayment of a mortgage loan, other states may not allow these provisions after a mortgage loan has been outstanding for a specified number of years or if enforcement would be unconscionable, or the allowed amount of any prepayment fee may be limited (that is, to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan or to a fixed number of months' interest on the prepaid amount). In some states there may be limitations upon the enforceability of prepayment fee provisions applicable in connection with a default by the borrower or an involuntary acceleration of the secured indebtedness, and no assurance can be given that any of these provisions related to a mortgage loan will be enforceable under those circumstances. The applicable laws of some states may also treat some prepayment fees as usurious if in excess of statutory limits. See "Applicability of Usury Laws."

 Due-on-Sale Provisions.

   The enforceability of due-on-sale provisions has been the subject of legislation or litigation in many states, and their enforceability has been limited or denied in some cases, usually involving single family residential mortgage transactions. Due-on-sale provisions typically provide that: (1) the mortgage loan will (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related mortgaged property or (2) the mortgage loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer. The Garn-St. Germain Act preempts state constitutional, statutory and case law that prohibits due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their right to regulate these clauses with respect to mortgage loans that were: (1) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982; and (2) originated by lenders other than national banks, federal savings institutions or federal credit unions.

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   The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition of due-on-sale clauses with respect to one or more categories of loans that were originated or assumed during the "window period" applicable to that state. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

   The Pooling and Servicing Agreement for each series generally will provide that if any Mortgage Loan contains a provision in the nature of a "Due-on-Sale" clause, then for so long as the Mortgage Loan is included in the Trust Fund, the Master Servicer or the Special Servicer, if any, on behalf of the Trustee, will take the actions it deems to be in the best interest of the Trust Fund in accordance with the servicing standard set forth in the Pooling and Servicing Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

   In addition, under the Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under some circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

 Acceleration on Default.

   It is expected that the Mortgage Loans will include a "Debt-Acceleration" clause, which permits the mortgagee to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default if appropriate notices of default have been effectively given. However, the equity courts of any state may refuse to foreclose a mortgage when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and, in other states, the defaulted amounts plus the costs and attorneys' fees incurred by the mortgagee in collecting the defaulted payments.

   State courts are also known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a mortgagee's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the Installment Contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the Installment Contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

SOLDIERS' AND SAILORS' RELIEF ACT

   Under the terms of the Relief Act, unless a mortgagee obtains a court order to the contrary, a borrower who enters military service after the origination of the borrower's

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mortgage loan may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower's active duty status. For purposes of the Relief Act, persons entered into military service include members of the Army, Navy, Air Force, Marines, Coast Guard, members of the National Guard or any Reserves who are called to active duty status after the origination of their mortgage loan, and officers of the U.S. Public Health Service assigned to duty with the military. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Credit Enhancement, could result in losses to the certificateholders. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or the Special Servicer, if any, to foreclose on an affected Mortgage Loan during the borrower's period of active duty status and, under some circumstances, during an additional three months thereafter. Thus, if the affected Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to foreclose the Mortgaged Property in a timely fashion. Because the Relief Act applies to borrowers who enter military service (including reservists who are later called to active duty) after origination of their mortgage loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. The Relief Act may also be applicable if the borrower is an entity owned or controlled by a person in a military service.

APPLICABILITY OF USURY LAWS

   State and federal usury laws limit the interest that mortgagees are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" in the determination of the "interest" charged in connection with a loan. If the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial.

   Statutes differ in their provision as to the consequences of a usurious loan. One type of statute requires the mortgagee to forfeit the interest above the applicable limit or imposes a specified penalty. For example, the borrower may have the recorded mortgage or deed of trust canceled upon paying its debt with lawful interest, or the mortgagee may foreclose, but only for the debt plus lawful interest, in either case, subject to any applicable credit for excessive interest collected from the borrower and any penalty owed by the mortgagee. A second, more severe type of statute results in the invalidation of the transaction. Under this second type of statute, the borrower may have the recorded mortgage or deed of trust canceled without any payment and the mortgagee is prohibited from foreclosing.

   Under Title V of the federal Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, some types of residential (including multifamily, but not other commercial) first mortgage loans may be exempted from state usury limitations. However, until April 1, 1983, states were allowed to adopt laws or constitutional provisions expressly rejecting Title V and even where Title V is not so rejected, any state is authorized to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have rejected Title V and/or taken action to limit discount points or other charges.

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ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including adjustable rate mortgage loans, originated by nonfederally chartered lenders have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially with respect to residential (including multifamily, but not other commercial) mortgage loans as a result of the enactment of Title VIII of the Garn-St. Germain Act.

   Title VIII provides that, notwithstanding any state law to the contrary:

   (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the [Comptroller of the Currency] with respect to origination of alternative mortgage instruments by national banks;

   (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the NCUA with respect to origination of alternative mortgage instruments by federal credit unions; and

   (3) all other nonfederally chartered housing creditors, including state-chartered savings and loan associations, state chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office, of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations.

   Title VIII authorized any state to reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action. A mortgagee's failure to comply with the applicable federal regulations in connection with the origination of an alternative mortgage instrument could subject that mortgage loan to state restrictions that would not otherwise be applicable.

LEASES AND RENTS

   Some of the Mortgage Loans may be secured by an assignment of leases and rents, either through assignment provisions incorporated in the mortgage, through a separate assignment document or both. Under an assignment of leases and rents, the borrower typically assigns to the mortgagee the borrower's right, title and interest as landlord under each lease and the income derived from that lease, while retaining a right to collect the rents for so long as there is no default under the mortgage loan documentation. Upon a default, the mortgagee may be entitled to collect rents. However, a mortgagee's failure to take necessary steps to "perfect" its interest in rents may result in the mortgagee's inability to collect all or a portion of the rents. In order to "perfect" an interest in rents, some state laws require not only proper recording of the assignment of leases and rents, but also require the mortgagee to take possession of the property and/or obtain judicial appointment of a receiver before the mortgagee is entitled to collect rents. Mortgagees taking possession of property may incur potentially substantial

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risks attendant to that possession, including liability for environmental clean-up costs and other risks inherent to property ownership and operation. In addition, if a bankruptcy or similar proceeding is commenced by or in respect of the borrower, the mortgagee's ability to collect the rents may also be adversely affected.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

   If a borrower encumbers a mortgaged property with one or more junior liens, the senior mortgagee is subjected to additional risk, such as the following:

   (1) the borrower may have difficulty servicing and repaying multiple loans and if the junior loan permits recourse to the borrower and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those due on the senior loan;

   (2) acts of the senior mortgagee that prejudice the junior mortgagee or impair the junior mortgagee's security may create a superior equity in favor of the junior mortgagee (for example, if the borrower and the senior mortgagee agree to an increase in the principal amount of, or the interest rate payable on, the senior loan, the senior mortgagee may lose its priority to the extent an existing junior mortgagee is prejudiced or the borrower is additionally burdened);

   (3) if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior mortgagees can impair the security available to the senior mortgagee and can interfere with, delay and in some circumstances even prevent the taking of action by the senior mortgagee; and

   (4) the bankruptcy of a junior mortgagee may operate to stay foreclosure or similar proceedings by the senior mortgagee.

   Some of the Mortgage Loans may not restrict secondary financing, permitting the borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may contain a "Due-on-Encumbrance" clause which: (1) provides that the Mortgage Loan will (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (2) requires the consent of the related mortgagee to the creation of any the lien or other encumbrance on the related Mortgaged Property. However, the "Due-on-Encumbrance" clauses may be unenforceable in some jurisdictions under some circumstances.

   The Pooling and Servicing Agreement for each series will generally provide that if any Mortgage Loan contains a "Due-on-Encumbrance" clause, then for so long as the Mortgage Loan is included in a given Trust Fund, the Master Servicer, or the Special Servicer (if the Mortgage Loan is a Specially Serviced Mortgage Loan), will, in a manner consistent with the servicing standard set forth in the Pooling and Servicing Agreement, exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to the Mortgage Loan to (1) accelerate the payments on the Mortgage Loan; or (2) withhold its consent to the creation of any lien or other encumbrance.

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TYPE OF MORTGAGED PROPERTY

   A mortgagee may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties that are hospitals, nursing homes or convalescent homes may present special risks to mortgagees in large part due to significant governmental regulation of the ownership, operation, maintenance, control and financing of health care institutions. Mortgages encumbering mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties that are hotels or motels may present additional risk to the mortgagee because (1) hotels and motels are typically operated pursuant to franchise, management and operating agreements that may be terminable by the operator, and (2) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties that are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

CRIMINAL FORFEITURES

   Various federal and state laws provide for the civil or criminal forfeiture of property (including real estate) used or intended to be used to commit or aid in the commission of illegal acts or property purchased with the proceeds of those illegal acts. Even though these laws were originally intended as tools to fight organized crime and drug related crimes, there is a current trend toward expanding the scope of these laws. Some laws (such as the Racketeer Influenced and Corrupt Organizations law and the Comprehensive Crime Control Act of 1984) provide for notice, opportunity to be heard and for defenses for "innocent lienholders." However, given the uncertain scope of these laws and their relationship to existing constitutional protections afforded property owners, no assurance can be made that enforcement of any law of this type with respect to any Mortgaged Property would not deprive the Trust Fund of its security for the related Mortgage Loan.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under those laws, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove structural, architectural and communication barriers from existing places of public accommodation so that those modified accommodations are accessible and usable by disabled individuals. Modifications must be undertaken to the extent "readily achievable." The "readily achievable" standard takes into account the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, those laws may also impose these requirements on a foreclosing mortgagee who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing mortgagee who is financially more capable than the borrower of complying with the requirements of those laws may be subject to more stringent requirements than those to which the borrower is subject.

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                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

   The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. This summary is based on federal income tax law as currently in effect, including the Internal Revenue Code of 1986 as amended (the "Tax Code"), the legislative history thereof, and final and proposed regulations promulgated by the Department of Treasury thereunder, including those in effect and proposed under Sections 860A through 860G of the Tax Code (the "REMIC Regulations"), administrative rulings and judicial decisions. This discussion does not address every aspect of the federal income tax consequences that may be applicable to particular categories of investors in light of their personal investment circumstances or their special treatment under the federal income tax rules. The authorities on which this discussion is based are subject to change or differing interpretations, and such changes may operate retroactively. This discussion reflects the applicable provisions of the Code, as well as the REMIC Regulations promulgated by the Treasury. Potential investors should consult their own tax advisors regarding the tax treatment of their acquisition, ownership and disposition of Certificates.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

   General. An election may be made with respect to a particular series of Certificates, to treat the Trust Fund or one or more segregated pools of assets in the Trust Fund as one or more REMICs within the meaning of Tax Code
Section 860D. A Trust Fund or portion of the Trust Fund as to which a REMIC election is made is referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made with respect to a Trust Fund are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" for each REMIC Pool. Qualification as a REMIC requires ongoing compliance with conditions specified in the Tax Code.

   With respect to each series of REMIC Certificates, O'Melveny & Myers LLP or Latham & Watkins, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming:

   (1)  the making of the REMIC election;

   (2) compliance with the Pooling and Servicing Agreement and any amendment thereof;

   (3) the accuracy of all representations made with respect to the Mortgage Loans; and

   (4) compliance with any changes in the law, including any amendments to the Tax Code or applicable Treasury regulations,

each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the related REMIC Pool and generally will be treated for federal income tax purposes as newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the related REMIC Pool. The prospectus supplement for each series of Certificates will indicate whether any

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
REMIC elections will be made with respect to the related Trust Fund, in which event references to "REMIC" or "REMIC Pool" in this prospectus generally will refer to each REMIC Pool specified in the applicable prospectus supplement. For certain series of Certificates as to which two or more separate elections will be made to treat designated portions of a Trust Fund as separate REMICs, references to the "REMIC" or "REMIC Pool" may refer to the REMIC issuing the offered Certificates of such series (which may be described in the Prospectus Supplement as the "Master REMIC", the "Issuing REMIC" or the "Upper-Tier REMIC"), or may refer to each REMIC comprising the Trust Fund, as appropriate. If so specified in the applicable prospectus supplement, a Trust Fund or a portion of a Trust Fund, if any, as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made".

   Status of REMIC Certificates. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Tax Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loanssecured by an interest in real property which isresidential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Tax Code Section 7701(a)(19)(C)(v) or as other assets described in Tax Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Tax Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Tax Code Section 856(c)(3)(B) in the same proportion that the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Tax Code Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for REMIC treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Tax Code Section 851(b)(3)(A)(i). REMIC Certificates held by some financial institutions will constitute an "evidence of indebtedness" within the meaning of Tax Code
Section 582(c)(1). The Small Business Job Protection Act of 1996 repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and eliminated the asset category of "qualifying real property loans" in former Tax Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the Small Business Job Protection Act of 1996 that those institutions must "recapture" a portion of their existing bad debt reserves is suspended if a specified portion of their assets are maintained in "residential loans" under Tax Code Section 7701(a)(19)(C)(v), but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. No effort will be made to identify the portion of the Mortgage Loans of any series meeting this requirement, and no representation is made in this regard.

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
   Qualification as a REMIC. A REMIC Pool must satisfy certain requirements of the Tax Code and the REMIC Regulations, including the making of an election for such treatment, upon or shortly after the issuance of its related Certificates, and thereafter must comply with ongoing requirements set forth in the Tax Code in order for the REMIC Pool to qualify as a REMIC. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool may consist of assets other than "qualified mortgages" and "permitted investments", beginning the close of the third calendar month after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter. The REMIC Regulations provide a safe harbor for the asset test if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement for each series will contain provisions designed to meet these requirements. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations".

   A qualified mortgage is any obligation (including any certificate of beneficial ownership therein) which is principally secured by an interest in real property and either transferred to the REMIC Pool on the Startup Day in exchange for Regular Certificates or Residual Certificates or purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, mortgage pass-thru certificates guaranteed by GNMA, FNMA, FHLMC or CMHC, certain obligations secured by manufactured housing treated as single family residences under Tax Code Section 25(e)(10), loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided that, in general, (1) the fair market value of the real property securing the mortgage (including buildings and structural components of buildings) is at least 80% of the principal balance of the related Mortgage Loan or underlying mortgage loan either at origination of the relevant loan or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property securing the mortgage loan, provided that the value of the real property in such calculation must be first reduced by the amount of any lien on the real property interest that is senior to the mortgage loan and must be further reduced by a proportionate amount of any lien that is in parity with the mortgage loan) or (2) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan.

   If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage also includes a regular interest in another REMIC which is transferred to a

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REMIC on its Startup Day in exchange for regular or residual interests, and a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (a) in exchange for any qualified mortgage within a three-month period thereafter or (b) in exchange for a "defective obligation" within a two-year period thereafter.

   A "defective obligation" is a mortgage subject to any of the following defects:

   (1) a mortgage in default or as to which default is reasonably foreseeable;

   (2) a mortgage that does not conform to a customary representation or warranty given by the sponsor or prior owner of the mortgage made at the time of transfer to the REMIC Pool regarding the characteristics of the mortgage loan or the pool of mortgages of which it is a part;

   (3)  a mortgage that was fraudulently procured by the borrower; or

   (4) a mortgage that was not in fact principally secured by an interest in real property.

   A Mortgage Loan that is "defective" as described in the last clause above that is not cured, sold or, if within two years of the Startup Day, exchanged for a qualified replacement mortgage, within 90 days of discovery, ceases to be a qualified mortgage at the end of the 90-day period; if, however, the defect is one that would not have affected the status of the mortgage as a qualified mortgage on the Startup Day, the mortgage will remain a qualified mortgage for purposes of the REMIC asset test regardless of whether such defect is or can be cured.

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the reserve fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held beyond the close of the third taxable year following the acquisition of the property by REMIC Pool, with possible extensions granted by the Service of up to an additional three years.

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet other requirements. Each of the interests in a REMIC Pool must be

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either: (1) a class of regular interests or (2) the single class of residual interests, on which distributions are made pro rata. A "regular interest" is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified principal amount may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls, in the REMIC Pool (or, unless otherwise specified in a related Prospectus Supplement, in the Upper-Tier REMIC in a tiered REMIC structure). Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute the single class of residual interests in the REMIC Pool (or, in the case of a tiered REMIC structure, there will be one class of residual interests for each REMIC), on which distributions are made pro rata.

   If a REMIC Pool fails to comply with one or more of the ongoing requirements of the Tax Code for REMIC status during any taxable year, the Tax Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity that fails to qualify as a REMIC and which has issued multiple maturity classes of debt instruments may be treated as a separate association taxable as a corporation under Treasury regulations, and one or more classes of Regular Certificates may be treated as equity interests in such entity instead of as debt instruments issued by such entity. The Tax Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the 1986 Act indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

 General

   In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a Regular Certificateholder as they

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accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

 Original Issue Discount

   Compound Interest Certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Tax Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest in advance of receipt of the cash attributable to that income. The following discussion is based in part on the OID Regulations under Tax Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. These rules require that the amount and rate of OID accrual be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates, and provide a methot for adjusting the accrual of such OID where the actual rate of prepayment differs from the Prepayment Assumption. Regular Certificateholders should be aware that the OID Regulations do not adequately address some of the issues relevant to prepayable securities, such as the Regular Certificates, and to the extent these issues are not addressed in the regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors regarding the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

   Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). The Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date, although the OID Regulations are unclear on this point. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover

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
it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if the interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. It is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest, because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate. However, except as provided below or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Depositor intends to treat stated interest with respect to the Regular Certificates as qualified stated interest if they bear stated interest at a single fixed rate or a qualifying variable rate. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Certificates includes all distributions of interest as well as principal on the Regular Certificates. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. In instances where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest due on the first Distribution date in excess of the amount that accrued during the first short accrual period attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of stated redemption price at maturity are scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the related Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and

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market premium under the constant yield method. For more information, you should refer to the section in this prospectus titled "Election to Treat All Interest Under the Constant Yield Method."

   A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. Unless otherwise indicated in the related Prospectus Supplement, the Depositor will treat the period beginning on a Distribution Date ending on the day before each Distribution Date (or the shorter or longer initial period beginning on the issue date and ending on the day before the first Distribution Date) as an accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (1) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (2) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on the following:

   (1)  the yield to maturity of the Regular Certificate at the issue date;

   (2) events (including actual prepayments) that have occurred prior to the end of the accrual period; and

   (3)  the Prepayment Assumption.

   For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of OID with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of OID required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease

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(but not below zero for any period) if the prepayments are slower than the
Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to some classes of Regular Certificates and either an increase or decrease in the daily portions of OID with respect to the Regular Certificates.

 Acquisition Premium

   A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over its adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".

 Variable Rate Regular Certificates

   Regular Certificates may provide for interest based on a qualifying variable rate. Under the REMIC Regulations, a Regular Certificate qualifies as a regular interest in a REMIC if: (1) it bears interest at a rate that is a qualified floating rate under the OID Regulations and that is set at a current value of such date (or the highest, lowest or average of two or more qualified floating rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of that rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC Regulations, including a rate that is subject to one or more caps or floors, or (2) it bears interest at one or more qualifying variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods. Under the OID Regulations, interest is treated as payable at a qualifying variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified de minimis amount; and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate

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minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued that bears interest at a variable rate but which is not a variable rate debt instrument under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding to the extent that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations, or at a rate based on a weighted average of interest rates on some or all of the underlying Mortgage Loans. It is possible that that particular class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations dealing with contingent interest, Regular Certificateholders may be required to include OID in income at different times tan would be the case under the OID Regulations applicable to variable rate debt instruments. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Accordingly, unless otherwise indicated in the applicable prospectus supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

   The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on the Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, the Depositor intends to treat that variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate

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Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

 Deferred Interest

   Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity of that Regular Certificate. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of those Regular Certificates prior to the time distributions of cash for deferred interest are made.

 Market Discount

   A purchaser of a Regular Certificate may be subject to the market discount rules of Tax Code Sections 1276 through 1278. Under these Tax Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding any distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until regulations are issued, market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. The purchaser generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on the Regular Certificate. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion

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of market discount in income on the foregoing basis, the Regular
Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

   Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. De minimis market discount apparently should be reported in a manner similar to de minimis original issue discount. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

 Premium

   A Regular Certificate purchased at a cost (not including amounts attributable to accrued qualified stated interest greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds that Regular Certificate as a "capital asset" within the meaning of Tax Code Section 1221, the Regular Certificateholder may elect under Tax Code Section 171 to amortize the premium under the constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amotizable bond premium that such Certificateholder acquired during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However the Conference Committee Report to the 86 Act states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OIC) will also apply in amortizing bond premium under Tax Code Section 171. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Tax Code Section 171 election may be deemed to be made.

 Election to Treat All Interest Under the Constant Yield Method

   A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to that election, (1) "interest" includes stated

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interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make a constant yield method election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes that election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making that election.

 Sale or Exchange of Regular Certificates

   If a Regular Certificateholder sells or exchanges a Regular Certificate, or if such Regular Certificate is redeemed or retired, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced (but not below zero) by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses. Similarly, a holder who receives a payment that is part of the started redemption price at maturity of a REMIC Regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.

   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Any gain will be treated as ordinary income

   (1) if a Regular Certificate is held as part of a "conversion transaction" as defined in Tax Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Tax Code
        Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction;

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   (2)  in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Tax Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

   (3)  to the extent that the gain does not exceed the excess, if any, of
        (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

   In addition, gain or loss recognized from the sale of a Regular Certificate by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Tax Code Section 582(c). Capital gains of specified non-corporate taxpayers are subject to a lower maximum tax rate (20%) than ordinary income of those taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 Treatment of Losses

   Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Tax Code Section 166. To the extent the rules of Tax Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at the time the principal balance of any class or subclass of the Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders would be allowed a bad debt deduction to reflect losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or the class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some

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other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to those Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Investors are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

 Non-U.S. Persons

   Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively on 10 percent or more of the combined voting power of all classes of equity in the issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under an applicable tax treaty. if the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

   Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

   REMIC Regular Certificateholders who are not U.S. Persons related to such holders should not acquire any REMIC Residual Certificates, and holder s of REMIC Residual Certificates (the "REMIC Residual Certificateholders") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences

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of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Mortgagor is a "United States shareholder" within the meaning of Section 951 (B) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

   For these purposes, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States in includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business or a trust as to which (i) a court in the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. Persons have the right to control all substantial decisions of the trust.

TAXATION OF RESIDUAL CERTIFICATES

 Taxation of REMIC Income

   Generally, the "daily portions" of REMIC taxable income or net loss will be includible by Residual Certificateholders as ordinary income or loss in determining the federal taxable income of Residual Certificateholders and, except as described below under "Taxes That May Be Imposed on the REMIC Pool," will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating the daily portion among the Residual Certificateholders in proportion to their holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

   (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

   (2)  all bad loans will be deductible as business bad debts; and

   (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

   The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

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   The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. If an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of the Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those earlier classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of this kind of mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during some periods may exceed the income reflected by that Residual Certificateholder for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

 Basis and Losses

   The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for the Residual

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Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom the loss was disallowed and may be used by the Residual Certificateholder only to offset any income generated by the same REMIC Pool.

   A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. A recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

   A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of that residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

   To the extent the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of his basis until termination of the REMIC Pool (unless future Treasury regulations are revised to provide for periodic adjustments to the REMIC income otherwise reportable by that holder). For more information, you should refer to the following sections in this prospectus titled "Treatment of Material Items of REMIC Income and Expense--Market Discount" regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

TREATMENT OF MATERIAL ITEMS OF REMIC INCOME AND EXPENSE

   Although the Depositor intends to compute REMIC income and expense in accordance with the Tax Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in character income as capital gain versus ordinary income.

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   Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original OID on Regular Certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in those sections, and "--Acquisition Premium."

   Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates--Deferred Interest".

   Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to the Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the Mortgage Loans to the REMIC Pool. In respect of Mortgage Loans that have market discount to which Tax Code Section 1276 applies, the accrued portion of market discount would be recognized currently as an item of ordinary income in a manner similar to OID. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount".

   Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances of the Mortgage Loans, the REMIC Pool will be considered to have acquired the Mortgage Loans at a premium equal to the amount of any excess. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Tax Code Section 1221 may elect under Tax Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the borrowers with respect to these Mortgage Loans are individuals, Tax Code
Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or before September 27, 1985. Premium with respect to these Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder of these loans. The allocation of this premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating it entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

   A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC

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taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Tax Code
Section 1274(d), multiplied by (2) the adjusted issue price of that Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Certificate prior to the beginning of the quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Certificates diminishes.

   The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carry forwards, on the Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Tax Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of the Residual Certificateholder for purposes of Tax Code
Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to specified persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion of the REMIC taxable income attributable to excess inclusions generally is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Some Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company would be treated as excess inclusions income in the hands of its shareholders, and therefore could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of income tax withholding to Shareholders who are not U.S. Persons. Common trust funds and certain cooperatives are subject to similar rules. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

   In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder's alternative minimum taxable income for a taxable year cannot be less

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than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless a Residual Certificateholder elects to have these rules apply only to taxable years beginning after August 20, 1996.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

   Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below) other than in connection with the formation of a REMIC Pool and the Disqualified Organization sells the Residual Certificate within seven days after the Startup Day pursuant to a binding contract, a tax would be imposed in an amount equal to the product of (x) the present value of the total anticipated excess inclusions with respect to the Residual Certificate for periods after the transfer and (y) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The discount rate for determining the present value of anticipated excess inclusions is the applicable Federal rate under Tax Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter excess inclusions are expected to accrue. This tax generally would be imposed on the transferor of the Residual Certificate, except where the transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Certificate would in no event be liable for tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

   In addition, if a "Pass-Through Entity" has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in the entity, then a tax is imposed on the Pass-Through Entity equal to the product of (x) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (y) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for this tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating that holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

   Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be

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treated as a Pass-Through Entity. An electing large partnership (generally, a partnership, other than a service partnership, which has 100 or more members and which has elected under the Tax Code for simplified information reporting with respect to partnership income) will be taxable on excess inclusions income as if all partners were Disqualified Organizations.

   The Pooling and Servicing Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that it is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman of the Disqualified Organization), and (2) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to these restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificate, to any amendments to the related Pooling and Servicing Agreement required under the Tax Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing that information.

   Noneconomic Residual Interests. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax, and the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner discussed above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the

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financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. Recently proposed Treasury Regulations would, if finalized in their present form, provide that this safe harbor is unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of (1) the present value of any consideration given to the transferor to acquire the interest; (2) the present value of the expected future distributions on the interest and (3) the present value of the anticipated tax savings associated with holding the interest on the REMIC generates losses. For purposes of making this calculation, the transferor is assumed to pay tax at the highest corporate rate and present values are computed using a discount rate equal to the applicable federal rate, compounded semiannually, unless the transferor can demonstrate that it regularly borrows substantial funds in the course of its business at a lower rate. The proposed Treasury Regulations, if finalized in their present form, would be effective as of February 4, 2000. The Pooling and Servicing Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters described above as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that those statements are false.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person", unless the transferee's income is effectively connected with the conduct of a trade or business within the United States or not otherwise subject to a withholding tax. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The prospectus supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer to a non-U.S. Person may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

   Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received

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and its adjusted basis in the Residual Certificate (as described above under
"Taxation of Residual Certificates--Basis and Losses") at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds its adjusted basis on that Distribution Date. This income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if the Residual Certificateholder holds the Residual Certificate as a capital asset under Tax Code Section 1221, then the Residual Certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

   Any gain on the sale of a Residual Certificate will be treated as ordinary income (1) if a Residual Certificate is held as part of a "conversion transaction" as defined in Tax Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Tax Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Tax Code Section 582(c).

   The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Tax Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate. As a result of the application of these rules, any loss realized by the seller of the Residual Certificate will not be deductible, but will increase such Certificateholder's tax basis in the asset newly acquired by such Certificatholder in the wash sale.

MARK TO MARKET REGULATIONS

   The Service has issued Mark to Market Regulations relating to the requirement that a securities dealer mark to market "securities" held for sale to customers. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus a securities dealer may not mark to market a Residual Certificate. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

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TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 Prohibited Transactions

   Income from prohibited transactions by the REMIC Pool will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

   (1) the disposition of a qualified mortgage other than pursuant to a (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or
        (d) qualified (complete) liquidation;

   (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

   (3)  the receipt of compensation for services; or

   (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

   Notwithstanding (1) and (4), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate Mortgage Loan.

CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

   In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

   (1)  during the three months following the Startup Day;

   (2)  made to a qualified reserve fund by a Residual Certificateholder;

   (3)  in the nature of a guarantee;

   (4)  made to facilitate a qualified liquidation or clean-up call; and

   (5)  as otherwise permitted in Treasury regulations yet to be issued.

NET INCOME FROM FORECLOSURE PROPERTY

   The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules

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applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of from the date of acquisition until the close of the third calendar year following the tax year of such acquisition, with possible extensions (in the discretion of the Internal Revenue Service) of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

   It is not anticipated that the REMIC Pool related to any Series of Certificates will receive income or contributions subject to tax as described in the applicable prospectus supplement may receive and be subject to tax on net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool. Where any prohibited transaction tax, contributions tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Servicer's Trustee's or Deposition's obligations, as the case may be, under the related Agreements for such series, such tax will be borne by the Servicer, Trustee or Depositor, as the case requires, out of its own funds, or (ii) the Depositor's obligations to repurchase a Mortgage Loan, such tax will be borne by the Depositor. In the event that any such person fails to pay or is not required to pay any such tax, the tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholder of such series.

LIQUIDATION OF THE REMIC POOL

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Tax Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption of a plan of complete liquidation is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to prohibited transaction tax on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Tax Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC

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income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Unless otherwise provided in a related prospectus supplement, the Pooling and Servicing Agreement for a Series of Certificates will provide that each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed to the appointment of the tax matters person as provided in the preceding sentence and to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

   An investor who is an individual, estate or trust will be subject to limitation with respect to specified itemized deductions described in Tax Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Tax Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $126,600 for the taxable year beginning in 1999 ($63,300 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years) or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, itemized deductions may include deductions under Tax Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Investors who hold REMIC Certificates either directly or indirectly through some pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause investors subject to the alternative minimum tax to be subject to significant additional tax liability.

   Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where either (i) in the absence of a REMIC election the REMIC Pool would qualify as a grantor trust, or (ii) Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust and is structured with the principal purpose of avoiding these rules. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or some other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest

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income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, the expenses described in this paragraph will be allocable to the Residual Certificates.

TAXATION OF SOME FOREIGN INVESTORS

 Regular Certificates

   Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons, will be considered "portfolio interest" and generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Tax Code Section 871(h)(3)(B) or a controlled foreign corporation described in Tax Code Section 881(c)(3)(C) and (2) provides the Trustee, or the person who would otherwise be required to withhold tax from those distributions under Tax Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If this statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

 Residual Certificates

   The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the Trust Fund or segregated pool of assets in the Trust Fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Tax Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business

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within the United States by those Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, these amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have OID. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of some transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding this specific tax consequences of owning Residual Certificates.

BACKUP WITHHOLDING

   Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through some brokers, may be subject to a "backup" withholding tax under Tax Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Certificateholder complies with specified reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or the Certificateholder is otherwise an exempt recipient under applicable provisions of the Tax Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

   Reports of accrued interest, OID and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request these types of information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request this information from the nominee.

   The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

   Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished

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annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Tax Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".

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FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
ELECTION IS MADE

STANDARD CERTIFICATES

General

   If no election is made to treat a Trust Fund (or a segregated pool of assets in the Trust Fund) with respect to a series of Certificates that are not designated as "Stripped Certificates" ("Standard Certificates"), as a REMIC, the Trust Fund will be classified as a grantor trust under subpart E,
Part 1 of subchapter J of the Tax Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Tax Code
Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying these Standard Certificates, the Standard Certificateholder in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Premium and Discount-Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on the Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with the Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to specified itemized deductions described in Tax Code Section 67, including deductions under Tax Code Section 212 for the servicing fee and all the administrative and other expenses of the Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Tax Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $126,600 for the taxable year beginning in 1999 ($63,300 in the case of a married individual filing a separate return) (subject to adjustments for inflation in subsequent years), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors subject to the alternative minimum tax to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable

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servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Tax Code, as described below under "Stripped Certificates" and "Premium and Discount-Recharacterization of Servicing Fees", respectively.

TAX STATUS

   Standard Certificates will have the following status for federal income tax purposes:

       (1) A Standard Certificate owned by a "domestic building and loan association" within the meaning of Tax Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Tax Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in that section of the Tax Code.

       (2) A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Tax Code Section 856(c)(4)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Tax Code Section 856(c)(3)(B) to the same extent.

       (3) A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Tax Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Tax Code
            Section 860G(a)(3).

PREMIUM AND DISCOUNT

   Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

   Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under the section in this prospectus titled "Taxation of Regular Certificates--Acquisition Premium."

   Original Issue Discount. The original issue discount ("OID") rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Tax Code provisions or, under some circumstances, by the presence of "teaser rates" on the Mortgage Loans.

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   OID must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Generally, the owner of a Standard Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such standard Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of any original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Services of such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Standard certificates (or the day prior to each such date). This will be determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price of the respective component at the beginning of the first accrual period is its issue price; the adjusted issue price of a Standard Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method. However, Tax Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the Mortgage Loans, no OID attributable to the difference between the issue price and the original principal amount of the Mortgage Loans (i.e., points) will be includible by that holder. Other OID (e.g., that arising from a "teaser rate"), however, would have to be accrued.

   Market Discount. Standard Certificateholders will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount", except that the ratable accrual methods described in those sections will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, the same prepayment assumption applied in calculating the accrual of OID will be assumed for purposes of that accrual of market discount.

   Recharacterization of Servicing Fees. If the servicing fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the excess amount

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would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the servicing fee would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that excess servicing will cause the Mortgage Loans to be treated under the "stripped bond" rules and provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the safe harbor amounts is not greater than the value of the services provided.

   Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of reasonable servicing compensation would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Tax Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the OID rules of the Tax Code would apply to the holder of the stripped bonds or stripped coupons. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, this recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

   Sale or Exchange of Standard Certificates. Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount received and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on the Standard Certificate. Except as provided above with respect to market discount on any Mortgage Loans, and except for financial institutions

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subject to the provisions of Tax Code Section 582(c), any gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Tax Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Tax Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of specified non-corporate taxpayers are subject to a lower maximum tax rate (20%) than ordinary income of those taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

General

   Pursuant to Tax Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.

   The Certificates will be subject to those rules if:

       (1) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans;

       (2) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates--Premium and Discount--Recharacterization of Servicing Fees" above); and

       (3) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

   In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates--Premium and Discount--Recharacterization of Servicing Fees". Although not free from doubt, for purposes of

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reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates--General", subject to the limitation described in that section.

   Tax Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an OID on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in some respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (1) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Tax Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Tax Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Tax Code Section 1286, Tax Code Sections 1272 through 1275, and the OID Regulations. While under Tax Code Section 1286 computations with respect to Stripped Certificates could be made in one of the ways described below under "Taxation of Stripped--Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for OID purposes. The Pooling and Servicing Agreement with respect to each Series of Certificates will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations issued December 28, 1992 assume that a Stripped Certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any OID and that the interest component of a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Pursuant to these final regulations the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than OID unless either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule of Tax Code Section 1273(a)(3), or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any market discount would be reportable as described under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule in those sections and assuming that a prepayment assumption is employed in the computation in those sections.

STATUS OF STRIPPED CERTIFICATES

   No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, unless otherwise specified in a prospectus supplement with respect to a Series of Stripped Certificates, counsel has

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advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Tax Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Tax Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Tax Code Section 7701(a)(19)(C)(v), and interest (including OID) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Tax Code Section 856(c)(3)(B), in each case to the extentthe Mortgage Loans and interest on the Mortgage Loans qualify for that treatment.

TAXATION OF STRIPPED CERTIFICATES

   Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued with OID for federal income tax purposes. OID with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the OID sections of the Tax Code made by the 1986 Act, the amount of OID required to be included in the income of a Stripped Certificateholder in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

   If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by the Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in a Stripped Certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations

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dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

   Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in the Stripped Certificate, as described above under "Material Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report any excess as if it were OID in the manner described above. It is not clear whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes the classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Tax Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

       (1) one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan;

       (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan; or

       (3) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

   Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding OID on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those

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regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether OID on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Tax Code
Section 1286.

   Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

   The Trustee will furnish to each Standard Certificateholder, within a reasonable time after the end of each calendar year, or Stripped Certificateholder, at any time during that year, information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable the Certificateholders to prepare their federal income tax returns. The information will include the amount of OID accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Certificateholder other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file this OID information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Material Federal Income Tax Consequences for REMIC Certificates--Backup Withholding".

TAXATION OF SOME FOREIGN INVESTORS

   To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Tax Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the Standard Certificateholder or Stripped Certificateholder on OID recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of that Certificate also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or OID paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described above under "Material Federal Income Tax Consequences for REMIC

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Certificates--Taxation of Some Foreign Investors--Regular Certificates",
provided that the underlying mortgage loans are in "registered form".

                      STATE AND OTHER TAX CONSIDERATIONS

   In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not describe the tax laws of any state or other jurisdiction. Prospective investors should consult their own tax advisors with respect to the various state tax consequences of investments in the Offered Certificates.

                             ERISA CONSIDERATIONS

   ERISA imposes various requirements on ERISA Plans and prohibits some transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of those Plans. Section 4975 of the Tax Code prohibits a similar set of transactions between Tax Code Plans and persons who are "disqualified persons" (as defined in the Tax Code) with respect to Tax Code Plans. Some employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Tax Code) are not subject to the requirements of ERISA or Section 4975 of the Tax Code, and assets of those plans may be invested in Certificates, subject to the provisions of other applicable federal and state law. However, any governmental or church plan which is qualified under
Section 401 (a) of the Tax Code and exempt from taxation under Section 501(a) of the Tax Code is subject to the prohibited transaction rules set forth in
Section 503 of the Tax Code. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. ERISA Plan fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the prospectus supplement related to a series.

PROHIBITED TRANSACTIONS

   Section 406 of ERISA and Section 4975 of the Tax Code prohibit parties in interest with respect to ERISA Plans and disqualified persons with respect to the Tax Code Plans from engaging in specified transactions involving the Plans or "plan assets" of those Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Tax Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of excise taxes and civil penalties on some persons that engage or participate in those prohibited transactions. The Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or any of their affiliates may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the

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acquisition or holding of Certificates by, on behalf of or with "plan assets"
of the Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Tax Code, unless an exemption is available. Further, if the underlying assets included in a Trust Fund were deemed to constitute "plan assets," some transactions involved in the operation of the Trust Fund may be deemed to constitute prohibited transactions under ERISA and/or the Tax Code. Neither ERISA nor Section 4975 of the Tax Code defines the term "plan assets."

   Special caution should be exercised before assets of a Plan are used to purchase a Certificate if, with respect to those assets, the Depositor, the Underwriter, the Master Servicer, the Special Servicer, if any, or the Trustee or any of their affiliates either (a) has discretionary authority or control with respect to the investment or management of those assets, including the purchasing or sale of securities or other property, or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets pursuant to an agreement or understanding that that advice will serve as a primary basis for investment decisions with respect to those assets and that that advice will be based on the particular needs of the Plan.

   The Department has issued Plan Asset Regulations concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity (such as the Trust Fund) for purposes of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Tax Code, if the Plan acquires an "equity interest" (such as a Certificate) in an entity.

   Some exceptions are provided in the Plan Asset Regulations pursuant to which an investing Plan's assets would be considered merely to include its interest in the Certificates instead of being deemed to include an undivided interest in each of the underlying assets of the Trust Fund. However, it cannot be predicted in advance, nor can there be a continuing assurance that the exceptions may be applicable, because of the factual nature of some of the rules set forth in the Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "Benefit Plan Investors," which are defined as ERISA Plans, Tax Code Plans, individual retirement accounts and employee benefit plans not subject to ERISA (for example, governmental plans). This exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market. Absent any restrictions on purchase or transfer, it cannot be assured that benefit plan investors will own less than 25% of each class of Certificates.

   Pursuant to the Plan Asset Regulations, if the assets of the Trust Fund were deemed to be "plan assets" by reason of the investment of assets of a Plan in any Certificates, the "plan assets" of that Plan would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be "plan assets" of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any series or class by or with the assets of a Plan could result in a prohibited transaction and the imposition of civil penalties or excise taxes. Depending on the relevant facts and

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
circumstances, some prohibited transaction exemptions may apply to the purchase, sale or holding of Certificates of any series or class by a Plan-for example, PTCE 95-60, which exempts some transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts some transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts some transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts some transactions effected on behalf of a Plan by a "qualified professional asset manager."

   There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in any Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment. Also, the Department has issued Underwriter's Exemptions. An Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If an Underwriter's Exemption might be applicable to a series of Certificates, the applicable prospectus supplement will refer to the possibility. Further, the applicable prospectus supplement may provide that one or more classes or series of Certificates may not be purchased by, or transferred to, Plans or may only be purchased by, or transferred to, an insurance company for its general account under circumstances that would not result in a prohibited transaction.

   Any fiduciary or other Plan investor who proposes to invest "plan assets" of a Plan in Certificates of any series or Class should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Tax Code of any acquisition and ownership of those Certificates.

UNRELATED BUSINESS TAXABLE INCOME-RESIDUAL INTERESTS

   The purchase of a Certificate evidencing an interest in the Residual Interest in a series that is treated as a REMIC by any employee benefit or other plan that is exempt from taxation under Tax Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Tax Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes some tax-exempt entities not subject to Tax Code Section 511, such as some governmental plans, as discussed above under "Material Federal Income Tax Consequences--Taxation of Holders of Residual Certificates" and "--Restrictions on Ownership and Transfer of Residual Certificates."

   Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that individuals responsible for investment decisions with respect to ERISA Plans and Tax Code Plans consult with their counsel regarding the consequences under ERISA and/or the Tax Code of their acquisition and ownership of Certificates. The sale of Certificates to a Plan is in no respect a representation by the Depositor, the applicable underwriter or any other service provider with respect to the Certificates, such as the Trustee, the Master Servicer

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and the Special Servicer, if any, that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

SECONDARY MORTGAGE ENHANCEMENT ACT OF 1984

   The applicable prospectus supplement specifies the Offered Certificates that are "mortgage related securities" for purposes of SMMEA. Non-SMMEA Certificates are subject to various legal investment restrictions which prohibit some investors from purchasing the Non-SMMEA Certificates. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

   Generally, the only classes of Offered Certificates that will be "mortgage related securities" for purposes of SMMEA are as follows:

       (1) Certificates rated in one of the two highest rating categories by one or more Rating Agencies;

       (2) Certificates that are part of a series evidencing interests in a Trust Fund consisting of loans originated by various types of Originators as specified in SMMEA; and

       (3) Certificates that are part of a series evidencing interests in a Trust Fund consisting of mortgage loans each of which is secured by a first lien on either:

            (a) a single parcel of real estate with a residential and/or mixed residential and commercial structure, or

            (b) one or more parcels of real estate with one or more commercial structures.

   Under SMMEA, a number of states enacted legislation on or before October 3, 1991 limiting to various extents the ability of some entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, states may enact legislation, on or before September 23, 2001, prohibiting or restricting the purchase, holding or investment by state regulated entities in certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. Accordingly, the investors affected by this legislation will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in this legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows (subject in each case to regulations the applicable federal regulatory authority may prescribe):

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       (1) federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by those securities;

       (2) federal credit unions may invest in mortgage related securities; and

       (3) national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh).

   Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with various general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), various "Type IV securities," (defined in 12 C.F.R. Section 1.2 (1) to include various "commercial mortgage-related securities" and "residential mortgage-related securities"). As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

   Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section
703.5 (f)-(k), which prohibit federal credit unions from investing in various mortgage related securities (including securities such as some classes of the Offered Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under some limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

OTHER RESTRICTIONS

   All depository institutions considering an investment in the Offered Certificates should review the "Policy Statement of the FFEIC. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Depository Insurance Company and the Office of Thrift Supervision, and by the NCUA (with some modifications), prohibits depository institutions from investing in some "high-risk mortgage securities" (including securities such as some classes of the

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Offered Certificates), except under limited circumstances, and sets forth various investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFEIC released for public comment a proposed 1997 Statement which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by federal or state authorities before purchasing any class of the Offered Certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any class of the Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Other than specifying which Offered Certificates are "mortgage related securities," we make no representations as to the proper characterization of any class of Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of any class of Offered Certificates.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                             PLAN OF DISTRIBUTION

   We may sell the Certificates in series either directly or through underwriters or dealers. The applicable prospectus supplement or prospectus supplements for each series will describe the terms of the offering for that series and will state the public offering or purchase price of each class of Certificates of that series, or the method by which the price of each class of Certificates of that series is to be determined, and the net proceeds to the Depositor from the sale.

   If we use underwriters in the sale of any Certificates the underwriters will acquire the Certificates for their own account and may resell the Certificates in one or more

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transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The obligations of the underwriters to purchase the Certificates will be subject to conditions set forth in the relevant agreement. The underwriters generally will be obligated to purchase all of the Certificates of a series offered by a prospectus supplement if any of those Certificates are purchased. The underwriters may sell debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters. The underwriters may change from time to time any initial public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers.

   The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular series of Certificates will be set forth on the cover of the applicable prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. We will identify any underwriters and describe their compensation in a prospectus supplement.

   We also may sell Certificates directly to purchasers without the involvement of underwriters in which case the applicable prospectus supplement will contain information regarding the terms of that offering and any agreements entered into in connection with that offering.

   Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the 1933 Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any reoffer and sale of the Certificates.

                                LEGAL MATTERS

   Legal matters relating to the Certificates will be passed upon for the Depositor by O'Melveny & Myers LLP, New York, New York, or Latham & Watkins, New York, New York and for the Underwriters as specified in the applicable prospectus supplement.

                            FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this prospectus or in the applicable prospectus supplement.

                                    RATING

   It is a condition of issuance that a Rating Agency rate the Offered Certificates as investment grade, that is, in one of the four highest rating categories.

   Ratings on the Offered Certificates address the likelihood of all payments to certificateholders pursuant to the terms of the Certificates. The ratings of the Offered Certificates will be based on the structural, legal and issuer-related aspects associated with those Certificates, the nature of the underlying mortgage loans and the credit

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quality of the guarantor, if any. Ratings do not represent any assessment of the likelihood of principal prepayments by borrowers of the loans underlying the Offered Certificates and ratings do not represent the degree by which any actual prepayments might differ from anticipated prepayments. As a result, holders of the Certificates may suffer a lower than anticipated yield.

   A rating is not a recommendation to buy, sell or hold the related Offering Certificates. There is no assurance that a rating of the Offered Certificates will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

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                                   GLOSSARY

   "1986 Act" means the Tax Reform Act of 1986.

   "1997 Statement" means the FFEIC proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities", which would replace the Policy Statement.

   "ACMS" means asbestos-containing materials.

   "ADA" means Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder.

   "Bankruptcy Code" means the federal Bankruptcy Code, as amended from time to time (11 U.S.C.).

   "Benefit Plan Investors" which are defined as ERISA Plans, Tax Code Plans, individual retirement accounts and employee benefit plans not subject to ERISA.

   "Certificateholders" means registered holders of Certificates.

   "Closing Date" means the date of the initial issuance of each series of Certificates.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Collection Account" means the master servicer will establish and maintain a collection account on behalf of the certificateholders. Generally, payments received on the mortgage loans will be deposited into the collection account.

   "Compound Interest Certificates" means Certificates on which interest is not currently paid.

   "Credit Enhancement" means certain classes of a series of certificates may have the benefit of credit enhancement intended to increase the likelihood of payments on those certificates. Credit enhancement may be in the form of a letter of credit, a liquidity facility, the subordination of one or more other classes of a series of certificates, reserve funds, overcollateralization, surety bonds, certificate guarantee insurance, or other types of credit support. It is unlikely that credit enhancement will protect against all risks of loss. Credit enhancement cannot guarantee that losses will not be incurred on the certificates. The applicable prospectus supplement will describe the amount and types of credit enhancement, the identity of any entity providing credit enhancement, the limitations of credit enhancement and other information relating to any credit enhancement.

   "Defective Obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

   "Department" means the U.S. Department of Labor.

   "Depositor" means Prudential Securities Financing Corp.

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   "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (not including an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Tax Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Tax Code Section 521) that is exempt from taxation under the Tax Code unless such organization is subject to the tax on unrelated business income imposed by Tax Code Section 511.

   "Distribution Account" means the trustee will establish and maintain a distribution account on behalf of the certificateholders. The master servicer generally will deposit into the distribution account amounts held in the collection account to pay principal and interest on the certificates in the manner described in the related prospectus supplement.

   "Distribution Date" means a day specified in a prospectus supplement upon which distributions are to be made to the related Certificateholders.

   "Equity of Redemption" refers to a doctrine that provides that until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest.

   "ERISA Plans" means employee benefit plans subject to ERISA.

   "Escrow Account" means an escrow account established and maintained by the Master Servicer in which the Master Servicer must deposit amounts received from each mortgagor, if required by the terms of the related Mortgage Loan documents, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items ("Escrow Payments").

   "Escrow Payments" shall have the meaning ascribed to that term in the definition of Escrow Account.

   "Event of Default" means an event of default with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement for each series.

   "Excess Servicing" means payment of a servicing fee to the Master Servicer which is in excess of reasonable compensation.

   "FFEIC" means Federal Financial Institutions Examination Council.

   "FHLMC" means the Federal Home Loan Mortgage Corporation.

   "Forfeiture Laws" means the various federal and state laws, collectively, which provide for the civil or criminal forfeiture of property (including real estate) used or intended to be used to commit or aid in the commission of illegal acts or property purchased with the proceeds of such illegal acts.

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   "Form 8-K" means the Securities and Exchange Commission Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

   "Garn-St. Germain Act" means the Garn-St. Germain Depository Institutions Act of 1982.

   "Hazardous Materials" are generally defined as any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, among others, those so identified in CERCLA or any other environmental laws now existing, including, among others, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or a similar classification that would, if classified as unusable, be included in the foregoing definition.

   "Installment Contracts" means installment contracts for the sale of, fee simple or leasehold interests in properties improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant retail properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties and/or mixed residential commercial properties (each, a "Mortgaged Property").

   "Lead Paint Act" means the Residential Lead-Based Paint Hazard Reduction Act of 1992.

   "Lender Liability Act" means the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996.

   "MBS" means mortgage backed securities.

   "Mark to Market Regulations" means regulations issued by the Service under Tax Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers.

   "Master Servicer" has the meaning assigned to that term in the definition of "Pooling and Servicing Agreement". The servicer of the Mortgage Loans (the "Master Servicer") will be specified in the applicable prospectus supplement and may be an affiliate of the Depositor.

   "Master Servicer Remittance Date" means the business day before a Distribution Date upon which the Master Servicer is required to remit to the Distribution Account amounts on deposit in the Collection Account that are required for distribution to Certificateholders.

   "Mortgage" means a mortgage loan secured by first or junior mortgages, deeds of trust or similar instruments.

   "Mortgage Loan" means each mortgage loan, Installment Contract, certificate, or collateralized mortgage obligation in a Mortgage Pool.

   "Mortgage Loan Groups" means groups of Mortgage Loans segregated by the Depositor as more fully described in the related prospectus supplement.

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   "Mortgage Loan Schedule" means a schedule appearing as an exhibit to a
Pooling and Servicing Agreement and listing the Mortgage Loans for the related series.

   "Mortgage Loan Seller" means the seller of a Mortgage Loan to the Depositor.

   "Mortgage Pool" means a pool of mortgage loans, mortgage pass-through or collateralized mortgage obligation certificates not issued by the Depositor, installment contracts and certificates issued or guaranteed by certain United States governmental agencies. Each mortgage loan will constitute the obligation of one or more persons to repay a specified sum with interest and will be secured by first or junior mortgages, deed of trust or similar security instruments on, or installment contracts for the sale of, commercial or multifamily residential property. Commercial or multifamily residential property may include fee simple or leasehold interests in property improved by office buildings, health-care related properties, congregate care facilities, hotels and motels, industrial properties, warehouse, mini-warehouse, and self-storage facilities, mobile home parks, multifamily properties, cooperative apartment buildings, nursing homes, office/retail properties, anchored retail properties, single-tenant properties, unanchored retail properties and other commercial real estate properties, multifamily residential properties, each of which may be located in any or all states and the U.S. Virgin Islands. The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. The prospectus supplement will indicate whether the mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or other person. All mortgage loans will have been purchased, either directly or indirectly, by the depositor on or before the initial issuance date of the related series of certificates.

   "Mortgaged Property" shall have the meaning assigned to such term in the definition of "Installment Contracts".

   "Mortgagee" unless the context otherwise requires, includes a mortgagee under a mortgage, a beneficiary under a deed of trust, and a grantee under a deed to secure debt seller under an Installment Contract.

   "Mortgagor" unless the context otherwise requires, includes a mortgagor under a mortgage, a trustor under a deed of trust and a grantor under a deed to secure debt purchaser under an Installment Contract.

   "NCUN" means the National Credit Union Administration.

   "Noneconomic Residual Interest" means a residual interest in a REMIC (including a residual interest with a positive value at issuance) unless, at the time of the transfer of such residual interest, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after he time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

   "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" under SMMEA.

   "Non-U.S. Person" means any person who is not a U.S. Person.

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   "Note" means the promissory note, bond, mortgage consolidation agreement, installment contract or other similar instrument related to an assignment of leases and rents.

   "OCC" means Office of the Comptroller of the Currency.

   "Offered Certificates" means certificates offered by this prospectus and the accompanying prospectus supplement.

   "OID Regulations" means the temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 under Tax Code Sections 1271 through 1273 and 1275.

   "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

   "Permitted Investments" will generally consist of one or more of the following, unless the Rating Agencies rating Certificates of a series require other or additional investments:

     (1) direct obligations of, or guarantees as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that those obligations are backed by the full faith and credit of the United States of America;

     (2) direct obligations of the FHLMC (debt obligations only), Fannie Mae (debt obligations only), the Federal Farm Credit System (consolidated system-wide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp. (debt obligations
                only);

     (3) federal funds time deposits in, or certificates of deposit of, or bankers' acceptances or repurchase obligations issued by, any bank or trust company, savings and loan association or savings bank, depositing institution or trust company having the highest short-term debt obligation from Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. ("S&P") or such lower rating as will not result in the downgrade or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency rating the Certificates, provided, in each case, the maturity is not more than 365 days;

     (4) commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each Rating Agency rating the Certificates in its highest short-term unsecured rating category;

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     (5)        units of taxable money market funds or mutual funds that seek to maintain a constant asset value and have been rated by each Rating Agency rating the Certificates as Permitted Investments;

     (6) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment as may be acceptable to each Rating Agency rating the Certificates as a permitted investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

     (7) such other obligations as are acceptable as Permitted Investments to each Rating Agency rating the Certificates; provided, however, that (a) if S&P is rating the Certificates, none of the obligations or securities listed above may have an "r" highlighter affixed to its rating if rated by S&P; (b) except for units of money market funds pursuant to clause (5) above, each obligation or security will have a fixed dollar amount of principal due at maturity which cannot vary or change; (c) except for units of money market funds pursuant to clause (5) above, if any obligation or security provides for a variable rate of interest, interest will be tied to a single interest rate index plus a single fixed spread (if any) and move proportionately with that index; and (d) if any of the obligations or securities listed in paragraphs (3)-(6) above are not rated by each Rating Agency rating the Certificates, such investment will nonetheless qualify as a Permitted Investment if it is rated by one of the Rating Agencies rating the Certificates and one other nationally recognized statistical rating organization; and provided, further, that such instrument continues to qualify as a "cash flow investment" pursuant to Tax Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security will be a Permitted Investment if (a) such instrument or security evidences a right to receive only interest payments or (b) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of the underlying investment as of the date of its acquisition.

   "Plans" means Tax Code Plans together with ERISA Plans.

   "Plan Asset Regulations" means regulations issued by the Department concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Tax Code, if the Plan acquires an "equity interest" in an entity.

   "Policy Statement" means the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994, of the FFIEC.

   "Pooling and Servicing Agreement" means an agreement pursuant to which a series of Certificates is issued and which is entered into among the Depositor, the master servicer (the "Master Servicer"), the special servicer (the "Special Servicer"),if any, and the Trustee for that series of Certificates and any other parties described in the related prospectus supplement.

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   "Prepayment Assumption" means the assumed rate of prepayment of the
Mortgage Loans.

   "PTCE" means Prohibited Transaction Class Exemption.

   "Property Protection Expenses" means certain costs and expenses incurred in connection with defaulted Mortgage Loans, the acquisition of title to, or management of, REO Property, or the sale of defaulted Mortgage Loans or REO Properties. The applicable prospectus supplement may provide for additional circumstances in which the Master Servicer will be entitled to make withdrawals from the Collection Account.

   "Rating Agency" means each nationally recognized statistical rating organization specified in a prospectus supplement as rating Offered Certificates.

   "REMIC Certificates" means Certificates of a series as to which one or more REMIC elections are made.

   "REMIC Pool" means a Trust Fund or portion thereof as to which a REMIC election is made.

   "REMIC Regulations" mean regulations promulgated by the U.S. Department of Treasury (regarding REMICs).

   "REO Account" means an account established and maintained by the Master Servicer or Special Servicer to be used in connection with REO Properties and any other Mortgaged Properties specified in the related prospectus supplement.

   "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

   "Regular Certificateholder" means the holder of a Regular Certificate.

   "Reserve Account" means any reserve or escrow account established pursuant to any of the Mortgage Loan documents.

   "Reserve Fund" means each of one or more reserve funds which may be established with respect to one or more classes of the Certificates of a series if so specified in the related prospectus supplement, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts specified in the related prospectus supplement will be deposited.

   "Residual Certificateholders" means holders of Residual Certificates.

   "SBJPA of 1996" means the Small Business Job Protection Act of 1996.

   "SMMEA means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

   "Senior Certificates" means the senior Certificates in any series which includes Subordinate Certificates.

   "Service" means the Internal Revenue Service.

   "Servicing Fee" means the Master Servicer's principal compensation for its activities under the Pooling and Servicing Agreement for each series; the exact amount and calculation of which is established in the prospectus supplement and Pooling and Servicing Agreement for the related series.

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   "Special Servicing Fee" means the fee for the servicing of Specially
Serviced Mortgage Loans.

   "Specially Serviced Mortgage Loans" means defaulted Mortgage Loans or those Mortgage Loans that otherwise require special servicing.

   "Special Servicer" has the meaning assigned to that term in the definition of "Pooling and Servicing Agreement".

   "Standard Certificates" means any series of Certificates that is not designated as Stripped Certificates.

   "Standard Certificateholder" means the holder of a Standard Certificate.

   "Startup Day" means the date of issuance of the REMIC Certificates.

   "Stripped Certificate" means Certificates subject to Tax Code Section 1286, which provides that the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons"; Stripped Certificates include "Stripped Interest Certificates" and "Stripped Principal Certificates" as to which no REMIC election is made.

   "Stripped Certificateholder" means a holder of a Stripped Certificate.

   "Subordinate Certificates" means one or more subordinate classes of a series if so specified in the related prospectus supplement.

   "Tax Code Plans" means employee benefit plans subject to Section 4975 of the Tax Code.

   "Title V" means Title V of the federal Depository Institutions
Deregulation and Monetary Control Act of 1980, as amended.

   "Title VIII" means Title VIII of the Garn-St. Germain Act.

   "Treasury" means the U.S. Department of Treasury.

   "Trust Fund" for a series means the trust fund created pursuant that series' Pooling and Servicing Agreement.

   "Trustee" means the bank or trust company which the Depositor selects to act as trustee under a given Pooling and Servicing Agreement.

   "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if (a) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust, or (b) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

   "USTS" means Underground storage tanks.

   "Underwriter's Exemption" means an individual administrative exemption from application of certain prohibited transaction restrictions of ERISA and the Tax Code, issued by the Department to an underwriters of mortgage-backed securities.

   "Voting Rights" means the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or any similar means of allocating decision-making under the related Pooling and Servicing Agreement specified in the related prospectus supplement.

                                       127

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        NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, THAT INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HERE IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THOSE OFFERS IN THAT JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE UNDER THE PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR SINCE DATE HEREOF.


                               TABLE OF CONTENTS
                      -----------------------------------

                                                              PAGE
                                                             ------
                 PROSPECTUS SUPPLEMENT

Important Notice about Information Presented in this
  Prospectus Supplement and the Accompanying
  Prospectus .............................................      i
Where You Can Find More Information ......................     ii
Summary ..................................................     S-1
Risk Factors .............................................    S-15
Description of the Mortgage Pool .........................    S-49
Prudential Securities Secured Financing Corporation           S-78
Mortgage Loan Sellers ....................................    S-78
Description of the Certificates ..........................    S-83
Yield and Maturity Considerations ........................    S-94
Master Servicer and Special Servicer .....................   S-103
The Pooling and Servicing Agreement ......................   S-104
Certain Legal Aspects of the Mortgage Loans ..............   S-128
Material Federal Income Tax Consequences .................   S-131
ERISA Considerations .....................................   S-132
Legal Investment .........................................   S-136
Plan of Distribution .....................................   S-137
Use of Proceeds ..........................................   S-137
Legal Matters ............................................   S-137
Ratings ..................................................   S-138
Index of Terms for Prospectus Supplement .................   S-139
Annex A--Mortgage Loan Characteristics ...................     A-1
Annex B--Additional Multifamily Loan Characteristics           B-1
Annex C--Additional Step Loan and Interest-Only
  Loan Characteristics ...................................     C-1
Annex D--Affiliated Borrowers ............................     D-1
Annex E--Form of Statement to Certificateholders .........     E-1
Annex F--Structural and Collateral Term Sheet and
  Top Ten Loan Descriptions ..............................     F-1

                      PROSPECTUS

Important Notice about Information Presented in this
  Prospectus and the Accompanying Prospectus
  Supplement .............................................       3
Where You Can Find More Information ......................       4
Reports ..................................................       4
Summary of Prospectus ....................................       6
Risk Factors .............................................       7
The Depositor ............................................      23
Use of Proceeds ..........................................      24
Description of the Certificates ..........................      24
The Mortgage Pools .......................................      30
Servicing of the Mortgage Loans ..........................      35
Credit Enhancement .......................................      45
Material Legal Aspects of the Mortgage Loans .............      50
Material Federal Income Tax Consequences .................      72
State and Other Considerations ...........................     111
ERISA Considerations .....................................     111
Legal Investment .........................................     114
Plan of Distribution .....................................     116
Legal Matters ............................................     117
Financial Information ....................................     117
Rating ...................................................     117
Glossary .................................................     119

================================================================================

================================================================================


                              COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATES,
                                SERIES 2000-KEY1




                                  $734,519,000






                             PRUDENTIAL SECURITIES
                               SECURED FINANCING
                                  CORPORATION






                 --------------------------------------------
                             PROSPECTUS SUPPLEMENT
                 --------------------------------------------




                             PRUDENTIAL SECURITIES

                              SALOMON SMITH BARNEY

                              MCDONALD INVESTMENTS




                                 June   , 2000

================================================================================